                                 Exhibit (17)(c)

                       STATEMENT OF ADDITIONAL INFORMATION


                                The One Group(R)

           The One Group(R) U.S. Treasury Securities Money Market Fund
               (the "U.S. Treasury Securities Money Market Fund")
    The One Group(R) Prime Money Market Fund (the "Prime Money Market Fund")
                  The One Group(R) Municipal Money Market Fund
                      (the "Municipal Money Market Fund")
                The One Group(R) Ohio Municipal Money Market Fund
                    (the "Ohio Municipal Money Market Fund")
         The One Group(R) Income Equity Fund (the "Income Equity Fund")
     The One Group(R) Disciplined Value Fund (the "Disciplined Value Fund")
  The One Group(R) Growth OPPORTUNITIES Fund (the "GROWTH OPPORTUNITIES Fund")
                The One Group(R) International Equity Index Fund
                    (the "International Equity Index Fund")
          The One Group(R) Equity Index Fund (the "Equity Index Fund")
   The One Group(R) Large Company Value Fund (the "Large Company Value Fund") The One Group(R) Large Company Growth Fund (the "Large Company Growth Fund")
      The One Group(R) Asset Allocation Fund (the "Asset Allocation Fund")
           The One Group(R) Income Bond Fund (the "Income Bond Fund")
                  The One Group(R) Limited Volatility Bond Fund
                      (the "Limited Volatility Bond Fund")
     The One Group(R) Intermediate Bond Fund (the "Intermediate Bond Fund")
       The One Group(R) Government Bond Fund (the "Government Bond Fund")
         The One Group(R) Government ARM Fund (the "Government ARM Fund")
      The One Group(R) MUNICIPAL INCOME Fund (the "MUNICIPAL INCOME Fund")
                The One Group(R) Intermediate Tax-Free Bond Fund
                    (the "Intermediate Tax-Free Bond Fund")
   The One Group(R) Ohio Municipal Bond Fund (the "Ohio Municipal Bond Fund") The One Group(R) Texas Tax-Free Bond Fund (the "Texas Tax-Free Bond Fund")
                The One Group(R) West Virginia Tax-Free Bond Fund
                    (the "West Virginia Tax-Free Bond Fund")
                  The One Group(R) Kentucky Municipal Bond Fund
                      (the "Kentucky Municipal Bond Fund")
 The One Group(R) Arizona Tax-Free Bond Fund (the "Arizona Tax-Free Bond Fund") The One Group(R) Treasury Money Market Fund (the "Treasury Money Market Fund")
                The One Group(R) Treasury Only Money Market Fund
                    (the "Treasury Only Money Market Fund")
                 The One Group(R) Government Money Market Fund
                      (the "Government Money Market Fund")
                 The One Group(R) Tax Exempt Money Market Fund
                      (the "Tax Exempt Money Market Fund")
             The One Group(R) Institutional Prime Money Market Fund
                 (the "Institutional Prime Money Market Fund")
                 THE ONE GROUP(R) LOUISIANA MUNICIPAL BOND FUND
                     (THE "LOUISIANA MUNICIPAL BOND FUND")
          THE ONE GROUP(R) VALUE GROWTH FUND (THE "VALUE GROWTH FUND")
     THE ONE GROUP(R) GULF SOUTH GROWTH FUND (THE "GULF SOUTH GROWTH FUND")

                            [____________________]

This Statement of Additional Information is not a Prospectus, but should be read in conjunction with the Prospectuses for the U.S. Treasury Securities Money Market Fund, the Prime Money Market Fund, the Municipal Money Market Fund, the Income Equity Fund, the Disciplined Value Fund, the Growth
OPPORTUNITIES Fund, the International Equity Index Fund, the Equity
Index Fund, the Large Company Value Fund, the Large Company Growth Fund, the Income Bond Fund, the Limited Volatility Bond Fund, the Intermediate Bond Fund, the Intermediate Tax-Free Bond Fund, the Ohio Municipal Bond Fund, the Government Bond Fund, the Government ARM Fund, the Asset Allocation Fund, the MUNICIPAL INCOME Fund, the Texas Tax-Free Bond Fund, the West Virginia
Tax-Free Bond Fund, the Kentucky Municipal Bond Fund, the Arizona Tax-Free Bond Fund and the Ohio Municipal Money Market Fund, the Treasury Money Market Fund, the Treasury Only Money Market Fund, the Government Money Market Fund, the Tax Exempt Money Market Fund , the Institutional Prime Money Market
Fund, THE LOUISIANA MUNICIPAL BOND FUND, THE VALUE GROWTH FUND AND THE GULF SOUTH GROWTH FUND . The Prospectuses for each of The One Group(R) Funds are dated November 1, 1995 (EXCEPT THE PROSPECTUSES FOR THE LOUISIANA MUNICIPAL
BOND FUND, THE VALUE GROWTH FUND AND THE GULF SOUTH GROWTH FUND WHICH
ARE DATED [____________________]. This Statement of Additional Information is incorporated in its entirety into each of those Prospectuses. A copy of each of the Prospectuses for the Trust may be obtained by writing to the Distributor for the Trust, The One GROUP Services Company, 3435 Stelzer Road,
Columbus, Ohio 43219, or by telephoning toll free (800)-480-4111.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----

THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

INVESTMENT OBJECTIVES AND POLICIES . . . . . . . . . . . . . . . . . . . . .   2
     Additional Information on Fund Instruments  . . . . . . . . . . . . . .   2
          High Quality Investments With Regard to the Money Market and
               Institutional Money Market Funds  . . . . . . . . . . . . . .   2
          Bank Obligations . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Commercial Paper . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Repurchase Agreements  . . . . . . . . . . . . . . . . . . . . . .   5
          Reverse Repurchase Agreements  . . . . . . . . . . . . . . . . . .   6
          Government Securities  . . . . . . . . . . . . . . . . . . . . . .   7
          Futures and Options Trading  . . . . . . . . . . . . . . . . . . .   7
               Futures Contracts . . . . . . . . . . . . . . . . . . . . . .   7
               Restrictions on the Use of Futures Contracts  . . . . . . . .   9
               Risk Factors in Futures Transactions  . . . . . . . . . . . .  10
               Options Contracts . . . . . . . . . . . . . . . . . . . . . .  11
          Covered Calls. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Puts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Purchasing Call Options  . . . . . . . . . . . . . . . . . . . . .  15
          Risk Factors in Options Transactions . . . . . . . . . . . . . . .  15
          Mortgage-related Securities  . . . . . . . . . . . . . . . . . . .  16
          Yield, Market Value and Risk Considerations of Mortgage-Backed
               Securities  . . . . . . . . . . . . . . . . . . . . . . . . .  18
          Foreign Investments  . . . . . . . . . . . . . . . . . . . . . . .  19
          PERCS* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          When-Issued Securities . . . . . . . . . . . . . . . . . . . . . .  20
          Securities Lending . . . . . . . . . . . . . . . . . . . . . . . .  21
          Index Investing by the Equity Index and International
               Equity Index Funds  . . . . . . . . . . . . . . . . . . . . .  21
          Foreign Currency Transactions. . . . . . . . . . . . . . . . . . .  23
               Transaction Hedging . . . . . . . . . . . . . . . . . . . . .  23
               Position Hedging. . . . . . . . . . . . . . . . . . . . . . .  24
               Currency Forward and Futures Contracts. . . . . . . . . . . .  25
          General Characteristics of Currency Futures Contracts. . . . . . .  26
               Foreign Currency Options. . . . . . . . . . . . . . . . . . .  27
               Foreign Currency Conversion . . . . . . . . . . . . . . . . .  28
          Variable and Floating Rate Notes . . . . . . . . . . . . . . . . .  28
          Municipal Securities   . . . . . . . . . . . . . . . . . . . . . .  30
                                      -i-

          Demand Features  . . . . . . . . . . . . . . . . . . . . . . . . .  33
          Swaps, Caps and Floors . . . . . . . . . . . . . . . . . . . . . .  34
          Structured Instruments . . . . . . . . . . . . . . . . . . . . . .  36
          New Financial Products . . . . . . . . . . . . . . . . . . . . . .  37
          Restricted Securities  . . . . . . . . . . . . . . . . . . . . . .  37
          Ohio Municipal Securities. . . . . . . . . . . . . . . . . . . . .  38
               Risk Factors Regarding Investments in
                    Ohio Municipal Securities  . . . . . . . . . . . . . . .  38
          West Virginia Municipal Securities . . . . . . . . . . . . . . . .  39
               Risk Factors Regarding Investments in
                    West Virginia Municipal Securities . . . . . . . . . . .  39
          Kentucky Municipal Securities. . . . . . . . . . . . . . . . . . .  40
               Risk Factors Regarding Investments in
                    Kentucky Municipal Securities  . . . . . . . . . . . . .  41
          Texas Municipal Securities . . . . . . . . . . . . . . . . . . . .  41
               Risk Factors Regarding Investments in
                    Texas Municipal Securities . . . . . . . . . . . . . . .  41
          Arizona Municipal Securities . . . . . . . . . . . . . . . . . . .  41
               Risk Factors Regarding Investments in
                    Arizona Municipal Securities . . . . . . . . . . . . . .  42
          Louisiana Municipal Securities . . . . . . . . . . . . . . . . . .  42
               Risk Factors Regarding Investments in
                    Louisiana Municipal Securities . . . . . . . . . . . . .  42
     Investment Restrictions . . . . . . . . . . . . . . . . . . . . . . . .  45
     Portfolio Turnover. . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Additional Tax Information Concerning All Funds of the Trust  . . . . .  51
     Additional Tax Information Concerning the Tax-Free Funds  . . . . . . .  54
     Additional Tax Information Concerning the
          International Equity Index Fund  . . . . . . . . . . . . . . . . .  55
     Foreign Tax Credit. . . . . . . . . . . . . . . . . . . . . . . . . . .  56

VALUATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     Valuation of the Money Market and Institutional
          Money Market Funds . . . . . . . . . . . . . . . . . . . . . . . .  57
     Valuation of the Equity Funds, the Bond Funds and the
          Municipal Bond Funds . . . . . . . . . . . . . . . . . . . . . . .  57

ADDITIONAL INFORMATION REGARDING THE CALCULATION OF
     PER SHARE NET ASSET VALUE . . . . . . . . . . . . . . . . . . . . . . .  58
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION . . . . . . . . . . . . . . .  58

MANAGEMENT OF THE TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Trustees & Officers . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     Investment Adviser  . . . . . . . . . . . . . . . . . . . . . . . . . .  65
          Banc One Investment Advisors Corporation . . . . . . . . . . . . .  65
          Boston International Advisors, Inc.. . . . . . . . . . . . . . . .  67
     Glass-Steagall Act  . . . . . . . . . . . . . . . . . . . . . . . . . .  68

     Portfolio Transactions. . . . . . . . . . . . . . . . . . . . . . . . .  69
     Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     Distributor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     Distribution Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     Custodian and Transfer Agent. . . . . . . . . . . . . . . . . . . . . .  79
     Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
     Description of Shares . . . . . . . . . . . . . . . . . . . . . . . . .  81
     Shareholder and Trustee Liability . . . . . . . . . . . . . . . . . . .  82
     Calculation of Performance Data . . . . . . . . . . . . . . . . . . . .  83
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

APPENDIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 272

                                   THE TRUST


         The One Group (R) (the "Trust") is an open-end management investment company. The Trust consists of THIRTY-TWO series of units of beneficial interest ("Shares") each representing interests in one of THIRTY-TWO separate investment portfolios ("Funds", formerly "Portfolios"), i.e., the U.S. Treasury Securities Money Market Fund (formerly the U.S. Treasury Money Market Portfolio), the Prime Money Market Fund, the Municipal Money Market Fund (formerly the Tax-Free Obligations Portfolio) and the Ohio Municipal Money Market Fund (these four Funds being collectively referred to as the "Money Market Funds"), the Income Equity Fund, the Disciplined Value Fund, THE GROWTH OPPORTUNITIES FUND (FORMERLY the Small Company Growth Fund AND the Growth Equity Portfolio), the Equity Index Fund, the International Equity Index Fund, the Large Company Value Fund (formerly, the Quantitative Equity Portfolio), the Large Company Growth Fund, the Asset Allocation Fund (formerly, the Flexible Balanced Portfolio), THE VALUE GROWTH FUND AND THE GULF SOUTH GROWTH FUND (THESE TEN Funds being collectively referred to as the "Equity Funds"), the Income Bond Fund (formerly the Income Portfolio), the Limited Volatility Bond Fund, the Intermediate Bond Fund, the Government Bond Fund, and the Government ARM Fund (these five Funds being collectively referred to as the "Bond Funds"), the Intermediate Tax-Free Bond Fund, THE MUNICIPAL INCOME FUND (FORMERLY the Tax-Free Bond Fund), the Ohio Municipal Bond Fund, the Texas Tax-Free Bond Fund, the West Virginia Tax-Free Bond Fund, the Kentucky Municipal Bond Fund, the Arizona Tax-Free Bond Fund, AND THE LOUISIANA MUNICIPAL BOND FUND (THESE EIGHT Funds being collectively referred to as the "Municipal Bond Funds"), the Treasury Money Market Fund, the Treasury Only Money Market Fund, the Government Money Market Fund, the Tax Exempt Money Market Fund, and the Institutional Prime Money Market Fund (these five Funds being collectively referred to as the "Institutional Money Market Funds"). The Municipal Money Market Fund, the Ohio Municipal Money Market Fund, the Ohio Municipal Bond Fund, the Intermediate Tax-Free Bond Fund, the MUNICIPAL INCOME Fund, the Texas Tax-Free Bond Fund, the West Virginia Tax-Free Bond Fund, the Kentucky Municipal Bond Fund, the Arizona Tax-Free Bond Fund , the Tax Exempt Money Market FUND AND THE LOUISIANA MUNICIPAL BOND Fund are sometimes referred to herein as the "Tax-Free Funds."

         All of the Trust's Funds are diversified, as defined under the Investment Company Act of 1940, as amended (the "1940 Act"), with the exception of the Ohio Municipal Bond Fund, the Kentucky Municipal Bond Fund, the West Virginia Tax-Free Bond Fund, the Texas Tax-Free Bond Fund, the Arizona Tax-Free Bond Fund , the Ohio Municipal Money Market Fund, THE LOUISIANA MUNICIPAL BOND FUND AND THE GULF SOUTH GROWTH FUND, which are non-diversified. The shares in the Funds of the Trust (other than the Institutional Money Market Funds, the U.S. Treasury Securities Money Market Fund and the Prime Money Market Fund) are offered in three separate classes: Fiduciary Class Shares, Class A Shares and Class B Shares. The U.S. Treasury Securities Money Market Fund and the Prime Money

Market Fund offer Class A Shares, Fiduciary Class Shares and Service Class Shares. Much of the information contained herein expands upon subjects discussed in the Prospectuses for the respective Funds. No investment in a particular class of Shares of a Fund should be made without first reading that Fund's Prospectus.

                       INVESTMENT OBJECTIVES AND POLICIES

         The following policies supplement each Fund's investment objective and policies as set forth in the respective Prospectus for that Fund.

ADDITIONAL INFORMATION ON FUND INSTRUMENTS

         High Quality Investments With Regard to the Money Market and Institutional Money Market Funds

         As noted in the Prospectuses for the Money Market and Institutional Money Market Funds, each such Fund may invest only in obligations determined by the Fund's investment adviser ("Adviser") to present minimal credit risks under guidelines adopted by the Trust's Board of Trustees.

         The Treasury Money Market Fund and the Treasury Only Money Market Fund may only invest in U.S. Treasury bills, notes and other U.S. Treasury obligations issued or guaranteed by the U.S. government. Some of the securities held by the Treasury Money Market Fund may be subject to repurchase agreements.

         The Government Money Market Fund invests exclusively in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, some of which may be subject to repurchase agreements.

         The Tax Exempt Money Market Fund may invest only in obligations which, at the time of purchase, (i) possess the highest short-term ratings from a nationally recognized statistical rating organization (an "NRSRO") in the case of single-rated securities; or (ii) possess, in the case of multiple-rated securities, the highest short-term ratings by at least two NRSROs; or (iii) do not possess a rating (i.e., are unrated) but are determined by the Adviser or the Sub-Adviser to be of comparable quality to the rated instruments eligible for purchase by the Fund under guidelines adopted by the Board of Trustees (collectively, "First Tier Securities"). Some of the securities of the Tax Exempt Money Market Fund may be subject to repurchase agreements.

         With regard to the Money Market Funds and the Institutional Money Market Funds other than the Tax Exempt Money Market Fund, investments will be limited to those obligations which, at the time of purchase, (i) possess one of the two highest short-term ratings from an NRSRO in the case of single-rated securities; or (ii) possess, in the case of multiple-rated securities, one of the two highest short-term ratings by at least two NRSROs or (iii) do not possess a rating (i.e., are unrated) but are determined by the Adviser or the Sub-Adviser to be of comparable quality to the rated instruments eligible for purchase by the Trust under guidelines adopted by the Board of Trustees (collectively, "Eligible Securities"). A security that has not received a rating will be deemed to possess the rating assigned to an outstanding class of the issuer's short-term debt obligations if determined by the Adviser or the Sub-Adviser to be comparable in priority and security to the obligation selected for purchase by the Trust.

         A security subject to a tender or demand feature will be considered an Eligible Security only if both the demand feature and the underlying security possess a high quality rating or, if such do not possess a rating, are determined by the Adviser or the Sub-Adviser to be of comparable quality; provided, however, that where the demand feature would be readily exercisable in the event of a default in payment of principal or interest on the underlying security, the obligation may be acquired based on the rating possessed by the demand feature or, if the demand feature does not possess a rating, a determination of comparable quality by the Adviser or the Sub-Adviser. A security which at the time of issuance had a maturity exceeding 397 days but, at the time of purchase, has a remaining maturity of 397 days or less, is not considered an Eligible Security if it does not possess a high quality rating and the long-term rating, if any, is not within the two highest rating categories.

         Eligible Securities include First-Tier Securities and Second-Tier Securities. First-Tier Securities include those that possess a rating in the highest category, in the case of a single-rated security, or at least two ratings in the highest rating category, in the case of multiple-rated securities, or, if the securities do not possess a rating, are determined to be of comparable quality by the Adviser or the Sub-Adviser pursuant to the guidelines adopted by the Board of Trustees. Second-Tier Securities are all other Eligible Securities.

         Each Money Market and Institutional Money Market Fund other than the Ohio Municipal Money Market, Municipal Money Market and Tax Exempt Money Market Funds will not invest more than 5% of its total assets in the First Tier Securities of any one issuer. In addition, each Fund other than the Municipal Money Market Fund, the Ohio Municipal Money Market Fund, and the Tax Exempt Money Market Fund may not invest more than 5% of its total assets in Second Tier Securities, with investment in the Second Tier Securities of any one issuer further limited to the greater of 1% of the Fund's total assets or $1.0 million. If a percentage limitation is satisfied at the time of purchase, a later increase in such percentage resulting from a change in the Fund's net asset value or a subsequent change in a security's qualification as a First Tier or Second Tier Security will not constitute a violation of the limitation. In addition, there is no limit on the percentage of a Fund's assets that may be invested in obligations issued or guaranteed by the U.S. government, its agencies, or instrumentalities and, with respect to each Money Market Fund and each Institutional Money Market Fund other than the Treasury Only Money Market Fund, repurchase agreements fully collateralized by such obligations.

         Under the guidelines adopted by the Trust's Board of Trustees and in accordance with Rule 2a-7 under the 1940 Act, the Adviser may be required to promptly dispose of an obligation held in a Fund's portfolio in the event of certain developments that indicate a diminishment of the instrument's credit quality, such as where an NRSRO downgrades an obligation below the second highest rating category, or in the event of a default relating to the financial condition of the issuer.

         The Appendix to this Statement of Additional Information identifies each NRSRO which may be utilized by the Adviser with regard to portfolio investments for the Funds and provides a description of relevant ratings assigned by each such NRSRO. A rating by an NRSRO may be utilized only where the NRSRO is neither controlling, controlled by, or under common control with the issuer of, or any issuer, guarantor, or provider of credit support for, the instrument.

         Bank Obligations

         Each Fund except the U.S. Treasury Securities Money Market Fund, the International Equity Index Fund, the Treasury Money Market Fund, the Treasury Only Money Market Fund, and the Government Money Market Fund may invest in bank obligations such as bankers' acceptances, certificates of deposit, and demand and time deposits. The International Equity Index Fund may invest in bank obligations such as certificates of deposit and demand and time deposits.


         Bankers' acceptances are negotiable drafts or bills of exchange typically drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Bankers' acceptances invested in by the Funds will be those guaranteed by domestic and foreign banks having, at the time of investment, total assets in excess of $1 billion (AS of the date of their most recently published financial statements).


         Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank or a savings and loan association for a definite period of time and earning a specified return. Certificates of deposit will be those of domestic and foreign branches of U.S. commercial banks which are members of the Federal Reserve System or the deposits of which are insured by the Federal Deposit Insurance Corporation and in certificates of deposit of domestic savings and loan associations the deposits of which are insured by the Federal Deposit Insurance Corporation if, at the time of purchase, such institutions have total assets in excess of $1 billion (as of the date of their most recently published financial statements). Certificates of deposit may also include those issued by foreign banks outside the United States with total assets at the time of purchase in excess of the equivalent of $1 billion. The Funds may also invest in Eurodollar certificates of deposit, which are U.S. dollar-denominated certificates of deposit issued by branches of foreign and domestic banks located outside the

United States, and Yankee certificates of deposit, which are certificates of deposit issued by a U.S. branch of a foreign bank denominated in U.S. dollars and held in the United States. The International Equity Index Fund may also invest in obligations (including banker's acceptances and certificates of deposit) denominated in foreign currencies (see "Foreign Investments" herein).

         Time deposits are interest-bearing non-negotiable deposits at a bank or a savings and loan association that have a specific maturity date. Demand deposits are funds deposited in a commercial bank or a savings and loan association which, without prior notice to the bank, may be withdrawn generally by negotiable draft. Time and demand deposits will be maintained only at banks or savings and loan associations from which a Fund could purchase certificates of deposit.

         Commercial Paper


         Commercial paper consists of unsecured promissory notes issued by corporations. Except as noted below with respect to variable amount master demand notes, issues of commercial paper normally have maturities of less than nine months and fixed rates of return.


         The Limited Volatility Bond Fund may purchase commercial paper consisting of issues rated at the time of purchase in the highest rating category by at least one NRSRO (such as A-1 by Standard & Poor's Corporation ("S&P"), P-1 by Moody's Investor Service, Inc. ("Moody's") or F-1 by Fitch Investors Services ("Fitch")) or if unrated, determined by the Adviser to be of comparable quality. The Asset Allocation Fund, the Equity Funds other than the International Equity Index Fund, the Municipal Bond Funds, the Income Bond Fund, the Intermediate Bond Fund, the Government Bond Fund and the Government ARM Fund may purchase commercial paper consisting of issues rated at the time of purchase in the highest or second highest rating category by at least one NRSRO (such as A-2 or better by S&P, P-2 or better by Moody's or F-2 or better by Fitch) or if unrated, determined by the Adviser or Investment Sub-Adviser ("Sub-Adviser") to be of comparable quality.

         Repurchase Agreements

         Securities held by each Fund other than the Treasury Only Money Market Fund may be subject to repurchase agreements. Under the terms of a repurchase agreement, a Fund would acquire securities from member banks of the Federal Deposit Insurance Corporation (or in the case of the International Equity Index Fund, such banks or foreign banks) with total assets in excess of $1 billion (or in the case of the International Equity Index Fund, the equivalent of $1 billion) and registered broker-dealers (or in the case of the International Equity Index Fund, broker-dealers which may or may not be registered) which the Fund's Adviser deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price would generally equal the price paid by the Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller under a repurchase agreement will be required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest). If the seller were to default on its repurchase obligation or become insolvent, the Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement, or to the extent that the disposition of such securities by the Fund were delayed pending court action. Additionally, there is no controlling legal precedent under U.S. law and there may be no controlling legal precedents under the laws of certain foreign jurisdictions confirming that a Fund would be entitled, as against a claim by such seller or its receiver or trustee in bankruptcy, to retain the underlying securities, although (with respect to repurchase agreements subject to U.S. law) the Board of Trustees of the Trust believes that, under the regular procedures normally in effect for custody of a Fund's securities subject to repurchase agreements and under federal laws, a court of competent jurisdiction would rule in favor of the Trust if presented with the question. Securities subject to repurchase agreements will be held by the Trust's custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Although there is no current intention to do so, the International Equity Index Fund reserves the right in the future to enter into repurchase agreements. Repurchase agreements are considered by the Securities and Exchange Commission to be loans by a Fund under the 1940 Act.

         Reverse Repurchase Agreements

         Each of the Funds other than the Treasury Only Money Market Fund and Ohio Municipal Money Market Fund may borrow funds for temporary purposes by entering into reverse repurchase agreements, although the International Equity Index Fund and the Government ARM Fund have no current intention to do so. Pursuant to such agreements, a Fund would sell portfolio securities to financial institutions such as banks and broker-dealers, and agree to repurchase them at a mutually agreed-upon date and price. A Fund would enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time a Fund entered into a reverse repurchase agreement, it would place in a segregated custodial account assets, such as liquid high grade debt securities consistent with the Fund's investment restrictions and having a value equal to the repurchase price (including accrued interest), and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which the Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered by the Securities and Exchange Commission to be borrowings by a Fund under the 1940 Act.

         Government Securities

         With the exception of the U.S. Treasury Securities Money Market Fund, the Treasury Money Market Fund and the Treasury Only Money Market Fund, which will invest only in obligations issued or guaranteed by the U.S. Treasury, each of the Funds may invest in obligations issued or guaranteed by agencies and instrumentalities of the U.S. government. Obligations of certain agencies and instrumentalities of the U.S. government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; and still others are supported only by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to U.S. government-sponsored agencies or instrumentalities if it is not obligated to do so by law. A Fund will invest in the obligations of such agencies or instrumentalities only when its Adviser or Sub-Adviser believes that the credit risk with respect thereto is minimal. For information on mortgage-related securities issued by certain agencies or instrumentalities of the U.S. government, see "Investment Objectives and Policies--Mortgage-related Securities" in this Statement of Additional Information.

         Futures and Options Trading


Futures Contracts. The Equity Funds and the Bond Funds may enter into futures contracts, options, options on futures contracts and stock index futures contracts and options thereon for risk management and hedging purposes. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security, class of securities, or an index at a specified future time and at a specified price. A stock index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the stock index value at the close of trading of the contracts and the price at which the futures contract is originally struck. Futures contracts which are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. Futures exchanges and trading are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC"), a U.S. government agency.



         Although futures contracts by their terms call for actual delivery and acceptance of the underlying securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. Closing out an open futures position is done by taking an opposite position ("buying" a contract which has previously been "sold," or "selling" a contract previously purchased) in an identical contract to terminate the position. A futures contract on a securities index is an agreement obligating either party to pay, and entitling the other party to receive, while the contract is outstanding, cash payments based on the level of a specified securities index. The acquisition of put and call options on futures contracts will, respectively, give a Fund the right (but not the obligation), for a specified price, to sell or to purchase the underlying futures contract, upon exercise of the option, at any time during the option period. Brokerage commissions are incurred when a futures contract is bought or sold.

         Futures traders are required to make a good faith margin deposit in cash or government securities with a broker or custodian to initiate and maintain open positions in futures contracts. A margin deposit is intended to assure completion of the contract (delivery or acceptance of the underlying security) if it is not terminated prior to the specified delivery date. Minimal initial margin requirements are established by the futures exchange and may be changed. Brokers may establish deposit requirements which are higher than the exchange minimums. Initial margin deposits on futures contracts are customarily set at levels much lower than the prices at which the underlying securities are purchased and sold, typically ranging upward from less than 5% of the value of the contract being traded.

         After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional "variation" margin will be required. Conversely, change in the contract value may reduce the required margin, resulting in a repayment of excess margin to the contract holder. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Funds expect to earn interest income on their margin deposits.


         Traders in futures contracts may be broadly classified as either "hedgers" or "speculators." Hedgers use the futures markets primarily to offset unfavorable changes in the value of securities otherwise held for investment purposes or expected to be acquired by them. Speculators are less inclined to own the securities underlying the futures contracts which they trade, and use futures contracts with the expectation of realizing profits from fluctuations in the prices of underlying securities. The Funds intend to ENTER INTO FUTURES CONTRACTS, OPTIONS ON FUTURES CONTRACTS, INDEX FUTURES AND OPTIONS THEREON THAT ARE TRADED ON AN EXCHANGE REGULATED BY THE CFTC IF, TO THE EXTENT THAT SUCH FUTURES AND OPTIONS ARE NOT FOR "bona fide hedging purposes" (AS DEFINED BY THE
CFTC), THE AGGREGATE INITIAL MARGIN AND PREMIUMS ON SUCH POSITIONS (EXCLUDING THE AMOUNT BY WHICH OPTIONS ARE IN THE MONEY) DO NOT EXCEED 5% OF THE FUND'S TOTAL ASSETS AT CURRENT VALUE.


         When interest rates are expected to rise or market values of portfolio securities are expected to fall, a Fund can seek through the sale of futures contracts to offset a decline in the value of its portfolio securities. When interest rates are expected to fall or market values are expected to rise, a Fund, through the purchase of such contracts, can attempt to secure better rates or prices for the Fund than might later be available in the market when it effects anticipated purchases.

         The Funds will only sell futures contracts to protect securities they own against price declines or purchase contracts to protect against an increase in the price of securities they intend to purchase. When futures contracts or options thereon are purchased to protect against a price increase on securities intended to be purchased later, the Funds expect that approximately 75% of their futures contract purchases will be "completed," that is, equivalent amounts of related securities will have been purchased or will be purchased by the Funds upon sale of open futures contracts.

         Although techniques other than the sale and purchase of futures contracts could be used to control the Funds' exposure to market fluctuations, the use of futures contracts may be a more effective means of hedging this exposure. While the Funds will incur commission expenses in both opening and closing out futures positions, these costs are lower than transaction costs that would be incurred in the purchase and sale of the underlying securities.

         A Fund's ability to effectively utilize futures trading depends on several factors. First, it is possible that there will not be a perfect price correlation between the futures contracts and their underlying stock index. Second, it is possible that a lack of liquidity for futures contracts could exist in the secondary market, resulting in an inability to close a futures position prior to its maturity date. Third, the purchase of a futures contract involves the risk that a Fund could lose more than the original margin deposit required to initiate a futures transaction.


Restrictions on the Use of Futures Contracts. None of the Funds will enter into futures contract transactions for purposes other than bona fide hedging purposes to the extent that, immediately thereafter, the sum of its initial margin deposits AND PREMIUMS on open contracts exceeds 5% of the market value of the respective Fund's total assets. In addition, none of the Equity Funds will enter into futures contracts to the extent that the value of the futures contracts held would exceed 25% of the respective Fund's total assets. Futures transactions will be limited to the extent necessary to maintain each Fund's qualification as a regulated investment company.



         The Funds have undertaken to restrict their futures contract trading as follows: first, the Funds will not engage in transactions in futures if, to the extent that such futures are not for "bona fide hedging purposes", the aggregate initial margins and premiums on such positions does not exceed 5% of the Fund's total assets at current value; second, the Funds will not market themselves to the public as commodity pools or otherwise as vehicles for trading in the commodities futures or commodity options markets; third, the Funds will disclose to all prospective Shareholders the purpose of and limitations on their commodity futures trading; fourth, the Funds will submit to the CFTC special calls for information. Accordingly, registration as a commodities pool operator with the CFTC is not required.


         In addition to the margin restrictions discussed above, transactions in futures contracts may involve the segregation of funds pursuant to requirements imposed by the Securities and Exchange Commission. Under those requirements, where a Fund has a long position in a futures contract, it may be required to establish a segregated account (not with a futures commission merchant or broker) containing cash or certain liquid assets equal to the purchase price of the contract (less any margin on deposit). For a short position in futures or forward contracts held by a Fund, those requirements may mandate the establishment of a segregated account (not with a futures commission merchant or broker) with cash or certain liquid assets that, when added to the amounts deposited as margin, equal the market value of the instruments underlying the futures contracts (but are not less than the price at which the short positions were established). However, segregation of assets is not required if a Fund "covers" a long position. For example, instead of segregating assets, a Fund, when holding a long position in a futures contract, could purchase a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Fund. In addition, where a Fund takes short positions, or engages in sales of call options, it need not segregate assets if it "covers" these positions. For example, where a Fund holds a short position in a futures contract, it may cover by owning the instruments underlying the contract. The Funds may also cover such a position by holding a call option permitting it to purchase the same futures contract at a price no higher than the price at which the short position was established. Where a Fund sells a call option on a futures contract, it may cover either by entering into a long position in the same contract at a price no higher than the strike price of the call option or by owning the instruments underlying the futures contract. A Fund could also cover this position by holding a separate call option permitting it to purchase the same futures contract at a price no higher than the strike price of the call option sold by the Fund.

         In addition, the extent to which a Fund may enter into transactions involving futures contracts may be limited by the Internal Revenue Code's requirements for qualification as a registered investment company and the Trust's intention to qualify as such.

Risk Factors in Futures Transactions. Positions in futures contracts may be closed out only on an exchange which provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, a Fund would continue to be required to make daily cash payments to maintain the required margin. In such situations, if a Fund has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. In addition, a Fund may be required to make delivery of the instruments underlying futures contracts it holds. The inability to close options and futures positions also could have an adverse impact on the ability to effectively hedge them. The Funds will minimize the risk that they will be unable to close out a futures contract by only entering into futures contracts which are traded on national futures exchanges and for which there appears to be a liquid secondary market.


         The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures pricing. Because the deposit requirements in the futures markets are less onerous than margin requirements in the securities market, there may be increased participation by speculators in the futures market which may also cause temporary price distortions. A relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract. However, because the futures strategies engaged in by the Funds are for risk management and hedging purposes, the respective Advisers and Sub-Advisers do not believe that the Funds are subject to the risks of loss frequently associated with futures transactions. Each Fund would presumably have sustained comparable losses if, instead of the futures contract, it had invested in the underlying financial instrument and sold it after the decline.


         Utilization of futures transactions by a Fund does involve the risk of imperfect or no correlation where the securities underlying futures contract have different maturities than the portfolio securities being hedged. It is also possible that a Fund could both lose money on futures contracts and also experience a decline in value of its portfolio securities. There is also the risk of loss by a Fund of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract or related option.

         Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of future positions and subjecting some futures traders to substantial losses.


Options Contracts. The respective Adviser or Sub-Adviser of the Equity and Bond Funds may use trading of options on securities or futures contracts for risk management and hedging purposes. An option on a futures contract gives the purchaser of the option the right (but not the obligation) to take a position at a specified price (the "striking," "strike" or "exercise" price) in the underlying futures contract or security. A "call" option gives the purchaser the right to take a long position in the underlying futures contract or security, and the purchaser of a "put" option acquires the right to take a short position in the underlying futures contract or security. The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures or securities position at a specified price if the option is exercised. In the case of a call option, the seller must stand ready to take a short position in the underlying futures contract or security at the strike price if the option is exercised. A seller of a put option, on the other hand, stands ready to take a long position in the underlying futures contract or security at the strike price if the option is exercised. A "naked" option refers to an option written by a party which does not possess the underlying futures contract or security. A "covered" option refers to an option written by a party which does possess the underlying position.


         A call option on a futures contract or security is said to be "in-the-money" if the strike price is below current market levels. Similarly, a put option on a futures contract or security is said to be "out-of-the-money" if the strike price is below current market levels.

         Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract or security. Some options, however, expire significantly in advance of such dates. An option that is "out-of-the-money" and not offset by the time it expires becomes worthless. On certain exchanges "in-the-money" options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium (referred to as the "time value" of the option) above their intrinsic value (the difference between the market price for the underlying futures contract or equity security and the strike price). As an option nears its expiration date, the market value and the intrinsic value move into parity as the time value diminishes.


         The Funds other than the International Equity Index Fund will enter into such option transactions only when the options are available on an exchange. There will be an active over-the-counter market for such options which will establish their pricing and liquidity. Broker/Dealers with whom the Trust will enter into such option transactions shall have a minimum net worth of $20,000,000.


         Increased market volatility generally increases the value of options by increasing the probability of favorable market swings, putting outstanding options "in-the-money." Although purchasing options is a limited risk trading approach, significant losses can be incurred by doing so.

         Covered Calls

         Each Equity Fund, Bond Fund, and the Ohio Municipal Bond Fund may write
(sell) only "covered" call options and purchase options to close out options previously written by the Fund. In the case of each of the Funds other than the International Equity Index Fund, such options must be listed on a national securities exchange. The Funds' purpose in writing covered call options is to generate additional premium income. This premium income will serve to enhance a Fund's total return and will reduce the effect of any price decline of the security involved in the option. Although the International Equity Index Fund has no current intention to write such options, it reserves the right to do so from time to time when such activity will further its investment objective. Covered call options will generally be written on securities which, in the opinion of a Fund's Adviser or Sub-Adviser, are not expected to make any major price moves in the near future but which, over the long term, are deemed to be attractive investments for the Fund.

         A call option gives the holder (buyer) the "right to purchase" a security at a specified price (the exercise price) at any time until a certain date (the expiration date). So long as the obligation of the writer of a call option continues, the writer may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring the writer to deliver the underlying security against payment of the exercise price. This obligation terminates upon the expiration of the call option, or such earlier time at which the writer effects a closing purchase transaction by repurchasing an option identical to that previously sold. To secure the writer's obligation to deliver the underlying security in the case of a call option, subject to the rules of the Options Clearing Corporation, a writer is required to deposit in escrow the underlying security or other assets in accordance with such rules. The Funds will write only covered call options. This means that a Fund will only write a call option on a security which a Fund already owns. (In order to comply with the requirements of the securities laws in several states, a Fund will not write a covered call option if, as a result, the aggregate market value of all portfolio securities covering call options or subject to put options exceeds 25% of the market value of the Fund's net assets.)

         Fund securities on which call options may be written will be purchased solely on the basis of investment considerations consistent with each Fund's investment objectives. The writing of covered call options is a conservative investment technique believed to involve relatively little risk (in contrast to the writing of naked or uncovered options, which a Fund will not do), but capable of enhancing the Fund's total return. When writing a covered call option, a Fund, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security above the exercise price, but conversely retains the risk of loss should the price of the security decline. Unlike one who owns securities not subject to an option, a Fund has no control over when it may be required to sell the underlying securities, since it may be assigned an exercise notice at any time prior to the expiration of its obligation as a writer. If a call option which a Fund has written expires, a Fund will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security during the option period. If the call option is exercised, a Fund will realize a gain or loss from the sale of the underlying security. The security covering the call will be maintained in a segregated account of the Fund's custodian. The Funds do not consider a security covered by a call to be "pledged" as that term is used in each Fund's policy which limits the pledging or mortgaging of its assets.

         The premium received is the market value of an option. The premium each Fund will receive from writing a call option will reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to such market price, the historical price volatility of the underlying security, and the length of the option period. Once the decision to write a call option has been made, the Fund's Adviser or Sub-Adviser, in determining whether a particular call option should be written on a particular security, will consider the reasonableness of the anticipated premium and the likelihood that a liquid secondary market will exist for those options. The premium received by a Fund for writing covered call options will be recorded as a liability in the Trust's statement of assets and liabilities. This liability will be adjusted daily to the option's current market value, which will be the latest sale price at the time at which the net asset value per Share of the Fund is computed (close of the New York Stock Exchange), or, in the absence of such sale, the latest asked price. The liability will be extinguished upon expiration of the option, the purchase of an identical option in the closing transaction, or delivery of the underlying security upon the exercise of the option.

         Closing transactions will be effected in order to realize a profit on an outstanding call option, to prevent an underlying security from being called, or to permit the sale of the underlying security. Furthermore, effecting a closing transaction will permit a Fund to write another call option on the underlying security with either a different exercise price or expiration date or both. If a Fund desires to sell a particular security from its portfolio on which it has written a call option it will seek to effect a closing transaction prior to, or concurrently with, the sale of the security. There is, of course, no assurance that a Fund will be able to effect such closing transactions at a favorable price. If a Fund cannot enter into such a transaction, it may be required to hold a security that it might otherwise have sold, in which case it would continue to be at market risk on the security. This could result in higher transaction costs. A Fund will pay transaction costs in connection with the writing of options to close out previously written options. Such transaction costs are normally higher than those applicable to purchases and sales of portfolio securities.

         Call options written by a Fund will normally have expiration dates of less than nine months from the date written. The exercise price of the options may be below, equal to, or above the current market values of the underlying securities at the time the options are written. From time to time, a Fund may purchase an underlying security for delivery in accordance with an exercise notice of a call option assigned to it, rather than delivering such security from its portfolio. In such cases, additional costs will be incurred.

         A Fund will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from the writing of the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Fund.

         Puts

         Each Bond and Equity Fund may purchase put options to protect its portfolio holdings in an underlying security against a decline in market value. Such hedge protection is provided during the life of the put option since the Fund, as holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security's market price. For a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized from appreciation of the underlying security by the premium paid for the put option and by transaction cost. To the extent any Fund writes put options, all such options will be covered.

         Purchasing Call Options

         Each Bond and Equity Fund may purchase call options to hedge against an increase in the price of securities that the Fund wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Fund, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security's market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit the Fund might have realized had it bought the underlying security at the time it purchased the call option.

         Risk Factors in Options Transactions

         The successful use of the Bond Funds and the Equity Funds' options strategies depends on the ability of their Adviser or, where applicable, Sub-Adviser to forecast interest rate and market movements correctly.

         When it purchases an option, a Fund runs the risk that it will lose its entire investment in the option in a relatively short period of time, unless the Fund exercises the option or enters into a closing sale transaction with respect to the option during the life of the option. If the price of the underlying security does not rise (in the case of a call) or fall (in the case of a put) to an extent sufficient to cover the option premium and transaction costs, a Fund will lose part or all of its investment in the option. This contrasts with an investment by a Fund in the underlying securities, since the Fund may continue to hold its investment in those securities notwithstanding the lack of a change in price of those securities.

         The effective use of options also depends on a Fund's ability to terminate option positions at times when its Adviser or, where applicable, Sub-Adviser deems it desirable to do so. Although a Fund will take an option position only if its Adviser or, where applicable, Sub-Adviser believes there is a liquid secondary market for the option, there is no assurance that a Fund will be able to effect closing transactions at any particular time or at an acceptable price.

         If a secondary trading market in options were to become unavailable, a Fund could no longer engage in closing transactions. Lack of investor interest might adversely affect the liquidity of the market for particular options or series of options. A marketplace may discontinue trading of a particular option or options generally. In addition, a market could become temporarily unavailable if unusual events, such as volume in excess of trading or clearing capability, were to interrupt normal market operations. A marketplace may at times find it necessary to impose restrictions on particular types of options transactions, which may limit a Fund's ability to realize its profits or limit its losses.


         Disruptions in the markets for the securities underlying options purchased or sold by a Fund could result in losses on the options. If trading is interrupted in an underlying security, the trading of options on that security is normally halted as well. As a result, a Fund as purchaser or writer of an option will be unable to close out its positions until option trading resumes, and it may be faced with losses if trading in the security reopens at a substantially different price. In addition, the Options Clearing Corporation ("OCC") or other options markets may impose exercise restrictions. If a prohibition on exercise is imposed at the time when trading in the option has also been halted, a Fund as purchaser or writer of an option will be locked into its position until one of the two restrictions has been lifted. If a prohibition on exercise remains in effect until an option owned by a Fund has expired, the Fund could lose the entire value of its option.


         Special risks are presented by internationally-traded options. Because of time differences between the United States and the various foreign countries, and because different holidays are observed in different countries, foreign option markets may be open for trading during hours or on days when U.S. markets are closed. As a result, option premiums may not reflect the current prices of the underlying interest in the United States.

         Mortgage-related Securities


         Each of the Money Market Funds (other than the U.S. Treasury Securities Money Market Fund), THE EQUITY FUNDS (OTHER THAN INTERNATIONAL EQUITY INDEX
FUND) the Bond Funds, the Municipal Bond Funds, the Institutional Money Market Funds (other than the Treasury Money Market Fund and Treasury Only Money Market
Fund) and the Asset Allocation Fund may, consistent with its investment objective and policies, invest in mortgage-related securities issued or guaranteed by the U.S. government or its agencies or instrumentalities. All the aforementioned Funds will limit their investment in such securities as disclosed in the relevant Prospectus for each Fund.


         Mortgage-related securities, for purposes of the Trust's Prospectuses and this Statement of Additional Information, represent pools of mortgage loans assembled for sale to investors by various governmental agencies such as the Government National Mortgage Association and government-related organizations such as the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, as well as by nongovernmental issuers such as commercial banks, savings and loan institutions, mortgage bankers, and private mortgage insurance companies. Although certain mortgage-related securities are guaranteed by a third party or otherwise similarly secured, the market value of the security, which may fluctuate, is not so secured. If a Fund of the Trust purchases a mortgage-related security at a premium, that portion may be lost if there is a decline in the market value of the security whether resulting from changes in interest rates or prepayments in the underlying mortgage collateral. As with other interest-bearing securities, the prices of such securities are inversely affected by changes in interest rates. However, though the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true since in periods of declining interest rates the mortgages underlying the securities are prone to prepayment. For this and other reasons, a mortgage-related security's stated maturity may be shortened by unscheduled prepayments on the underlying mortgages and, therefore, it is not possible to predict accurately the security's return to the Trust's Funds. In addition, regular payments received in respect of mortgage-related securities include both interest and principal. No assurance can be given as to the return the Funds of the Trust will received when these amounts are reinvested.

         The Bond and Asset Allocation Funds may invest in mortgage-related securities which are collateralized mortgage obligations structured on pools of mortgage pass-through certificates or mortgage loans. Collateralized mortgage obligations will be purchased only if rated in the three highest rating categories by a nationally recognized rating organization such as Moody's or S&P.

         There are a number of important differences among the agencies and instrumentalities of the U.S. government that issue mortgage-related securities and among the securities that they issue. Mortgage-related securities issued by the Government National Mortgage Association ("Ginnie Mae") include Ginnie Mae Mortgage Pass-Through Certificates which are guaranteed as to the timely payment of principal and interest by Ginnie Mae and such guarantee is backed by the full faith and credit of the United States. Ginnie Mae is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. Ginnie Mae certificates also are supported by the authority of Ginnie Mae to borrow funds from the U.S. Treasury to make payments under its guarantee. Mortgage-related securities issued by the Federal National Mortgage Association ("Fannie Mae") include Fannie Mae Guaranteed Mortgage Pass-Through Certificates which are solely the obligations of Fannie Mae and are not backed by or entitled to the full faith and credit of the United States. Fannie Mae is a government-sponsored organization owned entirely by private stockholders. Fannie Mae Certificates are guaranteed as to timely payment of the principal and interest by Fannie Mae. Mortgage-related securities issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") include Freddie Mac Mortgage Participation Certificates. Freddie Mac is a corporate instrumentality of the United States, created pursuant to an Act of Congress, which is owned entirely by Federal Home Loan Banks. Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank.

Freddie Mac Certificates entitle the holder to timely payment of interest, which is guaranteed by Freddie Mac. Freddie Mac guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When Freddie Mac does not guarantee timely payment of principal, Freddie Mac may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.

         Yield, Market Value and Risk Considerations of Mortgage-Backed
         Securities

         The Bond Funds and the Asset Allocation Fund may invest in certain Mortgage-Backed Securities, such as Interest Only Stripped Mortgage-Backed Securities, that are extremely sensitive to changes in prepayments and interest rates. Even though such securities have been guaranteed by an agency or instrumentality of the U.S. government, under certain interest rate or prepayment rate scenarios, the Funds may fail to fully recover their investment in such securities.

         The yield characteristics of Mortgage-Backed Securities differ from those of traditional fixed income securities. The major differences typically include more frequent interest and principal payments, usually monthly, and the possibility that prepayments of principal may be made at any time. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic, social and other factors and cannot be predicted with certainty. As with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater prepayment rate in a declining interest rate environment. The yields to maturity of the Mortgage-Backed Securities in which the Trust invests will be affected by the actual rate of payment (including prepayments) of principal of the underlying mortgage loans. The mortgage loans underlying such securities generally may be prepaid at any time without penalty. In a fluctuating interest rate environment, a predominant factor affecting the prepayment rate on a pool of mortgage loans is the difference between the interest rates on the mortgage loans and prevailing mortgage loan interest rates (giving consideration to the cost of any refinancing). In general, if mortgage loan interest rates fall sufficiently below the interest rates on fixed rate mortgage loans underlying mortgage pass-through securities, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on the fixed rate mortgage loans underlying the mortgage pass-through securities, the rate of prepayment may be expected to decrease.

         In general, changes in both prepayment rates and interest rates will change the yield on Mortgage-Backed Securities. The rate of principal prepayments with respect to adjustable rate mortgage loans ("ARMs") has fluctuated in recent years. As is the case with fixed mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock-in" a lower fixed interest rate. Conversely, if prevailing interest rates rise significantly, ARMs may prepay at lower rates than if prevailing rates remain at or below those in effect at the time such ARMs were originated. As with fixed rate mortgages, there can be no certainty as to the rate of prepayments on the ARMs in either stable or changing interest rate environments. In addition, there can be no certainty as to whether increases in the principal balances of the ARMs due to the addition of deferred interest may result in a default rate higher than that on ARMs that do not provide for negative amortization. Other factors affecting prepayment of ARMs include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgage properties and servicing decisions.

         Foreign Investments

         The International Equity Index Fund will invest primarily in, and the Prime Money Market Fund, the Institutional Prime Money Market Fund, the Asset Allocation Fund, the remaining Equity Funds (other than the Equity Index Fund), the Income Bond Fund, the Limited Volatility Bond Fund and the Intermediate Bond Fund, subject to their respective investment objectives and policies, may also invest in certain obligations or securities of foreign issuers. Possible investments include equity securities of foreign entities, obligations of foreign branches of U.S. banks and of foreign banks, including, without limitation, European Certificates of Deposit, European Time Deposits, European Banker's Acceptances, Canadian Time Deposits and Yankee Certificates of Deposits, and investments in Canadian Commercial Paper, foreign securities and Europaper (as those terms are defined in the relevant Prospectuses of the Trust). Securities of foreign issuers may include sponsored and unsponsored American Depository Receipts ("ADRs"). Sponsored ADRs are listed on the New York Stock Exchange; unsponsored ADRs are not. Therefore, there may be less information available about the issuers of unsponsored ADRs than the issuers of sponsored ADRs. Unsponsored ADRs are restricted securities. These instruments may subject a Fund to investment risks that differ in some respects from those related to investments in obligations of U.S. domestic issuers. Such risks include future adverse political and economic developments, the possible imposition of withholding taxes on interest or other income, possible seizure, nationalization or expropriation of foreign deposits, the possible establishment of exchange controls or taxation at the source, greater fluctuations in value due to changes in exchange rates, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. Such investments may also entail higher custodial fees and sales commissions than domestic investments. Foreign issuers of securities or obligations are often subject to accounting treatment and engage in business practices different from those respecting domestic issuers of similar securities or obligations. Foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks. Investments in all types of foreign obligations or securities will not exceed 25% of the net assets of the Asset Allocation Fund, the Equity Funds (with the exception of the International Equity Index Fund) and the Income Bond and Limited Volatility Bond Funds.

         By investing in foreign securities, the International Equity Index Fund attempts to take advantage of differences between both economic trends and the performance of securities markets in the various countries, regions and geographic areas as prescribed by the Fund's investment objective and policies. During certain periods the investment return on securities in some or all countries may exceed the return on similar investments in the United States, while at other times the investment return may be less than that on similar U.S. securities. Shares of the International Equity Index Fund, when included in appropriate amounts in a portfolio otherwise consisting of domestic securities, will provide a source of increased diversification. The International Equity Index Fund itself seeks increased diversification by combining securities from various countries and geographic areas that offer different investment opportunities and are affected by different economic trends. The international investments of the International Equity Index Fund may reduce the effect that events in any one country or geographic area will have on its investment holdings. Of course, negative movement by one of a Fund's investments in one foreign market represented in its portfolio may offset potential gains from the Fund's investments in another country's markets.

         PERCS*


         The Equity FUNDS may invest in Preferred Equity Redemption Cumulative Stock ("PERCS") which is a form of convertible preferred stock that actually has more of an equity component than it does fixed income characteristics. These instruments permit companies to raise capital via a surrogate for common equity. PERCS are preferred stock which convert to common stock after a specified period of time, usually three years, and are considered the equivalent of equity by the ratings agencies. Issuers pay holders a substantially higher dividend yield than that on the underlying common, and in exchange, the holder's appreciation is capped, usually at about 30 percent. PERCS are callable at any time. The PERC is mandatorily convertible into common stock, but is callable at any time at an initial call price that reflects a substantial premium to the stock's issue price. PERCS offer a higher dividend than that available on the common stock, but in exchange the investors agree to the company placing a cap on the potential price appreciation. The call price declines daily in an amount that reflects the incremental dividend that holders enjoy. PERCS are listed on an exchange where the common stock is listed.


         When-Issued Securities

         As discussed in the Prospectuses, each Fund, except the Treasury Money Market Fund, may purchase securities on a "when-issued" basis. When a Fund agrees to purchase securities, the Fund's custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities


---------------------
*PERCS are a registered trademark of Morgan Stanley, which does not sponsor and is in no way affiliated with The One Group(R).

to satisfy a purchase commitment. In such a case, a Fund may be required subsequently to place additional assets in the separate account in order to assure that the value of the account remains equal to the amount of the Fund's commitment. It may be expected that a Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. No Fund intends to purchase "when-issued" securities for speculative purposes but only in furtherance of its investment objective. Because a Fund will set aside cash or liquid portfolio securities to satisfy its purchase commitments in the manner described, the Fund's liquidity and the ability of the Adviser and Sub-Adviser to manage the Fund might, as described in the Prospectuses, be affected in the event its commitments to purchase when-issued securities ever exceeded 40% of the value of its assets.

         When a Fund engages in "when-issued" transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund's incurring a loss or missing the opportunity to obtain a price considered to be advantageous.

         Securities Lending

         Each of the Funds may lend up to 33% of its portfolio securities to broker-dealers, banks or institutional borrowers of securities. A Fund must receive a minimum of 100% collateral in the form of cash, U.S. government securities, Shares of an investment trust or Shares of an investment company or any combination of such cash and securities. This collateral must be valued daily and should the market value of the loaned securities increase, the borrower must furnish additional collateral to the Fund. During the time portfolio securities are on loan, the borrower will pay the Fund any dividends or interest paid on such securities. Loans will be subject to termination by a Fund or the borrower at any time and are therefore not considered to be illiquid investments. While a Fund will not have the right to vote securities on loan, it intends to terminate the loan and regain the right to vote if that is considered important with respect to the investment. A Fund will only enter into loan arrangements with broker-dealers, banks or other institutions which the Fund's Adviser has determined are creditworthy under guidelines established by the Trust's Board of Trustees and when, in the judgement of the Adviser, the consideration that can be earned currently from such securities loans justifies the attendant risk.

         Index Investing by the Equity Index and International Equity Index
         Funds

         It is anticipated that the indexing approach that will be employed by the Equity Index Fund will be an effective method of substantially duplicating percentage changes in the S&P 500 Index (the "Index"). It is a reasonable expectation that there will be a close correlation between the Fund's performance and that of the Index in both rising and falling markets. The Fund will attempt to achieve a correlation between the performance of its portfolio and that of the Index of at least 0.95, without taking into account expenses. A correlation of 1.00 would indicate perfect correlation, which would be achieved when the Fund's net asset value, including the value of its dividend and capital gains distributions, increases or decreases in exact proportion to changes in the Index. The Fund's ability to correlate its performance with the Index, however, may be affected by, among other things, changes in securities markets, the manner in which the Index is calculated by Standard & Poor's Corporation ("S&P") and the timing of purchases and redemptions. In the future, the Trustees of the Trust, subject to the approval of Shareholders, may select another index if such a standard of comparison is deemed to be more representative of the performance of common stocks.

         S&P chooses the stocks to be included in the Index largely on a statistical basis. Inclusion of a stock in the Index in no way implies an opinion by S&P as to its attractiveness as an investment. The Index is determined, composed and calculated by S&P without regard to the Equity Index Fund. S&P is neither a sponsor of, nor in any way affiliated with the Equity Index Fund, and S&P makes no representation or warranty, expressed or implied on the advisability of investing in the Equity Index Fund or as to the ability of the Index to track general stock market performance, and S&P disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. "Standard and Poor's 500" is a service mark of S&P.

         The weightings of stocks in the Index are based on each stock's relative total market value, i.e., market price per share times the number of Shares outstanding. Because of this weighting, approximately 50% of the Index is currently composed of the 50 largest companies in the Index, and the Index currently represents over 65% of the market value of all U.S. common stocks listed on the New York Stock Exchange. Typically, companies included in the Index are the largest and most dominant firms in their respective industries.

         The Adviser generally selects stocks for the Equity Index Fund in the order of their weightings in the Index beginning with the heaviest weighted stocks. The percentage of the Equity Index Fund's assets to be invested in each stock is approximately the same as the percentage it represents in the Index. No attempt is made to manage the Equity Index Fund in the traditional sense using economic, financial and market analysis. The Equity Index Fund is managed using a computer program to determine which stocks are to be purchased and sold to replicate the Index to the extent feasible. From time to time, administrative adjustments may be made in the Fund because of changes in the composition of the Index, but such changes should be infrequent.

         It is anticipated that the indexing approach that will be employed by the International Equity Index Fund will be an effective method of substantially duplicating percentage changes in the GDP weighted MSCI EAFE Index (the "International Index"). The Fund will attempt to achieve a correlation between the performance of its portfolio and that of the International Index of at least 0.95, without taking into account expenses. It is a reasonable expectation that there will be a close correlation between the Fund's performance and that of the International Index in both rising and falling markets. A correlation of 1.00 would indicate perfect correlation, which would be achieved when the Fund's net asset value, including the value of its dividend and capital gains distributions, increases or decreases in exact proportion to changes in the International Index. The Fund's ability to correlate its performance with the International Index, however, may be affected by, among other things, changes in securities markets, the manner in which the International Index is calculated by Morgan Stanley International ("MSCI") and the timing of purchases and redemptions. In the future, the Trustees of the Trust, subject to the approval of Shareholders, may select another index if such a standard of comparison is deemed to be more representative of the performance of common stocks.

         MSCI computes and publishes the International Index. MSCI also computes the country weights which are established based on annual GDP data. Gross Domestic Product is defined as a country's Gross National Product, or total output of goods and services, adjusted by the following two factors: net labor income (labor income of domestic residents working abroad less labor income of foreigners working domestically) plus net interest income (interest income earned from foreign investments less interest income earned from domestic investments by foreigners). Country weights are thus established in proportion to the size of their economies as measured by Gross Domestic Product, which results in a more uniform distribution of capital across the EAFE markets than if capitalization weights were used as the basis. The country weights within the International Index are systematically rebalanced annually to the most recent GDP weights.

         MSCI chooses the stocks to be included in the International Index largely on a statistical basis. Inclusion of a stock in the International Index in no way implies an opinion by MSCI as to its attractiveness as an investment. The International Index is determined, composed and calculated by MSCI without regard to the International Equity Index Fund. MSCI is neither a sponsor of, nor in any way affiliated with the International Equity Index Fund, and MSCI makes no representation or warranty, expressed or implied on the advisability of investing in the International Equity Index Fund or as to the ability of the International Index to track general stock market performance, and MSCI disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the International Index or any data included therein. "MSCI EAFE Index" is a service mark of MSCI.

         Foreign Currency Transactions

         The Adviser or Sub-Adviser of the International Equity Index Fund may, if it so chooses, engage in Foreign Currency Transactions, as discussed below.

Transaction Hedging. When a Fund engages in transaction hedging, it enters into foreign currency transactions with respect to specific receivables or payables of the Fund generally arising in connection with the purchase or sale of its portfolio securities. The International Equity Index Fund will engage in transaction hedging when it desires to "lock in" the U.S. dollar price of a security it has agreed to purchase or sell, or the U.S. dollar equivalent of a dividend or interest payment in a foreign currency. By transaction hedging, the International Equity Index Fund will attempt to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the applicable foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is declared, and the date on which such payments are made or received.

         The International Equity Index Fund may purchase or sell a foreign currency on a spot (or cash) basis at the prevailing spot rate in connection with the settlement of transactions in portfolio securities denominated in that foreign currency. The Fund may also enter into contracts to purchase or sell foreign currencies at a future date ("forward contracts"). Although there is no current intention to do so, the International Equity Index Fund reserves the right to purchase and sell foreign currency futures contracts traded in the United States and subject to regulation by the CFTC.

         For transaction hedging purposes the International Equity Index Fund may also purchase U.S. exchange-listed call and put options on foreign currency futures contracts and on foreign currencies. A put option on a futures contract gives the Fund the right to assume a short position in the futures contract until expiration of the option. A put option on currency gives the Fund the right to sell a currency at an exercise price until the expiration of the option. A call option on a futures contract gives the Fund the right to assume a long position in the futures contract until the expiration of the option. A call option on currency gives the Fund the right to purchase a currency at the exercise price until the expiration of the option.

Position Hedging. When it engages in position hedging, the International Equity Index Fund enters into foreign currency exchange transactions to protect against a decline in the values of the foreign currencies in which its portfolios securities are denominated (or an increase in the value of currency for securities which the Adviser or Sub-Adviser expects to purchase, when the Fund holds cash or short-term investments). In connection with the position hedging, the Fund may purchase or sell foreign currency forward contracts or foreign currency on a spot basis. The International Equity Index Fund may purchase U.S. exchange-listed put or call options on foreign currency and foreign currency futures contracts and buy or sell foreign currency futures contracts traded in the United States and subject to regulation by the CFTC, although the International Equity Index Fund has no current intention to do so.

         The precise matching of the amounts of foreign currency exchange transactions and the value of the portfolio securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the dates the currency exchange transactions are entered into and the dates they mature.

         It is impossible to forecast with precision the market value of portfolio securities at the expiration or maturity of a forward contract or futures contract. Accordingly, it may be necessary for the Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security or securities being hedged is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security or securities and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security or securities if the market value of such security or securities exceeds the amount of foreign currency the Fund is obligated to deliver.

         Although the Fund has no current intention to do so, the International Equity Index Fund may write covered call options on up to 100% of the currencies in its portfolio to offset some of the costs of hedging against fluctuations in currency exchange rates.

         Transaction and position hedging do not eliminate fluctuations in the underlying prices of the securities which the International Equity Index Fund owns or expects to purchase or sell. They simply establish a rate of exchange which one can achieve at some future point in time. Additionally, although these techniques tend to minimize the risk of loss due to a decline in the value of the hedged currency, they tend to limit any potential gain which might result from the increase in the value of such currency.

Currency Forward and Futures Contracts. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract as agreed by the parties, at a price set at the time of the contract. In the case of a cancellable forward contract, the holder has the unilateral right to cancel the contract at maturity by paying a specified fee. The contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. A foreign currency futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency at a future date at a price set at the time of the contract. Foreign currency futures contracts traded in the United States are designed by and traded on exchanges regulated by the CFTC, such as the New York Mercantile Exchange. The International Equity Index Fund would enter into foreign currency futures contracts solely for bona fide hedging or other appropriate risk management purposes as defined in CFTC regulations.

         Forward foreign currency exchange contracts differ from foreign currency futures contracts in certain respects. For example, the maturity date of a forward contract may be any fixed number of days from the date of the contract agreed upon by the parties, rather than a predetermined date in a given month. Forward contracts may be in any amounts agreed upon by the parties rather than predetermined amounts. Also, forward foreign exchange contracts are entered into directly between currency traders so that no intermediary is required. A forward contract generally requires no margin or other deposit.

         At the maturity of a forward or futures contract, the Fund may either accept or make delivery of the currency specified in the contract, or at or prior to maturity enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract. Closing transactions with respect to futures contracts are effected on a commodities exchange; a clearing corporation associated with the exchange assumes responsibility for closing out such contracts.

         Positions in the foreign currency futures contracts may be closed out only on an exchange or board of trade which provides a secondary market in such contracts. Although the International Equity Index Fund intends to purchase or sell foreign currency futures contracts only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a secondary market on an exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures position and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin.

         General Characteristics of Currency Futures Contracts

         When a Fund purchases or sells a futures contract, it is required to deposit with its custodian an amount of cash or U.S. Treasury bills known as "initial margin." The nature of initial margin is different from that of margin in security transactions in that it does not involve borrowing money to finance transactions. Rather, initial margin is similar to a performance bond or good faith deposit that is returned to the Fund upon termination of the contract, assuming the Fund satisfies its contractual obligation.

         Subsequent payments to and from the broker occur on a daily basis in a process known as "marking to market." These payments are called "variation margin" and are made as the value of the underlying futures contract fluctuates. For example, when a Fund sells a futures contract and the price of the underlying currency rises above the delivery price, the Fund's position declines in value. The Fund then pays a broker a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the currency underlying the futures contract. Conversely, if the price of the underlying currency falls below the delivery price of the contract, the Fund's futures position increases in value. The broker then must make a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the currency underlying the futures contract.

         When a Fund terminates a position in a futures contract, a final determination of variation margin is made, additional cash is paid by or to the Fund, and the Fund realizes a loss or gain. Such closing transactions involve additional commission costs.

         In addition to the margin requirements discussed above, transactions in currency futures contracts may involve the segregation of funds pursuant to requirements imposed by the Securities and Exchange Commission. Under those requirements, where a Fund has a long position in a futures or forward contract, it may be required to establish a segregated account (not with a futures commission merchant or broker) containing cash or certain liquid assets equal to the purchase price of the contract (less any margin on deposit). For a short position in futures or forward contracts held by a Fund, those requirements may mandate the establishment of a segregated account (not with a futures commission merchant or broker) with cash or certain liquid assets that, when added to the amounts deposited as margin, equal the market value of the instruments or currency underlying the futures or forward contracts (but are not less than the price at which the short positions were established). However, segregation of assets is not required if the Fund "covers" a long position. For example, instead of segregating assets, a Fund, when holding a long position in a futures or forward contract, could purchase a put option on the same futures or forward contract with a strike price as high or higher than the price of the contract held by the Fund. In addition, where a Fund takes short positions, or engages in sales of call options, it need not segregate assets if it "covers" these positions. For example, where a Fund holds a short position in a futures or forward contract, it may cover by owning the instruments or currency underlying the contract. A Fund may also cover such a position by holding a call option permitting it to purchase the same futures or forward contract at a price no higher than the price at which the short position was established. Where a Fund sells a call option on a futures or forward contract, it may cover either by entering into a long position in the same contract at a price no higher than the strike price of the call option or by owning the instruments or currency underlying the futures or forward contract. The Fund could also cover this position by holding a separate call option permitting it to purchase the same futures or forward contract at a price no higher than the strike price of the call option sold by the Fund.

         Foreign Currency Options. The International Equity Index Fund may purchase U.S. exchange-listed call and put options on foreign currencies. Such options on foreign currencies operate similarly to options on securities. Options on foreign currencies are affected by all of those factors which influence foreign exchange rates and investments generally.

         The value of a foreign currency option is dependent upon the value of the foreign currency and the U.S. dollar, and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies and there is no regulatory requirement that quotations available through dealer or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options market.

         Foreign Currency Conversion. Although foreign exchange dealers do not charge a fee for currency conversion, they do realize a profit based on the difference (the "spread") between prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

         Variable and Floating Rate Notes

         Variable amount master demand notes, in which the Prime Money Market Fund, the Tax Exempt Money Market Fund, the Institutional Prime Money Market Fund, the Bond Funds, and the Equity Funds may invest, are unsecured demand notes that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. Because master demand notes are direct lending arrangements between a Fund and the issuer, they are not normally traded. Although there is no secondary market in the notes, a Fund may demand payment of principal and accrued interest at any time. While the notes are not typically rated by credit rating agencies, issuers of variable amount master demand notes (which are normally manufacturing, retail, financial, and other business concerns) must satisfy the same criteria as set forth above for commercial paper. Each Fund's Adviser or Sub-Adviser will consider the earning power, cash flow, and other liquidity ratios of the issuers of such notes and will continuously monitor their financial status and ability to meet payment on demand. In determining average weighted portfolio maturity, a variable amount master demand note will be deemed to have a maturity equal to the period of time remaining until the principal amount can be recovered from the issuer through demand.

         As described in the Prospectuses of the Bond Funds, the Equity Funds, the Tax-Free Funds, the Ohio Municipal Money Market, the Municipal Money Market, the Institutional Prime Money Market and the Government Money Market Funds, subject to their investment objective policies and restrictions, each such Fund (other than the Equity Index Fund) may acquire variable and floating rate notes. A variable rate note is one whose terms provide for the adjustment of its interest rate on set dates and which, upon such adjustment, can reasonably be expected to have a market value that approximates its par value. A floating rate note is one whose terms provide for the adjustment of its interest rate whenever a specified interest rate changes and which, at any time, can reasonably be expected to have a market value that approximates its par value. Such notes are frequently not rated by credit rating agencies; however, unrated variable and floating rate notes purchased by a Fund will be determined by the Fund's Adviser under guidelines established by the Trust's Board of Trustees to be of comparable quality at the time of purchase to rated instruments eligible for purchase under the Fund's investment policies. In making such determinations, the Adviser will consider the earning power, cash flow and other liquidity ratios of the issuers of such notes (such issuers include financial, merchandising, bank holding and other companies) and will continuously monitor their financial condition. Although there may be no active secondary market with respect to a particular variable or floating rate note purchased by a Fund, the Fund may re-sell the note at any time to a third party. The absence of such an active secondary market, however, could make it difficult for the Fund to dispose of the variable or floating rate note involved in the event the issuer of the note defaulted on its payment obligations, and the Fund could, for this or other reasons, suffer a loss to the extent of the default. Variable or floating rate notes may be secured by bank letters of credit.

         Variable or floating rate notes with stated maturities of more than 397 days may, under the Securities and Exchange Commission's amortized cost rule, Rule 2a-7 under the 1940 Act, be deemed to have shorter maturities as follows:

         (1) A note that is issued or guaranteed by the United States government or any agency thereof which has a variable rate of interest readjusted no less frequently than 397 days will be deemed by a Fund to have a maturity equal to the period remaining until the next readjustment of the interest rate.

         (2) A variable rate note, the principal amount of which is scheduled on the face of the instrument to be paid in one year or less, will be deemed by a Fund to have a maturity equal to the period remaining until the next readjustment of the interest rate.

         (3) A variable rate note that is subject to a demand feature will be deemed by a Fund to have a maturity equal to the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand.

         (4) A floating rate note that is subject to a demand feature will be deemed by a Fund to have a maturity equal to the period remaining until the principal amount can be recovered through demand.

         As used above, a note is "subject to a demand feature" where the Fund is entitled to receive the principal amount of the note either at any time on no more than thirty days' notice or at specified intervals not exceeding one year and upon no more than 30 days notice.

         Variable and floating rate notes for which no readily available market exists will be purchased in an amount which, together with securities with legal or contractual restrictions on resale or for which no readily available market exists (including repurchase agreements providing for settlement more than seven days after notice), exceeds 10% (with respect to the Money Market and Institutional Money Market Funds) or 15% (with respect to all Funds other than the Money Market and Institutional Money Market Funds) of the Fund's NET assets only if such notes are subject to a demand feature that will permit the Fund to demand payment of the principal within seven days after demand by the Fund. If not rated, such instruments must be found by the Fund's Adviser, under guidelines established by the Trust's Board of Trustees, to be of comparable quality to instruments that are rated high quality. A rating may be relied upon only if it is provided by a nationally recognized statistical rating organization that is not affiliated with the issuer or guarantor of the instruments. For a description of the rating symbols of S&P, Moody's, and Fitch used in this paragraph, see the Appendix. The above Funds may also invest in Canadian Commercial Paper which is commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation and in Europaper which is U.S. dollar denominated commercial paper of a foreign issuer.

         Municipal Securities

         As a matter of fundamental policy, under normal market conditions, at least 80% of the total assets of each of the Municipal Money Market Fund, the Ohio Municipal Money Market Fund, the MUNICIPAL INCOME Fund, the Intermediate Tax-Free Bond Fund, the Ohio Municipal Bond Fund, the Texas Tax-Free Bond Fund, the Kentucky Municipal Bond Fund, THE LOUISIANA MUNICIPAL BOND FUND, the West Virginia Tax-Free Bond Fund, the Arizona Tax-Free Bond Fund, and the Tax Exempt Money Market Fund will be invested in Municipal Securities. Each of the Prime Money Market, Asset Allocation, Income Bond, Limited Volatility Bond, Intermediate Bond and Government Bond Funds may also invest in Municipal Securities if the Adviser determines that such Municipal Securities offer attractive yields. Municipal Securities are issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, roads, schools, water and sewer works, and other utilities. Other public purposes for which Municipal Securities may be issued include refunding outstanding obligations, obtaining funds for general operating expenses and obtaining funds to lend to other public institutions and facilities. In addition, certain debt obligations known as "private activity bonds" may be issued by or on behalf of municipalities and public authorities to obtain funds to provide certain water, sewage and solid waste facilities, qualified residential rental projects, certain local electric, gas and other heating or cooling facilities, qualified hazardous waste facilities, high-speed intercity rail facilities, governmentally-owned airports, docks and wharves and mass commuting facilities, certain qualified mortgages, student loan and redevelopment bonds and bonds used for certain organizations exempt from federal income taxation. Certain debt obligations known as "industrial development bonds" under prior federal tax law may have been issued by or on behalf of public authorities to obtain funds to provide certain privately operated housing facilities, sports facilities, industrial parks, convention or trade show facilities, airport, mass transit, port or parking facilities, air or water pollution control facilities, sewage or solid waste disposal facilities, and certain facilities for water supply. Other private activity bonds and industrial development bonds issued to fund the construction, improvement, equipment or repair of privately-operated industrial, distribution, research, or commercial facilities may also be Municipal Securities, but the size of such issues is limited under current and prior federal tax law. The aggregate amount of most private activity bonds and industrial development bonds is limited (except in the case of certain types of facilities) under federal tax law by an annual "volume cap." The volume cap limits the annual aggregate principal amount of such obligations issued by or on behalf of all governmental instrumentalities in the state. The Tax-Free Funds may not be a desirable investment for "substantial users" of facilities financed by private activity bonds or industrial development bonds or for "related persons" of substantial users.

         Private activity bonds that are issued by or on behalf of public authorities to finance various privately-operated facilities are included within the term "Municipal Securities" as used in the Prospectuses of the Tax-Free Funds (other than the Ohio Municipal Money Market, Ohio Municipal Bond and Municipal Money Market Funds) and in this Statement of Additional Information with respect to such Funds only if the interest paid thereon is both exempt from federal income tax and not treated as a preference item for individuals for purposes of the federal alternative minimum tax. Private activity bonds that are subject to federal income tax and are treated as a preference item for individuals for purposes of the federal alternative minimum tax are included within the term Taxable Obligations as used in the Prospectuses of the Tax-Free Funds (other than the Ohio Municipal Money Market Fund, the Ohio Municipal Bond Fund and Municipal Money Market Fund). As used in the Prospectuses of the Ohio Municipal Money Market Fund, the Ohio Municipal Bond Fund and the Municipal Money Market Fund and in this Statement of Additional Information with respect to such Funds, the term Municipal Securities includes private activity bonds that are issued by or on behalf of public authorities to finance privately operated facilities only if the interest paid thereon is exempt from federal income tax. Private activity bonds that are subject to federal income tax are included within the term Taxable Obligations as used in the Prospectuses of the Ohio Municipal Money Market Fund, the Ohio Municipal Bond Fund, and the Municipal Money Market Fund.

         The two principal classifications of Municipal Securities consist of "general obligation" and "limited" (or revenue) issues. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from the issuer's general unrestricted revenues and not from any particular fund or source. The characteristics and method of enforcement of general obligation bonds vary according to the law applicable to the particular issuer, and payment may be dependent upon appropriation by the issuer's legislative body. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Private activity bonds and industrial development bonds generally are revenue bonds and thus not payable from the unrestricted revenues of the issuer. The credit and quality of such bonds is generally related to the credit of the bank selected to provide the letter of credit underlying the bond. Payment of principal of and interest on industrial development revenue bonds is the responsibility of the corporate user (and any guarantor).

         The Funds may also acquire "moral obligation" issues, which are normally issued by special purpose authorities, and in other tax-exempt investments including pollution control bonds and tax-exempt commercial paper. Each Fund may purchase short-term tax-exempt General Obligations Notes, Tax Anticipation Notes, Bond Anticipation Notes, Revenue Anticipation Notes, Project Notes, and other forms of short-term tax-exempt loans. Such notes are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements, or other revenues. Project Notes are issued by a state or local housing agency and are sold by the Department of Housing and Urban Development. While the issuing agency has the primary obligation with respect to its Project Notes, they are also secured by the full faith and credit of the United States through agreements with the issuing authority which provide that, if required, the federal government will lend the issuer an amount equal to the principal of and interest on the Project Notes.

         There are, of course, variations in the quality of Municipal Securities, both within a particular classification and between classifications, and the yields on Municipal Securities depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligations, and the rating of the issue. The ratings of Moody's and S&P represent their opinions as to the quality of Municipal Securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and Municipal Securities with the same maturity, interest rate and rating may have different yields while Municipal Securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Fund, an issue of Municipal Securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Fund's Adviser will consider such an event in determining whether the Fund should continue to hold the obligations.

         Information about the financial condition of issuers of Municipal Securities may be less available than about corporations having a class of securities registered under the Securities Exchange Act of 1934.

         An issuer's obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the federal bankruptcy code, and laws, if any, which may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon the enforcement of such obligations. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Securities may be materially adversely affected by litigation or other conditions.

         Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for tax-exempt obligations or certain segments thereof, or may materially affect the credit risk with respect to particular bonds or notes. Adverse economic, business, legal or political developments might affect all or a substantial portion of a Fund's Municipal Securities in the same manner.

         From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on tax exempt bonds, and similar proposals may be introduced in the future. A recent decision of the United States Supreme Court has held that Congress has the constitutional authority to enact such legislation. It is not possible to determine what effect the adoption of such proposals could have on
(i) the availability of Municipal Securities for investment by the Funds, and
(ii) the value of the investment portfolios of the Funds.

         The Internal Revenue Code of 1986, as amended (the "Code") imposes certain continuing requirements on issuers of tax-exempt bonds regarding the use, expenditure and investment of bond proceeds and the payment of rebates to the United States of America. Failure by the issuer to comply subsequent to the issuance of tax-exempt bonds with certain of these requirements could cause interest on the bonds to become includable in gross income retroactive to the date of issuance.

         The Funds may invest in Municipal Securities either by purchasing them directly or by purchasing certificates of accrual or similar instruments evidencing direct ownership of interest payments or principal payments, or both, on Municipal Securities, provided that, in the opinion of counsel to the initial seller of each such certificate or instrument, any discount accruing on such certificate or instrument that is purchased at a yield not greater than the coupon rate of interest on the related Municipal Securities will to the same extent as interest on such Municipal Securities be exempt from federal income tax and state income tax (where applicable) and not treated as a preference item for individuals for purposes of the federal alternative minimum tax. The Funds may also invest in Municipal Securities by purchasing from banks participation interests in all or part of specific holdings of Municipal Securities. Such participation may be backed in whole or in part by an irrevocable letter of credit or guarantee of the selling bank. The selling bank may receive a fee from a Fund in connection with the arrangement. A Fund will not purchase participation interests unless it receives an opinion of counsel or a ruling of the Internal Revenue Service that interest earned by it on Municipal Securities in which it holds such participation interest is exempt from federal income tax and state income tax (where applicable) and not treated as a preference item for individuals for purposes of the federal alternative minimum tax.

         Demand Features

         The Funds may acquire securities that are subject to puts and standby commitments ("demand features") to purchase the securities at their principal amount (usually with accrued interest) within a fixed period (usually seven days) following a demand by the Fund. The demand feature may be issued by the issuer of the underlying securities, a dealer in the securities or by another third party, and may not be transferred separately from the underlying security.

         Swaps, Caps and Floors

         All of the Bond Funds (except the Limited Volatility Bond Fund) and the fixed income portion of the Asset Allocation Fund may enter into swaps, caps, and floors on various securities (such as U.S. government securities), securities indexes, interest rates, prepayment rates, foreign currencies or other financial instruments or indexes, in order to protect the value of the Fund from interest rate fluctuations and to hedge against fluctuations in the floating rate market in which the Fund's investments are traded, for both hedging and non-hedging purposes. While swaps, caps, and floors (sometimes hereinafter collectively referred to as "swap contracts") are different from futures contracts (and options on futures contracts) in that swap contracts are individually negotiated with specific counterparties, the Funds will use swap contracts for purposes similar to the purposes for which they use options, futures, and options on futures. Those uses of swap contracts (i.e., risk management and hedging) present the Funds with risks and opportunities similar to those associated with options contracts, futures contracts, and options on futures. See "Futures Contracts and Related Options;" and "Options."

         The Funds may enter into these transactions to manage their exposure to changing interest rates and other market factors. Some transactions may reduce each Fund's exposure to market fluctuations while others may tend to increase market exposure.

         Swap contracts typically involve an exchange of obligations by two sophisticated parties. For example, in an interest rate swap, the Fund may exchange with another party their respective rights to receive interest, such as an exchange of fixed rate payments for floating rate payments. Currency swaps involve the exchange of respective rights to make or receive payments in specified currencies. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages.

         Caps and floors are variations on swaps. The purchase of a cap entitles the purchaser to receive a principal amount from the party selling the cap to the extent that a specified index exceeds a predetermined interest rate or amount. The purchase of an interest rate floor entitles the purchaser to receive payments on a notional principal amount from the party selling the floor to the extent that a specified index falls below a predetermined interest rate or amount. Caps and floors are similar in many respects to over-the-counter options transactions, and may involve investment risks that are similar to those associated with options transactions and options on futures contracts.

         Because swap contracts are individually negotiated, they remain the obligation of the respective counterparties, and there is a risk that a counterparty will be unable to meet its obligations under a particular swap contract. If a counterparty defaults on a swap contract with a Fund, the Fund may suffer a loss. To address this risk, each Fund will usually enter into interest rate swaps on a net basis, which means that the two payment streams (one from the Fund to the counterparty, one to the Fund from the counterparty) are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Interest rate swaps do not involve the delivery of securities, other underlying assets, or principal, except for the purposes of collateralization as discussed below. Accordingly, the risk of loss with respect to interest rate swaps entered into on a net basis would be limited to the net amount of the interest payments that the Fund is contractually obligated to make. If the other party to an interest rate swap defaults, the Fund's risk of loss consists of the net amount of interest payments that a Fund is contractually entitled to receive. To protect against losses related to counterparty default, the Funds may enter into swaps that require transfers of collateral for changes in market value. In contrast, currency swaps and other types of swaps may involve the delivery of the entire principal value of one designated currency or financial instrument in exchange for the other designated currency or financial instrument. Therefore, the entire principal value of such swaps may be subject to the risk that the other party will default on its contractual delivery obligations.

         In addition, because swap contracts are individually negotiated and ordinarily non-transferable, there also may be circumstances in which it would be impossible for a Fund to close out its obligations under the swap contract prior to its maturity. Under such circumstances, the Fund might be able to negotiate another swap contract with a different counterparty to offset the risk associated with the first swap contract. Unless the Fund is able to negotiate such an offsetting swap contract, however, the Fund could be subject to continued adverse developments, even after the Adviser has determined that it would be prudent to close out or offset the first swap contract.

         The Funds will not enter into any mortgage swap, interest rate swap, cap or floor transaction unless the unsecured commercial paper, senior debt, or the claims paying ability of the other party thereto is rated in one of the top two rating categories by at least one NRSRO, or if unrated, determined by the Adviser to be of comparable quality.

         The use of swaps involves investment techniques and risks different from and potentially greater than those associated with ordinary Fund securities transactions. If the Adviser is incorrect in its expectations of market values, interest rates, or currency exchange rates, the investment performance of the Funds would be less favorable than it would have been if this investment technique were not used.

         The Staff of the Securities and Exchange Commission is presently considering its position with respect to swaps, caps and floors as senior securities. Pending a determination by the Staff, the Funds will either treat swaps, caps and floors as being subject to their senior securities restrictions or will refrain from engaging in swaps, caps and floors. Once the Staff has expressed a position with respect to swaps, caps and floors, the Funds intend to engage in swaps, caps and floors, if at all, in a manner consistent with such position. To the extent the net amount of an interest rate or mortgage swap is held in a segregated account, consisting of cash or liquid, high grade debt securities, the Funds and the Adviser believe that swaps do not constitute senior securities under the Investment Company Act of 1940 and, accordingly, will not treat them as being subject to each Fund's borrowing restrictions. The net amount of the excess, if any, of each Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of cash or liquid securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Funds' Custodian.

         Structured Instruments

         All of the Bond Funds (except the Limited Volatility Bond Fund) and the fixed income portion of the Asset Allocation Fund may invest, from time to time, in one or more structured instruments. Structured instruments are debt securities issued by agencies of the U.S. government (such as Ginnie Mae, Fannie Mae, and Freddie Mac), banks, corporations, and other business entities whose interest and/or principal payments are indexed to certain specific foreign currency exchange rates, interest rates, or one or more other reference indexes. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms are available and may be used in particular circumstances.

         The terms of such structured instruments provide that their principal and/or interest payments are adjusted upwards or downwards to reflect changes in the reference index while the structured instruments are outstanding. In addition, the reference index may be used in determining when the principal is redeemed. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the reference index and the effect of changes in the reference index on principal and/or interest payment.

         While structured instruments may offer the potential for a favorable rate of return from time to time, they also entail certain risks. Structured instruments may be less liquid than other debt securities, and the price of structured instruments may be more volatile. If the value of the reference index changes in a manner other than that expected by the Adviser, principal and/or interest payments on the structured instrument may be substantially less than expected. The Funds will invest only in structured securities that are consistent with each Fund's investment objective, policies and restrictions and the Adviser's outlook on market conditions. In some cases, depending on the terms of the reference index, a structured instrument may provide that the principal and/or interest payments may be adjusted below zero; however, the Funds will not invest in structured instruments if the terms of the structured instrument provide that the Funds may be obligated to pay more than their initial investment in the structured instrument, or to repay any interest or principal that has already been collected or paid back. Structured instruments that are registered under the federal securities laws may be treated as liquid. In addition, many structured instruments may not be registered under the federal securities laws. In that event, a Fund's ability to resell such a structured instrument may be more limited than its ability to resell other Fund securities. The Funds will treat such instruments as illiquid, and will limit their investments in such instruments to no more than 15% of each Fund's NET assets, when combined with all other illiquid investments of each Fund. In addition, although structured instruments may be sold in the form of a corporate debt obligation, they may not have some of the protection against counterparty default that may be available with respect to publicly traded debt securities (i.e., the existence of a trust indenture). In that respect, the risks of default associated with structured instruments may be similar to those associated with swap contracts. See "Swaps, Caps and Floors."


         New Financial Products

         New options and futures contracts and other financial products, and various combinations thereof, continue to be developed and all of the Bond Funds (except the Limited Volatility Bond Fund) and the fixed income portion of the Asset Allocation Fund may invest in any such options, contracts and products as may be developed to the extent consistent with each Fund's investment objective, policies and restrictions and the regulatory requirements applicable to investment companies.

         These various products may be used to adjust the risk and return characteristics of each Fund's investments. These various products may increase or decrease exposure to security prices, interest rates, commodity prices, or other factors that affect security values, regardless of the issuer's credit risk. If market conditions do not perform consistent with expectations, the performance of each Fund would be less favorable than it would have been if these products were not used. In addition, losses may occur if counterparties involved in transactions do not perform as promised. These products may expose the Fund to potentially greater return as well as potentially greater risk of loss than more traditional fixed income investments.

         Restricted Securities

         Each of the Equity Funds (except the Equity Index Fund and the International Equity Index Fund) and each of the Bond Funds (except the Ohio Municipal Bond Fund) may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) commercial paper is restricted as to disposition under federal securities law and is generally sold to institutional investors, such as the Funds, who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(2) commercial paper is normally resold to other institutional investors like the Funds through or with the assistance of the issuer or investment dealers who make a market in Section 4(2) commercial paper, thus providing liquidity. The Funds believe that Section 4(2) commercial paper and possibly certain other restricted securities which meet the criteria for liquidity established by the Trustees are quite liquid. The Funds intend, therefore, to treat the restricted securities which meet the criteria for liquidity established by the Trustees, including Section 4(2) commercial paper, as determined by the Funds' Adviser, as liquid and not subject to the investment limitation applicable to illiquid securities. In addition, because Section 4(2) commercial paper is liquid, the Fund will not subject such paper to the limitation applicable to restricted securities.

         The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under a Securities and Exchange Commission ("SEC") Staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a nonexclusive safe-harbor for certain secondary market transactions involving securities subject to restrictions on resale under federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule was expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Funds believe that the Staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees have directed the Adviser to consider the following criteria in determining the liquidity of certain restricted securities:

         -    the frequency of trades and quotes for the security;
         - the number of dealers willing to purchase or sell the security and the number of other potential buyers;
         -    dealer undertakings to make a market in the security; and
         - the nature of the security and the nature of the marketplace trades.

         Ohio Municipal Securities

         As used in the Trust's Prospectuses and this Statement of Additional Information, the term "Ohio Municipal Securities" refers to debt securities which (i) are issued by or on behalf of the State of Ohio or its respective authorities, agencies, instrumentalities, and political subdivisions, and (ii) produce interest which, in the opinion of issuer's counsel at the time of issuance, is exempt from both federal income tax, and Ohio personal income tax.

Risk Factors Regarding Investments in Ohio Municipal Securities

         The economy of Ohio, while becoming increasingly diversified and increasingly reliant on the service sector, continues to rely in significant part on durable goods manufacturing, which is largely concentrated in motor vehicles and equipment, steel, rubber products and household appliances. As a result, general economic activity in Ohio, as in many other industrial states, tends to be more cyclical than in some other states and in the nation as a whole. Agriculture also is an important segment of the Ohio economy, and the state has instituted several programs to provide financial assistance to farmers. Although revenue obligations of the state or its political subdivisions may be payable from a specific source or project, and general obligation debt may be payable from a specific tax, there can be no assurance that future economic difficulties and the resulting impact on state and local government finances will not adversely affect the market value of the Ohio Municipal Securities in the Funds of the Trust or the ability of the respective obligators to make timely payment of interest and principal on such obligations.

         Since the Ohio Municipal Bond Fund and Ohio Municipal Money Market Fund invest primarily in Ohio Municipal Securities, the value of each Fund's Shares may be especially affected by factors pertaining to the economy of Ohio and other factors specifically affecting the ability of issuers of Ohio Municipal Securities to meet their obligations. As a result, the value of the Shares of the Ohio Municipal Bond Fund and the Ohio Municipal Money Market Fund may fluctuate more widely than the value of Shares of a portfolio investing in securities relating to a number of different states. The ability of Ohio state, county, or local governments to meet their obligations will depend primarily on the availability of tax and other revenues to those governments and on their fiscal conditions generally. The amounts of tax and other revenues available to issuers of Ohio Municipal Securities may be affected from time to time by economic, political and demographic conditions within the state. In addition, constitutional or statutory restrictions may limit a government's power to raise revenues or increase taxes. The availability of federal, state, and local aid to issuers of Ohio Municipal Securities may also affect their ability to meet their obligations. Payments of principal and interest on limited obligation securities will depend on the economic condition of the facility or specific revenue source from whose revenues the payments will be made, which in turn could be affected by economic, political, and demographic conditions in the state. Any reduction in the actual or perceived ability to meet obligations on the part of either an issuer of an Ohio Municipal Security or a provider of credit enhancement for such Security (including a reduction in the rating of its outstanding securities) would likely affect adversely the market value and marketability of that Ohio Municipal Security and could adversely affect the values of other Ohio Municipal Securities as well.

         West Virginia Municipal Securities

         As used in the Prospectus and this Statement of Additional Information, the term "West Virginia Municipal Securities" refers to debt securities which are issued by or on behalf of West Virginia or its respective authorities, agencies, instrumentalities and political subdivisions and which produce interest which, in the opinion of counsel for the issuer, is exempt from federal income tax, is not treated as a preference item for purposes of the federal alternative minimum tax, and is exempt from West Virginia personal income tax.

Risk Factors Regarding Investments in West Virginia Municipal Securities

         West Virginia's economy is heavily dependent upon the coal mining industry. A reduction in the demand for certain types of coal and increasing governmental regulation has had an adverse impact upon the industry and upon the economy of the state. Notwithstanding the importance of the coal mining industry on the West Virginia economy, over the course of the past few years, West Virginia's economy has benefitted from a developing tourism industry. Tourism directly and indirectly accounts for a material portion of the West Virginia economy.

         In 1989, state taxes were substantially increased by applying sales, service and use taxes to a vast number of consumer and industrial products and services that were previously exempt from such tax. In 1993, the state's gasoline tax was substantially increased.

         In 1990, legislation was enacted directing a statewide reappraisal of real property for ad valorem tax purposes. Implementation of the reappraisal program was completed in 1994. Generally, implementation has substantially increased ad valorem taxes of both residential and commercial real property owners.

         Despite the enactment in 1989 and 1990 of legislation designed to provide a significant increase in revenues to the state, the state experienced a shortfall in revenues. Even with these measures, the Governor in 1990 imposed a two-year hiring freeze on state agencies; and in 1992, and again in January, 1993, the Governor imposed spending reductions on most state agencies in order to bring expenditures in line with revenues.

         The increase in taxes in recent years and the 1993 freeze of expenditures did result in a surplus for the state at the end of its June 30, 1993 fiscal year. The state also had a surplus at the end of its June 30, 1994 fiscal year. However, as in many other states, the state, local governments and school boards continue to struggle to produce sufficient revenues to fund operations and support public education.

         West Virginia led the nation in unemployment from July, 1991 through August, 1993. Although unemployment in West Virginia declined from 10.5% in July, 1993, to 8.7% in July, 1994, West Virginia's unemployment rate is still well above the 6.1% national rate for July, 1994. High unemployment continues to reflect the weakness of the West Virginia economy.

         Kentucky Municipal Securities

         As used in the Prospectus and this Statement of Additional Information, the term "Kentucky Municipal Securities" refers to debt securities which are issued by or on behalf of Kentucky or its respective authorities, agencies, instrumentalities and political subdivisions and which produce interest which, in the opinion of counsel for the issuer, is exempt from federal income tax, is not treated as a preference item for purposes of the federal alternative minimum tax, and is exempt from Kentucky personal income tax.

Risk Factors Regarding Investments in Kentucky Municipal Securities

         As of August 31, 1994, Kentucky had an unemployment rate of 4.4%, which was below the national average of 5.9%. For calendar year 1993, Kentucky's per capita income ranked 43rd in the nation and was 82% of the national average. The most current audited financial statement for Kentucky indicates a surplus of funds in the General Fund of $104.6 million, which was $88.5 million above the budgeted balance.

         Unlike many states, payment on nearly all Kentucky Municipal Securities depends upon revenue generated by the property financed by the securities; the securities are not general obligations of the issuer.

         Texas Municipal Securities

         As used in the Prospectus and this Statement of Additional Information, the term "Texas Municipal Securities" refers to debt securities which are issued by or on behalf of Texas or its respective authorities, agencies, instrumentalities and political subdivisions and which produce interest which, in the opinion of counsel for the issuer, is exempt from federal income tax and is not treated as a preference item for purposes of the federal alternative minimum tax.

Risk Factors Regarding Investments in Texas Municipal Securities

         Because the Fund invests primarily in obligations issued by Texas entities, the Fund's performance is partially dependent upon economic conditions within the State of Texas generally and upon the economic condition of issuing governments and their instrumentalities in particular. In the late 1980's, weakness in the oil and gas related and agricultural sectors of the Texas economy adversely affected consumer spending, financial institutions, utility demand, and real estate values within the state. Consequently, the state and many of its local governments had to increase sales, utilities, and ad valorem tax rates in order to maintain revenue yields. In the past two years, however, in contrast to the national economy, business activity in Texas has strengthened, with employment growth occurring in most sectors. In addition, Texas' major financial institutions have been recapitalized and bank failures have generally ceased.

         Arizona Municipal Securities

         As used in the Prospectus and this Statement of Additional Information, the term "Arizona Municipal Securities" refers to debt securities which are issued by or on behalf of Arizona or its respective authorities, agencies, instrumentalities and political subdivisions and which produce interest which, in the opinion of counsel for the issuer, is exempt from federal income tax and is not treated as a preference item for purposes of the federal alternative minimum tax.

Risk Factors Regarding Investments in Arizona Municipal Securities


         Arizona's outlook remains uncertain as long as the state does not adopt a plan regarding long term matching of revenues and expenditures, especially for education, health care and corrections. Despite severe problems in the real estate sector, Arizona's growth continues to OUT PACE the nation, for example: (i) the state's 35% population growth during the 1980's was the third fastest rate in the nation, next to Alaska and Nevada; (ii) Arizona's current population growth is over 2% per year, about twice the national average, (iii) its growth in non-agricultural employment between July 1990-1991 was 1.5%-- seventh fastest in the nation; and (iv) the state's unemployment rate currently is 7.1%, below the 7.3% U.S. unemployment rate.


         Nonetheless, growth has been expensive for Arizona. During the high-growth 1980's, combined per capita state and local expenditures climbed to about 105% of the U.S. average from about 95%, according to data from the Advisory Commission on Intergovernmental Relations. This occurred just after 1980 tax reform removed food from the sales tax base and imposed limits on property taxes. The resulting reduction in revenues reduced liquidity in the state treasury. General Fund balances fell to a low of zero in fiscal 1983 from a high of 21% in 1980. Balancing the budget has been a challenge ever since, requiring numerous mid-year corrections and special sessions of the legislature. Although growth-generated revenues picked up during the mid-decade boom, growth in entitlements, federally mandated programs, education, and corrections still outstripped revenue inflow. When growth started to slow in 1986, the pressure intensified. Since fiscal 1985, the state managed five successive years of shortfalls with internal borrowing, tax accelerations, one-time adjustments, and budget cuts. After considerable cuts in many departments, fiscal 1991 closed with an estimated 2% balance, and fiscal 1992 had a General Fund balance of $5 million. The forecast for fiscal 1993 is for a balanced budget.


         LOUISIANA MUNICIPAL SECURITIES

         AS USED IN THE PROSPECTUS AND THIS STATEMENT OF ADDITIONAL INFORMATION, THE TERM "LOUISIANA MUNICIPAL SECURITIES" REFERS TO DEBT SECURITIES WHICH ARE ISSUED BY OR ON BEHALF OF LOUISIANA OR ITS RESPECTIVE AUTHORITIES, AGENCIES, INSTRUMENTALITIES AND POLITICAL SUBDIVISIONS AND WHICH PRODUCE INTEREST WHICH, IN THE OPINION OF COUNSEL FOR THE ISSUER, IS EXEMPT FROM FEDERAL INCOME TAX AND IS NOT TREATED AS A PREFERENCE ITEM FOR PURPOSES OF THE FEDERAL ALTERNATIVE MINIMUM TAX.

RISK FACTORS REGARDING INVESTMENTS IN LOUISIANA MUNICIPAL SECURITIES

         LOUISIANA'S GENERAL OBLIGATION BONDS ARE CURRENTLY RATED BAA1 BY MOODY'S INVESTORS SERVICE, INC. ("MOODY'S") AND A MINUS BY STANDARD AND POOR'S RATING GROUP ("S&P"). LOUISIANA'S RATINGS REFLECT AN ONGOING RECOVERY PROCESS FROM THE SEVERE FINANCIAL PROBLEMS WHICH DEVELOPED AFTER OIL PRICES DECLINED IN THE MID-TO-LATE 1980'S.

ALSO, BOTH RATING AGENCIES HAVE COMMENDED THE STATE FOR ENACTING CONSTITUTIONAL REFORMS IN THE FALL OF 1993 THAT CURB BORROWING AND REQUIRE THAT NON-RECURRING REVENUES BE APPLIED TO DEBT REDUCTION. HOWEVER, LOUISIANA REMAINS ONE OF THE WEAKEST STATES IN TERMS OF ITS CREDIT FUNDAMENTALS. WHILE RATINGS OF INDIVIDUAL CITIES, PARISHES, AGENCIES AND SPECIAL DISTRICTS VARY, MOST LOUISIANA ISSUERS HAVE BEEN AFFECTED TO SOME DEGREE BY LOUISIANA'S ECONOMY.

         THROUGH THE OIL BOOM OF THE LATE 1970S AND EARLY 1980S, LOUISIANA'S LABOR FORCE AND EMPLOYMENT GREW STEADILY, AS DID ITS FINANCIAL POSITION.
BY JUNE 30, 1981, THE GENERAL FUND HAD RUN SEVERAL YEARS OF OPERATING SURPLUSES, BRINGING THE ENDING FUND BALANCE TO $839.5 MILLION, A SIZEABLE 16% OF
OPERATING EXPENDITURES. WHEN THE OIL INDUSTRY WEAKENED, ECONOMIC GROWTH SLOWED AND OPERATING DEFICITS OCCURRED, LOUISIANA'S UNDESIGNATED GENERAL FUND
DEFICIT REACHED $512 MILLION IN FISCAL 1988 (ENDED JUNE 30) AND THE FUND
BALANCE WAS A NEGATIVE $377 MILLION.

         TO ADDRESS ITS DEFICITS, LOUISIANA CREATED THE LOUISIANA RECOVERY DISTRICT IN 1988, WHICH SOLD $979 MILLION REVENUE BONDS SECURED BY (I) THE REVENUES DERIVED FROM THE RECOVERY DISTRICT'S 1% STATEWIDE SALES AND USE TAX, AND (II) ALL FUNDS AND ACCOUNTS HELD UNDER THE RECOVERY DISTRICT'S GENERAL BOND RESOLUTION AND ALL INVESTMENT EARNINGS ON SUCH FUNDS AND ACCOUNTS. AS OF DECEMBER 31, 1994, THE PRINCIPAL AMOUNT OF ALL THESE BONDS (INCLUDING BONDS ISSUED TO DEFEASE CERTAIN PORTIONS OF THE ORIGINAL BOND ISSUE) WAS $486,795 MILLION. ARTICLE VI, SECTION 30.1 OF THE STATE CONSTITUTION, EFFECTIVE NOVEMBER 3, 1994, PROHIBITS THE RECOVERY DISTRICT FROM ISSUING ADDITIONAL BONDS EXCEPT TO REFUND BONDS AT A LOWER EFFECTIVE INTEREST RATE. ALL BONDS OF THE RECOVERY DISTRICT SHALL BE RETIRED NO LATER THAN THE END OF THE FISCAL YEAR 1998-1999.

         DURING THE PERIOD FROM FISCAL YEAR 1987-1988 THROUGH FISCAL YEAR 1993-1994, LOUISIANA EXPERIENCED OPERATING BUDGET DEFICITS IN THREE OF
THE SEVEN FISCAL YEARS. THE OPERATING DEFICIT PROBLEM WAS EXACERBATED BY THE HIGHLY DEPENDENT NATURE OF LOUISIANA'S BUDGET ON MINERAL REVENUES AND
THE DRAMATIC FLUCTUATIONS IN OIL PRICES OVER THE LAST DECADE.

         LOUISIANA BEGAN FISCAL YEAR 1988-1989 WITH A BALANCE OF $271
MILLION IN THE GENERAL FUND AND ENDED THE YEAR WITH AN OPERATING SURPLUS
WHICH, WHEN COMBINED WITH PRIOR YEAR ADJUSTMENTS OF $384 MILLION, PROVIDED THE STATE WITH AN ENDED BALANCE IN THE GENERAL FUND OF $655 MILLION. FISCAL
YEAR ENDED 1989-1990 ENDED WITH A SMALL OPERATING SURPLUS OF $47 MILLION WHICH, WHEN ADDED TO THE $655 MILLION BALANCE FROM THE PRIOR FISCAL YEAR,
RESULTED IN AN ACCUMULATED SURPLUS OF $702 MILLION AS OF JUNE 30, 1990.

         IN FISCAL YEAR 1990-1991, LOUISIANA ENDED THE FISCAL YEAR WITH AN ACCUMULATED SURPLUS IN THE GENERAL FUND OF $417.98 MILLION. IN FISCAL YEAR 1991-1992, STATE OPERATIONS RESULTED IN A $487 MILLION DEFICIT WHICH, AFTER ADJUSTMENT, RESULTED IN AN UNDESIGNATED

FUND BALANCE DEFICIT OF $83 MILLION. THIS SHORTFALL WAS ELIMINATED BY UTILIZING A SET ASIDE AGAINST THE TOTAL BALANCE AVAILABLE FOR APPROPRIATIONS.

         LOUISIANA ENDED FISCAL YEAR 1992-1993 WITH A POSITIVE UNDESIGNATED BALANCE IN ITS GENERAL FUND OF $101 MILLION. AT THE END OF FISCAL YEAR 1993-1994, THERE WAS AN OPERATING SURPLUS OF $129 MILLION WHICH, AFTER INCLUDING THE PRIOR YEAR'S FUND BALANCE AND RESERVE CHANGES, RESULTED IN A
POSITIVE UNDESIGNATED UNRESERVED GENERAL FUND BALANCE OF $212.9 MILLION. THE STATE FORECASTS FOR FISCAL YEAR 1995-1996 INDICATE A POTENTIAL REVENUE
SHORTFALL OF $192 MILLION IN ORDER TO CONTINUE STATE OPERATIONS IN FISCAL
YEAR 1995-1996 AT CURRENT LEVELS.

         IT SHOULD BE NOTED THAT THE GENERAL FUND COULD BE IMPACTED BY
CERTAIN PENDING MEDICAID ISSUES. CURRENTLY, LOUISIANA IS ELIGIBLE TO
RECEIVE UP TO $1.217 BILLION IN MEDICAID DISPROPORTIONATE SHARE PAYMENTS FOR HOSPITALS. IN THE PAST, LOUISIANA HAS USED A PORTION OF THE AMOUNTS PAID
TO THE PUBLIC HOSPITALS IN THE STATE TO RETURN TO THE MEDICAID PROGRAM TO HELP FINANCE THIS HEALTH CARE.

         THE 1993 AMENDMENTS TO THE FEDERAL DISPROPORTIONATE SHARE LAW
SEVERELY RESTRICT THE STATE'S ABILITY TO CONTINUE TO HELP FINANCE HEALTH
CARE IN THIS MANNER. IT IS ESTIMATED THAT A TOTAL OF APPROXIMATELY $940 MILLION IN DISPROPORTIONATE SHARE FUNDING WILL BE PAID OUT IN STATE FISCAL YEAR
1995, COMPARED TO THE TOTAL CAPPED AMOUNT AVAILABLE TO LOUISIANA OF $1.271 BILLION. THUS, THE 1993 AMENDMENTS REDUCED LOUISIANA'S DISPROPORTIONATE
SHARE FUND BY OVER $300 MILLION. IN FISCAL YEAR 1996, THE ESTIMATED LOSS OF DISPROPORTIONATE SHARE FUNDING IS OVER $750 MILLION.

         ON DECEMBER 31, 1994, LOUISIANA SUBMITTED A PROPOSED "SECTION 1115 WAIVER" TO THE FEDERAL GOVERNMENT TO SIGNIFICANTLY CHANGE ITS MEDICAID PROGRAM TO ALLOW MORE FLEXIBILITY AND TO ADDRESS THE POTENTIAL FINANCING PROBLEM. PRELIMINARY MEETINGS WITH HEALTH AND HUMAN SERVICES INDICATE THAT THE FEDERAL GOVERNMENT IS INTERESTED IN DEVELOPING A JOINT SOLUTION TO LOUISIANA'S HEALTH CARE FUNDING CRISIS AND IS WORKING WITH THE STATE ON THE WAIVER. THE WAIVER PROPOSAL PROVIDES FOR A PHASE-IN OF A MANAGED CARE PROGRAM WITH EMPHASIS ON PRIMARY AND PREVENTIVE SERVICES THROUGH A CAPITATED PAYMENT SYSTEM WHICH SHOULD PROVIDE FOR MORE STABILITY AND CONTROLLED GROWTH IN THE MEDICAID PROGRAM. THE STATE HAS RECEIVED A LETTER FROM U.S. SECRETARY OF HEALTH AND HUMAN SERVICES, DONNA SHALALA, ADVISING THAT THEY HOPE TO REACH A FINAL AGREEMENT WITH 120 DAYS.

         THE HEALTH CARE FINANCING ADMINISTRATION ("HCFA") HAS RECENTLY NOTIFIED LOUISIANA THAT IT HAS QUESTIONS CONCERNING THE PROVIDER FEE LEGISLATION ENACTED IN 1993. IF HCFA DISALLOWS THE PROVIDER FEE, THERE COULD BE A NEGATIVE $112 MILLION EFFECT AS OF JUNE 30, 1994. THE STATE IS EXPECTED TO AGGRESSIVELY OBJECT TO ANY DISALLOWANCE BY HCFA.

         ECONOMICALLY, LOUISIANA WILL CONTINUE TO BE AFFECTED BY WORLD ENERGY MARKETS. APPROXIMATELY 15% OF THE NATION'S CRUDE OIL AND APPROXIMATELY 28% OF ITS NATURAL GAS ARE PRODUCED IN LOUISIANA. IN THE PAST THE STATE HAS ESTIMATED THAT UP TO 25% OF ITS ECONOMY IS DIRECTLY OR INDIRECTLY RELATED TO ENERGY. THIS IS DESPITE THE FACT THAT ONLY 5.5% OF EMPLOYMENT IS IN OIL AND GAS EXTRACTION, CHEMICALS AND ALLIED PRODUCTS AND PETROLEUM REFINING. OIL AND OIL RELATED JOBS ALSO TEND TO BE AT RELATIVELY HIGH WAGES, MAGNIFYING THEIR ECONOMIC EFFECT. SIMILARLY, ALTHOUGH SEVERANCE TAXES AND ROYALTIES ACCOUNTED FOR ALMOST 4.3% OF OPERATING REVENUES FOR FISCAL YEAR 1993-1994, COMPARED WITH ALMOST 25% TEN YEARS AGO, ENERGY RELATED ACTIVITY AFFECTS INDIVIDUAL AND CORPORATE TAXES, WHICH TOGETHER WITH SALES TAXES ACCOUNT FOR 21.3% OF GENERAL REVENUES. UNEMPLOYMENT DECLINED IN LOUISIANA FROM 12% IN 1987 TO 6.2% IN 1990. THIS WAS DUE IN PART TO INCREASED EMPLOYMENT BUT ALSO TO OUT-MIGRATION OF POPULATION AND A DECLINE IN LABOR FORCE. LOUISIANA'S JOBLESS RATE HAS SINCE RISEN TO 7.4% AS OF DECEMBER 31, 1994. THE COMPARABLE NATIONAL UNEMPLOYMENT RATE WAS 6.8%. IN ADDITION TO OIL AND GAS, MAJOR CONTRIBUTORS TO LOUISIANA'S ECONOMY INCLUDE CHEMICAL PRODUCTION, SHIPPING, AGRICULTURE AND TOURISM.

         LOUISIANA'S DEBT BURDEN IS WELL ABOVE THAT OF OTHER STATES, WHILE WEALTH AND INCOME INDICATORS ARE BELOW THE NATIONAL AVERAGE. IN 1993, FOR EXAMPLE, THE MOST RECENT YEAR FOR WHICH DATA IS AVAILABLE, LOUISIANA'S PER CAPITA PERSONAL INCOME WAS 80% OF THE UNITED STATES AVERAGE. ACCORDING TO MOODY'S, LOUISIANA'S STATE-LEVEL TAX SUPPORTED DEBT IS THE SIXTH HIGHEST AS A PERCENTAGE OF PERSONAL INCOME AND EIGHTH HIGHEST ON A PER-CAPITA BASIS.

         MUNICIPAL OBLIGATIONS ARE SUBJECT TO THE PROVISIONS OF BANKRUPTCY, INSOLVENCY AND OTHER LAWS AFFECTING THE RIGHTS AND REMEDIES OF CREDITORS, SUCH AS THE FEDERAL BANKRUPTCY CODE, AND LAWS, IF ANY, WHICH MAY BE ENACTED BY CONGRESS OR STATE LEGISLATURES EXTENDING THE TIME FOR PAYMENT OF PRINCIPAL OR INTEREST, OR BOTH, OR IMPOSING OTHER CONSTRAINTS UPON ENFORCEMENT OF SUCH OBLIGATIONS OR UPON MUNICIPALITIES TO LEVY TAXES. THERE IS ALSO THE POSSIBILITY THAT AS A RESULT OF LITIGATION OR OTHER CONDITIONS THE POWER OR ABILITY OF ANY ONE OR MORE ISSUERS TO PAY WHEN DUE PRINCIPAL OR INTEREST ON ITS OR THEIR MUNICIPAL OBLIGATIONS MAY BE MATERIALLY AFFECTED.

INVESTMENT RESTRICTIONS


         Unless otherwise specifically noted, the following investment restrictions may be changed with respect to a particular Fund only by a vote of a majority of the outstanding Shares of that Fund. See "ADDITIONAL INFORMATION-- Miscellaneous" in this Statement of Additional Information.

         None of the Funds may:

         1. Purchase securities on margin, sell securities short, or participate in a joint or joint and several basis in any securities trading account, except, in the case of the Municipal

Bond Funds, for use of short-term credit necessary for clearance of purchases of portfolio securities.

         2. Underwrite the securities of other issuers except to the extent that a Fund may be deemed to be an underwriter under certain securities laws in the disposition of "restricted securities."

         3. Purchase or sell commodities or commodity contracts (including futures contracts), except that for bona fide hedging and other permissible purposes: (i) the Equity, Bond and International Equity Index Funds may purchase or sell financial futures contracts and may purchase call or put options on financial futures contracts, and (ii) the International Equity Index Fund may purchase or sell foreign currency futures contracts and foreign currency forward contacts, and may purchase put or call options on foreign currency futures contracts and on foreign currencies on appropriate U.S. exchanges, and may purchase or sell foreign currency on a spot basis.

         4. Purchase participation or other direct interests in oil, gas or mineral exploration or development programs (although investments by all Funds other than the U.S. Treasury Securities Money Market, Treasury Money Market, Treasury Only Money Market and Government Money Market Funds in marketable securities of companies engaged in such activities are not hereby precluded).

         5. Invest in any issuer for purposes of exercising control or management.

         6. Purchase securities of other investment companies except as permitted by the 1940 Act and the rules and regulations thereunder.

         7. Purchase or sell real estate (however, each Fund except the Money Market Funds may, to the extent appropriate to its investment objective, purchase securities secured by real estate or interests therein or securities issued by companies investing in real estate or interests therein).

         8. Borrow money or issue senior securities, except that each Fund may borrow from banks or enter into reverse repurchase agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of the Fund's total assets at the time of its borrowing. A Fund will not purchase securities while its borrowings (including reverse repurchase agreements) in excess of 5% of its total assets are outstanding.

         In addition, the U.S. Treasury Securities Money Market, the Prime Money Market and the Institutional Money Market Funds may not:

         1. Buy common stocks or voting securities.

         In addition, the U.S. Treasury Securities Money Market, the Prime Money Market, and the Government Money Market Funds may not:


         1. Buy STATE, municipal, or private activity bonds.


         The following investment restrictions are non-fundamental except as noted otherwise and therefore can be changed by the Board of Trustees without prior shareholder approval.

         No Fund may:

         1. Purchase or retain securities of any issuer if the officers or Trustees of the Trust or the officers or directors of its Adviser owning beneficially more than one-half of 1% of the securities of such issuer together own beneficially more than 5% of such securities.

         2. Invest more than 5% of a Fund's total assets in the securities of issuers which together with any predecessors have a record of less than three years continuous operation. (This restriction shall not apply to investments in asset-backed securities and other mutual funds authorized for purchase by such Fund, as described in its Prospectus. For purposes of this restriction, an "Asset-Backed Security" means a debt obligation issued by a limited-purpose entity whose primary business activity is acquiring and holding financial assets.) (This restriction is fundamental with respect to the Ohio Municipal Money Market Fund.)

         3. Invest in illiquid securities in an amount exceeding, in the aggregate 15% of the Fund's net assets (10% of net assets for a Fund that is a Money Market Fund). An illiquid security is a security which cannot be disposed of promptly (within seven days) and in the usual course of business without a loss, and includes repurchase agreements maturing in excess of seven days, time deposits with a withdrawal penalty, non-negotiable instruments and instruments for which no market exists. (This restriction is fundamental with respect to the Ohio Municipal Money Market Fund.)

The Equity Funds, the Municipal Bond Funds, and the Institutional Money Market Funds may not:

         1. Acquire securities that are subject to restrictions on resale because they are not registered under the Securities Act of 1933, if such investment would exceed 5% of the Fund's total assets.

Each of the Asset Allocation and Intermediate Bond Funds may not:

         1. Invest more than 15% of its NET assets in securities with legal or contractual restrictions on resale. However, this restriction shall not apply to securities eligible for resale to institutional buyers under Rule 144A of the Securities and Exchange Commission or to securities that become a part of the Fund's assets through merger, exchange or recapitalization involving securities already held in a Fund.


None of the Money Market Funds or Institutional Money Market Funds may:

         1. Write or purchase call options.

         2. Write or purchase put options except that each of the Ohio Municipal Money Market, Municipal Money Market and Tax-Exempt Money Market Funds may acquire puts with respect to Municipal Securities in its portfolio and sell those puts in conjunction with a sale of those Municipal Securities.


The MUNICIPAL INCOME Fund, Ohio Municipal Money Market Fund, Municipal Money Market Fund and the Tax-Exempt Money Market Fund may not:


         1. Write or sell puts, calls, straddles, spreads or combinations thereof except that a Fund may acquire puts with respect to Municipal Securities in its portfolio and sell those puts in conjunction with a sale of those Municipal Securities.

The Government ARM Fund may not:

         1. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities and repurchase agreements involving such securities. For purposes of this limitation (i) utility companies will be divided according to their services, for example, gas, gas transmission, electric and telephone will each be considered a separate industry; and (ii) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents.

         Additionally, although not a matter controlled by their fundamental investment policies or restrictions (and therefore subject to change without Shareholder approval), the Equity Funds and the Bond Funds will not, so long as their Shares are registered under the securities laws of the State of Texas and such restrictions are required as a consequence of such registration, (1) invest more than 5% of any Fund's net assets in warrants; provided that, of this 5%, no more than 2% will be in warrants that are not listed on the New York Stock Exchange or the American Stock Exchange or (2) invest more than 15% of any Fund's net assets in securities which are not readily marketable. For purposes of restriction (1) in the preceding sentence, warrants acquired by a Fund in units or attached to other securities may be deemed to be without value.


         Additionally, although not a matter controlled by their fundamental investment policies or restrictions (and therefore subject to change without Shareholder approval), the Equity Funds, the Bond Funds, the Municipal Money Market Fund, the U.S. Treasury Securities Money Market Fund, the Prime Money Market Fund, the Intermediate Tax-Free Bond Fund, the MUNICIPAL INCOME Fund, and the Texas Tax-Free Bond Fund will not, so long as their Shares are registered under the securities laws of the State of Texas and such restrictions are required as a consequence of such registration, (1) purchase participations or other direct interests in oil, gas, or mineral explorations or development programs and oil, gas or mineral leases, or (2) purchase or sell real estate or real estate limited partnership interests.


         Additionally, although not a matter controlled by their fundamental investment policies or restrictions (and therefore subject to change without Shareholder approval), each of the Funds may, so long as their Shares are registered under the securities laws of the State of California and such restrictions are required as a consequence of such registration, purchase securities of other open-end investment companies, provided that the adviser will waive its fee on that portion of the assets placed in such open-end investment companies.


         Additionally, although not a matter controlled by their fundamental investment policies or restrictions (and therefore subject to change without Shareholder approval), so long as its Shares are registered under the securities laws of the State of Arkansas and such restrictions are required as a consequence of such registration, (1) none of the Money Market Funds, the Institutional Money Market Funds or the Bond Funds may acquire securities that are subject to restrictions on resale because they are not registered under the Securities Act of 1933, if such investment would exceed 10% of such Fund's NET assets; and (2) none of the International Equity Index Fund, the Equity Index Fund, the Tax Exempt Money Market Fund or the Government Money Market Fund will invest in puts, calls, straddles, spreads or any combination thereof if such investment would exceed 5% of such Fund's total assets.


         Additionally, although not a matter controlled by its fundamental investment policies or restrictions (and therefore subject to change without Shareholder approval), so long as its Shares are registered under the securities laws of the State of Ohio, and such restriction is required as a consequence of such registration, none of the Intermediate Tax-Free Bond Fund or the Institutional Money Market Funds will acquire securities which are restricted as to disposition, in excess of fifteen percent (15%) of such Fund's net assets.

PORTFOLIO TURNOVER

         The portfolio turnover rate for each Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the year by the monthly average value of the portfolio securities. The calculation excludes all securities whose maturities at the time of acquisition were one year or less. Thus, for regulatory purposes, the portfolio turnovers with respect to the Money Market Funds were zero for the period from the commencement of their respective operations to June 30, 1995 and are expected to remain zero, and the portfolio turnover rate with respect to the Institutional Money Market Funds is expected to be zero.

         The portfolio turnover rates of the Funds for the fiscal years ended June 30, 1995 and 1994 were as follows:

                                THE ONE GROUP(R)
                               PORTFOLIO TURNOVER


                                                             FISCAL YEAR ENDED
                                                                  JUNE 30,
                                                         --------------------------
                  FUND                                    1995             1994
-----------------------------------------------------------------------------------
U.S. Treasury Securities Money Market                      0%**             0%**
Prime Money Market                                         0%**             0%**
Municipal Money Market                                     0%**             0%**
Ohio Municipal Money Market                                0%**             0%**
Income Equity                                              4.03%           22.69%
Disciplined Value                                        176.66%           56.33%
Growth OPPORTUNITIES                                     132.63%           70.67%
Equity Index                                               2.71%           11.81%
Large Company Value                                      203.13%          111.72%
Asset Allocation                                         115.36%           56.55%
International Equity Index                                 4.67%            7.74%
Large Company Growth                                      14.22%            9.04%
Income Bond                                              262.25%          131.04%
Limited Volatility Bond                                   76.43%           30.61%
Intermediate Tax-Free Bond                               199.76%          105.98%
MUNICIPAL INCOME                                          66.02%          101.48%
Ohio Municipal Bond                                       77.69%           16.77%
Government Bond                                          106.14%          377.78%
Government ARM                                             2.91%          242.20%
Intermediate Bond                                         99.71%***        85.62%
Treasury Only Money Market                                 0%**             0%**
Government Money Market                                    0%**             0%**
Kentucky Municipal Bond                                   19.75%****         ****
Institutional Prime Money Market                           NA*              NA*
Treasury Money Market                                      NA*              NA*
Tax-Exempt Money Market                                    NA*              NA*
Arizona Tax-Free Bond                                      NA*              NA*
Texas Tax-Free Bond                                        NA*              NA*
W. Virginia Tax-Free Bond                                  NA*              NA*
LOUISIANA MUNICIPAL BOND                                   NA*              NA*
VALUE GROWTH                                               NA*              NA*
GULF SOUTH GROWTH                                          NA*              NA*

---------------------

*     As of June 30, 1995, the Fund had not commenced operations.
**    Turnover rate is not applicable to money market funds.
*** Portfolio turnover rate for the period from November 1, 1994 to June 30, 1995.
****  Portfolio turnover rate for the period from January 20, 1995 to June
      30, 1995 for Class A and Fiduciary Class shares and from March 16, 1995 (commencement of operations) to June 30, 1995 for Class B shares. For the period from February 1, 1994 to January 19, 1995 the portfolio turnover rate was 10.00% and for the period from March 12, 1993 to January 31, 1994 the portfolio turnover rate was 5.00%.
      The high portfolio turnover rates for the fiscal year ended June 30, 1995 for the Disciplined Value Fund, Growth OPPORTUNITIES Fund, Large Company Value Fund, Asset Allocation Fund, Income Bond Fund, Intermediate Tax-Free Bond, Government Bond Fund, and Intermediate Bond Fund resulted from various factors, including some or all of the following: investment strategies, decreasing interest rates, unusually high market volatility and significant growth of the Fund. Portfolio turnover may vary greatly from year to year as well as within a particular year, and may also be affected by cash requirements for redemptions of Shares and by requirements which enable the Trust to receive certain favorable tax treatments. Portfolio turnover will not be a limiting factor in making portfolio decisions.

ADDITIONAL TAX INFORMATION CONCERNING ALL FUNDS OF THE TRUST

         It is the policy of each Fund of the Trust to meet the requirements necessary to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). By following such policy, each Fund expects to eliminate or reduce to a nominal amount the federal income taxes to which it may be subject.

         In order to qualify as a regulated investment company, each Fund of the Trust must, among other things, (1) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock or securities, foreign currencies or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities or currencies, (2) derive less than 30% of its gross income from the sale or other disposition of stock, securities, options, futures, forward contracts, and certain foreign currencies (or certain options, futures, or forward contracts on foreign currencies) held for less than three months, and (3) diversify its holdings so that at the end of each quarter of its taxable year (i) at least 50% of the market value of the Fund's assets is represented by cash or cash items, United States government securities, securities of other regulated investment companies, and other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund's assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than United States government securities or the securities of other regulated investment companies) or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses. These requirements may restrict the degree to which the Fund may engage in short-term trading and limit the range of the Fund's investments. If a

Fund of the Trust qualifies as a regulated investment company, it will not be subject to federal income tax on the part of its income distributed to Shareholders, provided the Fund distributes during its taxable year at least (a) 90% of its taxable net investment income (very generally, dividends, interest, certain other income, and the excess, if any, of net short-term capital gain over net long-term loss), and (b) 90% of the excess of (i) its tax-exempt interest income (if any) less (ii) certain deductions attributable to that income. Each Fund of the Trust intends to make sufficient distributions to Shareholders to qualify for this special tax treatment.

         If a Fund failed to qualify as a regulated investment company receiving special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to Shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company and being accorded special tax treatment.

         Regulated investment companies that do not distribute in each calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their "ordinary income" (as defined) for the calendar year, plus 98% of their capital gain net income (as defined) for the one-year period ending on October 31 of such calendar year, plus any undistributed amounts from the previous year are subject to a non-deductible excise tax equal to 4% of the undistributed amounts. For purposes of the excise tax, a Fund is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year. Each Fund of the Trust intends to make sufficient distributions to avoid liability for the excise tax.

         Shareholders of the Funds will generally pay federal income tax on distributions received from the Funds. Dividends that are attributable to a Fund's net investment income will be taxed to shareholders as ordinary income. Distributions of net capital gain that are designated by a Fund as capital gain dividends will generally be taxable to a Shareholder receiving such distributions as long-term capital gain regardless of how long the Shareholder has held its shares. Distributions in excess of a Fund's current and accumulated "earnings and profits" will be treated by a Shareholder receiving such distributions as a return of capital to the extent of such Shareholder's basis in its Shares in the Fund, and thereafter as capital gain. A return of capital is not taxable, but reduces a Shareholder's basis in its shares. Shareholders not subject to tax on their income generally will not be required to pay tax on amounts distributed to them. The sale, exchange or redemption of Fund shares by a Shareholder may give rise to a taxable gain or loss to that Shareholder. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the Shareholder has held the shares for more than 12 months, and otherwise as short-term capital gain or loss. However, if a Shareholder sells shares at a loss within six months of purchase, any loss will be disallowed for Federal income tax purposes to the extent of any exempt-interest dividends received on such shares. In addition, any loss (not already disallowed as provided in the preceding sentence) realized upon a taxable disposition of shares held for six months or less will be treated as long-term to the extent of any long-term capital gain distributions received by the Shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other Fund shares are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

         Certain investment and hedging activities of the Funds, including transactions in options, futures contracts, hedging transactions, forward contracts, straddles, foreign currencies, and foreign securities will be subject to special tax rules. In a given case, these rules may accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, convert short-term capital losses into long-term capital losses, or otherwise affect the character of the Fund's income. These rules could therefore affect the amount, timing and character of distributions to Shareholders. Income earned as a result of these transactions would, in general, not be eligible for the dividends-received deduction or for treatment as exempt-interest dividends when distributed to Shareholders. The Fund will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interest of the Fund.

         Certain securities purchased by the Funds (such as STRIPS, CUBES, TRS, TIGRS, and CATS), as defined in the Description of Permitted Investments in the Funds' Prospectuses, are sold at original issue discount and thus do not make periodic cash interest payments. A Fund will be required to include as part of its current income for tax purposes the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes substantially all of its net investment income to its Shareholders (including such imputed interest), the Fund may have to sell portfolio securities in order to generate the cash necessary for the required distributions. Such sales may occur at a time when the Adviser would not have chosen to sell such securities and may result in a taxable gain or loss.

         A Fund will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends or of gross proceeds from redemptions paid to any individual Shareholder who has provided to the Fund either an incorrect tax identification number or no number at all, or who is subject to withholding by the Internal Revenue Service for failure properly to report payments of interest or dividends. This withholding, known as backup withholding, is not an additional tax, and any amounts withheld may be credited against the Shareholder's ultimate U.S. tax liability.

         The foregoing is only a summary of some of the important federal tax considerations generally affecting purchasers of Shares of a Fund of the Trust. Further tax information regarding the Tax-Free Funds and the International Equity Index Fund is included in following sections of this Statement of Additional Information. No attempt is made to present herein a complete explanation of the federal income tax treatment of each Fund or its Shareholders, and this discussion is not intended as a substitute for careful tax planning. Accordingly, prospective purchasers of Shares of a Fund are urged to consult their tax advisers with specific reference to their own tax situation, including the potential application of state, local and (if applicable) foreign taxes.

         The foregoing discussion and the discussion below regarding the Tax-Free Funds and the International Equity Index Fund are based on tax laws and regulations which are in effect on the date of this Statement of Additional Information; such laws and regulations may be changed by legislative, judicial or administrative action, and such changes may be retroactive.

ADDITIONAL TAX INFORMATION CONCERNING THE TAX-FREE FUNDS

         The Code permits a regulated investment company which has invested, at the close of each quarter of its taxable year, at least 50% of its assets in tax-free Municipal Securities and other securities the interest on which is exempt from the regular federal income tax to pay exempt-interest dividends to its Shareholders.

         The policy of each Tax-Free Fund is to distribute each year as exempt-interest dividends substantially all the Fund's net exempt interest income. An exempt-interest dividend is any dividend or part thereof (other than a capital gain dividend) paid by a Tax-Free Fund and designated as an exempt-interest dividend in a written notice mailed to Shareholders after the close of the Fund's taxable year, which does not exceed, in the aggregate, the net interest income from Municipal Securities and other securities the interest on which is exempt from the regular federal income tax received by the Fund during the taxable year. The percentage of the total dividends paid for any taxable year which qualifies as federal exempt-interest dividends will be the same for all Shareholders receiving dividends from a Tax-Free Fund during such year, regardless of the period for which the Shares were held.

         Exempt-interest dividends may generally be treated by a Tax-Free Fund's Shareholders as items of interest excludable from their gross income under
Section 103(a)(1) of the Code. However, each Shareholder of a Tax-Free Fund is advised to consult his or her tax adviser with respect to whether such Shareholder may be treated as a "substantial user" or a "related person" to such user under Section 147(a) with respect to facilities financed through any of the tax-exempt obligations held by the Fund. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who regularly uses a part of such facilities in his trade or business and (a)(i) whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities or
(ii) who occupies more than 5% of the usable area of the facility or (b) for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" includes certain related natural persons, affiliated corporations, partners and partnerships.

         Dividends attributable to interest on certain private activity bonds issued after August 7, 1986 must be included in alternative minimum taxable income for purposes of determining liability (if any) for the alternative minimum tax applicable to individuals and the alternative minimum tax applicable to corporations. In the case of corporations, all tax-exempt interest dividends will be taken into account in determining adjusted current earnings for the purpose of computing the alternative minimum tax imposed on corporations (as defined for federal income tax purposes).

         Each Tax-Free Fund may at times purchase Municipal Securities (or other securities the interest on which is exempt from the regular federal income tax) at a discount from the price at which they were originally issued. For federal income tax purposes, some or all of the market discount will be included in the Fund's ordinary income and will be taxable to shareholders as such when it is distributed to them.

         Each Tax-Free Fund may acquire rights regarding specified portfolio securities under puts. See "Puts." The policy of each Tax-Free Fund is to limit its acquisition of puts to those under which the Fund will be treated for federal income tax purposes as the owner of the Municipal Securities acquired subject to the put and the interest on the Municipal Securities will be tax-exempt to the Fund. Although the Internal Revenue Service has issued a published ruling that provides some guidance regarding the tax consequences of the purchase of puts, there is currently no guidance available from the Internal Revenue Service that definitively establishes the tax consequences of many of the types of puts that the Funds could acquire under the 1940 Act. Therefore, although a Tax-Free Fund will only acquire a put after concluding that it will have the tax consequences described above, the Internal Revenue Service could reach a different conclusion from that of the Fund.

         The foregoing is only a summary of some of the important tax considerations generally affecting purchasers of Shares of a Tax-Free Fund. Additional tax information concerning all Funds of the Trust is contained in the immediately preceding section of this Statement of Additional Information. No attempt is made to present a complete explanation of the federal income tax treatment of each Tax-Free Fund or its Shareholders, and this discussion is not intended as a substitute for careful tax planning. Accordingly, prospective purchasers of Shares of a Tax-Free Fund are urged to consult their tax advisers with specific reference to their own tax situation, including the potential application of state, local and foreign taxes.

ADDITIONAL TAX INFORMATION CONCERNING THE INTERNATIONAL EQUITY INDEX FUND

         Transactions of the International Equity Index Fund in foreign currencies, foreign currency denominated debt securities and certain foreign currency options, future contracts and forward contracts (and similar instruments) may result in ordinary income or loss to the Fund for federal income tax purposes which will be taxable to the Shareholders as such when it is distributed to them.

         Gains from foreign currencies (including foreign currency options, foreign currency futures and foreign currency forward contracts) will constitute qualifying income for purposes of the 90% test. However, future Treasury regulations may exclude from qualifying income foreign currency gains not directly related to the Trust's business of investing in stock or securities (and may further define those foreign currency transactions that are not directly related).

         Investment by the International Equity Index Fund in certain "passive foreign investment companies" could subject the Fund to a U.S. federal income tax or other charge on proceeds from the sale of its investment in such a company or other distributions from such a company, which tax cannot be eliminated by making distributions to International Equity Index Fund Shareholders. If the International Equity Index Fund elects to treat a passive foreign investment company as a "qualified electing fund," different rules would apply, although the International Equity Index Fund does not expect to make such an election. Rather, the Fund intends to avoid such tax or other charge by making an election to mark such investments to market annually.

FOREIGN TAX CREDIT

         If more than 50% of the International Equity Index Fund's TOTAL assets at year end consist of the debt and equity securities of foreign corporations, the Fund intends to elect to permit its Shareholders who are U.S. citizens to claim a foreign tax credit or deduction on their U.S. income tax returns for their pro rata share of foreign taxes paid by the Fund. In that case, Shareholders will be required to include in gross income their pro rata share of foreign taxes paid by the Fund. Each Shareholder may then claim a foreign tax credit or a tax deduction that would offset some or all of the increased tax liability. Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Shareholder's U.S. tax attributable to his or her total foreign source taxable income. For this purpose, the source of the income to the International Equity Index Fund flows through to the Fund's Shareholders. Gains to the International Equity Index Fund from the sale of securities generally will be treated as derived from U.S. sources and certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will be treated as ordinary income derived from U.S. sources. With limited exceptions, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals. Because of these limitations, Shareholders may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the International Equity Index Fund.


         The foregoing is only a general description of the treatment of foreign source income or foreign taxes under the United States federal income tax laws. Because the availability of a credit or deduction depends on the particular circumstances of each Shareholder, Shareholders are advised to consult their own tax advisers.

                                    VALUATION

VALUATION OF THE MONEY MARKET AND INSTITUTIONAL MONEY MARKET FUNDS

         The Money Market and Institutional Money Market Funds have elected to use the amortized cost method of valuation pursuant to Rule 2a-7 under the 1940 Act. This involves valuing an instrument at its cost initially and thereafter assuming a constant amortization to maturity of any discounts or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the price each Fund would receive if it sold the instrument. The value of securities in the Funds can be expected to vary inversely with changes in prevailing interest rates.

         Pursuant to Rule 2a-7, the Money Market and Institutional Money Market Funds will maintain a dollar-weighted average portfolio maturity appropriate to their objective of maintaining a stable net asset value per Share, provided that no Fund will purchase any security with a remaining maturity of more than 397 days (securities subject to repurchase agreements and certain variable or floating rate instruments may bear longer maturities) nor maintain a dollar-weighted, average portfolio maturity which exceeds 90 days. The Trust's Board of Trustees has also undertaken to establish procedures reasonably designed, taking into account current market conditions and a Fund's investment objective, to stabilize the net asset value per Share of the Money Market Funds for purposes of sales and redemptions at $1.00. These procedures include review by the Trustees, at such intervals as they deem appropriate, to determine the extent, if any, to which the net asset value per Share of each Fund calculated by using available market quotations deviates from $1.00 per Share. In the event such deviation exceeds one half of one percent, the Rule requires that the Board promptly consider what action, if any, should be initiated. If the Trustees believe that the extent of any deviation from a Fund's $1.00 amortized cost price per Share may result in material dilution or other unfair results to new or existing investors, they will take such steps as they consider appropriate to eliminate or reduce to the extent reasonably practicable any such dilution or unfair results. These steps may include selling portfolio instruments prior to maturity, shortening the average portfolio maturity, withholding or reducing dividends, reducing the number of a Fund's outstanding Shares without monetary consideration, or utilizing a net asset value per Share determined by using available market quotations.

VALUATION OF THE EQUITY FUNDS, THE BOND FUNDS AND THE MUNICIPAL BOND FUNDS

         Except as noted below, investments of the Asset Allocation Fund, Equity Funds, Bond Funds, and Municipal Bond Funds of the Trust in securities the principal market for which is a securities exchange are valued at their market values based upon the latest available sales price or, absent such a price, by reference to the latest available bid and asked prices in the principal market in which such securities are normally traded. Except as noted below, investments of the International Equity Index Fund in securities the principal market for which is a securities exchange are valued at the closing mid-market price on that exchange on the day of computation. With regard to each of the above-mentioned Funds, securities the principal market for which is not a securities exchange are valued at the mean of their latest bid and ask quotations in such principal market. Securities and other assets for which quotations either (1) are not readily available or (2) in the case of the International Equity Index Fund are determined by that Fund's Adviser or Sub-Adviser to not accurately reflect their value are valued at their fair value as determined in good faith under consistently applied procedures established by and under the general supervision of the Trustees of the Trust. Short-term securities are valued at either amortized cost or original cost plus accrued interest, which approximates current value.

         The value of a foreign security is determined in its national currency as of the close of trading on the foreign exchange or other principal market on which it is traded, which value is then converted into its U.S. dollar equivalent at the foreign exchange closing mid-market rate reported in the Financial Times as the closing rate for that date. When an occurrence subsequent to the time a value of a foreign security was so established is likely to have changed the value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Trustees of the Trust or their delegates.

         Securities for which market quotations are readily available will be valued on the basis of quotations provided by dealers in such securities or furnished by a pricing service. Securities for which market quotations are not readily available and other assets will be valued at fair value using methods determined in good faith by the Investment Adviser under the supervision of the Trustees and may include yield equivalents or a pricing matrix.

                ADDITIONAL INFORMATION REGARDING THE CALCULATION
                          OF PER SHARE NET ASSET VALUE

         The net asset value of each Fund is determined and its Fiduciary Class, Class A, Class B and Service Class Shares are priced as of the times specified in each Fund's Prospectus. The net asset value per Share of each Fund's Fiduciary Class, Class A, Class B and Service Class Shares is calculated by determining the value of the respective Class's proportional interest in the securities and other assets of the Fund, less (i) such Class's proportional share of general liabilities and (ii) the liabilities allocable only to such Class, and dividing such amount by the number of Shares of the Class outstanding. The net asset value of a Fund's Fiduciary Class, Class A, Class B and Service Class Shares may differ from each other due to the expense of the Distribution and Shareholders Services Plan fee applicable to a Fund's Class A, Class B and Service Class Shares.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         All of the classes of Shares in each Fund are sold on a continuous basis by The One GROUP Services Company (the "Distributor"), and the Distributor has agreed to use appropriate efforts to solicit all purchase orders.

         Fiduciary Class Shares in a Fund may be purchased, through procedures established by the Distributor, by institutional investors, including affiliates of BANC ONE CORPORATION and any bank, depository institution, insurance company, pension plan or other organization authorized to act in fiduciary, advisory, agency, custodial or similar capacities.

         Class A and Class B Shares may be purchased by any investor that does not meet the purchase eligibility criteria, described above, with respect to Fiduciary Shares. In addition to purchasing Class A and Class B Shares directly from the Distributor, an investor may purchase Class A and Class B Shares through a financial institution, such as a bank, savings and loan association, insurance company (each a "Shareholder Servicing Agent") that has established a Shareholder servicing agreement with the Distributor, or through a broker-dealer that has established a dealer agreement with the Distributor. Questions concerning the eligibility requirements for each class of the Trust's Shares may be directed to the Distributor at 1-800-480-4111.

         Service Class Shares are available only in the Prime Money Market and U.S. Treasury Securities Money Market Funds. This class of shares is available to broker-dealers, other financial intermediaries, banks and other depository institutions requiring special administrative and accounting services
(e.g., sweep processing).

         As described in each Prospectus for each of the Equity and Bond Funds, and in the Multiple Class Plan, under certain circumstances, Class A Shares of a Fund may be purchased free of the sales charge applicable to such Class A Shares. No sales charge is imposed on Class A Shares of the Funds: (i) issued through reinvestment of dividends and capital gains distributions; (ii) acquired through the exercise of exchange privileges where a comparable sales charge has been paid for exchanged Shares; (iii) purchased by officers, directors or trustees, retirees and employees (and their spouses and immediate family members) of the Trust, of BANC ONE CORPORATION and its subsidiaries and affiliates, of the Distributor and its subsidiaries and affiliates, or of an investment sub-adviser of a Fund of the Trust and such sub-adviser's subsidiaries and affiliates; (iv) sold to affiliates of BANC ONE CORPORATION and certain accounts (other than Individual Retirement Accounts) for which financial organizations, including any bank, depository institution, insurance company, pension plan or other organization are authorized to act in fiduciary, advisory, agency, custodial or similar capacities, or purchased by investment advisers, financial planners or other intermediaries who have a dealer arrangement with the Distributor, who place trades for their own accounts or for the accounts of their clients and who charge a management, consulting or other fee for their services, as well as clients of such investment advisers, financial planners or other intermediaries who place trades for their own accounts if the accounts are linked to the master account of such investment adviser, financial planner or other intermediary; (v) purchased with proceeds from the recent redemption of Fiduciary Class Shares of a Fund of the Trust or acquired in an exchange of Fiduciary Class Shares of a Fund for Class A Shares of the same Fund; (vi) purchased with proceeds from the recent redemption of Shares of a mutual Fund (other than a Fund of the Trust) for which a sales charge was paid; (vii) purchased in an Individual Retirement Account with the proceeds of a distribution from an employee benefit plan, provided that, at the time of distribution, the employee benefit plan had plan assets invested in a Fund of the Trust; (viii) purchased with Trust assets; (ix) purchased in accounts as to which a bank or broker-dealer charges an asset allocation fee, provided the bank or broker-dealer has an agreement with the Distributor; or (x) directly purchased with the proceeds of a distribution on a bond for which a Banc One Corporation affiliate bank or trust company is the Trustee or Paying Agent.


         An investor relying upon any of the categories of waivers of the sales charge must qualify for such waiver in advance of the purchase with the Distributor or the financial institution or intermediary through which Shares are purchased by the investor.

         The waiver of the sales charge under circumstances (v), (vi), and (vii) above applies only if the purchase is made within 60 days of the redemption and if conditions imposed by the Distributor are met. The waiver policy with respect to the purchase of Shares through the use of proceeds from a recent redemption or distribution as described in clauses (v), (vi), and (vii) above will not be continued indefinitely and may be discontinued at any time without notice. Investors should call the Distributor at 1-800-480-4111 to determine whether they are eligible to purchase Shares without paying a sales charge through the use of proceeds from a recent redemption or distribution as described above, and to confirm continued availability of these waiver policies prior to initiating the procedures described in clauses (v), (vi), and (vii).

         Fiduciary Class Shareholders of a Fund may exchange their Shares for Class A Shares of the same Fund or for Class A Shares or Fiduciary Class Shares of another Fund of the Trust. Class A Shareholders may exchange their Shares for Fiduciary Class Shares of a Fund or for Fiduciary Class or Class A Shares of another Fund or the Trust, if the Shareholder is eligible to purchase such Shares. The exchange privilege may be exercised only in those states where the Shares of the Fund or such other Fund may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged Shares, except as provided below. The Trust does not impose a charge for processing exchanges of Shares. If a Shareholder seeks to exchange Class A Shares of a Fund that does not impose a sales charge for Class A Shares of a Fund that does, or the Fund being exchanged into has a higher sales charge, the Shareholder will be required to pay a sales charge in the amount equal to the difference between the sales charge applicable to the Fund into which the Shares are being exchanged and any sales charge previously paid for the exchanged Shares, including any sales charges incurred on any earlier exchanges of the Shares (unless such sales charge is otherwise waived as provided above). The exchange of Fiduciary Class Shares for Class A Shares also will require payment of the sales charge unless the sales charge is waived, as provided above. If a Shareholder (no longer eligible to purchase Fiduciary Shares) purchases Class A Shares of a Fund, the Shareholder will be subject to Distribution and Shareholder Services Plan Fees.

         Class B Shareholders of a Fund may exchange their Shares for Class B Shares of any other Fund of the Trust on the basis of the net asset value of the exchanged Class B Shares, without the payment of any Contingent Deferred Sales Charge that might otherwise be due upon redemption of the outstanding Class B Shares. The newly acquired Class B Shares will be subject to the higher Contingent Deferred Sales Charge of either the Fund from which the Shares were exchanged or the Fund into which the Shares were exchanged. With respect to outstanding Class B Shares as to which previous exchanges have taken place, "higher Contingent Deferred Sales Charge" shall mean the higher of the Contingent Deferred Sales Charge applicable to either the Fund the Shares are exchanging into or any other Fund from which the Shares previously have been exchanged. For purposes of computing the Contingent Deferred Sales Charge that may be payable upon a disposition of the newly acquired Class B Shares, the holding period for outstanding Class B Shares of the Fund from which the exchange was made is "tacked" to the holding period of the newly acquired Class B Shares. For purposes of calculating the holding period applicable to the newly acquired Class B Shares, the newly acquired Class B Shares shall be deemed to have been issued on the date of receipt of the Shareholder's order to purchase the outstanding Class B Shares of the Fund from which the initial exchange was made.

         Effective January 1, 1996, Service Class Shareholders may not exchange their Service Class Shares for Shares of any other class, nor may Shares of any other class be exchanged for Service Class Shares.

         Shares of the Institutional Money Market Funds may be purchased by commercial and retail institutional investors, including affiliates of BANC ONE CORPORATION, that have opened an account with the Transfer Agent either directly or through a Shareholder Servicing Agent, by persons whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000, or by persons whose individual annual income, or joint annual income with that person's spouse, at the time of his or her purchase exceeds $200,000.

         The Trust may suspend the right of redemption or postpone the date of payment for Shares during any period when (a) trading on the New York Stock Exchange (the "Exchange") is restricted by applicable rules and regulations of the Securities and Exchange Commission, (b) the Exchange is closed for other than customary weekend and holiday closings, (c) the Securities and Exchange Commission has by order permitted such suspension, or (d) an emergency exists as determined by the Securities and Exchange Commission.

         The Trust may redeem Shares involuntarily if redemption appears appropriate in light of the Trust's responsibilities under the 1940 Act. (See "Valuation of the Money Market and Institutional Money Market Funds and the Municipal Money Market Fund" above.)

                             MANAGEMENT OF THE TRUST

TRUSTEES & OFFICERS

         Overall responsibility for management of the Trust rests with the Board of Trustees of the Trust, who are elected by the Shareholders of the Trust. There are currently four Trustees, all of whom are not "interested persons" of the Trust within the meaning of that term under the 1940 Act. The Trustees, in turn, elect the officers of the Trust to supervise actively its day-to-day operations.

         The Trustees of the Trust, their addresses, and principal occupations during the past five years are set forth below.



                           POSITION(S) HELD   PRINCIPAL OCCUPATION
NAME AND ADDRESS           WITH THE TRUST     DURING PAST 5 YEARS
----------------           ----------------   --------------------

Peter C. Marshall          Trustee            From November, 1993 to present,
DCI Marketing, Inc.                           President, DCI Marketing, Inc.;
2727 W. Good Hope Road                        from 1992 to November, 1993, Vice
Milwaukee, WI  53209                          President-Finance and Treasurer,
                                              DCI Marketing, Inc.; from August,
                                              1987 to 1992, has served as an
                                              officer in the corporate finance
                                              group of Blunt, Ellis & Loewi and
                                              its successor corporation, Kemper
                                              Securities, Inc.

Charles I. Post            Trustee            From July, 1986 to present, has
7615 4th Avenue West                          been self-employed as a
Bradenton, FL  34209                          consultant.


John S. Randall            Trustee            Since 1972, has been self-employed
3005 North Lake Drive                         as a management consultant.
Milwaukee, WI  53211

Frederick W. Ruebeck       Trustee            From June, 1988 to present, has
Eli Lilly & Company                           been Director of Investments, Eli
Lilly Corporate Center                        Lilly and Company.
307 East McCarty
Indianapolis, IN  46285


----------------

          The Trustees of the Trust receive fees and expenses for each meeting of the Board of Trustees attended. No officer or employee of the Distributor currently acts as a Trustee of the Trust.

          The Compensation Table below sets forth the estimated total compensation to the Trustees from the Trust and the operational funds of The One Group(R) for the Trust's fiscal year ended June 30, 1995.

                              COMPENSATION TABLE(1)


                                             PENSION OR
                            AGGREGATE        RETIREMENT          ESTIMATED            TOTAL
    NAME OF               COMPENSATION    BENEFITS ACCRUED         ANNUAL          COMPENSATION
    PERSON,                 FROM THE      AS PART OF FUND      BENEFITS UPON      FROM THE FUND
   POSITION                   TRUST           EXPENSES           RETIREMENT         COMPLEX(2)
-----------------------------------------------------------------------------------------------
Peter C. Marshall,          $31,750             N/A                 N/A              $34,500
Chairman
-----------------------------------------------------------------------------------------------
Charles I. Post,            $31,000             N/A                 N/A              $33,750
Trustee
-----------------------------------------------------------------------------------------------
John S. Randall,            $29,500             N/A                 N/A              $32,250
Trustee
-----------------------------------------------------------------------------------------------
Frederick W. Ruebeck,       $30,750             N/A                 N/A              $33,500
 Trustee
-----------------------------------------------------------------------------------------------


(1)  Figures are for the Trust's fiscal year ended June 30, 1995.

(2) "Fund Complex" comprises the 23 operational funds of The One Group(R) as well as the 4 funds of The One Group(R) Investment Trust.


     The officers of the Trust receive no compensation directly from the Trust for performing the duties of their offices. The officers of the Trust, their addresses, and principal occupations during the past five years are shown below.

                                POSITION(S) HELD      PRINCIPAL OCCUPATION
NAME AND ADDRESS                WITH THE TRUST        DURING PAST 5 YEARS
----------------                ----------------      --------------------

Mark Dillon                     President             From 1993 to present,Vice-
The One Group Services Company                        President of BISYS Fund
3435 Stelzer Road                                     Services, Inc. and
Columbus, Ohio  43219                                 President of The One GROUP
                                                      Services Company; from
                                                      1986 to 1993,
                                                      Vice-President of the
                                                      Winsbury Company

Mark Redman                     Vice President        From February 1989 to
BISYS FUND SERVICES                                   present, employee of the
3435 Stelzer Road                                     Winsbury Company
Columbus, Ohio  43219

George O. Martinez              Secretary             From March 1995 to
BISYS Fund Services, Inc.                             present, Senior Vice
3435 Stelzer Road                                     President and Director of
Columbus, OH  43219                                   Legal and Compliance
                                                      Services, BISYS Fund
                                                      Services, Inc.; from June
                                                      1989 - March 1995, Vice
                                                      President and Associate
                                                      General Counsel, Alliance
                                                      Capital Management

Alaina J. Metz                  Assistant Secretary   From June 1995 to present,
BISYS Fund Services, Inc.                             Chief Administrator,
3435 Stelzer Road                                     Administration and
Columbus, Ohio  43219                                 Regulatory Services, BISYS
                                                      Fund Services, Inc.; from
                                                      May 1989 - June 1995,
                                                      Supervisor, Mutual Fund
                                                      Legal Department, Alliance
                                                      Capital Management.

Terrance R. Dolan               Treasurer             Manager - Segmentation and
BANC ONE CORPORATION                                  Analysis since 1995;
100 East Broad Street Columbus,                       Controller, Banc One Trust
OH 43271-0251                                         Corp., 1994-1995; Senior
                                                      Manager, Ernst & Young,
                                                      1983 - 1994

INVESTMENT ADVISER

         Banc One Investment Advisors Corporation

         Investment advisory services to each of the Trust's Funds are provided by Banc One Investment Advisors Corporation (the "Adviser"). The Adviser makes the investment decisions for the assets of the Fund and continuously reviews, supervises and administers the Fund's investment program, subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's Shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of any bank affiliate of the Adviser and are not insured by the FDIC or issued or guaranteed by the U.S. government or any of its agencies.


         The Adviser is an indirect, wholly-owned subsidiary of BANC ONE CORPORATION, a bank holding company incorporated in the state of Ohio. BANC ONE CORPORATION has affiliate banking organizations in Arizona, Colorado, Illinois, Indiana, Kentucky, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. In addition, BANC ONE CORPORATION has several affiliates that engage in data processing, venture capital, investment and merchant banking, and other diversified services including trust management, investment management, brokerage, equipment leasing, mortgage banking, consumer finance, and insurance. On a consolidated basis, BANC ONE CORPORATION had assets of over $88 billion as of SEPTEMBER 30, 1995.


         The Adviser represents a consolidation of the investment advisory staffs of a number of bank affiliates of BANC ONE CORPORATION, which have considerable experience in the management of open-end management investment company portfolios, including The One Group(R) (formerly, the Helmsman Fund) since 1985.


         Prior to January 11, 1993, investment advisory services were provided to the Income Equity, Disciplined Value, Growth OPPORTUNITIES, and Large Company Value Funds by Bank One, Milwaukee, NA ("Bank One, Milwaukee"). Prior to January 11, 1993, investment advisory services were provided to the Money Market Funds, the Institutional Money Market Funds, the Bond Funds, and the Intermediate Tax-Free Bond Fund by Bank One, Indianapolis, NA ("Bank One, Indianapolis"). Prior to January 11, 1993, investment advisory services were provided to the International Equity Index, Equity Index, and the Ohio Municipal Bond Funds by Bank One, Columbus, NA ("Bank One, Columbus"). Prior to January 11, 1993, investment sub-advisory services were also provided to the Large Company Value Fund by Bank One, Columbus. Prior to January, 1994, investment advisory services were provided to the predecessor funds of Intermediate Bond Fund and Large Company Growth Fund, Sun Eagle Intermediate Fixed Income Fund and Sun Eagle Equity Growth Fund, respectively, by Bank One, Arizona, NA. Prior to January 20, 1995, investment advisory services were provided to the predecessor Fund of the Kentucky Municipal Bond Fund, the Trademark Kentucky Municipal Bond Fund, by Liberty National Bank and Trust Company of Kentucky.

         During the fiscal years ended June 30, 1995, 1994 and 1993, the Funds of the Trust paid the following investment advisory fees to the Adviser (except as noted above) and the Adviser voluntarily waived investment advisory fees as follows:

                                THE ONE GROUP(R)
                                  ADVISORY--NET


                           FISCAL YEAR ENDED JUNE 30,


                                                   1995                        1994                             1993
----------------------------------------------------------------------------------------------------------------------------------
FUND                                      NET         WAIVED      NET             WAIVED          NET              WAIVED
----------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Securities Money Market     $2,258,214  $1,956,704  $1,605,856      $1,134,557      $  886,491       $      683
Prime Money Market                        $3,991,856  $2,887,240  $2,660,254      $2,092,557      $2,138,010       $1,287,301
Municipal Money Market                    $  964,943  $  834,690  $  618,798      $  489,886      $  396,701       $  264,497
Ohio Municipal Money Market               $  163,752  $  112,517  $   52,130      $  103,823      $        0       $   41,035
Income Equity                             $1,466,342  $    7,338  $1,467,442      $  107,348      $  870,090       $  230,842
Disciplined Value                         $3,306,317  $        0  $2,365,739      $  151,852      $  866,513       $  255,751
Growth OPPORTUNITIES                      $3,024,214  $    6,973  $2,338,599      $  141,253      $  942,144       $  343,790
Equity Index                              $  167,195  $  396,281  $  281,951      $  123,050      $   98,521       $  142,784
Large Company Value                       $1,730,555  $        0  $  993,450      $   85,726      $  434,287       $  192,015
Asset Allocation                          $  214,418  $   68,226  $  178,798      $   84,284      $   18,840       $   23,037
International Equity Index                $1,036,935  $        0  $  507,696      $        0      $        0       $  106,033
Large Company Growth (Sun Eagle:
Equity Growth)**                          $2,515,585  $        0  $  318,079      $  226,900      $        0       $  332,399
Income Bond                               $1,662,030  $1,317,284  $1,774,670      $1,543,297      $1,333,615       $1,266,099
Limited Volatility Bond                   $1,155,274  $1,393,194  $1,275,561      $1,428,366      $1,116,416       $1,070,204
Intermediate Tax-Free Bond                $  499,312  $  699,036  $  523,644      $  599,746      $  426,563       $  533,401
MUNICIPAL INCOME                          $  572,498  $  246,244  $  365,946      $  166,864      $   12,541       $   35,411
Ohio Municipal Bond                       $  299,400  $  302,235  $  328,834      $  314,126      $  196,856       $  193,288
Government Bond                           $1,251,932  $   38,861  $  611,976      $   21,496      $   27,682       $   30,024
Government ARM                            $  277,435  $  208,134  $  848,254      $  299,477      $   77,667       $  120,712
Intermediate Bond  (Sun Eagle:
Intermediate Fixed Income Fund)**         $  239,603  $  597,220  $        0      $  353,976      $        0       $  256,297
Treasury Only Money Market                $  181,522  $   16,794  $   82,477      $   53,130      $        0       $   23,970
Government Money Market                   $  478,342  $  101,302  $  129,862      $  290,296      $        0       $    8,817
Kentucky Municipal Bond
(Trademark Kentucky Municipal Bond)***    $   53,481  $   59,433  $  263,106****  $    8,528****  $  215,477*****  $   91,761*****
Institutional Prime Money Market                NA*         NA*         NA*             NA*             NA*              NA*
Treasury Money Market                           NA*         NA*         NA*             NA*             NA*              NA*
Tax-Exempt Money Market                         NA*         NA*         NA*             NA*             NA*              NA*
Arizona Tax-Free Bond                           NA*         NA*         NA*             NA*             NA*              NA*
Texas Tax-Free Bond                             NA*         NA*         NA*             NA*             NA*              NA*
W. Virginia Tax-Free Bond                       NA*         NA*         NA*             NA*             NA*              NA*
LOUISIANA MUNICIPAL BOND                        NA*         NA*         NA*             NA*             NA*              NA*
VALUE GROWTH                                    NA*         NA*         NA*             NA*             NA*              NA*
GULF SOUTH GROWTH                               NA*         NA*         NA*             NA*             NA*              NA*


---------------------------
*        As of June 30, 1995, the Fund had not commenced operations.
**       In the fiscal year ended June 30, 1993, the Adviser was Bank One,
         Arizona, N.A.
*** In the fiscal years ended June 30, 1993 and 1994, and from July 1, 1994 through January 19, 1995, the Adviser was Liberty National Bank and Trust Company of Kentucky.
****     Fees for the period from February 1, 1994 through January 19, 1995.
*****    Fees for the fiscal year ended January 31, 1994.

          All investment advisory services are provided to the Funds by the Adviser pursuant to an investment advisory agreement dated January 11, 1993 (the "Investment Advisory Agreement"). The Investment Advisory Agreement (and the Sub-Investment Advisory Agreement described immediately following, collectively, the "Advisory and Sub-Advisory Agreements") will continue in effect as to a particular Fund from year to year, if such continuance is approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding Shares of such Fund (as defined under "ADDITIONAL INFORMATION--Miscellaneous" in this Statement of Additional Information), and a majority of the Trustees who are not parties to the respective investment advisory agreements or interested persons (as defined in the Investment Company Act of 1940) of any party to the respective investment advisory agreements by votes cast in person at a meeting called for such purpose. The Advisory and Sub-Advisory Agreements were renewed by the Trust's Board of Trustees at their quarterly meeting on August 17, 1995. The Advisory and Sub-Advisory Agreements are terminable as to a particular Fund at any time on 60 days' written notice without penalty by the Trustees, by vote of a majority of the outstanding Shares of that Fund, or by the Fund's Adviser or Sub-Adviser as the case may be. The Advisory and Sub-Advisory Agreements also terminate automatically in the event of any assignment, as defined in the 1940 Act.

         The Advisory and Sub-Advisory Agreements each provide that the respective Adviser or Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of the respective investment advisory agreements, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser or Sub-Adviser in the performance of its duties, or from reckless disregard by it of its duties and obligations thereunder.

         Goldman Sachs Asset Management, formerly the investment Sub-Adviser to the Government ARM Fund, received $38,737 in sub-advisory fees from the Adviser for the fiscal year ended June 30, 1993, $417,950 in sub-advisory fees from the Adviser for the fiscal year ended June 30, 1994, and $176,570 in sub-advisory fees from the Adviser for the fiscal year ended June 30, 1995.

         Boston International Advisors, Inc.

         Boston International Advisors serves as investment Sub-Adviser to the International Equity Index Fund pursuant to an agreement with the Adviser dated January 11, 1993. The principal executive officers of Boston International Advisors, Inc. ("Boston International"), Messrs. Lyle H. Davis, Norman H. Meltz, and David A. Umstead, each own more than 25 percent of the outstanding voting securities of Boston International. Boston International Advisors, Inc. received $0 in sub-advisory fees from the Adviser for the fiscal year ended June 30, 1993, $113,644 in sub-advisory fees from the Adviser for the fiscal year ended June 30, 1994 and $161,906 in sub-advisory fees from the Adviser for the fiscal year ended June 30, 1995.

GLASS-STEAGALL ACT

         In 1971 the United States Supreme Court held in Investment Company Institute v. Camp that the federal statute commonly referred to as the Glass-Steagall Act prohibits a national bank from operating a Fund for the collective investment of managing agency accounts. Subsequently, the Board of Governors of the Federal Reserve System (the "Board") issued a regulation and interpretation to the effect that the Glass-Steagall Act and such decision: (a) forbid a bank holding company registered under the Federal Bank Holding Company Act of 1956 (the "Holding Company Act") or any non-bank affiliate thereof from sponsoring, organizing, or controlling a registered, open-end investment company continuously engaged in the issuance of its Shares, but (b) do not prohibit such a holding company or affiliate from acting as investment adviser, transfer agent, and custodian to such an investment company. In 1981, the United States Supreme Court held in Board of Governors of the Federal Reserve System v. Investment Company Institute that the Board did not exceed its authority under the Holding Company Act when it adopted its regulation and interpretation authorizing bank holding companies and their non-bank affiliates to act as investment advisers to registered closed-end investment companies. In the Board of Governors case, the Supreme Court also stated that if a national bank complied with the restrictions imposed by the Board in its regulation and interpretation authorizing bank holding companies and their non-bank affiliates to act as investment advisers to investment companies, a national bank performing investment advisory services for an investment company would not violate the Glass-Steagall Act. In addition, state securities laws on this issue may differ from the interpretations of federal law expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.

         In the Investment Advisory Agreement with the Trust, the Adviser has represented to the Trust that it possesses the legal authority to perform the investment advisory services contemplated by the agreement and described in the Prospectuses and this Statement of Additional Information without violation of applicable statutes and regulations. Future changes in either federal or state statutes and regulations relating to the permissible activities of banks or bank holding companies and the subsidiaries or affiliates of those entities, as well as further judicial or administrative decisions or interpretations of present and future statutes and regulations, could prevent or restrict the Adviser from continuing to perform such services for the Trust. Depending upon the nature of any changes in the services which could be provided by the Adviser, the Board of Trustees of the Trust would review the Trust's relationship with the Adviser and consider taking all action necessary in the circumstances.

         Should future legislative, judicial, or administrative action prohibit or restrict the proposed activities of BANC ONE CORPORATION subsidiary banks or their correspondent banks in connection with customer purchases of Shares of the Trust, these banks might be required to alter materially or discontinue the services offered by them to customers. It is not anticipated, however, that any change in the Trust's method of operations would affect its net asset value per Share or result in financial losses to any customer.

PORTFOLIO TRANSACTIONS

         Pursuant to the Advisory and Sub-Advisory Agreements, the respective Adviser and Sub-Advisers determine, subject to the general supervision of the Board of Trustees of the Trust and in accordance with each Fund's investment objective and restrictions, which securities are to be purchased and sold by each such Fund and which brokers are to be eligible to execute its portfolio transactions. Purchases and sales of portfolio securities with respect to the Money Market Funds, the Bond Funds, and (to a varying degree) the Asset Allocation Fund usually are principal transactions in which portfolio securities are purchased directly from the issuer or from an underwriter or market maker for the securities. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers may include the spread between the bid and asked price. Transactions on stock exchanges (other than certain foreign stock exchanges) involve the payment of negotiated brokerage commissions. Transactions in the over-the-counter market are generally principal transactions with dealers. With respect to the over-the-counter market, the Trust, where possible, will deal directly with the dealers who make a market in the securities involved except in those circumstances where better price and execution are available elsewhere. While the Trust's Advisers generally seek competitive spreads or commissions, the Trust may not necessarily pay the lowest spread or commission available on each transaction, for reasons discussed below.

         Allocation of transactions, including their frequency, to various dealers is determined by each Adviser and Sub-Adviser with respect to the Funds it serves based on its best judgment and in a manner deemed fair and reasonable to Shareholders. The primary consideration is prompt execution of orders in an effective manner at the most favorable price. Subject to this consideration, dealers who provide supplemental investment research to an Adviser or Sub-Adviser of the Trust may receive orders for transactions by the Trust. Information so received is in addition to and not in lieu of services required to be performed by such Adviser or Sub-Adviser and does not reduce the advisory fees payable to such Adviser. Such information may be useful to such Adviser or Sub-Adviser in serving both the Trust and other clients and, conversely, supplemental information obtained by the placement of business of other clients may be useful to such Adviser in carrying out its obligations to the Trust.

         The Trust will not execute portfolio transactions through, acquire portfolio securities issued by, make savings deposits in, or enter into repurchase or reverse repurchase agreements with its Advisers or their affiliates except as may be permitted under the 1940 Act, and will not give preference to correspondents of BANC ONE CORPORATION subsidiary banks with respect to such transactions, securities, savings deposits, repurchase agreements, and reverse repurchase agreements.


         During the Trust's fiscal year ended June 30, 1993, the Trust paid brokerage commissions to SEI Financial Services Company, the former Distributor for the Trust, for brokerage services provided. The Income Equity Fund, the Disciplined Value Fund, the Growth OPPORTUNITIES Fund, and the Large
Company Growth Fund paid SEI Financial Services Company $16,480, $103,796, $15,502 and $21,636, respectively, in brokerage commissions during the Trust's fiscal year ended June 30, 1993. During the Trust's fiscal year ended June 30, 1994, the Trust paid no brokerage commissions to SEI Financial Services Company for brokerage services provided.


         During the Trust's fiscal year ended June 30, 1993, the Trust paid brokerage commissions to Goldman Sachs Asset Management ("GOLDMAN") for brokerage services provided. The Asset Allocation Fund, Disciplined Value Fund, Growth OPPORTUNITIES Fund and Large Company Value Fund paid $32, $5,889, $2,632 and $1,879 respectively, to Goldman in brokerage commissions.

         During the Trust's fiscal year ended June 30, 1994, the Trust paid brokerage commissions to Goldman for brokerage services provided. The Asset Allocation Fund, Disciplined Value Fund, Growth OPPORTUNITIES Fund and Large Company Value Fund paid $419, $11,504, $17,688 and $9,208 respectively, to Goldman in brokerage commissions.


         During the Trust's fiscal year ended June 30, 1995, the Trust paid brokerage commissions to Goldman for brokerage services provided as follows:


       FUND                                          COMMISSIONS PAID
       ----                                          ----------------
Income Equity                                             $   700
Disciplined Value                                         $81,124
Growth OPPORTUNITIES                                      $47,160
Large Company Value                                       $47,640
Equity Index                                              $ 6,741
Asset Allocation                                          $ 6,677
Government ARM                                            $   531
Large Company Growth                                      $ 3,381


        During the Trust's fiscal year ended June 30, 1995, the percentage of the Trust's aggregate brokerage commissions paid to Goldman was 2.98% and the percentage of the Trust's aggregate dollar amount of transactions involving the payment of commissions effected through Goldman was .043%.

        In the fiscal years ended June 30, 1995, 1994 and 1993, each of the Funds of the Trust that paid brokerage commissions and the amounts paid for each year were as follows:

                                THE ONE GROUP(R)
                              BROKERAGE COMMISSIONS


                                              FISCAL YEAR ENDED JUNE 30,
                                      ------------------------------------------
FUND                                        1995            1994            1993
--------------------------------------------------------------------------------
Income Equity                         $  102,275      $  129,736      $   96,544
--------------------------------------------------------------------------------
Disciplined Value                     $2,572,895      $  615,999      $  883,961
--------------------------------------------------------------------------------
Growth OPPORTUNITIES                  $1,242,481      $  810,546      $  712,330
--------------------------------------------------------------------------------
Equity Index                          $   21,858      $   79,617      $    4,550
--------------------------------------------------------------------------------
Large Company Value                   $1,783,768      $  539,937      $  297,999
--------------------------------------------------------------------------------
Asset Allocation                      $   42,796      $   34,662      $   13,677
--------------------------------------------------------------------------------
International Equity                  $  223,386      $  120,976      $        0
Index
--------------------------------------------------------------------------------
Large Company Growth                  $  442,672      $  169,455      $   72,220
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Government ARM                        $      531      $        0      $        0
--------------------------------------------------------------------------------


         Investment decisions for each Fund of the Trust are made independently from those for the other Funds or any other investment company or account managed by the Trust's Adviser or Sub-Advisers. Any such other investment company or account may also invest in the same securities as the Trust. When a purchase or sale of the same security is made at substantially the same time on behalf of a given Fund and another Fund, investment company or account (or, in the case of the International Equity Index Fund, another account), the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Adviser or Sub-Adviser of the given Fund believes to be equitable to the Fund(s) and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained by a Fund. To the extent permitted by law, the Trust's Adviser and Sub-Advisers may aggregate the securities to be sold or purchased by it for a Fund with those to be sold or purchased by it for other Funds or for other investment companies or accounts in order to obtain best execution. As provided by the Investment Advisory and Sub-Advisory Agreements, in making investment recommendations for the Trust, the Trust's Adviser and Sub-Advisers will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Trust is a customer of such Adviser or Sub-Advisers or their parents or subsidiaries or affiliates and, in dealing with its commercial customers, each Adviser and Sub- Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by the Trust.

ADMINISTRATOR


         The One GROUP Services Company serves as Administrator (the "Administrator") to each Fund of the Trust pursuant to a Management and Administration Agreement with the Trust (the "Administration Agreement"). The Board of Trustees of the Trust approved The One GROUP Services Company) as the sole Administrator for each Fund beginning December 1, 1995. The Administrator assists in supervising all operations of each Fund to which it serves as Administrator (other than those performed under the respective investment advisory agreements and Custodian and Transfer Agency Agreements for that Fund).

         Under the Administration Agreement, the Administrator has agreed to price the portfolio securities of each Fund it serves and to compute the net asset value and net income of such Funds on a daily basis, to maintain office facilities for the Trust, to maintain each such Fund's financial accounts and records, and to furnish the Trust statistical and research data, data processing, clerical, accounting, and bookkeeping services, and certain other services required by the Trust with respect to each such Fund. The Administrator prepares annual and semi-annual reports to the Securities and Exchange Commission, prepares federal and STATE tax returns, prepares filings with STATE securities commissions, and generally assists in all aspects of the Trust's operations other than those performed under the investment advisory agreements, and Custodian and Transfer Agency Agreements. Under the Administration Agreement, the Administrator may delegate all or any part of its responsibilities thereunder.


         The Adviser also serves as Sub-Administrator to each Fund of the Trust, pursuant to an agreement between the Administrator and the Adviser. Pursuant to this agreement, the Adviser performs many of the Administrator's duties, for which the Adviser receives a fee paid by the Administrator.

         The Trust paid fees for administrative services to 440 Financial and to SEI Financial Management, previous Administrators of the Trust, to The Winsbury Company, the prior Administrator to the predecessor funds of the Large Company Growth and Intermediate Bond Funds, and to Federated Administrative Services, the prior Administrator to the predecessor Fund of the Kentucky Municipal Bond Fund, for the fiscal years ended June 30, 1995, 1994 and 1993 as follows:

                                THE ONE GROUP(R)
                               ADMINISTRATOR--NET


                                                    FISCAL YEAR ENDED JUNE 30, 1995
----------------------------------------------------------------------------------------------------------------------
FUND                                                  440                          ADVISER**            FEDERATED
----------------------------------------------------------------------------------------------------------------------
                                          net             waived          net             waived    net         waived
----------------------------------------------------------------------------------------------------------------------
U.S. Treasury Securities Money Market     $1,731,370      $  122,233      $  176,604      $0        NA          NA
Prime Money Market                        $2,897,503      $  111,313      $  304,170      $0        NA          NA
Municipal Money Market                    $  699,142      $   92,641      $   75,012      $0        NA          NA
Ohio Municipal Money Market               $   82,050      $   61,415      $   11,806      $0        NA          NA
Income Equity                             $  308,619      $        0      $   27,163      $0        NA          NA
Disciplined Value                         $  687,537      $        0      $   65,713      $0        NA          NA
Growth OPPORTUNITIES                      $  631,524      $        0      $   59,053      $0        NA          NA
Equity Index                              $   90,704      $  195,567      $   30,329      $0        NA          NA
Large Company Value                       $  317,839      $   27,527      $   48,604      $0        NA          NA
Asset Allocation                          $   62,570      $    4,439      $    6,304      $0        NA          NA
International Equity Index                $  285,929      $        0      $   31,831      $0        NA          NA
Large Company Growth                      $  495,980      $        0      $   76,459      $0        NA          NA
Income Bond                               $  763,202      $    6,504      $   67,577      $0        NA          NA
Limited Volatility Bond                   $  653,915      $    2,136      $   60,084      $0        NA          NA
Intermediate Tax-Free Bond                $  305,651      $        0      $   31,017      $0        NA          NA
MUNICIPAL INCOME                          $  198,808      $   79,249      $   28,635      $0        NA          NA
Ohio Municipal Bond                       $  124,734      $   32,085      $   13,946      $0        NA          NA
Government Bond                           $  414,276      $   14,952      $   53,984      $0        NA          NA
Government ARM                            $   68,313      $   72,059      $    8,546      $0        NA          NA
Intermediate Bond                         $  208,925      $        0      $   26,063      $0        NA          NA
Treasury Only Money Market                $   86,438      $        0      $   33,470      $0        NA          NA
Government Money Market                   $  273,911      $   23,414      $   88,367      $0        NA          NA
Kentucky Municipal Bond                   $   24,352***   $    1,554***   $    6,155***   $0***     $77,852***  $0****
Institutional Prime Money Market               NA*             NA*             NA*        NA*       NA          NA
Treasury Money Market                          NA*             NA*             NA*        NA*       NA          NA
Tax-Exempt Money Market                        NA*             NA*             NA*        NA*       NA          NA
Arizona Tax-Free Bond                          NA*             NA*             NA*        NA*       NA          NA
Texas Tax-Free Bond                            NA*             NA*             NA*        NA*       NA          NA
W. Virginia Tax-Free Bond                      NA*             NA*             NA*        NA*(1)    NA          NA
LOUISIANA MUNICIPAL BOND                       NA*             NA*             NA*        NA*       NA*         NA
VALUE GROWTH                                   NA*             NA*             NA*        NA*       NA*         NA
GULF SOUTH GROWTH                              NA*             NA*             NA*        NA*       NA*         NA

-------------------------------------
*        As of June 30, 1995, the Fund had not commenced operations.
** These are fees paid by 440 to the Adviser pursuant to the Sub-Administration Agreement for the period from April 1, 1995 through June 30, 1995.
***      These fees are paid from January 20, 1995 through June 30, 1995.
****     These fees are paid from February 1, 1994 through January 19, 1995.

                                THE ONE GROUP(R)
                               ADMINISTRATOR--NET

                                                   FISCAL YEAR ENDED JUNE 30, 1994
----------------------------------------------------------------------------------------------------------------------------------
FUND                                                440                     SEI             WINSBURY             FEDERATED
----------------------------------------------------------------------------------------------------------------------------------
                                          net          waived       net        waived     *net     waived    net           waived
----------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Securities Money Market     $  784,527   $  145,627   $291,772   $120,358   NA       NA        NA            NA
Prime Money Market                        $1,198,953   $  259,937   $586,109   $267,864   NA       NA        NA            NA
Municipal Money Market                    $  297,555   $   62,779   $114,253   $ 61,144   NA       NA        NA            NA
Ohio Municipal Money Market               $   41,436   $   21,037   $  6,987   $ 19,013   NA       NA        NA            NA
Income Equity                             $  218,261   $    8,246   $115,876   $ 21,790   NA       NA        NA            NA
Disciplined Value                         $  389,399   $    5,841   $157,726   $ 30,050   NA       NA        NA            NA
Growth OPPORTUNITIES                      $  363,523   $    8,369   $168,296   $ 30,159   NA       NA        NA            NA
Equity Index                              $  139,191   $   13,656   $ 40,299   $ 36,379   NA       NA        NA            NA
Large Company Value                       $  150,681   $    1,293   $ 79,477   $ 16,782   NA       NA        NA            NA
Asset Allocation                          $   35,653   $    8,115   $  9,104   $ 16,053   NA       NA        NA            NA
International Equity Index                $  116,426   $      476   $ 39,564   $      0   NA       NA        NA            NA
Large Company Growth                      $   73,974   $      901         NA       NA     $44,593  $0        NA            NA
Income Bond                               $  497,328   $   65,405   $234,878   $143,075   NA       NA        NA            NA
Limited Volatility Bond                   $  403,410   $   59,568   $199,661   $107,428   NA       NA        NA            NA
Intermediate Tax-Free Bond                $  169,440   $   19,827   $ 73,417   $ 55,558   NA       NA        NA            NA
MUNICIPAL INCOME                          $  129,864   $   14,224   $ 39,346   $ 18,232   NA       NA        NA            NA
Ohio Municipal Bond                       $   97,895   $   14,926   $ 43,502   $ 26,271   NA       NA        NA            NA
Government Bond                           $  168,602   $    6,771   $ 59,555   $  6,230   NA       NA        NA            NA
Government ARM                            $  195,828   $   15,187   $115,709   $ 29,093   NA       NA        NA            NA
Intermediate Bond                         $   55,677   $   19,323         NA       NA     $48,000  $0        NA            NA
Treasury Only Money Market                $   33,500   $   35,403   $      0   $ 18,868   NA       NA        NA            NA
Government Money Market                   $  164,560   $   92,943   $  2,467   $ 78,512   NA       NA        NA            NA
Institutional Prime Money Market              NA*          NA*        NA*        NA*      NA       NA        NA            NA
Treasury Money Market                         NA*          NA*        NA*        NA*      NA       NA        NA            NA
Tax-Exempt Money Market                       NA*          NA*        NA*        NA*      NA       NA        NA            NA
Arizona Tax-Free Bond                         NA*          NA*        NA*        NA*      NA       NA        NA            NA
Kentucky Municipal Bond                       NA*          NA*        NA*        NA*      NA       NA        $62,930**      $0**
Texas Tax-Free Bond                           NA*          NA*        NA*        NA*      NA       NA        NA            NA
W. Virginia Tax-Free Bond                     NA*          NA*        NA*        NA*      NA       NA        NA            NA
LOUISIANA MUNICIPAL BOND                      NA*          NA*        NA*        NA*      NA       NA        NA            NA
VALUE GROWTH                                  NA*          NA*        NA*        NA*      NA       NA        NA            NA
GULF SOUTH GROWTH                             NA*          NA*        NA+        NA*      NA       NA        NA            NA


---------------------
*        As of June 30, 1994, the Fund had not commenced operations.

**       For the fiscal year ended January 31, 1994.

                                THE ONE GROUP(R)
                               ADMINISTRATOR--NET


                                   Fiscal Year Ended June 30, 1993

FUND                                         SEI                       WINSBURY          Federated
----------------------------------------------------------------------------------------------------
                                        net         waived           net   waived       net   waived
----------------------------------------------------------------------------------------------------
U.S. Treasury Securities         $  530,939         $276,000          NA       NA        NA       NA
Money Market
Prime Money Market               $1,345,450         $416,441          NA       NA        NA       NA
Municipal Money Market           $  226,649         $113,780          NA       NA        NA       NA
Ohio Municipal Money Market      $        0         $ 24,000          NA       NA        NA       NA
Income Equity                    $  244,061         $ 23,467          NA       NA        NA       NA
Disciplined Value                $  244,003         $ 28,527          NA       NA        NA       NA
Growth OPPORTUNITIES             $  265,386         $ 46,986          NA       NA        NA       NA
Equity Index                     $   61,060         $ 83,605          NA       NA        NA       NA
Large Company Value              $  122,106         $ 29,884          NA       NA        NA       NA
Asset Allocation                 $    6,143         $  5,137          NA       NA        NA       NA
International Equity Index       $        0         $ 26,832          NA       NA        NA       NA
Large Company Growth (Sun                                        $55,972  $10,508        NA       NA
Eagle: Equity Growth)
Income Bond                      $  572,013         $208,000          NA       NA        NA       NA
Limited Volatility Bond          $  474,782         $180,931          NA       NA        NA       NA
Intermediate Tax-Free Bond       $  173,876         $114,189          NA       NA        NA       NA
MUNICIPAL INCOME                 $    4,800         $ 14,033          NA       NA        NA       NA
Ohio Municipal Bond              $   58,491         $ 58,348          NA       NA        NA       NA
Government Bond                  $    6,860         $ 15,869          NA       NA        NA       NA
Government ARM                   $   23,341         $ 40,563          NA       NA        NA       NA
Intermediate Bond (Sun Eagle:
Intermediate Fixed Income)                                       $57,631  $10,715        NA       NA
Treasury Only Money Market       $        0         $ 15,000          NA       NA        NA       NA
Government Money Market          $        0         $  5,511          NA       NA        NA       NA
Institutional Prime Money                NA*              NA*         NA       NA        NA       NA
Market
Treasury Money Market                    NA*              NA*         NA       NA        NA       NA
Tax-Exempt Money Market                  NA*              NA*         NA       NA        NA       NA
Arizona Tax-Free Bond                    NA*              NA*         NA       NA        NA       NA
Kentucky Municipal Bond                  NA*              NA*         NA       NA        NA       NA
Texas Tax-Free Bond                      NA*              NA*         NA       NA        NA       NA
W. Virginia Tax-Free Bond                NA*              NA*         NA       NA        NA       NA
LOUISIANA MUNICIPAL BOND                 NA*              NA*         NA       NA        NA       NA
VALUE GROWTH                             NA*              NA*         NA       NA        NA       NA
GULF SOUTH GROWTH                        NA*              NA*         NA       NA        NA       NA


-----------------------

     *As of June 30, 1993, the Fund had not commenced operations.

         Unless sooner terminated, the Administration Agreement between the Trust and The One GROUP Services Company will continue in effect through November 30, 1996. The Administration Agreement thereafter shall be renewed automatically for successive one year terms, unless written notice not to renew is given by the non-renewing party to the other party at least sixty days prior to the expiration of the then-current term. The Administration Agreement will be reviewed and ratified at least annually by the Trust's Board of Trustees, provided that the Administration Agreement is also reviewed and ratified by the majority of the Trust's Trustees who are not parties to the Administration Agreement or interested persons (as defined in the 1940 Act) of any party to the Administration Agreement, by vote cast in person at a meeting called for the purpose of reviewing and ratifying the Administration Agreement. The Administration Agreement is terminable with respect to a particular Trust only upon mutual agreement of the parties to the Administration Agreement and for cause (as defined in the Administration Agreement) by the party alleging cause, on not less than sixty days' notice by the Trust's Board of Trustees or by The One GROUP Services Company.


         The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or any loss suffered by the Trust in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith, or negligence in the performance of its duties, or from the reckless disregard by it of its obligations and duties thereunder.

EXPENSES


         If total expenses borne by any one of the Funds in any fiscal year exceed expense limitations imposed by applicable STATE securities regulations, the Fund's Adviser and the Administrator will reimburse that Fund by the amount of such excess in proportion to their respective fees. As of the date of this Prospectus, under the most restrictive STATE expense limitation applicable to the Trust, the annual expenses of the Trust may not exceed the total of two and one-half percent (2.5%) of the first thirty million dollars ($30,000,000) of the Trust's average net assets, plus two percent (2.0%) of the next seventy million dollars ($70,000,000) of the Trust's average net assets, plus one and one-half percent (1.5%) of the remaining amount of the Trust's average net assets. Any expense reimbursements will be estimated daily and reconciled and paid on a monthly basis. Fees charged to customers by certain entities in connection with investments in a Fund on a customer's behalf are not included within Fund expenses for purposes of any such expense limitation.


DISTRIBUTOR


         The One GROUP Services Company serves as Distributor to each Fund of the Trust pursuant to its Distribution Agreement with the Trust (the "Distribution Agreement"). The Board of Trustees of the Trust approved The One GROUP Services Company as the sole

Distributor beginning November 1, 1995. Unless otherwise terminated, the Distribution Agreement will continue in effect until November 30, 1996 and will continue from year to year if approved at least annually (i) by the Trust's Board of Trustees or by the vote of a majority of the outstanding Shares of the Funds (see "ADDITIONAL INFORMATION--Miscellaneous," in this Statement of Additional Information) that are parties to the Distribution Agreement, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to the Distribution Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The agreement may be terminated in the event of its assignment, as defined in the 1940 Act. The One GROUP Services Company is a broker-dealer registered with the Securities and Exchange Commission, and is a member of the National Association of Securities Dealers, Inc.


DISTRIBUTION PLAN

         The operation and fees with respect to Class A Shares, Class B Shares, and Service Class Shares of the Trust payable under the Trust's Distribution and Shareholder Services Plans, to which Class A Shares, Class B Shares, and Service Class Shares of each Fund of the Trust are subject, are described in each such Fund's Prospectuses and in the Multiple Class Plan.

         The Distribution and Shareholder Services Plan with respect to Class A Shares (the "Distribution Plan") was initially approved on July 28, 1989 by the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the Distribution Plan (the "Independent Trustees"). The Distribution Plan originally applied to the single class of Shares of each Fund of the Trust that existed prior to the offering of the Funds' Shares as four separate classes. An amendment to the Distribution Plan was approved by the Independent Trustees on October 21, 1991, and became effective on February 7, 1992. Such amendment limited fees under the Distribution Plan only to the Class A Shares of each Fund. The Distribution Plan was amended again on February 11, 1993 in order to make Retirement Class Shares (now the Service Class Shares) subject to distribution fees. A Distribution and Shareholder Services Plan (the "Class B Distribution Plan") for Class B Shares was initially approved on August 12, 1993 by the Independent Trustees. Prior to February 7, 1992, distribution fees were waived with respect to every Fund of the Trust except the U.S. Treasury Securities Money Market Fund and the Prime Money Market Fund.

         During the fiscal year ending June 30, 1995, the distribution fees paid by the Class A, Class B and Service Class Shares (formerly Retirement Class Shares) of the Trust to 440 Financial Distributors, the previous Distributor to the Trust and to Federated Administrative Services, the distributor to the predecessor Fund of the Kentucky Municipal Bond Fund, the Trademark Kentucky Municipal Bond Fund, were as follows:

                                THE ONE GROUP(R)
                DISTRIBUTION FEES PAID FOR THE FISCAL YEAR ENDED JUNE 30, 1995




---------------------------------------------------------------------------------------------
FUND                                            DISTRIBUTOR       CLASS A   CLASS B   SERVICE
                                                                                       CLASS
---------------------------------------------------------------------------------------------
U.S. Treasury Securities Money Market           440 FINL:        $165,554       NA       $0
Prime Money Market                              440 FINL:        $308,616       NA     $1945
Municipal Money Market                          440 FINL:        $114,203       NA       NA
Ohio Municipal Money Market                     440 FINL:        $92,912        NA       NA
Income Equity                                   440 FINL:        $30,869     $23,390     NA
Disciplined Value                               440 FINL:        $28,652     $86,002     NA
Growth OPPORTUNITIES                            440 FINL:        $22,185     $18,133     NA
Equity Index                                    440 FINL:        $4,497      $5,409      NA
Large Company Value                             440 FINL:        $3,830      $4,118      NA
Asset Allocation                                440 FINL:        $6,814      $25,292     NA
International Equity Index                      440 FINL:        $7,942      $30,893     NA
Large Company Growth                            440 FINL:        $22,628     $23,053     NA
Income Bond                                     440 FINL:        $12,910     $10,601     NA
Limited Volatility Bond                         440 FINL:        $33,826     $17,985     NA
Intermediate Tax-Free Bond                      440 FINL:        $12,639     $7,500      NA
MUNICIPAL INCOME                                440 FINL:        $25,788     $60,312     NA
Ohio Municipal Bond                             440 FINL:        $32,350     $23,036     NA
Government Bond                                 440 FINL:        $9,731      $11,816     NA
Government ARM                                  440 FINL:        $30,219     $774        NA
Intermediate Bond*                              440 FINL:        $5,122      $192        NA
Treasury Only Money Market                      440 FINL:           $0         $0        NA
Government Money Market                         440 FINL:           $0         $0        NA
Kentucky Municipal Bond                         Federated:****      $0         $0        NA
                                                440 FINL:**      $10,217      $90
Treasury Money Market                           440 FINL:          NA***     NA***     NA***
Tax-Exempt Money Market                         440 FINL:          NA***     NA***     NA***
Arizona Tax-Free Bond                           440 FINL:          NA***     NA***     NA***
Texas Tax-Free Bond                             440 FINL:          NA***     NA***     NA***
W. Virginia Tax-Free Bond                       440 FINL:          NA***     NA***     NA***
LOUISIANA MUNICIPAL BOND                        440 FINL:          NA***     NA***     NA***
VALUE GROWTH                                    440 FINL:          NA***     NA***     NA***
GULF SOUTH GROWTH                               440 FINL:          NA***     NA***     NA***


*       These are fees paid from November 30, 1994 through June 30, 1995.

**      These are fees paid from January 20, 1995 through June 30, 1995.

***     As of June 30, 1995, the Fund had not commenced operations.

****    These are fees paid from February 1, 1994 through January 19, 1995.

         In accordance with Rule 12b-1 under the 1940 Act, the Distribution Plan and Class B Distribution Plan may be terminated with respect to the Class A Shares, Class B Shares or Service Class Shares of any Fund by a vote of a majority of the Independent Trustees, or by a vote of a majority of the outstanding Class A Shares, Class B Shares or Service Class Shares, respectively, of that Fund. The Distribution Plan and Class B Distribution Plan may be amended by vote of the Trust's Board of Trustees, including a majority of the Independent Trustees, cast in person at a meeting called for such purpose, except that any change in the Distribution Plan or Class B Distribution Plan that would materially increase the distribution fee with respect to the Class A Shares, Class B Shares or Service Class Shares of a Fund requires the approval of that Fund's Class A, Class B or Service Class Shareholders, respectively. The Trust's Board of Trustees will review on a quarterly and annual basis written reports of the amounts received and expended under the Distribution Plan (including amounts expended by the Distributor to Participating Organizations pursuant to the Servicing Agreements entered into under the Distribution Plan) indicating the purposes for which such expenditures were made.

CUSTODIAN AND TRANSFER AGENT

         Cash and securities owned by the Funds of the Trust are held by State Street Bank and Trust Company ("State Street") as Custodian. State Street serves the respective Funds as Custodian pursuant to a Custodian Agreement with the Trust (the "Custodian Agreement"). Under the Custodian Agreement, State Street
(i) maintains a separate account or accounts in the name of each Fund; (ii) makes receipts and disbursements of money on behalf of each Fund; (iii) collects and receives all income and other payments and distributions on account of the Funds' portfolio securities; (iv) responds to correspondence from security brokers and others relating to its duties; and (v) makes periodic reports to the Trust's Board of Trustees concerning the Trust's operations. State Street may, at its own expense, open and maintain a sub-custody account or accounts on behalf of the Trust, provided that State Street shall remain liable for the performance of all of its duties under the Custodian Agreement.

         Bank One Trust Company, N.A. serves as Sub-Custodian in connection with the Trust's securities lending activities, pursuant to an agreement between State Street and Bank One Trust Company. Bank One Trust Company receives a fee paid by the Trust.

         Rules adopted under the 1940 Act permit the Trust to maintain its securities and cash in the custody of certain eligible banks and securities depositories. The Trust intends to select foreign custodians or sub-custodians to maintain foreign securities of the International Equity Index Fund pursuant to such rules, following a consideration of a number of factors, including, but not limited to, the reliability and financial stability of the institution; the ability of the institution to perform custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and the risks of potential nationalization or expropriation of Trust assets. In addition, the 1940 Act requires that foreign bank sub-custodians, among other things have Shareholder equity in excess of $200 million, have no lien on the Trust's assets and maintain adequate and accessible records.

         State Street Bank & Trust ("State Street") serves as Transfer Agent and Dividend Disbursing Agent for each Fund pursuant to Transfer Agency Agreements with the Trust (the "Transfer Agency Agreement"). Under the Transfer Agency Agreements, State Street has agreed (i) to issue and redeem Shares of the Trust;
(ii) to address and mail all communications by the Trust to its Shareholders, including reports to Shareholders, dividend and distribution notices, and proxy material for its meetings of Shareholders; (iii) to respond to correspondence or inquiries by Shareholders and others relating to its duties; (iv) to maintain Shareholder accounts and certain sub-accounts; and (v) to make periodic reports to the Trust's Board of Trustees concerning the Trust's operations.

EXPERTS

         The financial statements of the Trust for the fiscal year ended June 30, 1995 appearing in this Statement of Additional Information have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports and on the authority of such firm as experts in auditing and accounting.

         The financial statements for the predecessor funds of the Intermediate Bond Fund and Large Company Growth Fund, Sun Eagle Intermediate Fixed Income Fund and Sun Eagle Equity Growth Fund, respectively, for the fiscal year ended June 30, 1993 and for the period from February 28, 1992 (commencement of operations of each Fund) to June 30, 1992 appearing in this Statement of Additional Information have been audited by KPMG Peat Marwick LLP, independent accountants, and are included in reliance upon the authority of such firm as experts in auditing and accounting.

         The financial statements for the predecessor Fund of the Kentucky Municipal Bond Fund, the Trademark Kentucky Municipal Bond Fund, for the period from February 1, 1994 to January 19, 1995, and for the period from March 12, 1993 (commencement of operations) to January 31, 1994 appearing in this Statement of Additional Information have been audited by KPMG Peat Marwick LLP, independent accountants, and are included in reliance upon the authority of such firm as experts in auditing and accounting.

         The law firm of Ropes & Gray, One Franklin Square, 1301 K Street, N.W., Suite 800 East, Washington, D.C. 20005 are counsel to the Trust. From time to time, Ropes & Gray have rendered legal services to Bank One, Milwaukee and Bank One, Wisconsin Trust Company, NA.

                             ADDITIONAL INFORMATION

DESCRIPTION OF SHARES


         The Trust is a Massachusetts Business Trust. The Trust's Declaration of Trust was filed with the Secretary of State of the Commonwealth of Massachusetts on May 23, 1985 and authorizes the Board of Trustees to issue an unlimited number of Shares, which are units of beneficial interest, without par value. The Trust's Declaration of Trust authorizes the Board of Trustees to establish one or more series of Shares of the Trust, and to classify or reclassify any series into one or more classes by setting or changing in any one or more respects the preferences, designations, conversion, or other rights, restrictions, or limitations as to dividends, conditions of redemption, qualifications, or other terms applicable to the Shares of such class, subject to those matters expressly provided for in the Declaration of Trust, as amended, with respect to the Shares of each series of the Trust. The Trust presently includes THIRTY-TWO series of Shares, which represent interests in the Prime Money Market Fund, the U.S. Treasury Securities Money Market Fund, the Municipal Money Market Fund, the Ohio Municipal Money Market Fund, the Income Equity Fund, the Disciplined Value Fund, the GROWTH OPPORTUNITIES FUND, THE VALUE GROWTH FUND, THE GULF
SOUTH Growth Fund, the Large Company Value Fund, the Large Company Growth
Fund, the International Equity Index Fund, the Equity Index Fund, the Asset Allocation Fund, the Income Bond Fund, the Limited Volatility Bond Fund, the Intermediate Bond Fund, the Government Bond Fund, the Government ARM Fund, the MUNICIPAL INCOME Fund, the Intermediate Tax-Free Bond Fund, the
Ohio Municipal Bond Fund, the Texas Tax-Free Bond Fund, the West Virginia Tax-Free Bond Fund, the Kentucky Municipal Bond Fund, THE LOUISIANA MUNICIPAL
BOND FUND, the Arizona Tax-Free Bond Fund, the Treasury Money Market Fund, the Treasury Only Money Market Fund, the Government Money Market Fund, the Tax Exempt Money Market Fund and the Institutional Prime Money Market Fund (these five Funds being called, collectively, the "Institutional Money Market Funds"). The Funds of the Trust (other than the Institutional Money Market Funds, the U.S. Treasury Securities Money Market Fund and the Prime Money Market Fund) offer Shares in three separate classes: Fiduciary Shares, Class A Shares and Class B Shares. The U.S. Treasury Securities Money Market Fund and the Prime Money Market Fund offer Fiduciary Shares, Class A Shares and Service Class Shares. See the relevant Prospectus for those Funds for more details.


         Shares have no subscription or preemptive rights and only such conversion or exchange rights as the Board may grant in its discretion. When issued for payment as described in the Prospectus and this Statement of Additional Information, the Trust's Shares will be fully paid and non-assessable. In the event of a liquidation or dissolution of the Trust, Shares of a Fund are entitled to receive the assets available for distribution belonging to the Fund, and a proportionate distribution, based upon the relative asset values of the respective Funds, of any general assets not belonging to any particular Fund which are available for distribution.

          Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding Shares of each Fund affected by the matter. For purposes of determining whether the approval of a majority of the outstanding Shares of a Fund will be required in connection with a matter, a Fund will be deemed to be affected by a matter unless it is clear that the interests of each Fund in the matter are identical, or that the matter does not affect any interest of the Fund. Under Rule 18f-2, the approval of an investment advisory agreement or any change in investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding Shares of such Fund. However, Rule 18f-2 also provides that the ratification of independent public accountants, the approval of principal underwriting contracts, and the election of Trustees may be effectively acted upon by Shareholders of the Trust voting without regard to series.

         Class A Shares, Class B Shares and Service Class Shares of a Fund have exclusive voting rights with respect to matters pertaining to the Fund's Distribution Plan.

SHAREHOLDER AND TRUSTEE LIABILITY

         Under Massachusetts law, holders of units of beneficial interest in a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, the Trust's Declaration of Trust provides that Shareholders shall not be subject to any personal liability for the obligations of the Trust, and that every written agreement, obligation, instrument, or undertaking made by the Trust shall contain a provision to the effect that the Shareholders are not personally liable thereunder. The Declaration of Trust provides for indemnification out of the trust property of any Shareholder held personally liable solely by reason of his being or having been a Shareholder. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust, and shall satisfy any judgment thereon. Thus, the risk of a Shareholder incurring financial loss on account of Shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations.

         The Declaration of Trust states further that no Trustee, officer, or agent of the Trust shall be personally liable in connection with the administration or preservation of the assets of the trust or the conduct of the Trust's business; nor shall any Trustee, officer, or agent be personally liable to any person for any action or failure to act except for his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties. The Declaration of Trust also provides that all persons having any claim against the Trustees or the Trust shall look solely to the assets of the trust for payment.

CALCULATION OF PERFORMANCE DATA

         Each Money Market Fund and the Treasury Only and Government Money Market Funds' yield was computed with respect to each class of Shares by determining the percentage net change, excluding capital changes, in the value of an investment in one Share of the particular class of the Fund over the base period, and multiplying the net change by 365/7 (or approximately 52 weeks). The effective yield of each class of each Fund represents a compounding of the yield by adding 1 to the number representing the percentage change in value of the investment during the base period, raising that sum to a power equal to 365/7, and subtracting 1 from the result. No performance data is available with respect to the Tax Exempt Money Market, Treasury Money Market and Institutional Prime Money Market Funds because those Funds had not commenced operations as of June 30, 1995.

         The tax equivalent yields for the classes of the Municipal Money Market, Ohio Municipal Money Market, and Tax Exempt Money Market Funds are computed by dividing that portion of the Fund's yield (with respect to a particular class) which is tax-exempt by 1 minus a stated income tax rate and adding the product to that portion, if any, of the yield of the Fund (with respect to a particular class) that is not tax-exempt. The tax equivalent yields for the classes of the Municipal Money Market Fund contained in the preceding paragraph were computed based on an assumed effective federal income tax rate of 39.6%. No such data was provided for the Tax Exempt Money Market Fund because it had not commenced operations as of June 30, 1995. The tax equivalent effective yield for the classes of the Municipal Money Market Fund, Ohio Municipal Money Market Fund, and Tax Exempt Money Market Funds are computed by dividing that portion of the effective yield of the Fund (with respect to a particular class) which is tax-exempt by 1 minus a stated income tax rate and adding the product to that portion, if any, of the effective yield of the Fund (with respect to a particular class) that is not tax-exempt.

         Performance information showing a Fund's total return and/or 30-day yield with respect to a particular class may be presented from time to time in advertising and sales literature regarding the Equity Funds, the Bond Funds, and the Municipal Bond Funds. A 30-day yield is calculated by dividing the net investment income per-share earned during the 30-day base period by the maximum offering price per share on the last day of the period, according to the following formula:

                                             a-b
                      30-Day Yield = 2[( ----- +1)(6)-1]
                                            cd

         In the above formula, "a" represents dividends and interest earned by a particular class during the 30-day base period; "b" represents expenses accrued to a particular class for the 30-day base period (net of reimbursements); "c" represents the average daily number of Shares of a particular class outstanding during the 30-day base period that were entitled to receive dividends; and "d" represents the maximum offering price per share of a particular class on the last day of the 30-day base period.


         From time to time the tax equivalent 30-day yield of a particular class of a Municipal Bond Fund may be presented in advertising and sales literature. The tax equivalent 30-day yield will be computed by dividing that portion of a Fund's yield (respecting a particular class) which is tax-exempt by 1 minus a stated income tax rate and adding the product to that portion, if any, of the yield of the Fund (respecting a particular class) that is not tax-exempt. The tax equivalent 30-day yields for a Municipal Bond Fund (respecting a particular class) will, unless otherwise noted, be computed based on an assumed effective federal income tax rate of 31%. No tax equivalent 30-day yield information is available for the West Virginia Tax-Free Bond, Texas Tax-Free Bond, Arizona Tax-Free BOND AND LOUISIANA MUNICIPAL Bond Funds because they had not commenced operations as of June 30, 1995.


         A Fund's respective cumulative total return and average annual total return was determined by calculating the change in the value of a hypothetical $1,000 investment in a particular class of the Fund for each of the periods shown. Cumulative total return for a particular class of a Fund is computed by determining the rate of return over the applicable period that would equate the initial amount invested to the ending redeemable value of the investment. The cumulative return is calculated as the total dollar increase or decrease in the value of an account assuming reinvestment of all distributions divided by the original initial investment. The average annual return for a particular class of a Fund is computed by determining the average annual compounded rate of return over the applicable period that would equate the initial amount invested to the ending redeemable value of the investment. The ending redeemable value includes dividends and capital gain distributions reinvested at net asset value. The resulting percentages indicated the positive or negative investment results that an investor would have experienced from changes in share price and reinvestment of dividends and capital gains distributions.

         Performance information showing a Fund's and/or particular Class's distribution rate may be presented from time to time in advertising and sales literature regarding the Bond Funds and Equity Funds. The distribution rate is calculated as follows:

                                                         a
                                                        ---
                      distribution yield       =        (b)  * 365
                                                        -------------
                                                              c


         In the formula, "a" represents dividends distributed by a particular class during that period; "b" represents month end offer price or nav ["NAV"??] for a particular class; "c" represents the number of days in the period being calculated. "365" is the number of days in a year, used to annualize the distribution yield.

Performance will fluctuate from time to time and is not necessarily representative of future results. Accordingly, a Fund's performance may not provide for comparison with bank deposits or other investments that pay a fixed return for a stated period of time. Performance is a function of a Fund's quality, composition, and maturity, as well as expenses allocated to the Fund. Fees imposed upon customer accounts at a bank, with regard to Fiduciary Class Shares and Service Class Shares, or a Participating Organization, with regard to Class A and Class B Shares, will reduce a Fund's effective yield to customers.

         Performance data for the Funds through June 30, 1995 (calculated as described above) is as follows:



                                                         TAX-EQUIVALENT YIELD

                                                 Fiduciary                                             Class A

                            7 Day Yield       28% Tax          31% Tax           7 Day Yield       28% Tax          31% Tax
 Municipal Money Market     3.79%             5.26%            5.49%             3.54%             4.92%            5.13%

 Ohio Municipal Money
 Market                     3.75%             5.20%            5.43%             3.50%             4.86%            5.07%


The Money Market and Institutional Money Market Funds may quote actual total return performance in advertising and other types of literature compared to indices or averages of alternative financial products available to prospective investors. The performance comparisons may include the average return of various bank instruments, some of which may carry certain return guarantees offered by leading banks and thrifts, as monitored by the Bank
Rate Monitor, and those of corporate and government security price indices of various durations prepared by Shearson Lehman Brothers, Salomon Brothers, Inc. and the IBC/Donoghue organization. These indices are not managed for any investment goals.

         The Money Market and Institutional Money Market Funds may also use comparative performance information computed by and available from certain industry and general market research and publications, such as Lipper Analytical Services, Inc.

         Statistical and performance information compiled and maintained by CDA Technologies, Inc. and Interactive Data Corporation may also be used. CDA is a performance evaluation service that maintains a statistical data base of performance, as reported by a diverse universe of independently-managed mutual funds. Interactive Data Corporation is a statistical access service that maintains a data base of various industry indicators, such as historical and current price/earning information and individual stock and fixed income price and return information.

         Current interest rate and yield information on government debt obligations of various durations, as reported weekly by the Federal Reserve (Bulletin H. 15), may also be used. Also current rate information on municipal debt obligations of various durations, as reported daily by the Bond Buyer, may also be used. The Bond Buyer is published daily and is an industry-accepted source for current municipal bond market information.

         Comparative information on the Consumer Price Index may also be included. This Index, as prepared by the U.S. Bureau of Labor Statistics, is the most commonly used measure of inflation. It indicates the cost fluctuations of a representative group of consumer goods. It does not represent a return on investment.

The Equity, Bond and Municipal Bond Funds may quote actual total return performance from time to time in advertising and other types of literature compared to results reported by the Dow Jones Industrial Average.

         The Dow Jones Industrial Average is an industry-accepted unmanaged index of generally conservative securities used for measuring general market performance. The performance reported will reflect the reinvestment of all distributions on a quarterly basis and market price fluctuations. The index does not take into account any brokerage commissions or other fees. Comparative information on the Consumer Price Index may also be included.


         The Equity Funds, the Bond Funds and the Municipal Bond Funds may also promote the yield and/or total return performance and use comparative performance information computed by and available from certain industry and general market research and publications, such as Lipper Analytical Services, Inc.; they may also use indices such as the Standard & POOR'S 400
COMPOSITE STOCK INDEX, THE STANDARD & Poor's 500 Composite Stock
Index, THE STANDARD & POOR'S 600 COMPOSITE STOCK INDEX, the Russell
2000, or the Morgan Stanley International European, Asian and Far East Gross Domestic Product Index for performance comparison. Statistical and performance information compiled and maintained by CDA Technologies, Inc. and Interactive Data Corporation may also be used.


The Bond Funds and the Asset Allocation Fund may quote actual yield and/or total return performance in advertising and other types of literature compared to indices or averages of alternative financial products available to prospective investors. The performance comparisons may include the average return of various bank instruments, some of which may carry certain return guarantees offered by leading banks and thrifts as monitored by Bank Rate Monitor, and those of corporate bond and government security price indices of various durations. Comparative information on the Consumer Price Index may also be included.

         The Bond Funds and the Asset Allocation Fund may also use comparative performance information computed by and available from certain industry and general market research and publications, as well as statistical and performance information, compiled and maintained by CDA Technologies, Inc. and Interactive Data Corporation.

         The Bond Funds and the Asset Allocation Fund may also use current interest rate and yield information on government debt obligations of various durations, as reported weekly by the Federal Reserve (Bulletin H. 15). In addition, current rate information on municipal debt obligations of various durations, as reported daily by the Bond Buyer, may also be used.

MISCELLANEOUS

         The Trust is not required to hold a meeting of Shareholders for the purpose of electing Trustees except that (i) the Trust is required to hold a Shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by Shareholders and
(ii) if, as a result of a vacancy on the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the Shareholders, that vacancy may only be filled by a vote of the Shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of Shares representing two-thirds of the outstanding Shares of the Trust at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of Shares representing not less than 20% of the outstanding Shares of the Trust. Except as set forth above, the Trustees may continue to hold office and may appoint successor Trustees.

         As used in the Trust's Prospectuses and in this Statement of Additional Information, "assets belonging to a Fund" means the consideration received by the Trust upon the issuance or sale of Shares in that Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale, exchange, or liquidation of such investments, and any funds or payments derived from any reinvestment of such proceeds, and any general assets of the Trust not readily identified as belonging to a particular Fund that are allocated to that Fund by the Trust's Board of Trustees. The Board of Trustees may allocate such general assets in any manner it deems fair and equitable. It is anticipated that the factor that will be used by the Board of Trustees in making allocations of general assets to particular Funds will be the relative net asset values of the respective Funds at the time of allocation. Assets belonging to a particular Fund are charged with the direct liabilities and expenses in respect of that Fund, and with a share of the general liabilities and expenses of the Trust not readily identified as belonging to a particular Fund that are allocated to that Fund in proportion to the relative net asset values of the respective Funds at the time of allocation. The timing of allocations of general assets and general liabilities and expenses of the Trust to particular Funds will be determined by the Board of Trustees of the Trust and will be in accordance with generally accepted accounting principles. Determinations by the Board of Trustees of the Trust as to the timing of the allocation of general liabilities and expenses and as to the timing and allocable portion of any general assets with respect to a particular Fund are conclusive. For information regarding the allocations of Class Expenses to particular classes of a Fund, see the respective Prospectus of the Fund under "MANAGEMENT-Expenses."

         As used in the Trust's Prospectuses and in this Statement of Additional Information, a "vote of a majority of the outstanding Shares" of the Trust, a particular Fund, or a particular class of Shares of a Fund, means the affirmative vote of the lesser of (a) more than 50% of the outstanding Shares of the Trust, such Fund, or such class of Shares of such Fund, or (b) 67% or more of the Shares of the Trust, such Fund, or such class of Shares of such Fund present at a meeting at which the holders of more than 50% of the outstanding Shares of the Trust, such Fund, or such class of Shares of such Fund are represented in person or by proxy.

         The Trust is registered with the Securities and Exchange Commission as a management investment company. Such registration does not involve supervision by the Commission of the management or policies of the Trust.

         The Prospectus and this Statement of Additional Information omit certain of the information contained in the Registration Statement filed with the Securities and

Exchange Commission. Copies of such information may be obtained from the Commission upon payment of the prescribed fee.


         The Prospectus and this Statement of Additional Information are not an offering of the securities herein described in any STATE in which such offering may not lawfully be made. No salesman, dealer, or other person is authorized to give any information or make any representation other than those contained in the Prospectus and Statement of Additional Information.



         As of NOVEMBER 6, 1995, BANC ONE CORPORATION, 100 East Broad Street, Columbus, Ohio 43271-0152 (an Ohio Corporation) through Bank Subsidiaries, acting on behalf of their underlying accounts, held of record substantially all of the Fiduciary Class Shares of the Trust, and possessed voting or investment power as follows:


                 FUND                                          PERCENT OF BENEFICIAL OWNERSHIP
         Large Company Growth Fund                                           73.48%

         Disciplined Value Fund                                              79.50%

         Growth OPPORTUNITIES Fund                                           79.48%

         Income Bond Fund                                                    85.52%

         Intermediate Tax-Free Bond Fund                                     93.06%

         Prime Money Market Fund                                             94.38%


                                      B-88

         U.S. Treasury Securities Money Market Fund                          98.47%

         Municipal Money Market Fund                                         86.55%

         Income Equity Fund                                                  89.74%

         Equity Index Fund                                                   45.42%

         Large Company Value Fund                                            69.56%

         Ohio Municipal Bond Fund                                            97.99%

         Limited Volatility Bond Fund                                        97.54%

         International Equity Fund                                           77.42%

         Asset Allocation Fund                                               91.52%

         Ohio Municipal Money Market Fund                                    72.25%

          MUNICIPAL INCOME                                                   96.92%

         Kentucky Municipal Bond Fund                                        99.06%

         Government Bond Fund                                                93.69%

         Government ARM Fund                                                 70.32%

         Intermediate Bond Fund                                              94.24%



As a result, BANC ONE CORPORATION may be deemed to be a "controlling person" of the Fiduciary Class Shares of each of the aforementioned Funds under the Investment Company Act of 1940.


         In addition, as of NOVEMBER 6, 1995, the following persons were the beneficial owners of more than 25% of the outstanding Shares of the following class of Shares of the following Funds:

                                25% SHAREHOLDERS



NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                      FUND/CLASS                    OWNERSHIP          OWNERSHIP
-------                                      ----------                    ---------          ---------
440 Financial Group 401K                     Income Bond Fund              25.14%             Record
c/o Ann Sheputa                              Class A
440 Lincoln Street
Worcester, MA  01653-0002

Donaldson Lufkin Jenrette                    Kentucky Municipal            25.94%             Record
Securities Corporation Inc.                  Bond Fund
P.O. Box 2052                                Class B
Jersey City, NJ  07303-2052

Strafe & Co.                                 Treasury Only Money           60.25%             Record
c/o Bank One Trust Co.                       Market Fund
Attn:  Mutual Funds
100 E. Broad Street
Columbus, OH  43215-3607

Clark & Co.                                  US Government Money           46.72%             Record
c/o Bank One Wisconsin                       Money Fund
P.O. Box 1631
Waukesha, WI  53187-1631

Bank One Texas NA                            US Government Money           27.62%             Record
1717 Main Street                             Market Fund
Dallas, TX  75201-4605

Strafe & Co.                                 Disciplined Value Fund        29.21%             Record
Attn:  Mutual Funds 0393                     Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

Strafe & Co.                                 Income Bond Fund              25.92%             Record
Attn:  Mutual Funds 0393                     Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

Clark & Co.                                  Income Bond Fund              26.07%             Record
c/o Bank One Wisconsin                       Fiduciary Class
101 West Broadway
Waukesha, WI  53186-4833

Clark & Co.                                  Intermediate Tax-Free         51.04%             Record
101 West Broadway                            Fund
Waukesha, WI  53186-4833                     Fiduciary Class

Clark & Co.                                  Prime Money Market            39.50%             Record
c/o Bank One Wisconsin                       Fund
P.O. Box 1631                                Fiduciary Class
Waukesha, WI  53187-1631

                                25% SHAREHOLDERS

NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                      FUND/CLASS                    OWNERSHIP          OWNERSHIP
-------                                      ----------                    ---------          ---------
Strafe & Co.                                 Prime Money Market            54.88%             Record
Bank One Ohio Trust Co., NA                  Fund
Department 0393 S.T.I.F.                     Fiduciary Class
Columbus, OH  43271

Clark & Co.                                  US Treasury Securities        28.85%             Record
c/o Bank One Wisconsin                       Money Market Fund
P.O. Box 1631                                Fiduciary Class
Waukesha, WI  53187-1631

Strafe & Co (N)                              US Treasury Securities        50.13%             Record
Bank One Ohio Trust Co., NA                  Money Market Fund
Department 0393 S.T.I.F.                     Fiduciary Class
Columbus, OH  43271

Clark & Co.                                  Municipal Money               33.66%             Record
c/o Bank One Wisconsin                       Market Fund
P.O. Box 1631                                Fiduciary Class
Waukesha, WI  53187-1631

Strafe & Co. (D)                             Municipal Money               52.89%             Record
Bank One Ohio Trust Co., NA                  Market Fund
Department 0393 S.T.I.F.                     Fiduciary Class
Columbus, OH  43271

Strafe & Co.                                 Income Equity Fund            26.01%             Record
Attn:  Mutual Funds 0393                     Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

Strafe & Co.                                 Equity Index Fund             25.12%             Record
Attn:  Mutual Funds 0393                     Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

Strafe & Co.                                 Ohio Municipal Bond           92.22%             Record
Attn:  Mutual Funds 0393                     Fund
100 E. Broad Street                          Fiduciary Class
Columbus, OH  43215-3607

Clark & Co.                                  Limited Volatility Bond       27.34%             Record
101 W. Broadway                              Fund
P.O. Box 1631                                Fiduciary Class
Waukesha, WI  53187-1631

Bank One Wisconsin TR CO NA                  Asset Allocation Fund         52.30%             Record
101 West Broadway                            Fiduciary Class
Waukesha, WI  53186-4833


                                25% SHAREHOLDERS

NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                      FUND/CLASS                    OWNERSHIP          OWNERSHIP
-------                                      ----------                    ---------          ---------
Strafe & Co.                                 Ohio Municipal Money          72.25%             Record
c/o Bank One Trust Co.                       Market Fund
Attn:  Mutual Funds                          Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

Clark & Co.                                  Tax Free Bond Fund            59.91%             Record
101 West Broadway                            Fiduciary Class
Waukesha, WI  53186-4833

Loutrag                                      Kentucky Municipal            85.90%             Record
Attn: Mutual Fund Clerk                      Bond
P.O. Box 32590                               Fiduciary Class
Louisville, KY  40232-2590

Clark & Co.                                  Intermediate Bond Fund        31.71%             Record
101 West Broadway                            Fiduciary Class
Waukesha, WI  53186-4833

Strafe & Co.                                 Intermediate Bond Fund        27.72%             Record
Attn:  Mutual Funds                          Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

440 Financial Group 401K                     International Equity          42.53%             Record
c/o Ann Sheputa                              Index Fund
440 Lincoln Street                           Class A
Worcester, MA  01653-0002

Donaldson Lufkin Jenrette                    Government ARM Fund           77.48%             Record
Securities Corporation Inc.                  Class A
P.O. Box 2052
Jersey City, NJ  07303-2052

440 Financial Group 401K                     Large Company Value           49.53%             Record
c/o Ann Sheputa                              Fund
440 Lincoln Street                           Class A
Worcester, MA  01653-0002

Strafe & Co.                                 Government ARM Fund           28.51%             Record
Attn:  Mutual Funds 0393                     Fiduciary Fund
100 E. Broad Street
Columbus, OH  43215-3607

Clark & Co.                                  International Equity          26.90%             Record
101 West Broadway                            Index Fund
Waukesha, WI  53186-4833                     Fiduciary Fund

Clark & Co.                                  Government Bond Fund          25.33%             Record
101 West Broadway                            Fiduciary Fund
Waukesha, WI  53186-4833

                                25% SHAREHOLDERS

NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                      FUND/CLASS                    OWNERSHIP          OWNERSHIP
-------                                      ----------                    ---------          ---------
Strafe & Co.                                 Government Bond Fund          26.68%             Record
Attn:  Mutual Funds 0393                     Fiduciary Fund
100 E. Broad Street
Columbus, OH  43215-3607

Banc One Securities Savings Plan             Equity Index Fund             29.88%             Beneficial
c/o Cathi Jarvis                             Fiduciary Fund
235 West Schrock Road
Westerville, OH 43081




As a result, the aforementioned persons may be deemed to be "controlling persons" of the class of Shares of the Fund in which they own such Shares under the Investment Company Act of 1940. The table below indicates record and beneficial owners of over 5% of any class of Shares of any Fund of the Trust.

                                 5% SHAREHOLDERS

NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Dolores E. Jarvis                              Kentucky Tax-Free           9.18%              Beneficial
8901 Bingham Drive                             Bond Fund
Louisville, KY  40242-3308                     Class B

Clem R. Jarvis                                 Kentucky Tax-Free           9.18%              Beneficial
8901 Bingham Drive                             Bond Fund
Louisville, KY  40242-3308                     Class B

Donaldson Lufkin Jenrette                      Kentucky Tax-Free           25.94%             Record
Securities Corporation Inc.                    Bond Fund
P.O. Box 2052                                  Class B
Jersey City, NJ   07303-2052

Donaldson Lufkin Jenrette                      Kentucky Tax-Free           9.17%              Record
Securities Corporation Inc.                    Bond Fund
P.O. Box 2052                                  Class B
Jersey City, NJ  -7303-2052

Donaldson Lufkin Jenrette                      Kentucky Tax-Free           15.55%             Record
Securities Corporation Inc.                    Bond Fund
P.O. Box 2052                                  Class B
Jersey City, NJ   07303-2052

Donaldson Lufkin Jenrette                      Kentucky Tax-Free           11.25%             Record
Securities Corporation Inc.                    Bond Fund
P.O. Box 2052                                  Class B
Jersey City, NJ   07303-2052

Donaldson Lufkin Jenrette                      Intermediate Tax-Free       8.13%              Record
Securities Corporation Inc.                    Fund
P.O. Box 2052                                  Class B
Jersey City, NJ 07303-2052

Katherine M. Lee                               Intermediate Tax-Free       21.23%             Beneficial
Pamela K. Adams JT WROS                        Fund
7740 E. Gainey Ranch Rd.                       Class B
Scottsdale, AZ  85258-1618

Rhoady R. Lee                                  Intermediate Tax-Free       12.38%             Beneficial
Katherine M. Lee JT WROS                       Fund
7740 E. Gainey Ranch Rd.                       Class B
Scottsdale, AZ  85258-1618

Donald Lufkin Jenrette                         Intermediate Tax-Free       6.21%              Record
Securities Corporation Inc.                    Fund
P.O. Box 2052                                  Class B
Jersey City, NJ 07303-2052

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
State Street Bank & Trust Co.                  Government ARM              10.92%             Beneficial
Cust For the IRA of                            Fund
Bill G. Howard                                 Class B
P.O. Box 75255
Oklahoma City, OK 73147-0255

Donaldson Lufkin Jenrette                      Government ARM              5.86%              Record
Securities Corporation Inc.                    Fund
P.O. Box 2052                                  Class B
Jersey City, NJ 07303-2052

Donaldson Lufkin Jenrette                      Government ARM              8.51%              Record
Securities Corporation Inc.                    Fund
P.O. Box 2052                                  Class B
Jersey City, NJ 07303-2052

Donaldson Lufkin Jenrette                      Government ARM              20.31%             Record
Securities Corporation Inc.                    Fund
P.O. Box 2052                                  Class B
Jersey City, NJ 07303-2052

Donaldson Lufkin Jenrette                      Government ARM              11.60%             Record
Securities Corporation Inc.                    Fund
P.O. Box 2052                                  Class B
Jersey City, NJ 07303-2052

Donaldson Lufkin Jenrette                      Government ARM              5.09%              Record
Securities Corporation Inc.                    Fund
P.O. Box 2052                                  Class B
Jersey City, NJ 07303-2052

Donaldson Lufkin Jenrette                      Government ARM              21.89%             Record
Securities Corporation Inc.                    Fund
P.O. Box 2052                                  Class B
Jersey City, NJ 07303-2052

Cara L. Remley Pod                             Intermediate Bond           5.25%              Beneficial
Sueann Hoffman                                 Fund
10401 N. Cave Creek Road, Lot 219              Class B
Phoenix, AZ 85020-1630

440 Financial Group 401K                       Large Company               8.83%              Record
c/o Ann Sheputa                                Growth Fund
440 Lincoln Street                             Class A
Worcester, MA  01653-0002

                                 5% SHAREHOLDERS



NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
440 Financial Group 401K                       Disciplined Value           14.56%             Record
c/o Ann Sheputa                                Fund
440 Lincoln Street                             Class A
Worcester, MA  01653-0002

440 Financial Group 401K                       Small Company               21.47%             Record
c/o Ann Sheputa                                Growth Fund
440 Lincoln Street                             Class A
Worcester, MA  01653-0002

440 Financial Group 401K                       Income Bond Fund            25.14%             Record
c/o Ann Sheputa                                Class A
440 Lincoln Street
Worcester, MA  01653-0002

Donaldson Lufkin Jenrette                      Income Bond Fund            5.47%              Record
Securities Corporation Inc.                    Class A
P.O. Box 2052
Jersey City, NJ 07303-2052

Donaldson Lufkin Jenrette                      Limited Volatility          8.92%              Record
Securities Corporation Inc.                    Bond Fund
P.O. Box 2052                                  Class A
Jersey City, NJ 07303-2052

440 Financial Group 401K                       Limited Volatility          15.59%             Record
c/o Ann Sheputa                                Bond Fund
440 Lincoln Street                             Class A
Worcester, MA  01653-0002

Robert Stanley Jr.                             Intermediate Tax-Free       12.63%             Beneficial
Virginia R. Stanley JT TEN                     Fund
P.O. Box 15583                                 Class A
Phoenix, AZ 85060-5583

Jacob E. Heneger                               Intermediate Tax-Free       12.47%             Beneficial
7249 N. Central Ave.                           Fund
Phoenix, AZ 85020-4850                         Class A

Benedict Inc.                                  US Treasury Securities      6.39%              Beneficial
P.O. Box 315                                   Money Market
Mc Arthur, OH  45651                           Class A

Tom Lang Company Inc.                          US Treasury Securities      5.74%              Beneficial
P.O. Box 19261                                 Money Market
Springfield, IL 62794-9261                     Class A

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
EXABYTE                                        Municipal Money             15.42%             Beneficial
Attn:  Bob Stover                              Market Fund
1685 38th Street                               Class A
Boulder, CO  80301-2601

Joseph B. Udvare Trustee                       Municipal Money             15.06%             Beneficial
Udvare Revocable Trust Agreement               Market Fund
5301 N. 25th Place                             Class A
Phoenix, AZ 85016-3629

440 Financial Group 401K                       Income Equity Fund          7.36%              Record
c/o Ann Sheputa                                Class A
440 Lincoln Street
Worcester, MA  01653-0002

Ann Sheputa                                    Equity Index Fund           21.08%             Record
c/o 440 Financial Group 401K                   Class A
440 Lincoln Street
Worcester, MA  01653-0002

Donaldson Lufkin Jenrette                      Equity Index Fund           6.76%              Record
Securities Corporation Inc.                    Class A
P.O. Box 2052
Jersey City, NJ  -7303-2052

440 Financial Group 401K                       Large Company Value         49.53%             Record
c/o Ann Sheputa                                Fund
440 Lincoln Street                             Class A
Worcester, MA  01653-0002

Donaldson Lufkin Jenrette                      Ohio Municipal Bond         8.09%              Record
Securities Corporation Inc.                    Fund
P.O. Box 2052                                  Class A
Jersey City, NJ 07303-2052

Clark & Co.                                    Treasury Only Money         9.68%              Record
c/o Bank One Wisconsin                         Market Fund
P.O. Box 1631
Waukesha, WI  53187-1631

Bank One Texas NA                              Treasury Only Money         19.49%             Record
1717 Main Street                               Market Fund
Dallas, TX  75201-4605

Strafe & Co.                                   Treasury Only Money         60.25%             Record
c/o Bank One Trust Co.                         Market Fund
Attn:  Mutual Funds
100 E. Broad Street
Columbus, OH  43215-3607

                                 5% SHAREHOLDERS




NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------

Clark & Co.                                    US Government               46.72%             Record
c/o Bank One Wisconsin                         Money Market Fund
P.O. Box 1631
Waukesha, WI  53187-1631

Bank One Texas NA                              US Government               27.62%             Record
1717 Main Street                               Money Market Fund
Dallas, TX  75201-4605

Bank One Trust Company NA                      US Government               10.76%             Record
Omnibus-Corporate Cash Sweep Acct              Money Market Fund
235 West Schrock Road
Attn: Cash Management DB3
Westerville, OH 43081-3607

Strafe & Co.                                   US Government               14.90%             Record
c/o Bank One Trust Co.                         Money Market Fund
Attn:  Mutual Funds
100 E. Broad Street
Columbus, OH  43215-3607

Clark & Co.                                    Large Company               16.60%             Record
101 West Broadway                              Growth Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Bank One Wisconsin TR CO NA                    Large Company               11.89%             Record
101 West Broadway                              Growth Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Loutrag                                        Large Company               9.11%              Record
Attn:  Mutual Fund Clerk                       Growth Fund
P.O. Box 32590                                 Fiduciary Class
Louisville, KY  40232-2590

Loucourt Co                                    Large Company               8.41%              Record
P.O. Box 32590                                 Growth Fund
Louisville, KY  40232-2590                     Fiduciary Class

Strafe & Co.                                   Large Company               8.68%              Record
Attn:  Mutual Funds 0393                       Growth Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Strafe & Co.                                   Large Company               18.79%             Record
Attn:  Mutual Funds 0393                       Growth Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Clark & Co.                                    Disciplined Value           21.35%             Record
101 West Broadway                              Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Bank One Wisconsin TR CO NA                    Disciplined Value           20.03%             Record
101 West Broadway                              Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Strafe & Co.                                   Disciplined Value           8.91%              Record
Attn:  Mutual Funds 0393                       Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Strafe & Co.                                   Disciplined Value           29.21%             Record
Attn:  Mutual Funds 0393                       Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Clark & Co.                                    Small Company               21.44%             Record
101 West Broadway                              Growth Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Bank One Wisconsin TR CO NA                    Small Company               19.01%             Record
101 West Broadway                              Growth Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Strafe & Co./Cash Div Cash                     Small Company               22.28%             Record
c/o Bank One Trust Co.                         Growth Fund
Attn:  Mutual Funds 0393                       Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

Strafe & Co.                                   Small Company               16.75%             Record
Attn:  Mutual Funds 0393                       Growth Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Clark & Co.                                    Income Bond Fund            26.07%             Record
c/o Bank One Wisconsin                         Fiduciary Class
P.O. Box 1631
Waukesha, WI  53187-1631

Bank One Wisconsin TR CO NA                    Income Bond Fund            11.24%             Record
101 West Broadway                              Fiduciary Class
Waukesha, WI  53186-4833

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Strafe & Co.                                   Income Bond Fund            22.02%             Record
c/o Bank One Trust Co.                         Fiduciary Class
Attn:  Mutual Funds
100 E. Broad Street
Columbus, OH  43215-3607

Strafe & Co.                                   Income Bond Fund            25.92%             Record
Attn:  Mutual Funds 0393                       Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

Clark & Co.                                    Intermediate Tax-Free       51.04%             Record
101 West Broadway                              Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Strafe & Co.                                   Intermediate Tax-Free       9.14%              Record
Attn:  Bank One Trust                          Fund
235 West Schrock Road                          Fiduciary Class
Westerville, OH  43081-2874

Strafe & Co.                                   Intermediate Tax-Free       24.00%             Record
Attn:  Mutual Funds 0393                       Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Strafe & Co.                                   Intermediate Tax-Free       8.88%              Record
Attn:  Mutual Funds 0393                       Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Clark & Co.                                    Prime Money Market          39.50%             Record
c/o Bank One Wisconsin                         Fund
P.O. Box 1631                                  Fiduciary Class
Waukesha, WI  53187-1631

Strafe & Co.                                   Prime Money Market          54.88%             Record
Bank One Ohio Trust Co., NA                    Fund
Department 0393, S.T.I.F.                      Fiduciary Class
Columbus, OH  43271

Clark & Co.                                    US Treasury Securities      28.85%             Record
c/o Bank One Wisconsin                         Money Market Fund
P.O. Box 1631                                  Fiduciary Class
Waukesha, WI  53187-1631

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Bank One Trust Company NA                      US Treasury Securities      19.49%             Record
Omnibus-Corporate Cash Sweep Acct              Money Market Fund
Attn: Cash Management DB3                      Fiduciary Class
235 W. Schrock Road
Westerville, OH 43081-2874

Strafe & Co. (N)                               US Treasury Securities      50.13%             Record
Bank One Ohio Trust Co., NA                    Money Market Fund
Department 0393 S.T.I.F.                       Fiduciary Class
Columbus, OH  43271

Clark & Co.                                    Municipal Money             33.66%             Record
c/o Bank One Wisconsin                         Market Fund
P.O. Box 1631                                  Fiduciary Class
Waukesha, WI  53187-1631

Strafe & Co. (D)                               Municipal Money             52.89%             Record
Bank One Ohio Trust Co., NA                    Market Fund
Department 0393 S.T.I.F.                       Fiduciary Class
Columbus, OH  43217

Clark & Co.                                    Income Equity Fund          24.36%             Record
c/o Bank One Wisconsin                         Fiduciary Class
P.O. Box 1631
Waukesha, WI  53187-1631

Bank One Wisconsin TR CO NA                    Income Equity Fund          15.83%             Record
101 West Broadway                              Fiduciary Class
Waukesha, WI  53186-4833

440 Financial Group 401K                       Income Equity Fund          5.91%              Record
c/o Ann Sheputa                                Fiduciary Class
440 Lincoln Street
Worcester, MA  01653-0002

Strafe & Co.                                   Income Equity Fund          8.81%              Record
Attn:  Bank One Trust                          Fiduciary Class
235 West Schrock Road
Westerville, OH  43081-2874

Strafe & Co.                                   Income Equity Fund          26.01%             Record
Attn:  Mutual Funds 0393                       Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

Strafe & Co.                                   Income Equity Fund          14.73%             Record
Attn:  Mutual Funds 0393                       Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Clark & Co.                                    Large Company Value         18.10%             Record
c/o Bank One Wisconsin                         Fund
101 West Broadway                              Fiduciary Class
Waukesha, WI  53186-4833

Bank One Wisconsin TR CO NA                    Large Company Value         12.44%             Record
101 West Broadway                              Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Strafe & Co.                                   Large Company Value         22.53%             Record
Attn:  Mutual Funds 0393                       Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Strafe & Co.                                   Large Company Value         16.49%             Record
Attn:  Mutual Funds 0393                       Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Strafe & Co.                                   Ohio Municipal Bond         92.22%             Record
Attn:  Mutual Funds 0393                       Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Strafe & Co.                                   Ohio Municipal Bond         5.77%              Record
Attn:  Mutual Funds 0393                       Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Clark & Co.                                    International Equity        26.90%             Record
101 West Broadway                              Index Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Bank One Wisconsin Trust NA                    International Equity        15.41%             Record
101 West Broadway                              Index Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Strafe & Co.                                   International Equity        10.71%             Record
Attn:  Mutual Funds 0393                       Index Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Strafe & Co.                                   International Equity        24.40%             Record
Attn:  Mutual Funds 0393                       Index Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Clark & Co.                                    Limited Volatility          6.18%              Record
235 W. Schrock Road                            Bond Fund
Westerville, Ohio  43081-2874                  Fiduciary Class

                                 5% SHAREHOLDERS



NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Clark & Co.                                    Limited Volatility          27.34%             Record
101 West Broadway                              Bond Fund
P.O. Box 1631                                  Fiduciary Class
Waukesha, WI  53187-1631

Bank One Wisconsin Trust NA                    Limited Volatility          8.78%              Record
101 West Broadway                              Bond Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Strafe & Co.                                   Limited Volatility          6.26%              Record
Attn:  Bank One Trust                          Bond Fund
235 West Schrock Road                          Fiduciary Class
Westerville, OH  43081-2874

Strafe & Co.                                   Limited Volatility          24.04%             Record
Attn:  Mutual Funds 0393                       Bond Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Strafe & Co.                                   Limited Volatility          24.94%             Record
Attn:  Mutual Funds 0393                       Bond Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Clark & Co.                                    Equity Index Fund           6.23%              Record
101 West Broadway                              Fiduciary Class
Waukesha, WI 53186-4833

Bank One Wisconsin TR CO NA                    Equity Index Fund           8.10%              Record
101 West Broadway                              Fiduciary Class
Waukesha, WI 53186-4833

440 Financial Group 401K                       Equity Index Fund           7.77%              Record
c/o Ann Sheputa                                Fiduciary Class
440 Lincoln Street
Worcester, MA  01653-0002

Strafe & Co.                                   Equity Index Fund           5.97%              Record
Attn: Mutual Funds 0393                        Fiduciary Class
100 E. Broad Street
Columbus, OH 43215-3607

Strafe & Co.                                   Equity Index Fund           25.12%             Record
Attn: Mutual Funds 0393                        Fiduciary Class
100 E. Broad Street
Columbus, OH 43215-3607

Clark & Co.                                    Asset Allocation Fund       7.40%              Record
101 West Broadway                              Fiduciary Class
Waukesha, WI 53186-4833

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Bank One Wisconsin TR CO NA                    Asset Allocation Fund       52.30%             Record
101 West Broadway                              Fiduciary Class
Waukesha, WI 53186-4833

440 Financial Group 401K                       Asset Allocation Fund       5.94%              Record
c/o Ann Sheputa                                Fiduciary Class
440 Lincoln Street
Worcester, MA  01653-0002

Strafe & Co.                                   Asset Allocation Fund       5.91%              Record
Attn: Mutual Funds 0393                        Fiduciary Class
100 E. Broad Street
Columbus, OH 43215-3607

Strafe & Co.                                   Asset Allocation Fund       19.97%             Record
Attn: Mutual Funds 0393                        Fiduciary Class
100 E. Broad Street
Columbus, OH 43215-3607

CBC Companies Inc.                             Ohio Municipal Money        23.77%             Beneficial
Attn: Dirk Cantrell                            Market Fund
250 East Town Street                           Class A
Columbus, OH  43215-4637

Barefoot Grass Lawn Service Inc                Ohio Municipal Money        6.39%              Beneficial
450 W. Wilson Bridge Road                      Market Fund
Worthington, OH 43085-2237                     Class A

Mesa Golfland Ltd                              Tax Free Bond Fund          8.40%              Beneficial
155 W. Hampton                                 Class A
Mesa, AZ 85210-5258

Woody R. McGinnis                              Tax Free Bond Fund          5.25%              Beneficial
Julia L. Waters McGinnis JT TEN                Class A
3150 E. Cerrada Los
Tuscon, AZ 85718

Donaldson Lufkin Jenrette                      Tax Free Bond Fund          6.78%              Record
Securities Corporation Inc.                    Class A
P.O. Box 2052
Jersey City, NJ 07303-2052

Middle Kentucky Construction Co.               Kentucky Municipal          18.56%             Record
J. Edwin Ruby Jr.                              Bond Fund
135 Tilford Drive                              Class A
Beaver Dam, KY  42320-9717

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Heartland Environmental                        Kentucky Municipal          8.38%              Record
Thomas W. Smith                                Bond Fund
831 Eagle Mill Road                            Class A
Sonora, KY  42776-9721

Donaldson Lufkin Jenrette                      Kentucky Municipal          6.60%              Record
Securities Corporation Inc.                    Bond Fund
P.O. Box 2052                                  Class A
Jersey City, NJ 07303-2052

440 Financial Group 401K                       Government Bond             10.83%             Record
c/o Ann Sheputa                                Fund
440 Lincoln Street                             Class A
Worcester, MA  01653-0002

Donaldson Lufkin Jenrette                      Government ARM              77.48%             Record
Securities Corporation Inc.                    Fund
P.O. Box 2052                                  Class A
Jersey City, NJ  07303-2052

440 Financial Group 401K                       Asset Allocation Fund       10.71%             Record
c/o Ann Sheputa                                Class A
440 Lincoln Street
Worcester, MA  01653-0002

Strafe & Co.                                   Ohio Municipal Money        72.25%             Record
c/o Bank One Trust Co.                         Market Fund
Attn:  Mutual Funds                            Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

Clark & Co.                                    Tax Free Bond Fund          59.91%             Record
101 West Broadway                              Fiduciary Class
Waukesha, WI  53186-4833

Strafe & Co.                                   Tax Free Bond Fund          10.84%             Record
Attn:  Bank One Trust                          Fiduciary Class
234 West Schrock Road
Westerville, OH  43081-2873

Strafe & Co.                                   Tax Free Bond Fund          19.51%             Record
Attn: Mutual Funds 0393                        Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

Strafe & Co.                                   Tax Free Bond Fund          6.66%              Record
Attn: Mutual Funds 0393                        Fiduciary Class
100 E. Broad Street
Columbus, OH  43215-3607

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Loutrag                                        Kentucky Municipal          58.90%             Record
Attn: Mutual Fund Clerk                        Bond Fund
P.O. Box 32590                                 Fiduciary Class
Louisville, KY  40232-2590

Loucourt Co.                                   Kentucky Municipal          7.07%              Record
P.O. Box 32590                                 Bond Fund
Louisville, KY 40232-2590                      Fiduciary Class

Clark & Co.                                    Government Bond             25.33%             Record
101 W. Broadway                                Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Bank One Wisconsin TR CO NA                    Government Bond             9.17%              Record
101 W. Broadway                                Fund
Waukesha, WI  53186-4833                       Fiduciary Class

Loutrag                                        Government Bond             9.39%              Record
Attn:  Mutual Fund Clerk                       Fund
P.O. Box 32590                                 Fiduciary Class
Louisville, KY  40232-2590

Loucourt Co.                                   Government Bond             12.11%             Record
P.O. Box 32590                                 Fund
Louisville, KY  40232-2590                     Fiduciary Class

Strafe & Co.                                   Government Bond             26.68%             Record
Attn: Mutual Funds 0393                        Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Strafe & Co.                                   Government Bond             11.01%             Record
Attn: Mutual Funds 0393                        Fund
100 E. Broad Street                            Fiduciary Class
Columbus, OH  43215-3607

Clark & Co.                                    Government ARM              11.54%             Record
101 West Broadway                              Fund
Waukesha, WI  53186-4833                       Fiduciary Fund

Bank One Wisconsin TR CO NA                    Government ARM              15.88%             Record
101 West Broadway                              Fund
Waukesha, WI  53186-4833                       Fiduciary Fund

Strafe & Co.                                   Government ARM              14.39%             Record
Attn: Mutual Funds 0393                        Fund
100 E. Broad Street                            Fiduciary Fund
Columbus, OH  43215-3607

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Strafe & Co.                                   Government ARM              28.51%             Record
Attn: Mutual Funds 0393                        Fund
100 E. Broad Street                            Fiduciary Fund
Columbus, OH  43215-3607

Clark & Co.                                    Intermediate Bond           31.71%             Record
101 West Broadway                              Fund
Waukesha, WI  53186-4833                       Fiduciary Fund

Bank One Wisconsin TR CO NA                    Intermediate Bond           5.99%              Record
101 West Broadway                              Fund
Waukesha, WI  53186-4833                       Fiduciary Fund

Loutrag                                        Intermediate Bond           7.00%              Record
Attn:  Mutual Fund Clerk                       Fund
P.O. Box 32590                                 Fiduciary Fund
Louisville, KY  40232-2590

Loucourt Co.                                   Intermediate Bond           10.56%             Record
P.O. Box 32590                                 Fund
Louisville, KY  40232-2590                     Fiduciary Fund

Strafe & Co.                                   Intermediate Bond           27.72%             Record
Attn: Mutual Funds 0393                        Fund
100 E. Broad Street                            Fiduciary Fund
Columbus, OH  43215-3607

Strafe & Co.                                   Intermediate Bond           11.26%             Record
Attn: Mutual Funds 0393                        Fund
100 E. Broad Street                            Fiduciary Fund
Columbus, OH  43215-3607

440 Financial Group 401K                       International Equity        42.53%             Record
c/o Ann Sheputa                                Index Fund
440 Lincoln Street                             Class A
Worcester, MA 01653-0002

Donaldson Lufkin Jenrette                      Intermediate Bond           8.27%              Record
Securities Corporation Inc.                    Fund
P.O. Box 2052                                  Class A
Jersey City, NJ 07303-2052

Tr U/A A.J. Hacl-ESOP                          Municipal Money             7.03%              Beneficial
c/o Cathi Jarvis                               Market Fund
235 West Schrock Road
Westerville, OH 43081

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Wallick Properties                             Ohio Municipal Money        5.07%              Beneficial
c/o Cathi Jarvis                               Market Fund
235 West Schrock Road
Westerville, OH 43081

David Mikolajczyk                              Ohio Municipal Money        5.09%              Beneficial
c/o Cathi Jarvis                               Market Fund
235 West Schrock Road
Westerville, OH 43081

Wallick Construction Co.                       Ohio Municipal Money        5.84%              Beneficial
c/o Cathi Jarvis                               Market Fund
235 West Schrock Road
Westerville, OH 43081

George H. Thomas                               Ohio Municipal Money        8.51%              Beneficial
c/o Cathi Jarvis                               Market Fund
235 West Schrock Road
Westerville, OH 43081

City of Summit Gen Fd                          Treasury Only Fund          6.94%              Beneficial
c/o Cathi Jarvis
235 West Schrock Road
Westerville, OH 43081

OFDA (MT 2)                                    Asset Allocation Fund       6.06%              Beneficial
c/o Cathi Jarvis
235 West Schrock Road
Westerville, OH 43081

Banc One Corp-Retirement                       Disciplined Value           12.78%             Beneficial
c/o Cathi Jarvis                               Fund
235 West Schrock Road
Westerville, OH 43081

Eli Lilly fbo Christ Church                    Equity Index Fund           6.39%              Beneficial
c/o Cathi Jarvis
235 West Schrock Road
Westerville, OH 43081

NCR Benefit Account                            Equity Index Fund           8.24%              Beneficial
c/o Cathi Jarvis
235 West Schrock Road
Westerville, OH 43081

Banc One Securities Svgs Plan                  Equity Index Fund           29.88%             Beneficial
c/o Cathi Jarvis
235 West Schrock Road
Westerville, OH 43081

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
ELCA Mission Invest                            Government ARM              7.72%              Beneficial
c/o Cathi Jarvis                               Fund
235 West Schrock Road
Westerville, OH 43081

Cook Children's Med Ctr                        Government ARM              9.15%              Beneficial
c/o Cathi Jarvis                               Fund
235 West Schrock Road
Westerville, OH 43081

OCA OLDC Insur Mgt                             Government ARM              11.95%             Beneficial
c/o Cathi Jarvis                               Fund
235 West Schrock Road
Westerville, OH 43081

Banc One Sec Svgs Plan                         Income Bond                 7.07%              Beneficial
c/o Cathi Jarvis                               Fund
235 West Schrock Road
Westerville, OH 43081

Banc One Corp-Retirement                       International Equity        12.84%             Beneficial
c/o Cathi Jarvis                               Index Fund
235 West Schrock Road
Westerville, OH 43081

Banc One Sec Svgs                              Large Company               8.87%              Beneficial
c/o Cathi Jarvis                               Growth Fund
235 West Schrock Road
Westerville, OH 43081

Banc One Corp-Retirement                       Large Company               10.99%             Beneficial
c/o Cathi Jarvis                               Growth Fund
235 West Schrock Road
Westerville, OH 43081

Banc One Corp-Retirement                       Large Company               20.33%             Beneficial
c/o Cathi Jarvis                               Growth Fund
235 West Schrock Road
Westerville, OH 43081

Banc One Corp-Retirement                       Small Company               8.94%              Beneficial
c/o Cathi Jarvis                               Growth Fund
235 West Schrock Road
Westerville, OH 43081

                                 5% SHAREHOLDERS


NAME AND                                                                   PERCENTAGE OF      TYPE OF
ADDRESS                                        FUND/CLASS                  OWNERSHIP          OWNERSHIP
-------                                        ----------                  ---------          ---------
Charles P. Brown                               Kentucky Municipal          6.09%              Beneficial
c/o Bank One Kentucky NA                       Bond Fund
Attn: Nancy Presnell
P.O. Box 32590
Louisville, KY 40239

         As a group, the Trustees and Officers of the Trust owned less than 1% of the Shares of each class of the Trust.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
U.S. TREASURY SECURITIES MONEY MARKET FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                               SECURITY                                              AMORTIZED
   AMOUNT                                               DESCRIPTION                                               COST
   ------                                               -----------                                               ----
U.S. TREASURY BILLS (27.7%):
     $40,000  6.06%, 7/6/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   39,966
      30,000  6.13%, 8/17/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      29,760
      30,000  6.20%, 8/24/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      29,721
      30,000  6.20%, 10/19/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      29,432
      50,000  5.18%, 11/2/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      49,108
      30,000  6.21%, 11/16/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      29,286
      50,000  5.21%, 12/7/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48,850
      50,000  5.38%, 12/21/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48,708
      50,000  5.37%, 1/11/96  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48,554
                                                                                                               ----------
  Total U.S. Treasury Bills                                                                                       353,385
                                                                                                               ----------
  Total Investments                                                                                               353,385

REPURCHASE AGREEMENTS (72.7%):
      60,000  Barclays de Zoete Wedd, 6.00%, due 7/5/95, dated 6/30/95 (Collateralized by $53,038 various
              government securities, 0.00%-12.38%, 8/15/95-5/15/16, market value-$61,201) . . . . . . . . . .      60,000
     250,000  Deutsche Bank, 6.20%, due 7/3/95, dated 6/30/95*  . . . . . . . . . . . . . . . . . . . . . . .     250,000
      60,000  Deutsche Bank, 6.05%, due 7/5/95, dated 6/30/95*  . . . . . . . . . . . . . . . . . . . . . . .      60,000
      60,000  Hong Kong Shanghai Banc Corp., 6.10%, due 7/5/95, dated 6/30/95 (Collateralized by $57,932
              U.S. Treasury Notes, 6.00%-7.88%, 7/31/99-12/31/99, market value-$61,203) . . . . . . . . . . .      60,000
      60,000  Lehman Brothers Holdings, Inc., 6.04%, due 7/5/95, dated 6/30/95 (Collateralized by $159,579
              various government securities, 0.00%, 5/15/09-5/15/10, market value-$61,200)  . . . . . . . . .      60,000
     178,810  Lehman Brothers Holdings, Inc., 6.20%, due 7/3/95, dated 6/30/95 (Collateralized by $395,648
              various government securities, 0.00%, 11/15/00-5/15/09, market value-$182,382)  . . . . . . . .     178,810
      60,000  Morgan Stanley, 6.06%, due 7/5/95, dated 6/30/95 (Collateralized by $62,105 U.S. Treasury
              Notes, 4.38%-7.75%, 3/31/96-11/15/96, market value-$61,205) . . . . . . . . . . . . . . . . . .      60,000
      60,000  Nomura Securities International, 6.05%, due 7/5/95, dated 6/30/95** . . . . . . . . . . . . . .      60,000
     140,000  Nomura Securities International, 6.18%, due 7/3/95, dated 6/30/95** . . . . . . . . . . . . . .     140,000
                                                                                                               ----------
  Total Repurchase Agreements                                                                                     928,810
                                                                                                               ----------
  Total (Cost--$1,282,195)(a)                                                                                  $1,282,195
                                                                                                               ----------
                                                                                                               ----------

--------------
Percentages indicated are based on net assets of $1,276,814.
(a) Cost for federal income tax and financial reporting purposes are the same.

* These repurchase agreements are both collateralized by $302,852 U.S. Treasury Notes, 5.13%-8.88%, 8/31/95-2/23/00, market value-$316,200.

** These repurchase agreements are both collateralized by $188,404 various government securities, 0.00%-12.00%, 12/28/95-2/15/15, market value-$204,000.


See notes to financial statements.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
PRIME MONEY MARKET FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                               SECURITY                                             AMORTIZED
   AMOUNT                                               DESCRIPTION                                              COST
   ------                                               -----------                                              ----
COMMERCIAL PAPER (40.4%):
     $36,720  ABS, Inc., 6.00%, 7/27/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  36,561
      21,330  ABS, Inc., 6.10%, 8/1/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21,218
      22,500  AES Shady Point, Inc., 6.50%, 7/12/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22,455
      23,882  AES Shady Point, Inc., 6.58%, 7/24/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23,782
      45,000  American Honda Finance Corp., 6.55%, 7/5/95 . . . . . . . . . . . . . . . . . . . . . . . . . .     44,967
      50,000  American Honda Finance Corp., 6.60%, 7/10/95  . . . . . . . . . . . . . . . . . . . . . . . . .     49,918
      65,000  Countrywide Funding Corp., 6.00%, 7/24/95 . . . . . . . . . . . . . . . . . . . . . . . . . . .     64,751
      35,000  Countrywide Funding Corp., 6.00%, 7/25/95 . . . . . . . . . . . . . . . . . . . . . . . . . . .     34,860
      25,000  CSC Enterprises, 5.98%, 8/22/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24,784
      40,000  Dean Witter Discover & Co., 5.96%, 7/28/95  . . . . . . . . . . . . . . . . . . . . . . . . . .     39,821
      36,000  DIC Americas, Inc., 5.97%, 7/24/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     35,863
      25,000  Embarcadero Center Venture (one), 6.15%, 7/7/95 . . . . . . . . . . . . . . . . . . . . . . . .     24,974
      23,750  Embarcadero Center Venture (three), 6.00%, 7/17/95  . . . . . . . . . . . . . . . . . . . . . .     23,687
      25,000  Finova Capital Corp., 6.03%, 8/1/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24,870
      30,000  Finova Capital Corp., 6.13%, 8/4/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29,826
      30,000  Finova Capital Corp., 5.99%, 8/8/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29,810
      15,000  Finova Capital Corp., 6.13%, 8/17/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14,959
      24,121  Freedom Asset Funding Corp., 6.05%, 7/26/95 . . . . . . . . . . . . . . . . . . . . . . . . . .     24,020
      25,000  General Motors Acceptance Corp., 6.20%, 7/24/95 . . . . . . . . . . . . . . . . . . . . . . . .     24,901
      25,000  General Motors Acceptance Corp., 6.00%, 8/4/95  . . . . . . . . . . . . . . . . . . . . . . . .     24,858
      46,700  Madison Funding Corp., 6.00%, 7/12/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     46,614
      29,800  Madison Funding Corp., 5.95%, 8/23/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29,539
      10,000  Petrolea Brasileiro S.A. Petrobas, 6.65%, 7/10/95 . . . . . . . . . . . . . . . . . . . . . . .      9,983
      60,000  Public Service Electric & Gas Co., 5.97%, 8/4/95  . . . . . . . . . . . . . . . . . . . . . . .     59,662
      15,000  TamBrands Corp., 5.78%, 11/20/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14,658
      56,400  WMX Technologies, Inc., 6.97%, 10/2/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     55,384
      15,000  Yamaha Motor Finance Corp., 6.00%, 7/14/95  . . . . . . . . . . . . . . . . . . . . . . . . . .     14,968
      25,000  Yamaha Motor Finance Corp., 6.00%, 7/17/95  . . . . . . . . . . . . . . . . . . . . . . . . . .     24,933
                                                                                                                --------
  Total Commercial Paper                                                                                         876,626
                                                                                                                --------

CORPORATE BONDS AND NOTES (14.1%):
Banking & Finance (12.7%):
      50,000  Abbey National Treasury Services, PLC, 7.05%, 3/1/96  . . . . . . . . . . . . . . . . . . . . .     49,994
      11,000  Associates Corp. of North America, 4.50%, 2/15/96 . . . . . . . . . . . . . . . . . . . . . . .     10,808
       7,600  Beneficial Corp., 9.20%, 7/21/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7,612
      50,000  CIT Group Holdings, Inc., 7.05%, 3/4/96 . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50,000
      50,000  Comerica Bank, 5.61%, 11/8/95*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49,990
      59,000  Dean Witter Discover & Co., 6.27%, 12/15/95 . . . . . . . . . . . . . . . . . . . . . . . . . .     59,048
       7,140  General Motors Acceptance Corp., 7.50%, 10/15/95  . . . . . . . . . . . . . . . . . . . . . . .      7,160
       6,900  General Motors Acceptance Corp., 5.15%, 9/21/95 . . . . . . . . . . . . . . . . . . . . . . . .      6,880
      25,150  Lehman Brothers, Inc., 6.75%, 5/17/96*  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25,179
       8,900  Merrill Lynch & Co., Inc., 6.00%, 10/3/95 . . . . . . . . . . . . . . . . . . . . . . . . . . .      8,895
                                                                                                                --------
                                                                                                                 275,566
                                                                                                                --------

Utilities (1.4%):
      30,000  Waste Management, Inc. 4.88%, 7/1/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30,000
                                                                                                                --------
  Total Corporate Bonds and Notes                                                                                305,566
                                                                                                                --------

FUNDING AGREEMENTS (7.8%):
      50,000  AllState, 6.29%, 10/2/95* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50,000
      60,000  National Home Life, 6.38%, 11/1/95* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60,000
      60,000  People's Security Life, 6.32%, 10/22/95*  . . . . . . . . . . . . . . . . . . . . . . . . . . .     60,000
                                                                                                                --------
  Total Funding Agreements                                                                                       170,000
                                                                                                                --------

MEDIUM TERM NOTES (4.0%):
       7,000  General Motors Acceptance Corp., 4.70%, 8/21/95 . . . . . . . . . . . . . . . . . . . . . . . .      6,988
      25,000  Lehman Brothers Holdings, Inc., 6.39%, 1/23/96* . . . . . . . . . . . . . . . . . . . . . . . .     25,000
      55,000  Lehman Brothers Holdings, Inc., 6.39%, 3/21/96* . . . . . . . . . . . . . . . . . . . . . . . .     55,000
                                                                                                                --------
  Total Medium Term Notes                                                                                         86,988
                                                                                                                --------

U.S. GOVERNMENT AGENCIES (3.8%):
Student Loan Marketing Assoc.:
      31,440  6.08%, 7/1/96*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31,440



Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
PRIME MONEY MARKET FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                               SECURITY                                             AMORTIZED
   AMOUNT                                               DESCRIPTION                                              COST
   ------                                               -----------                                              ----
U.S. GOVERNMENT AGENCIES, CONTINUED
Student Loan Marketing Assoc.; continued;
     $50,000  5.70%, 9/28/98* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   50,000
                                                                                                               ----------
  Total U.S. Government Agencies                                                                                   81,440
                                                                                                               ----------

U.S. TREASURY BILLS (1.8%):
      40,000  5.46%, 9/21/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39,502
                                                                                                               ----------
  Total U.S. Treasury Bills                                                                                        39,502
                                                                                                               ----------

YANKEE CERTIFICATES OF DEPOSIT (4.6%):
     100,000  Sumitomo Bank, 6.07%, 7/5/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     100,000
                                                                                                               ----------
  Total Yankee Certificates of Deposit                                                                            100,000
                                                                                                               ----------
  Total Investments                                                                                             1,660,122
                                                                                                               ----------

REPURCHASE AGREEMENTS (23.5%):
      50,000  Barclays de Zoete Wedd, 6.30%, due 7/3/95, dated 6/30/95 (Collateralized by $52,040 various
              government securities, 4.45%-8.50%, 3/27/96-2/1/05, market value-$51,003) . . . . . . . . . . .      50,000
     100,000  Prudential Securities, 6.20%, due 7/3/95, dated 6/30/95 (Collateralized by $101,249 various
              government securities, 0.00%-10.50%, 7/25/95-7/21/08, market value-$102,000)  . . . . . . . . .     100,000
     358,847  Lehman Brothers Holdings, Inc., 6.20%, due 7/3/95, dated 6/30/95 (Collateralized by $365,228
              various government securities, 0.00%-8.80%, 7/5/95-1/25/10, market value-$365,966)  . . . . . .     358,847
                                                                                                               ----------
  Total Repurchase Agreements                                                                                     508,847
                                                                                                               ----------
  Total (Cost--$2,168,969)(a)                                                                                  $2,168,969
                                                                                                               ----------
                                                                                                               ----------

-------------
Percentages indicated are based on net assets of $2,167,384.

(a)  Cost for federal income tax and financial reporting purposes are the same.
* Floating Rate Demand Notes are securities with yields that vary with a designated market index or market rate.
     These securities are payable on the date of demand. The rate reflected on the Schedule of Portfolio Investments is the effective rate at June 30, 1995.


See notes to financial statements.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
MUNICIPAL MONEY MARKET FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                                SECURITY                                                AMORTIZED
   AMOUNT                                                DESCRIPTION                                                 COST
   ------                                                -----------                                                 ----
MUNICIPAL SECURITIES (104.6%):
Alabama (0.5%):
     $ 2,700  Alabama Private Colleges University Equipment & Capital, Series A, 4.25%, 7/1/05, Insured: FGIC*     $  2,700
                                                                                                                   --------

Arizona (3.3%):
       2,000  Chandler County, Arizona Industrial Development Authority Revenue Bond, 3.60%, 12/15/09 LOC:
              National Westminster Bank*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,000
       3,000  Cochise County, Arizona Pollution Control Corp. Revenue, 4.45%, 9/1/24, CFC Backed**  . . . . .         3,000
       6,400  Cochise County, Arizona Pollution Control Corp. Revenue, 4.45%, 9/1/24, CFC Backed**  . . . . .         6,400
       3,000  Mesa, Arizona Special Municipal, 3.95%, 7/12/95, LOC: Union Bank of Switzerland . . . . . . . .         3,000
       1,600  Pinal County, Arizona Industrial Development Authority Revenue Bonds, 4.15%, 9/1/08, LOC:
              Bankers Trust*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,600
                                                                                                                   --------
                                                                                                                     16,000
                                                                                                                   --------

Arkansas (1.6%):
       8,100  Clark County, Arkansas Solid Waste Disposal Revenue Bonds, 4.25%, 8/1/22, LOC: Trust Company
              Bank* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,100
                                                                                                                   --------

California (1.5%):
       2,500  California Higher Education Loan Authority, 3.90%, 6/1/01, LOC: National Westminster Bank** . .         2,500
       5,000  Orange County, California, Pooled School District, TRAN, 4.50%, 7/28/95 . . . . . . . . . . . .         5,003
                                                                                                                   --------
                                                                                                                      7,503
                                                                                                                   --------

Colorado (4.4%):
       3,000  Arapahoe County, Colorado, Capital Improvement Trust Fund Highway Revenue, Series D, 4.45%,
              8/31/26, LOC: Union Bank of Switzerland** . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,000
       9,015  Arapahoe County, Colorado, Capital Improvement Trust Fund Highway Revenue, Series B, 4.40%,
              8/31/26, Escrow: FNMA** . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,015
       2,500  Lakewood, Colorado Multifamily Housing, St Moritz & Diamondhead Project, 4.05%, 10/1/07, LOC:
              Dai-Ichi Kangyo*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,500
       7,500  Platte River Power Authority, Colorado Electric Revenue, 3.90%, 7/19/95, SBPA: Morgan Guaranty          7,500
                                                                                                                   --------
                                                                                                                     22,015
                                                                                                                   --------

Delaware (0.7%):
       3,225  Delaware State GO Bonds, 5.25%, 12/1/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,230
                                                                                                                   --------

Florida (6.0%):
       6,000  Dade County, Florida, Solid Waste IDR-Monteray-Dade Ltd. Project, 4.45%, 12/1/13, LOC: Banque
              Paribas*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,000
       2,500  Florida Housing Finance Authority Bonds, 4.45%, 12/1/08, LOC: Sumitomo Bank*  . . . . . . . . .         2,500
       5,000  Hillsborough, Florida - Tampa Airport, 4.30%, 7/21/95, LOC: National Westminster Bank** . . . .         5,000
       3,500  Putnam County, Florida, Seminole Electric Power Revenue Bonds, 4.30%, 3/15/14, CFC Backed** . .         3,501
       1,600  Putnam County, Florida, Seminole Electric Power Revenue Bonds, 3.40%, 12/15/09, CFC Backed**  .         1,600
       6,200  Sunshine State Finance Commission, 3.95%, 7/10/95, LOC: Union Bank of Switzerland, National
              Westminster Bank and Morgan Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,200
       5,000  Sunshine State Government Finance Authority, 3.90%, 8/8/95, LOC: Union Bank of Switzerland,
              National Westminster Bank and Morgan Guaranty . . . . . . . . . . . . . . . . . . . . . . . . .         5,000
                                                                                                                   --------
                                                                                                                     29,801
                                                                                                                   --------

Georgia (7.2%):
       6,500  Burke County, Georgia, PCR Oglethorpe Power - 1994A Series, 4.15%, 1/1/19, Insured by FGIC* . .         6,500
       5,000  Dekalb County, Georgia, TAN, 5.00%, 12/29/95  . . . . . . . . . . . . . . . . . . . . . . . . .         5,018
      10,900  Housing Authority of Cobb, Georgia, Multifamily Housing Bond, Series 1992, 4.30%, 6/1/23, LOC:
              Societe Generale* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,900
      13,200  Municipal Electric Authority of Georgia, 3.65%, 7/5/95, SBPA Credit Suisse  . . . . . . . . . .        13,200
                                                                                                                   --------
                                                                                                                     35,618
                                                                                                                   --------

Hawaii (0.8%):
       4,000  Hawaii State Housing Finance & Development, Rental Housing System, Series B, 4.25%, 7/1/25 LOC:
              Industrial Bank of Japan* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,000
                                                                                                                   --------

Idaho (1.0%):
       5,000  State of Idaho TAN, 4.50%, 6/27/96  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,033
                                                                                                                   --------


Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
MUNICIPAL MONEY MARKET FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                                SECURITY                                                AMORTIZED
   AMOUNT                                                DESCRIPTION                                                 COST
   ------                                                -----------                                                 ----
MUNICIPAL SECURITIES CONTINUED:
Illinois (14.2%):
     $ 3,175  Chicago Illinois Adjustable Tender Notes, Series A, 4.60%, 10/31/96, Mandatory Put 11/1/95, LOC:
              Morgan Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  3,175
      16,000  Chicago O'Hare International Airport Second Lien - Series B, 4.10%, 1/1/18, LOC: Societe
              General*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16,000
       5,000  City of Jacksonville, Illinois, Industrial Project Loans, 4.40%, 2/1/26, LOC: Bank of America,
              Chicago*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,000
       4,000  Decatur Illinois,Water Revenue, 4.00%, 10/19/95, LOC: Sumitomo Bank . . . . . . . . . . . . . .         4,000
       2,500  Illinois Educational Facilities Authority, Northwestern University, 4.05%, 3/1/28, LOC: Northern
              Trust Co.*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,500
       2,500  Illinois Development Finance Authority, Roosevelt University Project, 4.68%, 4/1/25, LOC:
              American National Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,500
       6,500  Illinois Development Finance Authority Revenue Bonds, Aurora Central Catholic High School,
              4.15%, 4/1/24, LOC: Northern Trust Co.* . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,500
       2,000  Illinois Development Finance Authority Revenue Bonds, Sisters Hospital, 4.25%, 2/1/19, LOC: La
              Salle National Bank*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,000
       1,625  Illinois Development Finance Authority Revenue Bonds, St. Paul's Development, 3.70%, 2/1/25,
              LOC: La Salle National Bank*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,625
       8,000  Illinois Facilities Authority, DPA Council for Jewish Elderly Center, 4.50%, 3/1/15, LOC:
              LaSalle National Bank*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,000
       1,500  Illinois Health, Chicago, LaGrange Hospital, 4.50%, 12/1/16, LOC: FNB Chicago*  . . . . . . . .         1,500
       2,000  Illinois Health Facilities Authority, Chicago, Little City, 4.00%, 10/1/15, LOC: FNB Chicago**          2,000
       8,000  Illinois Health Facilities Authority, Franciscan Hospital, 4.35%, 1/1/18, LOC: Toronto Dominion
              Bank* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,000
       1,000  Illinois Health Facilities Authority, Pooled Series, Series C, 4.20%, 8/1/15, LOC: FNB Chicago*         1,000
       3,000  Illinois Health Facilities Authority, Washington & Smith Hospital, 4.20%, 7/1/26, LOC: Comerica
              Bank* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,000
       1,400  Illinois Health Facilities Authority, Condell Hospital, 4.25%, 11/1/05, LOC: Bank of Tokyo* . .         1,400
       2,000  Illinois Health Facilities Authority, Series E, 1985, Sisters Hospital, 4.00%, 12/1/14, Insured:
              MBIA* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,000
                                                                                                                   --------
                                                                                                                     70,200
                                                                                                                   --------

Indiana (5.1%):
      13,700  Gary, Indiana, Environmental Improvement, (USX Project), 3.60%, 7/15/02, LOC: Bank of Nova
              Scotia* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13,700
       2,500  Indiana Hospital Equipment Finance Authority, Series A, 4.50%, 12/1/15, Insured: MBIA*  . . . .         2,500
       4,200  Jasper, Indiana Economic Development, 4.40%, 3/1/19, LOC: PNC Bank* . . . . . . . . . . . . . .         4,200
       4,800  Terre Haute, Indiana Economic Development Revenue, First Financial Corp. Project, 4.80%, 7/6/95,
              LOC: FNB Chicago  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,800
                                                                                                                   --------
                                                                                                                     25,200
                                                                                                                   --------

Iowa (1.0%):
       5,000  Iowa School Corporations, 4.25%, 7/17/95, Insured: Capital Guaranty . . . . . . . . . . . . . .         5,001
                                                                                                                   --------

Kentucky (2.0%):
       4,500  County of Clark, Kentucky, PCR East Kentucky Power, 4.15%, 10/15/14, CFC Backed** . . . . . . .         4,500
       2,200  Pendleton County, Kentucky Self-insurance Funding Revenue Bonds, Series 1987, 3.75%, 7/1/95,
              LOC: PNC, Kentucky. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,200
       3,000  Pulaski County, Kentucky Hospital Service District, Solid Waste Disposal Revenue, Series B,
              4.65%, 8/15/23, CFC Guaranty**  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,000
                                                                                                                   --------
                                                                                                                      9,700
                                                                                                                   --------

Louisiana (2.9%):
      11,190  Jefferson Parish, Louisiana Hospital Service District, 4.25%, 12/1/15, Insured by: FGIC*  . . .        11,190
       1,000  Parish of St. James, Louisiana, PCR for Texaco Bonds, 4.20%, 8/8/95** . . . . . . . . . . . . .         1,000
       2,100  Louisiana Public Facilities Authority, Hospital Financing, Series 1985-A, 4.45%, 12/1/05, LOC:
              Sumitomo Bank*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,100
                                                                                                                   --------
                                                                                                                     14,290
                                                                                                                   --------

Michigan (1.5%):
       3,500  Grand Rapids Michigan, Water Supply Revenue Bonds, 9.50%, 1/1/16, Pre-refunded Escrowed U.S.
              Government Securities** . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,674



Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
MUNICIPAL MONEY MARKET FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                                SECURITY                                                AMORTIZED
   AMOUNT                                                DESCRIPTION                                                 COST
   ------                                                -----------                                                 ----
MUNICIPAL SECURITIES CONTINUED:
Michigan, continued:
      $2,500  Michigan Municipal Bond Revenue Notes, Series 95-B, 4.50%, 7/3/96 . . . . . . . . . . . . . . .      $  2,517
       1,000  Michigan Strategic Environmental, Wayne Disposal, 4.25%, 5/1/05, LOC: Comerica Bank*  . . . . .         1,000
                                                                                                                   --------
                                                                                                                      7,191
                                                                                                                   --------

Missouri (1.2%):
       2,000  Missouri Environment Improvement Authority, Series 85-A, 3.30%, 7/13/95, LOC: Union Bank of
              Switzerland . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,000
       2,000  Missouri Environment Improvement Authority, 4.10%, 7/14/95, LOC: Union Bank of Switzerland  . .         2,000
       2,000  Missouri Environment Improvement Authority, Series, 4.00%, 6/1/14, LOC: Union Bank of
              Switzerland** . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,000
                                                                                                                   --------
                                                                                                                      6,000
                                                                                                                   --------

Montana (0.7%):
       3,500  Montana State Board Investment, Municipal Finance Conservation Act, 4.90%, 3/1/09** . . . . . .         3,500
                                                                                                                   --------

Nevada (3.3%):
       5,500  Clark County, Nevada, IDR Bonds, 4.40%, 11/1/18, LOC: Fuji Bank*  . . . . . . . . . . . . . . .         5,500
       4,650  Clark County, Nevada, Industrial Development Revenue Bonds, Series 1985, 4.85%, 12/1/15, LOC:
              Fuji Bank*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,650
       4,000  Clark County, Nevada Airport System Improvement Revenue Bonds, Sub Lien, Series 1995 A-1, 4.15%,
              7/1/25, LOC: Toronto Dominion*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,000
       2,000  State of Nevada Department of Commerce, Series 1985, (FMC Corp.), 4.20%, 9/15/97, LOC: Barclays
              Bank**  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,000
                                                                                                                   --------
                                                                                                                     16,150
                                                                                                                   --------

New Hampshire (1.0%):
       5,000  New Hampshire State Industrial Development Authority Revenue, Series A, United Illuminating Co.,
              4.50%, 9/1/15, LOC: Barclays Bank** . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,000
                                                                                                                   --------

New York (2.0%):
       2,500  New York State Energy Research PCR New York State Electric & Gas, 4.60%, 12/1/15, LOC: Union
              Bank of Switzerland** . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,500
       7,500  New York State Energy Research & Development Authority PCR Bonds, Series A, 4.70%, 3/1/16, LOC:
              Deutshebank A.G.**  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,506
                                                                                                                   --------
                                                                                                                     10,006
                                                                                                                   --------

North Carolina (1.4%):
       7,000  Person County, North Carolina Industrial Facilities & Pollution Control Financing Authority,
              4.75%, 11/1/16, LOC: Fuji Bank* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,000
                                                                                                                   --------

North Dakota (0.6%):
       3,100  Mercer County, North Dakota, 3.95%, 2/1/18, IDR-CFC Backed**  . . . . . . . . . . . . . . . . .         3,100
                                                                                                                   --------

Ohio (6.9%):
       3,000  Columbus, Ohio, GO Adjustable Rate Bonds, 3.80%, 6/1/16*  . . . . . . . . . . . . . . . . . . .         3,000
       2,000  Geauga County, Ohio, IDR, General Signal Co., 4.35%, 4/1/04, LOC: Wachovia Bank of Georgia* . .         2,000
       2,000  Montgomery County, Ohio, Series B, Miami Valley Hospital, 4.00%, 7/21/95, LOC: Fuji Bank  . . .         2,000
         700  Ohio Air Quality Development Authority, Cincinnati Gas & Electric, 4.25%, 12/1/15, LOC: J.P.
              Morgan**  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           700
       6,800  Ohio Air Quality Development Authority, JMG Corp., 4.05%, 4/1/28, LOC: Societe Generale*  . . .         6,800
       3,300  Ohio State Environmental Improvement Authority, 4.30%, 5/1/11, LOC: Sanwa Bank* . . . . . . . .         3,300
       7,000  Ohio State University, General Receipts, Series B, 4.15%, 12/1/12, Liquidity Agreement with Ohio
              State University* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,000
       5,500  Ohio Water Development Authority, Timken Co., Refunding Series 1993, 4.00%, 5/1/07, LOC:
              Wachovia Bank*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,500
       1,500  Student Loan Funding Corp. Series B-1 Revenue Bond, 4.35%, 1/1/07, LOC: National Westminster
              Bank* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,500
       1,000  Student Loan Funding Corp., Series 1983-A, Revenue Bond, 4.25%, 12/29/98, LOC: Fuji Bank* . . .         1,000
       1,400  Toledo Lucas County, Ohio, CSX Transportation, 4.00%, 7/20/95, LOC: Bank of Nova Scotia . . . .         1,400
                                                                                                                   --------
                                                                                                                     34,200
                                                                                                                   --------



Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
MUNICIPAL MONEY MARKET FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                                SECURITY                                                AMORTIZED
   AMOUNT                                                DESCRIPTION                                                 COST
   ------                                                -----------                                                 ----
MUNICIPAL SECURITIES CONTINUED:
Pennsylvania (1.2%):
      $6,000  Washington County, Pennsylvania, Pooled Equipment Lease Program, 4.25%, 11/1/05, LOC: Sanwa
              Bank* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  6,000
                                                                                                                   --------


South Carolina (3.6%):
       1,700  Cherokee County, South Carolina, Industrial Revenue Bonds, 4.25%, 7/1/19, LOC: Bank of Nova
              Scotia* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,700
       1,500  South Carolina, GO, Capital Improvement, Series B, 6.80%, 3/1/96: . . . . . . . . . . . . . . .         1,533
       5,000  South Carolina Public Service, 3.60%, 9/11/95, LOC: NCNB  . . . . . . . . . . . . . . . . . . .         5,000
       2,500  York County, South Carolina, PCR, Series 84E-2, 4.55%, 8/15/14, CFC Guaranty**  . . . . . . . .         2,500
       2,275  York County, South Carolina, PCR, Series 84N-4, 4.30%, 9/15/14, CFC Guaranty**  . . . . . . . .         2,275
       5,000  York County, South Carolina, PCR, Series 84N-5, 4.30%, 9/15/14, CFC Guaranty**  . . . . . . . .         5,000
                                                                                                                   --------
                                                                                                                     18,008
                                                                                                                   --------

Tennessee (2.7%):
       5,400  Hamilton County, Tennessee, Industrial Development Board, Series 1985, 4.25%, 11/1/05, LOC:
              Sumitomo Bank and Industrial Bank of Japan* . . . . . . . . . . . . . . . . . . . . . . . . . .         5,400
       4,040  Knox County, Tennessee, Hospital Facilities Revenue Bond, 3.85%, 12/1/15, Insured: MBIA*  . . .         4,040
       3,800  Oak Ridge, Tennessee, Industrial Board Economic Development Revenue Bonds, 4.20%, 5/1/09, LOC:
              ABM/AMRO* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,800
                                                                                                                   --------
                                                                                                                     13,240
                                                                                                                   --------

Texas (15.3%):
       4,590  Bexar, Texas Army Retirement, 4.25%, 7/1/11,  LOC: Rabo Bank* . . . . . . . . . . . . . . . . .         4,590
       8,000  Brazos River Authority Texas PCR, Electric Company-B, 4.70%, 6/1/30, LOC: Union Bank of
              Switzerland*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,000
       7,500  Capital Health Facilities Development Corp., Texas, Series 1986, 4.30%, 12/1/16, LOC: ABM/AMRO*         7,500
       3,100  Capital Industrial Development Corp. of Texas, W.L. Gore Project, 3.50%, 12/5/95, LOC: Morgan
              Guaranty**  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,100
       1,600  Denton, Texas, IDR, 4.20%, 12/1/09, LOC: Union Bank of Switzerland* . . . . . . . . . . . . . .         1,600
       2,000  Gulf Coast, Texas, Waste Disposal Authority, Amoco Corp., 4.30%, 4/1/15** . . . . . . . . . . .         2,000
       4,000  Gulf Coast, Texas, Waste Disposal Authority, Environmenal Improvement Revenue, Amoco Corp.,
              4.40%, 3/1/09*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,000
       5,000  Gulf Coast Texas, Industrial Development Authority, Amoco Corp., 3.80%, 6/1/25**  . . . . . . .         5,000
       4,000  Hockley County, Texas, Industrial Development Corp., PCR, Amoco Corp., 4.75%, 3/1/14* . . . . .         4,002
       4,000  Houston, Texas Airport, 3.60%, 8/1/95, LOC: Morgan Guaranty & Canadian Imperial Bank of Commerce        4,000
       5,000  Panhandle-Plains Texas, Higher Education Authority, Series 91-A, 4.30%, 6/1/21, LOC: SLMA*  . .         5,000
       5,000  Panhandle-Plains Texas, Higher Education Authority, Series A, 4.30%, 6/1/23, LOC: SLMA* . . . .         5,000
      16,800  San Antonio, Texas, Health Facilities, Series 92-A, 4.45%, 6/1/08, LOC: NationsBank, Texas* . .        16,800
       4,450  Texas Higher Education Authority, Series 1985-B, 4.25%, 12/1/25, Insured: FGIC* . . . . . . . .         4,450
                                                                                                                   --------
                                                                                                                     75,042
                                                                                                                   --------

Utah (0.8%):
       4,100  Salt Lake, Utah, Adjustable Rate Airport Revenue Bond, Series 1994-A, 4.30%, 6/1/98, LOC: Credit
              Suisse* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,100
                                                                                                                   --------

Washington (5.0%):
       3,000  Seattle, Washington Municipal Light & Power, 4.30%, 10/5/95,  LOC: Morgan Guaranty  . . . . . .         3,000
         700  Washington Community Economic Revitalization Board Revenue Bonds Series 1987-1, 4.35%, 7/1/98,
              LOC: Industrial Bank of Japan*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           700
         725  Washington Community Economic Revitalization Board Revenue Bonds Series 1990-1, 4.35%, 7/1/05,
              LOC: National Bank of Japan*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           725
         910  Washington Community Economic Revitalization Board Revenue Bonds Series 88-1, 4.35%, 7/1/08,
              LOC: National Bank of Japan*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           910
      10,000  Washington Public Power System Revenue Bonds, Series 1993-A-2, 3.85%, 7/1/18, LOC: Industrial
              Bank of Japan*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,000





Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
MUNICIPAL MONEY MARKET FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                                SECURITY                                                AMORTIZED
   AMOUNT                                                DESCRIPTION                                                 COST
   ------                                                -----------                                                 ----
MUNICIPAL SECURITIES CONTINUED:
Washington, continued:
     $10,000  Washington Public Power System Revenue Bonds, Project 1 & 3, 3.80%, 7/1/18, LOC: Bank of
              America*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 10,000
                                                                                                                   --------
                                                                                                                     25,335
                                                                                                                   --------

West Viriginia (2.8%):
       4,800  Marion County West Virginia, 4.15%, 10/1/17, LOC: National Westminster Bank*  . . . . . . . . .         4,800
       2,500  Marion County West Virginia, 4.30%, 10/1/17, LOC: National Westminster Bank*  . . . . . . . . .         2,500
       6,000  West Virginia Public Energy, Morgantown Project, 4.25%, 8/4/95, LOC: Swiss Bank . . . . . . . .         6,000
                                                                                                                   --------
                                                                                                                     13,300
                                                                                                                   --------

Wisconsin (2.0%):
      10,000  Wisconsin GO Notes, 4.50%, 6/17/96  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,079
                                                                                                                   --------

Wyoming (0.3%):
       1,500  Gillette County, Wyoming, Pacific Corp Project 4.00%, 7/17/95, LOC: Deutsche Bank . . . . . . .         1,500
                                                                                                                   --------
  Total Municipal Securities                                                                                        517,142
                                                                                                                   --------
  Total Investments (Cost-$517,142)(a)                                                                             $517,142
                                                                                                                   --------
                                                                                                                   --------


-------------
Percentages indicated are based on net assets of $494,261.

(a) Cost for federal income tax and financial reporting purposes are the same.
* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity arrangements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect on June 30, 1995.
** Put and demand features exist allowing the Fund to require the repurchase of the investments within variable time periods of less than one year.


CFC          Commodities Futures Commission
FGIC         Financial Guarantee Insurance Corp.
FNMA         Federal National Mortgage Association
GO           General Obligation
IDR          Industrial Development Revenue
LOC          Collateralized by Letters of Credit issued by Foreign and Domestic
             Banks
MBIA         Municipal Bond Insurance Association.
PCR          Pollution Control Revenue
SBPA         Standby Bond Purchase Agreement
SLMA         Student Loan Marketing Association
TAN          Tax Anticipation Notes
TRAN         Tax and Revenue Anticipation Notes


See notes to financial statements.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
OHIO MUNICIPAL MONEY MARKET FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                                SECURITY                                            AMORTIZED
   AMOUNT                                                DESCRIPTION                                             COST
   ------                                                -----------                                             ----
MUNICIPAL SECURITIES (100.7%):
  $1,000  Berea, Ohio, GO, BAN, 4.50%, 10/25/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  1,001
   1,000  Cincinnati, Ohio, GO, 5.63%, 12/1/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,005
   6,700  Columbus, Ohio, Sewerage System Revenue Bonds, 3.90%, 6/1/11* . . . . . . . . . . . . . . . . .         6,700
   3,750  City of St. Mary's, Ohio, Industrial Development Authority, Setex, Inc. Project, 4.60%, 12/1/01,
          LOC: Industrial Bank of Japan*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,750
   3,105  Clermont County, Ohio, Hospital Facilities, Series B, 3.85%, 12/1/15, Insured: MBIA*  . . . . .         3,105
   2,000  Columbus, Ohio, GO, 3.80%, 7/6/95*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,000
   2,500  Columbus, Ohio, GO, Sewer Improvement Bonds, 9.00%, 9/15/95 . . . . . . . . . . . . . . . . . .         2,522
   1,600  Cuyahoga County, Ohio, IDR Bonds, Series 1985, 3.95%, 12/1/15, LOC: Union Bank of Switzerland*          1,600
     300  Cuyahoga County, Ohio, IDR Bonds, Series 1987, 4.10%, 4/1/12, LOC: Dresdner Bank* . . . . . . .           300
   1,800  Franklin County, Ohio, IDR, Inland Products, Inc. Project, 4.40%, 8/1/04, LOC: PNC Bank, Ohio*          1,800
   1,500  Franklin County, Ohio, Hospital Authority, 4.15%, 5/1/15, LOC: National Bank of Detroit*  . . .         1,500
   1,000  Greater Cleveland Regional Transit Authority, BAN, 4.10%, 4/10/96 . . . . . . . . . . . . . . .         1,003
     500  Hamilton County, Ohio, Performing Arts Center 1995, 4.10%, 6/15/05, LOC: Fifth Third Bank*  . .           500
   2,445  Hamilton County, Ohio Sewer System, Pre-refunded-Escrow U.S. Government securities, 9.50%,
          12/1/95 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,567
   3,500  Hillsboro, Ohio, IDR, TD Manufacturing Co., 4.50%, 6/1/97, LOC: Sanwa Bank* . . . . . . . . . .         3,500
   1,725  Montgomery County, Ohio, Miami Valley Hospital, 4.00%, 7/21/95, LOC: Fuji Bank  . . . . . . . .         1,725
   3,000  Ohio Air Quality Development Authority Bonds, Series 1992, Timken Co., 4.00%, 6/1/01, LOC:
          Credit Suisse*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,000
   1,000  Ohio Air Quality Development Authority, Cincinnati Gas & Electric, 4.25%, 7/12/95, LOC: Morgan
          Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,000
   4,500  Ohio Air Quality Development Authority, JMG Co., 4.05%, 4/1/28, LOC: Societe Generale*  . . . .         4,500
   1,700  Ohio Air Quality Development Authority, CEI Co., 3.70%, 8/4/95, Insured by FGIC . . . . . . . .         1,700
   2,000  Ohio Air Quality Development Authority, CEI Co. 3.00%, 7/17/95, Insured by FGIC . . . . . . . .         2,000
   4,400  Ohio Housing Finance Agency, Multi Family Housing Revenue Bonds, 3.90%, 12/1/15, LOC: Morgan
          Guaranty Bank*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,400
   1,000  Ohio State Court Street Center, 4.73%, 10/1/98, LOC: Provident Bank*  . . . . . . . . . . . . .         1,000
   1,500  Ohio State Environmental Improvement Authority, U.S. Steel Corp. Project, 4.30%, 5/1/11, LOC:
          Sanwa Bank* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,500
   2,850  Ohio State Higher Education Facilities Commission, Oberlin College Project, 4.00%, 10/1/15, LOC:
          Bank of Tokyo*  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,850
     665  Ohio State University, Series B-85, 4.40%, 12/1/01, SBPA: National Westminster Bank*  . . . . .           665
   4,000  Ohio State University, Series 86-B, 4.40%, 12/1/06, SBPA: National Westminster Bank*  . . . . .         4,000
   3,000  Ohio Water Development Authority, Series 1992, Timken Co., 4.00%, 6/1/01, LOC: Credit Suisse* .         3,000
   1,500  Ohio Water Development Authority, CEI Co., 4.15%, 7/13/95, LOC: Insured by FGIC . . . . . . . .         1,500
   1,000  Ohio Water Development Authority, CEI Co., 4.15%, 8/4/95, Insured by FGIC . . . . . . . . . . .         1,000
   1,000  Ohio Water Development Authority, CEI Co., 3.10%, 9/5/95, Insured by FGIC . . . . . . . . . . .         1,000
   1,000  Ross County, Ohio Hospital Facilities, 4.15%, 12/1/20, LOC: Fifth Third Bank  . . . . . . . . .         1,000
   2,000  Student Loan Funding Corp., Cincinnati, Ohio, Series B-1, 4.35%, 1/1/07, LOC: National
          Westminster Bank* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,000
   1,300  Student Loan Funding Corp., Cincinnati, Ohio, Series A-3, 4.35%, 1/1/07, LOC: National
          Westminster Bank* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,300
   2,000  Student Loan Funding Corp., Cincinnati, Ohio, Series 1983-A, 4.25%, 12/29/98, LOC: Fuji Bank* .         2,000
   4,000  Summit County, Ohio, GO, Series 1995A, BAN, 5.00%, 3/7/96 . . . . . . . . . . . . . . . . . . .         4,009



Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
OHIO MUNICIPAL MONEY MARKET FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                                SECURITY                                            AMORTIZED
   AMOUNT                                                DESCRIPTION                                             COST
   ------                                                -----------                                             ----
MUNICIPAL SECURITIES CONTINUED:
      $2,000  Toledo, (Lucas County) Ohio, CSX Transportation, 4.00%, 7/20/95, LOC: Bank of Nova Scotia . . .  $  2,000
       2,500  Toledo, (Lucas County) Ohio, CSX Transportation, 3.85%, 8/1/95, LOC: Bank of Nova Scotia  . . .     2,500
       1,000  Toledo, (Lucas County) Ohio, 4.15%, 7/5/95, LOC: Bank of Nova Scotia  . . . . . . . . . . . . .     1,000
         300  Twinsburg, Ohio, IDR, UTD Stationers Supply Co., 4.90%, 12/1/11, LOC: PNC Bank* . . . . . . . .       300
       1,300  University of Cincinnati, Ohio, BAN - Series S1, 5.00%, 3/21/96 . . . . . . . . . . . . . . . .     1,303
       1,000  University of Cincinnati, Ohio, BAN, 4.75%, 8/30/95 . . . . . . . . . . . . . . . . . . . . . .     1,001
       2,100  Wooster, Ohio, IDR Allen Group, 3.95%, 12/1/10, LOC: Dresdner Bank* . . . . . . . . . . . . . .     2,100
                                                                                                               --------
  Total Municipal Securities                                                                                     88,206
                                                                                                               --------
  Total Investments (Cost--$88,206)(a)                                                                         $ 88,206
                                                                                                               --------
                                                                                                               --------


-------------
Percentages indicated are based on net assets of $87,596.

(a) Cost for federal income tax and financial reporting purposes are the same.

* Variable rate securities having liquidity sources through bank letters of credit or other credit and/or liquidity arrangements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect on June 30, 1995.

BAN     Bond Anticipation Notes
FGIC    Financial Guaranty Insurance Company
GO      General Obligation
IDR     Industrial Development Revenue
LOC     Collateralized by Letters of Credit issued by Foreign and Domestic Banks
MBIA    Municipal Bond Insurance Association
SBPA    Standby Bond Purchase Agreement


See notes to financial statements.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1995



                                                                              (Amounts in Thousands
                                                                             except per share amounts)
                                                          U.S. TREASURY
                                                           SECURITIES
                                                              MONEY           PRIME        MUNICIPAL     OHIO MUNICIPAL
                                                             MARKET       MONEY MARKET   MONEY MARKET     MONEY MARKET
                                                              FUND            FUND           FUND             FUND
                                                           ----------      ----------      --------          -------
ASSETS:
Investments, at value . . . . . . . . . . . . . . . .      $  353,385      $1,660,122      $517,142          $88,206
Repurchase agreements . . . . . . . . . . . . . . . .         928,810         508,847
                                                           ----------      ----------      --------          -------
                                                            1,282,195       2,168,969       517,142           88,206
Cash  . . . . . . . . . . . . . . . . . . . . . . . .                             109
Interest receivable . . . . . . . . . . . . . . . . .             219           7,381         3,361              496
Receivable for capital shares issued  . . . . . . . .                             135
Receivable from advisor . . . . . . . . . . . . . . .             167             253            80               17
Deferred organization costs . . . . . . . . . . . . .                                                              2
Prepaid expenses and other assets . . . . . . . . . .              36              10           116              108
                                                           ----------      ----------      --------          -------
Total Assets  . . . . . . . . . . . . . . . . . . . .       1,282,617       2,176,857       520,699           88,829
                                                           ----------      ----------      --------          -------
LIABILITIES:
Dividends payable . . . . . . . . . . . . . . . . . .           5,248           8,340         1,293              138
Payable to brokers for investments purchased  . . . .                                        19,630            1,000
Payable for capital shares redeemed . . . . . . . . .                              39             2
Cash overdraft  . . . . . . . . . . . . . . . . . . .               1                         5,279               52
Accrued expenses and other payables:
     Investment advisory fees   . . . . . . . . . . .             357             592           148               21
     Administration fees  . . . . . . . . . . . . . .             171             284            71               12
     12b-1 fees (Class A)   . . . . . . . . . . . . .              26              55            15               10
     Other  . . . . . . . . . . . . . . . . . . . . .                             163
                                                           ----------      ----------      --------          -------
Total Liabilities . . . . . . . . . . . . . . . . . .           5,803           9,473        26,438            1,233
                                                           ----------      ----------      --------          -------
NET ASSETS:
Capital . . . . . . . . . . . . . . . . . . . . . . .       1,276,812       2,167,440       494,396           87,606
Undistributed (distributions in excess of)
  net investment income . . . . . . . . . . . . . . .              27             (20)         (139)             (10)
Accumulated undistributed net realized
  gains (losses) from investment transactions . . . .             (25)            (36)            4
                                                           ----------      ----------      --------          -------
Net Assets  . . . . . . . . . . . . . . . . . . . . .      $1,276,814      $2,167,384      $494,261          $87,596
                                                           ----------      ----------      --------          -------
                                                           ----------      ----------      --------          -------
Net Assets
     Fiduciary  . . . . . . . . . . . . . . . . . . .      $1,178,091      $1,965,416      $437,743          $51,806
     Class A  . . . . . . . . . . . . . . . . . . . .          98,723         201,968        56,518           35,790
                                                           ----------      ----------      --------          -------
                                                           $1,276,814      $2,167,384      $494,261          $87,596
                                                           ----------      ----------      --------          -------
                                                           ----------      ----------      --------          -------
Outstanding shares of beneficial interest
     Fiduciary  . . . . . . . . . . . . . . . . . . .       1,178,070       1,965,444       437,856           51,806
     Class A  . . . . . . . . . . . . . . . . . . . .          98,740         201,996        56,540           35,800
                                                           ----------      ----------      --------          -------
          Total   . . . . . . . . . . . . . . . . . .       1,276,810       2,167,440       494,396           87,606
                                                           ----------      ----------      --------          -------
                                                           ----------      ----------      --------          -------
Net asset value--offering and redemption
  price per share (Fiduciary and Class A Shares)  . .      $     1.00           $1.00         $1.00            $1.00
                                                           ----------      ----------      --------          -------
                                                           ----------      ----------      --------          -------
Investments, at amortized cost  . . . . . . . . . . .      $1,282,195      $2,168,969      $517,142          $88,206
                                                           ----------      ----------      --------          -------
                                                           ----------      ----------      --------          -------



See notes to financial statements.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS                         FOR THE YEAR ENDED JUNE 30, 1995



                                                                                            (Amounts in Thousands)
                                                                               U.S.
                                                                             TREASURY
                                                                            SECURITIES                                  OHIO
                                                                               MONEY       PRIME       MUNICIPAL     MUNICIPAL
                                                                              MARKET    MONEY MARKET  MONEY MARKET  MONEY MARKET
                                                                               FUND         FUND          FUND          FUND
                                                                            ----------  ------------  ------------  ------------
INVESTMENT INCOME:
Interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $64,651      $111,725       $18,689       $3,164
Dividend income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                                    182           94
                                                                             -------      --------       -------       ------
Total Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     64,651       111,725        18,871        3,258
                                                                             -------      --------       -------       ------
EXPENSES:
Investment advisory fees  . . . . . . . . . . . . . . . . . . . . . . . .      4,214         6,878         1,799          276
Administration fees . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,030         3,313           866          155
12b-1 fees (Service)  . . . . . . . . . . . . . . . . . . . . . . . . . .                        2
12b-1 fees (Class A)  . . . . . . . . . . . . . . . . . . . . . . . . . .        232           432           160          149
Custodian and accounting fees . . . . . . . . . . . . . . . . . . . . . .        168           230            80           16
Legal and audit fees  . . . . . . . . . . . . . . . . . . . . . . . . . .        205           228            79           15
Trustees' fees and expenses . . . . . . . . . . . . . . . . . . . . . . .         13            21             7            3
Transfer agent fees . . . . . . . . . . . . . . . . . . . . . . . . . . .         49           144            46           55
Registration and filing fees  . . . . . . . . . . . . . . . . . . . . . .        279           203           132           16
Printing costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         30            45            24           13
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         70            79            22            5
                                                                             -------      --------       -------       ------
Total expenses before waivers/reimbursements  . . . . . . . . . . . . . .      7,290        11,575         3,215          703
Less waivers/reimbursements . . . . . . . . . . . . . . . . . . . . . . .     (2,145)       (3,122)         (973)        (230)
                                                                             -------      --------       -------       ------
NET EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5,145         8,453         2,242          473
                                                                             -------      --------       -------       ------
Net Investment Income . . . . . . . . . . . . . . . . . . . . . . . . . .     59,506       103,272        16,629        2,785
                                                                             -------      --------       -------       ------
REALIZED GAINS (LOSSES) ON INVESTMENTS:
Net realized gains (losses) from investment transactions  . . . . . . . .         14                        (126)
                                                                             -------      --------       -------       ------
Change in net assets resulting from operations  . . . . . . . . . . . . .    $59,520      $103,272       $16,503       $2,785
                                                                             -------      --------       -------       ------
                                                                             -------      --------       -------       ------



See notes to financial statements.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS



                                                                                (Amounts in Thousands)
                                                        U.S. TREASURY
                                                       SECURITIES MONEY                 PRIME                 MUNICIPAL MONEY
                                                         MARKET FUND               MONEY MARKET FUND            MARKET FUND
                                                  -------------------------   -------------------------   ------------------------
                                                      YEAR          YEAR           YEAR         YEAR         YEAR           YEAR
                                                     ENDED         ENDED          ENDED        ENDED        ENDED          ENDED
                                                    JUNE 30,      JUNE 30,       JUNE 30,     JUNE 30,     JUNE 30,       JUNE 30,
                                                      1995          1994           1995         1994         1995           1994
                                                  -----------   -----------   -----------   -----------   -----------   ----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income  . . . . . . . . . .   $    59,506   $    23,624   $   103,272   $    43,111   $    16,629   $    6,688
     Net realized gains (losses) from investment
        transactions  . . . . . . . . . . . . .            14           (39)                         (5)         (126)
                                                  -----------   -----------   -----------   -----------   -----------   ----------
Change in net assets resulting from operations         59,520        23,585       103,272        43,106        16,503        6,688
                                                  -----------   -----------   -----------   -----------   -----------   ----------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
     From net investment income   . . . . . . .       (56,332)      (22,524)      (96,873)      (41,103)      (15,228)      (6,091)
     In excess of net investment income   . . .                                                                   (43)         (43)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
     From net investment income   . . . . . . .        (3,144)       (1,086)       (6,244)       (1,893)       (1,358)        (564)
     In excess of net investment income   . . .           (30)          (30)         (142)         (142)
DISTRIBUTIONS TO SERVICE SHAREHOLDERS (A):
     From net investment income   . . . . . . .                                       (13)
                                                  -----------   -----------   -----------   -----------   -----------   ----------
Change in net assets from shareholder
  distributions   . . . . . . . . . . . . . . .       (59,506)      (23,640)     (103,272)      (43,138)      (16,629)      (6,698)
                                                  -----------   -----------   -----------   -----------   -----------   ----------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued  . . . . . . .     3,158,947     2,677,540     4,749,069     3,828,384     1,502,281    1,053,067
     Dividends reinvested   . . . . . . . . . .         4,531         1,842        13,261         5,953         2,064        1,023
     Cost of shares redeemed  . . . . . . . . .    (2,909,428)   (2,180,198)   (4,270,622)   (3,199,010)   (1,404,255)    (853,992)
                                                  -----------   -----------   -----------   -----------   -----------   ----------
Change in net assets from share
transactions  . . . . . . . . . . . . . . . . .       254,050       499,184       491,708       635,327       100,090      200,098
                                                  -----------   -----------   -----------   -----------   -----------   ----------
Change in Net Assets  . . . . . . . . . . . . .       254,064       499,129       491,708       635,295        99,964      200,088

NET ASSETS:
     Beginning of period  . . . . . . . . . . .     1,022,750       523,621     1,675,676     1,040,381       394,297      194,209
                                                  -----------   -----------   -----------   -----------   -----------   ----------
     End of period  . . . . . . . . . . . . . .   $ 1,276,814   $ 1,022,750   $ 2,167,384   $ 1,675,676   $   494,261   $  394,297
                                                  -----------   -----------   -----------   -----------   -----------   ----------
                                                  -----------   -----------   -----------   -----------   -----------   ----------
SHARE TRANSACTIONS:
     Issued   . . . . . . . . . . . . . . . . .     3,158,947     2,677,540     4,749,069     3,828,384     1,502,281    1,053,067
     Reinvested   . . . . . . . . . . . . . . .         4,531         1,842        13,261         5,953         2,064        1,023
     Redeemed   . . . . . . . . . . . . . . . .    (2,909,428)   (2,180,198)   (4,270,622)   (3,199,010)   (1,404,255)    (853,992)
                                                  -----------   -----------   -----------   -----------   -----------   ----------
                                                  -----------   -----------   -----------   -----------   -----------   ----------
Change in shares  . . . . . . . . . . . . . . .       254,050       499,184       491,708       635,327       100,090      200,098
                                                  -----------   -----------   -----------   -----------   -----------   ----------
                                                  -----------   -----------   -----------   -----------   -----------   ----------
Undistributed (distributions in excess of) net
  investment income included in net assets:
     End of Period  . . . . . . . . . . . . . .   $        27   $       (16)  $       (20)  $       (27)  $      (139)  $      (10)
                                                  -----------   -----------   -----------   -----------   -----------   ----------
                                                  -----------   -----------   -----------   -----------   -----------   ----------




                                                     (Amounts in Thousands)
                                                        OHIO MUNICIPAL
                                                         MONEY MARKET
                                                             FUND
                                                     ---------------------
                                                        YEAR        YEAR
                                                       ENDED       ENDED
                                                      JUNE 30,    JUNE 30,
                                                        1995        1994
                                                     ---------   ---------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income  . . . . . . . . . .      $   2,785   $   1,108
     Net realized gains (losses) from investment
        transactions  . . . . . . . . . . . . .
                                                     ---------   ---------
Change in net assets resulting from operations           2,785       1,108
                                                     ---------   ---------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
     From net investment income   . . . . . . .         (1,535)       (408)
     In excess of net investment income   . . .
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
     From net investment income   . . . . . . .         (1,240)       (700)
     In excess of net investment income   . . .            (10)        (10)
DISTRIBUTIONS TO SERVICE SHAREHOLDERS (A):
     From net investment income   . . . . . . .
                                                     ---------   ---------
Change in net assets from shareholder
  distributions   . . . . . . . . . . . . . . .         (2,785)     (1,118)
                                                     ---------   ---------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued  . . . . . . .        376,500     210,761
     Dividends reinvested   . . . . . . . . . .          1,226         763
     Cost of shares redeemed  . . . . . . . . .       (382,861)   (147,408)
                                                     ---------   ---------
Change in net assets from share
transactions  . . . . . . . . . . . . . . . . .         (5,135)     64,116
                                                     ---------   ---------
Change in Net Assets  . . . . . . . . . . . . .         (5,135)     64,106

NET ASSETS:
     Beginning of period  . . . . . . . . . . .         92,731      28,625
                                                     ---------   ---------
     End of period  . . . . . . . . . . . . . .      $  87,596   $  92,731
                                                     ---------   ---------
                                                     ---------   ---------
SHARE TRANSACTIONS:
     Issued   . . . . . . . . . . . . . . . . .        376,500     210,761
     Reinvested   . . . . . . . . . . . . . . .          1,226         763
     Redeemed   . . . . . . . . . . . . . . . .       (382,861)   (147,408)
                                                     ---------   ---------
                                                     ---------   ---------
Change in shares  . . . . . . . . . . . . . . .         (5,135)     64,116
                                                     ---------   ---------
                                                     ---------   ---------
Undistributed (distributions in excess of) net
  investment income included in net assets:
     End of Period  . . . . . . . . . . . . . .      $     (10)  $     (10)
                                                     ---------   ---------
                                                     ---------   ---------

-------------
(a) The Service Shares commenced offering on January 17, 1994, when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. As of May 2, 1995, Service Shares transferred to Class A Shares and as of June 30, 1995, there were no shareholders in the Service Class.


See notes to financial statements

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                      JUNE 30, 1995

1.  ORGANIZATION:

    The One Group (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified, open-end investment company established as a Massachusetts business trust. The Trust is registered to offer five classes of shares: Fiduciary, Class A, Class B, Institutional and Service. The Trust currently offers twenty-four funds. The accompanying financial statements and financial highlights are those of the U.S. Treasury Securities Money Market Fund, the Prime Money Market Fund, the Municipal Money Market Fund, and the Ohio Municipal Money Market Fund (individually, a "Fund"; collectively, the "Funds") only.

2.  SIGNIFICANT ACCOUNTING POLICIES:

    The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Trust in preparation of its financial statements.

    SECURITY VALUATION

    Securities are valued utilizing the amortized cost method permitted in accordance with Rule 2a-7 under the 1940 Act. Under the amortized cost method, discount or premium is amortized on a constant basis to the maturity of the security. In addition, the Funds may not (a) purchase any instrument with a remaining maturity greater than thirteen months unless such instrument is subject to a demand feature, or (b) maintain a dollar-weighted average maturity which exceeds 90 days.

    REPURCHASE AGREEMENTS

    The Funds may invest in repurchase agreements with institutions that the Fund's investment advisor has determined are creditworthy. Each repurchase agreement is recorded at cost. The Fund requires that the securities purchased in a repurchase transaction be transferred to the custodian in a manner sufficient to enable the Fund to obtain those securities in the event of a counterparty default. The seller, under the repurchase agreement, is required to maintain the value of the securities held at not less than the repurchase price, including accrued interest.

    SECURITY TRANSACTIONS AND RELATED INCOME

    Security transactions are accounted for on a trade date basis. Net realized gains or losses on sales of securities are determined on the specific identification cost method. Interest income and expenses are recognized on the accrual basis. Interest income, including any discount or premium, is accrued as earned using the effective interest method.

    EXPENSES

    Expenses directly attributable to a Fund are charged directly to that Fund, while the expenses which are attributable to more than one fund of the Trust are allocated among the respective Funds. Each class of shares bears its pro-rata portion of expenses attributable to its series, except that each class separately bears expenses related specifically to that class, such as distribution fees.

    DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

    Dividends from net investment income are declared daily and paid monthly. Net income for this purpose consists of interest accrued and discount earned (including both original issue discount and market discount) less amortization of any market premium and accrued expenses. Net realized capital gains, if any, are



Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995

    distributed at least annually. Dividends are declared separately for each class. No class has preferential dividend rights; differences in per share dividend rates are generally due to differences in separate class expenses.

    Net investment income and net capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of expiring capital loss carryforwards and deferrals of certain losses.

    ORGANIZATION COSTS

    Costs incurred by the Trust in connection with its organization, including the fees and expenses of registering and qualifying its shares for distribution have been deferred and are being amortized using the straight-line method over a period of five years beginning with the commencement of each Fund's operations. All such costs have been allocated among the funds of the Trust pro-rata, based on the relative net assets of each fund. In the event that any of the initial shares are redeemed during such period by any holder thereof, the related Fund will be reimbursed by such holder for any unamortized organization costs in the proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

    FEDERAL INCOME TAXES

    Each Fund intends to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

3.  SHARES OF BENEFICIAL INTEREST:

    The Trust has an unlimited number of shares of beneficial interest, with no par value which may, without shareholder approval, be divided into an unlimited number of series of such shares and any series may be classified or reclassified into one or more classes. Currently, shares of the Trust are registered to be offered through thirty series and five classes: Fiduciary, Class A, Class B, Institutional and Service. The Service Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. During the year ended June 30, 1995, Service Shares transferred to Class A Shares, and as of June 30, 1995, there were no shareholders in the Service Class. Shareholders are entitled to one vote for each full share held and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees has determined that the matter to be voted on affects only the interest of shareholders of a particular class or series. The following is a summary of transactions in Fund shares for the fiscal years ending June 30, 1995 and 1994:



Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995



                             (Amounts in Thousands)




                                                           U.S. TREASURY SECURITIES
                                                              MONEY MARKET FUND                 PRIME MONEY MARKET FUND
                                                         -----------------------------       ------------------------------
                                                         YEAR ENDED        YEAR ENDED         YEAR ENDED        YEAR ENDED
                                                          JUNE 30,          JUNE 30,           JUNE 30,          JUNE 30,
                                                            1995              1994               1995              1994
                                                         -----------       -----------       -----------        -----------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
     Proceeds from shares issued  . . . . . . . . .      $ 2,783,997       $ 2,116,053       $ 3,951,914        $ 3,532,386
     Issued in connection with acquisition  . . . .                            300,662
     Dividends reinvested   . . . . . . . . . . . .            1,467               810             7,187              4,022
     Shares redeemed  . . . . . . . . . . . . . . .       (2,576,713)       (1,941,023)       (3,594,562)        (2,914,801)
                                                         -----------       -----------       -----------        -----------
     Change in net assets from Fiduciary Share
      transactions  . . . . . . . . . . . . . . . .      $   208,751       $   476,502       $   364,539        $   621,607
                                                         -----------       -----------       -----------        -----------
                                                         -----------       -----------       -----------        -----------
CLASS A SHARES:
     Proceeds from shares issued  . . . . . . . . .      $   374,950       $   260,825       $   796,201        $   295,958
     Dividends reinvested   . . . . . . . . . . . .            3,064             1,032             6,061              1,931
     Shares redeemed  . . . . . . . . . . . . . . .         (332,715)         (239,175)         (675,053)          (284,209)
                                                         -----------       -----------       -----------        -----------
     Change in net assets from Class A Share
      transactions .  . . . . . . . . . . . . . . .      $    45,299       $    22,682       $   127,209        $    13,680
                                                         -----------       -----------       -----------        -----------
                                                         -----------       -----------       -----------        -----------
SERVICE SHARES:
     Proceeds from shares issued  . . . . . . . . .      $                 $                 $       954        $        40
     Dividends reinvested   . . . . . . . . . . . .                                                   13
     Shares redeemed  . . . . . . . . . . . . . . .                                               (1,007)
                                                         -----------       -----------       -----------        -----------
     Change in net assets from
      Service Share transactions  . . . . . . . . .      $                 $                 $       (40)       $        40
                                                         -----------       -----------       -----------        -----------
                                                         -----------       -----------       -----------        -----------
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
     Issued   . . . . . . . . . . . . . . . . . . .        2,783,997         2,116,053         3,951,914          3,532,386
     Issued in connection with acquisition  . . . .                            300,662
     Reinvested   . . . . . . . . . . . . . . . . .            1,467               810             7,187              4,022
     Redeemed   . . . . . . . . . . . . . . . . . .       (2,576,713)       (1,941,023)       (3,594,562)        (2,914,801)
                                                         -----------       -----------       -----------        -----------
     Change in Fiduciary Shares   . . . . . . . . .          208,751           476,502           364,539            621,607
                                                         -----------       -----------       -----------        -----------
                                                         -----------       -----------       -----------        -----------
CLASS A SHARES:
     Issued   . . . . . . . . . . . . . . . . . . .          374,950           260,825           796,201            295,958
     Reinvested   . . . . . . . . . . . . . . . . .            3,064             1,032             6,061              1,931
     Redeemed   . . . . . . . . . . . . . . . . . .         (332,715)         (239,175)         (675,053)          (284,209)
                                                         -----------       -----------       -----------        -----------
     Change in Class A Shares   . . . . . . . . . .           45,299            22,682           127,209             13,680
                                                         -----------       -----------       -----------        -----------
                                                         -----------       -----------       -----------        -----------
SERVICE SHARES:
     Issued   . . . . . . . . . . . . . . . . . . .                                                  954                 40
     Reinvested   . . . . . . . . . . . . . . . . .                                                   13
     Redeemed   . . . . . . . . . . . . . . . . . .                                               (1,007)
                                                         -----------       -----------       -----------        -----------
     Change in Service Shares   . . . . . . . . . .                                                  (40)                40
                                                         -----------       -----------       -----------        -----------
                                                         -----------       -----------       -----------        -----------


Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995



                             (Amounts in Thousands)



                                                                      MUNICIPAL MONEY MARKET       OHIO MUNICIPAL MONEY MARKET
                                                                               FUND                           FUND
                                                                   ---------------------------     ---------------------------
                                                                   YEAR ENDED       YEAR ENDED      YEAR ENDED     YEAR ENDED
                                                                    JUNE 30,         JUNE 30,        JUNE 30,       JUNE 30,
                                                                      1995             1994            1995           1994
                                                                   -----------      ----------     -----------     -----------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
     Proceeds from shares issued  . . . . . . . . . . . . .        $ 1,202,916      $ 862,583       $ 182,275      $  94,077
     Dividends reinvested   . . . . . . . . . . . . . . . .                738            477              41             25
     Shares redeemed  . . . . . . . . . . . . . . . . . . .         (1,118,500)      (685,634)       (185,885)       (42,227)
                                                                   -----------      ---------       ---------      ---------
     Change in net assets from
      Fiduciary Share transactions  . . . . . . . . . . . .        $    85,154      $ 177,426       $  (3,569)     $  51,875
                                                                   -----------      ---------       ---------      ---------
                                                                   -----------      ---------       ---------      ---------
CLASS A SHARES:
     Proceeds from shares issued  . . . . . . . . . . . . .        $   299,365      $ 190,484       $ 194,225      $ 116,684
     Dividends reinvested   . . . . . . . . . . . . . . . .              1,326            546           1,185            738
     Shares redeemed  . . . . . . . . . . . . . . . . . . .           (285,755)      (168,358)       (196,976)      (105,181)
                                                                   -----------      ---------       ---------      ---------
     Change in net assets from
      Class A Share transactions  . . . . . . . . . . . . .        $    14,936      $  22,672       $  (1,566)     $  12,241
                                                                   -----------      ---------       ---------      ---------
                                                                   -----------      ---------       ---------      ---------
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
     Issued   . . . . . . . . . . . . . . . . . . . . . . .          1,202,916        862,583         182,275         94,077
     Reinvested   . . . . . . . . . . . . . . . . . . . . .                738            477              41             25
     Redeemed   . . . . . . . . . . . . . . . . . . . . . .         (1,118,500)      (685,634)       (185,885)       (42,227)
                                                                   -----------      ---------       ---------      ---------
     Change in Fiduciary Shares   . . . . . . . . . . . . .             85,154        177,426          (3,569)        51,875
                                                                   -----------      ---------       ---------      ---------
                                                                   -----------      ---------       ---------      ---------
CLASS A SHARES:
     Issued   . . . . . . . . . . . . . . . . . . . . . . .            299,365        190,484         194,225        116,684
     Reinvested   . . . . . . . . . . . . . . . . . . . . .              1,326            546           1,185            738
     Redeemed   . . . . . . . . . . . . . . . . . . . . . .           (285,755)      (168,358)       (196,976)      (105,181)
                                                                   -----------      ---------       ---------      ---------
     Change in Class A Shares   . . . . . . . . . . . . . .             14,936         22,672          (1,566)        12,241
                                                                   -----------      ---------       ---------      ---------
                                                                   -----------      ---------       ---------      ---------


4.  INVESTMENT ADVISORY, ADMINISTRATIVE, AND DISTRIBUTION AGREEMENTS:

    The Trust and Banc One Investment Advisors Corporation (the "Advisor"), are parties to an investment advisory agreement under which the Advisor is entitled to receive an annual fee, computed daily and paid monthly, equal to 0.35% of the average daily net assets of the U.S. Treasury Securities Money Market Fund, the Prime Money Market Fund and the Municipal Money Market Fund and 0.30% of the average daily net assets of the Ohio Municipal Money Market Fund.

    The Trust and 440 Financial Group of Worcester ("440 Financial") are parties to an administrative agreement under which 440 Financial (the "Administrator") provides services for a fee that is computed daily and payable monthly, at an annual rate of 0.20% on the first $1.5 billion of the combined average net assets of the Funds and other funds offered by the Trust; 0.18% on the next $0.5 billion of the combined average net assets, and 0.16% on the combined average net assets over $2 billion. Effective April 1, 1995, The Shareholder Services Group, Inc.,


Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995

    d/b/a 440 Financial became the Administrator to the Trust. Also effective April 1, 1995, the Advisor became the Sub-Administrator pursuant to an agreement between the Administrator and the Advisor. The Advisor assumed many of the administrative duties, for which it receives a fee paid by the Administrator.

    The Trust has adopted a distribution and shareholder services plan (the "Plan") on behalf of the Class A, Class B and Service Class Shares pursuant to Rule 12b-1 under the 1940 Act. 440 Financial Distributors, Inc. (the "Distributor") acts as the distributor of the Trust's shares. The Distributor receives a fee for its services of 0.35%, 1.00%, and 0.75% of the average daily net assets of the Class A, Class B, and Service Class Shares, respectively. Effective May 1, 1995, the Distributor voluntarily agreed to limit its fees to an annual rate of 0.55% of the average daily net assets of the Service Class Shares for distribution and shareholder assistance for the U.S. Treasury Securities and Prime Money Market Funds. These fees are used by the Distributor to pay banks, including affiliates of the the Advisor, other institutions and broker/dealers, and for expenses the Distributor incurs for providing distribution or shareholder assistance. The Distributor has voluntarily agreed to limit its fees for the Class A Shares to an annual rate of 0.25% of the average daily net assets.

    Certain officers of the Trust are also officers of the Administrator and/or Distributor. Such officers receive no compensation from the Funds for serving in their respective roles.

    The Advisor, Administrator, and Distributor voluntarily agreed to waive a portion of their fees and to reimburse the Funds for certain expenses so that total expenses of each Fund would not exceed certain annual expense limitations. For the year ended June 30, 1995, fees in the following amounts were waived or reimbursed to the Funds:



                                                        U.S. TREASURY SECURITIES          PRIME MONEY
                                                            MONEY MARKET FUND             MARKET FUND
                                                        ------------------------     --------------------
INVESTMENT ADVISOR FEES:
Waivers/reimbursements  . . . . . . . . . . . .                $1,956,505                 $2,887,240
ADMINISTRATION FEES:
Waivers/reimbursements  . . . . . . . . . . . .                $  122,233                 $  111,313
12b-1 FEES (CLASS A):
Waivers/reimbursements  . . . . . . . . . . . .                $   66,222                 $  123,447




                                                             MUNICIPAL MONEY         OHIO MUNICIPAL MONEY
                                                               MARKET FUND                MARKET FUND
                                                        ------------------------     --------------------
INVESTMENT ADVISOR FEES:
Waivers/reimbursements  . . . . . . . . . . . .                $  834,690                 $  112,517
ADMINISTRATION FEES:
Waivers/reimbursements  . . . . . . . . . . . .                $   92,641                 $   61,415
12b-1 FEES (CLASS A):
Waivers/reimbursements  . . . . . . . . . . . .                $   45,681                 $   56,095

5.  CONCENTRATION OF CREDIT RISK:

    The Ohio Municipal Money Market Fund invests primarily in debt obligations issued by the State of Ohio and its political subdivisions, agencies and public authorities to obtain funds for various public purposes. The Fund is more susceptible to economic and political factors adversely affecting issuers of Ohio's specific municipal securities than are municipal bond funds that are not concentrated in these issuers to the same extent.

Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


6.  FEDERAL TAX INFORMATION:

    As of June 30, 1995, the Funds had the following capital loss carryforwards which are available to offset future gains, if any:



                                               U.S. TREASURY                        OHIO MUNICIPAL
                                             SECURITIES MONEY      PRIME MONEY       MONEY MARKET
                                                MARKET FUND        MARKET FUND           FUND
                                             ----------------      -----------      --------------
    Expiring in 2001  . . . . . . . . . .                            $ 8,551
    Expiring in 2002  . . . . . . . . . .                             26,451
    Expiring in 2003  . . . . . . . . . .         $24,983                552             $315
                                                  -------            -------             ----
                                                  $24,983            $35,554             $315
                                                  -------            -------             ----
                                                  -------            -------             ----


    The Municipal Money Market Fund had no capital loss carryforwards at June 30, 1995.

    Of the dividends paid from net investment income by the Municipal Money Market Fund and the Ohio Municipal Money Market Fund for the fiscal year ended June 30, 1995, 100.0% constituted exempt interest dividends for regular federal income tax purposes.

Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS                                               JUNE 30, 1995



                                                                    U.S. TREASURY SECURIITES MONEY MARKET FUND
                                                       ---------------------------------------------------------------------
                                                                                 YEAR ENDED JUNE 30,
                                                       ---------------------------------------------------------------------
                                                                1995                    1994                    1993
                                                       ---------------------    --------------------    --------------------
                                                       FIDUCIARY     CLASS A    FIDUCIARY    CLASS A    FIDUCIARY    CLASS A
                                                       ---------     -------    ---------    -------    ---------    -------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . . . . . . . . .    $    1.000    $ 1.000    $  1.000     $ 1.000    $  1.000     $ 1.000
                                                       ----------    -------    --------     -------    --------     -------
Investment Activities
  Net investment income . . . . . . . . . . . . . .         0.050      0.047       0.030       0.027       0.029       0.026
                                                       ----------    -------    --------     -------    --------     -------
Less: Distributions
  Net investment income . . . . . . . . . . . . . .        (0.050)    (0.047)     (0.030)     (0.027)     (0.029)     (0.026)
                                                       ----------    -------    --------     -------    --------     -------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . . . . . . . . .    $    1.000    $ 1.000    $  1.000     $ 1.000    $  1.000     $ 1.000
                                                       ----------    -------    --------     -------    --------     -------
                                                       ----------    -------    --------     -------    --------     -------
Total Return  . . . . . . . . . . . . . . . . . . .          5.07%      4.81%       3.01%       2.76%       2.89%       2.63%

RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000) . . . . . . . .    $1,178,091    $98,723    $969,326     $53,423    $492,862     $30,759
  Ratio of expenses to average net assets . . . . .          0.41%      0.66%       0.40%       0.63%       0.45%       0.65%
  Ratio of net investment income to average
    net assets  . . . . . . . . . . . . . . . . . .          4.96%      4.71%       3.02%       2.81%       2.85%       2.52%
  Ratio of expenses to average net assets*  . . . .          0.59%      0.94%       0.58%       0.87%       0.67%       1.02%
  Ratio of net investment income to average
    net assets* . . . . . . . . . . . . . . . . . .          4.78%      4.43%       2.84%       2.57%       2.63%       2.15%



                                                              U.S. TREASURY SECURIITES
                                                                 MONEY MARKET FUND
                                                       --------------------------------------
                                                                 YEAR ENDED JUNE 30,
                                                       --------------------------------------
                                                                1992                   1991
                                                       -------------------------     ---------
                                                       FIDUCIARY     CLASS A (a)     FIDUCIARY
                                                       ---------     -----------     ---------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . . . . . . . . .    $  1.000        $ 1.000       $  1.000
                                                       --------        -------       --------
Investment Activities
  Net investment income . . . . . . . . . . . . . .       0.043          0.012          0.062
                                                       --------        -------       --------
Less: Distributions
  Net investment income . . . . . . . . . . . . . .      (0.043)        (0.012)        (0.062)
                                                       --------        -------       --------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . . . . . . . . .    $  1.000        $ 1.000       $  1.000
                                                       --------        -------       --------
                                                       --------        -------       --------
Total Return  . . . . . . . . . . . . . . . . . . .        4.40%          3.38%(b)       6.63%

RATIOS/SUPPLEMENTARY DATA:
  Net assets at end of period (000) . . . . . . . .    $410,146        $     6       $339,987
  Ratio of expenses to average net assets . . . . .        0.55%          0.59%(b)       0.60%
  Ratio of net investment income to average
    net assets  . . . . . . . . . . . . . . . . . .        4.25%          2.51%(b)       6.20%
  Ratio of expenses to average net assets*  . . . .        0.77%          0.71%(b)       0.80%
  Ratio of net investment income to average
    net assets* . . . . . . . . . . . . . . . . . .        4.04%          2.39%(b)       6.00%


--------------

  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
 (a) Class A Shares commenced offering on February 18, 1992.
 (b) Annualized.


See notes to financial statements.

28

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS                                               JUNE 30, 1995



                                                                     PRIME MONEY MARKET FUND
                             ----------------------------------------------------------------------------------------------
                                                                       YEAR ENDED JUNE 30,
                             ----------------------------------------------------------------------------------------------
                                             1995                                1994                           1993
                             -----------------------------------   ---------------------------------    -------------------
                              FIDUCIARY    CLASS A   SERVICE (a)    FIDUCIARY   CLASS A   RETIREMENT    FIDUCIARY   CLASS A
                             ----------   --------   -----------   ----------   -------   ----------    ---------   -------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . .  $    1.000   $  1.000    $ 1.000      $    1.000   $ 1.000    $ 1.000      $  1.000    $ 1.000
                             ----------   --------    -------      ----------   -------    -------      --------    -------
Investment Activities
  Net investment income . .       0.052      0.050      0.041           0.031     0.027      0.008         0.030      0.030
                             ----------   --------    -------      ----------   -------    -------      --------    -------
Less: Distributions
  Net investment income . .      (0.052)    (0.050)    (0.041)         (0.031)   (0.027)    (0.008)       (0.030)    (0.030)
                             ----------   --------    -------      ----------   -------    -------      --------    -------
NET ASSET VALUE,
END OF PERIOD . . . . . . .  $    1.000   $  1.000    $ 1.000      $    1.000   $ 1.000    $ 1.000      $  1.000    $ 1.000
                             ----------   --------    -------      ----------   -------    -------      --------    -------
                             ----------   --------    -------      ----------   -------    -------      --------    -------
Total Return  . . . . . . .        5.34%      5.08%     (a)              3.19%     2.93%      0.79%(d)      3.09%      2.83%

RATIOS/SUPPLEMENTARY
  DATA:
  Net Assets at end of
    period (000). . . . . .  $1,965,416   $201,968                 $1,600,876   $74,759    $    40      $979,275    $61,106
  Ratio of expenses to
    average net assets  . .        0.41%      0.67%      1.42%(c)        0.40%     0.65%      1.18%(c)      0.44%      0.65%
  Ratio of net investment
    income to average net
    assets  . . . . . . . .        5.27%      5.02%      4.52%(c)        3.18%     2.92%      3.03%(c)      3.05%      2.67%
  Ratio of expenses to
    average net assets *. .        0.57%      0.92%      1.60%(c)        0.59%     0.90%      1.36%(c)      0.62%      0.99%
  Ratio of net investment
    income to average net
    assets *  . . . . . . .        5.12%      4.77%      5.23%(c)        2.99%     2.67%      2.85%(c)      2.87%      2.33%





                                          PRIME MONEY MARKET FUND
                                 -----------------------------------------
                                            YEAR ENDED JUNE 30,
                                 -----------------------------------------
                                           1992                    1991
                                 -------------------------       ---------
                                 FIDUCIARY     CLASS A (b)       FIDUCIARY
                                 ---------     -----------       ---------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . .      $  1.000        $1.000          $  1.000
                                 --------        ------          --------
Investment Activities
  Net investment income . .         0.045         0.013             0.069
                                 --------        ------          --------
Less: Distributions
  Net investment income . .        (0.045)       (0.013)           (0.069)
                                 --------        ------          --------
NET ASSET VALUE,
END OF PERIOD . . . . . . .      $  1.000        $1.000          $  1.000
                                 --------        ------          --------
                                 --------        ------          --------
Total Return  . . . . . . .          4.64%         3.51%(c)          7.12%

RATIOS/SUPPLEMENTARY
  DATA:
  Net Assets at end of
    period (000). . . . . .      $946,504        $  511          $760,726
  Ratio of expenses to
    average net assets  . .          0.59%         0.79%(c)          0.68%
  Ratio of net investment
    income to average net
    assets  . . . . . . . .          4.49%         3.40%(c)          6.86%
  Ratio of expenses to
    average net assets *. .          0.76%         0.94%(c)          0.83%
  Ratio of net investment
    income to average net
    assets *  . . . . . . .          4.32%         3.25%(c)          6.71%


---------------
* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) The Service Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. As of June 1, 1995, Service Shares transferred to Class A Shares. As of June 30, 1995, there were no shareholders in the Service Class. The return for the period from July 1, 1994 to June 1, 1995 for the Service Shares was 4.11%.
(b) Class A Shares commenced offering on February 18, 1992.
(c) Annualized.
(d) Not annualized.


See notes to financial statements.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS                                               JUNE 30, 1995




                                                                   MUNICIPAL MONEY MARKET FUND
                               ------------------------------------------------------------------------------------------------
                                                                       YEAR ENDED JUNE 30,
                               ------------------------------------------------------------------------------------------------
                                       1995                 1994                 1993                 1992               1991
                               ------------------   ------------------   ------------------   ----------------------  ---------
                               FIDUCIARY  CLASS A   FIDUCIARY  CLASS A   FIDUCIARY  CLASS A   FIDUCIARY  CLASS A (a)  FIDUCIARY
                               ---------  -------   ---------  -------   ---------  -------   ---------  -----------  ---------
 NET ASSET VALUE,
   BEGINNING OF PERIOD . . .   $  1.000   $ 1.000   $  1.000   $ 1.000   $  1.000   $ 1.000   $  1.000   $ 1.000      $  1.000
                               --------   -------   --------   -------   --------   -------   --------   -------      --------
 Investment Activities
   Net investment income . .      0.032     0.030      0.021     0.021      0.021     0.019      0.034     0.009         0.050
                               --------   -------   --------   -------   --------   -------   --------   -------      --------
 Less: Distributions
   Net investment income . .     (0.032)   (0.030)    (0.021)   (0.021)    (0.021)   (0.019)    (0.034)   (0.009)       (0.050)
                               --------   -------   --------   -------   --------   -------   --------   -------      --------
 NET ASSET VALUE,
   END OF PERIOD . . . . . .   $  1.000   $ 1.000   $  1.000   $ 1.000   $  1.000   $ 1.000   $  1.000   $ 1.000      $  1.000
                               --------   -------   --------   -------   --------   -------   --------   -------      --------
                               --------   -------   --------   -------   --------   -------   --------   -------      --------
 Total Return                      3.28%     3.02%      2.16%     1.96%      2.15%     1.89%      3.47%     2.48%(b)      5.17%
 RATIOS/SUPPLEMENTARY DATA:
   Net Assets at end of
     period (000)  . . . . .   $437,743   $56,518   $352,702   $41,595   $175,277   $18,932   $170,961   $   122      $166,200
   Ratio of expenses to
     average net assets. . .       0.41%     0.66%      0.40%     0.65%      0.46%     0.66%      0.43%     0.84%(b)      0.32%
   Ratio of net investment
     income to average
     net assets  . . . . . .       3.26%     3.01%      2.13%     1.92%      2.12%     1.82%      3.41%     2.44%(b)      5.04%
   Ratio of expenses to
     average net assets *. .       0.59%     0.94%      0.60%     0.91%      0.66%     1.01%      0.80%     0.99%(b)      0.67%
   Ratio of net investment
     income to average net
      assets * . . . . . . .       3.08%     2.73%      1.93%     1.66%      1.92%     1.47%      3.04%     2.29%(b)      4.69%


---------------
* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Class A Shares commenced offering on February 18, 1992.
(b) Annualized.


See notes to financial statements.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS                                               JUNE 30, 1995


                                                         OHIO MUNICIPAL MONEY MARKET FUND
                                     ------------------------------------------------------------------------
                                                                                    JUNE 9,       JANUARY 26,
                                                 YEAR ENDED JUNE 30,                1993 TO        1993 TO
                                     ------------------------------------------     JUNE 30,       JUNE 30,
                                             1995                   1994            1993 (a)       1993 (a)
                                     -------------------    -------------------    ---------      -----------
                                     FIDUCIARY   CLASS A    FIDUCIARY   CLASS A    FIDUCIARY       CLASS A
                                     ---------   -------    ---------   -------    ---------      -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD   . . . . .     $ 1.000    $ 1.000     $ 1.000    $ 1.000     $ 1.000        $ 1.000
                                      -------    -------     -------    -------     -------        -------
Investment Activities
  Net investment income . . . . .       0.032      0.029       0.022      0.021       0.013          0.009
                                      -------    -------     -------    -------     -------        -------
Less: Distributions
  Net investment income . . . . .      (0.032)    (0.029)     (0.022)    (0.021)     (0.013)        (0.009)
                                      -------    -------     -------    -------     -------        -------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . .     $ 1.000    $ 1.000     $ 1.000    $ 1.000     $ 1.000        $ 1.000
                                      -------    -------     -------    -------     -------        -------
                                      -------    -------     -------    -------     -------        -------
Total Return  . . . . . . . . . .        3.20%      2.98%       2.25%      2.09%       2.14%(b)       2.34%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period (000)  . . . . . . . .     $51,806    $35,790     $55,375    $37,356     $ 3,500        $25,125
  Ratio of expenses to average
    net assets  . . . . . . . . .        0.41%      0.63%       0.34%      0.44%       0.08%(b)       0.26%(b)
  Ratio of net investment income
    to average net assets . . . .        3.13%      2.91%       2.29%      2.05%       2.07%(b)       2.03%(b)
  Ratio of expenses to average
    net assets *  . . . . . . . .        0.60%      0.95%       0.57%      0.94%       0.51%(b)       0.92%(b)
  Ratio of net investment income
    to average net assets * . . .        2.94%      2.59%       2.06%      1.55%       1.64%(b)       1.37%(b)


---------------
* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Period from commencement of operations.
(b) Annualized.


See notes to financial statements.

                                                                              31

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1995


To the Shareholders and Board of Trustees of The One Group:

We have audited the accompanying statements of assets and liabilities of the U.S. Treasury Securities Money Market Fund, the Prime Money Market Fund, the Municipal Money Market Fund and the Ohio Municipal Money Market Fund (four series of The One Group), including the schedules of portfolio investments, as of June 30, 1995, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and financial highlights for each of the periods indicated herein. These financial statements and financial highlights are the responsibility of The One Group's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the U.S. Treasury Securities Money Market Fund, the Prime Money Market Fund, the Municipal Money Market Fund and the Ohio Municipal Money Market Fund of The One Group as of June 30, 1995, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated herein, in conformity with generally accepted accounting principles.

Boston, Massachusetts                                   Coopers & Lybrand L.L.P.
August 18, 1995


32

THE ONE GROUP FAMILY OF MUTUAL FUNDS
TREASURY ONLY MONEY MARKET FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



PRINCIPAL                        SECURITY                               AMORTIZED
 AMOUNT                        DESCRIPTION                                 COST
---------                      -----------                              ---------
U.S. TREASURY BILLS (57.8%):
$25,000  6.14%, 8/10/95  . . . . . . . . . . . . . . . . . . . . . . .  $ 24,829
  5,191  5.66%, 8/24/95  . . . . . . . . . . . . . . . . . . . . . . .     5,147
 16,017  5.68%, 8/24/95  . . . . . . . . . . . . . . . . . . . . . . .    15,880
  1,800  5.72%, 8/24/95  . . . . . . . . . . . . . . . . . . . . . . .     1,785
  2,806  5.51%, 9/7/95 . . . . . . . . . . . . . . . . . . . . . . . .     2,777
  3,516  5.59%, 9/7/95 . . . . . . . . . . . . . . . . . . . . . . . .     3,479
 12,443  5.59%, 9/7/95 . . . . . . . . . . . . . . . . . . . . . . . .    12,312
  7,281  5.48%, 9/14/95  . . . . . . . . . . . . . . . . . . . . . . .     7,198
 48,639  5.47%, 9/21/95  . . . . . . . . . . . . . . . . . . . . . . .    48,033
  1,451  5.42%, 9/28/95  . . . . . . . . . . . . . . . . . . . . . . .     1,432
 11,000  5.47%, 9/28/95  . . . . . . . . . . . . . . . . . . . . . . .    10,851
    416  5.49%, 9/28/95  . . . . . . . . . . . . . . . . . . . . . . .       410
 10,000  5.82%, 10/26/95 . . . . . . . . . . . . . . . . . . . . . . .     9,811
    331  5.61%, 11/2/95  . . . . . . . . . . . . . . . . . . . . . . .       325
  1,280  5.68%, 11/16/95 . . . . . . . . . . . . . . . . . . . . . . .     1,252
 20,000  5.68%, 11/16/95 . . . . . . . . . . . . . . . . . . . . . . .    19,565
  1,962  5.38%, 12/21/95 . . . . . . . . . . . . . . . . . . . . . . .     1,911
                                                                        --------
Total U.S. Treasury Bills                                                166,997
                                                                        --------
U.S. TREASURY NOTES (41.5%):
 50,000  8.88%, 7/15/95  . . . . . . . . . . . . . . . . . . . . . . .    50,056
 50,000  4.63%, 8/15/95  . . . . . . . . . . . . . . . . . . . . . . .    49,934
 20,000  4.00%, 1/31/96  . . . . . . . . . . . . . . . . . . . . . . .    19,791
                                                                        --------
Total U.S. Treasury Notes                                                119,781
                                                                        --------
Total Investments (Cost--$286,778)(a)                                   $286,778
                                                                        --------
                                                                        --------


---------
Percentages indicated are based on net assets of $288,697.

(a)  Cost for federal income tax and financial reporting purposes are the same.


See notes to financial statements.


                                                                               7

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Government Money Market Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS FUNDS                            JUNE 30, 1995
(Amounts in Thousands)



PRINCIPAL                        SECURITY                               AMORTIZED
 AMOUNT                        DESCRIPTION                                 COST
---------                      -----------                              ---------
U.S. Government Agencies (53.6%):
Federal Farm Credit Bank:
$ 23,000  6.09%, 9/8/95 . . . . . . . . . . . . . . . . . . . . . . .   $ 22,732
  14,000  5.99%, 9/29/95  . . . . . . . . . . . . . . . . . . . . . .     13,790
   5,000  5.97%, 3/4/96 . . . . . . . . . . . . . . . . . . . . . . .      4,795
  10,250  6.38%, 5/1/96 . . . . . . . . . . . . . . . . . . . . . . .     10,250
  10,000  5.80%, 5/3/96 . . . . . . . . . . . . . . . . . . . . . . .      9,505
Federal Home Loan Bank:
  10,000  6.18%, 12/18/95 . . . . . . . . . . . . . . . . . . . . . .      9,708
   5,240  8.10%, 3/25/96  . . . . . . . . . . . . . . . . . . . . . .      5,304
   6,600  6.43%, 7/17/96  . . . . . . . . . . . . . . . . . . . . . .      6,601
Federal Home Loan Mortgage Corp.:
  14,000  5.95%, 3/29/96  . . . . . . . . . . . . . . . . . . . . . .     13,371
  10,000  5.86%, 5/1/96 . . . . . . . . . . . . . . . . . . . . . . .      9,503
Federal National Mortgage Assoc.:
  13,865  6.03%, 8/8/95 . . . . . . . . . . . . . . . . . . . . . . .     13,777
  20,000  6.26%*, 8/14/95 . . . . . . . . . . . . . . . . . . . . . .     19,848
  20,000  6.04%, 8/28/95  . . . . . . . . . . . . . . . . . . . . . .     19,805
  18,400  6.00%, 9/21/95  . . . . . . . . . . . . . . . . . . . . . .     18,149
   4,000  5.55%*, 6/2/99  . . . . . . . . . . . . . . . . . . . . . .      4,000
  20,000  5.58%*, 7/26/99 . . . . . . . . . . . . . . . . . . . . . .     20,000
  10,000  5.58%*, 9/22/99 . . . . . . . . . . . . . . . . . . . . . .     10,000
Student Loan Marketing Assoc:
  30,000  5.68%*, 10/14/97  . . . . . . . . . . . . . . . . . . . . .     29,978
  25,000  5.70%*, 11/24/97  . . . . . . . . . . . . . . . . . . . . .     25,000
  25,000  5.70%*, 9/28/98 . . . . . . . . . . . . . . . . . . . . . .     25,000
  40,000  5.68%*, 11/10/98  . . . . . . . . . . . . . . . . . . . . .     40,000
  10,000  5.72%*, 1/13/99 . . . . . . . . . . . . . . . . . . . . . .      9,999
  10,000  5.72%*, 2/8/99  . . . . . . . . . . . . . . . . . . . . . .     10,000
  25,000  5.71%*, 2/22/99 . . . . . . . . . . . . . . . . . . . . . .     25,000
  10,000  5.73%*, 8/2/99  . . . . . . . . . . . . . . . . . . . . . .      9,994
                                                                        --------
Total U.S. Government Agencies                                           386,109
                                                                        --------
U.S. TREASURY BILLS (1.3%):
$ 10,000  5.92%, 5/2/96 . . . . . . . . . . . . . . . . . . . . . . .      9,497
                                                                        --------
Total U.S. Treasury Bills                                                  9,497
                                                                        --------
Total Investments                                                        395,606
                                                                        --------
REPURCHASE AGREEMENTS (45.1%):
  85,000  Hong Kong Shanghai Banc Corp., 6.19%,
            7/3/95, dated 6/30/95 (Collateralized by
            $84,269 various government securities,
            0.00%-9.55%, 7/5/95-3/22/05, market
            value-$85,865)  . . . . . . . . . . . . . . . . . . . . .     85,000
 140,040  Lehman Brothers Holdings Inc., 6.20%,
            7/3/95, dated 6/30/95 (Collateralized by
            $143,653 various government securities,
            7/3/95-5/3/96, market value-$142,841) . . . . . . . . . .    140,040
 100,000  Prudential Securities, 6.20%,
            7/3/95, dated 6/30/95 (Collateralized by
            $143,998 various government securities,
            0.00%-9.88%, 9/20/95-1/1/29, market
            value-$101,314)   . . . . . . . . . . . . . . . . . . . .    100,000
                                                                        --------
Total Repurchase Agreements                                              325,040
                                                                        --------
Total (Cost--$720,646)(a)                                               $720,646
                                                                        --------
                                                                        --------

----------
Percentages indicated are based on net assets of $720,699.

(a)  Cost for federal income tax and financial reporting purposes are the same.

* Variable Rate Securities that have interest rates that change weekly based on the 3 month treasury bill bond equivalent yield. The final maturity date is stated, however, the maturity date for valuation purposes is the next reset date. The rate shown on the Schedule of Portfolio Investments is the reset rate in effect on 6/30/95.

See notes to financial statements.

8

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1995


                                                       (Amounts in Thousands
                                                      except per share amounts)

                                                   TREASURY ONLY       GOVERNMENT
                                                    MONEY MARKET      MONEY MARKET
                                                        FUND              FUND
                                                   -------------      ------------
ASSETS:
Investments, at value . . . . . . . . . . . . . .     $286,778          $395,606
Repurchase agreements . . . . . . . . . . . . . .                        325,040
                                                      --------          --------
                                                       286,778           720,646
Cash  . . . . . . . . . . . . . . . . . . . . . .            2
Interest receivable . . . . . . . . . . . . . . .        3,232             2,505
Receivable from advisor . . . . . . . . . . . . .                              3
Prepaid expenses and other assets . . . . . . . .            1                 3
Deferred organization costs . . . . . . . . . . .           11                63
                                                      --------          --------
TOTAL ASSETS  . . . . . . . . . . . . . . . . . .      290,024           723,220

LIABILITIES:
Dividends payable . . . . . . . . . . . . . . . .        1,200             2,218
Accrued expenses and other payables:
 Investment advisory fees  . . . . . . . . . . . .          19                46
 Administration fees . . . . . . . . . . . . . . .          12                29
 Other . . . . . . . . . . . . . . . . . . . . . .          96               228
                                                      --------          --------
TOTAL LIABILITIES . . . . . . . . . . . . . . . .        1,327             2,521
                                                      --------          --------
NET ASSETS:
Capital . . . . . . . . . . . . . . . . . . . . .      288,676           720,773
Accumulated undistributed net realized gains
 (losses) from investment transactions  . . . . .           21               (74)
                                                      --------          --------
NET ASSETS  . . . . . . . . . . . . . . . . . . .     $288,697          $720,699
                                                      --------          --------
                                                      --------          --------
Outstanding shares of beneficial interest--
 Institutional Shares . . . . . . . . . . . . . .      288,676           720,773
                                                      --------          --------
                                                      --------          --------
Net asset value--offering and redemption
 price per share  . . . . . . . . . . . . . . . .        $1.00             $1.00
                                                      --------          --------
                                                      --------          --------
Investments, at amortized cost  . . . . . . . . .     $286,778          $720,646
                                                      --------          --------
                                                      --------          --------



See notes to financial statements.

                                                                               9

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                       FOR THE YEAR ENDED JUNE 30, 1995



                                                          (Amounts in Thousands)

                                                        TREASURY        GOVERNMENT
                                                       ONLY MONEY         MONEY
                                                         MARKET           MARKET
                                                          FUND             FUND
                                                       ----------       ----------
INVESTMENT INCOME:
Interest income . . . . . . . . . . . . . . . . . .      $13,252         $39,811

EXPENSES:
Investment advisory fees  . . . . . . . . . . . . .          198             579
Administration fees . . . . . . . . . . . . . . . .          147             409
Custodian and accounting fees . . . . . . . . . . .           49             142
Legal and audit fees  . . . . . . . . . . . . . . .           43             121
Organization costs  . . . . . . . . . . . . . . . .            5              27
Trustees' fees and expenses . . . . . . . . . . . .            9              13
Transfer agent fees . . . . . . . . . . . . . . . .           19              19
Registration and filing fees  . . . . . . . . . . .           25             292
Printing costs  . . . . . . . . . . . . . . . . . .           14              29
Other . . . . . . . . . . . . . . . . . . . . . . .           14              41
                                                         -------         -------
Total expenses before waivers/reimbursements  . . .          523           1,672
Less waivers/reimbursements . . . . . . . . . . . .          (17)           (125)
                                                         -------         -------
NET EXPENSES  . . . . . . . . . . . . . . . . . . .          506           1,547
                                                         -------         -------
Net Investment Income . . . . . . . . . . . . . . .       12,746          38,264
                                                         -------         -------
REALIZED GAINS (LOSSES) ON INVESTMENTS:
Net realized gains (losses) from investment
 transactions   . . . . . . . . . . . . . . . . . .           29             (66)
                                                         -------         -------
Net increase in net assets resulting from
 operations . . . . . . . . . . . . . . . . . . . .      $12,775         $38,198
                                                         -------         -------
                                                         -------         -------


See notes to financial statements.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS             FOR THE YEAR ENDED JUNE 30, 1995

                                                                          (Amounts in Thousands)

                                                            TREASURY ONLY MONEY             GOVERNMENT MONEY MARKET
                                                                MARKET FUND                          FUND
                                                       ----------------------------      ----------------------------
                                                        YEAR ENDED       YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                         JUNE 30,         JUNE 30,         JUNE 30,         JUNE 30,
                                                           1995             1994             1995             1994
                                                       -----------      -----------      -----------      -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income . . . . . . . . . . . .     $    12,746      $     5,499      $    38,264      $   17,918
     Net realized gains (losses) from investment
       transactions  . . . . . . . . . . . . . . .              29               (6)             (66)             (8)
                                                       -----------      -----------      -----------     -----------
Change in net assets resulting from operations . .          12,775            5,493           38,198          17,910
                                                       -----------      -----------      -----------     -----------
DISTRIBUTIONS TO SHAREHOLDERS FROM:
     Net investment income . . . . . . . . . . . .         (12,746)          (5,499)         (38,264)        (17,918)
                                                       -----------      -----------      -----------     -----------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued . . . . . . . . .         894,833          939,006        2,818,461       1,934,259
     Dividends reinvested  . . . . . . . . . . . .           1,574            1,095           12,982           5,040
     Cost of shares redeemed . . . . . . . . . . .        (825,464)        (782,700)      (2,802,931)     (1,492,029)
                                                       -----------      -----------      -----------     -----------
Change in net assets from share transactions . . .          70,943          157,401           28,512         447,270
                                                       -----------      -----------      -----------     -----------
Change in Net Assets . . . . . . . . . . . . . . .          70,972          157,395           28,446         447,262
NET ASSETS:
     Beginning of period . . . . . . . . . . . . .         217,725           60,330          692,253         244,991
                                                       -----------      -----------      -----------     -----------
     End of period . . . . . . . . . . . . . . . .     $   288,697      $   217,725      $   720,699      $  692,253
                                                       -----------      -----------      -----------     -----------
                                                       -----------      -----------      -----------     -----------
SHARE TRANSACTIONS:
     Issued  . . . . . . . . . . . . . . . . . . .         894,833          939,006        2,818,461       1,934,259
     Reinvested  . . . . . . . . . . . . . . . . .           1,574            1,095           12,982           5,040
     Redeemed  . . . . . . . . . . . . . . . . . .        (825,464)        (782,700)      (2,802,931)     (1,492,029)
                                                       -----------      -----------      -----------     -----------
Change in shares . . . . . . . . . . . . . . . . .          70,943          157,401           28,512         447,270
                                                       -----------      -----------      -----------     -----------
                                                       -----------      -----------      -----------     -----------


See notes to financial statements.


                                                                              11

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                      JUNE 30, 1995


1.   ORGANIZATION:

     The One Group (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified, open-end investment company established as a Massachusetts business trust. The Trust is registered to offer five classes of shares: Fiduciary, Class A, Class B, Institutional, and Service. The Trust currently offers twenty-four funds. The accompanying financial statements and financial highlights are those of the Treasury Only Money Market Fund and the Government Money Market Fund (individually, a "Fund" collectively, the "Funds") only.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Trust in preparation of its financial statements.

        SECURITY VALUATION:

        Securities are valued utilizing the amortized cost method permitted in accordance with Rule 2a-7 under the 1940 Act. Under the amortized cost method, discount or premium is amortized on a constant basis to the maturity of the security. In addition, the Funds may not (a) purchase any instrument with a remaining maturity greater than thirteen months unless such instrument is subject to a demand feature, or (b) maintain a dollar-weighted average maturity which exceeds 90 days.

        REPURCHASE AGREEMENTS:

        The Funds may invest in repurchase agreements with institutions that the Fund's investment advisor has determined are creditworthy. Each repurchase agreement is recorded at cost. The Fund requires that the securities purchased in a repurchase transaction be transferred to the custodian in a manner sufficient to enable the Fund to obtain those securities in the event of a counterparty default. The seller, under the repurchase agreement, is required to maintain the value of the securities held at not less than the repurchase price, including accrued interest.

        SECURITY TRANSACTIONS AND RELATED INCOME:

        Security transactions are accounted for on a trade date basis. Net realized gains or losses on sales of securities are determined on the specific identification cost method. Interest income and expenses are recognized on the accrual basis. Interest income, including any discount or premium, is accrued as earned using the effective interest method.

        EXPENSES:

        Expenses directly attributable to a Fund are charged directly to that Fund, while the expenses which are attributable to more than one Fund of the Trust are allocated among the respective Funds.

        DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS:

        Dividends from net investment income are declared daily and paid monthly. Net income for this purpose consists of interest accrued and discount earned (including both original issue discount and market discount) less amortization of any market premium and accrued expenses. Net realized capital gains, if any, are distributed at least annually.

        Net investment income and net capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for expiring capital loss carryforwards and deferrals of certain losses.

Continued

12

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


        ORGANIZATION COSTS:

        Costs incurred by the Trust in connection with its organization, including the fees and expenses of registering and qualifying its shares for distribution have been deferred and are being amortized using the straight-line method over a period of five years beginning with the commencement of each Fund's operations. All such costs have been allocated among the Funds of the Trust pro-rata, based on the relative net assets of each Fund. In the event that any of the initial shares are redeemed during such period by any holder thereof, the related Fund will be reimbursed by such holder for any unamortized organization costs in the proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

        FEDERAL INCOME TAXES:

        Each Fund intends to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

3.   SHARES OF BENEFICIAL INTEREST:

     The Trust has an unlimited number of shares of beneficial interest, with no par value which may, without shareholder approval, be divided into an unlimited number of series of such shares and any series may be classified or reclassified into one or more classes. Currently, shares of the Trust are registered to be offered through thirty series and five classes:
     Fiduciary, Class A, Class B, Institutional and Service. Shareholders are entitled to one vote for each full share held and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees has determined that the matter to be voted on affects only the interest of shareholders of a particular class or series.

4.   INVESTMENT ADVISORY AND ADMINISTRATIVE AGREEMENTS:

     The Trust and Banc One Investment Advisors Corporation (the "Advisor") are parties to an investment advisory agreement under which the Advisor is entitled to receive a fee, computed daily and paid monthly, at an annual rate of 0.08% of the average daily net assets of each Fund.

     The Trust and 440 Financial Group of Worcester ("440 Financial") are parties to an administrative agreement under which 440 Financial (the "Administrator") provides services for a fee that is computed daily and payable monthly, at an annual rate of 0.05% of each Fund's average daily net assets. Effective April 1, 1995, The Shareholder Services Group, Inc, d/b/a 440 Financial became the Administrator to the Trust. Also effective April 1, 1995, the Advisor became the Sub-Administrator pursuant to an agreement between the Administrator and the Advisor. The Advisor assumed many of the administrative duties, for which it receives a fee paid by the Administrator.

     Certain officers of the Trust are also officers of the Administrator. Such officers receive no compensation from the Funds for serving in their respective roles.

Continued

                                                                              13

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995

     The Advisor and Administrator have voluntarily agreed to waive a portion of their fees and to reimburse the Funds for certain expenses so that total expenses of each Fund would not exceed certain annual expense limitations. For the year ended June 30, 1995, fees in the following amounts were waived or reimbursed to the Funds:


                                                                      GOVERNMENT
                                                 TREASURY ONLY          MONEY
                                                     MONEY              MARKET
                                                  MARKET FUND            FUND
                                                 -------------        ----------
INVESTMENT ADVISOR FEES:
  Waivers/reimbursements .............              $16,794             $101,302
ADMINISTRATION FEES:
  Waivers/reimbursements .............                                  $ 23,414

5.   FEDERAL TAX INFORMATION:

     As of June 30, 1995, the Government Money Market Fund had the following capital loss carryforwards which are available to offset future capital gains, if any:


     Expiring in 2002  . . . . . . . . . . . . . . .      $ 7,782
     Expiring in 2003  . . . . . . . . . . . . . . .      $26,184
                                                          -------
                                                          $33,966
                                                          -------
                                                          -------

     Under current tax law, capital losses realized after October 31 may be deferred and treated as occurring on the first day of the fiscal year ended June 30, 1996. Losses deferred for the Government Money Market Fund amounted to $39,961 at June 30, 1995.


14

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS                                               JUNE 30, 1995


                                                                           TREASURY ONLY MONEY MARKET FUND
                                                                    ---------------------------------------------
                                                                                                          APRIL16,
                                                                     FOR THE YEAR ENDED JUNE 30,          1993 TO
                                                                     ---------------------------          JUNE 30,
                                                                      1995                1994            1993(A)
                                                                     --------           --------         ---------
NET ASSET VALUE, BEGINNING OF PERIOD .  . . . . . . . . . .          $  1.000           $  1.000          $ 1.000
                                                                     --------           --------          -------
Investment Activities
  Net investment income . . . . . . . . . . . . . . . . . .             0.051              0.032            0.006
                                                                     --------           --------          -------
Distributions
  Net investment income . . . . . . . . . . . . . . . . . .            (0.051)            (0.032)          (0.006)
                                                                     --------           --------          -------
NET ASSET VALUE, END OF PERIOD  . . . . . . . . . . . . . .          $  1.000           $  1.000          $ 1.000
                                                                     --------           --------          -------
                                                                     --------           --------          -------
Total Return  . . . . . . . . . . . . . . . . . . . . . . .              5.22%              3.23%            2.96%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) . . . . . . . . . . . .          $288,697           $217,725          $60,330
  Ratio of expenses to average net assets . . . . . . . . .              0.20%              0.15%            0.07%(b)
  Ratio of net investment income to average net assets  . .              5.14%              3.23%            2.95%(b)
  Ratio of expenses to average net assets*  . . . . . . . .              0.21%              0.22%            0.33%(b)
  Ratio of net investment income to average net assets* . .              5.13%              3.16%            2.69%(b)

---------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  Period from commencement of operations.

(b)  Annualized.


See notes to financial statements.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS                                               JUNE 30, 1995

                                                                           GOVERNMENT MONEY MARKET FUND
                                                                  ----------------------------------------------
                                                                                                        JUNE 14,
                                                                  FOR THE YEAR ENDED JUNE 30,           1993 TO
                                                                  ---------------------------           JUNE 30,
                                                                    1995               1994             1993(a)
                                                                  --------           --------           --------
NET ASSET VALUE, BEGINNING OF PERIOD  . . . . . . . . . . .       $  1.000           $  1.000           $  1.000
                                                                  --------           --------           --------
Investment Activities
  Net investment income . . . . . . . . . . . . . . . . . .          0.053              0.033              0.001
                                                                  --------           --------           --------
Distributions
  Net investment income . . . . . . . . . . . . . . . . . .         (0.053)            (0.033)           (0.001)
                                                                  --------           --------           --------
NET ASSET VALUE, END OF PERIOD  . . . . . . . . . . . . . .       $  1.000           $  1.000           $  1.000
                                                                  --------           --------           --------
                                                                  --------           --------           --------
Total Return  . . . . . . . . . . . . . . . . . . . . . . .           5.41%              3.40%             3.28%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) . . . . . . . . . . . .       $720,699           $692,253           $244,991
  Ratio of expenses to average net assets . . . . . . . . .           0.21%              0.11%             0.07%(b)
  Ratio of net investment income to average net assets  . .           5.28%              3.41%             3.13%(b)
  Ratio of expenses to average net assets*  . . . . . . . .           0.22%              0.20%             0.33%(b)
  Ratio of net investment income to average net assets* . .           5.27%              3.32%             2.87%(b)

----------
* During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  Period from commencement of operations.

(b)  Annualized.

See notes to financial statements.


16

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1995


To the Shareholders and Board of Trustees of The One Group:

We have audited the accompanying statements of assets and liabilities of the Treasury Only Money Market Fund and the Government Money Market Fund (two series of The One Group), including the schedules of portfolio investments, as of June 30, 1995, and the related statements of operations for the year then ended, the statements of changes in net assets for the two years in the period then ended, and financial highlights for each of the periods indicated herein. These financial statements and financial highlights are the responsibility of The One Group's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 1995 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Treasury Only Money Market Fund and the Government Money Market Fund of The One Group as of June 30, 1995, the results of their operations for the year then ended, the changes in their net assets for the two years in the period then ended, and the financial highlights for each of the periods indicated herein, in conformity with generally accepted accounting principles.

Boston, Massachusetts                                   Coopers & Lybrand L.L.P.
August 18, 1995


                                                                              17

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Asset Allocation Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                           SECURITY                              MARKET
  AMOUNT                          DESCRIPTION                              VALUE
---------     ----------------------------------------------------        ------
COMMON STOCKS (39.3%):
Air Transport (0.4%):
      970     AMR Corp. (b) ......................................         $  72
    1,710     Federal Express Corp. (b) ..........................           104
                                                                           -----
                                                                             176
                                                                           -----
Aircraft (1.0%):
    3,000     Boeing Co. .........................................           188
    2,000     United Technologies Corp. ..........................           156
    1,980     Lockheed Martin Corp. ..............................           125
                                                                           -----
                                                                             469
                                                                           -----
Aluminum (0.4%):
    2,000     Alumax, Inc. (b) ...................................            62
    1,400     Aluminum Co. of America ............................            70
                                                                           -----
                                                                             132
                                                                           -----
Apparel (0.6%):
    1,960     Nike, Inc., Class B ................................           165
    2,110     V F Corp. ..........................................           113
                                                                           -----
                                                                             278
                                                                           -----
Banks (1.8%):
    4,320     BankAmerica Corp. ..................................           227
    1,500     Barnett Banks, Inc. ................................            77
    1,500     Citicorp ...........................................            87
    2,000     Comerica, Inc. .....................................            64
    1,790     Nationsbank Corp. ..................................            96
    3,910     NBD Bancorp, Inc. ..................................           125
    1,000     U.S. Bancorp .......................................            24
      650     Wells Fargo & Co. ..................................           117
                                                                           -----
                                                                             817
                                                                           -----
Beverages (1.2%):
    1,300     Anheuser Busch Cos., Inc. ..........................            74
    4,230     Coca Cola Co. ......................................           270
    4,190     PepsiCo., Inc. .....................................           191
                                                                           -----
                                                                             535
                                                                           -----
Broadcasting (0.2%):
      930     Capital Cities ABC, Inc. ...........................            98
                                                                           -----
Business Equipment & Services (0.8%):
    3,510     Browning Ferris Industries, Inc. ...................           127
    2,500     Olsten Corp. .......................................            82
    3,700     Service Corp., International .......................           117
    1,700     WMX Technologies, Inc. .............................            48
                                                                           -----
                                                                             374
                                                                           -----
Capital Equipment (0.5%):
    1,000     General Signal Corp. ...............................            40
    5,000     Giddings & Lewis, Inc. .............................            89
    2,820     Harnischfeger Industries, Inc. .....................            98
                                                                           -----
                                                                             227
                                                                           -----
Chemicals--Inorganic & Petroleum (1.0%):
    2,410     Dow Chemical Co. ...................................           173
    3,170     DuPont (EI) de Nemours & Co. .......................           218
    1,830     Schulman A., Inc. ..................................            53
                                                                           -----
                                                                             444
                                                                           -----
Chemicals--Specialty (0.1%):
    4,000     Crompton & Knowles Corp. ...........................            57
                                                                           -----
Computer--Main/Mini (1.8%):
    2,600     Hewlett Packard Co. ................................           194
    3,850     International Business Machines Corp. ..............           370
    4,300     Silicon Graphics, Inc. .............................           171
      800     Xerox Corp. ........................................            94
                                                                           -----
                                                                             829
                                                                           -----
Computer--Micro (0.6%):
    3,490     Apple Computer, Inc. ...............................           162
    2,000     Compaq Computer Corp. ..............................            91
                                                                           -----
                                                                             253
                                                                           -----

Computers--Peripheral (0.8%):
    1,500     Autodesk, Inc. .....................................            65
    2,850     Microsoft Corp. (b) ................................           258
      890     3 Com Corp. (b) ....................................            60
                                                                           -----
                                                                             383
                                                                           -----
Construction Materials (0.2%):
    2,200     PPG Industries, Inc. ...............................            95
                                                                           -----
Containers (0.2%):
    3,000     Ball Corp. .........................................           105
                                                                           -----
Cosmetic/Toiletry (0.1%):
    3,000     Maybelline, Inc. ...................................            62
                                                                           -----
Defense (0.2%):
      940     Raytheon Co. .......................................            73
                                                                           -----
Electrical Equipment (1.9%):
    8,480     General Electric Co. ...............................           478
    1,400     Grainger W.W., Inc. ................................            82
    1,000     Johnson Controls, Inc. .............................            57
    2,200     Tyco Labs, Inc. ....................................           119
    4,000     Westinghouse Electric Corp. ........................            58
      700     Dover Corp. ........................................            51
                                                                           -----
                                                                             845
                                                                           -----
Electronic Components (1.8%):
    2,440     AMP, Inc. ..........................................           103
    6,300     Intel Corp. ........................................           399
    3,980     Motorola, Inc. .....................................           267
      450     Texas Instruments, Inc. ............................            60
                                                                           -----
                                                                             829
                                                                           -----


Continued

                                                                              23

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Asset Allocation Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                           SECURITY                              MARKET
  AMOUNT                          DESCRIPTION                              VALUE
---------     ----------------------------------------------------        ------
COMMON STOCKS, CONTINUED:
Farm Machinery (0.1%):
      600     Deere & Co. ........................................        $   51
                                                                          ------
Food & Related (0.5%):
    3,730     Archer Daniels Midland Co. .........................            69
    1,000     CPC International, Inc. ............................            62
    3,170     Sara Lee Corp. .....................................            90
                                                                          ------
                                                                             221
                                                                          ------
Forest/Paper Products (1.3%):
    1,100     Consolidated Papers, Inc. ..........................            63
    1,970     International Paper Co. ............................           169
    1,500     Kimberly Clark Corp. ...............................            90
    1,800     Mead Corp. .........................................           107
    2,650     Willamette Industries, Inc. ........................           147
                                                                          ------
                                                                             576
                                                                          ------
Furniture/Furnishings (0.2%):
    4,430     Newell Co. .........................................           109
                                                                          ------
Healthcare--Drugs (1.9%):
    2,700     Abbott Laboratories ................................           109
    4,060     Baxter International, Inc. .........................           148
    1,220     Forest Laboratories, Class A (b) ...................            54
    5,650     Merck & Co., Inc. ..................................           277
    1,900     Pfizer, Inc. .......................................           176
    2,000     Schering Plough ....................................            88
                                                                          ------
                                                                             852
                                                                          ------
Healthcare--General (1.6%):
    1,500     American Home Products Corp. .......................           116
    5,100     Biomet, Inc. (b) ...................................            79
    3,180     Bristol-Myers Squibb Co. ...........................           217
    4,060     Johnson & Johnson ..................................           275
                                                                          ------
                                                                             687
                                                                          ------
Hospital Supply & Management (0.8%):
    4,100     Columbia/HCA Healthcare Corp. ......................           177
    3,250     Health Management Assoc., Inc., Class A (b) ........            95
      560     Medtronic, Inc. ....................................            43
      900     PacifiCare Health Systems-A (b) ....................            46
                                                                          ------
                                                                             361
                                                                          ------
Household--General Products (0.7%):
    2,360     American Greetings Corp., Class A ..................            69
    3,300     Procter & Gamble Co. ...............................           237
                                                                          ------
                                                                             306
                                                                          ------
Insurance--Life (0.1%):
    1,480     Providan Corp. .....................................            54
                                                                          ------
Insurance--Property/Casual (0.9%):
    1,680     American International Group, Inc. .................           192
    1,400     Cincinnati Financial ...............................            78
      700     MBIA, Inc. .........................................            46
    2,330     St. Paul Cos., Inc. ................................           115
                                                                          ------
                                                                             431
                                                                          ------
Leisure Time Industries (0.5%):
    3,130     Walt Disney Co. ....................................           174
    1,000     Hasbro, Inc. .......................................            32
                                                                          ------
                                                                             206
                                                                          ------
Mining (0.2%):
    3,590     Cyprus Amax Minerals ...............................           102
                                                                          ------
Motor Vehicle Parts (0.1%):
    1,480     Dana Corp. .........................................            42
                                                                          ------
Motor Vehicles (0.6%):
    4,000     Ford Motor Co. .....................................           119
    2,880     General Motors Corp. ...............................           135
                                                                          ------
                                                                             254
                                                                          ------
Multiple Industry (1.0%):
      900     ALCO Standard Corp. ................................            72

    2,420     Allied Signal, Inc. ................................           108
    3,790     Corning, Inc. ......................................           124
    1,340     ITT Corp. ..........................................           157
                                                                          ------
                                                                             461
                                                                          ------
Petroleum--Domestic (0.8%):
    1,400     Amoco Corp. ........................................            93
    1,610     Atlantic Richfield Co. .............................           177
    2,400     Tenneco, Inc. ......................................           110
                                                                          ------
                                                                             380
                                                                          ------
Petroleum--International (2.8%):
    1,540     Chevron Corp. ......................................            72
    6,790     Exxon Corp. ........................................           479
    2,400     Mobil Corp. ........................................           230
    3,400     Royal Dutch Petroleum ..............................           414
    1,310     Texaco, Inc. .......................................            86
                                                                          ------
                                                                           1,281
                                                                          ------
Petroleum--Services (0.3%):
    3,190     Halliburton Co. ....................................           114
                                                                          ------
Publishing (0.3%):
    1,920     Tribune Co. ........................................           118
                                                                          ------
Railroad (0.1%):
    1,000     Norfolk Southern Corp. .............................            67
                                                                          ------
Restaurants (0.9%):
    4,260     Bob Evans Farms, Inc. ..............................            87
    2,000     Lone Star Restaurants ..............................            61
    4,100     McDonald's Corp. ...................................           160


Continued

24

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Asset Allocation Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                           SECURITY                             MARKET
  AMOUNT                          DESCRIPTION                             VALUE
---------     ----------------------------------------------------       -------
COMMON STOCKS, CONTINUED:
     5,000     Wendy's International, Inc. ........................      $    89
                                                                         -------
                                                                             397
                                                                         -------
Retail--Food Stores (0.1%):
     2,000     American Stores Co. ................................           56
                                                                         -------
Retail--General Merchandise (1.0%):
     3,500     Sears Roebuck & Co. ................................          210
     9,340     Wal-Mart Stores, Inc. ..............................          250
                                                                         -------
                                                                             460
                                                                         -------
Retail--Specialty (0.6%):
     3,550     Circuit City Stores, Inc. ..........................          112
     1,900     Home Depot, Inc. ...................................           77
     3,190     Smith Food & Drug ..................................           63
                                                                         -------
                                                                             252
                                                                         -------
Securities & Commercial Brokers (0.6%):
     2,570     American Express Co. ...............................           90
       900     Federal Home Loan Mortgage Corp. ...................           62
     1,320     Federal National Mortgage Assoc ....................          125
                                                                         -------
                                                                             277
                                                                         -------
Tires/Rubber Products (0.2%):
     2,000     Goodyear Tire & Rubber Co. .........................           83
                                                                         -------
Tobacco (1.5%):
     6,430     Philip Morris Cos., Inc. ...........................          478
     3,450     RJR Nabisco Holdings Corp. .........................           96
     4,200     UST, Inc. ..........................................          125
                                                                         -------
                                                                             699
                                                                         -------
Utilites--Electric (1.1%):
     4,760     Central & South West Corp. .........................          125
     4,200     Consolidated Edison Co., Inc. ......................          124
       900     Duke Power Co. .....................................           37
     2,300     Northern States Power Co. ..........................          106
     3,600     Texas Utilities Co. ................................          124
                                                                         -------
                                                                             516
                                                                         -------
Utilities--Gas/Pipeline (0.3%):
     4,510     Enron Corp. ........................................          158
                                                                         -------
Utilities--Telephone (2.6%):
     6,790     AT&T ...............................................          361
     2,760     Ameritech Corp. ....................................          121
     2,300     Bell Atlantic Corp. ................................          129
     1,800     Bellsouth Corp. ....................................          114
     4,310     GTE Corp. ..........................................          147
     1,320     Nynex Corp. ........................................           53
     2,890     SBC Communications, Inc. ...........................          138
     4,120     Sprint Corp. .......................................          139
                                                                         -------
                                                                           1,202
                                                                         -------
  Total Common Stocks ............................................        17,854
                                                                         -------
CORPORATE BONDS (12.7%):
   500,000     AT&T Corp., 6.00%, 8/1/00 ..........................          486
   500,000     AT&T Corp., 6.75%, 4/1/04 ..........................          513
   500,000     Campbell Soup, 5.63%, 9/15/03 ......................          471
   500,000     Ford Motor Credit Corp., 8.38%, 1/15/00 ............          534
   520,204     Honda Auto 94-A-A, 4.80%, 8/15/99 ..................          514
   500,000     J C Penney & Co., 5.38%, 11/15/98 ..................          482
   500,000     John Deere Capital Corp., 4.63%, 9/2/96 ............          492
   250,000     Lehman Brothers Holdings, 6.38%, 6/1/98 ............          246
   500,000     Lehman Brothers, Inc., 9.88%, 10/15/00 .............          561
   435,070     The Money Store, 6.80%, 1/15/13 ....................          435
   500,000     Union Pacific, 7.60%, 5/1/05 .......................          527
   500,000     Virginia Electric & Power, 6.63%, 4/1/03 ...........          501
                                                                         -------
  Total Corporate Bonds ..........................................         5,762
                                                                         -------
MUNICIPAL BONDS (1.8%):
Ohio
   800,000     Advanta Mortgage Loan Trust, 7.60%, 7/25/10 ........          809
                                                                         -------
  Total Municipal Bonds ..........................................           809
                                                                         -------
U.S. GOVERNMENT AGENCIES (13.4%):
Federal Home Loan Mortgage Corp.:
   312,395     10.00%, 9/1/03 .....................................         329
   356,758     8.00%, 3/1/08 ......................................         367
   339,672     10.50%, 10/1/20 ....................................         369
Federal National Mortgage Assoc.:
 1,000,000     4.40%, 9/8/95 ......................................         968
 1,000,000     5.53%, 2/10/99 .....................................         977
   534,542     8.00%, 6/1/24 ......................................         545
   969,189     8.00%, 6/1/24 ......................................         988
Government National Mortgage Assoc.:
 1,493,871     8.00%, 11/15/24 ....................................       1,531
                                                                        -------
  Total U.S. Government Agencies .................................        6,074
                                                                        -------
U.S. TREASURY BILLS (0.5%):
     150,000   7/13/95  ...........................................         150
      40,000   8/24/95  ...........................................          39
      20,000   9/7/95   ...........................................          20
      35,000   9/21/95  ...........................................          35
                                                                        -------
  Total U.S. Treasury Bills ......................................          244
                                                                        -------
U.S. TREASURY BONDS (3.8%):
  1,500,000    8.13%, 8/15/19 .....................................       1,747
                                                                        -------
  Total U.S. Treasury Bonds ......................................        1,747
                                                                        -------
U.S. TREASURY NOTES (11.7%):
    500,000    5.13%, 3/31/98 .....................................         490
  1,500,000    7.00%, 4/15/99 .....................................       1,551


Continued

                                                                              25

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Asset Allocation Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                           SECURITY                             MARKET
  AMOUNT                          DESCRIPTION                             VALUE
---------     ----------------------------------------------------       -------
U.S. TREASURY NOTES, CONTINUED:
    $1,500,000    6.38%, 1/15/00 .....................................   $ 1,521
     1,750,000    6.25%, 2/15/03 .....................................     1,755
                                                                         -------
   Total U.S. Treasury Notes ......................................        5,317
                                                                         -------
   Total Investments, at value ....................................       37,807
                                                                         -------
REPURCHASE AGREEMENT (15.9%):
     7,207,000    Lehman Brothers, 6.15%, dated 6/30/95,
                due 7/3/95 (Collateralized by
                $7,105,000 U.S. Treasury Notes, 6.75%,
                2/28/97, market value--$7,360) ....................       7,207
                                                                         -------
   Total Repurchase Agreement .....................................       7,207
                                                                         -------
   Total (Cost--$42,377)(a) .......................................     $45,014
                                                                         -------
                                                                         -------

------------
Percentages indicated are based on net assets of $45,422.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of approximately $39. Cost for federal income tax purposes differed from value by net unrealized appreciation of securities as follows:

           Unrealized appreciation ...................................  $ 2,866
           Unrealized depreciation ...................................     (268)
                                                                        -------
           Net unrealized appreciation ...............................  $ 2,598
                                                                        -------
                                                                        -------

(b)  Represents non-income producing security.

At June 30, 1995, the Portfolio's open futures contracts were as follows:


                                                                        CURRENT
                                                            OPENING      MARKET
   # OF                                                    POSITIONS     VALUE
CONTRACTS                    CONTRACT TYPE                   (000)       (000)
---------     ------------------------------------------   ---------    ------
    22        S & P 500 September ......................    $5,905      $6,019


See notes to financial statements.


26

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Income Equity Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
COMMON STOCKS (89.8%):
Aircraft (2.3%):
    70,000    Boeing Co. .........................................      $  4,384
                                                                        --------
Banks (4.1%):
    76,754    BankAmerica Corp.                                            4,039
    53,000    J.P. Morgan & Co., Inc. ............................         3,717
                                                                        --------
                                                                           7,756
                                                                        --------
Beverages (2.2%):
    65,000    Coca Cola Co. ......................................         4,144
                                                                        --------
Building & Construction (0.8%):
    30,000    Corning Delaware ...................................         1,534
                                                                        --------
Business Equipment & Services (5.3%):
    55,000    Browning Ferris Industries, Inc. ...................         1,987
    90,000    Dun & Bradstreet Corp. .............................         4,725
   115,000    National Service Industries, Inc. ..................         3,320
                                                                        --------
                                                                          10,032
                                                                        --------
Chemicals--Petroleum & Inorganic (6.3%):
    65,000    ARCO Chemical Co. ..................................         2,949
    68,000    Dow Chemical Co. ...................................         4,887
    65,000    Grace W. R. & Co. ..................................         3,989
                                                                        --------
                                                                          11,825
                                                                        --------
Chemicals--Specialty (2.4%):
   125,000    Nalco Chemical Co. .................................         4,547
                                                                        --------
Computers--Main/Mini (3.3%):
    25,000    Salomon, Inc. ......................................         2,400
    32,000    Xerox Corp. ........................................         3,752
                                                                        --------
                                                                           6,152
                                                                        --------
Cosmetics/Toiletry (2.1%):
    80,000    International Flavors & Fragrances, Inc. ...........         3,980
                                                                        --------
Food & Related (3.5%):
    90,000    Campbell Soup Co. ..................................         4,410
    65,000    ConAgra, Inc. ......................................         2,267
                                                                        --------
                                                                           6,677
                                                                        --------
Furniture/Furnishings (0.7%):
    50,000    Masco Corp. ........................................         1,350
                                                                        --------
Health Care--Drugs (2.6%):
   136,000    Baxter International, Inc. .........................         4,947
                                                                        --------
Health Care--General (7.9%):
    60,000    American Home Products .............................         4,642
    73,000    Bristol-Myers Squibb Co. ...........................         4,973
    60,000    Warner - Lambert Co. ...............................         5,183
                                                                        --------
                                                                          14,798
                                                                        --------
Household--General Products (1.4%):
   125,000    Jostens ............................................       $ 2,656
                                                                        --------
Household--Major Appliances (1.8%):
   100,000    Briggs & Stratton Corp. ............................         3,450
                                                                        --------
Insurance--Life (2.5%):
    80,000    Transamerica Corp. .................................         4,660
                                                                        --------
Insurance--Property/Casualty (2.8%):
   120,000    Lincoln National Corp. .............................         5,250
                                                                        --------
Multiple Industry (1.4%):
    80,000    Corning, Inc. ......................................         2,620
                                                                        --------
Petroleum--Domestic (4.8%):
    70,000    Amoco Corp. ........................................         4,664
    40,000    Atlantic Richfield Co. .............................         4,390
                                                                        --------
                                                                           9,054
                                                                        --------
Petroleum--International (7.2%):
    70,000    Exxon Corp. ........................................         4,944
    45,000    Mobil Corp. ........................................         4,320
    35,000    Royal Dutch Petroleum ..............................         4,266
                                                                        --------
                                                                          13,530
                                                                        --------
Petroleum Services (1.6%):
    85,000    Halliburton Co. ....................................         3,039
                                                                        --------
Photography Equipment (2.4%):
    75,000    Eastman Kodak Co. ..................................         4,547
                                                                        --------
Publishing (2.6%):
    65,000    McGraw-Hill Cos., Inc. .............................         4,932
                                                                        --------
Retail--General Merchandise (2.9%):
    90,000    Sears Roebuck & Co. ................................         5,389
                                                                        --------
Securities & Commercial Broker (2.3%):
   125,000    American Express Co. ...............................         4,391
                                                                        --------
Tobacco (2.9%):
    73,000    Philip Morris Cos., Inc. ...........................         5,429
                                                                        --------
Utilities--Electric (4.6%):
   133,000    Central & South West Corp. .........................         3,491
    60,000    Duke Power Co. .....................................         2,490
    90,000    WPS Resources ......................................         2,632
                                                                        --------
                                                                           8,613
                                                                        --------
Utilities--Telephone (5.1%):
    90,000    AT&T ...............................................         4,781
   100,000    SBC Communications, Inc. ...........................         4,763
                                                                        --------
                                                                           9,544
                                                                        --------
  Total Common Stocks ............................................       169,230
                                                                        --------


Continued

                                                                              27

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Income Equity Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
PREFERRED STOCK (CONVERTIBLE) (6.7%):
      80,000  ConAgra, Inc., Class E .............................      $  2,830
      70,000  General Motors Corp. ...............................         4,410
      80,000  Sonoco Products ....................................         4,440
      70,000  Westinghouse Electric ..............................         1,024
                                                                        --------
  Total Preferred Stock ..........................................        12,704
                                                                        --------
CORPORATE BONDS (2.5%):
  $2,500,000  Browning Ferris Industries, Inc., 6.25%,
                8/15/12 ..........................................         2,513
   2,500,000  Masco Corp., 5.25%, 2/15/12 ........................         2,187
                                                                        --------
              Total Corporate Bonds ..............................         4,700
                                                                        --------
              Total Investments, at value ........................       186,634
                                                                        --------
REPURCHASE AGREEMENTS (0.8%):
   1,416,000   Lehman Brothers, 6.15%, dated 6/30/95,
                due 9/3/95 (Collateralized by
                $1,400,000 U.S. Treasury Notes,
                6.75%, 2/28/97, market value--$1,450) ............         1,416
                                                                        --------
  Total Repurchase Agreements ....................................         1,416
                                                                        --------
  Total (Cost--$147,891)(a) ......................................      $188,050
                                                                        --------
                                                                        --------

---------------
Percentages indicated are based on net assets of $188,180.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of approximately $7. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

           Unrealized appreciation .....................     $41,700
           Unrealized depreciation .....................      (1,548)
                                                             -------
           Net unrealized appreciation .................     $40,152
                                                             -------
                                                             -------


See notes to financial statements.

28

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
COMMON STOCKS (94.9%):
Aircraft (1.3%):
    19,349    Boeing Co. .........................................       $ 1,212
    11,398    Lockheed Martin Corp. ..............................           719
     6,729    McDonnell Douglas Corp. ............................           517
     2,728    Northrop Grumman Corp. .............................           142
     7,128    United Technologies Corp. ..........................           557
                                                                         -------
                                                                           3,147
                                                                         -------
Air Transport (0.4%):
     4,300    AMR Corp.(b) .......................................           321
     2,928    Delta Air Lines, Inc. ..............................           216
     3,128    Federal Express Corp.(b) ...........................           190
     8,200    Southwest Airlines .................................           196
     2,743    U.S. Air Group(b) ..................................            32
                                                                         -------
                                                                             955
                                                                         -------
Aluminum (0.4%):
    12,742    Alcan Aluminum Ltd. ................................           385
    10,072    Aluminum Co. of America ............................           505
     3,414    Reynolds Metals Co. ................................           177
                                                                         -------
                                                                           1,067
                                                                         -------
Apparel (0.4%):
       971    Brown Group, Inc. ..................................            22
     4,300    Fruit of the Loom(b) ...............................            91
     4,586    Liz Claiborne, Inc. ................................            97
     2,850    Nike, Inc., Class B ................................           239
     4,771    Reebok International, Ltd. .........................           162
     2,357    Russell Corp. ......................................            68
     2,842    Stride Rite Corp. ..................................            30
     3,614    V.F. Corp. .........................................           194
                                                                         -------
                                                                             903
                                                                         -------
Banks (5.6%):
    22,812    Banc One Corp. .....................................           736
     6,071    Bank of Boston Corp. ...............................           228
    10,600    Bank of New York Co., Inc. .........................           428
    21,424    BankAmerica Corp. ..................................         1,127
     4,686    Bankers Trust New York Corp. .......................           291
     5,514    Barnett Banks, Inc. ................................           283
     6,986    Boatmens Bancshares, Inc. ..........................           246
    10,428    Chase Manhattan Corp. ..............................           490
    13,884    Chemical Banking Corp. .............................           656
    22,542    Citicorp ...........................................         1,305
     8,156    Corestates Financial Corp. .........................           284
     4,914    First Chicago Corp. ................................           294
     4,714    First Fidelity Bancorp .............................           278
     4,514    First Interstate Bancorp ...........................           362
     9,757    First Union Corp. ..................................           442
     7,843    Fleet Financial Group, Inc. ........................           291
    10,843    J.P. Morgan & Co., Inc. ............................           760
    13,800    Keycorp ............................................           433
     8,350    MBNA Corp. .........................................           282
     8,092    Mellon Bank Corp. ..................................           337
     8,500    National City Corp. ................................           250
    15,577    Nationsbank Corp. ..................................           835
     9,164    NBD Bancorp, Inc. ..................................           293
    18,356    Norwest Corp. ......................................           528
    13,242    PNC Financial Corp. ................................           349
     7,285    Shawmut National Corp. .............................           232
     6,628    Suntrust Banks, Inc. ...............................           386
     5,621    U.S. Bancorp .......................................           135
     9,800    Wachovia Corp. .....................................           350
     2,778    Wells Fargo & Co. ..................................           501
                                                                         -------
                                                                          13,412
                                                                         -------
Beverages (3.5%):
    14,614    Anheuser Busch Cos., Inc. ..........................           831
     2,392    Brown-Forman Corp., Class B ........................            80
    72,140    Coca Cola Co. ......................................         4,599
     2,243    Coors Adolph Co., Class B ..........................            37
    44,647    PepsiCo., Inc. .....................................         2,037
    21,284    Seagram Co., Ltd. ..................................           737
                                                                         -------
                                                                           8,321
                                                                         -------
Broadcasting (1.2%):
     8,890    Capital Cities ABC, Inc. ...........................           932
     3,450    CBS, Inc. ..........................................           231
    11,150    Comcast Corp. Special ..............................           207
    32,814    Tele Communications, Inc.(b) .......................           769
    16,407    Viacom, Class B(b) .................................           761
                                                                         -------
                                                                           2,900
                                                                         -------
Business Equipment & Services (1.9%):
     5,956    Block, H & R, Inc. .................................           245
    12,085    Browning Ferris Industries, Inc. ...................           437
     2,457    Ceridian Corp.(b) ..................................            91
     4,686    Deluxe Corp. .......................................           155
     9,072    Donnelley, R.R. & Sons, Co. ........................           327
     9,691    Dun & Bradstreet. Corp. ............................           509
    11,100    First Data Corp. ...................................           631
     1,828    Harland, John H. Co. ...............................            42
     4,300    Interpublic Group of Cos., Inc. ....................           161
    13,400    Laidlaw, Inc., Class B .............................           129
     5,671    Moore Corp., Ltd. ..................................           125
     2,728    National Service Industries, Inc. ..................            79
     2,443    Ogden Corp. ........................................            53
     9,072    Pitney-Bowes, Inc. .................................           348
     4,400    Ryder Systems, Inc. ................................           105
     3,271    Safety Kleen Corp. .................................            53
     5,464    Service Corp. International ........................           173
    27,428    WMX Technologies, Inc. .............................           778
                                                                         -------
                                                                           4,441
                                                                         -------

Continued
                                                                             29

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
COMMON STOCKS, CONTINUED:
Capital Equipment (1.1%):
    11,614    Caterpillar, Inc. ..................................        $  746
     1,957    Cincinnati Milacron, Inc. ..........................            53
     2,372    Cummins Engine, Inc. ...............................           103
     4,686    Fluor Corp. ........................................           244
     2,057    Foster Wheeler Corp. ...............................            73
     2,642    General Signal Corp. ...............................           105
     1,984    Giddings & Lewis, Inc. .............................            35
     2,428    Harnischfeger Industries, Inc. .....................            84
     6,456    Illinois Tool Works, Inc. ..........................           355
     5,942    Ingersoll Rand Co. .................................           227
     2,245    PACCAR, Inc. .......................................           105
     4,129    Parker-Hannifin Corp. ..............................           150
     2,443    Snap-On, Inc. ......................................            95
     1,871    Timken Co. .........................................            86
     1,657    TRINOVA Corp. ......................................            58
     1,186    Zurn Industries, Inc. ..............................            24
                                                                          ------
                                                                           2,543
                                                                          ------
Chemicals--Petroleum & Inorganic (2.1%):
    15,571    Dow Chemical Co. ...................................         1,119
    30,870    Dupont (E.I.) de Nemours & Co. .....................         2,122
       828    First Mississippi Corp. ............................            28
     1,471    Goodrich B.F. Co. ..................................            79
     5,286    Grace W.R. & Co. ...................................           324
     6,384    Hercules, Inc. .....................................           311
     6,528    Monsanto Co. .......................................           588
     3,896    Rohm & Haas Co. ....................................           214
     7,828    Union Carbide Corp. ................................           261
                                                                          ------
                                                                           5,046
                                                                          ------
Chemical--Specialty (0.9%):
     6,556    Air Products & Chemicals, Inc. .....................           366
     3,214    Avery Dennison Corp. ...............................           129
     4,469    Eastman Chemical Co. ...............................           277
     3,542    Ecolab, Inc. .......................................            87
     5,438    Engelhard Corp. ....................................           233
     4,000    Great Lakes Chemical Corp. .........................           241
     8,284    Morton International, Inc. .........................           242
     3,900    Nalco Chemical Co. .................................           142
     6,608    Pall Corp. .........................................           147
     7,628    Praxair, Inc. ......................................           191
     2,600    Sigma-Aldrich ......................................           128
                                                                          ------
                                                                           2,183
                                                                          ------
Coal (0.0%):
     2,343    Pittston Co. .......................................            56
                                                                          ------
Communications Equipment (0.8%):
    28,042    Airtouch Communications(b) .........................           799
     2,181    Andrew Corp.(b) ....................................           126
     6,328    DSC Communications Corp.(b) ........................           294
     2,257    Harris Cos., Delaware ..............................           117
     1,086    M.A. Com, Inc.(b) ..................................            13
    14,357    Northern Telecom, Ltd. .............................           524
     4,270    Scientific-Atlanta, Inc. ...........................            94
                                                                          ------
                                                                           1,967
                                                                          ------
Computer--Main/Mini (3.1%):
     6,543    Amdahl Corp.(b) ....................................            73
     1,471    Cray Research Inc.(b) ..............................            36
     1,571    Data General Corp.(b) ..............................            15
     8,377    Digital Equipment Corp.(b) .........................           341
    29,114    Hewlett Packard Co. ................................         2,169
     7,300    Honeywell, Inc. ....................................           315
    33,156    International Business Machines Corp. ..............         3,183
     9,100    Silicon Graphics, Inc.(b) ..........................           363
     6,557    Tandem Computers, Inc.(b) ..........................           106
     9,414    Unisys Corp.(b) ....................................           102
     5,971    Xerox Corp. ........................................           700
                                                                          ------
                                                                           7,403
                                                                          ------
Computers--Micro (0.5%):
    14,958    Compaq Computer Corp.(b) ...........................           679
     6,743    Apple Computer, Inc. ...............................           313
     5,300    Sun Microsystems, Inc.(b) ..........................           257
                                                                          ------
                                                                           1,249
                                                                          ------
Computers--Peripheral (2.5%):
     2,642    Autodesk, Inc. .....................................           114
    15,100    Cisco Systems, Inc.(b) .............................           763
     9,257    Computer Assoc., International, Inc. ...............           627
     2,528    Intergraph Corp.(b) ................................            28
     2,543    Lotus Development Corp.(b) .........................           162
    33,400    Microsoft Corp.(b) .................................         3,019
    20,900    Novell, Inc.(b) ....................................           417
    24,792    Oracle Corp.(b) ....................................           958
                                                                          ------
                                                                           6,088
                                                                          ------
Construction Materials (0.5%):
     4,714    Black & Decker Corp. ...............................           146
     1,779    Crane Co. ..........................................            64
     2,443    Owens Corning Fiberglass Corp.(b) ..................            90
    12,014    PPG Industries, Inc. ...............................           517
     4,986    Sherwin-Williams Co. ...............................           178
     2,486    Stanley Works ......................................            94
                                                                          ------
                                                                           1,089
                                                                          ------
Consumer Electronics (0.0%):
     2,143    Zenith Electronics Corp.(b) ........................            16
                                                                          ------
Containers (0.2%):
     1,643    Ball Corp. .........................................            57
     2,914    Bemis, Inc. ........................................            76


Continued


30

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
COMMON STOCKS, CONTINUED:
Containers, continued:
     4,971    Crown Cork & Seal Co., Inc.(b) .....................        $  249
                                                                          ------
                                                                             382
                                                                          ------
Cosmetics/Toiletry (0.7%):
     1,471    Alberto Culver Co., Class B ........................            45
     3,900    Avon Products, Inc. ................................           261
    25,000    Gillette Co. .......................................         1,116
     6,529    International Flavors & Fragrances, Inc. ...........           325
                                                                          ------
                                                                           1,747
                                                                          ------
Defense (0.7%):
     3,242    EG&G, Inc. .........................................            54
     3,486    General Dynamics Corp. .............................           155
     4,714    Loral Corp. ........................................           244
     7,028    Raytheon Co. .......................................           546
    12,571    Rockwell International Corp. .......................           575
                                                                          ------
                                                                           1,574
                                                                          ------
Electrical Equipment (3.2%):
     6,543    Cooper Industries, Inc. ............................           258
     3,214    Dover Corp. ........................................           234
    13,285    Emerson Electric Co. ...............................           950
    96,668    General Electric Co. ...............................         5,450
     2,928    Grainger W.W., Inc. ................................           172
     2,343    Johnson Controls, Inc. .............................           132
     4,328    Tyco Labs, Inc. ....................................           234
    19,871    Westinghouse Electric Corp. ........................           291
                                                                          ------
                                                                           7,721
                                                                          ------
Electronic Components (3.5%):
     6,078    Advanced Micro Devices, Inc. .......................           221
    11,714    AMP, Inc. ..........................................           495
     4,700    Applied Materials, Inc.(b) .........................           407
     4,100    Cabletron Systems(b) ...............................           218
    47,184    Intel Corp. ........................................         2,987
    11,600    Micron Technology, Inc. ............................           637
    33,556    Motorola, Inc. .....................................         2,252
     6,871    National Semiconductor Corp. .......................           191
     2,457    Raychem Corp. ......................................            94
     5,294    Texas Instruments, Inc. ............................           709
     1,071    Thomas & Betts Corp. ...............................            73
                                                                          ------
                                                                           8,284
                                                                          ------
Electronic Instruments (0.1%):
     2,457    Perkin-Elmer Corp. .................................            87
     1,828    Tektronix, Inc. ....................................            90
                                                                          ------
                                                                             177
                                                                          ------
Farm Machinery (0.2%):
     4,800    Deere & Co. ........................................           411
     4,341    Navistar International Corp.(b) ....................         $  66
     2,524    Varity Corp.(b) ....................................           111
                                                                          ------
                                                                             588
                                                                          ------
Finance Companies (0.2%):
     2,914    Beneficial Corp. ...................................           128
     5,386    Household International, Inc. ......................           267
                                                                          ------
                                                                             395
                                                                          ------
Food & Related (3.3%):
    29,288    Archer Daniels Midland Co. .........................           545
    14,256    Campbell Soup Co. ..................................           699
    14,135    ConAgra, Inc. ......................................           493
     8,400    CPC International, Inc. ............................           519
     2,157    Fleming Cos., Inc. .................................            57
     9,071    General Mills, Inc. ................................           466
    13,842    Heinz H.J. Co. .....................................           614
     4,171    Hershey Foods Corp. ................................           230
    12,556    Kellogg Co. ........................................           896
     5,000    Pioneer Hi-Bred International, Inc. ................           210
     7,600    Quaker Oats Co. ....................................           250
     5,643    Ralston Purina Co. .................................           288
    27,170    Sara Lee Corp. .....................................           774
     4,100    Supervalu, Inc. ....................................           119
    10,442    Sysco Corp. ........................................           308
     9,171    Unilever N.V. - ADR ................................         1,193
     6,629    Wrigley (Wm) Jr. Co. ...............................           307
                                                                          ------
                                                                           7,968
                                                                          ------
Forest/Paper Products (1.8%):
     2,685    Boise Cascade Corp. ................................           109
     5,271    Champion International Corp. .......................           275
     2,357    Federal Paper Board, Inc. ..........................            83
     5,186    Georgia Pacific Corp. ..............................           450
     7,043    International Paper Co. ............................           604
     4,686    James River Corp. of Virginia ......................           129
     9,172    Kimberly Clark Corp. ...............................           549
     6,286    Louisiana-Pacific Corp. ............................           165
     3,314    Mead Corp. .........................................           197
     1,657    Potlatch Corp. .....................................            69
     8,600    Scott Paper Co. ....................................           426
     5,000    Stone Container Corp.(b) ...........................           106
     3,171    Temple-Inland, Inc. ................................           151
     3,957    Union Camp Corp. ...................................           229
     3,857    Westvaco Corp. .....................................           171
    11,628    Weyerhaeuser Co. ...................................           548
                                                                          ------
                                                                           4,261
                                                                          ------

Continued


                                                                             31

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
COMMON STOCKS, CONTINUED:
Furniture/Furnishings (0.2%):
     2,157    Armstrong World Industries, Inc. ...................       $   108
       848    Bassett Furniture Industries, Inc. .................            24
     8,800    Masco Corp. ........................................           238
     9,028    Newell Co. .........................................           221
                                                                         -------
                                                                             591
                                                                         -------
Gold/Precious Metals (0.4%):
    19,900    Barrick Gold Corp. .................................           502
     6,486    Echo Bay Mines Ltd. ................................            58
     7,757    Homestake Mining Co. ...............................           128
    13,516    Placer Dome, Inc. ..................................           353
                                                                         -------
                                                                           1,041
                                                                         -------
Health Care--Drugs (4.6%):
    45,680    Abbott Laboratories ................................         1,850
     3,600    Allergan, Inc. .....................................            98
     7,600    Amgen, Inc.(b) .....................................           611
     4,614    Alza Corp., Class A(b) .............................           108
    15,699    Baxter International, Inc. .........................           571
    16,699    Lilly Eli & Co. ....................................         1,311
    70,168    Merck & Co., Inc. ..................................         3,438
     1,400    Millipore Corp. ....................................            94
    18,042    Pfizer, Inc. .......................................         1,667
    21,270    Schering Plough ....................................           939
     9,957    UpJohn Co. .........................................           377
                                                                         -------
                                                                          11,064
                                                                         -------
Health Care--General (3.1%):
    17,371    American Home Products Corp. .......................         1,344
     3,314    Bausch & Lomb, Inc. ................................           138
     3,886    Becton Dickinson & Co. .............................           226
     6,656    Biomet, Inc.(b) ....................................           103
     8,500    Boston Scientific Corp.(b) .........................           271
    28,705    Bristol Myers Squibb Co. ...........................         1,956
    36,784    Johnson & Johnson ..................................         2,488
     4,413    Mallinckrodt Group, Inc. ...........................           157
     2,628    St. Jude Medical, Inc. .............................           132
     7,714    Warner-Lambert Co. .................................           666
                                                                         -------
                                                                           7,481
                                                                         -------
Home Building/Mobil Home (0.1%):
     1,814    Centex Corp. .......................................            51
     2,542    Fleetwood Enterprises, Inc. ........................            50
     1,866    Kaufman & Broad Home Corp. .........................            27
     1,586    Pulte Corp. ........................................            44
       586    Skyline Corp. ......................................            11
                                                                         -------
                                                                             183
                                                                         -------
Hospital Supply & Management (1.2%):
     2,928    Bard, C.R., Inc. ...................................            88
     4,643    Beverly Enterprises, Inc.(b) .......................            57
    24,937    Columbia/HCA Healthcare Corp. ......................         1,079
     2,428    Community Psychiatric Centers ......................            27
     3,492    Manor Care, Inc. ...................................           102
     6,528    Medtronic, Inc. ....................................           503
     1,343    Shared Medical Systems Corp. .......................            54
    11,300    Tenet Healthcare Corp.(b) ..........................           162
     9,686    United Healthcare ..................................           401
     9,200    U.S. Healthcare, Inc. ..............................           282
     3,200    U.S. Surgical Corp. ................................            67
                                                                         -------
                                                                           2,822
                                                                         -------
Hotels & Gaming (0.3%):
     2,585    Bally Entertainment(b) .............................            32
     2,628    Hilton Hotels Corp. ................................           185
     7,250    Marriott Corp., International ......................           260
     5,792    Promus Cos., Inc. ..................................           226
                                                                         -------
                                                                             703
                                                                         -------
Household--General Products (1.8%):
     4,314    American Greetings Corp., Class A ..................           127
     3,128    Clorox Co. .........................................           204
     8,214    Colgate Palmolive Co. ..............................           601
     2,543    Jostens, Inc. ......................................            54
     3,514    Premark International, Inc. ........................           182
    39,240    Procter & Gamble Co. ...............................         2,820
     9,072    Rubbermaid, Inc. ...................................           252
                                                                         -------
                                                                           4,240
                                                                         -------
Household--Major Appliances (0.2%):
     1,572    Briggs & Stratton Corp. ............................            54
     6,057    Maytag Corp. .......................................            97
     4,300    Whirlpool Corp. ....................................           237
                                                                         -------
                                                                             388
                                                                         -------
Insurance--Life (0.6%):
    11,856    American General Corp. .............................           400
     2,750    Jefferson Pilot Corp. ..............................           151
     5,686    Providan Corp. .....................................           206
     4,100    Transamerica Corp. .................................           239
     4,242    Torchmark Corp. ....................................           160
     4,500    Unum Corp. .........................................           211
     1,335    U.S. Life Corp. ....................................            54
                                                                         -------
                                                                           1,421
                                                                         -------
Insurance--Property/Casualty (1.9%):
     6,443    Aetna Life & Casualty Co. ..........................           405
    18,032    American International Group, Inc. .................         2,056
     4,200    CIGNA Corp. ........................................           326
     4,986    Chubb Corp. ........................................           399
     4,586    General Re Corp. ...................................           614
     5,386    Lincoln National Corp. .............................           236
     3,514    SAFECO, Corp. ......................................           202
     4,820    St. Paul Cos., Inc. ................................           237


Continued


32

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
COMMON STOCKS, CONTINUED:
     6,328    USF&G Corp.                                                $   103
 .................................................................       -------
                                                                           4,578
                                                                         -------
Leisure Time Industries (1.1%):
     5,386    Brunswick Corp. ....................................            92
     6,500    CUC International, Inc.(b) .........................           273

     1,993    Handleman Co. ......................................            19
     4,992    Hasbro, Inc. .......................................           159
    12,638    Mattel, Inc. .......................................           329
     1,057    Outboard Marine Corp. ..............................            21
    29,556    Walt Disney Co. ....................................         1,644
                                                                         -------
                                                                           2,537
                                                                         -------
Mining (0.5%):
     2,342    Asarco, Inc. .......................................            71
     5,207    Cyprus Amax Minerals ...............................           148
     6,657    Inco Ltd. ..........................................           188
       386    Nacco Industries ...................................            23
     4,866    Newmont Mining Corp. ...............................           204
     4,014    Phelps Dodge Corp. .................................           237
     8,464    Santa Fe Pacific Corp. .............................           216
                                                                         -------
                                                                           1,087
                                                                         -------
Motion Pictures (0.0%):
     2,157    King World Productions, Inc.(b) ....................            87
                                                                         -------
Motor Vehicle Parts (0.3%):
     5,586    Dana Corp. .........................................           160
     4,214    Eaton Corp. ........................................           245
     3,328    Echlin, Inc. .......................................           116
     7,164    Genuine Parts Co. ..................................           271
       571    SPX, Inc. ..........................................             7
                                                                         -------
                                                                             799
                                                                         -------
Motor Vehicles (2.0%):
    20,859    Chrysler Corp. .....................................           999
    58,162    Ford Motor Co. .....................................         1,730
    42,570    General Motors Corp. ...............................         1,995
                                                                         -------
                                                                           4,724
                                                                         -------
Multiple Industry (2.1%):
     3,143    ALCO Standard Corp. ................................           251
    16,028    Allied Signal, Inc. ................................           713
    13,042    Corning, Inc. ......................................           427
     5,386    Dial Corp. .........................................           133
     2,057    FMC Corp.(b) .......................................           138
     4,435    Harcourt General, Inc. .............................           187
     5,943    ITT Corp. ..........................................           698
     3,400    Loews Corp. ........................................           411
    23,700    Minnesota Mining & Manufacturing Co. ...............         1,357
     3,107    Teledyne, Inc. .....................................            76
     4,986    Textron, Inc. ......................................           290
     3,614    TRW, Inc. ..........................................           289
     6,057    Whitman Corp. ......................................           117
                                                                         -------
                                                                           5,087
                                                                         -------
Non-Residential Construction (0.0%):
     1,842    Morrison Knudsen Corp. .............................            12
                                                                         -------
Petroleum--Domestic (2.6%):
     5,386    Amerada Hess Corp. .................................           263
    28,199    Amoco Corp. ........................................         1,879
     3,414    Ashland, Inc. ......................................           120
     9,071    Atlantic Richfield Co. .............................           996
     5,000    Burlington Northern, Inc. ..........................           317
     2,928    Kerr McGee Corp. ...................................           157
     1,971    Louisiana Land & Exploration Co. ...................            79
    18,185    Occidental Petroleum Corp. .........................           416
     5,486    Oryx Energy Co.(b) .................................            75
     2,543    Pennzoil Co. .......................................           120
    14,842    Phillips Petroleum Co. .............................           495
     5,044    Santa Fe Energy Resources, Inc.(b) .................            48
     5,957    Sun Co., Inc. ......................................           163
    10,328    Tenneco, Inc. ......................................           475
    13,771    Unocal Corp. .......................................           380
    16,414    USX-Marathon Group, Inc. ...........................           324
                                                                         -------
                                                                           6,307
                                                                         -------
Petroleum--International (5.7%):
    36,928    Chevron Corp. ......................................         1,722
    70,869    Exxon Corp. ........................................         5,005
    22,542    Mobil Corp. ........................................         2,164
    30,656    Royal Dutch Petroleum ..............................         3,736
    14,742    Texaco, Inc. .......................................           967
                                                                         -------
                                                                          13,594
                                                                         -------
Petroleum--Services (0.7%):
     7,948    Baker Hughes, Inc. .................................           163
    10,014    Dresser Industries, Inc. ...........................           223
     6,557    Halliburton Co. ....................................           234
     1,471    Helmerich & Payne, Inc. ............................            43
     3,043    McDermott International, Inc. ......................            73
     4,714    Rowan Cos., Inc.(b) ................................            38
    13,871    Schlumberger, Ltd. .................................           862
     3,300    Western Atlas(b) ...................................           146
                                                                         -------
                                                                           1,782
                                                                         -------
Photography Equipment (0.5%):
    19,299    Eastman Kodak Co. ..................................         1,170
     2,595    Polaroid Corp. .....................................           106
                                                                         -------
                                                                           1,276
                                                                         -------
Publishing (1.0%):
     5,614    Dow Jones & Co., Inc. ..............................           207

Continued

                                                                              33

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
COMMON STOCKS, CONTINUED:
Publishing, continued:
      7,871   Gannett, Inc. ......................................        $  427
      3,028   Knight-Ridder, Inc. ................................           172
      2,728   McGraw-Hill Cos., Inc. .............................           207
      1,614   Meredith Corp. .....................................            41
      5,900   New York Times Co., Class A ........................           139
     21,456   Time Warner, Inc. ..................................           882
      6,428   Times Mirror Co., Class A ..........................           153
      3,814   Tribune Co. ........................................           234
                                                                          ------
                                                                           2,462
                                                                          ------
Railroad (0.9%):
      7,400   Burlington .........................................           273
      4,586   Conrail, Inc. ......................................           255
      5,857   CSX Corp. ..........................................           440
      7,585   Norfolk Southern Corp. .............................           511
      7,299   Santa Fe Pacific Gold Corp. ........................            89
     11,714   Union Pacific Corp. ................................           649
                                                                          ------
                                                                           2,217
                                                                          ------
Restaurants (0.7%):
      1,493   Luby's Cafeterias, Inc. ............................            30
     39,612   McDonald's Corp. ...................................         1,550
      3,043   Ryan's Family Steak House, Inc.(b) .................            24
      2,336   Shoney's, Inc.(b) ..................................            27
      5,843   Wendy's International, Inc. ........................           104
                                                                          ------
                                                                           1,735
                                                                          ------
Retail--Food Stores (0.8%):
     14,428   Albertsons, Inc. ...................................           429
      8,028   American Stores Co. ................................           226
      4,486   Brunos, Inc. .......................................            52
      3,314   Giant Food, Inc., Class A ..........................            94
      2,243   Great Atlantic & Pacific Tea, Inc. .................            59
      6,186   Kroger Co.(b) ......................................           166
      1,171   Longs Drug Stores, Inc. ............................            44
      4,886   Rite Aid Corp. .....................................           125
      7,028   Walgreen Co. .......................................           352
      4,286   Winn Dixie Stores, Inc. ............................           248
                                                                          ------
                                                                           1,795
                                                                          ------
Retail--General Merchandise (3.1%):
      4,100   Dayton Hudson Corp. ................................           294
      6,429   Dilliard Department Stores, Inc., Class A ..........           189
     12,986   J.C. Penney Co., Inc. ..............................           623
     25,542   K Mart Corp. .......................................           374
     14,160   May Department Stores, Co. .........................           589
      2,143   Mercantile Stores Co., Inc. ........................           100
      4,686   Nordstrom, Inc. ....................................           194
     11,000   Price/Costco, Inc.(b) ..............................           179
     22,028   Sears Roebuck & Co. ................................         1,319
      4,200   TJX Cos, Inc. ......................................            56
    130,452   Wal-Mart Stores, Inc. ..............................         3,490
      7,514   Woolworth Corp. ....................................           114
                                                                          ------
                                                                           7,521
                                                                          ------
Retail--Specialty (1.3%):
      5,800   Charming Shoppes, Inc. .............................            30
      5,486   Circuit City Stores, Inc. ..........................           173
      8,200   Gap, Inc. ..........................................           286
     25,553   Home Depot, Inc. ...................................         1,038
     20,599   Limited, Inc. ......................................           453
      8,772   Lowes Cos., Inc. ...................................           262
      5,957   Melville Corp. .....................................           204
      3,414   Pep Boys-Manny, Moe & Jack .........................            91
      3,786   Tandy Corp. ........................................           196
     16,257   Toys R Us, Inc.(b) .................................           476
                                                                          ------
                                                                           3,209
                                                                          ------


Savings & Loans (0.2%):
      6,743   Ahmanson H.F. & Co. ................................           148
      3,614   Golden West Financial Corp. ........................           170
      7,528   Great Western Financial Corp. ......................           155
                                                                          ------
                                                                             473
                                                                          ------
Securities & Commercial Broker (2.3%):
      2,428   Alexander & Alexander Services, Inc. ...............            58
     28,506   American Express Co. ...............................         1,001
      9,696   Dean Witter Discover & Co. .........................           456
     10,200   Federal Home Loan Mortgage Corp. ...................           701
     15,514   Federal National Mortgage Assoc ....................         1,464
      4,300   Marsh & McLennan Cos., Inc. ........................           349
     10,014   Merrill Lynch & Co., Inc. ..........................           526
      6,243   Salomon, Inc. ......................................           251
     18,213   Travelers Group, Inc. ..............................           797
                                                                          ------
                                                                           5,603
                                                                          ------
Steel (0.3%):
      5,871   Armco, Inc.(b) .....................................            40
      6,100   Bethlehem Steel Corp.(b) ...........................            99
      2,257   Inland Steel Industries ............................            69
      4,956   Nucor Corp. ........................................           265
      4,311   USX-U.S. Steel Group, Inc. .........................           148
      5,138   Worthington Industries, Inc. .......................           105
                                                                          ------
                                                                             726
                                                                          ------
Textile (0.0%):
        957   Springs Industries, Inc., Class A ..................            36
                                                                          ------
Timeshare & Software (0.3%):
      8,214   Automatic Data Processing, Inc. ....................           516
      2,900   Computer Sciences Corp.(b) .........................           165
                                                                          ------
                                                                             681
                                                                          ------


Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
COMMON STOCKS, CONTINUED:
Tires/Rubber Products (0.2%):
     4,786    Cooper Tire & Rubber Co. ...........................      $    117
     8,528    Goodyear Tire & Rubber Co. .........................           352
                                                                        --------
                                                                             469
                                                                        --------
Tobacco (1.8%):
    10,845    American Brands, Inc. ..............................           431
    48,213    Philip Morris Cos., Inc. ...........................         3,586
    11,614    UST, Inc. ..........................................           346
                                                                        --------
                                                                           4,363
                                                                        --------
Trucking (0.1%):
     2,014    Consolidated Freightways, Inc. .....................            45
     2,343    Roadway Services, Inc. .............................           111
     1,643    Yellow Corp. .......................................            30
                                                                        --------
                                                                             186
                                                                        --------
Utilities--Electric (3.7%):
    10,443    American Electric Power, Inc. ......................           367
     8,229    Baltimore Gas & Electric Co. .......................           206
     9,172    Carolina Power & Light Co. .........................           277
    10,742    Central & South West Corp. .........................           282
     8,478    Cinergy Corp. ......................................           223
    13,285    Consolidated Edison Co., Inc. ......................           392
     8,300    Detroit Edison Co. .................................           243
     9,585    Dominion Resources, Inc. of Virginia ...............           350
    11,614    Duke Power Co. .....................................           482
    13,043    Entergy Corp. ......................................           315
    10,685    FPL Group, Inc. ....................................           413
     6,300    General Public Utilities Corp. .....................           187
     7,428    Houston Industries, Inc. ...........................           313
     8,014    Niagara Mohawk Power Corp. .........................           118
     3,814    Northern States Power Co. ..........................           176
     8,685    Ohio Edison Co. ....................................           196
    24,613    Pacific Gas & Electric Co. .........................           714
    15,857    Pacificorp .........................................           297
    12,600    Peco Energy Corp. ..................................           348
    13,800    Public Service Enterprise Group, Inc. ..............           383
    25,400    SCE Corp. ..........................................           435
    37,714    Southern Co. .......................................           844
    12,714    Texas Utilities Co. ................................           437
    12,200    Unicom Corp. .......................................           325
     5,800    Union Electric Co. .................................           216
                                                                        --------
                                                                           8,539
                                                                        --------
Utilities--Gas/Pipeline (0.8%):
     5,857    Coastal Corp. ......................................           178
     2,928    Columbia Gas System, Inc. ..........................            93
     5,286    Consolidated Natural Gas Co. .......................           200
       971    Eastern Enterprises ................................            29
    14,212    Enron Corp. ........................................           499
     3,814    Enserch Corp. ......................................            65
     3,114    NICOR, Inc. ........................................            84
     6,943    Noram Energy Corp. .................................            45
     1,514    ONEOK, Inc. ........................................            32
     4,783    Pacific Enterprises ................................           117
     8,086    Panhandle Eastern Corp. ............................           197
     2,057    People's Energy Corp. ..............................            53
     4,886    Sonat, Inc. ........................................           149
     6,186    Williams Cos., Inc. ................................           216
                                                                        --------
                                                                           1,957
                                                                        --------
Utilities--Telephone (7.4%):
    10,900    Alltel Corp. .......................................           277
    31,656    Ameritech Corp. ....................................         1,393
    90,527    AT&T ...............................................         4,809
    24,856    Bell Atlantic Corp. ................................         1,392
    28,228    Bellsouth Corp. ....................................         1,792
    54,998    GTE Corp. ..........................................         1,877
    38,484    MCI Communications Corp. ...........................           847
    24,156    Nynex Corp. ........................................           972
    24,042    Pacific Telesis Group ..............................           643
    34,670    SBC Communications, Inc. ...........................         1,651
    19,500    Sprint Corp. .......................................           656
    26,356    U.S. West, Inc. ....................................         1,097
                                                                        --------
                                                                          17,406
                                                                        --------
  Total Common Stocks                                                    227,065
                                                                        --------
PARTICIPATING UNITS (0.0%):
     9,071    Darden Restaurants, Inc.(b) ........................            99
                                                                        --------
  Total Participating Units                                                   99
                                                                        --------
U.S. TREASURY BILLS (0.5%):
$   10,000    8/17/95 ............................................            10
   125,000    9/7/95 .............................................           123
 1,035,000    9/14/95 ............................................         1,023
    25,000    9/21/95 ............................................            25
                                                                        --------
  Total U.S. Treasury Bills                                                1,181
                                                                        --------
  Total Investments, at value                                            228,345
                                                                        --------


Continued
                                                                             35

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Equity Index Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                      JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
REPURCHASE AGREEMENTS (4.1%):

$9,781,000    Lehman Brothers, 6.15%, dated 6/30/95,
                due 7/3/95 (Collateralized by
                $9,640,000 U.S. Treasury Notes, 6.75%,
                2/28/97, market value--$9,986)                          $  9,781
                                                                        --------
  Total Repurchase Agreements                                              9,781
                                                                        --------
  Total (Cost--$199,635)(a)                                             $238,126
                                                                        --------
                                                                        --------

------------

Percentages indicated are based on net assets of $239,306.
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of approximately $381. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

            Unrealized appreciation .......................    $ 43,114
            Unrealized depreciation .......................      (5,004)
                                                               --------
            Net unrealized appreciation ...................    $ 38,110
                                                               --------
                                                               --------

(b)  Represents non-income producing security.

ADR--American Depository Receipt

At June 30, 1995, the Portfolio's open futures contracts were as follows:


                                                                         CURRENT
                                                            OPENING       MARKET
    # OF                                                   POSITIONS      VALUE
 CONTRACTS                    CONTRACT TYPE                  (000)        (000)
 ---------    -----------------------------------------    ---------     -------
    36        S & P 500 September .......................   $9,691        $9,849


See notes to financial statements.

36

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Large Company Value Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
COMMON STOCKS (86.7%):
Banks (3.3%):
   91,100    Keycorp ...............................................     $ 2,858
   40,000    NationsBank Corp. .....................................       2,145

  300,000    U.S. Bancorp ..........................................       7,219
                                                                         -------
                                                                          12,222
                                                                         -------
Business Equipment & Services (3.0%):
  100,000    Dun & Bradstreet Corp. ................................       5,250
  200,000    WMX Technologies, Inc. ................................       5,675
                                                                         -------
                                                                          10,925
                                                                         -------
Chemicals--Petroleum & Inorganics (3.0%):
   85,000    Dow Chemical Co. ......................................       6,109

  100,000    Imperial Chemical Industries-ADR ......................       4,875
                                                                         -------
                                                                          10,984
                                                                         -------
Chemicals--Specialty (1.5%):
  126,000    Betz Laboratories, Inc. ...............................       5,702
                                                                         -------
Computers--Main/Mini (1.6%):
  550,000    Unisys Corp.(b) .......................................       5,981
                                                                         -------
Computers--Micro (0.8%):
   62,500    Apple Computer, Inc. ..................................       2,902
                                                                         -------
Construction Materials (1.0%):
  100,000    Stanley Works .........................................       3,787
                                                                         -------
Defense (1.2%):
  121,200    Litton Industries, Inc.(b) ............................       4,469
                                                                         -------
Electrical Equipment (2.0%):
  500,000    Westinghouse Electric Corp. ...........................       7,313
                                                                         -------
Financial (1.2%):
  320,000    Horsham Corp. .........................................       4,320
                                                                         -------
Forest/Paper Products (3.0%):
  150,000    Louisiana-Pacific Corp. ...............................       3,937
   75,000    Temple-Inland, Inc. ...................................       3,572
   79,700    Weyerhaeuser Co. ......................................       3,756
                                                                         -------
                                                                          11,265
                                                                         -------
Gold/Precious Metals (1.7%):
  150,000    ASA Ltd. ..............................................       6,450
                                                                         -------
Health Care--Drugs (1.9%):
  175,000    Marion Merrell Dow ....................................       4,463
   64,300    UpJohn Co. ............................................       2,435
                                                                         -------
                                                                           6,898
                                                                         -------
Health Care--General (1.1%):
  130,000    Hillenbrand Industries ................................       4,046
                                                                         -------
Hospital Supply & Management (0.6%):
   67,000    U.S. Healthcare, Inc. .................................       2,052
                                                                         -------
Household--General Products (2.1%):
  150,000    American Greetings Corp., Class A .....................       4,406
  123,000    Rubbermaid ............................................       3,413
                                                                         -------
                                                                           7,819
                                                                         -------
Household--Major Appliances (2.4%):
  270,000    Singer Sew Co. ........................................       6,986
  150,000    Sunbeam Corp. .........................................       2,081
                                                                         -------
                                                                           9,067
                                                                         -------
Insurance--Life (2.0%):
  160,000    Kemper Corp. ..........................................       7,460
                                                                         -------
Insurance--Property/Casualty (1.0%):
   97,500    AON Corp. .............................................       3,632
                                                                         -------
Leisure Time Industries (1.5%):
  325,000    Brunswick Corp. .......................................       5,525
                                                                         -------
Mining (6.3%):
  291,700    Asarco, Inc. ..........................................       8,897
  371,000    Cyprus AMAX Minerals ..................................      10,573
   88,900    Newmont Mining Corp. ..................................       3,723
                                                                         -------
                                                                          23,193
                                                                         -------
Motor Vehicles (1.0%):
   75,000    Chrysler Corp. ........................................       3,591
                                                                         -------
Multiple Industry (3.5%):
  185,000    Corning, Inc. .........................................       6,059
  400,000    Hanson ................................................       7,050
                                                                         -------
                                                                          13,109
                                                                         -------
Petroleum--Domestic (14.4%):
  160,000    Ashland, Inc. .........................................       5,620
  100,000    Atlantic Richfield Co. ................................      10,975
  150,000    Murphy Oil Corp. ......................................       6,150
  200,000    Occidental Petroleum Corp. ............................       4,575
  125,000    Pennzoil Co. ..........................................       5,890
   42,300    Phillips Petroleum ....................................       1,412
  200,000    Sun Co., Inc. .........................................       5,475
  160,000    Tenneco, Inc. .........................................       7,360
  300,000    USX-Marathon Group, Inc. ..............................       5,925
                                                                         -------
                                                                          53,382
                                                                         -------
Petroleum--International (3.3%):
   50,000    Repsol S.A.-ADR .......................................       1,581
   60,000    Texaco, Inc. ..........................................       3,938
  350,000    YPF S.A.-Sponsored ADR ................................       6,606
                                                                         -------
                                                                          12,125
                                                                         -------
Publishing (2.2%):
  350,000    New York Times Co., Class A ...........................       8,225
                                                                         -------
Railroad (0.7%):
   50,000    Conrail, Inc. .........................................       2,781
                                                                         -------


Continued
                                                                            37

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Large Company Value Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                      JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
COMMON STOCKS (86.7%):
Retail--Food Stores (1.5%):
    200,000   American Stores Co. ................................      $  5,625
                                                                        --------
Retail--General Merchants (2.8%):
    150,000   Dillard Department Stores, Inc., Class A ...........         4,406
    400,000   K Mart Corp. .......................................         5,850
                                                                        --------
                                                                          10,256
                                                                        --------
Retail--Specialty (1.6%):
    200,000   Toys R Us, Inc.(b) .................................         5,850
                                                                        --------
Securities & Commissions Broker (1.4%):
    125,000   Salomon, Inc. ......................................         5,016
                                                                        --------
Steel (1.3%):
    200,000   Bethlehem Steel(b) .................................         3,250
     50,000   USX-U.S. Steel Group, Inc. .........................         1,719
                                                                        --------
                                                                           4,969
                                                                        --------
Tires/Rubber Production (2.1%):
    250,000   Cooper Tire & Rubber Co. ...........................         6,094
     37,600   Goodyear Tire & Rubber Co. .........................         1,551
                                                                        --------
                                                                           7,645
                                                                        --------
Tobacco (1.7%):
  1,000,000   RJR Preferred Series ...............................         6,125
                                                                        --------
Utilities--Electric (2.8%):
    100,000   American Electric Power, Inc. ......................         3,512
     75,000   Dominion Resources, Inc. of Virginia ...............         2,738
     50,000   Entergy Corp. ......................................         1,206
    122,200   Southern Co. .......................................         2,734
                                                                        --------
                                                                          10,190
                                                                        --------
Utilities--Gas/Pipeline (1.0%):
    226,600   ENSERCH Corp. ......................................         3,881
                                                                        --------
Utilities--Telephone (3.2%):
    150,000   AT&T ...............................................         7,969
    150,000   Pacific Telesis Group ..............................         4,013
                                                                        --------
                                                                          11,982
                                                                        --------
  Total Common Stocks                                                    320,764
                                                                        --------
U.S. TREASURY BILLS (0.1%):
   $430,000   9/21/95 ............................................           420
                                                                        --------
  Total U.S. Treasury Bills                                                  420
                                                                        --------
  Total Investments, at value                                            321,184
                                                                        --------
REPURCHASE AGREEMENTS (15.3%):
 56,533,000   Lehman Brothers, 6.10%, 7/3/95
                (Collateralized by $57,475,000 various
                U.S. Government Securities,
                0.00%-8.38%, 10/12/95-4/19/05,
                market value--$57,649 ............................        56,533
                                                                        --------
  Total Repurchase Agreements                                             56,533
                                                                        --------
  Total (Cost--$364,832)(a)                                             $377,717
                                                                        --------
                                                                        --------

---------------
Percentages indicated are based on net assets of $369,717.
(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of approximately $571. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

        Unrealized appreciation .............................  $ 16,416
        Unrealized depreciation .............................    (4,102)
                                                               --------
        Net unrealized appreciation .........................  $ 12,314
                                                               --------
                                                               --------

(b)  Represents non-income producing security.

ADR--American Depository Receipt

At June 30, 1995, the Portfolio's open futures contracts were as follows:


                                                                        CURRENT
                                                         OPENING         MARKET
    # OF                                                POSITIONS        VALUE
  CONTRACTS           CONTRACT TYPE                       (000)          (000)
  ---------    ------------------------------------     ---------       -------
     40        S & P 500 September ................      $10,976        $10,943


See notes to financial statements.

38

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Blue Chip Equity Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)



SHARES OR
PRINCIPAL                            SECURITY                            MARKET
  AMOUNT                           DESCRIPTION                            VALUE
---------     ----------------------------------------------------      --------
COMMON STOCKS (99.1%):
Banks (7.9%):
  30,000   BankAmerica Corp. .....................................       $ 1,579
  25,000   J.P. Morgan & Co., Inc. ...............................         1,753
                                                                         -------
                                                                           3,332
                                                                         -------
Beverages (3.7%):
  35,000   PepsiCo., Inc. ........................................         1,597
                                                                         -------
Business Equipment & Services (7.1%):
  27,000   Dun & Bradstreet Corp. ................................         1,417
  57,000   WMX Technologies, Inc. ................................         1,617
                                                                         -------
                                                                           3,034
                                                                         -------
Capital Equipment (3.6%):
  30,000   Fluor Corp. ...........................................         1,560
                                                                         -------
Consumer Durables (3.5%):
  35,000   General Motors Corp., Class E .........................         1,522
                                                                         -------
Electrical Equipment (7.0%):
  22,500   Emerson Electric Co. ..................................         1,609
  25,000   General Electric Co.                                            1,409
                                                                         -------
                                                                           3,018
                                                                         -------
Electronic Components (7.9%):
  40,000   AMP, Inc. .............................................         1,690
  25,000   Motorola, Inc. ........................................         1,678
                                                                         -------
                                                                           3,368
                                                                         -------
Forest/Paper Products (3.8%):
  27,500   Kimberly Clark Corp. ..................................         1,647
                                                                         -------
Health Care--Drugs (7.9%):
  40,000   Merck & Co., Inc. .....................................         1,960
  15,000   Pfizer, Inc. ..........................................         1,386
                                                                         -------
                                                                           3,346
                                                                         -------
Household General Products (5.9%):
  20,000   Procter & Gamble Co. ..................................         1,438
  40,000   Rubbermaid, Inc. ......................................         1,110
                                                                         -------
                                                                           2,548
                                                                         -------
Insurance--Property/Casualty (2.7%):
  10,000   American International Group, Inc. ....................         1,140
                                                                         -------
Leisure Time Industry (3.2%):
  25,000   Walt Disney Co. .......................................         1,391
                                                                         -------
Metals & Mining (4.0%):
  60,000   Cyprus Amax Minerals ..................................         1,710
                                                                         -------
Motor Vehicles (3.3%):
  30,000   General Motors Corp. ..................................         1,406
                                                                         -------
Multiple Industry (3.3%):
  25,000   Minnesota Mining & Manufacturing Co. ..................         1,431
                                                                         -------
Petroleum--Domestic (3.8%):
  15,000   Atlantic Richfield Co. ................................         1,646
                                                                         -------
Petroleum--International (6.6%):
  20,000   Exxon Corp. ...........................................         1,412
  15,000   Mobil Corp. ...........................................         1,440
                                                                         -------
                                                                           2,852
                                                                         -------
Petroleum Services (3.6%):
  25,000   Schlumberger, Ltd. ....................................         1,553
                                                                         -------



Restaurants (4.1%):
  45,000   McDonald's Corp. ......................................         1,761
                                                                         -------
Retail General Merchandise (2.5%):
  40,000   Wal-Mart Stores, Inc. .................................         1,070
                                                                         -------
Utilities--Telephone (3.7%):
  30,000   AT&T ..................................................         1,594
                                                                         -------
  Total Common Stocks                                                     42,526
                                                                         -------
  Total Investments, at value                                             42,526
                                                                         -------
REPURCHASE AGREEMENTS (1.0%):
$426,000   Lehman Brothers, 6.15%, dated 6/30/95,
             due 7/3/95 (Collateralized by
             $320,000 U.S. Treasury Bonds, 11.88%,
             11/15/03, market value--$440) .......................           426
                                                                         -------
  Total Repurchase Agreements                                                426
                                                                         -------
  Total (Cost--$36,014)(a)                                               $42,952
                                                                        --------
                                                                        --------

-------------
Percentages indicated are based on net assets of $42,920.
(a) Represents cost for federal income tax purposes and differs from unrealized appreciation of securities as follows:

         Unrealized appreciation ...............................  $ 7,577
         Unrealized depreciation ...............................     (639)
                                                                  -------
         Net unrealized appreciation ...........................  $ 6,938
                                                                  -------
                                                                  -------



See notes to financial statements.
                                                                       39

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Large Company Growth Fund
-------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)

SHARES OR
PRINCIPAL                                 SECURITY                                            MARKET
 AMOUNT                                  DESCRIPTION                                           VALUE
--------  ---------------------------------------------------------------------------    -----------
COMMON STOCKS (94.4%):
Aerospace--Aircraft (1.4%):
  100,000 TRW, Inc. ..................................................................       $ 7,987
                                                                                             -------
Banks (4.0%):
  100,000 BankAmerica Corp. ..........................................................         5,263
  125,000 First Union Corp. ..........................................................         5,656
  100,000 J.P. Morgan & Co., Inc. ....................................................         7,013
  190,000 U.S. Bancorp ...............................................................         4,572
                                                                                             -------
                                                                                              22,504
                                                                                             -------
Beverages (1.0%):
  125,000 PepsiCo., Inc. .............................................................         5,703
                                                                                             -------
Broadcasting (1.5%):
  130,000 CBS, Inc. ..................................................................         8,710
                                                                                             -------
Business Equipment & Services (3.5%):
  190,000 Browning Ferris Industries, Inc. ...........................................         6,864
  140,000 Dun & Bradstreet Corp. .....................................................         7,350
  240,000 Ryder Systems, Inc. ........................................................         5,730
                                                                                             -------
                                                                                              19,944
                                                                                             -------
Capital Equipment (3.3%):
  180,000 Fluor Corp. ................................................................         9,360
   90,800 Illinois Tool Works, Inc. ..................................................         4,994
  120,000 Ingersoll Rand Co. .........................................................         4,590
                                                                                             -------
                                                                                              18,944
                                                                                             -------
Chemicals--Petroleum & Inorganics (1.7%):
  135,000 Dow Chemical Co. ...........................................................         9,703
                                                                                             -------
Chemicals--Specialty (5.5%):
  175,000 Air Products & Chemicals, Inc. .............................................         9,756
  200,000 Lubrizol Corp. .............................................................         7,075
  215,000 Nalco Chemical .............................................................         7,821
  290,000 Pall Corp. .................................................................         6,453
                                                                                             -------
                                                                                              31,105
                                                                                             -------
Computer--Main/Mini (2.8%):
   90,000 Hewlett Packard Co. .........................................................        6,705
   95,000 International Business Machines Corp. .......................................        9,120
                                                                                             -------
                                                                                              15,825
                                                                                             -------
Cosmetic/Toiletry (1.1%):
  120,000 International Flavors & Fragrances, Inc.                                             5,970
                                                                                             -------
Electrical Equipment (1.6%):
  125,000 Emerson Electric Co. .......................................................         8,938
                                                                                             -------
Electronic Component (6.8%):
  255,000 AMP, Inc. ..................................................................        10,774
  150,000 Motorola, Inc. .............................................................        10,069
   75,000 Texas Instruments, Inc. ....................................................        10,040
  150,000 Avnet, Inc. ................................................................         7,256
                                                                                             -------
                                                                                              38,139
                                                                                             -------
Food & Related (4.3%):
  350,000 Archer Daniels Midland Co. .................................................        $6,519
   90,000 CPC International, Inc. ....................................................         5,558
  105,000 Hershey Foods Corp. ........................................................         5,801
  150,000 Pioneer Hi-Bred International, Inc. ........................................         6,300
                                                                                             -------
                                                                                              24,178
                                                                                             -------
Forest/Paper Products (3.6%):
   90,000 Consolidated Papers, Inc. ..................................................         5,186
   95,000 International Paper Co. ....................................................         8,146
  120,000 Kimberly Clark Corp. .......................................................         7,185
                                                                                             -------
                                                                                              20,517
                                                                                             -------
Furniture/Furnishings (1.7%):
  350,000 Masco Corp. ................................................................         9,450
                                                                                             -------
Health Care--Drugs (5.2%):
  250,000 Abbott Laboratories ........................................................        10,125
  240,000 Alza Corp., Class A (b) ....................................................         5,610
  130,000 Elan Corp., PLC ADR (b) ....................................................         5,298
  170,000 Merck & Co., Inc. ..........................................................         8,330
                                                                                             -------
                                                                                              29,363
                                                                                             -------
Health Care--General (1.6%):
  130,000 Johnson & Johnson ..........................................................         8,791
                                                                                             -------
Hospital Supply & Management (2.2%)
  245,000 Bard C.R., Inc. ............................................................         7,350
   65,000 Medtronic, Inc. ............................................................         5,013
                                                                                             -------
                                                                                              12,363
                                                                                             -------
Household--General Products (2.3%):
  100,000 Procter & Gamble Co. .......................................................         7,187
  200,000 Rubbermaid, Inc. ...........................................................         5,550
                                                                                             -------
                                                                                              12,737
                                                                                             -------
Insurance--Property/Casualty (3.1%):
   90,000 American International Group, Inc. .........................................        10,260
  150,000 St. Paul Cos., Inc. ........................................................         7,388
                                                                                             -------
                                                                                              17,648

Leisure Time Industries (0.9%):
   90,000 Walt Disney Co. ............................................................         5,006
                                                                                             -------
Mining (1.6%):
  310,000 Cyprus Amax Minerals .......................................................         8,835
                                                                                             -------
Motor Vehicles (1.2%):
  235,000 Ford Motor Co. .............................................................         6,991
                                                                                             -------
Motor Vehicle Parts (1.3%):
  210,000 Echlin, Inc. ...............................................................         7,297
                                                                                             -------
Multiple Industry (3.3%):
  270,000 Corning, Inc. ..............................................................         8,842

Continued

40

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Large Company Growth Fund
-------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                                       SECURITY                                    MARKET
  AMOUNT                                      DESCRIPTION                                    VALUE
  ------        ----------------------------------------------------------------------       -----
COMMON STOCKS, CONTINUED
 175,000  Minnesota Mining & Manufacturing Co                                             $ 10,019
                                                                                          --------
                                                                                            18,861
                                                                                          --------
Petroleum--Domestic (3.6%):
  140,000 Amerada Hess Corp. .........................................................       6,843
  110,000 Kerr McGee Corp. ...........................................................       5,898
  275,000 UNOCAL Corp. ...............................................................       7,597
                                                                                          --------
                                                                                            20,338
                                                                                          --------
Petroleum--International (2.4%):
  150,000 Chevron Corp. ..............................................................       6,994
   70,000 Mobil Corp. ................................................................       6,720
                                                                                          --------
                                                                                            13,714
                                                                                          --------
Petroleum--Services (3.0%):
  180,000 Halliburton Co. ............................................................       6,435
  167,700 Schlumberger, Ltd. .........................................................      10,418
                                                                                          --------
                                                                                            16,853
                                                                                          --------
Photo Equipment (1.0%):
   90,000 Eastman Kodak Co. ..........................................................       5,456
                                                                                          --------

Publishing (3.4%):
  200,000 Gannett, Inc. ..............................................................      10,850
  110,000 McGraw-Hill Cos., Inc. .....................................................       8,346
                                                                                          --------
                                                                                            19,196
                                                                                          --------
Railroad (2.5%):
  100,000 Norfolk Southern Corp. .....................................................       6,738
  135,000 Union Pacific Corp. ........................................................       7,476
                                                                                          --------
                                                                                            14,214
                                                                                          --------
Restaurants (1.2%):
  180,000 McDonald's Corp. ...........................................................       7,042
                                                                                          --------
Retail--Food Stores (1.3%):
  150,000 Walgreen Co. ...............................................................       7,519
                                                                                          --------
Retail--General Merchant (1.2%):
  260,000 Wal-Mart Stores, Inc. ......................................................    $  6,955
                                                                                          --------
Retail--Specialty (1.4%):
  265,000 Toys R Us (b)...............................................................       7,751
                                                                                          --------
Securities & Commissions Broker (1.1%):
   80,000 Marsh & McLennan Cos., Inc. ................................................       6,490
                                                                                          --------
Timeshare & Software (2.2%):
  110,000 Automatic Data Processing, Inc. ............................................       6,916
  130,000 General Motors Corp., Class E ..............................................       5,655
                                                                                          --------
                                                                                            12,571
                                                                                          --------
Utilities--Gas/Pipeline (0.7%):
  100,000 Consolidated Natural Gas Co. ...............................................       3,775
                                                                                          --------
Utilities--Telephone (2.9%):
  160,000 AT&T .......................................................................       8,500
  175,000 GTE Corp. ..................................................................       5,972
   50,000 Nynex Corp. ................................................................       2,013
                                                                                          --------
                                                                                            16,485
                                                                                          --------
Total Common Stocks ..................................................................     533,868
                                                                                          --------
Total Investments, at value ..........................................................     533,868
                                                                                          --------
REPURCHASE AGREEMENTS (5.5%):
$ 31,322,000 Lehman Brothers, 6.15%, dated
               6/30/95, due 7/3/95 (Collateralized
               by $31,075,000 U.S. Treasury Notes,
               6.63%, 3/31/97, market
               value--31,970) ........................................................      31,322
                                                                                          --------
Total Repurchase Agreements                                                                 31,322
                                                                                          --------
Total (Cost--$491,144)(a)                                                                 $565,190
                                                                                          ========

-------------
Percentages indicated are based on net assets of $565,941.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of approximately $90. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:


           Unrealized appreciation .......................... $79,316
           Unrealized depreciation ..........................  (5,360)

           Net unrealized appreciation ...................... $73,956

(b)  Represents non-income producing security.

ADR--American Depository Receipt


See notes to financial statements.
                                                                              41

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Disciplined Value Fund
-------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED  JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


 SHARES OR
 PRINCIPAL                                      SECURITY                                      MARKET
   AMOUNT                                     DESCRIPTION                                      VALUE
   ------   --------------------------------------------------------------------------         -----
COMMON STOCKS (91.5%):
Aircraft (0.9%):
   57,000  United Technologies Corp. .................................................      $  4,453
                                                                                            --------
Air Transport (0.9%):
   60,000 British Airways PLC ........................................................         4,035
                                                                                            --------
Apparel (2.2%):
  310,000  Liz Claiborne, Inc. .......................................................         6,587
   70,000  V F Corp. .................................................................         3,762
                                                                                            --------
                                                                                              10,349
                                                                                            --------
Banks (4.2%):
   77,500  Central Fidelity Banks ....................................................         2,364
  120,000  First Union Corp. .........................................................         5,430
  190,000  Keycorp ...................................................................         5,961
  195,000  NBD Bancorp, Inc. .........................................................         6,240
                                                                                            --------
                                                                                              19,995
                                                                                            --------
Beverages (2.6%):
    25,250  Coors Adolph Co., Class B ................................................         4,503
   225,000  Seagram Co., Ltd. ........................................................         7,791
                                                                                            --------
                                                                                              12,294
                                                                                            --------
Business Equipment & Services (2.2%):
    60,000  Browning Ferris Industries, Inc. .........................................         2,168
    60,000  Flight Safety International ..............................................         2,925
   200,000  Kelly Service ............................................................         5,150
                                                                                            --------
                                                                                              10,243
                                                                                            --------
Chemicals--Petroleum & Inorganic (2.1%):
   100,000  Olin Corp. ...............................................................         5,150
   150,000  Shanghai Petrochemical: Integrated Petroleum .............................         4,706
                                                                                            --------
                                                                                               9,856
                                                                                            --------
Chemicals--Specialty (1.0%):
   170,000  Wellman, Inc. ............................................................         4,654
                                                                                            --------
Communications Equipment (1.1%):
   100,000  Harris Corp., Delaware ...................................................         5,163
                                                                                            --------
Computers--Micro (1.1%):
   110,000  Apple Computer, Inc. .....................................................         5,108
                                                                                            --------
Containers (1.1%):
   150,000  Ball Corp. ...............................................................         5,231
                                                                                            --------
Cosmetics/Toiletry (0.8%):
   135,000  Helene Curtis Industries, Inc., ..........................................         3,848
                                                                                            --------

Defense (2.0%):
    85,000  Loral Corp. ..............................................................         4,399
    30,000  Raytheon Co. .............................................................         2,329
    60,000  Rockwell International Corp. .............................................         2,745
                                                                                            --------
                                                                                               9,473
                                                                                            --------
Electrical Equipment (0.7%):
    60,000 Johnson Controls, Inc. ....................................................       $ 3,390
                                                                                            --------

Electronic Components (1.8%):
    90,000 Avnet, Inc. ...............................................................         4,354
   210,000 Dallas Semiconductors Co. .................................................         4,305
                                                                                            --------
                                                                                               8,659
                                                                                            --------
Food & Related (0.3%):
    70,000 International Multifoods Corp. ............................................         1,575
                                                                                            --------

Forest/Paper Products (5.3%):
    60,000 International Paper Co. ...................................................         5,145
   100,000 Pentair, Inc. .............................................................         4,350
   140,000 Rayonier, Inc. ............................................................         4,970
   100,000 Temple-Inland, Inc. .......................................................         4,762
   100,000 Union Camp Corp. ..........................................................         5,787
                                                                                            --------
                                                                                              25,014
                                                                                            --------
Health Care--Drugs (2.8%):
    70,000 Baxter International, Inc. ................................................         2,546
   250,000 Marion Merrell Dow ........................................................         6,375
   120,000 UpJohn Co. ................................................................         4,545
                                                                                            --------
                                                                                              13,466
                                                                                            --------
Health Care--General (2.5%):
    50,000 Becton Dickinson & Co. ....................................................         2,913
   165,000 Bergen Brunswick Corp. ....................................................         3,774
   225,000 Emphesys Financial Group ..................................................         5,316
                                                                                            --------
                                                                                              12,003
                                                                                            --------
Hospital Supply & Management (2.4%):
   500,000 Community Psychiatric Centers .............................................         5,625
   276,100 United Wisconsin Services .................................................         5,522
                                                                                            --------
                                                                                              11,147
                                                                                            --------
Household--Major Appliances (1.1%):
   150,000 Briggs & Stratton Corp. ...................................................         5,175
                                                                                            --------

Insurance--Life (2.5%):
   120,000 Jefferson Pilot Corp. .....................................................         6,570
   160,000 Ohio Casualty Corp. .......................................................         5,040
                                                                                            --------
                                                                                              11,610
                                                                                            --------
Insurance--Property/Casualty (4.8%):
   105,000 Ace Limited ...............................................................         3,045
    10,000 Berkshire Hathaway, Inc.(b) ...............................................           235
    65,000 CIGNA Corp. ...............................................................         5,046
    40,000 MBIA, Inc. ................................................................         2,660
   160,000 Partnerre Holdings Ltd. ...................................................         4,180
   100,000 St. Paul Cos., Inc. .......................................................         4,925
    40,000 Transatlantic Holding, Inc. ...............................................         2,600
                                                                                            --------
                                                                                              22,691
                                                                                            --------

Continued


42

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Disciplined Value Fund
-------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED  JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)

Disciplined Value Fund

SHARES OR
PRINCIPAL                                       SECURITY                                      MARKET
  AMOUNT                                      DESCRIPTION                                      VALUE
  ------        ----------------------------------------------------------------------         -----
COMMON STOCKS, CONTINUED
Metals & Mining (2.9%):
   160,000 Asarco, Inc. ..............................................................       $ 4,880
   320,000 Kloff Gold Mines ..........................................................         3,480
    90,000 Phelps Dodge Corp. ........................................................         5,310
                                                                                            --------
                                                                                              13,670
                                                                                            --------
Multiple Industry (2.9%):
   220,000 American Financial Group ..................................................         5,720
   270,000 Hanson PLC ................................................................         4,759
   235,000 U.S. Industries, Inc. .....................................................         3,202
                                                                                            --------
                                                                                              13,681
                                                                                            --------
Non-Residual Construction (1.0%):
   205,000 Granite Construction, Inc. ................................................         4,561
                                                                                            --------

Petroleum--Domestic (3.1%):
   150,000 Ashland, Inc. .............................................................         5,269
   110,000 Murphy Oil Corp. ..........................................................         4,510
   185,000 Sun Co., Inc. .............................................................         5,064
                                                                                            --------
                                                                                              14,843
                                                                                            --------
Petroleum--International (4.2%):
   110,000 Exxon Corp. ...............................................................         7,769
   210,000 Repsol S.A.-ADR ...........................................................         6,641
   180,000 Total S.A.-ADR ............................................................         5,445
                                                                                            --------
                                                                                              19,855
                                                                                            --------
Publishing (2.2%):
    80,000 Knight-Rider, Inc. ........................................................         4,550
   240,000 New York Times Co., Class A ...............................................         5,640
                                                                                            --------
                                                                                              10,190
                                                                                            --------
Railroad (1.5%):
   125,000 Conrail, Inc. .............................................................         6,953
                                                                                            --------

Retail--Food Stores (1.2%):
   500,000 Brunos Inc. ...............................................................         5,812
                                                                                            --------

Retail--General Merchandise (0.6%):
   200,000 TJX Cos., Inc. ............................................................         2,650
                                                                                            --------

Retail--Specialty (4.4%):
   300,000 Charming Shoppes, Inc. ....................................................         1,575
   700,000 Hechinger Co., Class A ....................................................         5,031
   260,000 Ross Stores ...............................................................         3,055
   300,000 Smith Food & Drug .........................................................         5,925
   105,000 Tandy Corp. ...............................................................         5,447
                                                                                            --------
                                                                                              21,033
                                                                                            --------
Savings & Loans (0.4%):
    68,900 ONBANCorp, Inc. ...........................................................      $  1,955
                                                                                            --------
Textile (0.8%):
   105,000 Spring Industries, Inc., Class A ..........................................         3,911
                                                                                            --------
Tobacco (0.9%):
   110,000 American Brands, Inc. .....................................................         4,373
                                                                                            --------
Trucking (1.2%):
   125,000 Roadway Services, Inc.(b) .................................................         5,906
                                                                                            --------
Utilities--Electric (12.1%):
   200,000 Central & South West Corp. ................................................         5,250
   150,000 Consolidated Edison Co., Inc. .............................................         4,425
   200,000 Florida Progress Corp. ....................................................         6,250
   150,000 General Public Utilities Corp. ............................................         4,462
   100,400 LG&E Energy Corp. .........................................................         3,916
   186,100 New York State Electric & Gas .............................................         4,350
   142,400 Northern States Power Co. .................................................         6,568
   160,000 Oklahoma Gas & Electric ...................................................         5,620
   200,000 SCE Corp. .................................................................         3,425
   170,000 Union Electric Co. ........................................................         6,332
   235,000 Wisconsin Energy Corp. ....................................................         6,580
                                                                                            --------
                                                                                              57,178
                                                                                            --------
Utilities--Telephone (5.7%):
    90,000 Ameritech Corp. ...........................................................         3,960
    70,000 Bellsouth Corp. ...........................................................         4,445
   150,000 Southern New England Telecommunications ...................................         5,288
   150,000 Tele Danmark A/S-ADR ......................................................         4,200
   120,000 Telefonica de Espana ......................................................         4,650
   155,000 Telefonos de Mexico--CL-L ADR .............................................         4,592
                                                                                            --------
                                                                                              27,135
                                                                                            --------
Total Common Stocks ..................................................................       433,138
                                                                                            --------
Total Investments, at value ..........................................................       433,138
                                                                                            --------
REPURCHASE AGREEMENTS (7.7%):
$36,243,000 Lehman Brothers, 6.10%, dated
              6/30/95, due 7/3/95 (Collateralized
              by $38,395,000 various
              Federal National Mortgage Assoc., 0.00%,
              1/22/96-3/1/96, market
              value--$36,968).........................................................        36,243
                                                                                            --------
Total Repurchase Agreements ..........................................................        36,243
                                                                                            --------
Total (Cost--$441,020)(a) ............................................................      $469,381
                                                                                            --------
                                                                                            --------

--------------

Percentages indicated are based on net assets of $473,312.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of approximately $72. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

           Unrealized appreciation ......................... $37,097
           Unrealized depreciation ........................   (8,808)

           Net unrealized appreciation ....................  $28,289

(b) Represents non-income producing security.

See notes to financial statements.
                                                                              43

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Small Company Growth Fund
-------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS,  JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                                       SECURITY                                   MARKET
  AMOUNT                                      DESCRIPTION                                   VALUE
----------    ------------------------------------------------------------------         --------
COMMON STOCK (95.3%):
Air Transport (0.3%):
   114,400  American West(b) ...................................................           $1,387
                                                                                         --------

Aluminum (0.7%):
   100,000  Alumax, Inc.(b) ....................................................            3,113
                                                                                         --------

Apparel (2.1%):
   100,000  Jones Apparel Group(b) .............................................            2,987
   105,000  Nautica Enterprises, Inc.(b) .......................................            3,806
   80,000   Tommy Hilfiger(b) ..................................................            2,240
                                                                                         --------
                                                                                            9,033
                                                                                         --------
Banks (4.1%):
   30,000   Amsouth Bancorp ....................................................              979
   60,000   BayBanks, Inc. .....................................................            4,755
   35,000   First American Corp. -- Tennessee ..................................            1,256
   30,000   First Commerce Corp. ...............................................              885
   10,000   First Tennessee National Corp. .....................................              464
   60,000   Integra Financial Corp. ............................................            2,918
   50,000   Midatlantic Corp., Inc. ............................................            2,000
   30,000   Southtrust Corp.(b) ................................................              694
   20,000   UJB Financial Corp. ................................................              607
   30,000   Union Planters Corp. ...............................................              802
   100,000  Washington Mutual, Inc. ............................................            2,344
                                                                                          --------
                                                                                           17,704
                                                                                          --------
Beverages (0.8%):
   75,000   Canadiagua Wine(b) .................................................            3,356
                                                                                          --------

Business Equipment & Services (4.0%):
   132,000  Barefoot, Inc. .....................................................            1,831
   50,000   Cintas Corp. .......................................................            1,775
   80,000   Franklin Quest(b) ..................................................            1,920
   30,000   Olsten Corp. .......................................................              982
   190,200  Pyxis Corp.(b) .....................................................            4,303
   80,000   Service Corp., Inc. ................................................            2,530
   100,000  United Waste Systems, Inc.(b) ......................................            3,600
                                                                                          --------
                                                                                            16,941
                                                                                          --------
Capital Equipment (4.7%):
   49,500   Diebold, Inc. ......................................................             2,153
   222,000  Gasonics International(b) ..........................................             6,327
   99,800   Giddings & Lewis, Inc. .............................................             1,784
   160,000  Harnischfeger Industries, Inc. .....................................             5,540
   53,000   Teleflex, Inc. .....................................................             2,279
   70,000   Wabash National Corp. ..............................................             2,179
                                                                                          --------
                                                                                            20,262
                                                                                          --------
Chemical--Petroleum & Inorganic (0.0%):
   5,800    Schulman, Inc. .....................................................               167
                                                                                          --------

Chemical--Specialty (1.2%):
   90,400   Air Gas Industry(b) ................................................             2,430
   50,000   Minerals Technologies, Inc. ........................................             1,800
   91,000   Uniroyal Chemical(b) ...............................................             1,035
                                                                                          --------
                                                                                             5,265
                                                                                          --------
Coal (0.4%):
   70,000   Pittston Co. .......................................................             1,680
                                                                                          --------

Communications Equipment (0.9%):
   60,000   Antec Corp.(b) .....................................................               990
   55,000   StrataCom, Inc.(b) .................................................             2,681
                                                                                          --------
                                                                                             3,671
                                                                                          --------
Computers--Peripherals (7.2%):
   120,000  American Power(b) ..................................................             2,745
   90,000   Cadence Designs(b) .................................................             2,914
   5,000    Chipcom Corp.(b) ...................................................               119
   130,000  Danka Business Systems ADR .........................................             3,144
   140,700  Global Village Communication(b) ....................................             2,198
   21,200   Informix Corp.(b) ..................................................               538
   130,000  Keane, Inc.(b) .....................................................             3,234
   30,000   Landmark Graphics(b) ...............................................               765
   20,000   Parametric Technology(b) ...........................................               995
   150,500  Quantum Corp.(b) ...................................................             3,443
   54,500   Read-Rite Corp.(b) .................................................             1,458
   140,000  Softkey International(b) ...........................................             4,462
   40,000   Sterling Software(b) ...............................................             1,540
   50,000   Synopsis, Inc.(b) ..................................................             3,131
   5,000    System Software Assoc., Inc. .......................................               100
                                                                                          --------
                                                                                            30,786
                                                                                          --------
Construction Materials (0.7%):
   34,200   Crane Co. ..........................................................             1,240
   70,000   Fastenal Corp. .....................................................             1,912
                                                                                          --------
                                                                                             3,152
                                                                                          --------
Consumer Electronics (0.9%):
   90,500   Harman International ...............................................             3,665
                                                                                          --------
Cosmetic Toiletry (0.4%):
   50,000   Alberto Culver Co. .................................................             1,513
                                                                                          --------
Electrical Equipment (1.0%):
   83,500   Federal Signal Corp. ...............................................             1,806
   61,920   Mark IV ............................................................             1,331
   60,000   Whittaker Corp.(b) .................................................             1,320
                                                                                          --------
                                                                                             4,457
                                                                                          --------
Electronic Components (11.8%):
   50,000   Altera Corp.(b) ....................................................             2,162
   60,000   Amphenol Corp(b) ...................................................             1,748
   125,000  Analog Devices, Inc.(b) ............................................             4,250
   74,000   Applied Materials, Inc.(b) .........................................             6,410
   53,700   Cabletron Systems(b) ...............................................             2,860
   66,500   Cypress Semiconductors(b) ..........................................             2,693
   159,700  FSI International, Inc.(b) .........................................             3,724

Continued

44

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Small Company Growth Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                          SECURITY                              MARKET
  AMOUNT                           DESCRIPTION                            VALUE
  ------      -------------------------------------------------------    ------
COMMON STOCK, CONTINUED:
Electronic Components, continued:
    225,000   Genus, Inc.(b)..........................................  $ 3,051
     70,000   Komag, Inc.(b)..........................................    3,640
    180,000   Lattice Semiconductor Corp.(b) .........................    6,188
     80,000   Micro Chip Technology(b) ...............................    2,910
    150,000   National Semiconductor Corp.(b) ........................    4,163
     10,500   Nexgen(b)...............................................      248
      5,000   Paradigm Technology, Inc.(b) ...........................       70
     10,000   Store Media(b)..........................................      315
     90,800   VLSI Technology, Inc.(b) ...............................    2,735
     15,000   Xilinx, Inc.(b).........................................    1,410
     35,000   Zilog, Inc.(b)..........................................    1,746
                                                                       --------
                                                                         50,323
                                                                       --------
Electronic Instruments (4.9%):
       900   Asyst Technologies, Inc.(b) .............................       33
    28,000   KLA Instruments Corp.(b) ................................    2,163
   145,500   LTX Corp.................................................    1,291
   110,000   Silicon Valley Group, Inc.(b) ...........................    3,988
    65,000   Tektronix, Inc...........................................    3,201
    75,000   Teradyne, Inc.(b)........................................    4,903
   155,000   Ultratech Stepper, Inc.(b) ..............................    5,463
                                                                       --------
                                                                         21,042
                                                                       --------
Finance Companies (3.2%):
   127,000   Aames Financial Corp. ...................................    2,302
    50,000   Advanta Corp.............................................    1,888
    75,000   Capital One Financial Corp. .............................    1,463
   159,300   Olympic Financial Ltd.(b) ...............................    2,658
    20,000   Regional Acceptance Corp.(b) ............................      355
    59,000   Robert Half International, Inc.(b) ......................    1,512
   100,000   The Money Store, Inc. ...................................    3,581
                                                                       --------
                                                                         13,759
                                                                       --------
Food & Related (0.8%):
   100,000   General Nutrition Co.(b) ...............................     3,513
                                                                       --------

Forest/Paper Products (2.6%):
     80,000  Bowater, Inc............................................     3,590
     55,000  Chesapeake Corp.........................................     1,712
     70,000  Federal Paper Board, Inc. ..............................     2,476
     60,000  Rayonier, Inc...........................................     2,130
     30,000  Sealed Air Corp.(b).....................................     1,320
                                                                       --------
                                                                         11,228
                                                                       --------
Gold/Precious Metals (0.5%):
     45,300  ASA Ltd................................................      1,947
                                                                       --------

Health Care--Drugs (6.3%):
     91,000  Cardinal Health, Inc....................................     4,300
    150,000  Elan Corp. ADS(b).......................................     6,113
     56,500  Forest Laboratories(b)..................................     2,507
     55,150  Genzyme Corp............................................     2,206
     57,500  Mycogen Corp.(b)........................................       474
    130,000  Sunrise Medical, Inc.(b) ...............................     4,046
    105,000  Teva Pharmaceutical.....................................     3,937
     80,000  Watson Pharmaceutical(b) ...............................     3,120
                                                                       --------
                                                                         26,703
                                                                       --------
Health Care--General (1.8%):
     54,000  Amerisource(b)..........................................     1,232
     65,700  APPS Dental(b)..........................................       750
     70,000  Horizon Health(b).......................................     1,251
      2,500  Sun Healthcare(b).......................................        39
    100,000  Value Health, Inc.(b)...................................     3,225
     60,000  Ventritex, Inc.(b)......................................     1,013
                                                                       --------
                                                                          7,510
                                                                       --------
Homebuilding, Mobil Homes (0.8%):
     85,000  Oakwood Homes...........................................     2,178
     50,000  Webb Corp...............................................     1,163
                                                                       --------
                                                                          3,341
                                                                       --------
Hospital Supply & Management (2.4%):
     45,000  HBO & Co.(b)............................................     2,453
     60,000  Health Management Assoc., Inc.(b) ......................     1,755
     60,000  Healthcare Compare Corp.(b) ............................     1,800
     40,000  Healthcare & Retirement(b) .............................     1,170
      5,300  Medaphis Corp.(b).......................................       115
     60,000  Mid Atlantic Medical Services(b) .......................     1,110
    145,100  Physicians Resource Group, Inc.(b) .....................     1,941
                                                                       --------
                                                                         10,344
                                                                       --------
Hotels & Gaming (0.5%):
     65,000  Hospitality Franchise Systems(b) .......................     2,251
                                                                       --------

Household--Major Appliances (0.1%):
     30,000  Juno Lighting, Inc......................................       480
                                                                       --------

Insurance--Life (0.4%):
     15,000  Equitable of Iowa.......................................       493
     40,000  Protective Life Corp....................................     1,090
                                                                       --------
                                                                          1,583
                                                                       --------
Insurance--Property/Casualty (2.4%):
     60,000  Allied Group, Inc.......................................     1,710
     70,000  MGIC Investment Corp....................................     3,281
     70,000  Mid Ocean Ltd...........................................     2,214
     90,000  Midland Financial.......................................     1,665
     29,300  PMI Group, Inc..........................................     1,271
                                                                       --------
                                                                         10,141
                                                                       --------
Leisure Time Industries (1.2%):
    100,000  Loewen Group, Inc.......................................     3,563
     40,000  Stewart Enterprises.....................................     1,340
                                                                       --------
                                                                          4,903
                                                                       --------


Continued

                                                                             45

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Small Company Growth Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


SHARES OR
PRINCIPAL                       SECURITY                                 MARKET
 AMOUNT                       DESCRIPTION                                 VALUE
 ------        ---------------------------------------------------        -----
COMMON STOCK, CONTINUED:
Mining (0.6%):
       90,500  Asarco, Inc.........................................    $  2,760
                                                                       --------

Motor Vehicle Parts (2.0%):
      109,600  Allen Group..........................................      3,247
      118,800  Copart, Inc.(b)......................................      2,703
        9,100  Exide Corp...........................................        391
       10,000  Gentex Corp.(b)......................................        198
       83,500  Titan Wheel International, Inc. .....................      2,150
                                                                       --------
                                                                          8,689
                                                                       --------
Motor Vehicles (0.5%):
      200,000  AmeriCredit Corp.(b).................................      2,225
                                                                       --------


Multiple Industry (2.2%):
       15,400  ACT Networks, Inc.(b).................................       266
       56,000  American Radio(b).....................................     1,274
        2,000  HNC Software(b).......................................        42
      144,400  Mobil Media(b)........................................     2,960
      100,000  Numerex Corp..........................................     1,125
       15,500  Oak Technologies(b)...................................       570
      116,800  Studio Plus Hotels, Inc. .............................     1,956
       60,000  Whitman Corp..........................................     1,163
                                                                       --------
                                                                          9,356
                                                                       --------
Non-Residential Construction (0.4%):
       89,900  CDI Co.p.(b) .........................................     1,843
                                                                       --------
Petroleum--Domestic (2.6%):
      115,000  Apache Corp...........................................     3,148
      100,100  Noble Affiliates, Inc.................................     2,552
       50,000  Quaker State Corp.      ..............................       750
      200,000  Union Texas Petroleum Holdings .......................     4,225
       20,000  Valero Energy.........................................       405
                                                                       --------
                                                                         11,080
                                                                       --------

Petroleum--Services (1.3%):
      109,000  NL Industries, Inc.(b)................................     1,458
      128,200  Seitel, Inc.(b).......................................     3,974
                                                                       --------
                                                                          5,432
                                                                       --------
Photography Equipment (0.2%):
       49,100  X-Rite, Inc...........................................       908
                                                                       --------

Publishing (0.9%):
       90,900  Meredith Corp.........................................     2,306
       29,000  Scholastic Corp.(b)...................................     1,573
                                                                       --------
                                                                          3,879
                                                                       --------
Restaurants (2.3%):
      161,700  Apple South...........................................     3,153
      150,600  Bob Evans Farms, Inc..................................     3,068
       99,000  Lone Star Restaurants(b) .............................     3,001
       15,200  Starbucks Corp.(b)....................................       541
                                                                       --------
                                                                          9,763
                                                                       --------
Retail--Food Stores (0.7%):
      100,000  Eckerd Corp.(b).......................................     3,200
                                                                       --------


Retail--Specialty Stores (5.0%):
       40,000  Bed & Bath & Beyond(b)................................       970
      300,000  Borders Group, Inc.(b)................................     4,312
      173,600  Global Directmail Corp.(b) ...........................     3,429
       40,000  Gymboree Corp.(b).....................................     1,162
       30,300  Just For Feet, Inc....................................     1,208
       15,000  Michael's Stores(b)...................................       319
      140,000  Officemax, Inc.(b)....................................     3,903
       36,000  Revco D.S., Inc.(b)...................................       864
       65,000  Sunglass Hut Intl., Inc.(b) ..........................     2,275
       90,000  Tiffany & Co..........................................     3,060
                                                                       --------
                                                                         21,502
                                                                       --------
Savings & Loans (1.7%):
       20,000  Astoria Financial Corp.(b) ...........................       715
       25,000  California Federal Bank(b) ...........................       328
       40,000  Commercial Federal Corp.(b) ..........................     1,090
       25,000  FirstFed Michigan Corp. ..............................       700
       30,500  First Financial Corp. Wisconsin ......................       534
       80,000  Great Western Financial Corp. ........................     1,650
       65,500  Standard Federal Bancorp .............................     2,202
                                                                       --------
                                                                          7,219
                                                                       --------
Securities & Commercial Brokers (1.6%):
       60,000  First USA, Inc........................................     2,663
       60,000  Insurance Auto Auctions, Inc.(b) .....................     1,755
       67,000  Mutual Risk Management, Ltd. .........................     2,245
                                                                       --------
                                                                          6,663
                                                                       --------
Textile (0.5%):
      100,000  G & K Services........................................     1,950
                                                                       --------

Timeshare & Software (0.9%):
       70,000  Fiserv, Inc.(b).......................................     1,969
       64,400  Uunet Technologies, Inc.(b) ..........................     1,771
                                                                       --------
                                                                          3,740
                                                                       --------
Trucking (0.8%):
       80,000  American Freightways Corp.(b) ........................     1,640
       90,000  TNT Freightways Corp..................................     1,789
                                                                       --------
                                                                          3,429
                                                                       --------
Utilities--Electric (1.2%):
      215,000  California Energy, Inc.(b) ...........................     3,521
       52,000  Enron Global Power & Pipeline ........................     1,235


Continued



46

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Small Company Growth Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)

SHARES OR
PRINCIPAL                                        SECURITY                                      MARKET
 AMOUNT                                        DESCRIPTION                                      VALUE
 ------          ----------------------------------------------------------------------         -----
COMMON STOCK, CONTINUED:
Utilities--Electric, continued:
      5,500  Lincoln Electric .........................................................      $    165
                                                                                             --------
                                                                                                4,921
                                                                                             --------
Utilities--Gas & Pipeline (0.2%):
     60,000  Westcoast, Inc. ..........................................................           885
                                                                                             --------

Utilities--Telephone (0.6%):
     72,000  Telephone & Data Systems, Inc. ...........................................         2,619
                                                                                             --------
  Total Common Stocks .................................................................       407,283

PARTICIPATING UNITS (0.0%):

      3,040  Apria Healthcare Group, Inc................................................           86
                                                                                             --------
  Total Participating Units ...........................................................            86
                                                                                             --------
  Total Investments, at value .........................................................       407,369
                                                                                             --------

REPURCHASE AGREEMENTS (2.9%):
        $12,390,000  Lehman Brothers, 6.10%, dated
                       6/30/95, due 7/3/95
                       (Collateralized by $12,925,000
                       various U.S Government
                       Securities, 0.00%, 7/5/95-5/31/96,
                       market value--$12,639) .........................................      $ 12,390
                                                                                             --------
  Total Repurchase Agreements .........................................................        12,390
                                                                                             --------
  Total (Cost--$362,501)(a) ...........................................................      $419,759
                                                                                             --------
                                                                                             --------


-------------

Percentages indicated are based on net assets of $427,483.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of approximately $1,410. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

                    Unrealized appreciation ........   $ 64,660
                    Unrealized depreciation ........     (8,812)
                                                       --------
                    Net unrealized appreciation.....   $ 55,848
                                                       --------
                                                       --------


(b)  Represents non-income producing security.

ADR--American Depository Receipt

See notes to financial statements.

                                                                              47

THE ONE GROUP FAMILY OF MUTUAL FUNDS
INTERNATIONAL EQUITY INDEX FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)

      SHARES OR
      PRINCIPAL                                  SECURITY                                      MARKET
        AMOUNT                                 DESCRIPTION                                      VALUE
        ------                                 -----------                                     ------
COMMON STOCKS (97.6%):
Argentina (0.8%):
         53 Ba Embotllodora ...........................................................       $   67
     60,475 Cia Bavuera Oerez Companc SA ..............................................          254
      4,954 Ciadea SA .................................................................           24
     89,920 Telecom Argentina SA--Class B .............................................          409
    258,880 Telefonica de Argentina--Class B ..........................................          650
     17,801 Yacimentos Petroliferos Fiscades SA .......................................          339
                                                                                              ------
                                                                                               1,743
                                                                                              ------
Australia (2.3%):
    220,700 Boral Ltd. ................................................................          551
     69,520 Broken Hill Proprietary Co. ...............................................          854
     25,225 Coles Myer Ltd. ...........................................................           79
     55,500 CSR Ltd. ..................................................................          173
     41,900 Email Ltd. ................................................................          102
     51,900 Fai Insurances Ltd. .......................................................           21
    138,000 General Property Trust ....................................................          233
     80,000 M.I.M. Holdings Ltd. ......................................................           99
    119,800 National Australian Bank Ltd. .............................................          945
     20,250 News Corp. Ltd. ...........................................................          100
     20,800 Newcrest Mining Ltd. ......................................................           88
    126,700 Pioneer International Ltd. ................................................          315
     40,400 Southcorp Holdings Ltd. ...................................................           81
    104,800 Stockland Group ...........................................................          244
     88,900 News Corp. Ltd. ...........................................................          496
     54,600 TNT Ltd.(b) ...............................................................           72
     47,200 Western Mining Corp., Holding Ltd. ........................................          259
     81,100 Westfield Trust Units .....................................................          142
     93,900 Westpac Banking Corp.(b) ..................................................          339
                                                                                              ------
                                                                                               5,193
                                                                                              ------
Austria (1.5%):
       950 Austrian Airlines(b) .......................................................          161
    13,650 Bank of Austria ............................................................        1,136
     1,950 Bank of Austria, Participating Certificates ................................           69
       250 BWT AG .....................................................................           30
     1,848 Constantia Industries Holding(b) ...........................................          124
     2,450 Creditanstalt Bankverein ...................................................          144
     1,100 EA Generali AG .............................................................          324
     1,000 Lenzing AG .................................................................           93
     3,450 OEMV AG ....................................................................          398
       850 Osterreichische Brau-Beteiligungs AG .......................................           45
     5,350 Osterreichische Elekrizitaitswirts AG(b) ...................................          392
     6,500 Steyr-Daimler-Puch AG(b) ...................................................          117
     1,300 Veitsch-Radex AG(b) ........................................................           31
       750 Wienerberger Baustoffindustrie AG ..........................................          288
                                                                                              ------
                                                                                               3,352
                                                                                              ------
Belgium (1.9%):
    17,580 Delhaize Le Lion--PS .......................................................          792
     5,597 Electrabel NPV .............................................................        1,184
     1,592 Fortis AG ..................................................................          169
     1,116 GBL Bruxelles Lambert--PS ..................................................          150
     1,017 Generale de Banque SA ......................................................          327
       346 Kredietbank ................................................................           82
     1,302 Kredietbank AFVL ...........................................................          309
     2,990 NV Union Miniere SA(b) .....................................................          196
     2,236 Petrofina SA NPV ...........................................................          676
       699 Royal Belge SA .............................................................          132
       343 Solvay SA ..................................................................          190
                                                                                              ------
                                                                                               4,207
                                                                                              ------
Brazil (0.9%):
   378,000 Centrais Eletrobras ........................................................          104
 1,133,000 Cia Vale Do Rio Doce .......................................................          332
 1,211,000 Eletrobras Cent El .........................................................          329
   355,000 Light Servicos de El .......................................................          112
   886,000 Petrol Brasil ..............................................................           77
   141,000 Sadia Concordia SA .........................................................          131
 3,589,000 Sid Nacional ...............................................................           81
    13,000 Souza Cruz .................................................................           99
10,660,819 Telec Brasileiras TE .......................................................          337
   828,000 Telesp Tel S Paulo .........................................................          105
 1,458,000 Vale Rio Doce ..............................................................          224
                                                                                              ------
                                                                                               1,931
                                                                                              ------
Denmark (1.3%):
     3,550 Carlsberg AG ...............................................................          165
     2,650 Carlsberg AS-B .............................................................          124
     4,900 Den Danske Bank ............................................................          308
        13 D/S 1912--B ................................................................          248
         9 D/S Svendborg--B ...........................................................          247
       300 FLS Industries A/S B .......................................................           30
     2,850 ISS--International Service System--Class B .................................           74
       300 J Lauritzen Holdings A/S ...................................................           59
       250 Korn-Og Foderstof ..........................................................           10
       150 NKT Holdings AS ............................................................            9
     3,100 Novo Nordisk A/S B .........................................................          331
     3,072 Royal Copenhagen A/S Class A ...............................................          273
       600 Superfos AS ................................................................           49
    12,650 Tele Danmark AS Class B ....................................................          704
     3,750 Unidanmark A/S A ...........................................................          184
                                                                                              ------
                                                                                               2,815
                                                                                              ------
Finland (0.8%):
   135,320 Kansallis Banking Group(b) .................................................          147
    16,400 Kymmene OY .................................................................          511
    14,500 Nokia AB ...................................................................          860
     8,200 Repola OY SI ...............................................................          173
     1,200 Sampo Insurance Co. A Free .................................................           60
    40,400 Unitas Bank Ltd. A(b) ......................................................          131
                                                                                              ------
                                                                                               1,882
                                                                                              ------
France (9.4%):
     2,200 Accor SA ...................................................................          293
    11,800 Alcatel Alsthom ............................................................        1,063
    12,450 Axa SA .....................................................................          673


Continued

48

THE ONE GROUP FAMILY OF MUTUAL FUNDS
INTERNATIONAL EQUITY INDEX FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)

      SHARES OR
      PRINCIPAL                                  SECURITY                                   MARKET
        AMOUNT                                 DESCRIPTION                                   VALUE
        ------                                 -----------                                  ------
COMMON STOCKS, CONTINUED:
France, continued:
   12,200 Banque National de Paris ...............................................         $   589
    3,000 BIC ....................................................................             495
    1,050 Bouygues ...............................................................             126
    8,200 Carnaud Metal Box--SA ..................................................             367
    1,680 Carrefour ..............................................................             861
      440 Chargeurs ..............................................................              86
    7,300 Cie Financiere de Paribas ..............................................             439
    4,950 Compagnie de St. Gobain(b) .............................................             599
    9,600 Compagnie de Suez ......................................................             535
   17,850 Compagnie Francaise de Petroleum Total(b) ..............................           1,075
      750 Compagnie Francaise de Petroleum Total Certificates Petroliers(b) ......              34
    7,150 Compagnie Generale des Eaux ............................................             797
      650 Credit Foncier de France ...............................................              72
    5,250 Danone Group ...........................................................             884
    1,150 Dollfus-Mieg & Cie .....................................................              65
    1,650 Ecco SA ................................................................             259
   21,350 Elf Aquitaine ..........................................................           1,579
    6,600 Elf Sanofi .............................................................             366
    4,450 Eridania Beghin Say ....................................................             687
    3,250 Havas ..................................................................             258
    1,300 Imetal .................................................................             153
    5,455 L'Air Liquide ..........................................................             872
    6,235 Lafarge Coppee .........................................................             485
    7,750 Lagardere Group ........................................................             161
    7,750 Lagardere Group Warrants ...............................................               5
    2,000 Legrand(b) .............................................................             318
    4,450 L'Oreal ................................................................           1,117
    8,140 LVMH Moet Hennessy Louis Vuitton .......................................           1,466
    3,700 Lyonnaise des Eaux Dumez ...............................................             350
    7,550 Michelin B .............................................................             335
    8,120 Pernod Ricard ..........................................................             534
    1,500 Pinault-Printemps Redoute(b) ...........................................             322
    1,200 Promodes ...............................................................             274
    4,350 PSA Peugeot Citroen(b) .................................................             604
   26,850 Rhone-Poulenc--A .......................................................             606
    5,450 Schneider SA ...........................................................             431
      450 Societe d'Applications Generales D'electricite et de Mecanique(b) ......             259
    5,273 Societe Generale de Paris ..............................................             617
    8,350 Thomson CSF(b) .........................................................             187
                                                                                           -------
                                                                                            21,298
                                                                                           -------
Germany (14.4%):
      600 AGIV AG--Fuer Industrie und Verkehrswesen ..............................             194
    2,474 Allianz AG Holdings ....................................................           4,429
    1,924 Allianz AG Holdings Rights(b) ..........................................             143
      440 AMB--AAchener und Muenchener-Beteiligungs AG ...........................             305
      110 AMB--AAchener und Muenchener-Beteiligungs AG, Registered ...............              81
      280 Asko deutsche kaufhaus AG ..............................................             175
    4,780 BASF AG ................................................................           1,019
    5,530 Bayer AG ...............................................................           1,373
    1,310 Bayer Hypotheken--und Wechsel-Bank AG ..................................             357
    1,730 Bayerische Vereinsbank(b) ..............................................             524
      430 Beiersdorf .............................................................             341
      220 Bilfinger & Berger Bau AG ..............................................             102
       17 CKAG Colonia Knozern ...................................................              15
      230 Colonia konzern AG-R ...................................................             207
    4,540 Daimler Benz AG ........................................................           2,087
      730 Degussa ................................................................             228
   46,900 Deutsche Bank AG .......................................................           2,280
    3,680 Deutsche Lufthansa AG(b) ...............................................             532
      310 Douglas Holdings AG ....................................................             117
   28,800 Dresdner Bank AG .......................................................             832
      150 Escada AG ..............................................................              33
      900 Fag Kuglefischer George Schaefer Kommanditgesellschaft Auf Aktien(b) ...             123
      490 Heidelberger Zement AG .................................................             419
      900 Hochtief AG ............................................................             504
      500 Karstadt AG ............................................................             219
    1,170 Kaufhof AG .............................................................             420
    2,270 Kloeckner, Humbolt-Deutz AG(b) .........................................              75
      490 Linde AG(b) ............................................................             290
      490 Linotype-Hell AG(b) ....................................................             109
    1,060 Man AG .................................................................             272
    3,880 Mannesmann AG ..........................................................           1,184
       70 Muenshener Ruechver-Sicherungs Gesellschaft ............................             132
      785 Muenshener Ruechver-Richerung Gesellschaft--Vink .......................           1,718
    2,780 Preussag AG ............................................................             831
    3,177 RWE--Rheinisch-Westfaelisches Elektrizitaetswerk AG ....................           1,103
      220 Salamander AG ..........................................................              46
      690 SAP AG .................................................................             916
      470 SAP AG--Vorzug .........................................................             595
    4,500 Schering AG ............................................................             314
    6,370 Siemens AG .............................................................           3,153
    3,265 Thyssen AG(b) ..........................................................             608
    6,230 Veba AG ................................................................           2,443
    1,550 Viag AG ................................................................             608
    3,670 Volkswagen AG ..........................................................           1,056
      580 Volkswagen AG Vorzugsaktien ............................................             128
                                                                                           -------
                                                                                            32,640
                                                                                           -------
Greece (1.1%):
    6,700 Alpha Credit Bank ......................................................             372
    9,931 Commercial Bank of Greece ..............................................             424
    6,650 Ergo Bank ..............................................................             306
   11,050 Hellenic Bottling ......................................................             328
    8,650 Hellenic Sugar .........................................................             131
   26,960 Heracles General Cement Co. ............................................             264

Continued

                                                                              49

THE ONE GROUP FAMILY OF MUTUAL FUNDS
INTERNATIONAL EQUITY INDEX FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


      SHARES OR
      PRINCIPAL                           SECURITY                         MARKET
        AMOUNT                           DESCRIPTION                        VALUE
        ------                           -----------                       ------
COMMON STOCKS, CONTINUED:
Greece, continued:
      2,900 Intracom SA ...........................................        $    80
      7,090 Intracom GRD 700 BR Bonus Issue(b) ....................            166
      5,900 National Bank of Greece ...............................            322
                                                                           -------
                                                                             2,393
                                                                           -------
Hong Kong (0.8%):
    158,400 Applied International Holdings(b) .....................             16
     30,700 Bank of East Asia .....................................             92
     95,000 Cathay Pacific Airways ................................            139
    106,000 Hong Kong Telecommunications ..........................            210
    145,000 Hutchison Whampoa .....................................            701
    215,000 Oriental Press Group ..................................             87
     68,000 Swire Pacific Ltd. A ..................................            519
     13,000 Television Broadcasts .................................             46
     13,440 Wing Lung Bank ........................................             76
                                                                           -------
                                                                             1,886
                                                                           -------
Indonesia (1.3%):
    167,000 Astra International PT--Foreign Registry ..............            296
     25,000 Bank International Indonesia PT .......................             77
    136,000 Bank International Indonesia PT--Foreign Registry .....            318
    203,000 Barito Pacific Tim ....................................            292
     41,500 Gudang Garam ..........................................            319
     69,000 Indocement Tunggal Prakarsa PT--Foreign Registry ......            271
     45,000 Indosat PT ............................................            171
     40,500 Init Indorayon ........................................             88
  1,246,000 Polysindo Eka Perkasa PT(b) ...........................            700
     36,000 Sampoerna HS ..........................................            283
     86,000 Smart(b) ..............................................             91
     53,000 Smart Valorin(b) ......................................             56
                                                                           -------
                                                                             2,962
                                                                           -------
Ireland (0.2%):
     55,400 Allied Irish Banks ....................................            261
     27,400 James Crean PLC .......................................             96
                                                                           -------
                                                                               357
                                                                           -------
Italy (6.6%):
     19,800 Acciaerie e Ferriere Lombarde Falck SPA(b) ............             28
    206,000 Alitalia SPA ..........................................             98
    103,480 Assicorazioni Generali SPA ............................          2,432
    207,000 Banca Commerciale Italiana ............................            468
     28,200 Banca Nazionale Dell'agricoltura SPA ..................             22
     82,800 Banco Ambrosiano Veneto SPA ...........................            274
     27,800 Benetton Group SPA ....................................            275
     25,500 Burgo .................................................            168
    344,000 Credito Italiano ......................................            399
     69,500 Edison SPA ............................................            310
    506,800 Fiat SPA ..............................................          1,787
    149,400 Fiat SPA Privileged(b) ................................            325
    106,100 Fiat SPA di Risp non convertible(b) ...................            229
    133,000 Fidis-finanziaria di sviluppo SPA .....................            284
     67,800 Impregilo SPA(b) ......................................             65
    202,300 Ing C Olivetti & C SPA(b) .............................            198
    112,600 Istituto Bancario san Paolo di Torina .................            610
     28,000 Italcementi SPA(b) ....................................            193
    106,900 Italgas ...............................................            278
     22,600 La Previdenta Assicurazoni SPA ........................            163
     35,600 La Rinascente SPA .....................................            202
     68,720 Mediobanca SPA ........................................            499
    636,000 Montedison SPA ........................................            455
    166,100 Parmalat finanziaria SPA ..............................            148
    240,900 Pirelli SPA(b) ........................................            320
     51,300 Ras--Riuniune Adriatici de Sicurta SPA ................            543
     15,200 Ras RNC ...............................................             97
     13,600 Riunione Adruatica di Sicurt SPA di Risp ..............             87
     18,000 Sai--Societa Assicuratrice Industriale SPA ............            192
     55,700 Saipem ................................................            112
     55,700 Sirti SPA .............................................            412
     87,500 SME Meridionale SPA ...................................            218
    994,600 Telecom Italia SPA ....................................          2,696
    214,400 Telecom Italia--di Risp ...............................            454
                                                                           -------
                                                                            15,041
                                                                           -------
Japan (30.1%):
     13,000 Ajinomoto Co. .........................................            134
      9,000 Amano Corp. ...........................................            106
     32,000 Aoki Corp.(b) .........................................            116
      2,000 Arabian Oil Co. .......................................             85
     74,000 Asahi Bank, Ltd. ......................................            790
      3,000 Asahi Breweries Ltd. ..................................             35
     72,000 Asahi Chemical Industry ...............................            473
     20,000 Asahi Glass Co. Ltd. ..................................            221
     27,000 Asahi Optical(b) ......................................             90
     63,000 Asics Corp. ...........................................            175
     56,000 Bank of Tokyo .........................................            898
     78,000 Bank of Yokohama ......................................            662
     19,000 Bridgestone Corp. .....................................            280
     27,000 Canon, Inc. ...........................................            439
     22,000 Chiba Bank ............................................            200
      9,000 Chugai Pharmaceutical .................................             91
     40,000 Citizen Watch .........................................            248
     26,000 Cosmo Oil Co., Ltd. ...................................            147
     18,000 Dai Nippon Printing Co., Ltd. .........................            287
     53,000 Daido Steel Co. .......................................            250
      9,000 Daifuku Co. ...........................................            101
     96,000 Dai-Ichi Kangyo Bank ..................................          1,732
     15,000 Daikin Industries, Ltd. ...............................            121
      9,000 Daishowa Paper Manufacturing Co., Ltd.(b) .............             40
      9,000 Daito Trust ...........................................             84
     17,000 Daiwa House Industries.................................            261

Continued

50

THE ONE GROUP FAMILY OF MUTUAL FUNDS
INTERNATIONAL EQUITY INDEX FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)

      SHARES OR
      PRINCIPAL                           SECURITY                             MARKET
        AMOUNT                           DESCRIPTION                            VALUE
        ------                           -----------                           ------
COMMON STOCK, CONTINUED:
Japan, continued:
     65,000 Daiwa Securities Co., Ltd. ...............................         $  685
     97,000 Denki Kagaku Kogyo(b) ....................................            323
      7,000 Ebara Corp. ..............................................             85
      8,000 Fanuc Co. ................................................            345
    110,000 Fuji Bank Ltd. ...........................................          2,218
     13,000 Fuji Photo Film Ord ......................................            308
      6,000 Fujikura .................................................             35
     22,000 Fujita Corp.(b) ..........................................            104
      5,000 Fujita Kanko, Inc. .......................................            110
     65,000 Fujitsu, Ltd. ............................................            648
     32,000 Furukawa Electric Co. ....................................            151
     23,000 Gunma Bank ...............................................            274
     48,000 Hankyu Corp. .............................................            288
     10,000 Hankyu Department Store ..................................            119
     10,000 Haseko ...................................................             76
     33,000 Hazama-gumi(b) ...........................................            137
      3,000 Hirose Electric ..........................................            186
     94,000 Hitachi, Ltd. ............................................            937
     31,000 Honda Motor Co. ..........................................            475
     22,000 Honshu Paper Co., Ltd. ...................................            129
      4,000 House Food Industry ......................................             84
     78,000 Industrial Bank of Japan .................................          1,958
      6,000 Isetan ...................................................             81
     11,000 Ito Yokado Co., Ltd. .....................................            580
     72,000 Itochu Corp. .............................................            420
     10,000 Iwatani & Co. ............................................             47
    119,000 Japan Air Lines(b) .......................................            764
     44,000 Japan Energy Corp. .......................................            143
     66,000 Japan Steel Works ........................................            147
     20,000 Joyo Bank ................................................            170
     14,000 Jusco Co., Ltd. ..........................................            291
     33,000 Kajima Corp. .............................................            328
      8,000 Kamigumi Co., Ltd. .......................................             80
     32,000 Kaneka Corp. .............................................            206
     28,000 Kansai Electric Power ....................................            753
     14,000 Kao Corp. ................................................            169
     10,000 Kawasaki Kisen(b) ........................................             26
    154,000 Kawasaki Steel Corp.(b) ..................................            512
     29,000 Keihin Railway ...........................................            192
      9,000 Kinden Corp. .............................................            168
    137,000 Kinki Nippon Railway(b) ..................................          1,202
     49,000 Kirin Brewery Co. ........................................            520
    161,000 Kobe Steel, Ltd.(b) ......................................            384
      4,000 Kokuyo Co., Ltd. .........................................             90
     10,000 Komatsu, Ltd. ............................................             76
     53,000 Konica Corp. .............................................            324
     40,000 Koyo Sieko ...............................................            297
     26,000 Kubota Corp. .............................................            166
     56,000 Kumagai Gumi Co. .........................................            234
     15,000 Kurabo Industries ........................................             54
     13,000 Kuraray Co., Ltd. ........................................            141
     26,000 Kureha Chemical Industry .................................            104
      8,000 Kyocera Corp. ............................................            658
     20,000 Kyowa Hakko Kogyo ........................................            194
     21,000 Lion Corp. ...............................................            121
      4,000 Makita Corp. .............................................             55
    123,000 Marubeni Corp. ...........................................            625
     10,000 Marui Co., Ltd. ..........................................            159
     67,000 Matsushita Electric Industrial Co. .......................          1,043
     12,000 Meiji Seika ..............................................             70
     32,000 Menebea Co., Ltd. ........................................            205
      9,000 Misawa ...................................................             75
     48,000 Mitsubishi Corp. .........................................            546
     40,000 Mitsubishi Electric Corp. ................................            281
     51,000 Mitsubishi Estate Co., Ltd. ..............................            574
     74,000 Mitsubishi Heavy Industries ..............................            503
     36,000 Mitsubishi Kasei Corp. ...................................            154
     67,000 Mitsubishi Materials Corp. ...............................            300
     17,000 Mitsubishi Oil Co. .......................................            163
     12,000 Mitsubishi Steel Manufacturing(b) ........................             58
     59,000 Mitsubishi Trust & Banking ...............................            835
     33,000 Mitsui Engineering & Shipbuilding Co.(b) .................             72
     29,000 Mitsui Fudosan ...........................................            332
     14,000 Mitsui Marine & Fire .....................................             92
     30,000 Mitsui Mining & Smelting(b) ..............................             89
     18,000 Mitsui O.S.K. Lines, Ltd.(b) .............................             50
     51,000 Mitsui Taotsu Chemical ...................................            188
     50,000 Mitsui Trust & Banking Co. ...............................            460
     59,000 Mitsui & Co. .............................................            461
     34,000 Mitsui-soko ..............................................            247
      4,000 Mori Seiki(b) ............................................             71
      7,000 Murata Manufacturing Co., Ltd. ...........................            265
     68,000 NEC Corp. ................................................            745
     28,000 New Oji Paper Co., Ltd. ..................................            269
     14,000 NGK Insulators ...........................................            127
     33,000 Nichii Co., Ltd. .........................................            358
     58,000 Niigata Engineering(b) ...................................            171
     15,000 Nippon Beer Sugar Manufacturing ..........................             59
     33,000 Nippon Express Co., Ltd. .................................            304
     11,000 Nippon Fire & Marine .....................................             69
     10,000 Nippon Light Metal Co. ...................................             46
     10,000 Nippon Meat Packers ......................................            146
     50,000 Nippon Oil Co. ...........................................            314
     44,000 Nippon Paper Industries Co. ..............................            285
     31,000 Nippon Sheet Glass .......................................            139
     11,000 Nippon Shinpan Co. .......................................             71
     12,000 Nippon Shokubai K.K. Co. .................................            106
    280,000 Nippon Steel Co. .........................................            911
     27,000 Nippon Yusen Kabushiki Kaisha ............................            151
     24,000 Nippondenso Co., Ltd. ....................................            436
     19,000 Nishimatsu ...............................................            226
    134,000 Nissan Motors Co., Ltd. ..................................            856
     13,000 Nisshinbo Industries .....................................            103
      4,000 Nissin Food Products .....................................             98
    199,000 NKK Corp.(b) .............................................            467
     83,000 Nomura Securities Co., Ltd. ..............................          1,449
     22,000 Noritake Co., Ltd. .......................................            147

Continued

                                                                              51

THE ONE GROUP FAMILY OF MUTUAL FUNDS
INTERNATIONAL EQUITY INDEX FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)

      SHARES OR
      PRINCIPAL                           SECURITY                          MARKET
        AMOUNT                           DESCRIPTION                         VALUE
        ------                           -----------                        ------
COMMON STOCK, CONTINUED:
Japan, continued:
     25,000 NSK, Ltd. .............................................         $   144
     37,000 NTN Corp. .............................................             218
     43,000 Obayashi Corp. ........................................             331
     34,000 Odakyu Electric Railway ...............................             247
     18,000 Okumura Corp. .........................................             171
     17,000 Omron Corp. ...........................................             325
      6,000 Orix Corp. ............................................             200
     82,000 Osaka Gas Corp. .......................................             303
     20,000 Penta Ocean ...........................................             127
     11,000 Pioneer Electronics Corp. .............................             187
     49,000 Ricoh Corp., Ltd. .....................................             421
      5,000 Rohm ..................................................             257
    114,000 Sakura Bank Ltd. ......................................           1,190
     14,000 Sankyo Co., Ltd. ......................................             325
     56,000 Sanyo Electric Co., Ltd. ..............................             275
      6,000 Secom .................................................             377
      4,000 Sega Enterprises, Ltd. ................................             142
      9,000 Seino Transportation ..................................             152
     32,000 Sekisui Chemical ......................................             379
     24,000 Sekisui House, Ltd. ...................................             297
     12,000 Seven Eleven Japan ....................................             859
     52,000 Sharp Corp. ...........................................             687
     25,000 Shimizu Corp. .........................................             242
      8,000 Shin-Etsu Chemical ....................................             141
     13,000 Shionogi & Co. ........................................             115
     30,000 Shizuoka Bank .........................................             375
     59,000 Showa Denko K.K.(b) ...................................             174
      8,000 Skylark ...............................................             125
     11,000 Sony Corp. ............................................             528
    109,000 Sumitomo Bank .........................................           1,890
     33,000 Sumitomo Chemical Co. .................................             129
     31,000 Sumitomo Corp. ........................................             282
     15,000 Sumitomo Electric Industries(b) .......................             179
     22,000 Sumitomo Marine & Fire Insurance ......................             175
    125,000 Sumitomo Metal Industries .............................             326
     14,000 Sumitomo Metal & Mining(b) ............................             103
     43,000 Taisei Corp. ..........................................             254
     18,000 Taisho Pharmaceutical .................................             348
     26,000 Takashimaya Co. .......................................             350
     27,000 Takeda Chemical Industries ............................             357
     12,000 Teijin Ltd. ...........................................              57
     14,000 Teikoku Oil ...........................................              83
     24,000 The Daiei, Inc. .......................................             292
     13,000 The Nichido Fire & Marine Insurance Co., Ltd. .........             105
     18,000 Tobu Railway ..........................................             112
     16,000 Tohoku Electric Power .................................             443
     67,000 Tokai Bank ............................................             743
     43,000 Tokio Marine & Fire Insurance .........................             493
      8,000 Tokyo Dome Corp. ......................................             123
     54,000 Tokyo Electric Power ..................................           1,656
      6,000 Tokyo Electron, Ltd. ..................................             205
     92,000 Tokyo Gas, Ltd. .......................................             362
     34,000 Tokyu Corp. ...........................................             218
     35,000 Toppan Printing Co., Ltd. .............................             458
     22,000 Topy Industries .......................................              96
     75,000 Toray Industries, Inc. ................................             466
     72,000 Tosoh .................................................             271
      8,000 Tostem Corp. ..........................................             246
     45,000 Toto ..................................................             642
      7,000 Toyo Seikan Kaisha ....................................             205
     27,000 Toyobo Ltd. ...........................................              89
     14,000 Toyoda Auto Loom Works ................................             253
    108,000 Toyota Motor Co. ......................................           2,140
     74,000 UBE Industries(b) .....................................             258
     48,000 Unitika, Ltd.(b) ......................................             122
     18,000 Yamaha Corp. ..........................................             196
     10,000 Yamanouchi Pharmaceutical .............................             225
     28,000 Yamato Transport Co., Ltd. ............................             298
     43,000 Yasuda Trust & Banking ................................             281
     23,000 Yokogawa Electric Corp. ...............................             161
                                                                            -------
                                                                             68,415
                                                                            -------
Malaysia (0.4%):
    147,500 Faber Group(b) ........................................             142
      8,000 Highlands & Lowlands Berhad ...........................              15
      5,000 Idris Hydraulic Berhad(b) .............................               7
    146,000 Industrial Oxygen, Inc. Berhad ........................             192
     20,500 Land & General Holdings ...............................              69
     37,000 Nestle Berhad .........................................             284
     18,000 Pan Malaysia Cement Works .............................              65
      2,000 Promet Berhad(b) ......................................               2
     41,000 Rashid Hussain Berhad .................................             131
     16,000 Tenaga Nasional Berhad ................................              65
                                                                            -------
                                                                                972
                                                                            -------
Mexico (0.4%):
     21,330 Cementos de Mexico, Class A ...........................              74
     16,200 Cementos de Mexico, Class B(b) ........................              58
     51,000 Cifra S.A. de C.V., Series C ..........................              67
     33,500 Grupo Carso S.A., Series A1(b) ........................             183
     29,000 Kimberly-Clark de Mexico Class A ......................             333
    103,000 Telefonos de Mexico S.A., Class L .....................             152
      9,960 Tolmex S.A., Series B2(b) .............................              39
     29,880 Vitro S.A .............................................              85
                                                                            -------
                                                                                991
                                                                            -------
Netherlands (2.5%):
     20,150 ABN Amro Holdings NV ..................................             778
      5,500 Akzo Nobel NV .........................................             657
     21,000 Elsevier NV NTFL1 .....................................             248
      1,625 Heineken NV ...........................................             246
      7,600 Internationale Nederlanden Group ......................             420
     11,100 Philips Electronics ...................................             470
     19,850 Koninklijke Nederlande Petroleum(b) ...................           2,424
      3,700 Unilever NV ...........................................             481
                                                                            -------
                                                                              5,724
                                                                            -------


Continued

52

THE ONE GROUP FAMILY OF MUTUAL FUNDS
INTERNATIONAL EQUITY INDEX FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


      SHARES OR
      PRINCIPAL                           SECURITY                          MARKET
        AMOUNT                           DESCRIPTION                         VALUE
        ------                           -----------                        ------
COMMON STOCK, CONTINUED:
New Zealand (0.4%):
    52,200 Fisher & Paykel Industries ............................        $  153
    78,200 Lion Nathan, Ltd. .....................................           155
   115,800 Telecom Corp. of New Zealand ..........................           433
    34,837 Wilson & Horton, Ltd. .................................           199
                                                                          ------
                                                                             940
                                                                          ------
Norway (0.7%):
     5,880 Aker A/S Series B .....................................            74
     8,400 Aker A/S, Series A ....................................           113
    12,800 Hafslund Nycomed A/S Series A .........................           296
     6,090 Kvaerner A/S, Series A ................................           277
    16,080 Norsk Hydro A/S .......................................           675
     2,560 Norske SkogsindustrierA/S Series B ....................            85
    12,880 Vard A Ord(b) .........................................            23
                                                                          ------
                                                                           1,543
                                                                          ------
Phillipines (0.8%):
   162,960 Ayala Corp., Class B ..................................           182
   278,750 Ayala Land, Inc., Class B .............................           323
    21,450 Manila Electric Co., Class B ..........................           172
     7,300 Metropolitan Bank .....................................           159
   357,500 Petron Corp. ..........................................           235
     7,400 Philippine Long Distance Telephone Co. ................           530
    15,390 Philippine National Bank(b) ...........................           180
    34,970 San Miguel Corp., Class B .............................           145
                                                                          ------
                                                                           1,926
                                                                          ------
Portugal (0.9%):
    25,070 Banco Commercial Portugues--Registered ................           332
    18,270 Banco Espirito Santo e Commerical de Lisboa ...........           305
    10,930 Banco Portuguese de Investimento-Registered ...........           191
     3,800 Jeronimo Martins ......................................           192
     2,250 Modelo Contin SGPS ....................................           208
     2,900 Modelo SGPS ...........................................           103
    13,800 Sonae Industria e Investimentos .......................           331
     5,450 Soporcel(b) ...........................................           141
    15,740 Unicer-Unioa Cervejeira ...............................           266
                                                                          ------
                                                                           2,069
                                                                          ------
Singapore (0.3%):
    82,000 Chuan Hup Holdings ....................................            67
   243,000 Hotel Properties, Ltd .................................           430
   229,000 Neptune Orient Lines ..................................           269
    12,000 Promet Berhad(b) ......................................            11
                                                                          ------
                                                                             777
                                                                          ------
Spain (3.2%):
       800 Acerinox SA ...........................................            98
    15,200 Banco Bilbao Vizcaya ..................................           438
    11,300 Banco Central Hispanoamericano ........................           239
    12,900 Banco de Santander ....................................           509
    12,300 Corporacion Bancaria de Espana SA(b) ..................           454
     5,600 Corporacion Financiera Alba ...........................           289
     2,300 Corporacion Mapfre cia International d SA .............           113
     9,600 Ebro Agricolas, Compania de Alimentacion SA ...........           100
     4,700 El Aguila SA(b) .......................................            35
     2,000 Empresa Nacional de Celulosa ..........................            51
    25,400 Empresa Nacional de Electricidad SA ...................         1,254
    23,200 Ercros SA(b) ..........................................            26
     2,800 Fabricacion Automovile Renault de Espanola ............            84
     1,500 Fomento de Construcciones y Contrates SA ..............           128
     3,000 Gas Natural SDG .......................................           358
    69,600 Iberdrola .............................................           524
     5,400 Inmobiliaria Metropolitana Vasco Central SA ...........           160
    20,100 Repsol SA .............................................           632
    16,800 Sarrio SA(b) ..........................................            85
     6,000 Tabacalera SA--A ......................................           224
    82,600 Telefonica de Espana ..................................         1,064
    48,310 Union Electric Penosa SA ..............................           226
    10,800 Uralita SA(b) .........................................           130
     4,200 Vallehermoso SA .......................................            72
     4,000 Viscofan Industria Navarra de Envolturas Celulosica ...            59
                                                                          ------
                                                                           7,352
                                                                          ------
Sweden (1.7%):
     2,350 Asea AB A Free ........................................           202
       800 Asea AB B Free ........................................            68
    19,500 Astra AB A Free .......................................           601
     6,800 Astra AB B Free .......................................           205
    13,300 Atlas Copco AB A Free .................................           186
     1,000 Atlas Copco AB B Free .................................            14
     4,450 Electrolux AB, Class B Free ...........................           202
    29,800 Ericsson ..............................................           594
     4,600 Esselte AB B Free .....................................            57
     6,400 Hennes & Mauritz AB B Free ............................           375
     4,200 Skandia Forsakrings AB ................................            81
    20,200 Skandiaviska Enskilda Banken Series A Free ............           105
     4,150 Skanska AB Series B ...................................            96
     5,750 Stora Kopparberg B ....................................            78
    14,000 Stora Kopparbergs .....................................           188
    15,500 Svenska Cellulosa .....................................           288
       800 Svenska Handlesbank B .................................            11
    11,150 Svenska Handlespanken A ...............................           166
     1,750 S.K.F. AB Series B Free ...............................            35
     7,150 Trelleborg AB B Free ..................................            84


Continued

                                                                              53

THE ONE GROUP FAMILY OF MUTUAL FUNDS
INTERNATIONAL EQUITY INDEX FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)

      SHARES OR
      PRINCIPAL                           SECURITY                          MARKET
        AMOUNT                           DESCRIPTION                         VALUE
        ------                           -----------                        ------
COMMON STOCKS, CONTINUED:
Sweden, continued:
     14,500 Volvo AB B Free..............................................      $  276
                                                                               ------
                                                                                3,912
                                                                               ------
Switzerland (2.0%):
        150 Alusuisse-Lonza Holding AG ..................................          94
        260 BBC Brown Boveri AG .........................................         269
        600 Ciba Geigy AG ...............................................         439
      2,250 CS Holdings .................................................         206
        100 Danzas Holding AG--registered(b) ............................          86
        570 Nestle SA--registered .......................................         593
         40 Roche Holdings ..............................................         444
        130 Roche Holdings AG Genusscheine ..............................         837
      1,000 Sandoz AG--registered .......................................         689
        230 Schweizerischer Bankgesellsacht .............................         238
        320 Schweizerischer Bankverein ..................................         113
        390 Schweizerischer Rueckversicherungsgesel .....................         300
      1,150 Societe Suisse pour la Microeletronique et l'Horlogerie .....         155
                                                                               ------
                                                                                4,463
                                                                               ------
Thailand (1.1%):
     30,000 Advanced Information Systems PLC Foreign Registered Shares ..         443
     41,800 Bangkok Bank ................................................         461
    136,290 Krung Thai Bank, Ltd. (Foreign) .............................         552
    235,500 Padaeng Industries ..........................................         313
      7,700 Shinawatra Corp. & Co. ......................................         191
     76,700 Telecomasia(b) ..............................................         284
     95,200 Thai Airways International ..................................         212
     41,000 Thai Airways International Foreign Registered Shares(b) .....          82
                                                                               ------
                                                                                2,538
                                                                               ------
Turkey (1.2%):
    294,000 Akbank TRL ..................................................          75
    102,000 Aksa TRL ....................................................          90
    371,100 Arcelik AS TRL Ord(b) .......................................         113
    399,000 Eczacibasi Yatirim(b) .......................................         199
     25,800 Ege Biracilik ve Mal ........................................          30
  1,807,450 Eregli Demir ve Celik Fabrik ................................         233
    100,640 Ericiyas Biracilik ..........................................          87
  2,270,500 Izmir Demir Celik(b) ........................................          87
    253,300 Koc Holdings AS .............................................         250
    175,200 Netas Telekomunik TR ........................................          61
    390,000 Petrokimya as TRL ...........................................         349
    356,600 Petrol Ofisi TRL ............................................         105
    546,000 Raks Electronik .............................................         213
    220,080 T Garanti Bankasi AS(b) .....................................          30
    171,200 Tofas Turk Otomobil Fabrikas(b) .............................         151
  1,949,865 Tupras Turkiye Petrol Rafinerileri AS .......................         463
    649,800 Turk Hava Yollari AS(b) .....................................         116
                                                                               ------
                                                                                2,652
                                                                               ------
United Kingdom (7.2%):
     50,900 Abbey National PLC ..........................................         379
     37,500 Allied Irish Banks PLC ......................................         178
     42,900 Argyll Group PLC Ord ........................................         229
     24,700 Barclays Bank ...............................................         265
     24,700 Barratt Developments PLC ....................................          72
     70,400 B.A.T. Industries ...........................................         538
     21,900 Bicc PLC ....................................................         103
     21,700 The Boots Co. PLC ...........................................         176
     28,300 Bowthorpe PLC ...............................................         167
      7,400 British Aerospace PLC .......................................          66
     28,200 British Airways PLC .........................................         185
     77,300 British Gas PLC .............................................         356
     18,720 British Land Co., PLC .......................................         119
    135,700 British Petroleum Co., PLC ..................................         972
     67,600 British Steel PLC ...........................................         185
    148,900 British Telecom PLC .........................................         928
    100,700 BTR PLC .....................................................         511
     56,300 Cable & Wireless PLC ........................................         385
     42,285 Cadbury Schweppes PLC .......................................         308
     67,300 Camas .......................................................          76
      7,500 Commercial Union PLC ........................................          70
      6,960 Costain Group PLC ...........................................          12
     24,900 Electrocomponents Ord .......................................         237
     48,900 English China Clays PLC .....................................         302
     47,300 The General Electric Co., PLC ...............................         231
     64,000 Glaxo Wellcome PLC ..........................................         785
     22,800 Great Universal Stores PLC ..................................         213
     31,000 Guinness PLC ................................................         233
    200,900 Hanson PLC ..................................................         702
     61,200 Harrison & Crossfield PLC ...................................         138
     56,800 HSBC Holdings PLC ...........................................         732
     15,700 Imperial Chemical Inds ......................................         192
     48,600 Land Securities PLC .........................................         470
     53,500 Lonrho PLC ..................................................         126
     89,900 Marks & Spencer PLC .........................................         578
     33,800 National Power PLC ..........................................         239
     22,700 Next PLC ....................................................         123
     22,300 Oxford Instruments PLC ......................................         140
     18,600 Peninsular & Oriental Steam Navigation Co. ..................         171
     17,600 Pilkington Bros .............................................          49
     33,300 Pilkington PLC ..............................................          92
     42,600 Reuters Holdings PLC ........................................         355
     40,900 Rexam PLC ...................................................         314
     33,200 Rolls-Royce PLC .............................................          92
     23,500 The Royal Bank of Scotland PLC ..............................         160
     19,100 Royal Insurance PLC .........................................          94
     22,500 RTZ Corp. ...................................................         293
     54,900 Sainsbury PLC ...............................................         386
     12,000 Scottish & Newcastle PLC ....................................         105
     35,400 Smithkline Beecham - Class A ................................         320
     36,300 Smithkline Beecham Units ....................................         322
     36,700 St. James's Place Capital PLC ...............................          64
     41,800 Tarmac PLC ..................................................          75
     31,800 Taylor Woodrow PLC ..........................................          58


Continued

54

THE ONE GROUP FAMILY OF MUTUAL FUNDS
INTERNATIONAL EQUITY INDEX FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands, except Shares or Principal Amount)


      SHARES OR
      PRINCIPAL                           SECURITY                        MARKET
        AMOUNT                           DESCRIPTION                       VALUE
        ------                           -----------                      ------
COMMON STOCKS, CONTINUED:
United Kingdom, continued:
   117,000 Tesco PLC .....................................              $    539
    13,600 Thorn EMI PLC .................................                   282
    18,700 Unilever PLC ..................................                   378
    26,500 Zeneca Group PLC ..............................                   447
                                                                        --------
                                                                          16,317
                                                                        --------
U.S. Dollar Denominated (1.5%):
     5,883 Banco O'Higgins ADR ...........................                   135
     6,712 Cervezas ......................................                   179
     4,662 Chilectra Metro ...............................                   237
    11,891 Chilgener ADR .................................                   376
     8,500 Cristalerias de Chile ADR .....................                   210
     4,066 Embotella Andina ADR ..........................                   143
    19,962 Endesa ADR ....................................                   529
    10,028 Enersis .......................................                   296
     4,711 Labchile ADR ..................................                    89
     7,615 Madeco ........................................                   219
    11,887 Mader y Sint ..................................                   223
     6,409 Sociedad Quimic ...............................                   303
     3,796 Telefonos de ci ...............................                   309
     1,615 U.S. Industries, Inc. .........................                    22
     2,500 Vina Concho ADR ...............................                    48
                                                                        --------
                                                                           3,318
                                                                        --------
      Total Common Stocks ................................               221,609

PREFERRED STOCKS (0.3%):
Germany (0.3%):
       140 Escada AG - ...................................                    27
     2,810 RWE -- Rheinisch -- Westfaelisches
             Elektrizitaetswerk AG - .....................                   772
                                                                        --------
   Total Preferred Stocks.................................                   799
                                                                        --------
U.S. TREASURY BILLS (0.1%):
   $15,000 9/14/95........................................                    15
   240,000 9/14/95........................................                   237
    25,000 9/14/95........................................                    25
                                                                        --------
   Total U.S. Treasury Bills..............................                   277
                                                                        --------
   Total Investments, at value............................               222,685
                                                                        --------
REPURCHASE AGREEMENTS (3.4%):
 7,750,000 State Street Bank, 5.50%, dated 6/30/95,
             due 7/3/95 (Collateralized by
             $7,940,000 U.S. Treasury Notes,
             4.75%, 9/20/95, market
             value--$7,818)...............................                 7,750
                                                                        --------
      Total Repurchase Agreements                                          7,750
                                                                        --------
      Total (Cost--$217,827)(a                                          $230,435
                                                                        --------
                                                                        --------

------------------------

Percentages indicated are based on net assets of $227,014.

(a) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting purposes in excess of federal income tax reporting of approximately $53 and by the tax cost basis adjustments of $723 for certain securities. Cost for federal income tax purposes differs from value by net unrealized appreciation of securities as follows:

           Unrealized appreciation .......................             $ 23,914
           Unrealized depreciation .......................              (12,082)
                                                                       --------
           Net unrealized appreciation ...................             $ 11,832
                                                                       --------
                                                                       --------

(b)      Represents non-income producing security.

ADR--American Depositary Receipt


At June 30, 1995, the Portfolio's open futures contracts were as follows:


                                                                               CURRENT
                                                                   OPENING      MARKET
   # OF                            CONTRACT                       POSITIONS     VALUE
 CONTRACTS                           TYPE                           (000)       (000)
 ---------   -------------------------------------------------    ---------    -------
     9       Eurotop 100 .....................................      $1,124      $1,103
    11       Nikkei ..........................................         821         798


See notes to financial statements.
                                                                              55

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                              JUNE 30, 1995

                                                                              (Amounts in Thousands except per share amounts)

                                                                                                               LARGE
                                                                          ASSET       INCOME       EQUITY     COMPANY    BLUE CHIP
                                                                        ALLOCATION    EQUITY       INDEX       VALUE      EQUITY
                                                                           FUND        FUND         FUND        FUND       FUND
                                                                        ----------   --------     --------    --------   ---------
ASSETS:
Investments, at value ...............................................    $37,807     $186,634     $228,345    $321,184    $42,526
Repurchase agreements ...............................................      7,207        1,416        9,781      56,533        426
                                                                         -------     --------     --------    --------    -------
                                                                          45,014      188,050      238,126     377,717     42,952
Interest and dividend receivable ....................................        358          675          483         555         97
Receivable from brokers for investments sold ........................                                   75       6,653
Receivable for capital shares issued ................................        279          404          841       1,848         34
Receivable from advisor .............................................          7                        66           5          8
Organization costs ..................................................          6            2            8          10         15
Prepaid expenses and other assets ...................................                      66            1           1          1
                                                                         -------     --------     --------    --------    -------
TOTAL ASSETS ........................................................     45,664      189,197      239,600     386,789     43,107
                                                                         -------     --------     --------    --------    -------
LIABILITIES:
Cash overdraft ......................................................         25           30           24         411          9
Dividends payable ...................................................         13          198           99         264         20
Payable to brokers for investments purchased ........................                                           15,462
Payable for capital shares redeemed .................................        154          643           44         336        102
Net payable for variation margin on futures contracts ...............         14                        23           6
Options written, at value (premiums received $242)                                                                 323
Accrued expenses and other payables:
   Investment advisory fees .........................................         24          115           57         219         27
   Administration fees ..............................................          6           26           32          50          6
   12b-1 fees (Class A) .............................................          1            3            1           1          1
   12b-1 fees (Class B) .............................................          2            2            1
   Other ............................................................          3                        13                     22
                                                                         -------     --------     --------    --------    -------
TOTAL LIABILITIES ...................................................        242        1,017          294      17,072        187
                                                                         -------     --------     --------    --------    -------
NET ASSETS:
Capital .............................................................     42,867      141,600      199,824     329,025     33,142
Undistributed (distributions in excess of) net investment income ....          8           41         (232)          7         26
Net unrealized appreciation from investments and futures contracts ..      2,751       40,159       38,649      12,852      6,938
Undistributed net realized gains (losses) from investment
transactions ........................................................       (204)       6,380        1,065      27,833      2,814
                                                                         -------     --------     --------    --------    -------
NET ASSETS ..........................................................    $45,422     $188,180     $239,306    $369,717    $42,920
                                                                         -------     --------     --------    --------    -------
                                                                         -------     --------     --------    --------    -------
Net Assets
   Fiduciary ........................................................    $37,658     $170,919     $234,895    $365,375    $38,915
   Class A ..........................................................      4,745       13,793        3,003       3,481      3,621
   Class B ..........................................................      3,019        3,468        1,408         861        384
                                                                         -------     --------     --------    --------    -------
      Total .........................................................    $45,422     $188,180     $239,306    $369,717    $42,920
                                                                         -------     --------     --------    --------    -------
                                                                         -------     --------     --------    --------    -------
Outstanding shares of beneficial interest
    Fiduciary .......................................................      3,509       11,297       16,747      28,396      2,715
    Class A .........................................................        442          913          214         270        253
    Class B .........................................................        281          229          100          66         27
                                                                         -------     --------     --------    --------    -------
      Total .........................................................      4,232       12,439       17,061      28,732      2,995
                                                                         -------     --------     --------    --------    -------
                                                                         -------     --------     --------    --------    -------
Net asset value
   Fiduciary--offering and redemption price per share ...............     $10.73       $15.13       $14.03      $12.87     $14.33
                                                                         -------     --------     --------    --------    -------
                                                                         -------     --------     --------    --------    -------
   Class A--redemption price per share ..............................     $10.74       $15.11       $14.02      $12.89     $14.32
                                                                         -------     --------     --------    --------    -------
                                                                         -------     --------     --------    --------    -------
   Class B--offering price per share* ...............................     $10.76       $15.14       $14.05      $12.96     $14.40
                                                                         -------     --------     --------    --------    -------
                                                                         -------     --------     --------    --------    -------

Maximum Sales Charge (Class A) ......................................       4.50%        4.50%        4.50%       4.50%      4.50%
                                                                         -------     --------     --------    --------    -------
                                                                         -------     --------     --------    --------    -------
Maximum Offering Price (100%/(100%--Maximum Sales Charge) of
net asset value adjusted to nearest cent per share (Class A) ........     $11.25       $15.82       $14.68      $13.50     $14.99
                                                                         -------     --------     --------    --------    -------
                                                                         -------     --------     --------    --------    -------
Investments, at cost ................................................    $42,377     $147,891     $199,635    $364,832    $36,014
                                                                         -------     --------     --------    --------    -------
                                                                         -------     --------     --------    --------    -------

----------------
    * Redemption price per share varies based on length of time shares are held.

See notes to financial statements.


56

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                              JUNE 30, 1995


                                                                                (Amounts in Thousands except per share amounts)

                                                                                                                     INTERNATIONAL
                                                                                LARGE                      SMALL        EQUITY
                                                                               COMPANY     DISCIPLINED    COMPANY       INDEX
                                                                             GROWTH FUND   VALUE FUND   GROWTH FUND      FUND
                                                                             -----------   -----------  -----------  -------------

ASSETS:
Investments, at value .....................................................   $533,868      $433,138     $407,369      $222,685
Repurchase agreements .....................................................     31,322        36,243       12,390         7,750
                                                                              --------      --------     --------      --------
                                                                               565,190       469,381      419,759       230,435
Interest and dividends receivable .........................................      1,230         1,268          215         1,362
Foreign currency, at value (Cost $80) .....................................                                                  81
Receivable for short forward foreign currency contracts ...................                                               5,605
Long forward foreign currency contracts, at value .........................                                              12,477
Receivable from brokers for investments sold ..............................                   15,695       22,569         8,533
Receivable for capital shares issued ......................................      2,276         6,221          923           921
Tax reclaim receivable ....................................................                                                 321
Organization costs ........................................................          1                                        8
Prepaid expenses and other assets .........................................         34            77           14            61
                                                                              --------      --------     --------      --------
TOTAL ASSETS ..............................................................    568,731       492,642      443,480       259,804
                                                                              --------      --------     --------      --------

LIABILITIES:
Cash overdraft ............................................................        387         5,071           94           175
Dividends payable .........................................................        305           444           38
Short forward foreign currency contracts, at value ........................                                               5,603
Payable for long forward foreign currency contracts .......................                                              12,498
Payable to brokers for investments purchased ..............................      1,405        13,072       15,259        13,951
Payable for capital shares redeemed .......................................        268           386          288           265
Payable for variation margin on futures ...................................                                                   5
Accrued expenses and other payables:
     Investment advisory fees .............................................        338           281          256           102
     Administration fees ..................................................         77            64           58            31
     12b-1 fees (Class A) .................................................          5             3            2
     12b-1 fees (Class B) .................................................          5             9            2             3
     Other ................................................................                                                 157
                                                                              --------      --------     --------      --------
TOTAL LIABILITIES .........................................................      2,790        19,330       15,997        32,790
                                                                              --------      --------     --------      --------

NET ASSETS:
Capital ...................................................................    488,658       434,987      357,764       209,788
Undistributed (distributions in excess of) net investment income                   (10)           43          (11)        2,643
Net unrealized appreciation from investments ..............................     74,046        28,361       57,258        12,564
Net unrealized appreciation from translation of assets and
  liabilities in foreign currencies .......................................                                                  16
Undistributed net realized gains from investment and foreign
  currency transactions                                                          3,247         9,921       12,472         2,003
                                                                              --------      --------     --------      --------
NET ASSETS ................................................................   $565,941      $473,312     $427,483      $227,014
                                                                              ========      ========     ========      ========

Net Assets
     Fiduciary ............................................................   $531,595      $448,530     $413,518      $218,299
     Class A ..............................................................     27,428        13,560       11,178         5,028
     Class B ..............................................................      6,918        11,222       2,787         3,687
                                                                              --------      --------     --------      --------

          Total ...........................................................   $565,941      $473,312     $427,483      $227,014
                                                                              ========      ========     ========      ========

Outstanding shares of beneficial interest
     Fiduciary ............................................................     39,480        33,982       22,469        15,680
     Class A ..............................................................      1,983         1,026          609           361
     Class B ..............................................................        507           851          154           269
                                                                              --------      --------     --------      --------
          Total ...........................................................     41,970        35,859       23,232        16,310
                                                                              --------      --------     --------      --------
                                                                              --------      --------     --------      --------

Net asset value
     Fiduciary--offering and redemption price per share ...................     $13.47        $13.20       $18.40        $13.93
                                                                              --------      --------     --------      --------
                                                                              --------      --------     --------      --------
     Class A--redemption price per share ..................................     $13.83        $13.22       $18.36        $13.92
                                                                              --------      --------     --------      --------
                                                                              --------      --------     --------      --------
     Class B--offering price per share* ...................................     $13.63        $13.19       $18.14        $13.73
                                                                              --------      --------     --------      --------
                                                                              --------      --------     --------      --------
Maximum Sales Charge (Class A) ............................................      4.50%         4.50%        4.50%         4.50%
                                                                              --------      --------     --------      --------
                                                                              --------      --------     --------      --------
Maximum Offering Price (100%/(100%--Maximum Sales Charge)of net asset
  value adjusted to nearest cent per share (Class A) ..                         $14.48        $13.84       $19.23        $14.58
                                                                              --------      --------     --------      --------
                                                                              --------      --------     --------      --------
Investments, at cost ......................................................   $491,144      $441,020     $362,501      $217,827
                                                                              --------      --------     --------      --------
                                                                              --------      --------     --------      --------

---------------
* Redemption price per share varies based on length of time shares are held.

See notes to financial statements.


                                                                              57

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                       FOR THE YEAR ENDED JUNE 30, 1995


                                                                           (Amounts in Thousands)

                                                                                                    LARGE      BLUE
                                                                  ASSET     INCOME      EQUITY     COMPANY     CHIP
                                                               ALLOCATION   EQUITY      INDEX       VALUE     EQUITY
                                                                  FUND       FUND        FUND       FUND       FUND
                                                               ----------   ------     -------     -------    ------
INVESTMENT INCOME:
Interest income ............................................    $1,687     $   397     $   534     $ 1,826    $  114
Dividend income ............................................       397       7,297       4,924       6,928     1,423
                                                                ------     -------     -------     -------    ------
TOTAL INCOME ...............................................     2,084       7,694       5,458       8,754     1,537
                                                                ------     -------     -------     -------    ------
EXPENSES:

Investment advisory fees ...................................       283       1,474         563       1,731       440
Administration fees ........................................        73         336         317         394       100
12b-1 fees (Class A) .......................................        10          43           7           5        13
12b-1 fees (Class B) .......................................        25          23           6           4         2
Custodian and accounting fees ..............................        53          24          68          57        21
Legal and audit fees .......................................        14          52          62          37        41
Organization costs .........................................         3           5          36           9         4
Trustees' fees and expenses ................................         4           4           5           7         4
Transfer agent fees ........................................        56          60          54          62        54
Registration and filing fees ...............................        31          37          55          41        27
Printing costs .............................................        16          18          45          20        17
Other ......................................................        39           5          41           8        61
                                                                ------     -------     -------     -------    ------
TOTAL EXPENSES BEFORE WAIVERS/REIMBURSEMENTS ...............       607       2,081       1,259       2,375       784
Less Waivers/Reimbursements ................................      (112)        (19)       (626)        (29)     (161)
                                                                ------     -------     -------     -------    ------
NET EXPENSES ...............................................       495       2,062         633       2,346       623
                                                                ------     -------     -------     -------    ------
Net Investment Income ......................................     1,589       5,632       4,825       6,408       914
                                                                ------     -------     -------     -------    ------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS:
Net realized gains (losses) from investment transactions....      (178)     11,040       2,042      28,406     5,053
Change in unrealized appreciation from investments .........     4,764      20,447      37,018      20,089     2,533
                                                                ------     -------     -------     -------    ------
Net realized/unrealized gains from investments .............     4,586      31,487      39,060      48,495     7,586
                                                                ------     -------     -------     -------    ------
Change in net assets resulting from operations .............    $6,175     $37,119     $43,885     $54,903    $8,500
                                                                ------     -------     -------     -------    ------
                                                                ------     -------     -------     -------    ------


See notes to financial statements.


58

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                       FOR THE YEAR ENDED JUNE 30, 1995


                                                                              (Amounts in Thousands)

                                                                    LARGE                   SMALL   INTERNATIONAL
                                                                   COMPANY   DISCIPLINED   COMPANY     EQUITY
                                                                   GROWTH       VALUE      GROWTH       INDEX
                                                                    FUND        FUND        FUND        FUND
                                                                   -------   -----------   -------  ------------
INVESTMENT INCOME:
Interest income ................................................   $ 1,563     $ 1,679     $ 2,665     $  273
Dividend income ................................................     7,674      12,663       2,882      4,904
Less foreign withholding taxes .................................                                         (853)
                                                                   -------     -------     -------     ------
TOTAL INCOME ...................................................     9,237      14,342       5,547      4,324
                                                                   -------     -------     -------     ------
EXPENSES:
Investment advisory fees .......................................     2,516       3,306       3,031      1,035
Administration fees ............................................       572         753         691        318
12b-1 fees (Class A) ...........................................        32          40          31         11
12b-1 fees (Class B) ...........................................        23          86          18         31
12b-1 fees (Service) ...........................................         2           1           2          2
Custodian and accounting fees ..................................        54          80          78        364
Legal and audit fees ...........................................        50          49          38         50
Organization costs .............................................                                            3
Trustees' fees and expenses ....................................         6           6           7          6
Transfer agent fees ............................................        76         117          91         88
Registration and filing fees ...................................        61         101          34         58
Printing costs .................................................        42          37          21         26
Other ..........................................................        21          39          13          9
                                                                   -------     -------     -------     ------
TOTAL EXPENSES BEFORE WAIVERS/REIMBURSEMENTS ...................     3,455       4,615       4,055      2,001
Less Waivers/Reimbursements ....................................        (9)        (40)        (16)        (3)
                                                                   -------     -------     -------     ------
NET EXPENSES ...................................................     3,446       4,575       4,039      1,998
                                                                   -------     -------     -------     ------
Net Investment Income ..........................................     5,791       9,767       1,508      2,326
                                                                   -------     -------     -------     ------
REALIZED/UNREALIZED GAINS (LOSSES) FROM INVESTMENTS AND FOREIGN
  CURRENCY TRANSACTIONS:
Net realized gains from investment transactions ................     4,792       9,989      18,881      3,368
Net realized gains from foreign currency transactions ..........                                            5
Change in unrealized appreciation from investments and
  translation of assets and liabilities in foreign currencies ..    70,757      46,373      53,633      2,455
                                                                   -------     -------     -------     ------
Net realized/unrealized gains from investments and foreign
  currency .....................................................    75,549      56,362      72,514      5,828
                                                                   -------     -------     -------     ------
Change in net assets resulting from operations .................   $81,340     $66,129     $74,022     $8,154
                                                                   -------     -------     -------     ------
                                                                   -------     -------     -------     ------


See notes to financial statements.


                                                                              59

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS

                                                                                 (Amounts in Thousands)

                                                                ASSET
                                                           ALLOCATION FUND         INCOME EQUITY FUND        EQUITY INDEX FUND
                                                         -------------------       -------------------     ---------------------
                                                           YEAR       YEAR           YEAR      YEAR          YEAR       YEAR
                                                          ENDED      ENDED          ENDED      ENDED        ENDED       ENDED
                                                         JUNE 30,   JUNE 30,       JUNE 30,   JUNE 30,     JUNE 30,    JUNE 30,
                                                           1995       1994           1995       1994         1995        1994
                                                         --------   --------       --------   --------     --------    ---------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income .........................     $  1,589   $  1,171       $  5,632   $  6,752      $ 4,825    $   3,287
     Net realized gains (losses) from investment
       transactions ................................         (178)       398         11,040      7,053        2,042        2,030
     Net change in unrealized appreciation
       (depreciation) from investments .............        4,764     (2,296)        20,447     (9,083)      37,018       (7,445)
                                                         --------   --------       --------   --------     --------    ---------
Change in net assets resulting from operations .....        6,175       (727)        37,119      4,722       43,885       (2,128)
                                                         --------   --------       --------   --------     --------    ---------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
     From net investment income ....................       (1,408)    (1,129)        (5,247)    (6,384)      (4,390)      (3,267)
     In excess of net investment income ............                                                           (231)        (381)
     From net realized gains from investment
       transactions ................................                    (151)        (4,994)                 (2,449)      (1,009)
     In excess of net realized gains from investment
       transactions ................................         (175)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
     From net investment income ....................          (97)       (34)          (261)      (333)         (43)         (20)
     In excess of net investment income ............           (2)        (1)           (67)       (15)                       (2)
     From net realized gains from investment
       transactions ................................          (12)        (5)          (329)                    (25)          (6)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
     From net investment income ....................          (69)        (9)           (43)       (12)          (1)          (1)
     In excess of net investment income ............           (2)                       (3)                     (8)
     From net realized gains from investment
       transactions ................................                      (1)           (61)                     (6)
     In excess of net realized gains from investment
       transactions ................................          (12)
DISTRIBUTIONS TO SERVICE SHAREHOLDERS:
     From net investment income ....................           (2)                                               (1)
     From net realized gains from investment
     transactions ..................................                                                             (1)
                                                         --------   --------       --------   --------     --------    ---------
Change in net assets from shareholder distributions        (1,779)    (1,330)       (11,005)    (6,744)      (7,155)      (4,686)
                                                         --------   --------       --------   --------     --------    ---------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued ...................       19,304     38,988         39,566    144,396       81,505      118,354
     Dividends reinvested ..........................        1,579      1,254          5,343      3,318        5,467        3,627
     Cost of shares redeemed .......................      (26,161)   (22,893)       (95,398)   (95,794)     (51,442)     (45,079)
                                                         --------   --------       --------   --------     --------    ---------
Change in net assets from share transactions .......       (5,278)    17,349        (50,489)    51,920       35,530       76,902
                                                         --------   --------       --------   --------     --------    ---------
Change in net assets ...............................         (882)    15,292        (24,375)    49,898       72,260       70,088
NET ASSETS:
     Beginning of period ...........................       46,304     31,012        212,555    162,657      167,046       96,958
                                                         --------   --------       --------   --------     --------    ---------
     End of period .................................     $ 45,422   $ 46,304       $188,180   $212,555     $239,306    $ 167,046
                                                         --------   --------       --------   --------     --------    ---------
                                                         --------   --------       --------   --------     --------    ---------
SHARE TRANSACTIONS:
     Issued ........................................        1,931      3,869          2,823     10,640        6,330        9,794
     Reinvested ....................................          158        124            398        244          445          300
     Redeemed ......................................       (2,658)    (2,276)        (6,867)    (7,113)      (4,129)      (3,811)
                                                         --------   --------       --------   --------     --------    ---------
Change in shares ...................................         (569)     1,717         (3,646)     3,771        2,646        6,283
                                                         --------   --------       --------   --------     --------    ---------
                                                         --------   --------       --------   --------     --------    ---------
Undistributed (distributions in excess of net
  investment income included in net assets:
  End of period ....................................     $      8   $     (1)      $     41   $     30      $  (232)   $    (383)
                                                         --------   --------       --------   --------     --------    ---------
                                                         --------   --------       --------   --------     --------    ---------


See notes to financial statements.


60

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS


                                                                                     (Amounts in Thousands)

                                                                 LARGE COMPANY             BLUE CHIP            LARGE COMPANY
                                                                   VALUE FUND             EQUITY FUND            GROWTH FUND
                                                              --------------------    --------------------   --------------------
                                                                YEAR        YEAR        YEAR        YEAR       YEAR        YEAR
                                                               ENDED       ENDED       ENDED       ENDED      ENDED       ENDED
                                                              JUNE 30,    JUNE 30,    JUNE 30,    JUNE 30,   JUNE 30,    JUNE 30,
                                                                1995        1994        1995        1994       1995        1994
                                                              --------    --------    --------    --------   --------    --------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
   Net investment income ...................................  $  6,408    $  2,512    $    914    $  1,841   $  5,791    $  1,231
   Net realized gains from investment transactions .........    28,406      12,637       5,053         200      4,792       1,213
   Change in unrealized appreciation (depreciation) from
    investments ............................................    20,089     (13,847)      2,533      (2,841)    70,757         594
                                                              --------    --------    --------    --------   --------    --------
Change in net assets resulting from operations .............    54,903       1,302       8,500        (800)    81,340       3,038
                                                              --------    --------    --------    --------   --------    --------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
   From net investment income ..............................    (6,371)     (2,395)       (848)     (1,752)    (5,634)     (1,247)
   In excess of net investment income ......................                                                       (3)         (4)
   From net realized gains from investment transactions ....   (10,281)     (3,372)       (313)                (1,852)     (1,094)
   In excess of net realized gains from investment
    transactions ...........................................                                                       (9)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
   From net investment income ..............................       (39)         (9)        (45)        (63)      (135)         (1)
   In excess of net investment income ......................        (2)                     (9)         (5)        (4)
   From net realized gains from investment transactions ....       (85)        (13)        (21)                   (16)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
   From net investment income ..............................        (7)                     (1)                   (17)         (1)
   In excess of net investment income ......................                                (1)                    (1)
   From net realized gains from investment transactions ....       (20)                     (1)                   (13)
DISTRIBUTIONS TO SERVICE SHAREHOLDERS:
   From net investment income ..............................                                                       (2)
   From net realized gains from investment transactions ....                                                       (2)
                                                              --------    --------    --------    --------   --------    --------
Change in net assets from shareholder distributions ........   (16,805)     (5,789)     (1,239)     (1,820)    (7,688)     (2,347)
                                                              --------    --------    --------    --------   --------    --------
CAPITAL TRANSACTIONS:
   Proceeds from shares issued .............................   212,431     109,753       7,650      61,078    286,721     115,011
   Proceeds from shares issued in connection with
     acquisition ...........................................                                                  131,599
   Dividends reinvested ....................................    10,331       4,038         663       1,329      4,561       2,015
   Cost of shares redeemed .................................   (61,136)    (72,594)    (56,072)    (88,528)   (81,352)     (8,274)
                                                              --------    --------    --------    --------   --------    --------
Change in net assets from share transactions ...............   161,626      41,197     (47,759)    (26,121)   341,529     108,752
                                                              --------    --------    --------    --------   --------    --------
Change in net assets .......................................   199,724      36,710     (40,498)    (28,741)   415,181     109,443
NET ASSETS:
    Beginning of period ....................................   169,994     133,284      83,418     112,159    150,760      41,317
                                                              --------    --------    --------    --------   --------    --------
    End of period ..........................................  $369,718    $169,994    $ 42,920    $ 83,418   $565,941    $150,760
                                                              --------    --------    --------    --------   --------    --------
                                                              --------    --------    --------    --------   --------    --------

SHARE TRANSACTIONS:
   Issued ..................................................    17,984       9,506         585       4,743     23,461      10,078
   Issued in connection with acquisition ...................                                                   11,070
   Reinvested ..............................................       924         352          52         103        371         177
   Redeemed ................................................    (5,160)     (6,322)     (4,303)     (6,872)    (6,247)       (724)
                                                              --------    --------    --------    --------   --------    --------
Change in shares ...........................................    13,748       3,536      (3,666)     (2,026)    28,655       9,531
                                                              --------    --------    --------    --------   --------    --------
                                                              --------    --------    --------    --------   --------    --------
Undistributed (distributions in excess of) net investment
income included in net assets:
  End of period ............................................  $      7    $     18    $     31    $     21   $     (9)   $     (4)
                                                              --------    --------    --------    --------   --------    --------
                                                              --------    --------    --------    --------   --------    --------


See notes to financial statements.


                                                                              61

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS

                                                                                            (Amounts in Thousands)

                                                                       DISCIPLINED         SMALL COMPANY         INTERNATIONAL
                                                                       VALUE FUND           GROWTH FUND        EQUITY INDEX FUND
                                                                   -------------------   -------------------   ------------------
                                                                       YEAR     YEAR       YEAR       YEAR       YEAR      YEAR
                                                                      ENDED    ENDED      ENDED      ENDED      ENDED     ENDED
                                                                    JUNE 30,  JUNE 30,   JUNE 30,   JUNE 30,   JUNE 30,  JUNE 30,
                                                                      1995      1994       1995       1994       1995      1994
                                                                   ---------  --------   ---------  --------   --------  --------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
   Net investment income ........................................  $   9,767  $  7,264   $   1,508  $  1,409   $  2,326  $  1,170
   Net realized gains (losses) from investment and
     foreign currency transactions ..............................      9,989    17,202      18,881    15,467      3,373       (47)
   Net change in unrealized
     appreciation (depreciation) from investments and translation
     of assets and liabilities in foreign currencies ............     46,373   (21,756)     53,633   (26,137)     2,455     7,846
                                                                   ---------  --------   ---------  --------   --------  --------
Change in net assets resulting from operations ..................     66,129     2,710      74,022    (9,261)     8,154     8,969
                                                                   ---------  --------   ---------  --------   --------  --------

DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
   From net investment income ...................................     (9,376)   (7,105)     (1,520)   (1,327)    (1,053)     (754)
   From net realized gains from investment
     transactions ...............................................     (9,434)  (27,343)    (12,826)  (17,239)      (537)      (69)
   In excess of net realized gains from investment
     transactions ...............................................                                                             (54)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
   From net investment income ...................................       (225)     (142)         (8)      (25)       (18)       (7)
   In excess of net investment income ...........................         (3)       (3)         (9)       (6)
   From net realized gains from investment
     transactions ...............................................       (246)     (534)       (287)     (406)       (10)       (1)
   In excess of net realized gains ..............................        (18)      (22)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
   From net investment income ...................................       (107)       (4)                             (17)
   In excess of net investment income ...........................        (11)       (1)
   From net realized gains from investment
     transactions ...............................................       (194)      (17)        (59)                 (10)
DISTRIBUTIONS TO SERVICE SHAREHOLDERS:
   From net investment income ...................................         (3)                                        (1)
   From net realized gains from investment
     transactions ...............................................         (3)                   (8)                  (1)
                                                                   ---------  --------   ---------  --------   --------  --------
Change in net assets from shareholder distributions .............    (19,620)  (35,171)    (14,717)  (19,003)    (1,647)     (885)
                                                                   ---------  --------   ---------  --------   --------  --------
CAPITAL TRANSACTIONS:
   Proceeds from shares issued ..................................    129,890   297,230     138,252   244,555    111,465   128,540
   Dividends reinvested .........................................     11,866    24,127       9,304    13,115        845       150
   Cost of shares redeemed ......................................   (149,012)  (70,057)   (178,208)  (69,231)   (41,784)  (22,330)
                                                                   ---------  --------   ---------  --------   --------  --------
Change in net assets from share transactions ....................     (7,256)  251,300     (30,652)  188,439     70,526   106,360
                                                                   ---------  --------   ---------  --------   --------  --------
Change in net assets ............................................     39,253   218,839      28,653   160,175     77,033   114,444
NET ASSETS:
   Beginning of period ..........................................    434,059   215,220     398,830   238,655    149,981    35,537
                                                                   ---------  --------   ---------  --------   --------  --------
   End of period ................................................  $ 473,312  $434,059   $ 427,483  $398,830   $227,014  $149,981
                                                                   ---------  --------   ---------  --------   --------  --------
                                                                   ---------  --------   ---------  --------   --------  --------
SHARE TRANSACTIONS:
   Issued .......................................................     10,433    23,203       8,268    14,235      8,193     9,792
   Reinvested ...................................................        980     1,946         595       783         63        11
   Redeemed .....................................................    (12,030)   (5,536)    (10,620)   (4,096)   (3,090)   (1,672)
                                                                   ---------  --------   ---------  --------   --------  --------

Change in shares ................................................       (617)   19,613      (1,757)   10,922      5,166     8,131
                                                                   ---------  --------   ---------  --------   --------  --------
                                                                   ---------  --------   ---------  --------   --------  --------
Undistributed (distributions in excess of) net
  investment income included in net assets:
  End of period .................................................  $      51  $      9   $      (5) $     24   $  2,060  $    822
                                                                   ---------  --------   ---------  --------   --------  --------
                                                                   ---------  --------   ---------  --------   --------  --------


See notes to financial statements.


62


                                    B-183

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THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                      JUNE 30, 1995


1.   ORGANIZATION:

     The One Group (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified, open-end investment company established as a Massachusetts business trust. The Trust is registered to offer five classes of shares: Fiduciary, Class A, Class B, Institutional and Service. The Trust currently offers twenty-four funds. The accompanying financial statements and financial highlights are those of the Asset Allocation Fund, the Income Equity Fund, the Equity Index Fund, the Large Company Value Fund, the Blue Chip Equity Fund, the Large Company Growth Fund, the Disciplined Value Fund, the Small Company Growth Fund and the International Equity Index Fund (individually, a "Fund"; collectively, the "Funds") only.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Trust in preparation of its financial statements.

       SECURITY VALUATION

       Listed securities are valued at the last sales price on the principal exchange where such securities are traded. Unlisted securities or listed securities for which last sales prices are not available are valued at the mean of the latest bid and asked priced in the principal market where such securities are traded. Short-term investments maturing in 60 days or less are valued at amortized cost, which approximates market value. Investments for which there are no such quotations or valuations are carried at fair value as determined in good faith by or at the direction of the Board of Trustees. Futures contracts are valued at the settlement price established each day by the board of trade or exchange on which they are traded. Options traded on an exchange are valued using the last sale price or, in the absence of a sale, the last offering price. Options traded over-the-counter are valued using dealer-supplied valuations.

       FOREIGN CURRENCY TRANSLATION

       Investment valuations, other assets and liabilities initially expressed in foreign currencies are converted each business day into U.S. dollars based upon current exchange rates. Purchases and sales of foreign investments and income and expenses are converted into U.S. dollars based upon exchange rates prevailing on the respective dates of such transactions. That portion of unrealized gains or losses in investments due to fluctuations in foreign currency exchange rates is not separately disclosed.

       FORWARD FOREIGN CURRENCY CONTRACTS

       Forward foreign currency contracts are valued by the daily exchange rate of the underlying currency. Purchases and sales of forward foreign currency contracts having the same settlement date and broker are presented net on the Statements of Assets and Liabilities. Gains or losses on the purchase or sale of forward foreign currency contracts having the same settlement date and broker are recognized on the date of offset; otherwise gains or losses are recognized on settlement date.

       REPURCHASE AGREEMENTS

       The Funds may invest in repurchase agreements with institutions that the Fund's investment advisor has determined are creditworthy. Each repurchase agreement is recorded at cost. The Fund requires that the securities purchased in a repurchase transaction be transferred to the custodian in a manner sufficient to enable the Fund to obtain those securities in the event of a counterparty default. The seller, under the repurchase agreement, is required to maintain the value of the securities held at not less than the repurchase price, including accrued interest.



Continued



                                                                              63


                                    B-184

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--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


       WRITTEN OPTIONS

       The Funds may write covered call or put options for which premiums received are recorded as liabilities and are subsequently adjusted to the current value of the options written. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options which are exercised or are closed are offset against the proceeds received or amount paid on the transaction to determine realized gain or loss.

       FUTURES CONTRACTS

       The Funds may enter into futures contracts for the delayed delivery of securities at a fixed price at some future date or the change in the value of a specified financial index over a predetermined time period. Cash or securities are deposited with brokers in order to maintain a position. Subsequent payments made or received by the fund based on the daily change in the market value of the position are recorded as unrealized gain or loss until the contract is closed out, at which time the gain or loss is realized.

       INDEXED SECURITIES

       The Funds may invest in indexed securities whose value is linked either directly or inversely to changes in foreign currencies, interest rates, commodities, indices or other reference instruments. Indexed securities may be more volatile than the referenced instrument itself, but any loss is limited to the amount of the original investment.

       SECURITY TRANSACTIONS AND RELATED INCOME

       Security transactions are accounted for on a trade date basis. Net realized gains or losses on sales of securities are determined on the specific identification cost method. Interest income and expenses are recognized on the accrual basis. Dividends are recorded on the ex-dividend date. Interest income, including any discount or premium, is accrued as earned using the effective interest method.

       EXPENSES

       Expenses directly attributable to a Fund are charged directly to that Fund, while the expenses which are attributable to more than one fund of the Trust are allocated among the respective Funds. Each class of shares bears its pro-rata portion of expenses attributable to its series, except that each class separately bears expenses related specifically to that class, such as distribution fees.

       DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

       Dividends from net investment income are declared and paid monthly for all Funds, except the International Equity Index Fund, which declares and distributes net investment income annually. Net realized capital gains, if any, are distributed at least annually. Dividends are declared separately for each class. No class has preferential dividend rights; differences in per share dividend rates are generally due to differences in separate class expenses.

       Net investment income and net capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for expiring capital loss carryforwards, foreign currency transactions, and deferrals of certain losses.



Continued



64

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


       ORGANIZATION COSTS

       Costs incurred by the Trust in connection with its organization, including the fees and expenses of registering and qualifying its shares for distribution have been deferred and are being amortized using the straight-line method over a period of five years beginning with the commencement of each Fund's operations. All such costs have been allocated among the funds of the Trust pro-rata, based on the relative net assets of each fund. In the event that any of the initial shares are redeemed during such period by any holder thereof, the related fund will be reimbursed by such holder for any unamortized organization costs in the proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

       FEDERAL INCOME TAXES

       Each Fund intends to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes. Withholding taxes on foreign dividends have been paid or provided for in accordance with the applicable country's tax rules and rates.

       RECLASSIFICATIONS:

       Certain reclassifications have been made to the 1994 financial statements and financial highlights in order to conform to the 1995 presentation.

3.   SHARES OF BENEFICIAL INTEREST:

     The Trust is authorized to issue an unlimited number of shares of beneficial interest, with no par value which may, without shareholder approval, be divided into an unlimited number of series of such shares and any series may be classified or reclassified into one or more classes. Currently, shares of the Trust are registered to be offered through thirty series and five classes: Fiduciary, Class A, Class B, Institutional and Service. The Service Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. During the year ended June 30, 1995, Service Shares transferred to Class A Shares, and as of June 30, 1995, there were no shareholders in the Service Class. Shareholders are entitled to one vote for each full share held and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees has determined that the matter to be voted on affects only the interest of shareholders of a particular class or series. The following is a summary of transactions in Fund shares for the fiscal years ending June 30, 1995 and 1994:



Continued



                                                                              65

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


         Transactions in capital shares for the Group were as follows:


                             (Amounts in Thousands)

                                            ASSET ALLOCATION FUND            INCOME EQUITY FUND             EQUITY INDEX FUND
                                          ------------------------        ------------------------       ------------------------
                                            YEAR           YEAR             YEAR           YEAR            YEAR            YEAR
                                            ENDED          ENDED            ENDED          ENDED           ENDED           ENDED
                                           JUNE 30,       JUNE 30,         JUNE 30,       JUNE 30,        JUNE 30,        JUNE 30,
                                            1995           1994             1995           1994            1995            1994
                                          ------------------------        ------------------------       ------------------------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
     Proceeds from shares issued ......   $ 14,294        $ 35,322        $ 32,862        $138,221        $71,441        $116,441
     Dividends reinvested .............      1,386           1,183           4,624           2,965          5,401           3,602
     Shares redeemed ..................    (24,526)        (22,264)        (89,484)        (93,619)       (43,482)        (44,372)
                                          --------        --------        --------        --------       --------        --------
     Change in net assets from
       Fiduciary Share transactions ...   $ (8,846)       $ 14,241        $(51,998)       $ 47,567        $33,360        $ 75,671
                                          --------        --------        --------        --------       --------        --------
                                          --------        --------        --------        --------       --------        --------
CLASS A SHARES:
     Proceeds from shares issued ......   $  3,680        $  1,738        $  5,144        $  4,413        $ 8,926        $  1,649
     Dividends reinvested .............        111              61             614             341             49              24
     Shares redeemed ..................     (1,101)           (624)         (5,677)         (2,149)        (7,817)           (706)
                                          --------        --------        --------        --------       --------        --------
     Change in net assets from
       Class A Share transactions .....   $  2,690        $  1,175        $     81        $  2,605        $ 1,158        $    967
                                          --------        --------        --------        --------       --------        --------
                                          --------        --------        --------        --------       --------        --------
CLASS B SHARES:
     Proceeds from shares issued .. ...   $  1,238        $  1,928        $  1,560        $  1,762        $ 1,047        $    251
     Dividends reinvested ......... ...         80              10             105              12             15               1
     Shares redeemed ..................       (432)             (5)           (237)            (26)           (27)
                                          --------        --------        --------        --------       --------        --------
     Change in net assets from
       Class B Share transactions .....   $    886        $  1,933        $  1,428        $  1,748        $ 1,035        $    252
                                          --------        --------        --------        --------       --------        --------
                                          --------        --------        --------        --------       --------        --------
SERVICE SHARES:
     Proceeds from shares issued ......   $     92                                                        $    91        $     13
     Dividends reinvested .............          2                                                              2
     Shares redeemed ..................       (102)                                                          (116)             (1)
                                          --------                                                       --------        --------
     Change in net assets from
       Service Share transactions .....   $     (8)                                                       $   (23)       $     12
                                          --------                                                       --------        --------
                                          --------                                                       --------        --------
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
     Issued ...........................      1,433           3,503           2,362          10,186          5,555           9,633
     Reinvested .......................        139             117             343             218            440             298
     Redeemed .........................     (2,496)         (2,214)         (6,450)         (6,955)        (3,519)         (3,749)
                                          --------        --------        --------        --------       --------        --------
     Change in Fiduciary Shares .......       (924)          1,406          (3,745)          3,449          2,476           6,182
                                          --------        --------        --------        --------       --------        --------
                                          --------        --------        --------        --------       --------        --------

CLASS A SHARES:
     Issued ...........................        364             174             353             323            688             139
     Reinvested .......................         11               6              47              25              4               2
     Redeemed .........................       (108)            (62)           (400)           (156)          (600)            (62)
                                          --------        --------        --------        --------       --------        --------
     Change in Class A Shares .........        267             118               0             192             92              79
                                          --------        --------        --------        --------       --------        --------
                                          --------        --------        --------        --------       --------        --------
CLASS B SHARES:
     Issued ...........................        124             192             108             131             80              21
     Reinvested .......................          8               1               8               1              1
     Redeemed .........................        (44)                            (17)             (2)            (2)
                                          --------        --------        --------        --------       --------        --------
     Change in Class B Shares .........         88             193              99             130             79              21
                                          --------        --------        --------        --------       --------        --------
                                          --------        --------        --------        --------       --------        --------
SERVICE SHARES:
     Issued ...........................         10                                                              7               1
     Reinvested .......................
     Redeemed .........................        (10)                                                            (8)
                                          --------                                                       --------        --------
     Change in Service Shares .........          0                                                             (1)              1
                                          --------                                                       --------        --------
                                          --------                                                       --------        --------


Continued



66

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


                         (Amounts in Thousands)

                                                     LARGE COMPANY           BLUE CHIP EQUITY              LARGE COMPANY
                                                      VALUE FUND                   FUND                    GROWTH FUND
                                                 ---------------------     ---------------------      ---------------------
                                                   YEAR       YEAR          YEAR         YEAR           YEAR        YEAR
                                                   ENDED      ENDED         ENDED        ENDED          ENDED       ENDED
                                                  JUNE 30,   JUNE 30,      JUNE 30,     JUNE 30,       JUNE 30,    JUNE 30,
                                                   1995       1994          1995         1994           1995        1994
                                                 ---------------------     ---------------------      ---------------------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
   Proceeds from shares issued................   $ 201,943    $109,238     $  7,015    $  60,337       $264,563    $114,284
   Proceeds from shares issued in
     connection with acquisition..............                                                          119,883
   Dividends reinvested.......................      10,183       4,015          589        1,252          4,370       2,013
   Shares redeemed............................     (53,653)    (72,500)     (54,774)     (86,345)       (77,903)     (8,273)
                                                 ---------    --------     --------    ---------       --------    --------
     Change in net assets from
       Fiduciary Share transactions...........   $ 158,473    $ 40,753     $(47,170)   $ (24,756)      $310,913    $108,024
                                                 ---------    --------     --------    ---------       --------    --------
                                                 ---------    --------     --------    ---------       --------    --------

CLASS A SHARES:
   Proceeds from shares issued................   $   9,809    $    324     $    391    $     626       $ 15,491    $    368
   Proceeds from shares issued in
     connection with acquisition..............                                                           11,716
   Dividends reinvested.......................         121          22           71           77            154           1
   Shares redeemed............................      (7,394)        (89)      (1,289)      (2,183)        (2,767)
                                                 ---------    --------     --------    ---------       --------    --------
   Change in net assets from
     Class A Share transactions...............   $   2,536    $    257     $   (827)   $  (1,480)      $ 24,594    $    369
                                                 ---------    --------     --------    ---------       --------    --------
                                                 ---------    --------     --------    ---------       --------    --------

CLASS B SHARES:
   Proceeds from shares issued................   $     679    $    191     $    244    $     115       $  6,304    $    335
   Dividends reinvested.......................          27           1            3                          32           1
   Shares redeemed............................         (89)         (5)          (9)                       (247)         (1)
                                                 ---------    --------     --------    ---------       --------    --------
   Change in net assets from
     Class B Share transactions...............   $     617    $    187     $    238    $     115       $  6,089    $    335
                                                 ---------    --------     --------    ---------       --------    --------
                                                 ---------    --------     --------    ---------       --------    --------
SERVICE SHARES:
   Proceeds from shares issued................                                                         $    363    $     24
   Dividends reinvested.......................                                                                5
   Shares redeemed............................                                                             (435)
                                                                                                       --------    --------
   Change in net assets from
     Service Share transactions...............                                                         $    (67)   $     24
                                                                                                       --------    --------
                                                                                                       --------    --------
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
   Issued.....................................      17,128       9,463          537        4,689         21,755      10,015
   Issued in connection with acquisition......                                                           10,108
   Reinvested.................................         911         350           46           97            357         177
   Redeemed...................................      (4,551)     (6,314)      (4,204)      (6,707)        (5,992)       (724)
                                                 ---------    --------     --------    ---------       --------    --------
   Change in Fiduciary Shares.................      13,488       3,499       (3,621)      (1,921)        26,228       9,468
                                                 ---------    --------     --------    ---------       --------    --------
                                                 ---------    --------     --------    ---------       --------    --------
CLASS A SHARES:
   Issued.....................................         800          27           29           45          1,182          32
   Issued in connection with acquisition......                                                              962
Reinvested.................................             11           2            6            6             12
   Redeemed...................................        (601)         (8)         (98)        (165)          (205)
                                                 ---------    --------     --------    ---------       --------    --------
   Change in Class A Shares...................         210          21          (63)        (114)         1,951          32
                                                 ---------    --------     --------    ---------       --------    --------
                                                 ---------    --------     --------    ---------       --------    --------
CLASS B SHARES:
   Issued.....................................          56          16           19            9            494          29
   Reinvested.................................           2                                                    2
   Redeemed...................................          (8)                      (1)                        (18)
                                                 ---------    --------     --------    ---------       --------    --------
   Change in Class B Shares...................          50          16           18            9            478          29
                                                 ---------    --------     --------    ---------       --------    --------
                                                 ---------    --------     --------    ---------       --------    --------

SERVICE SHARES:
   Issued.....................................                                                              30            2
   Reinvested.................................
   Redeemed...................................                                                              (32)
                                                                                                       --------    --------
   Change in Service Shares ..................                                                              (2)           2
                                                                                                       --------    --------
                                                                                                       --------    --------


Continued



                                                                              67

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--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


                             (Amounts in Thousands)

                                                                                                     INTERNATIONAL
                                           DISCIPLINED VALUE            SMALL COMPANY                  EQUITY INDEX
                                              VALUE FUND                  GROWH FUND                      FUND
                                        -----------------------      ------------------------    ------------------------
                                          YEAR         YEAR           YEAR           YEAR           YEAR        YEAR
                                          ENDED        ENDED          ENDED          ENDED          ENDED       ENDED
                                         JUNE 30,     JUNE 30,       JUNE 30,       JUNE 30,       JUNE 30,    JUNE 30,
                                          1995          1994           1995           1994           1995        1994
                                        -----------------------      ------------------------    ------------------------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
   Proceeds from shares issued ......   $ 117,175     $ 283,462      $ 120,166      $ 238,831     $ 104,876     $ 124,128
   Dividends reinvested .............      11,069        23,408          8,942         12,686           788           147
   Shares redeemed ..................    (142,398)      (68,767)      (162,832)       (67,230)      (39,348)      (21,984)
                                        ---------     ---------      ---------      ---------     ---------     ---------
   Change in net assets from
     Fiduciary Share transactions ...   $ (14,154)    $ 238,103      $ (33,724)     $ 184,287     $  66,316     $ 102,291
                                        ---------     ---------      ---------      ---------     ---------     ---------
                                        ---------     ---------      ---------      ---------     ---------     ---------

CLASS A SHARES:
   Proceeds from shares issued ......   $   6,626     $   8,097      $  16,237      $   4,402     $   3,817     $   1,905
   Dividends reinvested .............         482           696            296            429            28
   Shares redeemed ..................      (5,134)       (1,257)       (14,784)        (1,917)       (1,301)          (31)
                                        ---------     ---------      ---------      ---------     ---------     ---------
   Change in net assets from
     Class A Share transactions .....   $   1,974     $   7,536      $   1,749      $   2,914     $   2,544     $   1,874
                                        ---------     ---------      ---------      ---------     ---------     ---------
                                        ---------     ---------      ---------      ---------     ---------     ---------

CLASS B SHARES:
   Proceeds from shares issued ......   $   5,594     $   5,622      $   1,368      $   1,284     $   2,243     $   2,433
   Dividends reinvested .............         309            23             58                           27             3
   Shares redeemed ..................        (903)          (33)           (45)           (83)         (506)         (315)
                                        ---------     ---------      ---------      ---------     ---------     ---------
   Change in net assets from
     Class B Share transactions .....   $   5,000     $   5,612      $   1,381      $   1,201     $   1,764     $   2,121
                                        ---------     ---------      ---------      ---------     ---------     ---------
                                        ---------     ---------      ---------      ---------     ---------     ---------
SERVICE SHARES:
   Proceeds from shares issued ......   $     495     $      49      $     481      $      38     $     529     $      74
   Dividends reinvested .............           6                            8                            2
   Shares redeemed ..................        (577)                        (547)            (1)         (629)
                                        ---------     ---------      ---------      ---------     ---------     ---------
   Change in net assets from
     Service Share transactions .....   $     (76)    $      49      $     (58)     $      37     $     (98)    $      74
                                        ---------     ---------      ---------      ---------     ---------     ---------
                                        ---------     ---------      ---------      ---------     ---------     ---------
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
   Issued ...........................       9,425        22,092          7,209         13,900         7,711         9,457
   Reinvested .......................         913         1,888            571            757            59            11
   Redeemed .........................     (11,504)       (5,429)        (9,719)        (3,977)       (2,910)       (1,646)
                                        ---------     ---------      ---------      ---------     ---------     ---------
   Change in Fiduciary Shares .......      (1,166)       18,551         (1,939)        10,680         4,860         7,822
                                        ---------     ---------      ---------      ---------     ---------     ---------
                                        ---------     ---------      ---------      ---------     ---------     ---------
CLASS A SHARES:
   Issued ...........................         521           656            949            257           277           187
   Reinvested .......................          40            56             19             26             2
   Redeemed .........................        (409)         (104)          (867)          (114)          (96)          (24)
                                        ---------     ---------      ---------      ---------     ---------     ---------
   Change in Class A Shares .........         152           608            101            169           183           163
                                        ---------     ---------      ---------      ---------     ---------     ---------
                                        ---------     ---------      ---------      ---------     ---------     ---------

CLASS B SHARES:
   Issued ...........................         447           451             82             76           165           142
   Reinvested .......................          26             2              4                            2
   Redeemed .........................         (72)           (3)            (3)            (5)          (38)           (2)
                                        ---------     ---------      ---------      ---------     ---------     ---------
   Change in Class B Shares .........         401           450             83             71           129           140
                                        ---------     ---------      ---------      ---------     ---------     ---------
                                        ---------     ---------      ---------      ---------     ---------     ---------

SERVICE SHARES:
   Issued ...........................          40             4             28              2            40             6
   Reinvested .......................           1                            1
   Redeemed .........................         (45)                         (31)                         (46)
                                        ---------     ---------      ---------      ---------     ---------     ---------
     Change in Service Shares .......          (4)            4             (2)             2            (6)            6
                                        ---------     ---------      ---------      ---------     ---------     ---------
                                        ---------     ---------      ---------      ---------     ---------     ---------


Continued



68


                                    B-189

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--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


4.   INVESTMENT ADVISORY, ADMINISTRATIVE, AND DISTRIBUTION AGREEMENTS:

     The Trust and Banc One Investment Advisors Corporation (the "Advisor") are parties to an investment advisory agreement under which the Advisor is entitled to a fee, computed daily and paid monthly, at the annual rate of 0.74% of the average net assets of the Income Equity Fund, the Disciplined Value Fund, the Small Company Growth Fund, the Blue Chip Equity Fund, the Large Company Value Fund, and the Large Company Growth Fund; 0.65% of the average daily net assets of the Asset Allocation Fund; 0.55% of the average daily net assets of the International Equity Index Fund; and 0.30% of the average daily net assets of the Equity Index Fund.

     The Trust and 440 Financial Group of Worcester ("440 Financial") are parties to an administrative agreement under which 440 Financial (the "Administrator") provides services for a fee that is computed daily and payable monthly, at an annual rate of 0.20% on the first $1.5 billion of the combined average net assets of the Funds and other funds offered by the Trust; 0.18% on the next $0.5 billion of the combined average net assets and 0.16% on the combined average net assets over $2 billion. Effective April 1, 1995, The Shareholder Services Group, Inc, d/b/a 440 Financial became the Administrator to the Trust. Also effective April 1, 1995, the Advisor became the Sub-Administrator pursuant to an agreement between the Administrator and the Advisor. The Advisor assumed many of the administrative duties, for which it receives a fee paid by the Administrator.

     The Trust has adopted a distribution and shareholder services plan (the "Plan") on behalf of the Class A, Class B and Service Class Shares pursuant to Rule 12b-1 under the 1940 Act. 440 Financial Distributors, Inc. (the "Distributor") acts as the distributor of the Trust's shares. The Distributor receives an annual fee for its services of 0.35%, 1.00%, and 0.75% of the average daily net assets of the Class A, Class B, and Service Class Shares, respectively. These fees are used by the Distributor to pay banks, including affiliates of the Advisor, other institutions and broker/dealers, or to reimburse the Distributor for expenses incurred for providing distribution or shareholder assistance. The Distributor has voluntarily agreed to limit its fees for the Class A Shares to an annual rate of 0.25% of the average daily net assets of the Class A Shares of each Fund.

     Certain officers of the Trust are also officers of the Administrator and/or Distributor. Such officers receive no compensation from the Funds for serving in their respective roles.

     The Advisor, Administrator, and Distributor voluntarily agreed to waive a portion of their fees and to reimburse the Funds for certain expenses so that total expenses of each Fund would not exceed certain annual expense limitations. For the year ended June 30, 1995, fees is the following amounts were waived or reimbursed to the Funds:



                                                    (AMOUNTS IN THOUSANDS)
                                           -------------------------------------
                                              ASSET      INCOME
                                           ALLOCATION    EQUITY     EQUITY INDEX
                                              FUND        FUND          FUND
                                           ----------    -------   -------------
     INVESTMENT ADVISORY FEES:
     Waivers/reimbursements .........         $104         $ 7          $428
     ADMINISTRATION FEES:
     Waivers/reimbursements .........         $  5                      $196
     12b-1 FEES (CLASS A):
     Waivers/reimbursements .........         $  3         $12          $  2


Continued


                                                                              69

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--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995



                                                          LARGE                       LARGE
                                                         COMPANY       BLUE CHIP     COMPANY
                                                          VALUE         EQUITY       GROWTH
                                                          FUND           FUND         FUND
                                                         -------       ---------     -------
     INVESTMENT ADVISORY FEES:
     Waivers/reimbursements .............                                $158
     ADMINISTRATION FEES:
     Waivers/reimbursements .............                  $ 27
     12b-1 FEES (CLASS A):
     Waivers/reimbursements .............                  $  2          $  3          $  9


                                                                        SMALL
                                                       DISCIPLINED     COMPANY   INTERNATIONAL
                                                          VALUE        GROWTH     EQUITY INDEX
                                                          FUND          FUND         FUND
                                                       -----------     -------   -------------
     INVESTMENT ADVISORY FEES:
     Waivers/reimbursements .............                   $ 29         $  7
     12b-1 FEES (CLASS A):
     Waivers/reimbursements .............                   $ 11         $  9          $  3

5.   SECURITIES TRANSACTIONS:

     The cost of security purchases and the proceeds from the sale of securities (excluding short-term securities and purchased options) during the year ended June 30, 1995 were as follows (amounts in thousands):


                                             U.S. GOVERNMENT
                                                SECURITIES               OTHER SECURITIES
                                           ---------------------      ---------------------
                                           PURCHASES      SALES       PURCHASES      SALES
                                           ---------     -------      ---------     -------
     Asset Allocation Fund ..............   $11,983      $17,908       $28,959      $33,031
     Income Equity Fund .................                                7,902       62,561
     Equity Index Fund ..................                               35,702        4,867
     Large Company Value Fund ...........                              532,400      422,145
     Blue Chip Equity Fund ..............                                1,502       45,874
     Large Company Growth Fund ..........                              361,714       45,549
     Disciplined Value Fund .............                              742,291      777,887
     Small Company Growth Fund ..........                              484,291      504,311
     International Equity Index Fund ....                               99,661       22,646


6.   FINANCIAL INSTRUMENTS:

     Investing in financial instruments such as written options, futures and sales of forward foreign currency contracts involves risk in excess of the amounts reflected in the Statements of Assets and Liabilities. The face or contract amounts reflect the extent of the involvement the Funds have in the particular class of instrument. Risks associated with these instruments include an imperfect correlation between the movements in the price of the instruments and the price of the underlying securities and interest rates, an illiquid secondary market for the instruments or inability of counterparties to perform under the terms of the contract, and changes in the value of currency relative to the U.S. dollar. The Funds enter into these contracts primarily as a means to hedge against adverse fluctuation in securities.


Continued


70


                                    B-191

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--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995



     The following is a summary of written option activity for the year ended June 30, 1995 by the Large Company Value Fund (amounts in thousands):



                                                          PRINCIPAL AMOUNTS
                                                             OF CONTRACTS         PREMIUMS
                                                          -----------------       --------
     Balance at beginning of year ......................           50              $    77
     Options written ...................................        1,399                2,199
     Options closed ....................................       (1,111)              (1,678)
     Options exercised .................................         (233)                (356)
                                                               ------              -------
     Options outstanding at end of period ..............          105              $   242
                                                               ------              -------
                                                               ------              -------


                                                          PRINCIPAL AMOUNTS
                                                             OF CONTRACTS           VALUE
                                                          -----------------       --------
     Options outstanding at end of period consist of:
         Apple Computer, $45, 7/24/95 ..................           25              $    63
         Apple Computer, $40, 7/24/95 ..................           25                  165
         ASA LTD, $45, 7/24/95 .........................           25                    6
         Chrysler Corp, $45, 7/24/95 ...................           25                   75
         Temple Inland, $45, 7/24/95 ...................            5                   14
                                                               ------              -------
            Total ......................................          105              $   323
                                                               ------              -------
                                                               ------              -------


7.   CONCENTRATION OF CREDIT RISK:

     The International Equity Index Fund has a relatively large concentration of securities invested in companies domiciled in Japan. The Fund may be more susceptible to the political, social and economic events adversely affecting the Japanese companies than funds not so concentrated.

8.   FEDERAL TAX INFORMATION:

     The accompanying table below details distributions from long-term capital gains for the following funds for the fiscal year ended June 30, 1995 (amounts in thousands):

      Asset Allocation Fund .....................................................  $   111
      Income Equity Fund ........................................................    5,384
      Equity Index Fund .........................................................    2,456
      Large Company Value Fund ..................................................    5,759
      Blue Chip Equity Fund .....................................................      335
      Large Company Growth Fund .................................................      999
      Disciplined Value Fund ....................................................    2,079
      Small Company Growth Fund .................................................   13,180
      International Equity Index Fund ...........................................      395




     Under current tax law, capital losses realized after October 31 may be deferred and treated as occurring on the first day of the following fiscal year. The Asset Allocation Fund had approximately $247,000 deferred losses that will be treated as arising on the first day of the fiscal year ended June 30, 1996.



Continued



                                                                              71

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--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995



9.   REORGANIZATION:

     On October 7, 1994, the Board of Trustees approved an agreement and plan of reorganization for the acquisition of the Trademark Funds by the Trust. Under the agreement and plan of reorganization, all assets and liabilities of the Trademark Equity Fund (the "Acquired Fund") were acquired by the Large Company Growth Fund in exchange for shares of the Large Company Growth Fund. The reorganization, which qualified as a tax-free exchange for federal income tax purposes, was completed following approval by the shareholders of the Trademark Equity Fund. The following is a summary of Shares Outstanding, Net Assets, Unrealized Appreciation and Net Asset Value per share immediately before and after the reorganization (amounts in thousands except net asset value):



                                                                            AFTER
                                    BEFORE REORGANIZATION              REORGANIZATION
                                --------------------------------       --------------
                                                       LARGE               LARGE
                                 TRADEMARK EQUITY     COMPANY             COMPANY
                                       FUND          GROWTH FUND         GROWTH FUND
                                ----------------     -----------       --------------
     Shares: ................      *   12,666            23,627          34,697
     Net Assets: ............      *$ 131,599         $ 280,424       $ 412,023
     Net Asset Value:
       Fiduciary ............      *$   10.39         $   11.87       $   11.87
       Class A ..............                             12.18           12.18
     Unrealized Appreciation:       $   3,072         $  11,501       $  14,573

--------

* Before the reorganization, the Acquired Fund offered only one class of shares.

On May 22, 1995, the Board of Trustees approved a Plan of Reorganization pursuant to which the Blue Chip Equity Fund would be merged with and into the Large Company Growth Fund on or about September 1, 1995. On the exchange date, the Blue Chip Equity Fund will transfer all of its assets and liabilities to the Large Company Growth Fund in exchange for shares of the Large Company Growth Fund. The reorganization, which qualifies as a tax-free exchange for federal income tax purposes, must be approved by the shareholders of the Blue Chip Equity Fund, at a shareholders' meeting on August 28, 1995.



Continued



72

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--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995

10. ELIGIBLE DISTRIBUTIONS (UNAUDITED):

    The Trust designates the following eligible distributions for the dividends received deductions for corporations:



                                                      ASSET                INCOME
                                                    ALLOCATION             EQUITY                EQUITY
                                                       FUND                 FUND               INDEX FUND
                                                   -----------           -----------           -----------
    Dividend Income ........................       $   396,726           $ 7,296,582           $ 4,924,307
    Dividend Income Per Share--Fiduciary ...             0.070                 0.379                 0.280
    Dividend Income Per Share--Class A .....             0.063                 0.038                 0.253
    Dividend Income Per Share--Class B .....             0.053                 0.256                 0.171


                                                                                                  LARGE
                                                      LARGE               BLUE CHIP              COMPANY
                                                     COMPANY               EQUITY                GROWTH
                                                    VALUE FUND              FUND                  FUND
                                                   -----------           -----------           -----------
    Dividend Income ........................       $ 6,927,555           $ 1,422,529           $ 7,673,650
    Dividend Income Per Share--Fiduciary ...             0.253                 0.194                 0.166
    Dividend Income Per Share--Class A .....             0.230                 0.176                 0.141
    Dividend Income Per Share--Class B .....             0.135                 0.120                 0.075


                                                                                                  SMALL
                                                                                                 COMPANY
                                                                         DISCIPLINED             GROWTH
                                                                          VALUE FUND              FUND
                                                                         -----------           -----------
    Dividend Income ...........................................          $12,662,513           $ 2,881,817
    Dividend Income Per Share--Fiduciary ......................                0.238                 0.031
    Dividend Income Per Share--Class A ........................                0.212                 0.016
    Dividend Income Per Share--Class B ........................                0.141                 0.000

The International Equity Index Fund elects to pass on the benefits of the foreign tax credit to its shareholders for the year ended June 30, 1995. The following information is provided with respect to the election:

Gross Income From Foreign Countries .................................................          $ 4,904,720
Gross Income From Foreign Countries Per Share .......................................          $      0.30
Income Taxes Paid To Foreign Countries ..............................................          $   853,438
Income Taxes Paid To Foreign Countries Per Share ....................................          $      0.05


                                                                              73

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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS


                                                                             ASSET ALLOCATION FUND
                                               ------------------------------------------------------------------------------------
                                                                               YEAR ENDED JUNE 30,
                                               ------------------------------------------------------------------------------------
                                                                        1995                                            1994
                                                ---------------------------------------------------    ----------------------------
                                                FIDUCIARY      CLASS A       CLASS B    SERVICE (f)    FIDUCIARY       CLASS A
                                                ---------      -------       -------    -----------    ---------       -------
NET ASSET VALUE,
  BEGINNING OF PERIOD .........................  $  9.64       $  9.65       $  9.67      $  9.62         $10.06       $ 10.06
                                                 -------       -------       -------      -------        -------       -------
Investment Activities
  Net investment income .......................     0.38          0.35          0.27         0.22           0.29          0.27
  Net realized and unrealized gains(losses)
     from investments .........................     1.12          1.13          1.14         1.05          (0.38)        (0.38)
                                                 -------       -------       -------      -------        -------       -------
Total from Investment Activities ..............     1.50          1.48          1.41         1.27          (0.09)        (0.11)
                                                 -------       -------       -------      -------        -------       -------
Distributions
  Net investment income .......................    (0.37)        (0.34)        (0.27)       (0.22)         (0.29)        (0.26)
  In excess of net investment income ..........                  (0.01)        (0.01)       (0.02)
  Net realized gains ..........................                  (0.04)                                    (0.04)        (0.04)
  In excess of net realized gains .............    (0.04)                      (0.04)       (0.04)
                                                 -------       -------       -------      -------        -------       -------
Total Distributions ...........................    (0.41)        (0.39)        (0.32)       (0.28)         (0.33)        (0.30)
                                                 -------       -------       -------      -------        -------       -------
NET ASSET VALUE,
  END OF PERIOD ...............................  $ 10.73       $ 10.74       $ 10.76      $ 10.61         $ 9.64       $  9.65
                                                 -------       -------       -------      -------        -------       -------
                                                 -------       -------       -------      -------        -------       -------
Total Return (excludes sales charge) ..........    16.06%        15.76%        14.90%         (f)          (1.01)%       (1.19)%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) ...........  $37,658       $ 4,745       $ 3,019                     $42,751       $ 1,691
  Ratio of expenses to average net assets .....     1.06%         1.31%         2.07%        1.72%(b)       1.06%         1.33%
  Ratio of net investment income to average net
     assets ...................................     3.72%         3.57%         2.77%        3.06%(b)       2.91%         2.68%
  Ratio of expenses to average net assets* ....     1.31%         1.66%         2.31%        1.98%(b)       1.33%         1.67%
  Ratio of net investment income to average net
     assets* ..................................     3.47%         3.23%         2.52%        2.79%(b)       2.64%         2.34%
  Portfolio turnover ..........................   115.36%       115.36%       115.36%      115.36%         56.55%        56.55%


                                                        ASSET ALLOCATION FUND
                                                -------------------------------------------
                                                           YEAR ENDED JUNE 30,
                                                -------------------------------------------
                                                   1994                     1993
                                                -------------------------------------------
                                                CLASS B(d)     FIDUCIARY (a)    CLASS A (c)
                                                ----------     -------------    -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD .........................  $ 10.37         $ 10.00          $ 10.00
                                                 -------         -------          -------
Investment Activities
  Net investment income .......................     0.08            0.07             0.05
  Net realized and unrealized gains(losses)
     from investments .........................    (0.70)           0.06             0.07
                                                 -------         -------          -------
Total from Investment Activities ..............    (0.62)           0.13             0.12
                                                 -------         -------          -------
Distributions
  Net investment income .......................    (0.08)          (0.07)           (0.06)
  In excess of net investment income ..........
  Net realized gains ..........................
  In excess of net realized gains .............
                                                 -------         -------          -------
Total Distributions ...........................    (0.08)          (0.07)           (0.06)
                                                 -------         -------          -------
NET ASSET VALUE,
  END OF PERIOD ...............................  $  9.67         $ 10.06          $ 10.06
                                                 -------         -------          -------
                                                 -------         -------          -------
Total Return (excludes sales charge) ..........    (5.98)%(e)       5.45%(b)         5.23%(b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) ...........  $ 1,862         $30,441          $   571
  Ratio of expenses to average net assets .....     2.40%(b)        0.90%(b)         1.15%(b)
  Ratio of net investment income to average net
     assets ...................................     1.99%(b)        3.03%(b)         2.84%(b)
  Ratio of expenses to average net assets* ....     2.40%(b)        1.34%(b)         1.62%(b)
  Ratio of net investment income to average net
     assets* ..................................     1.99%(b)        2.59%(b)         2.37%(b)
  Portfolio turnover ..........................    56.55%           4.05%            4.05%

----------
* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Fiduciary Shares commenced offering on April 5, 1993.
(b)  Annualized.
(c)  Class A Shares commenced offering on April 2, 1993.
(d)  Class B Shares commenced offering on January 14, 1994.
(e)  Not Annualized
(f) The Service Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. As of June 1, 1995, Service Shares transferred to Class A Shares, and as of June 30, 1995, there were no shareholders in the Service Class. The return for the period from July 1, 1994 to June 1, 1995 for the Service Shares was 13.25%.


See notes to financial statements.

74

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--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS


                                                                                 INCOME EQUITY FUND
                                                 ----------------------------------------------------------------------------------
                                                                                  YEAR ENDED JUNE 30,
                                                 ----------------------------------------------------------------------------------
                                                                   1995                                     1994
                                                  -------------------------------------     -------------------------------------
                                                  FIDUCIARY       CLASS A       CLASS B     FIDUCIARY     CLASS A     CLASS B(c)
                                                  ---------       -------       -------     ---------     -------     ----------
NET ASSET VALUE,
  BEGINNING OF PERIOD .........................   $  13.22       $  13.20      $  13.23     $  13.21     $ 13.20     $  13.83
                                                  --------       --------      --------     --------     --------     --------
Investment Activities
  Net investment income .......................       0.40           0.03          0.26         0.39         0.36         0.11
  Net realized and unrealized gains(losses)
     from investments .........................       2.28           2.29          2.29         0.01                     (0.60)
                                                  --------       --------      --------     --------     --------     --------
Total from Investment Activities ..............       2.68           2.32          2.55         0.40         0.36        (0.49)
                                                  --------       --------      --------     --------     --------     --------
Distributions
  Net investment income .......................      (0.40)         (0.03)        (0.25)       (0.39)       (0.34)       (0.11)
  In excess of net investment income ..........                     (0.01)        (0.02)                    (0.02)
  Net realized gains ..........................      (0.37)         (0.37)        (0.37)
                                                  --------       --------      --------     --------     --------     --------
Total Distributions ...........................      (0.77)         (0.41)        (0.64)       (0.39)       (0.36)       (0.11)
                                                  --------       --------      --------     --------     --------     --------
NET ASSET VALUE,
  END OF PERIOD ...............................   $  15.13       $  15.11      $  15.14     $  13.22     $  13.20     $  13.23
                                                  --------       --------      --------     --------     --------     --------
                                                  --------       --------      --------     --------     --------     --------
Total Return (excludes sales charge) ..........      21.04%         20.79%        19.91%        3.27%        2.95%       (3.37)%(d)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) ...........   $170,919       $ 13,793      $  3,468     $198,787      $12,054     $  1,714
  Ratio of expenses to average net assets .....       1.01%          1.26%         2.01%        0.98%        1.23%        1.95%(b)
  Ratio of net investment income to average net
     assets ...................................       2.85%          2.61%         1.88%        3.18%        3.01%        2.70%(b)
  Ratio of expenses to average net assets* ....       1.01%          1.36%         2.02%        1.05%        1.40%        1.95%(b)
  Ratio of net investment income to average net
     assets* ..................................       2.85%          2.51%         1.87%        3.11%        2.84%        2.70%(b)
  Portfolio turnover ..........................       4.03%          4.03%         4.03%       22.69%       22.69%       22.69%


                                                                            INCOME EQUITY FUND
                                                 --------------------------------------------------------------------
                                                                            YEAR ENDED JUNE 30,
                                                 --------------------------------------------------------------------
                                                             1993                      1992                   1991
                                                  ------------------------    ------------------------      ---------
                                                  FIDUCIARY        CLASS A    FIDUCIARY     CLASS A(a)      FIDUCIARY
                                                  ---------        -------    ---------     ----------      ---------
NET ASSET VALUE,
  BEGINNING OF PERIOD .........................    $  12.24       $  12.23     $  11.35       $ 12.34       $   11.06
                                                   --------       --------     --------       -------      ----------
Investment Activities
  Net investment income .......................        0.43           0.40         0.49          0.20            0.54
  Net realized and unrealized gains(losses)
     from investments .........................        0.97           0.98         0.90         (0.10)           0.26
                                                   --------       --------     --------       -------      ----------
Total from Investment Activities ..............        1.40           1.38         1.39          0.10            0.80
                                                   --------       --------     --------       -------      ----------
Distributions
  Net investment income .......................       (0.43)         (0.41)       (0.50)        (0.21)          (0.51)
  In excess of net investment income ..........
  Net realized gains ..........................
                                                   --------       --------     --------       -------      ----------
Total Distributions ...........................       (0.43)         (0.41)       (0.50)        (0.21)          (0.51)
                                                   --------       --------     --------       -------      ----------
NET ASSET VALUE,
  END OF PERIOD ...............................    $  13.21       $  13.20     $  12.24       $ 12.23       $   11.35
                                                   --------       --------     --------       -------      ----------
                                                   --------       --------     --------       -------      ----------
Total Return (excludes sales charge) ..........       11.56%         11.38%       12.36%         2.16%(b)        7.48%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) ...........    $153,144       $  9,513     $125,050       $   118       $  73,552
  Ratio of expenses to average net assets .....        0.90%          1.11%        0.70%         1.29%(b)        0.42%
  Ratio of net investment income to average net
     assets ...................................        3.37%          3.32%        4.12%         3.97%(b)        4.80%
  Ratio of expenses to average net assets* ....        1.07%          1.43%        1.23%         1.49%(b)        1.16%
  Ratio of net investment income to average net
     assets* ..................................        3.20%          3.00%        3.59%         3.77%(b)        4.06%
  Portfolio turnover ..........................        7.53%          7.53%        5.99%         5.99%           9.36%

----------
  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Class A Shares commenced offering on February 18, 1992.
(b)  Annualized.
(c)  Class B Shares commenced offering on January 14, 1994.
(d)  Not Annualized.


See notes to financial statements.

                                                                              75

THE ONE GROUP FAMILY OF MUTUAL FUNDS
------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                                                    EQUITY INDEX FUND
                                              -----------------------------------------------------------------------------------
                                                                                   YEAR ENDED JUNE 30,
                                              -----------------------------------------------------------------------------------
                                                                  1995                                         1994
                                               -----------------------------------------     ------------------------------------
                                               FIDUCIARY    CLASS A   CLASS B   SERVICE(f)      FIDUCIARY    CLASS A   CLASS B(d)
                                               ---------    -------   -------   ----------      ---------    -------   ----------
NET ASSET VALUE,
  BEGINNING OF PERIOD ......................   $  11.59     $11.59     $11.61     $11.51        $  11.92     $11.91     $12.39
                                               --------     ------     ------     ------        --------     ------     ------
Investment Activities
  Net investment income ....................       0.32       0.29       0.18       0.13            0.29       0.28       0.09
  Net realized and unrealized gains (losses)
     from investments ......................       2.59       2.58       2.61       2.36           (0.20)     (0.20)     (0.78)
                                               --------     ------     ------     ------        --------     ------     ------
Total from Investment Activities ...........       2.91       2.87       2.79       2.49            0.09       0.08      (0.69)
                                               --------     ------     ------     ------        --------     ------     ------
Distributions
  Net investment income ....................      (0.29)     (0.28)     (0.19)     (0.19)          (0.29)     (0.27)     (0.09)
  In excess of net investment income .......      (0.02)                           (0.01)          (0.04)     (0.04)
  Net realized gains .......................      (0.16)     (0.16)     (0.16)     (0.10)          (0.09)     (0.09)
  In excess of net realized gains ..........                                       (0.06)
                                               --------     ------     ------     ------        --------     ------     ------
Total Distributions ........................      (0.47)     (0.44)     (0.35)     (0.36)          (0.42)     (0.40)     (0.09)
                                               --------     ------     ------     ------        --------     ------     ------
NET ASSET VALUE,
  END OF PERIOD ............................   $  14.03     $14.02     $14.05     $13.64        $  11.59     $11.59     $11.61
                                               --------     ------     ------     ------        --------     ------     ------
                                               --------     ------     ------     ------        --------     ------     ------
Total Return (excludes sales charge) .......      25.79%     25.43%     24.58%       (f)            0.63%      0.56%     (5.57)%(e)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) ........   $234,895     $3,003     $1,408                   $165,370     $1,416     $  248
  Ratio of expenses to average
     net assets ............................       0.33%      0.56%      1.34%      1.01%(b)        0.46%      0.62%      1.10%(b)
  Ratio of net investment income to average
     net assets ............................       2.57%      2.38%      1.60%      2.18%(b)        2.44%      2.37%      2.08%(b)
  Ratio of expenses to average net assets*         0.66%      1.01%      1.67%      1.37%(b)        0.59%      0.94%      1.15%(b)
  Ratio of net investment income to average
     net assets* ...........................       2.24%      1.94%      1.27%      1.82%(b)        2.31%      2.05%      2.03%(b)
  Portfolio turnover .......................       2.71%      2.71%      2.71%      2.71%          11.81%     11.81%     11.81%


                                                                        EQUITY INDEX FUND
                                              --------------------------------------------------------------------
                                                                       YEAR ENDED JUNE 30,
                                              --------------------------------------------------------------------
                                                  1994                   1993                        1992
                                               -----------       ---------------------   -------------------------
                                                RETIREMENT       FIDUCIARY     CLASS A    FIDUCIARY(a)   CLASS A(c)
                                                ----------       ---------     -------    -------------  ---------
NET ASSET VALUE,
  BEGINNING OF PERIOD ......................      $12.36          $ 10.92      $10.92      $ 10.00        $10.94
                                                  ------          -------      ------      -------        ------
Investment Activities
  Net investment income ....................        0.05             0.30        0.30         0.26          0.08
  Net realized and unrealized gains (losses)
     from investments ......................       (0.85)            1.13        1.10         0.95
                                                  ------          -------      ------      -------        ------
Total from Investment Activities ...........       (0.80)            1.43        1.40         1.21          0.08
                                                  ------          -------      ------      -------        ------
Distributions
  Net investment income ....................       (0.05)           (0.30)      (0.28)       (0.26)        (0.10)
  In excess of net investment income .......
  Net realized gains .......................                        (0.13)      (0.13)       (0.03)
  In excess of net realized gains ..........
                                                  ------          -------      ------      -------        ------
Total Distributions ........................       (0.05)           (0.43)      (0.41)       (0.29)        (0.10)
                                                  ------          -------      ------      -------        ------
NET ASSET VALUE,
  END OF PERIOD ............................      $11.51          $ 11.92      $11.91      $ 10.92        $10.92
                                                  ------          -------      ------      -------        ------
                                                  ------          -------      ------      -------        ------
Total Return (excludes sales charge) .......       (6.52)%(e)       13.04%      12.75%       12.14%(b)      1.32%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) ........      $   11          $96,446      $  512      $62,150         $   5
  Ratio of expenses to average
     net assets ............................        1.42%(b)         0.50%       0.52%        0.73%(b)      1.09%(b)
  Ratio of net investment income to average
     net assets ............................        1.83%(b)         2.46%       2.51%        2.43%(b)      1.97%(b)
  Ratio of expenses to average net assets*          1.69%(b)         0.87%       0.99%        1.16%(b)      1.27%(b)
  Ratio of net investment income to average
     net assets* ...........................        1.56%(b)         2.09%       2.04%        2.00%(b)      1.79%(b)
  Portfolio turnover .......................       11.81%            2.71%       2.71%       21.90%        21.90%

------------
  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)      The Fund commenced operations on July 2, 1991.
(b)      Annualized.
(c)      Class A Shares commenced offering on February 18, 1992.
(d)      Class B Shares commenced offering on January 14, 1994.
(e)      Not Annualized
(f) The Service Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. As of June 1, 1995, Service Shares transferred to Class A Shares, and as of June 30, 1995, there were no Shareholders in the Service class. The return for the period from July 1, 1994 to June 1, 1995 for the Service Shares was 22.83%.


See notes to financial statements.

76

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS


                                                             LARGE COMPANY VALUE FUND
                             ------------------------------------------------------------------------------------
                                                                YEAR ENDED JUNE 30,
                             ------------------------------------------------------------------------------------
                                          1995                            1994                        1993
                              ----------------------------   --------------------------------  ------------------
                              FIDUCIARY  CLASS A   CLASS B   FIDUCIARY   CLASS A   CLASS B(d)   FIDUCIARY  CLASS A
                              ---------  -------   -------   ---------   -------   ----------   ---------  -------
NET ASSET VALUE,
  BEGINNING OF PERIOD ......  $  11.34   $ 11.34   $ 11.41   $  11.64    $ 11.64   $ 11.87      $  11.34  $11.33
                              --------   -------   -------   --------    -------   -------      --------  ------
Investment Activities
  Net investment income ....      0.31      0.28      0.17       0.20       0.17      0.05          0.18    0.16
  Net realized and
     unrealized gains
     (losses) from
     investments ...........      2.18      2.20      2.19      (0.01)     (0.01)    (0.46)         0.58    0.59
                              --------   -------   -------   --------    -------   -------      --------  ------
Total from Investment
  Activities ...............      2.49      2.48      2.36       0.19       0.16     (0.41)         0.76    0.75
                              --------   -------   -------   --------    -------   -------      --------  ------
Distributions
  Net investment income ....     (0.32)    (0.27)    (0.17)     (0.19)     (0.16)    (0.05)        (0.18)  (0.16)
  In excess of net
    investment income ......               (0.02)
  Net realized gains .......     (0.64)    (0.64)    (0.64)     (0.30)     (0.30)                  (0.28)  (0.28)
                              --------   -------   -------   --------    -------   -------      --------  ------
Total Distributions ........     (0.96)    (0.93)    (0.81)     (0.49)     (0.46)    (0.05)        (0.46)  (0.44)
                              --------   -------   -------   --------    -------   -------      --------  ------
NET ASSET VALUE,
  END OF PERIOD ............  $  12.87   $ 12.89   $ 12.96   $  11.34    $ 11.34   $ 11.41      $  11.64  $11.64
                              --------   -------   -------   --------    -------   -------      --------  ------
                              --------   -------   -------   --------    -------   -------      --------  ------
Total Return (excludes sales
  charge) ..................     23.42%    22.64%    22.28%     (1.59)%     1.35%     3.48%(e)      6.73%   6.64%

RATIOS/SUPPLEMENTARY
  DATA:
  Net Assets at end of
    period (000) ...........  $365,375   $ 3,481   $   861   $169,127    $   698   $   182      $132,833   $ 451
  Ratio of expenses to
     average net assets ....      1.00%     1.25%     2.00%      0.95%      1.20%     2.00%(b)      0.86%   1.10%
  Ratio of net investment
     income to average net
     assets ................      2.74%     2.52%     1.74%      1.72%      1.57%     1.06%(b)      1.62%   1.41%
  Ratio of expenses to
     average net assets* ...      1.01%     1.37%     2.01%      1.02%      1.37%     2.00%(b)      1.12%   1.50%

  Ratio of net investment
     income to average net
     assets* ...............      2.73%     2.41%     1.72%      1.65%      1.40%     1.06%(b)      1.36%   1.01%
  Portfolio turnover .......    203.13%   203.37%   203.13%    111.72%    111.72%   111.72%        51.75%  51.75%


                                         LARGE COMPANY VALUE FUND
                                  -------------------------------------
                                          YEAR ENDED JUNE 30,
                                  -------------------------------------
                                           1992                1991
                                  ----------------------   ------------
                                  FIDUCIARY   CLASS A(c)   FIDUCIARY(a)
                                  ---------   ----------   ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD ......      $  10.07    $11.42        $  10.00
                                  --------    ------        --------
Investment Activities
  Net investment income ....          0.21      0.07            0.08
  Net realized and
     unrealized gains
     (losses) from
     investments ...........          1.34     (0.08)           0.07
                                  --------    ------        --------
Total from Investment
  Activities ...............          1.55     (0.01)           0.15
                                  --------    ------        --------
Distributions
  Net investment income ....         (0.21)    (0.08)          (0.08)
  In excess of net
    investment income ......
  Net realized gains .......         (0.07)
                                  --------    ------        --------
Total Distributions ........         (0.28)    (0.08)          (0.08)
                                  --------    ------        --------
NET ASSET VALUE,
  END OF PERIOD ............      $  11.34    $11.33        $  10.07
                                  --------    ------        --------
                                  --------    ------        --------
Total Return (excludes sales
  charge) ..................         15.53%    (0.33)%(b)       4.47%(b)

RATIOS/SUPPLEMENTARY
  DATA:
  Net Assets at end of
    period (000) ...........      $ 62,075    $   12        $ 36,237
  Ratio of expenses to
     average net assets ....          0.82%     1.02%(b)        0.52%(b)
  Ratio of net investment
     income to average net
     assets ................          1.91%     2.12%(b)        2.48%(b)
  Ratio of expenses to
     average net assets* ...          1.34%     1.22%(b)        1.26%(b)
  Ratio of net investment
     income to average net
     assets* ...............          1.39%     1.92%(b)        1.74%(b)
  Portfolio turnover .......         55.90%    55.90%          19.87%

-------------
  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)   The Fund commenced operations on March 1, 1991.
(b)   Annualized.
(c)   Class A Shares commenced offering on February 18, 1992.
(d)   Class B Shares commenced offering on January 14, 1994.
(e)   Not Annualized.


See notes to financial statements.

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS



                                                                       BLUE CHIP EQUITY FUND
                                      -----------------------------------------------------------------------------------
                                                                        YEAR ENDED JUNE 30,
                                      -----------------------------------------------------------------------------------
                                                  1995                            1994                       1993
                                      ----------------------------   --------------------------------- ------------------
                                      FIDUCIARY  CLASS A   CLASS B   FIDUCIARY   CLASS A    CLASS B(d) FIDUCIARY  CLASS A
                                      ---------  -------   -------   ---------   -------    ---------- ---------  -------
NET ASSET VALUE,
  BEGINNING OF PERIOD...............  $ 12.53    $12.52    $12.62    $ 12.91     $12.91    $13.50       $  12.95  $12.95
                                      -------    ------    ------    -------     ------    ------       --------  ------
Investment Activities
  Net investment income.............     0.23      0.17      0.10       0.22       0.18      0.03           0.23    0.21
  Net realized and unrealized gains
    (losses) from investments.......     1.85      1.89      1.88      (0.38)     (0.38)    (0.87)         (0.04)  (0.04)
                                      -------    ------    ------    -------     ------    ------       --------  ------
Total from Investment Activities....     2.08      2.06      1.98      (0.16)     (0.20)    (0.84)          0.19    0.17
                                      -------    ------    ------    -------     ------    ------       --------  ------
Distributions
  Net investment income.............    (0.21)    (0.16)    (0.08)     (0.22)     (0.19)    (0.04)        (0.23)   (0.21)
  In excess of net investment income              (0.03)    (0.05)
  Net realized gains................    (0.07)    (0.07)    (0.07)
                                      -------    ------    ------    -------     ------    ------       --------  ------
Total Distributions.................    (0.28)    (0.26)    (0.20)     (0.22)     (0.19)    (0.04)        (0.23)   (0.21)
                                      -------    ------    ------    -------     ------    ------       --------  ------
NET ASSET VALUE,
  END OF PERIOD.....................  $ 14.33    $14.32    $14.40    $ 12.53     $12.52    $12.62       $  12.91  $12.91
                                      -------    ------    ------    -------     ------    ------       --------  ------
                                      -------    ------    ------    -------     ------    ------       --------  ------
Total Return (excludes sales charge)    16.90%    16.71%    15.86%     (1.30)%    (1.61)%   (6.24)%(e)     1.42%    1.23%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period (000)....................  $38,915    $3,621    $  384    $79,357     $3,950    $  111       $106,619  $5,540
  Ratio of expenses to average net
    assets..........................     1.03%     1.28%     2.05%      0.95%      1.20%     2.04%(b)      0.89%    1.11%
  Ratio of net investment income
    to average net assets...........     1.56%     1.34%     0.65%      1.64%      1.50%     0.95%(b)      1.74%    1.57%
  Ratio of expenses to average net
     assets*........................     1.29%     1.65%     2.31%      1.05%      1.40%     2.08%(b)      1.11%    1.45%
  Ratio of net investment income to
    average net assets*.............     1.30%     0.98%     0.39%      1.54%      1.30%     0.91%(b)      1.52%    1.23%
  Portfolio turnover................     2.66%     2.66%     2.66%     25.31%     25.31%    25.31%        32.91%   32.91%





                                                 BLUE CHIP EQUITY FUND
                                          -------------------------------------
                                                  YEAR ENDED JUNE 30,
                                          -------------------------------------
                                                   1992               1991
                                          -----------------------  ------------
                                          FIDUCIARY   CLASS A(c)   FIDUCIARY(a)
                                          ---------   -----------  ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD...............       $ 11.69    $13.08        $ 10.00
                                           -------    ------        -------
Investment Activities
  Net investment income.............          0.26      0.09           0.23
  Net realized and unrealized gains
    (losses) from invest ments......          1.30     (0.12)          1.68
                                           -------    ------        -------
Total from Investment Activities....          1.56     (0.03)          1.91
                                           -------    ------        -------
Distributions
  Net investment income.............         (0.27)    (0.10)         (0.22)
  In excess of net investment income
  Net realized gains................         (0.03)
                                           -------    ------        -------
Total Distributions.................         (0.30)    (0.10)         (0.22)
                                           -------    ------        -------
NET ASSET VALUE,
  END OF PERIOD.....................       $ 12.95    $12.95        $ 11.69
                                           -------    ------        -------
                                           -------    ------        -------
Total Return (excludes sales charge)         13.36%    (0.64)%(b)     25.72%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period (000)....................       $88,618    $   50        $32,509
  Ratio of expenses to average net
    assets..........................          0.78%     1.30%(b)       0.64%(b)
  Ratio of net investment income
    to average net assets...........          2.12%     1.87%(b)       2.80%(b)
  Ratio of expenses to average net
     assets*........................          1.26%     1.50%(b)       1.38%(b)
  Ratio of net investment income to
    average net assets*.............          1.64%     1.67%(b)       2.06%(b)
  Portfolio turnover................          5.33%     5.33%          1.76%


-------------
  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  The Fund commenced operations on October 1, 1990.
(b)  Annualized.
(c)  Class A Shares commenced offering on February 18, 1992.
(d)  Class B Shares commenced offering on January 14, 1994.
(e)  Not Annualized.


See notes to financial statements.

78

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS



                                                                    LARGE COMPANY GROWTH FUND
                                        --------------------------------------------------------------------------------
                                                                       YEAR ENDED JUNE 30,
                                        --------------------------------------------------------------------------------
                                                         1995                                       1994
                                        --------------------------------------------------------------------------------
                                        FIDUCIARY  CLASS A   CLASS B  SERVICE (f)  FIDUCIARY     CLASS A (b) CLASS B (c)
                                        ---------  -------   -------  -----------  ---------     ----------- -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.................  $  11.32   $ 11.62   $11.47   $11.42       $  10.92      $11.78      $11.57
                                        --------   -------   ------   ------       --------      ------      ------
Investment Activities
  Net investment income...............      0.20      0.17     0.09     0.11           0.20        0.04        0.03
  Net realized and unrealized gains
    (losses) from investments.........      3.04      3.10     3.06     2.85           0.67       (0.16)      (0.10)
                                        --------   -------   ------   ------       --------      ------      ------
Total from Investment Activities......      3.24      3.27     3.15     2.96           0.87       (0.12)      (0.07)
                                        --------   -------   ------   ------       --------      ------      ------
Distributions
  Net investment income...............     (0.20)    (0.16)   (0.09)   (0.11)         (0.20)      (0.04)      (0.03)
  In excess of net investment income..               (0.01)   (0.01)
  Net realized gains..................     (0.89)    (0.89)   (0.89)   (0.89)         (0.27)
                                        --------   -------   ------   ------       --------      ------      ------
Total Distributions...................     (1.09)    (1.06)   (0.99)   (1.00)         (0.47)      (0.04)      (0.03)
                                        --------   -------   ------   ------       --------      ------      ------
NET ASSET VALUE,
  END OF PERIOD.......................  $  13.47   $ 13.83   $13.63   $13.38       $  11.32      $11.62      $11.47
                                        --------   -------   ------   ------       --------      ------      ------
                                        --------   -------   ------   ------       --------      ------      ------
Total Return (excludes sales charge)..     21.85%    21.52%   20.65%         (f)       8.04%      (1.02)%(d)  (0.66)%(d)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)...  $531,595   $27,428   $6,918                $150,035      $  368      $  334
  Ratio of expenses to average net
    assets............................      1.00%     1.26%    2.01%    1.90%(e)       0.78%       1.25% (e)   1.99% (e)
  Ratio of net investment income to
    average net assets................      1.72%     1.49%    0.74%    1.05%(e)       1.78%(e)    0.96% (e)   1.02% (e)
  Ratio of expenses to average net
    assets*...........................      1.00%     1.36%    2.01%    1.90%(e)       1.13%       1.35% (e)   1.99% (e)
  Ratio of net investment income to
    average net assets*...............      1.72%     1.39%    0.74%    1.05%(e)       1.52%       1.68% (e)   0.96% (e)
  Portfolio turnover..................     14.22%    14.22%   14.22%   14.22%          9.04%       9.04%       9.04%




                                               LARGE COMPANY GROWTH FUND
                                          -------------------------------------
                                                  YEAR ENDED JUNE 30,
                                          -------------------------------------
                                             1994        1993        1992
                                          -------------------------------------
                                          RETIREMENT   FIDUCIARY  FIDUCIARY (a)
                                          ----------   ---------  -------------
NET ASSET VALUE,
  BEGINNING OF PERIOD.................    $11.58        $  9.85   $ 10.00
                                          ------        -------   -------
Investment Activities
  Net investment income...............      0.03           0.23      0.08
  Net realized and unrealized gains
    (losses) from investments.........     (0.16)          1.12     (0.16)
                                          ------        -------   -------
Total from Investment Activities......     (0.13)          1.35     (0.08)
                                          ------        -------   -------
Distributions
  Net investment income...............     (0.03)         (0.23)    (0.07)
  In excess of net investment income..
  Net realized gains..................                    (0.05)
                                          ------        -------   -------
Total Distributions...................     (0.03)         (0.28)    (0.07)
                                          ------        -------   -------
NET ASSET VALUE,
  END OF PERIOD.......................    $11.42        $ 10.92   $  9.85
                                          ------        -------   -------
                                          ------        -------   -------
Total Return (excludes sales charge)..     (1.13)%(d)     13.92%    (0.80)%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)...    $   24        $41,317   $25,019
  Ratio of expenses to average net
    assets............................      1.75% (e)      0.39%     0.30%
  Ratio of net investment income to
    average net assets................      2.24%          2.37%
  Ratio of expenses to average net
    assets*...........................      1.75% (e)      1.43%     1.49%
  Ratio of net investment income to
    average net assets*...............      1.02% (e)      1.21%     1.12%
  Portfolio turnover..................      9.04%         10.61%     3.09%


--------------
* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  The Fund commenced operations on February 28, 1992.
(b)  Class A Shares commenced offering on January 1, 1994.
(c)  Class B Shares commenced offering on January 14, 1994.
(d)  Not Annualized.
(e)  Annualized.
(f) The Service Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. As of June 1, 1995, Service Shares transferred to Class A Shares, and as of June 30, 1995, there were no shareholders in the Service Class. The return for the period from July 1, 1994 to June 1, 1995 for the Service Shares was 19.19%.


See notes to financial statements.

                                                                              79

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS



                                                                        DISCIPLINED VALUE FUND
                                        ----------------------------------------------------------------------------------------
                                                                          YEAR ENDED JUNE 30,
                                        ----------------------------------------------------------------------------------------
                                                          1995                                        1994
                                        ----------------------------------------------------------------------------------------
                                        FIDUCIARY  CLASS A   CLASS B   SERVICE (e)  FIDUCIARY  CLASS A   CLASS B (c)  RETIREMENT
                                        ---------  -------   -------   -----------  ---------  -------  -----------  ----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.................  $  11.90   $ 11.91   $ 11.90   $ 11.90      $  12.76   $ 12.75   $12.60      $12.59
                                        --------   -------   -------   -------      --------   -------   ------      ------
Investment Activities
  Net investment income...............      0.28      0.24      0.15      0.17          0.26      0.24     0.07        0.06
  Net realized and unrealized gains
    (losses) from investments.........      1.57      1.59      1.58      1.37          0.29      0.30    (0.70)      (0.69)
                                        --------   -------   -------   -------      --------   -------   ------      ------
Total from Investment Activities......      1.85      1.83      1.73      1.54          0.55      0.54    (0.63)      (0.63)
                                        --------   -------   -------   -------      --------   -------   ------      ------
Distributions
  Net investment income...............     (0.27)    (0.24)    (0.15)    (0.16)        (0.26)    (0.23)   (0.06)      (0.06)
  In excess of net investment income..                         (0.01)    (0.01)                           (0.01)
  Net realized gains..................     (0.28)    (0.26)    (0.28)    (0.28)        (1.15)    (1.10)
  In excess of net realized gains.....               (0.02)                                      (0.05)
                                        --------   -------   -------   -------      --------   -------   ------      ------
Total Distributions...................     (0.55)    (0.52)    (0.44)    (0.45)        (1.41)    (1.38)   (0.07)      (0.06)
                                        --------   -------   -------   -------      --------   -------   ------      ------
NET ASSET VALUE,
  END OF PERIOD.......................  $  13.20   $ 13.22   $ 13.19   $ 12.99      $  11.90   $ 11.91   $11.90      $11.90
                                        --------   -------   -------   -------      --------   -------   ------      ------
                                        --------   -------   -------   -------      --------   -------   ------      ------
Total Return (excludes sales charge)..     16.03%    15.43%    14.92%          (e)      4.04%     3.95%  (5.00)%(d)   (5.03)%(d)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)...  $448,530   $13,560   $11,222                $418,238   $10,448   $5,356      $   47
  Ratio of expenses to average net
    assets............................      1.00%     1.26%     2.00%     1.90%(b)      0.93%     1.18%    1.96%(b)    1.84% (b)
  Ratio of net investment income to
    average net assets................      2.21%     1.99%     1.26%     1.89%(b)      2.14%     2.00%    1.80%(b)    1.83% (b)
  Ratio of expenses to average net
    assets*...........................      1.10%     1.36%     2.01%     1.90%(b)      0.98%     1.33%    1.96%(b)    1.84% (b)
  Ratio of net investment income to
    average net assets*...............      2.11%     1.89%     1.25%     1.89%(b)      2.09%     1.85%    1.80%(b)    1.83% (b)
  Portfolio turnover..................    176.66%   176.66%   176.66%   176.66%        56.33%    56.33%   56.33%      56.33%



                                                            DISCIPLINED VALUE FUND
                                          ---------------------------------------------------------
                                                              YEAR ENDED JUNE 30,
                                          ---------------------------------------------------------
                                                 1993                    1992                1991
                                          ---------------------------------------------------------
                                          FIDUCIARY  CLASS A   FIDUCIARY     CLASS A (a)  FIDUCIARY
                                          ---------  -------   ---------     -----------  ---------
NET ASSET VALUE,
  BEGINNING OF PERIOD.................    $  11.49   $ 11.49   $  10.20      $11.45        $ 10.42
                                          --------   -------   --------      ------        -------
Investment Activities
  Net investment income...............        0.28      0.25       0.34        0.12           0.39
  Net realized and unrealized gains
    (losses) from investments.........        1.27      1.26       1.29        0.06          (0.23)
                                          --------   -------   --------      ------        -------
Total from Investment Activities......        1.55      1.51       1.63        0.18           0.16
                                          --------   -------   --------      ------        -------
Distributions
  Net investment income...............       (0.28)    (0.25)     (0.34)      (0.14)         (0.38)
  In excess of net investment income..
  Net realized gains..................
  In excess of net realized gains.....
                                          --------   -------   --------      ------        -------
Total Distributions...................       (0.28)    (0.25)     (0.34)      (0.14)         (0.38)
                                          --------   -------   --------      ------        -------
NET ASSET VALUE,
  END OF PERIOD.......................    $  12.76   $ 12.75   $  11.49      $11.49        $ 10.20
                                          --------   -------   --------      ------        -------
                                          --------   -------   --------      ------        -------
Total Return (excludes sales charge)..       13.58%    13.27%     16.24%       1.56%(b)       1.75%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)...    $211,785   $ 3,435   $115,234      $   35        $74,481
  Ratio of expenses to average net
    assets............................        0.89%     1.12%      0.69%       1.29%(b)       0.41%
  Ratio of net investment income to
    average net assets................        2.30%     2.06%      3.17%       2.43%(b)       3.92%
  Ratio of expenses to average net
    assets*...........................        1.08%     1.46%      1.23%       1.49%(b)       1.15%
  Ratio of net investment income to
    average net assets*...............        2.11%     1.72%      2.63%       2.23%(b)       3.18%
  Portfolio turnover..................      108.79%   108.79%     25.32%      25.32%         49.62%


------------
* During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Class A Shares commenced offering on February 18, 1992.
(b)  Annualized.
(c)  Class B Shares commenced offering on January 14, 1994.
(d)  Not Annualized.
(e) The Service Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. As of June 1, 1995, Service Shares transferred to Class A Shares, and as of June 30, 1995, there were no shareholders in the Service Class. The return for the period from July 1, 1994 to June 1, 1995 for the Service Shares was 13.14%.


See notes to financial statements.

80

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS



                                                                         SMALL COMPANY GROWTH FUND
                                        ------------------------------------------------------------------------------------------
                                                                            YEAR ENDED JUNE 30,
                                        ------------------------------------------------------------------------------------------
                                                          1995                                           1994
                                        ------------------------------------------------------------------------------------------
                                        FIDUCIARY  CLASS A   CLASS B    SERVICE (e)   FIDUCIARY   CLASS A  CLASS B (c)  RETIREMENT
                                        ---------  -------   -------    -----------   ---------   -------  -----------  ----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.................  $  15.96   $ 15.93   $ 15.85    $ 15.95       $  16.96    $16.96   $17.44       $17.47
                                        --------   -------   -------    -------       --------    ------   ------       ------
Investment Activities
  Net investment income...............      0.06      0.02     (0.07)     (0.03)          0.07      0.04    (0.02)       (0.01)
  Net realized and unrealized gains
    (losses) from investments.........      2.98      2.98      2.90       2.14          (0.05)    (0.08)   (1.56)       (1.50)
                                        --------   -------   -------    -------       --------    ------   ------       ------
Total from Investment Activities......      3.04      3.00      2.83       2.11           0.02     (0.04)   (1.58)       (1.51)
                                        --------   -------   -------    -------       --------    ------   ------       ------
Distributions
  Net investment income...............     (0.06)    (0.01)                              (0.07)    (0.03)   (0.01)       (0.01)
  In excess of net investment income..               (0.02)                                        (0.01)
  Net realized gains..................     (0.54)    (0.54)    (0.54)     (0.54)         (0.95)    (0.95)
                                        --------   -------   -------    -------       --------    ------   ------       ------
Total Distributions...................     (0.60)    (0.57)    (0.54)     (0.54)         (1.02)    (0.99)   (0.01)       (0.01)
                                        --------   -------   -------    -------       --------    ------   ------       ------
NET ASSET VALUE,
  END OF PERIOD.......................  $  18.40   $ 18.36   $ 18.14    $ 17.52       $  15.96    $15.93   $15.85       $15.95
                                        --------   -------   -------    -------       --------    ------   ------       ------
                                        --------   -------   -------    -------       --------    ------   ------       ------
Total Return (excludes sales charge)..     19.75%    19.50%    18.47%            (e)     (0.16)%   (0.52)%  (9.07)%(d)   (8.64)%(d)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)...  $413,518   $11,178   $ 2,787                  $389,567    $8,097   $1,131       $   35
  Ratio of expenses to average net
    assets............................      0.98%     1.23%     1.98%      1.87% (b)      0.98%     1.22%    2.12% (b)    1.91% (b)
  Ratio of net investment income to
    average net assets................      0.38%     0.12%    (0.63)%    (0.39)%(b)      0.42%     0.27%   (0.55)%(b)   (0.36)%(b)
  Ratio of expenses to average net
    assets*...........................      0.98%     1.33%     1.98%      1.87% (b)      1.03%     1.38%    2.12% (b)    1.91% (b)
  Ratio of net investment income to
    average net assets*...............      0.38%     0.02%    (0.63)%    (0.39)%(b)      0.37%     0.11%   (0.55)%(b)   (0.36)%(b)
  Portfolio turnover..................    132.63%   132.63%   132.63%    132.63%         70.67%    70.67%   70.67%       70.67%




                                                            SMALL COMPANY GROWTH FUND
                                            ---------------------------------------------------------
                                                                YEAR ENDED JUNE 30,
                                            ---------------------------------------------------------
                                                   1993                    1992                1991
                                            ---------------------------------------------------------
                                            FIDUCIARY  CLASS A   FIDUCIARY     CLASS A (a)  FIDUCIARY
                                            ---------  -------   ---------     -----------  ---------
NET ASSET VALUE,
  BEGINNING OF PERIOD.................      $  14.54   $14.54    $  12.92      $ 16.53        $ 12.14
                                            --------   ------    --------      -------        -------
Investment Activities
  Net investment income...............          0.06     0.03        0.09         0.01           0.21
  Net realized and unrealized gains
    (losses) from investments.........          2.99     3.00        1.87        (1.99)          0.92
                                            --------   ------    --------      -------        -------
Total from Investment Activities......          3.05     3.03        1.96        (1.98)          1.13
                                            --------   ------    --------      -------        -------
Distributions
  Net investment income...............         (0.06)   (0.04)      (0.08)       (0.01)         (0.21)
  In excess of net investment income..
  Net realized gains..................         (0.57)   (0.57)      (0.26)                      (0.14)
                                            --------   ------    --------      -------        -------
Total Distributions...................         (0.63)   (0.61)      (0.34)       (0.01)         (0.35)
                                            --------   ------    --------      -------        -------
NET ASSET VALUE,
  END OF PERIOD.......................      $  16.96   $16.96    $  14.54      $ 14.54        $ 12.92
                                            --------   ------    --------      -------        -------
                                            --------   ------    --------      -------        -------
Total Return (excludes sales charge)..         21.36%   21.70%      15.15%      (34.00)%(b)      9.85%

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)...      $232,898   $5,757    $131,533      $    84        $53,831
  Ratio of expenses to average net
    assets............................          0.89%    1.11%       0.75%        1.31% (b)      0.45%
  Ratio of net investment income to
    average net assets................          0.41%    0.25%       0.51%        0.12% (b)      1.75%
  Ratio of expenses to average net
    assets*...........................          1.11%    1.48%       1.23%        1.50% (b)      1.19%
  Ratio of net investment income to
    average net assets*...............          0.19%   (0.12)%      0.03%       (0.07)%(b)      1.01%
  Portfolio turnover..................         64.64%   64.64%      42.77%       42.77%         68.83%


------------
  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  Class A Shares commenced offering on February 18, 1992.
(b)  Annualized.
(c)  Class B Shares commenced offering on January 14, 1994.
(d)  Not Annualized.
(e) The Service Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. As of June 1, 1995, Service Shares transferred to Class A Shares, and as of June 30, 1995, there were no shareholders in the Service Class. The return for the period from July 1, 1994 to June 1, 1995 for the Service Shares was 13.12%.


See notes to financial statements.

                                                                              81

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS



                                                                    INTERNATIONAL EQUITY INDEX FUND
                                         ------------------------------------------------------------------------------------
                                                                          YEAR ENDED JUNE 30,
                                         ------------------------------------------------------------------------------------
                                                          1995                                      1994
                                         ------------------------------------------------------------------------------------
                                         FIDUCIARY  CLASS A  CLASS B  SERVICE (f)  FIDUCIARY  CLASS A  CLASS B (d) RETIREMENT
                                         ---------  -------  -------  -----------  ---------  ------- -----------  ----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.................   $  13.46   $13.49   $13.40   $13.44       $  11.80   $11.80     $13.00    $12.98
                                         --------   ------   ------   ------       --------   ------     ------    ------
Investment Activities
  Net investment income...............       0.13     0.12     0.03     0.11           0.11     0.09       0.06     (0.25)
  Net realized and unrealized gains
    (losses) from investments.........       0.46     0.43     0.41     0.50           1.68     1.67       0.34      0.71
                                         --------   ------   ------   ------       --------   ------     ------    ------
Total from Investment Activities......       0.59     0.55     0.44     0.61           1.79     1.76       0.40      0.46
                                         --------   ------   ------   ------       --------   ------     ------    ------
Distributions
  Net investment income...............      (0.08)   (0.08)   (0.07)   (0.07)         (0.11)   (0.05)
  Net realized gains..................      (0.04)   (0.04)   (0.04)   (0.04)         (0.01)   (0.02)
  In excess of net realized gains.....                                                (0.01)
                                         --------   ------   ------   ------       --------   ------     ------    ------
Total Distributions...................      (0.12)   (0.12)   (0.11)   (0.11)         (0.13)   (0.07)
                                         --------   ------   ------   ------       --------   ------     ------    ------
NET ASSET VALUE,
  END OF PERIOD.......................   $  13.93   $13.92   $13.73   $13.94       $  13.46   $13.49     $13.40    $13.44
                                         --------   ------   ------   ------       --------   ------     ------    ------
                                         --------   ------   ------   ------       --------   ------     ------    ------
Total Return (excludes sales charge)..       4.20%    3.87%    3.17%         (f)      15.44%   15.18%      3.23%     3.78%(e)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)...   $218,299   $5,028   $3,687                $145,640   $2,395     $1,872    $   74
  Ratio of expenses to average net
    assets............................       1.04%    1.28%    2.04%    1.90%(c)       1.02%    1.26%      2.00%    10.85%(c)
  Ratio of net investment income to
    average net assets................       1.25%    1.09%    0.25%    0.92%(c)       1.27%    1.15%      1.37%     1.97%(c)
  Ratio of expenses to average net
    assets*...........................       1.04%    1.38%    2.04%    1.90%(c)       1.02%    1.36%      2.00%     1.85%(c)
  Ratio of net investment income to
    average net assets*...............       1.25%    0.99%    0.25%    0.92%(c)       1.27%    1.05%      1.37%     1.97%(c)
  Portfolio turnover..................       4.67%    4.67%    4.67%    4.67%          7.74%    7.74%      7.74%     7.74%




                                         INTERNATIONAL EQUITY INDEX FUND
                                         -------------------------------
                                               YEAR ENDED JUNE 30,
                                         -------------------------------
                                                       1993
                                            --------------------------
                                            FIDUCIARY (a)  CLASS A (b)
                                            -------------  -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD.................      $ 10.00        $11.74
                                            -------        ------
Investment Activities
  Net investment income...............         0.06          0.02
  Net realized and unrealized gains
    (losses) from investments.........         1.75          0.04
                                            -------        ------
Total from Investment Activities......         1.81          0.06
                                            -------        ------
Distributions
  Net investment income...............        (0.01)
  Net realized gains..................
  In excess of net realized gains.....
                                            -------        ------
Total Distributions...................        (0.01)
                                            -------        ------
NET ASSET VALUE,
  END OF PERIOD.......................      $ 11.80        $11.80
                                            -------        ------
                                            -------        ------
Total Return (excludes sales charge)..        26.96%(c)      2.87%(c)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)...      $35,384        $  153
  Ratio of expenses to average net
    assets............................         1.22%(c)      1.47%(c)
  Ratio of net investment income to
    average net assets................         1.37%(c)      2.10%(c)
  Ratio of expenses to average net
    assets*...........................         2.34%(c)      2.35%(c)
  Ratio of net investment income to
    average net assets*...............         0.25%(c)      1.22%(c)
  Portfolio turnover..................         3.10%         3.10%


------------
  * During the period certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a)  The Fund commenced operations on October 28, 1992.
(b)  Class A Shares commenced offering on April 23, 1993.
(c)  Annualized.
(d)  Class B Shares commenced offering on January 14, 1994.
(e)  Not Annualized.
(f) The Service Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. As of June 1, 1995, Service Shares transferred to Class A Shares, and as of June 30, 1995, there were no Shareholders in the Service Class. The return for the period from July 1, 1994 to June 1, 1995 for the Service Shares was 4.22%.


See notes to financial statements.

82

REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                               JUNE 30, 1995

To the Shareholders and Board of Trustees of The One Group:

We have audited the accompanying statements of assets and liabilities of the Asset Allocation Fund, the Income Equity Fund, the Equity Index Fund, the Large Company Value Fund, the Blue Chip Equity Fund, the Large Company Growth Fund, the Disciplined Value Fund, the Small Company Growth Fund, and the International Equity Index Fund (nine series of The One Group), including the schedule of portfolio investments, as of June 30, 1995, and the related statements of operations for the year then ended, the statements of changes in net assets and financial highlights for each of the periods indicated herein. These financial statements and financial highlights are the responsibility of The One Group's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the year ended June 30, 1993 and for the period from February 28, 1992 (commencement of operations) to June 30, 1992 for the Large Company Growth Fund were audited by other auditors whose report dated August 25, 1993 expressed an unqualified opinion on the financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Asset Allocation Fund, the Income Equity Fund, the Equity Index Fund, the Large Company Value Fund, the Blue Chip Equity Fund, the Large Company Growth Fund, the Disciplined Value Fund, the Small Company Growth Fund, and the International Equity Index Fund of The One Group as of June 30, 1995, the results of their operations for the year then ended, the changes in their net assets and the financial highlights for each of the periods indicated herein, in conformity with generally accepted accounting principles.

Boston, Massachusetts     Coopers & Lybrand L.L.P.
August 18, 1995



                                                                              83

THE ONE GROUP FAMILY OF MUTUAL FUNDS
GOVERNMENT ARM FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)




   PRINCIPAL                                  SECURITY                              MARKET
    AMOUNT                                   DESCRIPTION                             VALUE
   ---------                                 -----------                           -------
U.S. GOVERNMENT AGENCIES (97.6%):
Federal Home Loan Mortgage Corp.:
     $ 7,878  7.03%*, 11/15/20  . . . . . . . . . . . . . . . . . . . . . . . . .  $ 7,954
       1,150  7.22%*, 8/15/08 Pool # 1561 CMO . . . . . . . . . . . . . . . . . .    1,152
       3,497  7.54%*, 5/1/18 Pool # 840160  . . . . . . . . . . . . . . . . . . .    3,614
Federal National Mortgage Assoc.:
       2,312  7.47%*, 9/1/21 Pool # 124289  . . . . . . . . . . . . . . . . . . .    2,377
       4,760  6.63%*, 12/25/20  . . . . . . . . . . . . . . . . . . . . . . . . .    4,735
         686  8.50%*, 5/25/20 . . . . . . . . . . . . . . . . . . . . . . . . . .      692
      11,023  7.75%*, 1/1/31 Pool # 124945  . . . . . . . . . . . . . . . . . . .   11,361
       2,271  7.43%*, 11/1/21 Pool # 124510 . . . . . . . . . . . . . . . . . . .    2,318
       1,418  7.32%*, 12/1/18 Pool # 70169  . . . . . . . . . . . . . . . . . . .    1,449
       2,569  7.20%*, 4/1/21 Pool # 70983 . . . . . . . . . . . . . . . . . . . .    2,621
       9,160  7.50%*, 7/1/20 Pool # 133558  . . . . . . . . . . . . . . . . . . .    9,365
       6,726  7.31%*, 7/1/27 Pool # 70179 . . . . . . . . . . . . . . . . . . . .    6,862
                                                                                   -------
Total U.S. Government Agencies                                                      54,500
                                                                                   -------
Total Investments, at value                                                         54,500
                                                                                   -------


REPURCHASE AGREEMENTS (1.9%):
     $ 1,061  J.P. Morgan, 6.18%, dated 6/30/95, due 7/3/95
                (Collateralized by $1,295 Federal Home Loan Mortgage
                Corp., 5.28%, 10/7/23, market value-$1,270) . . . . . . . . . . .    1,061
                                                                                   -------
Total Repurchase Agreements                                                          1,061
                                                                                   -------
Total (Cost--$56,256)(a)                                                           $55,561
                                                                                   -------
                                                                                   -------

---------------

Percentages indicated are based on net assets of $55,841.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized depreciation of securities as follows:



          Unrealized appreciation . . . . . . . . . . .  $  61
          Unrealized depreciation . . . . . . . . . . .   (756)
                                                         -----
          Net unrealized depreciation . . . . . . . . .  $(695)
                                                         ------
                                                         ------



* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity arrangements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect on June 30, 1995.

CMO -- Collateralized Mortgage Obligations

As of June 30, 1995, the Portfolio's open futures contracts were as follows:


                                                                                OPENING      CURRENT
                     # OF                                                      POSITIONS      MARKET
                   CONTRACTS            FUTURES CONTRACT TYPE                    (000)      VALUE (000)
                   ---------            ---------------------                  ---------    -----------

                LONG CONTRACTS
                      23      US 2-year Note  . . . . . . . . . . . . . .        $ 4,772      $ 4,770
                      13      90-day Eurodollar . . . . . . . . . . . . .          3,042        3,066
                      20      90-day Eurodollar . . . . . . . . . . . . .          4,715        4,717
                      15      90-day Eurodollar . . . . . . . . . . . . .          3,538        3,538
                 SHORT CONTRACTS
                       1      September 1995, U.S. Long Bond  . . . . . .           (115)        (114)
                      23      5-year U.S. Treasury Note, September 1995 .         (2,459)      (2,470)



See notes to financial statements.

                                                                              23

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Limited Volatility Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)




   PRINCIPAL                              SECURITY                                                                  MARKET
    AMOUNT                                DESCRIPTION                                                                VALUE
   ---------                              -----------                                                               --------
ASSET BACKED SECURITIES (14.0%):
     $ 4,620  CIT Group Securitization Corp., Class A1 7.70%, 8/15/20 . . . . . . . . . . . . . . . . . . . .       $ 4,728
       5,000  Green Tree Home Improvement Loan Trust 6.20%, 7/15/20 . . . . . . . . . . . . . . . . . . . . .         4,987
       2,665  Merrill Lynch Corp., Pool #1992-A A 5.50%, 5/15/98  . . . . . . . . . . . . . . . . . . . . . .         2,654
       5,000  National Premier Funding 7.00%, 6/1/99  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,026
         700  Premier Auto Trust, Pool #1992-2A 6.38%, 9/15/97  . . . . . . . . . . . . . . . . . . . . . . .           702
         959  Premier Auto Trust, Pool #1992-3A 5.90%, 11/15/97 . . . . . . . . . . . . . . . . . . . . . . .           955
         533  Shawmut National Bank, Grantor Trust, Pool #1992-A A 5.55%, 11/15/97  . . . . . . . . . . . . .           533
       7,000  Standard Credit Card, Class A 8.63%, 1/7/02 . . . . . . . . . . . . . . . . . . . . . . . . . .         7,303
      10,000  Standard Credit Card Master Trust, Pool #1991-1A 8.50%, 6/7/96  . . . . . . . . . . . . . . . .        10,226
       5,712  UCFC, 1995-A, Tranche A-1 7.55%, 7/10/04  . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,770
       7,000  UCFC Home Equity Loan 8.38%, 3/10/07  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,210
       5,466  Union Federal Savings Bank, Grantor Trust, Pool #1993-C, 4.88%, 2/15/00 . . . . . . . . . . . .         5,331
         785  Union Federal Savings Bank, Grantor Trust, Pool #1992-A A, 6.70%, 11/15/97  . . . . . . . . . .           785
       3,638  Union Federal Savings Bank, Grantor Trust, Pool #1993-A, 4.53%, 5/15/99 . . . . . . . . . . . .         3,554
                                                                                                                    -------
  Total Asset Backed Securities                                                                                      59,764
                                                                                                                    -------
CORPORATE BONDS (16.9%):
Automotive (0.8%):
       3,179  Chrysler Corp. 10.40%, 8/1/99 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,394
                                                                                                                    -------
Finance (7.9%):
       7,000  Ford Motor Credit 1/15/00 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,481
       5,000  GMAC Financial 7.00%, 3/1/00  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,050
       5,200  International Lease Finance 6.63%, 6/1/96 . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,227
      10,000  International Lease Finance 5.54%, 5/5/97 . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,888
       6,000  Paccar Financial 6.45%, 3/25/96 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,018
                                                                                                                    -------
                                                                                                                     33,664
                                                                                                                    -------
Foreign (1.9%):
      10,000  Westpac Banking Perpetual Note A2/A, 6.65%* . . . . . . . . . . . . . . . . . . . . . . . . . .         8,100
                                                                                                                    -------
Pharmaceutical (1.2%):
       5,000  American Home Products, 7.70%, 2/15/00  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,225
                                                                                                                    -------
Retail (0.4%):
       1,500  Dayton Hudson Corp., 6.06%, 12/15/96  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,500
                                                                                                                    -------
Securities Brokers and Dealers (4.7%):
       7,000  Lehman Brothers, Inc., 7.00%, 5/15/97 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,053
       3,000  Lehman Brothers, Inc. 10.00%, 5/15/99 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,285
       4,500  Lehman Brothers Holding, 8.88%, 11/1/98 . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,748
       5,000  Smith Barney, 6.00%, 3/15/97  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,969
                                                                                                                    -------
                                                                                                                     20,055
                                                                                                                    -------
  Total Corporate Bonds                                                                                              71,938
                                                                                                                    -------
U.S. GOVERNMENT AND AGENCY OBLIGATIONS (29.6%):
Federal Home Loan Bank:
       7,500  6.55%, 4/17/96  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,515
       5,000  7.35%, 5/24/00  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,009
      10,000  7.78%, 10/19/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,724
Federal Home Loan Mortgage Corp.:
         636  9.00%, 1/1/05 Pool #E00012  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           663
         626  9.00%, 12/1/05 Pool #E00005 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           653
       1,155  8.00%, 10/1/06 Pool #E00052 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,187
       3,318  7.00%, 3/1/07, Pool #E34594, Gold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,326
       3,024  7.00%, 4/1/07 Pool #E00087, Gold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,032
       4,234  7.50%, 4/1/07 Pool #E00084  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,304
       5,087  7.50%, 11/1/07 Pool #E00165 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,172
       9,169  8.50%, 2/1/08 Pool #G10133, Gold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,495
       4,890  8.00%, 1/1/10 Pool #E00355  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,026
      12,735  8.00%, 2/1/10 Pool #G10382  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13,089
       7,550  5.50%, 10/15/13 Class C Pool, #1546-C REMIC . . . . . . . . . . . . . . . . . . . . . . . . . .         7,384
      10,000  5.25%, 9/15/15 Pool #1638 BC, REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,641
      10,000  8.25%, 12/15/16 Pool #1770 PD, REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,459
      10,000  7.25%, 4/15/18 Pool #1254 F, REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,036
Federal National Mortgage Assoc.:
       3,000  8.20%, 3/10/98  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,151
         373  9.00%, 9/1/05 Pool #50340 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           389
         420  9.00%, 11/1/05 Pool #50361  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           438
         421  8.50%, 4/1/06 Pool #116875  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           436
       6,000  7.00%, 6/1/10 Pool #315928  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,011
       1,679  6.00%, 9/25/18 Pool #1989-94E, REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,666
Government National Mortgage Assoc.:
           6  8.00%, 2/15/02 Pool #192917 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6
          43  8.00%, 3/15/02 Pool #209172 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            44
          16  9.00%, 6/15/02 Pool #229311 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            17
         127  9.00%, 10/15/02 Pool #229569  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           133
          29  8.00%, 6/15/05 Pool #288827 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            30
          17  9.00%, 9/15/05 Pool #292569 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18
         129  9.00%, 10/15/05 Pool #292589  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           135
          39  8.00%, 5/15/06 Pool #303851 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            41
          11  8.00%, 7/15/06 Pool #307231 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11
          59  8.00%, 8/15/06 Pool #311166 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            61
         415  8.00%, 10/15/06 Pool #316915  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           429
          76  8.00%, 11/15/06 Pool #311131  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            79
         766  8.00%, 11/15/06 Pool #312210  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           791
         440  8.00%, 11/15/06 Pool #313528  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           454
         196  8.00%, 11/15/06 Pool #315078  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           202
         204  8.00%, 11/15/06 Pool #316671  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           210
          58  8.00%, 12/15/06 Pool #311301  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            60
         382  8.00%, 12/15/06 Pool #311384  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           393
         314  8.00%, 1/15/07 Pool #317663 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           323
         669  8.00%, 2/15/07, Pool #316086  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           690

Continued

24

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Limited Volatility Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



   PRINCIPAL                                SECURITY                                                             MARKET
    AMOUNT                                 DESCRIPTION                                                           VALUE
   ---------                               -----------                                                         --------
U.S. GOVERNMENT AND AGENCY OBLIGATIONS, CONTINUED
Government National Mortgage Assoc., continued:
     $   291  8.00%, 3/15/07 Pool #318825 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    300
         122  8.00%, 3/15/07 Pool #178684 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           126
         254  8.00%, 4/15/07 Pool #316441 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           262
U.S. Government Backed Bonds:
         552  Resolution Trust Corporation, Series 1992 5.90%, 7/25/23  . . . . . . . . . . . . . . . . . . .           550
       2,018  U.S. Government Guaranteed Overseas Private Investment Corp.:
              5.55%, 1/13/97  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,005
                                                                                                                   --------
  Total U.S. Government and Agency Obligations                                                                      126,176
                                                                                                                   --------
U.S. TREASURY NOTES (35.7%):
       5,000  7.50%, 1/31/96  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,050
      10,000  6.25%, 8/31/96  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,047
      15,000  7.25%, 8/31/96  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15,238
      15,000  6.88%, 10/31/96 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15,200
      10,000  6.50%, 11/30/96 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,091
      20,000  6.50%, 5/15/97  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20,225
       4,000  6.75%, 5/31/97  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,063
      10,000  8.25%, 7/15/98  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,635
       7,000  7.13%, 10/15/98 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $7,245
      10,000  6.33%, 7/15/99  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,133
      10,000  6.38%, 1/15/99  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,133
       5,000  7.75%, 11/30/99 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,331
       1,000  8.88%, 5/15/00  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,121
       3,000  8.50%, 11/15/00 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,336
       6,000  7.50%, 11/15/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,440
      10,000  7.50%, 5/15/02  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,774
       7,000  6.33%, 2/15/03  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,020
                                                                                                                   --------
  Total U.S. Treasury Notes                                                                                         152,082
                                                                                                                   --------
  Total Investments, at value                                                                                       409,960
                                                                                                                   --------
REPURCHASE AGREEMENTS (3.6%):
      15,252  Lehman Brothers, 6.15%, dated 6/30/95, due 7/3/95, (Collateralized by $15,030 U.S. Treasury
              Notes, 6.75%, 2/28/97, market value--$15,570) . . . . . . . . . . . . . . . . . . . . . . . . .        15,252
                                                                                                                   --------
  Total Repurchase Agreements                                                                                        15,252
                                                                                                                   --------
    Total (Cost--$418,851)(a)                                                                                      $425,212
                                                                                                                   --------
                                                                                                                   --------

--------

Percentages indicated are based on net assets of $426,168.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:



    Unrealized appreciation  . . . . . . . . . . . . . . . . .     $ 7,376
    Unrealized depreciation  . . . . . . . . . . . . . . . . .      (1,015)
                                                                   -------
    Net unrealized appreciation  . . . . . . . . . . . . . . .     $ 6,361
                                                                   -------
                                                                   -------




* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity arrangements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect on June 30, 1995.

REMIC--Real Estate Mortgage Investment Conduit


See notes to financial statements.

                                                                              25

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



    PRINCIPAL                                                SECURITY                                                MARKET
     AMOUNT                                                 DESCRIPTION                                               VALUE
    ---------                                               -----------                                              ------
ASSET-BACKED SECURITIES (7.6%):
      $1,123  Union Federal Savings 1992-BA, 4.90%, 4/15/98 . . . . . . . . . . . . . . . . . . . . . . . . .       $ 1,106
       3,000  UCFC, Home Equity Loan 1994-A AZ 5.48%, 8/10/06 . . . . . . . . . . . . . . . . . . . . . . . .         2,912
       2,810  Advanta Mortgage Loan Trust 1994-4 A1, 8.55%, 11/25/12  . . . . . . . . . . . . . . . . . . . .         2,891
       4,442  Aircraft Lease Portfolio Securitization 1994-1 AZ, 7.15%, 9/15/04 . . . . . . . . . . . . . . .         4,484
       3,000  Green Tree Home Improvement Loan Trust 1995-C A1, 6.20%, 7/15/20  . . . . . . . . . . . . . . .         2,992
          73  Collateralized Mortgage Obligation Trust 47A, 9.00%, 7/1/14 . . . . . . . . . . . . . . . . . .            73
         538  Morgan Stanley Mortgage Trust Y3, 8.95%, 3/1/16 . . . . . . . . . . . . . . . . . . . . . . . .           551
                                                                                                                    -------
Total Asset-Backed Securities                                                                                        15,009
                                                                                                                    -------
CORPORATE BONDS (15.0%):
Automotive (1.0%):
       2,000  General Motors, 7.63%, 2/15/97  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,038
                                                                                                                    -------
Banking (1.6%):
       3,000  Fleet/Norstar, 8.13%, 7/1/04  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,188
                                                                                                                    -------
Finance (3.9%):
         500  Associates Corp. North America 8.38%, 6/1/96  . . . . . . . . . . . . . . . . . . . . . . . . .           510
       4,000  Liberty Mutual, 8.20%, 5/4/07 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,240
       3,000  Metropolitan Life Surplus, 6.30%, 11/1/03 . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,831
                                                                                                                    -------
                                                                                                                      7,581
                                                                                                                    -------
Industrial (0.8%):
       1,430  DuPont, 8.50%, 2/15/03  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,550
                                                                                                                    -------
Oil & Gas Production (1.1%):
      2,000   Occidental Petroleum, 11.75%, 3/15/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,160
                                                                                                                    -------
Securities Brokers and Dealers (5.3%):
       4,000  Goldman Sachs Group L.P., 6.38%,                                                                        3,895
              6/15/00 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
       3,000  Lehman Brothers Holdings, 8.80%,                                                                        3,240
              3/1/02  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
       3,000  Lehman Brothers, Inc. 9.88%, 10/15/00 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,364
                                                                                                                    -------
                                                                                                                     10,499
                                                                                                                    -------
Tobacco (1.3%):
       2,500  Philip Morris 7.50%, 3/15/97  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,541
                                                                                                                    -------
  Total Corporate Bonds                                                                                              29,557
                                                                                                                    -------
Foreign Bonds (6.4%):
       4,000  Midland Bank 6.78%*, Perpetual  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,100
       5,000  Quebec Province 7.50%, 7/15/02  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,163
                                                                                                                    -------
  Total Foreign Bonds                                                                                                12,493
                                                                                                                    -------
U.S. GOVERNMENT AGENCIES (35.2%):
Government National Mortgage Assoc.:
           3  10.50%, 4/15/98, Pool #66627  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             3
          27  10.50%, 7/15/98, Pool #69629  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            29
           5  10.50%, 9/15/98, Pool #10357  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             5
          22  11.00%, 6/15/99, Pool #11094  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            24
          10  10.00%, 12/15/00, Pool #13621 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            10
          13  11.00%, 3/15/00, Pool #12375  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            14
          85  10.00%, 1/15/01, Pool #14516  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            90
          85  10.00%, 1/15/01, Pool #14532  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            90
          11  8.50%, 6/15/01, Pool #16244 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11
          96  8.50%, 6/15/01, Pool #13705 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            99
           5  9.00%, 6/15/01, Pool #16443 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             5
          10  9.00%, 6/15/01, Pool #16144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11
          36  9.00%, 6/15/01, Pool #16698 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            37
          24  9.00%, 7/15/01, Pool #15582 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            25
          83  9.00%, 8/15/01, Pool #17346 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            86
          66  8.50%, 8/15/01, Pool #16420 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           173
          18  9.00%, 9/15/01, Pool #17712 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            19
           9  9.00%, 10/15/01, Pool #17763  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            10
          20  9.00%, 10/15/01, Pool #18559  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            21
          73  9.00%, 10/15/01, Pool #17985  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           182
           7  8.50%, 11/15/01, Pool #18346  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             7
          34  9.00%, 11/15/01, Pool #17436  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            35
          61  9.00%, 11/15/01, Pool #19181  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           169
          42  8.50%, 12/15/01, Pool #19918  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           148
          24  9.00%, 1/15/02, Pool #20500 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            25
          20  8.00%, 3/15/02, Pool #21006 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           124
          42  8.00%, 3/15/02, Pool #20593 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           147
          86  8.00%, 5/15/02, Pool #20304 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            89
          28  8.50%, 5/15/02, Pool #21377 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           133
          29  8.00%, 5/15/02, Pool #18029 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           133
          83  9.00%, 8/15/02, Pool #23242 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            87
          53  9.00%, 10/15/02, Pool #24630  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           160
          26  9.50%, 11/15/02, Pool #23555  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            27
          14  9.00%, 6/15/03, Pool #24786 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            15
          96  8.50%, 10/15/04, Pool #27746  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           100
          42  9.00%, 10/15/04, Pool #28165  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           149
          45  8.50%, 11/15/04, Pool #25347  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           150
          29  9.00%, 10/15/05, Pool #29258  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            30
          80  9.00%, 5/15/05, Pool #28877 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           189
         107  9.00%, 8/15/05, Pool #29703 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           216
          17  9.00%, 11/15/05, Pool #29261  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           123
          84  9.00%, 11/15/05, Pool #29916  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            88
          99  9.00%, 12/15/05, Pool #29956  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           103
          68  8.50%, 4/15/06, Pool #30748 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           174
         128  8.00%, 5/15/09, Pool #385676  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           132
          32  8.00%, 8/15/09, Pool #37214 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            33
         313  7.50%, 5/15/07, Pool #329528  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           319
         812  8.00%, 10/15/09, Pool #380639 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           838
       3,891  8.50%, 11/15/17, Pool #780086, Platinum . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,057
       5,981  9.00%, 4/15/25, Pool #405444  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,286



Continued

26

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Intermediate Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                                 SECURITY                                                  MARKET
   AMOUNT                                                 DESCRIPTION                                                 VALUE
  ---------                                               -----------                                               --------
FEDERAL NATIONAL MORTGAGE ASSOC.:
      $2,923  8.50%, 7/1/04, Pool #250103 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  3,018
       4,000  7.00%, 6/1/10, Pool #312903 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,008
       2,869  8.00%, 5/1/24, Pool #250066 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,925
       3,412  7.50%, 10/1/24, Pool #303031  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,426
         510  7.50%, 5/1/25, Pool #293928 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           512
       1,062  7.50%, 5/1/25, Pool #311810 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,066
Federal National Mortgage Assoc. REMIC:
       1,000  6.75%, 12/15/04, Pool #1994-6C  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,004
         500  8.00%, 9/25/04, Pool #1991-155G . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           523
       2,846  8.09%*, 10/25/23, Pool #1994-6F CMO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,419
Federal Home Loan Mortgage Assoc.:
       1,461  7.50%, 8/1/08, Pool #250103, Gold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,485
       3,898  8.50%, 1/1/10, Pool #E00356, Gold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,037
         989  8.00%, 7/1/20, Pool #A01047, Gold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,008
       3,973  8.00%, 11/1/24, Pool #C00376, Gold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,051
       4,991  8.50%, 5/1/25, Pool #00399, Gold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,154
Federal Home Loan Mortgage Assoc.--REMIC:
       2,000  7.25%, 4/15/18, Pool #1254-F  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,007
       4,000  8.00%, 2/15/20, Pool #1770-PE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,207
       3,000  6.50%, 10/15/21, Pool #1590-GA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,893
       2,000  6.50%, 1/15/22, Pool #1573-PI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,926
       1,000  7.00%, 6/15/06, Pool #1457-PH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           999
Federal Home Loan Bank:
       3,000  6.65% through 7/17/95, 7.05% through 10/17/95, 7.65% through 1/17/96, 4/17/96 . . . . . . . . .         3,006
       4,210  7.35%, 5/24/00  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,218
                                                                                                                   --------
  Total U.S. Government Agencies                                                                                     69,122
                                                                                                                   --------
U.S. TREASURY BONDS (4.7%):
      $8,000  8.13%, 8/15/19  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,316
                                                                                                                   --------
  Total U.S. Treasury Bonds                                                                                           9,316
                                                                                                                   --------
U.S. TREASURY NOTES (26.7%):
       1,000  6.75%, 2/28/97  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,015
       4,000  5.50%, 9/30/97  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,970
       3,500  5.13%, 3/31/98  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,433
       5,000  8.25%, 7/15/98  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,318
       1,700  7.13%, 10/15/98 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,761
       3,500  7.13%, 10/15/98 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,623
       3,000  8.88%, 11/15/98 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,263
       2,000  6.00%, 10/15/99 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,001
       4,500  6.00%, 10/15/99 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,502
       5,000  5.50%, 4/15/00  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,900
       3,000  8.50%, 11/15/00 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,336
       8,000  7.50%, 11/15/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,586
       3,000  7.25%, 5/15/04  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,204
       3,000  8.75%, 11/15/08 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,453
                                                                                                                   --------
  Total U.S. Treasury Notes                                                                                          52,365
                                                                                                                   --------
  Total Investments, at Value                                                                                       187,862
                                                                                                                   --------
REPURCHASE AGREEMENTS (3.5%):
       6,785  Lehman Brothers 6.15%, dated 6/30/95, due 7/3/95 (Collateralized by $6,685 U.S. Treasury Notes,
              6.75%, 2/28/97, market value-$6,925)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,785
                                                                                                                   --------
  Total Repurchase Agreements                                                                                         6,785
                                                                                                                   --------
  Total (Cost--$191,699)(a)                                                                                        $194,647
                                                                                                                   --------
                                                                                                                   --------


----------

Percentages indicated are based on net assets of $196,423.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:




         Unrealized appreciation . . . . . . . . . . . . . . . .      $ 4,997
         Unrealized depreciation . . . . . . . . . . . . . . . .       (2,049)
                                                                       ------
         Net unrealized appreciation . . . . . . . . . . . . . .      $ 2,948
                                                                       ------
                                                                       ------


* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity arrangements. The interest rate, which will change periodically, is based on bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect June 30, 1995.

CMO--Collateralized Mortgage Obligation

REMIC--Real Estate Mortgage Investment Conduit


See notes to financial statements.

                                                                              27

THE ONE GROUP FAMILY OF MUTUAL FUNDS
GOVERNMENT BOND FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



 PRINCIPAL                                                 SECURITY                                                MARKET
   AMOUNT                                                DESCRIPTION                                                VALUE
 ---------                                               -----------                                               ------
CORPORATE BONDS (0.4%):
Finance (0.2%):
   $     400  International Bank for Reconstruction and
                Development Medium Term Note
                COLTS, 7.65%, 2/28/97   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $     409
         400  Transamerica Financial Corp., 7.88%,
                2/15/97   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           412
                                                                                                                  ---------
                                                                                                                        821
                                                                                                                  ---------
Pharmaceuticals (0.1%):
         350  Becton Dickinson and Co., 8.38%, 6/1/96 . . . . . . . . . . . . . . . . . . . . . . . . . . . .           357
                                                                                                                  ---------
Utilities (0.1%):
         300  Southern Railway Co., 8.25%, 6/1/96 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           304
                                                                                                                  ---------
  Total Corporate Bonds                                                                                               1,482
                                                                                                                  ---------
U.S. GOVERNMENT AGENCIES (68.7%):
Federal Home Loan Bank:
       5,000  0.00%*, 3/18/96, Accrual Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,789
       7,000  6.55%, through 7/17/95, 7.05% through
                10/17/95, 7.65% through 1/17/96,
                4/17/96   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,014
       3,923  6.05%, 6/24/97 IAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,923
         550  8.25%, 6/25/96  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           560
Federal Home Loan Mortgage Corp.:
       5,000  7.35%, 3/9/98 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,027
       7,756  7.50%, 4/1/09 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,885
       7,729  8.50%, 12/1/09  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,004
         492  9.00%, 10/1/17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           514
         370  9.00%, 4/1/18 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           386
       8,000  7.25%, 4/15/18, REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,029
         175  9.00%, 6/1/20 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           182
          67  9.00%, 8/1/20 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            70
          95  9.00%, 10/1/20  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            99
         102  9.00%, 1/1/21 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           107
      10,000  7.00%, 3/15/21, REMIC, CMO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,708
          93  9.00%, 4/1/21 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            97
         190  9.00%, 7/1/21 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           198
         268  9.00%, 9/1/21 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           280
         179  9.00%, 11/1/21  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           186
          54  9.00%, 11/1/21  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            56
         167  9.00%, 11/1/21  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           175
         251  9.00%, 5/1/22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           262
         319  9.00%, 5/1/22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           333
      10,000  7.50%, 9/15/22, CMO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,186
       8,012  10.00%, 10/15/23, REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,973
       7,089  8.50%, 5/1/24 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,319
       6,705  8.50%, 7/1/24 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,923
       9,833  7.50%, 9/1/24 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,873
       9,933  8.00%, 11/1/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,128
       3,405  7.50%, 5/1/25 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,419
       6,595  7.50%, 6/1/25 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,622
      10,000  8.00%, 6/1/25 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,197
Federal National Mortgage Assoc.:
       9,094  6.35%, 12/25/23, REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,546
       5,000  4.85%, 6/23/98  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,931
       4,500  6.45% through 5/10/95, 6.60% through
                5/10/96, 6.90% through 5/10/97,
                5/10/99   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,484
       8,000  6.00%, 6/25/09, REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,347
      10,000  6.25%, 2/25/13, REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,891
       5,430  7.50%, 6/1/14 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,452
       4,244  7.50%, 7/1/14 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,261
         249  10.00%, 10/1/16 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           270
         771  10.00%, 10/1/19 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           836
      10,000  7.00%, 5/25/20, REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,937
         436  10.00%, 7/1/20  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           473
       1,043  10.00%, 11/1/21 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,132
         852  10.00%, 11/1/21 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           925
       5,000  6.55%, 12/25/21 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,874
       5,042  7.00%, 1/25/24, REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,024
       6,343  7.84%*, 2/25/24, REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,455
Government National Mortgage Assoc.:
          17  10.50%, 4/15/98 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18
          55  10.00%, 9/15/00 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            58
          13  10.00%, 12/15/00  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            14
          20  10.00%, 1/15/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            21
         135  8.50%, 6/15/01  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           141
          10  8.50%, 7/15/01  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            11
         135  9.00%, 9/15/01  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           141
          14  9.00%, 9/15/01  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            14
         111  9.50%, 9/15/01  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           116
         116  8.50%, 11/15/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           121
          86  9.50%, 11/15/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            91
         159  9.00%, 12/15/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           166
         107  8.50%, 12/15/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           112
         142  8.00%, 3/15/02  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           147
         302  9.00%, 5/15/03  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           316
         257  9.00%, 6/15/05  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           269
          97  9.00%, 8/15/05  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           101
         102  9.00%, 9/15/05  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           107
          53  9.00%, 9/15/05  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            56
          99  8.00%, 7/15/06  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           102
          47  7.50%, 7/15/07  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            48
         125  8.00%, 8/15/07  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           128
         116  8.00%, 8/15/07  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           119
         489  7.50%, 12/15/07 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           499
          74  9.00%, 11/15/08 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            78
         127  9.00%, 4/15/09  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           133
          32  9.00%, 5/15/09  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            34
          16  9.50%, 7/15/09  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            17
         199  9.50%, 9/15/09  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           211
          54  9.50%, 10/15/09 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            57
          51  11.00%, 11/15/09  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            57
          24  12.00%, 8/15/13 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            28
           2  12.00%, 4/15/15 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2
          13  11.00%, 6/15/15 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            15


Continued

28

THE ONE GROUP FAMILY OF MUTUAL FUNDS
GOVERNMENT BOND FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



  PRINCIPAL                                                SECURITY                                                  MARKET
   AMOUNT                                                DESCRIPTION                                                 VALUE
  ---------                                              -----------                                                 ------
 U.S.GOVERNMENT AGENCIES, CONTINUED:
 Government National Mortgage Assoc., continued:
   $     113  9.00%, 5/15/16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    118
         171  9.00%, 6/15/16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           180
          19  9.50%, 7/15/16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            20
         149  9.00%, 7/15/16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           157
         103  9.50%, 8/15/16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           109
         192  9.00%, 9/15/16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           201
          37  9.50%, 1/15/17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            39
         357  9.00%, 2/15/17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           376
         313  9.00%, 6/15/17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           329
          84  9.50%, 8/15/17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            89
          33  9.00%, 8/15/17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            34
          47  9.50%, 8/15/17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            50
         121  9.00%, 6/15/18  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           127
         126  9.50%, 8/15/18  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           134
          34  9.00%, 10/15/18 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            36
         242  9.50%, 12/15/18 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           257
           6  9.00%, 10/15/19 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             6
          76  9.00%, 11/15/19 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            80
          87  9.00%, 1/15/20  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            92
         105  9.00%, 2/15/20  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           111
         127  9.00%, 3/15/20  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           134
         124  9.50%, 9/15/20  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           131
         122  9.50%, 12/15/20 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           130
         416  9.00%, 6/15/21  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           437
          45  7.50%, 2/15/22  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            45
         752  8.00%, 7/15/22  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           770
         838  7.50%, 8/15/22  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           844
          47  7.00%, 10/15/22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            47
         253  7.00%, 11/15/22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           249
          48  7.00%, 12/15/22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            47
          45  7.00%, 1/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            44
         566  7.00%, 1/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           558
         428  7.00%, 1/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           422
         599  7.00%, 1/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           590
         273  7.00%, 1/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           269
          55  7.00%, 3/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            54
         730  7.00%, 5/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           719
          70  7.00%, 5/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            69
         922  7.00%, 5/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           909
         374  6.50%, 5/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           360
         942  7.00%, 5/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           928
         857  7.00%, 5/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           844
         101  6.50%, 6/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            97
         498  6.50%, 6/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           479
          64  6.50%, 6/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            61
          69  6.50%, 6/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            66
         276  6.50%, 7/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           266
         293  7.00%, 7/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           288
         954  7.00%, 7/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           940
          28  7.00%, 7/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            28
         373  7.00%, 7/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           367
          42  7.00%, 7/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            41
         250  7.00%, 7/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           246
         564  7.00%, 7/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           556
         691  7.00%, 7/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           681
         591  7.00%, 7/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           582
         921  7.00%, 7/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           907
         348  6.50%, 8/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           334
         500  6.50%, 8/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           481
         731  6.50%, 8/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           703
         263  6.50%, 8/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           253
         187  6.50%, 8/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           180
         323  6.50%, 8/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           311
          65  6.50%, 9/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            62
         809  6.50%, 9/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           778
         239  6.50%, 10/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           230
         452  6.00%, 10/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           424
          35  6.00%, 10/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            33
         472  6.00%, 10/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           443
       5,054  8.00%, 10/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,178
         739  6.50%, 11/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           711
          24  6.50%, 11/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            23
         158  6.50%, 12/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           152
       1,003  6.50%, 12/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           965
         162  6.50%, 12/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           156
         753  6.50%, 12/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           724
          39  6.50%, 12/15/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            37
         942  6.50%, 1/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           906
         415  6.50%, 2/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           399
         192  6.50%, 2/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           184
       1,331  6.50%, 2/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,281
         361  6.50%, 2/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           347
         419  6.50%, 2/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           403
         891  7.50%, 6/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           897
         106  7.50%, 6/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           106
       1,103  8.50%, 8/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,146
       5,364  8.50%, 8/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,574
       1,186  8.50%, 8/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,233
       4,946  8.00%, 9/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,068
         487  8.00%, 9/15/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           499
       2,002  8.50%, 11/15/24 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,080
      10,000  8.50%, 4/15/25  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,391
                                                                                                                   --------
  Total U.S. Government Agencies                                                                                    268,352
                                                                                                                   --------
U.S. TREASURY BONDS (8.3%):
       5,000  7.25%, 5/15/16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,309
       1,500  8.88%, 8/15/17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,868
      15,000  8.13%, 8/15/19  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        17,468
         700  7.88%, 2/15/21  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           796
       7,500  6.25%, 8/15/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,088
                                                                                                                   --------
  Total U.S. Treasury Bonds                                                                                          32,529
                                                                                                                   --------
U.S. TREASURY NOTES (17.6%):
       1,800  8.88%, 11/15/94 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,958

Continued

                                                                              29

THE ONE GROUP FAMILY OF MUTUAL FUNDS
GOVERNMENT BOND FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



   PRINCIPAL                                                 SECURITY                                                MARKET
     AMOUNT                                                DESCRIPTION                                                VALUE
   ---------                                               -----------                                               ------
U.S. TREASURY NOTES, CONTINUED:
   $   7,000  6.00%, 11/30/97 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  7,018
       8,000  8.25%, 7/15/98  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,508
       2,200  8.88%, 2/15/99  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,406
       3,000  6.38%, 7/15/99  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,040
       5,000  7.50%, 10/31/99 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,279
       2,000  7.88%, 11/15/99 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,141
       2,000  5.50%, 4/15/00  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,960
       5,500  7.50%, 11/15/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,903
      14,500  7.50%, 5/15/02  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15,623
       1,000  6.38%, 8/15/02  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,012
       5,600  6.25%, 2/15/03  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,616
       8,500  5.88%, 2/15/04  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,295
                                                                                                                   --------
  Total U.S. Treasury Notes                                                                                        $ 68,759
                                                                                                                   --------
  Total Investments, at value                                                                                       371,122
                                                                                                                   --------
REPURCHASE AGREEMENTS (4.3%):
   $  16,852  Lehman Brothers 6.15%, dated 6/30/95,
                due 7/3/95 (Collateralized by $16,720
                U.S. Treasury Notes, 6.63%, 3/31/97,
                market value--$17,201). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16,852
                                                                                                                   --------
  Total Repurchase Agreements                                                                                        16,852
                                                                                                                   --------
  Total (Cost--$380,326)(a)                                                                                        $387,974
                                                                                                                   --------
                                                                                                                   --------


_________________

Percentages indicated are based on net assets of $390,469.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:



     Unrealized appreciation . . . . . . . . . . . . . . . . . . .    $11,069
     Unrealized depreciation . . . . . . . . . . . . . . . . . . .     (3,421)
                                                                      -------
     Net unrealized appreciation . . . . . . . . . . . . . . . . .    $ 7,648
                                                                      -------
                                                                      -------



* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity arrangements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect on June 30, 1995.

CMO--Collateralized Mortgage Obligation
COLTS--Continuously Offered Long-Term Securities
IAN--Indexed Amortization Note
REMIC--Real Estate Mortgage Investment Conduit


See notes to financial statements.

30

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Income Bond Fund
-------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)




 PRINCIPAL                                                SECURITY                                                 MARKET
   AMOUNT                                                DESCRIPTION                                               VALUE
   ------                                                -----------                                               -----
CORPORATE BONDS (57.1%):
Automotive (2.3%):
   $  10,000  General Motors Corp. 9.13%, 7/15/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 11,125
                                                                                                                   --------
Banking & Finance (23.9%):
       7,500  Advanta Mortgage Trust 8.32%, 8/25/19 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,862
       7,108  Aircraft Lease Portfolio Securitization 1994-1 AZ, 7.15%, 9/15/04 . . . . . . . . . . . . . . .         7,174
       6,000  Associates Corp. N.A. 8.15%, 8/1/09 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,690
       5,000  Associates Corp. Medium Term Note 8.34%, 11/25/99 . . . . . . . . . . . . . . . . . . . . . . .         5,344
       5,000  BankAmerica Corp. 9.50%, 4/1/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,650
       5,000  Banco Central Hispano 7.5%, 6/15/05 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,988
       5,000  BBV International 6.88%, 7/1/05 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,966
       7,000  Fleet/Norstar 8.13%, 7/1/04 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,437
       8,000  General Motors Acceptance Corp. 7.00%, 3/1/00 . . . . . . . . . . . . . . . . . . . . . . . . .         8,080
       2,609  Green Tree Acceptance 6.35%, 12/15/19 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,607
       5,000  Nationwide 7.50%, 2/15/24 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,663
       5,000  Scotland International 8.80%, 1/27/04 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,481
       5,000  Security Pacific Corp. 11.00%, 3/1/01 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,987
      17,000  Standard Credit Card Trust 9.50%, 5/10/97 . . . . . . . . . . . . . . . . . . . . . . . . . . .        17,974
      15,000  Sears Credit Account Trust 8.65%, 7/15/98 . . . . . . . . . . . . . . . . . . . . . . . . . . .        15,369
       5,000  Wharf Capital 8.88%, 11/1/04  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,212
                                                                                                                   --------
                                                                                                                    115,484
                                                                                                                   --------
Equipment (1.1%):
       5,000  Tenneco, Inc. 10.00%, 8/1/98  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,462
                                                                                                                   --------
Industrial (11.9%):
       5,000  Carnival Corp. 7.05%, 5/15/05 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,019
       9,440  Grand Metro Investment 7.45%, 4/15/05 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,971
       5,000  Hertz-Penske Truck Leasing 8.25%, 11/1/99 . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,244
       5,000  Lockheed Corp. 5.65%, 4/1/97  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,950
       6,300  McDonnell Douglas 8.63%, 4/1/97 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,505
       5,000  Occidental Petroleum 7.00%, 4/15/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,638
       8,500  RJR Nabisco, Inc. 8.63%, 12/1/02  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,914
       6,000  Sun Co., Inc. 8.13%, 11/1/99  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,308
       5,000  Valassis Communication 9.55%, 12/1/03 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,544
                                                                                                                   --------
                                                                                                                     57,093
                                                                                                                   --------
Insurance (1.2%):
       6,000  Massachusetts Mutual Life 7.50%, 3/1/24 . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,730
                                                                                                                   --------
Oil & Gas (2.0%):
       9,500  Centra Gas 10.65%, 9/30/04  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         9,809
                                                                                                                   --------
Processed Foods (0.4%):
       2,000  Nabisco, Inc. 6.70%, 6/15/02  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,975
                                                                                                                   --------
Securities Brokers & Dealers (8.0%):
       5,000  Bear Stearns Co. 9.13%, 4/15/98 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,325
       5,000  Bear Stearns Co. 8.25%, 2/2/02  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,325
       10,00  Lehman Brothers Holdings 8.88%, 3/1/02  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,750
       5,000  Lehman Brothers Holdings 8.80%, 3/1/02  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,400
       5,000  Lehman Brothers Holdings 11.63%, 5/15/05  . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,350
       6,000  Morgan Stanley 6.13%, 10/1/03 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,640
                                                                                                                   --------
                                                                                                                     38,790
                                                                                                                   --------
Tobacco (1.0%):
       5,000  Philip Morris 7.25%, 1/15/03  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,069
                                                                                                                   --------
Transportation (4.2%):
       5,000  Canadian National Railway 7.00%, 3/15/04  . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,000
       6,140  Daimler-Benz Vehicle 5.95%, 12/15/00  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,137
       7,902  Northwest Air 9.25%, 6/21/14  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,958
                                                                                                                   --------
                                                                                                                     20,095
                                                                                                                   --------
Utilities (1.1%):
       5,000  Tenega Nasional Berhad 7.88%, 6/15/04   . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,238
                                                                                                                   --------
  Total Corporate Bonds                                                                                             275,870
                                                                                                                   --------
U.S. GOVERNMENT AGENCIES (21.8%):
Federal Home Loan Bank:
      15,000  7.10%, 3/16/98  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15,370
Federal Home Loan Mortgage Assoc.:
       5,707  7.00%, 6/1/09 Pool # L00313 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,721
      28,778  8.00%, 12/1/09 Pool # 250168  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        29,578
      12,700  7.00%, 4/15/17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12,762
      18,649  7.00%, 10/1/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18,358
       8,450  7.50%, 10/1/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8,484
       1,445  7.50%, 10/1/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,451
Federal National Mortgage Assoc.:
       3,000  8.63%, 9/10/96  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,089
       7,750  4.82%, 10/21/98, Medium Term Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,408
Tennessee Valley Authority:
       3,000  8.25%, 11/15/96 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,086
                                                                                                                   --------
  Total U.S. Government Agencies                                                                                    105,307
                                                                                                                   --------
U.S. TREASURY BONDS (4.0%):
       5,000  6.75%, 4/30/00  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,149
       2,000  10.75%, 2/15/03 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,548
      10,000  8.13%, 5/15/21  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11,673
                                                                                                                   --------
  Total U.S. Treasury Bonds                                                                                          19,370
                                                                                                                   --------
U.S. TREASURY NOTES (9.7%):
      10,000  7.50%, 1/31/97  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10,248
      29,000  9.00%, 11/15/18 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        36,676
                                                                                                                   --------
  Total U.S. Treasury Notes                                                                                          46,924
                                                                                                                   --------
  Total Investments, at value                                                                                       447,471
                                                                                                                   --------


Continued

                                                                              31

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Income Bond Fund
-------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



   PRINCIPAL                                                SECURITY                                                 MARKET
     AMOUNT                                                DESCRIPTION                                               VALUE
     ------                                                -----------                                               -----
REPURCHASE AGREEMENTS (7.3%):
   $  35,061  Hong Kong Shanghai Bank Corp. 6.17%, dated 6/30/95, due 7/3/95 (Collateralized by $35,818 various
              Federal National Mortgage Assoc., 0.00%, 7/3/95 to 7/31/95, market value--$35,765)  . . . . . .      $ 35,061
                                                                                                                   --------
  Total Repurchase Agreements                                                                                        35,061
                                                                                                                   --------
  Total (Cost--$458,047)(a)                                                                                        $482,532
                                                                                                                   --------
                                                                                                                   --------


_____________

Percentages indicated are based on net assets of $482,807.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows


    Unrealized appreciation . . . . . . . . . . . . . . . . . .    $24,720
    Unrealized depreciation . . . . . . . . . . . . . . . . . .       (235)
                                                                   -------
    Net unrealized appreciation . . . . . . . . . . . . . . . .    $24,485
                                                                   -------
                                                                   -------


See notes to financial statements.

32

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



   PRINCIPAL                                                SECURITY                                                  MARKET
    AMOUNT                                                 DESCRIPTION                                                VALUE
   --------                                                -----------                                                ------
MUNICIPAL BONDS (95.0%):
Alaska (0.5%):
     $ 1,000  Anchorage, Alaska, General Purpose, Series 1995-A, 6.00%, 2/1/11, FGIC  . . . . . . . . . . . .       $  1,004
                                                                                                                    --------
Arizona (0.7%):
       1,500  Phoenix Arizona Airport Revenue, 6.00%, 7/1/06, MBIA  . . . . . . . . . . . . . . . . . . . . .          1,568
                                                                                                                    --------
California (7.6%):
       2,500  Alameda, California United School District, 6.10%, 7/1/13, Series A, AMBAC  . . . . . . . . . .          2,519
       2,000  California, Series 1991-A, 7.15%, 2/1/11  . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,143
       3,060  California Public Works Board Community Series 1992-A, 6.05%, 12/1/12, AMBAC  . . . . . . . . .          3,060
       1,000  California State University Fresno, 6.00%, 2/1/09, MBIA . . . . . . . . . . . . . . . . . . . .          1,016
       1,597  Costa California Crescent Park Apartments, 7.80%, 12/20/09  . . . . . . . . . . . . . . . . . .          1,746
       1,000  San Francisco, California, 6.30%, 5/1/11, AMBAC . . . . . . . . . . . . . . . . . . . . . . . .          1,026
       5,000  Sacramento, California Municipal Utility District, 5.26%, 11/1/06, FSA  . . . . . . . . . . . .          4,944
                                                                                                                    --------
                                                                                                                      16,454
                                                                                                                    --------
Colorado (4.8%):
       2,000  Adams County, Colorado School District, Series B, 6.25%, 12/15/06, MBIA . . . . . . . . . . . .          2,150
       1,000  Adams County, Colorado School District, Series A, No. 12 Thornton, 6.75%, 12/15/07, MBIA  . . .          1,105
       1,600  Aurora Community College, 6.00%, 10/15/11 . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,607
       3,325  Colorado, Series 1994-A, 6.40%, 8/1/06, MBIA  . . . . . . . . . . . . . . . . . . . . . . . . .          3,454
       2,210  Fort Collins, Colorado Revenue, 5.25%, 12/1/07, FGIC  . . . . . . . . . . . . . . . . . . . . .          2,177
                                                                                                                    --------
                                                                                                                      10,493
                                                                                                                    --------
Delaware (1.8%):
       3,750  Delaware State Health Facilities Authority, 6.50%, 10/1/13, MBIA  . . . . . . . . . . . . . . .          3,994
                                                                                                                    --------
District of Columbia (1.0%):
       1,350  District of Columbia 4.05%, 7/1/01  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,350
         875  District of Columbia, GO, Series B, 5.40%, 6/1/02 . . . . . . . . . . . . . . . . . . . . . . .            873
                                                                                                                    --------
                                                                                                                       2,223
                                                                                                                    --------
Florida (6.5%):
       1,590  Brevard County, Florida, 5.80%, 9/1/04  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,592
       1,500  Cape Coral, Florida, 6.38%, 6/1/09, FSA . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,573
       1,000  Dade County, Florida, 6.00%, 10/1/08, AMBAC . . . . . . . . . . . . . . . . . . . . . . . . . .          1,040
       2,000  Escambia, Florida, 5.75%, 10/1/04 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,003
       1,000  Florida State Division Bond Financial Department, Series A, 5.13%, 7/1/07, FSA  . . . . . . . .            974
       2,555  Palm Beach County, Florida, Series 1994, 6.38%, 10/1/06 . . . . . . . . . . . . . . . . . . . .          2,654
       2,300  Pinellas County, Florida, Series 1994, 5.75%, 8/1/01  . . . . . . . . . . . . . . . . . . . . .          2,296
       2,000  Port St. Lucie, Florida, 6.00%, 9/1/14, FGIC  . . . . . . . . . . . . . . . . . . . . . . . . .          2,005
                                                                                                                    --------
                                                                                                                      14,137
                                                                                                                    --------
Georgia (3.4%):
       1,000  Atlanta, Georgia Airport Facilities, Series A, 6.50%, 1/1/07, AMBAC . . . . . . . . . . . . . .          1,095
       1,215  Columbus, Georgia Water & Sewer, 6.30%, 5/1/06, FGIC  . . . . . . . . . . . . . . . . . . . . .          1,305
       2,000  Georgia State Municipal Electric Authority, Series B, 6.20%, 1/1/10 . . . . . . . . . . . . . .          2,063
       2,000  Metro Atlanta Rapid Transit Authority Revenue, Series P, 6.10%, 7/1/06, AMBAC . . . . . . . . .          2,128
       1,000  Monroe County, Georgia, Revenue, 2nd Series, 3.65%, 9/1/24  . . . . . . . . . . . . . . . . . .          1,000
                                                                                                                    --------
                                                                                                                       7,591
                                                                                                                    --------
Hawaii (0.5%):
       1,000  Honolulu, Hawaii, 5.60%, 4/1/07, FSA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,003
                                                                                                                    --------
Idaho (1.1%):
       1,000  Idaho Student Loan, Revenue, 6.25%, 4/1/98  . . . . . . . . . . . . . . . . . . . . . . . . . .          1,000
       1,380  Idaho Student Loan, 6.40%, 10/1/99, Callable 4/1/95 @ 100 . . . . . . . . . . . . . . . . . . .          1,380
                                                                                                                    --------
                                                                                                                       2,380
                                                                                                                    --------
Illinois (13.4%):
       5,675  Chicago, Illinois, Metro Water Reclamation, 6.25%, 12/1/14  . . . . . . . . . . . . . . . . . .          5,810
       1,000  Chicago, Illinois, Metro Water Reclamation, 7.25%, 12/1/12  . . . . . . . . . . . . . . . . . .          1,149
       3,045  Chicago, Illinois Park District, 6.35%, 11/15/08, MBIA  . . . . . . . . . . . . . . . . . . . .          3,228
       1,450  Chicago, Illinois, Revenue, Series 95, 0.00%, 10/1/09, Callable 10/1/05 @ 103, MBIA . . . . . .            556
       1,240  Evanston, Illinois, Series 92, 6.38%, 1/1/09, Callable 7/1/02 @ 102 AMBAC . . . . . . . . . . .          1,347
       2,325  Harvey, Illinois, GO 6.70%, 2/1/09, . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,372
       2,095  Harvey, Illinois Roadway Improvement Revenue, 6.40%, 11/1/12, FGIC  . . . . . . . . . . . . . .          2,160




                                                                              33

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



   PRINCIPAL                                                SECURITY                                                  MARKET
    AMOUNT                                                 DESCRIPTION                                                VALUE
   --------                                                -----------                                                ------
MUNICIPAL BONDS, CONTINUED:
Illinois, continued:
     $ 1,645  Illinois Health Facilities Authority Revenue, 6.13%, 11/15/07, MBIA . . . . . . . . . . . . . .       $  1,711
         620  Illinois State, Revenue, 7.90%, 8/15/03, MBIA . . . . . . . . . . . . . . . . . . . . . . . . .            634
         220  Illinois State, 7.90%, 8/15/03, MBIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            246
       6,200  Illinois State Toll Highway Priority Revenue, Series A, 6.30%, 1/1/12 . . . . . . . . . . . . .          6,464
           4  Illinois Health Facility Revenue (Prerefunded 8/15/95), Community-A, 7.90%, 8/15/03, MBIA . . .              4
       2,000  Kane County, Illinois, 6.25%, 6/1/09, FGIC  . . . . . . . . . . . . . . . . . . . . . . . . . .          2,095
       1,485  Northlake, Illinois, 5.40%, 12/1/08, MBIA . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,450
                                                                                                                    --------
                                                                                                                      29,226
                                                                                                                    --------
Indiana (3.9%):
       1,000  Ft. Wayne, Indiana, Revenue, 7.50%, 12/15/11, FGIC  . . . . . . . . . . . . . . . . . . . . . .          1,080
       1,000  Greater Clark, Indiana, 6.70%, 1/1/03, AMBAC  . . . . . . . . . . . . . . . . . . . . . . . . .          1,083
       1,000  Indiana State Vocational Technical, 6.50%, 7/1/07, AMBAC  . . . . . . . . . . . . . . . . . . .          1,079
       2,910  Indianapolis, Indiana, Knob in the Woods, 6.38%, 12/1/24  . . . . . . . . . . . . . . . . . . .          3,099
       2,035  Whitley County, Indiana Middle School Building Corp., 6.25%, 7/15/10  . . . . . . . . . . . . .          2,081
                                                                                                                    --------
                                                                                                                       8,422
                                                                                                                    --------
Iowa (1.8%):
         600  Des Moines, Iowa, Hospital Facilities Revenue, 4.50%,* 8/1/15, LOC Fuji Bank Ltd. . . . . . . .            600
       1,650  Iowa, Revenue Bonds, Series F, 6.15%, 7/1/04  . . . . . . . . . . . . . . . . . . . . . . . . .          1,751
       1,500  Iowa State, Student Loan Liquidity Revenue, 6.50%, 12/1/99, AMBAC . . . . . . . . . . . . . . .          1,571
                                                                                                                    --------
                                                                                                                       3,922
                                                                                                                    --------
Kansas (0.8%):
       1,750  Wichita, Kansas Hospital Revenue, St. Francis-III-A-3, 6.25%, 10/1/10, MBIA . . . . . . . . . .          1,800
                                                                                                                    --------
Louisiana (1.6%):
         267  Louisiana Housing Finance Agency, 7.80%, 12/1/09  . . . . . . . . . . . . . . . . . . . . . . .            294
       3,250  Louisiana, Series 94-A, 6.00%, 5/1/13, AMBAC  . . . . . . . . . . . . . . . . . . . . . . . . .          3,258
                                                                                                                    --------
                                                                                                                       3,552
                                                                                                                    --------
Maryland (0.6%):
       1,150  Anne Arundel County, Maryland-B, Second Issue, 7.70%, 3/15/06 . . . . . . . . . . . . . . . . .          1,266
                                                                                                                    --------
Massachusetts (2.8%):
       1,550  Chelsea, Massachusetts, GO 6.00%, 6/15/14 . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,540
       1,070  Lowell, Massachusetts, Limited GO, 5.90%, 4/1/09  . . . . . . . . . . . . . . . . . . . . . . .          1,077
       2,000  Massachusetts State, Series B, 5.38%, 7/1/07, MBIA  . . . . . . . . . . . . . . . . . . . . . .          1,995
       1,465  Worcester, Series 95-A, 6.15%, 5/1/08, MBIA . . . . . . . . . . . . . . . . . . . . . . . . . .          1,509
                                                                                                                    --------
                                                                                                                       6,121
                                                                                                                    --------
Minnesota (1.4%):
       1,500  Detroit Lakes, Minnesota Health Care Facilities, 6.00%, 2/15/12 . . . . . . . . . . . . . . . .          1,506
       1,500  Northern Municipal Power Agency Minnesota Electric, Series A, 5.90%, 1/1/07, AMBAC  . . . . . .          1,539
                                                                                                                    --------
                                                                                                                       3,045
                                                                                                                    --------
Missouri (2.2%):
       1,500  Missouri State Health  & Educational Facilities Authority, Series AA, 6.25% 6/1/16  . . . . . .          1,528
       2,250  Kansas City Missouri, Metro Community Colleges Building Corporation, Series A, 5.10%, 7/1/06,
                FGIC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,185
       1,150  Warrensburg, Missouri Public Facilities Authority, 6.00%, 3/1/09, FGIC  . . . . . . . . . . . .          1,172
                                                                                                                    --------
                                                                                                                       4,885
                                                                                                                    --------
Nevada (2.0%):
       1,000  Nevada State, Limited Tax General Obligation, 7.00%, 7/1/01 . . . . . . . . . . . . . . . . . .          1,116
       3,010  Washoe County, Nevada School District, 6.13%, 8/1/07, MBIA  . . . . . . . . . . . . . . . . . .          3,108
                                                                                                                    --------
                                                                                                                       4,224
                                                                                                                    --------
New Hampshire (0.6%):
       1,225  New Hampshire, St. Joseph Hospital, 6.25%, 1/1/06 . . . . . . . . . . . . . . . . . . . . . . .          1,272
                                                                                                                    --------
New Mexico (3.1%):
       1,405  New Mexico Educational Assistance, Student Loan Revenue, 6.45%, 4/1/99, AMBAC . . . . . . . . .          1,459
       5,040  New Mexico Educational Assistance, Series, 1992-A, 6.85%, 4/1/05, AMBAC . . . . . . . . . . . .          5,298
                                                                                                                    --------
                                                                                                                       6,757
                                                                                                                    --------
New York (1.6%):
       1,000  New York City, 4.55%,* 10/1/23, LOC Norinchukin Bank  . . . . . . . . . . . . . . . . . . . . .          1,000



34

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



 PRINCIPAL                                                SECURITY                                                  MARKET
  AMOUNT                                                 DESCRIPTION                                                VALUE
 --------                                                -----------                                                ------
MUNICIPAL BONDS, CONTINUED:
New York, continued:
     $   800  New York, New York City Revenue, Series A, 4.50%,* 6/15/25  . . . . . . . . . . . . . . . . . .       $    800
         200  New York, New York City Revenue, 4.05%,* 10/1/21  . . . . . . . . . . . . . . . . . . . . . . .            200
       1,350  Triborough Bridge & Tunnel Authority, 9.00%, 1/1/11 (Prerefunded 7/1/95)  . . . . . . . . . . .          1,377
                                                                                                                    --------
                                                                                                                       3,377
                                                                                                                    --------
North Carolina (0.3%):
         600  Person County, North Carolina, 4.75*, 11/1/16, LOC Fuji Bank  . . . . . . . . . . . . . . . . .            600
                                                                                                                    --------
Ohio (1.4%):
       1,790  Fairfield, Ohio, City School District, 7.20%, 12/1/10, Callable 12/1/05 @ 103 . . . . . . . . .          2,005
       1,000  Montgomery County, Ohio, Various Purpose Limited Tax, 6.65%, 9/1/08 . . . . . . . . . . . . . .          1,100
                                                                                                                    --------
                                                                                                                       3,105
                                                                                                                    --------
Oregon (1.7%):
       1,435  Portland, Oregon, Airport, 6.75%, 7/1/09, MBIA  . . . . . . . . . . . . . . . . . . . . . . . .          1,544
       2,075  Washington County, Oregon, GO Unlimited, 6.10%, 6/1/05  . . . . . . . . . . . . . . . . . . . .          2,228
                                                                                                                    --------
                                                                                                                       3,772
                                                                                                                    --------
Pennsylvania (0.7%):
       1,600  Dauphincty, Pennsylvania, Revenue, 6.00%, 1/1/08, MBIA  . . . . . . . . . . . . . . . . . . . .          1,602
                                                                                                                    --------
Puerto Rico (0.5%):
       1,000  Puerto Rico Commonwealth 5.65%, 7/1/15  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            982
                                                                                                                    --------
Rhode Island (1.0%):
       1,000  Rhode Island, Revenue Bond, 6.10%, 10/1/05, MBIA  . . . . . . . . . . . . . . . . . . . . . . .          1,021
       1,000  Rhode Island, Revenue Bond, 6.20%, 10/1/06, MBIA  . . . . . . . . . . . . . . . . . . . . . . .          1,048
                                                                                                                    --------
                                                                                                                       2,069
                                                                                                                    --------
South Carolina (0.7%):
       1,455  Richland County, South Carolina, Unlimited Tax GO, 6.60%, 3/1/04  . . . . . . . . . . . . . . .          1,595
                                                                                                                    --------
South Dakota (0.2%):
         500  South Dakota State, Housing Development Authority, 6.50%, 5/1/96  . . . . . . . . . . . . . . .            506
                                                                                                                    --------
Tennessee (0.7%):
         550  Metropolitan Government, Nashville & Davidson County, Series A, 6.80%, 7/1/95 . . . . . . . . .            550
       1,000  Shelby County, Tennessee, 7.50%, 6/1/07, MBIA . . . . . . . . . . . . . . . . . . . . . . . . .          1,084
                                                                                                                    --------
                                                                                                                       1,634
                                                                                                                    --------
Texas (9.0%):
       2,800  Austin, Texas Housing Finance Corp., 0.00%, 12/1/11, MBIA . . . . . . . . . . . . . . . . . . .          1,029
       1,000  Bexar County, Revenue, 6.63%, 8/15/04, Callable 8/15/14 @ 102 . . . . . . . . . . . . . . . . .          1,059
       5,000  Coastal Bend Health Facilities Development, Texas, Series C, 5.93%, 11/15/13, AMBAC . . . . . .          4,906
       2,000  Grand Prairie, Texas Health Facilities, 6.50%, 11/1/04, AMBAC . . . . . . . . . . . . . . . . .          2,113
       1,740  Houston, Texas, Housing Finance Corporation, Series A, 5.35%, 6/1/02, FSA . . . . . . . . . . .          1,747
       1,200  Lubbock, Texas, 4.20%,* 7/1/13  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,200
       1,000  San Antonio, Texas, 7.00%, 8/1/09, FSA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,049
       4,955  Texas Health Facilities Development Corp. , 6.25%, 8/15/12, MBIA  . . . . . . . . . . . . . . .          5,054
       1,285  Texas, Revenue, 8.40%, 1/1/21 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,360
                                                                                                                    --------
                                                                                                                      19,517
                                                                                                                    --------
Utah (2.8%):
         800  Carbon, County, Utah Pollution Control, 4.20%*, 11/1/24 , AMBAC . . . . . . . . . . . . . . . .            800
       2,000  Intermountain Power Agency, Utah, 6.50%, 7/1/09, MBIA . . . . . . . . . . . . . . . . . . . . .          2,105
       1,250  Utah State, Revenue, 7.05%, 3/1/05, FSA . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,353
       1,900  Utah State Housing Finance Agency, 6.35%, 7/1/12  . . . . . . . . . . . . . . . . . . . . . . .          1,902
                                                                                                                    --------
                                                                                                                       6,160
                                                                                                                    --------
Virginia (2.5%):
       1,750  Virginia Public School Building, 6.13%, 8/1/09, FSA . . . . . . . . . . . . . . . . . . . . . .          1,811
       2,000  Virginia State Housing Development Authority, Series 95-A, Sub Series A-1, 6.80%, 7/1/06,
                AMBAC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . .          2,133
       1,340  Virginia State Housing Development Authority, Series J, Sub Series J-1, 6.65%, 7/1/10 . . . . .          1,390
                                                                                                                    --------
                                                                                                                       5,334
                                                                                                                    --------
Washington (6.1%):
       4,160  King County, Washington, 6.13%, 12/1/13, FSA  . . . . . . . . . . . . . . . . . . . . . . . . .          4,170
       2,000  Kitsap County Washington School District, 6.13%, 12/1/08, MBIA  . . . . . . . . . . . . . . . .          2,110
       5,000  Shohomish County, Washington Public Utility, 6.00%, 1/1/13, FGIC  . . . . . . . . . . . . . . .          5,038



                                                                              35

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Intermediate Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



 PRINCIPAL                                                SECURITY                                                  MARKET
  AMOUNT                                                 DESCRIPTION                                                 VALUE
 --------                                                -----------                                                ------
MUNICIPAL BONDS, CONTINUED:
Washington, continued:

     $ 2,000  Spokane, Washington, Revenue, 5.50%, 12/1/10, AMBAC . . . . . . . . . . . . . . . . . . . . . .       $  1,920
                                                                                                                    --------
                                                                                                                      13,238
                                                                                                                    --------
Wyoming (3.8%):
         600  Big Horn County, Wyoming School District No. 3, 6.05%, 6/1/14 . . . . . . . . . . . . . . . . .            599
       4,765  Natrona County, Wyoming Hospital Revenue, 6.00%, 9/15/15, AMBAC . . . . . . . . . . . . . . . .          4,717
       1,395  Sweetwater, Wyoming Greenriver, 7.00%, 6/1/04, MBIA . . . . . . . . . . . . . . . . . . . . . .          1,562
       1,300  Wyoming Student Loan Corporation, 4.62%,* 12/1/05 . . . . . . . . . . . . . . . . . . . . . . .          1,300
                                                                                                                    --------
                                                                                                                       8,178
                                                                                                                    --------
  Total Municipal Bonds                                                                                              207,008
                                                                                                                    --------
  Total (Cost--$203,934)(a)                                                                                         $207,008
                                                                                                                    --------
                                                                                                                    --------


-----------

Percentages indicated based on net assets of $217,959.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:


     Unrealized appreciation . . . . . . . . . . . . . . . . .       $3,613
     Unrealized depreciaton  . . . . . . . . . . . . . . . . .         (539)
                                                                     ------
     Net unrealized appreciation . . . . . . . . . . . . . . .       $3,074
                                                                     ------
                                                                     ------



* Floating Rate Demand Notes are securities with yields that vary with a designated market index or market rate. These securities are payable on the date of demand. The rate reflected on the Schedule of Portfolio Investments is the effective rate at June 30, 1995.

AMBAC--American Municipal Bond Assurance Corp.
FGIC--Financial Guaranty Insurance Corp.
FSA--Financial Security Assurance
GO--General Obligation
LOC--Letter of Credit
MBIA--Municipal Bond Insurance Association


See notes to financial statements.


36

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



 PRINCIPAL                                                SECURITY                                                  MARKET
  AMOUNT                                                 DESCRIPTION                                                VALUE
 --------                                                -----------                                                ------
MUNICIPAL BONDS (98.6%):
Alaska (1.2%)
      $  500  Alaska Muni Bond 6.75%, 7/1/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $    500
          68  Alaska State Housing Finance 8.20%, 12/1/97 . . . . . . . . . . . . . . . . . . . . . . . . . .             70
       1,750  Alaska State Housing Finance Single Family Mortgage Backed Securities Program 8.00%, 3/1/09 . .          1,868
          60  Alaska State Housing Finance Corp. 8.25%, 12/1/98 . . . . . . . . . . . . . . . . . . . . . . .             61
          60  Alaska State Housing Finance Corp. 8.25%, 12/1/00 . . . . . . . . . . . . . . . . . . . . . . .             62
                                                                                                                    --------
                                                                                                                       2,561
                                                                                                                    --------
Arizona (2.0%):
       4,000  Phoenix, Arizona Single Family Mortgage Revenue 6.10%, 12/1/17  . . . . . . . . . . . . . . . .          4,015
                                                                                                                    --------
Arkansas (4.2%):
         105  Arkansas 8.00%, 8/15/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            113
         980  Arkansas Development Finance Authority Single Family Mortgage Revenue, Series 89-A 7.75%,
              4/1/21, Callable 12/1/98 @ 102  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,034
       3,650  Arkansas State Development Finance Authority, Series 1 0.00%, 12/1/11 . . . . . . . . . . . . .          1,173
         140  Arkansas State Development Finance Authority Single Family Mortgage Revenue, Series B 7.70%,
              12/1/14 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            145
         497  Drew County Public Facilities Board Single Family Mortgage Revenue, Series A-2
              7.90%, 8/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            533
         209  Drew County Public Facilities Board Single Family Mortgage Revenue, Series 1993-B
              7.75%, 8/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            216
         744  Jacksonville Residential Housing Facilities Board Single Family Mortgage Revenue, Series 93A-2
              7.90%, 1/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            808
         347  Jacksonville Residential Housing Facilities Board Single Family Mortgage Revenue, Series B
              7.75%, 1/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            369
         834  Lonoke County Residential Housing Facilities Board Single Family Mortgage Revenue, Series A-2
              7.90%, 4/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            905
         406  Lonoke County Residential Housing Facilities Board Single Family Mortgage Revenue, Series 1993B
              7.38%, 4/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            417
       1,803  Pope County Residential Housing Facilities Board Single Family Mortgage Revenue, Series B
              7.75%, 9/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,920
         714  Stuttgart Public Facilities Board Single Family Mortgage Revenue, Series A, Class A-2 7.90%,
              9/1/11  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            751
         334  Stuttgart Public Facilities Board Single Family Mortgage Revenue, Series B 7.75%, 9/1/11  . . .            348
                                                                                                                    --------
                                                                                                                       8,732
                                                                                                                    --------
California (4.2%):
         810  California, Series 85-B 8.63%, 8/1/15 Insured: MBIA . . . . . . . . . . . . . . . . . . . . . .            828
       1,250  California Multi-Family Mortgage, Series 84-A 9.00%, 10/1/96  . . . . . . . . . . . . . . . . .          1,289
          75  California Housing Finance Agency Home Mortgage Revenue, Series 91-C 7.45%, 8/1/11  . . . . . .             78
       2,000  California, PCR Waste Management, Inc., Series 91-A 7.15%, 2/1/11 . . . . . . . . . . . . . . .          2,143
         350  California Rural Home 7.25%, 12/1/24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            375
       1,115  California State Housing Finance Agency Home Mortgage Revenue, Series F 7.88%, 8/1/19 . . . . .          1,151
       2,000  Northern California Transmission Revenue, 5.50%, 4/29/24  . . . . . . . . . . . . . . . . . . .          1,830
       1,040  Redondo Beach Redevelopment Agency Residential Mortgage Revenue, Series B 6.25%, 6/1/11 . . . .          1,044
                                                                                                                    --------
                                                                                                                       8,738
                                                                                                                    --------
Colorado (16.9%):
          80  Adams County Single Family Mortgage Revenue, Series C 8.25%, 11/1/07  . . . . . . . . . . . . .             84
         650  Arapahoe County Single Family Mortgage Revenue, Series 83A 0.00%, 12/1/09 . . . . . . . . . . .            137
       5,225  Aurora Single Family Mortgage Revenue, Series 93A 7.30%, 5/1/10 . . . . . . . . . . . . . . . .          5,408
       1,000  Aurora, 0.00% 9/1/15 Prerefunded 3/1/13 @ 75  . . . . . . . . . . . . . . . . . . . . . . . . .            269
       1,985  Aurora Single Family Mortgage Revenue, Series 93B 7.50%, 5/1/11 . . . . . . . . . . . . . . . .          2,079
       2,520  Brush Creek Co. 6.70%, 11/15/09 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2,555
       1,410  Central City 7.40%, 12/1/07 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,477
         655  Central City 7.50%, 12/1/12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            670
         400  Central City 8.63%, 9/15/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            426
       1,000  Colorado Housing Finance Authority Single Family Mortgage Revenue 6.25%, 12/1/09  . . . . . . .          1,010

                                                                              37

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)


 PRINCIPAL                                                SECURITY                                                    MARKET
   AMOUNT                                                DESCRIPTION                                                   VALUE
 ---------                                               -----------                                                  ------
MUNICIPAL BONDS, CONTINUED
Colorado, continued:
        $410  Colorado Housing Finance Authority, Series 91 6.90%, 5/1/01 . . . . . . . . . . . . . . . . . .. .     $   430
       1,000  Colorado Housing Finance Authority 7.50%, 11/1/24, Callable 11/1/04 @ 105 . . . . . . . . . . .. .       1,076
       1,090  Colorado Housing Finance Authority Single Family Mortgage Revenue, Series 94-B 6.13%, 11/1/13 .. .       1,100
       1,750  Colorado Housing Finance Authority 6.80%, 8/1/14  . . . . . . . . . . . . . . . . . . . . . . .. .       1,785
         210  Colorado Housing Finance Authority Single Family Mortgage Revenue, Series 91B-2 7.25%, 8/1/11 .. .         219
         330  Colorado Housing Finance Authority Single Family Mortgage Revenue, Series 91B-2 6.90%, 8/1/17 .. .         337
         600  Colorado Housing Finance Authority Single Family Mortgage Revenue, 1985 Series A 0.00%, 9/1/14 . .          77
         190  Colorado Housing Finance Authority Single Family Mortgage Revenue, Series C 8.75%, 9/1/17 . . .. .         200
       1,250  Colorado Housing Finance Authority, Series 95-B 7.50%, 12/1/16  . . . . . . . . . . . . . . . .. .       1,366
         500  Colorado Housing Finance Authority Single Family, Series A 6.50%, 12/1/02 . . . . . . . . . . .. .         503
       2,605  Colorado State Housing Finance Authority Multi-Family Mortgage Revenue 6.00%, 10/1/25 . . . . .. .       1,882
         965  Colorado State Housing Finance Authority Multi-Family Mortgage Revenue 9.00%, 10/1/25 . . . . .. .         885
         585  Colorado State Housing Finance Authority Single Family Mortgage Revenue,
              Series 91D-1 6.60%, 8/1/17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         589
         935  Colorado State Post-Secondary Educational Facilities Authority National Technological
              University Project 7.75%, 12/1/10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         943
       1,250  Eagles Nest, GO 6.50%, 11/15/17 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,200
         410  El Paso County Home Mortgage Revenue, Series C 8.30%, 9/20/18 . . . . . . . . . . . . . . . . .. .         449
       1,475  Englewood Co., Series 85-B 6.00%, 12/15/18, Callable 11/15/09 @ 100 . . . . . . . . . . . . . .. .       1,386
       1,000  Interstate 8.00%, 12/1/09 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,011
       1,290  Jefferson County Single Family Mortgage Revenue, Series A 8.88%, 10/1/13  . . . . . . . . . . .. .       1,393
       1,500  Mesa County 0.00%, 12/1/11  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         551
         980  Mountain Village Metropolitan District, San Miguel County 8.10%, 12/1/11  . . . . . . . . . . .. .       1,035
         165  Telluride Multi-Family Housing Revenue, Shandoka Apartments 7.25%, 6/1/08 . . . . . . . . . . .. .         172
         500  Telluride Housing Authority Shandoka Apartments Project 7.50%, 6/1/12 . . . . . . . . . . . . .. .         506
       1,500  Telluride Housing Authority Shandoka Apartments Project, Series 93 7.50%, 6/1/23  . . . . . . .. .       1,506
                                                                                                                     -------
                                                                                                                      34,716
                                                                                                                     -------
Delaware (0.1%):
         275  Delaware Housing Finance Authority Single Family Mortgage Revenue, Series 89-A 7.60%, 12/1/19,
              Callable 12/1/99 @ 102  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         286
                                                                                                                     -------
Florida (3.1%):
       1,250  Brevard County Housing Authority Single Family Mortgage Revenue 6.13%, 9/1/09 . . . . . . . . .. .       1,253
          90  Duval County Single Family Mortgage Revenue, Series 90-C 7.30%, 9/15/15 . . . . . . . . . . . .. .          94
         615  Florida State Housing Finance Agency Home Ownership Revenue, Series G-2 7.50%, 9/1/14 . . . . .. .         653
       1,000  Leon County Housing Finance Authority 7.30%, 1/1/28 . . . . . . . . . . . . . . . . . . . . . .. .       1,069
         940  Manatee County 8.38%, 5/1/25  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,028
       1,000  Pinellas County Housing Authority 6.35%, 2/1/17 . . . . . . . . . . . . . . . . . . . . . . . .. .       1,010
       1,205  Pinellas County Housing Authority 6.25%, 8/1/12 . . . . . . . . . . . . . . . . . . . . . . . .. .       1,217
                                                                                                                     -------
                                                                                                                       6,324
                                                                                                                     -------
Georgia (1.3%):
       2,500  Cobb County 9.00%, 10/1/10  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       2,637
                                                                                                                     -------
Idaho (0.0%):
          65  Idaho 6.35%, 7/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .          65
                                                                                                                     -------
Illinois (5.4%):
       5,890  Addison Alton, Granite County, 0.00% 7/1/10 . . . . . . . . . . . . . . . . . . . . . . . . . .. .       2,135
       1,750  Aurora Kane County 7.95%, 10/1/25 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,914
         355  Aurora Kane County 8.05%, 9/1/25  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         390
       5,250  Bolingbrook Mortgage Revenue, Series 1 0.00%, 1/1/11  . . . . . . . . . . . . . . . . . . . . .. .       1,785
       1,100  Danville Single Family Mortgage Revenue 7.30%, 11/1/10  . . . . . . . . . . . . . . . . . . . .. .       1,150
       3,530  Freeport 0.00%, 8/1/10  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,041


Continued

38

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)


 PRINCIPAL                                                SECURITY                                                    MARKET
   AMOUNT                                                DESCRIPTION                                                   VALUE
 ---------                                               -----------                                                  ------
MUNICIPAL BONDS, CONTINUED
Illinois, continued:
      $  245  Illinois Housing Development Authority, Series 91-A 7.35%, 8/1/10 . . . . . . . . . . . . . . .           $259
          95  Illinois Housing Development Authority Residential Mortgage Revenue, Series
              83-B 0.00%, 2/1/15 .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             13
       4,685  Moline Single Family Mortgage Revenue, 92 Sub-Series 1 0.00%, 9/1/08  . . . . . . . . . . . . .          1,640
         700  Quincy Single Family Mortgage Revenue, Series 94-A 6.88%, 3/1/10, Callable 3/1/04 @ 102 . . . .            718
         130  Rock Island Residential Mortgage Revenue 7.70%, 9/1/08  . . . . . . . . . . . . . . . . . . . .            138
                                                                                                                     -------
                                                                                                                      11,183
                                                                                                                     -------
Indiana (1.5%):
         375  Anderson Multi-Family Housing Revenue, Parker Housing Corp., Series B 9.00%, 6/1/07 . . . . . .            365
       1,585  Indiana State Housing Finance Authority, 7.95%, 7/1/10  . . . . . . . . . . . . . . . . . . . .          1,702
       1,000  Indianapolis Multi-Family Revenue, Sunrise Apartments Project, Series 93-A 6.80%, 6/1/19  . . .            989
                                                                                                                     -------
                                                                                                                       3,056
                                                                                                                     -------
Iowa (2.0%):
         650  Davenport 7.90%, 3/1/10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            727
         100  Des Moines Hospital Facilities Revenue 4.50%*, 8/1/15 . . . . . . . . . . . . . . . . . . . . .            100
       2,535  Iowa Finance Authority Single Family Mortgage Revenue 6.40%, 7/1/19 . . . . . . . . . . . . . .          2,526
         785  Iowa Finance Authority Single Family Mortgage Revenue 7.90%, 11/1/22  . . . . . . . . . . . . .            830
                                                                                                                     -------
                                                                                                                       4,183
                                                                                                                     -------
Kansas (4.5%):
         955  Ford City Single Family Mortgage Revenue 7.90%, 8/1/10  . . . . . . . . . . . . . . . . . . . .          1,008
       2,250  Johnson City 7.10%, 5/1/12, Callable 5/1/04 @ 103 . . . . . . . . . . . . . . . . . . . . . . .          2,377
         815  Labette County Single Family Mortgage Revenue, Series A 8.40%, 12/1/11  . . . . . . . . . . . .            872
       2,400  Reno and Labette Counties Capital Accumulation, 0.00%, 12/1/15 Series A . . . . . . . . . . . .            690
         760  Reno County Single Family Refunding Revenue 8.70%, 9/1/11 . . . . . . . . . . . . . . . . . . .            818
         470  Sedgwick Shawnee County 7.80%, 11/1/24, Callable 11/1/04 @ 105  . . . . . . . . . . . . . . . .            512
         465  Sedgwick Shawnee County 7.80%, 5/1/14, Callable 11/1/04 @ 103 . . . . . . . . . . . . . . . . .            504
         970  Sedgwick Single Family Mortgage Revenue 8.20%, 5/1/14 . . . . . . . . . . . . . . . . . . . . .          1,057
         460  Sedgwick Shawnee County Single Family Mortgage Revenue 8.05%, 5/1/14  . . . . . . . . . . . . .            513
         885  Wichita Single Family Mortgage Revenue 7.10%, 9/1/09  . . . . . . . . . . . . . . . . . . . . .            910
                                                                                                                     -------
                                                                                                                       9,261
                                                                                                                     -------
Louisiana (3.3%):
       1,690  Bossier Public Trust Finance Authority Single Family Mortgage Revenue, Series
              93 8.50%, 11/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,804
         900  Calcasieu Parish Public Transportation Authority, Series B 0.00%, 5/1/13  . . . . . . . . . . .            254
         895  Iberia Single Family Mortgage Revenue, Series 1993 7.38%, 1/1/11  . . . . . . . . . . . . . . .            952
         122  Lafayette Public Facilities Authority Single Family Mortgage Revenue, Series 1992 7.50%,
               10/1/15  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            129
         960  Lousiana Housing Finance Authority Single Family Mortgage Revenue, Series 85-A
              9.38%, 2/1/15 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            990
       1,180  Louisiana Housing Authority7.00% through 3/1/95, 7.10% through 9/1/04 . . . . . . . . . . . . .          1,199
         167  Louisiana Public Facilities Authority Single Family Mortgage Revenue, Series C 8.45%,
              12/1/12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            178
         365  Shreveport Housing Authority Multi-Family Housing Revenue, U.S. Goodman--Section 8 6.13%,
              8/1/07  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            350
         635  Shreveport Housing Authority Multi-Family Housing Revenue, U.S. Goodman--Section 8 6.13%,
               8/1/10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            604
         364  St. Mary Public Finance Authority Single Family Mortgage Revenue, Series A 7.63%, 3/25/12 . . .            388
                                                                                                                     -------
                                                                                                                       6,848
                                                                                                                     -------
Maine (0.2%):
         300  Maine Housing Authority Single Family Mortgage Revenue 6.90%, 11/15/01  . . . . . . . . . . . .            320
                                                                                                                     -------
Massachusetts (0.8%):
         985  Massachussetts Housing Finance Agency, Series 21 7.13%, 6/1/25  . . . . . . . . . . . . . . . .          1,017
         250  Massachusetts State Housing Finance Agency Multi-Family Housing Revenue, Series 88-B 8.10%,
              8/1/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            260
         455  Massachussetts 7.00%, 12/1/23 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            466
                                                                                                                     -------
                                                                                                                       1,743
                                                                                                                     -------

Continued

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)


 PRINCIPAL                                                SECURITY                                                    MARKET
   AMOUNT                                                DESCRIPTION                                                   VALUE
 ---------                                               -----------                                                  ------
MUNICIPAL BONDS, CONTINUED
Michigan (1.0%):
      $  645  Michigan Housing Development Authority 7.65%, 12/1/12 . . . . . . . . . . . . . . . . . . . . .. .      $  667
       1,395  Michigan State Housing Development Authority Single Family Mortgage Revenue, Series 90-A 7.50%,
               6/1/15 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,449
                                                                                                                     -------
                                                                                                                       2,116
                                                                                                                     -------
Minnesota (1.1%):
       1,000  Coon Rapids Multi-Family Housing Revenue, Epiphany Pines Project 7.20%, 9/1/16  . . . . . . . .. .         974
         850  Minnesota Housing Finance Agency Single Family Mortgage Revenue, Series 94-D 4.55%, 7/1/25, . .. .         771
         560  Minnesota State Housing Finance Authority 7.10%, 2/1/21 . . . . . . . . . . . . . . . . . . . .. .         569
                                                                                                                     -------
                                                                                                                       2,314
                                                                                                                     -------
Mississippi (2.1%):
       1,000  Mississippi, Series 93-C 6.05%, 9/1/07  . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         991
       2,000  Mississippi Home Corp., Series 94-B 7.90%, 3/1/25, Callable 3/1/05 @ 106  . . . . . . . . . . .. .       2,197
       1,100  Mississippi Home Corp., Series 94-F 7.10%, 12/1/10  . . . . . . . . . . . . . . . . . . . . . .. .       1,172
                                                                                                                     -------
                                                                                                                       4,360
                                                                                                                     -------
Missouri (1.6%):
         670  Grandview Multi-Family Housing Revenue 9.25%, 5/15/08 . . . . . . . . . . . . . . . . . . . . .. .         692
       2,295  Jackson County 10.00%, 3/1/10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       2,295
         205  Missouri State Housing Development Single Family Mortgage Revenue, Series 91-A 6.80%, 8/1/15  .. .         213
                                                                                                                     -------
                                                                                                                       3,200
                                                                                                                     -------
Montana (1.4%):
       1,576  Greenwood Plaza Housing, Inc. Montana Project Financial Housing Authority, Section - B 10.43%,
               1/1/22 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,702
         135  Montana State Housing Authority Board Single Family Mortgage Program, Series 91A-1 7.00%,
              10/1/17 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         140
       1,000  Montana State Housing Authority Board Single Family Mortgage Program, Series 92AR 6.40%,
              12/1/12 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,000
                                                                                                                     -------
                                                                                                                       2,842
                                                                                                                     -------
Nebraska (0.7%):
       6,700  Nebraska State Investment Finance Authority Single Family Mortgage Revenue 0.00%, 12/15/13  . .. .       1,072
         275  Nebraska 6.35%, 3/15/06 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         280
                                                                                                                     -------
                                                                                                                       1,352
                                                                                                                     -------
Nevada (0.8%):
         905  Nevada Housing Development Authority 7.90%, 10/1/21, Callable 4/1/02 @ 100  . . . . . . . . . .. .         943
         435  Nevada Housing Development Authority Single Family Mortgage Revenue, Series B-1 6.20%, 10/1/15 . .         427
         250  West Wendover Recreation District 6.50%, 12/1/09  . . . . . . . . . . . . . . . . . . . . . . .. .         242
                                                                                                                     -------
                                                                                                                       1,612
                                                                                                                     -------
New Hampshire (0.1%):
         300  New Hampshire State Housing Finance Authority Single Family Residential, Series A 6.85%, 1/1/25. .         308
                                                                                                                     -------
New Jersey (1.2%):
         935  New Jersey State Housing and Mortgage Finance Agency Series C 7.38%, 10/1/17  . . . . . . . . .. .         973
         710  New Jersey State Housing 8.38%, 4/1/17  . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         757
         705  New Jersey State Higher Education Authority 7.00%, 7/1/05, Callable 7/1/01 @ 102, 7/1/03 @ 100 . .         739
                                                                                                                     -------
                                                                                                                       2,469
                                                                                                                     -------
New Mexico (3.0%):
         715  Bernalillo County La Resolana Apartments, Sub A-2 7.00%, 11/1/08  . . . . . . . . . . . . . . .. .         700
       1,295  Bernalillo County Multi-Family Mortgage Revenue, La Resolana Apartments, Series A-1 7.50%,
               11/1/08  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,269
         525  Hobbs Single Family Mortgage Revenue 8.75%, 7/1/11  . . . . . . . . . . . . . . . . . . . . . .. .         567
         190  Las Cruces Housing Development Corp. Multi-Family Housing Revenue, Series B 9.00%, 10/1/03  . .. .         191
       1,140  Las Cruces Housing Development Corp. Multi-Family Housing Revenue, Series A 6.40%, 10/1/19  . .. .       1,099
         360  New Mexico Mortgage Finance Authority Federal National Mortgage Association, Series 93-C 5.35%,
               1/1/10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         335
         220  New Mexico Mortgage Finance Authority Single Family Mortgage Revenue, Series 82-A 12.00%,
               7/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         223
         470  New Mexico Mortgage Finance Authority Single Family Mortgage Revenue, Series A-2 6.85%, 7/1/12 . .         484

Continued

40

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)


 PRINCIPAL                                                SECURITY                                                    MARKET
   AMOUNT                                                DESCRIPTION                                                   VALUE
 ---------                                               -----------                                                  ------
MUNICIPAL BONDS, CONTINUED
New Mexico, continued:
      $  350  New Mexico Mortgage Finance Authority Single Family Mortgage Revenue, Series A 7.80%, 3/1/21  .. .     $   355
          45  New Mexico Mortgage Finance Authority Single Family Mortgage Revenue, Series A-2 7.80%, 9/1/21 . .          46
       1,000  New Mexico 6.45%, 7/1/25  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         986
                                                                                                                     -------
                                                                                                                       6,255
                                                                                                                     -------
New York (5.0%):
       1,820  Clay County 6.20%, 9/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,816
       1,100  New York City, GO 4.55%*, 9/1/95  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,100
       1,400  New York State, Series 91-UU 7.75%, 10/1/23,  . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,496
         500  New York Energy, Series 1985-A 4.55%*, 7/1/15 . . . . . . . . . . . . . . . . . . . . . . . . .. .         500
       5,400  New York City Municipal Water Financial Authority Water and Sewer System Revenue, Series A
               4.50%*, 6/15/25  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       5,400
                                                                                                                     -------
                                                                                                                      10,312
                                                                                                                     -------
North Dakota (1.2%):
         760  North Dakota Housing Finance Authority 8.38%, 7/1/19  . . . . . . . . . . . . . . . . . . . . .. .         784
       1,595  North Dakota State 8.38%, 7/1/21, . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,649
                                                                                                                     -------
                                                                                                                       2,433
                                                                                                                     -------
Ohio (2.4%):
       1,200  Ohio Housing Finance Agency Single Family Mortgage Revenue 7.65%, 3/1/29, . . . . . . . . . . .. .       1,276
       2,230  Ohio Housing Finance Agency Single Family Mortgage Revenue, Series 84-A 0.00%, 8/1/15 . . . . .. .         220
         290  Ohio Housing Finance Agency Single Family Mortgage Revenue, Series A 7.15%, 3/1/01  . . . . . .. .         301
       1,125  Ohio Housing Finance Authority Single Family Mortgage Revenue, Series 91-D 7.05%, 9/1/16  . . .. .       1,152
         985  Ohio Housing Finance Authority Single Family Mortgage Revenue 7.00%, 9/1/11 . . . . . . . . . .. .       1,015
       1,000  West Clermont Local Schools 7.13%, 12/1/19  . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,056
                                                                                                                     -------
                                                                                                                       5,020
                                                                                                                     -------
Oklahoma (0.3%):
         610  Oklahoma City Finance Authority Suboro Timberwoods Apartments 9.00%, 6/1/09 . . . . . . . . . .. .         619
                                                                                                                     -------
Pennsylvania (3.9%):
       4,275  Cambia 5.65%, 12/1/16 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       4,275
       2,805  Pittsburgh Urban Redevelopment Authority Mortgage Revenue, Series A 8.35%, 10/1/14  . . . . . .. .       2,910
         815  Pittsburgh Urban Redevelopment Authority Single Family Mortgage Revenue, Series 88-C 6.13%,
               12/1/16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .         787
                                                                                                                     -------
                                                                                                                       7,972
                                                                                                                     -------
Rhode Island (1.7%):
       2,425  Rhode Island Housing and Mortgage Finance 8.25%, 10/1/22, . . . . . . . . . . . . . . . . . . .. .       2,562
         835  Rhode Island 6.80%, 10/1/23, Callable 10/1/01 @ 102, 10/1/03 @ 100  . . . . . . . . . . . . . .. .         843
                                                                                                                     -------
                                                                                                                       3,405
                                                                                                                     -------
South Carolina (1.0%):
       2,000  South Carolina Housing Finance Authority 7.00%, 7/11/11, Amortized to 7/1/02 @ 100  . . . . . . ..       2,045
                                                                                                                     -------
South Dakota (0.9%):
         400  South Dakota Housing Development Authority Single Family Mortgage Revenue 6.80%, 5/1/12,
              Callable 5/1/03 @ 105 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..         410
         440  South Dakota Housing Development Authority 7.05%, 5/1/11  . . . . . . . . . . . . . . . . . . . ..         454
       1,000  South Dakota Student Loan 7.63%, 8/1/06 . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..       1,061
                                                                                                                     -------
                                                                                                                       1,925
                                                                                                                     -------
Tennessee (1.9%):
       1,305  Memphis Health, Educational and Housing Facilities Board Multi-Family Mortgage Revenue,
              Edgewater Terrace 7.38%, 1/20/27  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,365
       1,150  Tennessee Housing Development Agency 7.70%, 7/1/16  . . . . . . . . . . . . . . . . . . . . . .. .       1,188
       1,370  Tennessee Housing Development Agency Single Family Mortgage Revenue, Series 91-V 7.65%, 7/1/22,
              Callable 7/1/01 @ 102 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       1,428
                                                                                                                     -------
                                                                                                                       3,981
                                                                                                                     -------
Texas (10.3%):
         215  Baytown Single Family Mortgage Revenue, Series 92 8.50%, 9/1/11 . . . . . . . . . . . . . . . .. .         235
       1,610  Beaumont Housing Finance Corp. Single Family Mortgage Revenue 9.20%, 3/1/12 . . . . . . . . . .. .       1,785

Continued
                                                                              45

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)


 PRINCIPAL                                                SECURITY                                                    MARKET
   AMOUNT                                                DESCRIPTION                                                   VALUE
 ---------                                               -----------                                                  ------
MUNICIPAL BONDS, CONTINUED
Texas continued:
     $ 1,765  Bexar County Housing Finance Corp. Residential Revenue 0.00%, 3/1/15  . . . . . . . . . . . . .         $  488
       2,500  Central Texas 0.00%, 9/1/16 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            666
       1,260  El Paso Housing Finance Corp. Single Family Mortgage Revenue 7.75%, 9/1/19  . . . . . . . . . .          1,320
         810  El Paso Housing Finance Corp. Single Family Mortgage Revenue, Series A 8.75%, 10/1/11 . . . . .            876
       1,260  Fort Worth Housing Finance Corp. 8.50%, 10/1/11 . . . . . . . . . . . . . . . . . . . . . . . .          1,377
       1,000  Laredo Housing Finance Corp. 6.20%, 10/1/19 . . . . . . . . . . . . . . . . . . . . . . . . . .          1,001
         800  Red River, PCR Southwestern Public Service 6.63%, 3/1/09  . . . . . . . . . . . . . . . . . . .            803
         495  San Antonio Housing Finance Corp. Park Ridge Apartments 9.55%, 12/1/02  . . . . . . . . . . . .            523
         970  San Antonio Housing Finance Corp. Britt Oak Ltd. Project, Series 94 9.75%, 1/1/10 . . . . . . .            978
         285  San Antonio, Series 94-A 7.88%, 4/1/12  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            288
         345  San Antonio, Series 94-B 9.00%, 4/1/09  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            351
       1,555  Southeast Texas 0.00%, 11/1/14  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            451
      17,635  Texas Housing Finance Corp., 0.00%, 3/1/15 Series 94-A  . . . . . . . . . . . . . . . . . . . .          4,563
       1,950  Travis City, Series 94-A 6.25%, 10/1/19 . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,952
         255  Travis County Housing Finance Corp. Residential Mortgage Revenue, Series A 7.00%, 12/1/11 . . .            268
         600  Texas Higher Education, Series 91-D 6.88%, 4/1/02 . . . . . . . . . . . . . . . . . . . . . . .            634
       1,485  Victoria Housing Finance Corp. Single Family Mortgage Revenue, Series A 8.50%, 1/1/11 . . . . .          1,591
       1,000  Winter Garden 6.20%, 10/1/19  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,014
                                                                                                                     -------
                                                                                                                      21,164
                                                                                                                     -------
Utah (0.3%):
         130  Utah State Housing Finance Agency Single Family Mortgage Revenue 8.50%, 7/1/04  . . . . . . . .            135
          80  Utah State Housing Finance Agency Single Family Mortgage Revenue, Issue D-2 7.00%, 1/1/16 . . .             82
         345  Utah State Housing Finance Agency Single Family Mortgage Revenue, Series A-1 6.00%, 7/1/12  . .            356
         120  Utah State Housing Finance Agency Single Family Mortgage Revenue, Series C-2 8.00%, 7/1/21  . .            126
                                                                                                                     -------
                                                                                                                         699
                                                                                                                     -------
Vermont (0.1%):
         195  Vermont Housing Finance Agency Single Family Mortgage Revenue 6.88%, 5/1/25 . . . . . . . . . .            195
                                                                                                                     -------
Virginia (0.4%):
         780  Virginia Beach Development Authority Multi-Family Housing Revenue, Wesleyan Courts Apartments
               Project 8.75%, 1/15/09   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            758
                                                                                                                     -------
Washington (3.6%):
         500  Pierce County Housing Authority Multi-Family Housing Revenue, Chateau Ranier Project 6.50%,
              9/1/23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            463
         403  Skagit County Housing Authority Low Income Housing Assistance Revenue, Sea Mar Project 7.00%,
              6/20/03 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            416
       6,760  Washington State Public Power, Series 91-A 6.00%, 7/1/12  . . . . . . . . . . . . . . . . . . .          6,557
                                                                                                                     -------
                                                                                                                       7,436
                                                                                                                     -------
West Virginia (1.0%):
       2,000  Pleasant County 6.15%, 5/1/15 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,992
                                                                                                                     -------






Continued
42

THE ONE GROUP FAMILY OF MUTUAL FUNDS
Tax-Free Bond Fund
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)


 PRINCIPAL                                                SECURITY                                                    MARKET
   AMOUNT                                                DESCRIPTION                                                   VALUE
 ---------                                               -----------                                                  ------

MUNICIPAL BONDS, CONTINUED:
Wisconsin (0.3%):
       $ 500  Wisconsin Housing and Economic Development Authority Home Ownership Revenue, Series A 7.00%,
              9/1/09 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .       $525
                                                                                                                    --------
Wyoming (0.4%):
         250  Wyoming Community Development Authority Single Family Mortgage Revenue, Series E 7.75%, 6/1/09. . .        261
         290  Wyoming Community Development Authority Single Family Mortgage Revenue, Series A 7.88%, 6/1/18. . .        302
         315  Wyoming Community Development Authority Single Family Mortgage Revenue, Series A 6.88%, 6/1/14. . .        325
                                                                                                                    --------
                                                                                                                         888
                                                                                                                    --------
  Total Municipal Bonds                                                                                              202,865
                                                                                                                    --------
INVESTMENT COMPANIES (0.0%):
           0  Provident Tax-Free Money Market Fund (a) . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .          0
                                                                                                                    --------
  Total Investment Companies                                                                                               0
                                                                                                                    --------
  Total (Cost--$203,754)(b)                                                                                         $202,865
                                                                                                                    --------
                                                                                                                    --------


---------

Percentages indicated are based on net assets of $205,704.

(a) Amount is less than one thousand.

(b) Represents cost for financial reporting purposes and differs from cost basis for federal income tax purposes by the amount of losses recognized for financial reporting in excess of federal income tax reporting of approximately $25. Cost for federal income tax purposes differs from value by net unrealized depreciation of securities as follows:

   Unrealized appreciation . . . . . . . . . . . . . . . . . . . .      $ 1,746
   Unrealized depreciation . . . . . . . . . . . . . . . . . . . .       (2,660)
                                                                       -------
   Net unrealized depreciation . . . . . . . . . . . . . . . . . .      $  (914)
                                                                        -------
                                                                        -------


* Variable rate securities having liquidity sources through bank letters of credit and/or liquidity arrangements. The interest rate, which will change periodically, is based upon bank prime rates or an index of market interest rates. The rate reflected on the Schedule of Portfolio Investments is the rate in effect on June 30, 1995.

GO--General Obligation
PCR--Pollution Control Revenue
MBIA--Municipal Bond Insurance Association


See notes to financial statements.


                                                                              43

THE ONE GROUP FAMILY OF MUTUAL FUNDS
KENTUCKY MUNICIPAL BOND FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



 PRINCIPAL                                                 SECURITY                                                  MARKET
   AMOUNT                                                 DESCRIPTION                                                VALUE
   ------                                                 -----------                                                -----
MUNICIPAL BONDS (97.1%):
Kentucky (91.9%):
   $     510  Clinton County, Kentucky, School District Finance 6.10%, 6/1/12 . . . . . . . . . . . . . . . ..       $   512
         585  Eastern Kentucky University, Revenues 5.38%, 5/1/04 . . . . . . . . . . . . . . . . . . . . . ..           587
         500  Eastern Kentucky University, Revenues 6.20%, 5/1/04 . . . . . . . . . . . . . . . . . . . . . ..           537
         500  Fayette County, Kentucky, School District Finance 6.00%, 5/1/03 . . . . . . . . . . . . . . . ..           518
         560  Hardin County, Kentucky, Hospital Revenue 4.50%, 10/1/02  . . . . . . . . . . . . . . . . . . ..           542
         295  Hardin County, Kentucky, Hospital Revenue 4.50%, 10/1/02  . . . . . . . . . . . . . . . . . . ..           285
         510  Hardin County, Kentucky, Hospital Revenue 4.75%, 10/1/04  . . . . . . . . . . . . . . . . . . ..           492
         250  Hardin County, Kentucky, Hospital Revenue 4.75%, 10/1/04  . . . . . . . . . . . . . . . . . . ..           241
         445  Hardin County, Kentucky, Hospital Revenue 5.00%, 10/1/06  . . . . . . . . . . . . . . . . . . ..           429
         725  Jefferson County, Kentucky, Capital Projects 6.10%, 8/15/07 . . . . . . . . . . . . . . . . . ..           741
         400  Jefferson County, Kentucky, Health Facility Revenue 6.00%, 5/1/01 . . . . . . . . . . . . . . ..           425
         500  Jefferson County, Kentucky, Health Facility Revenue 6.38%, 5/1/08 . . . . . . . . . . . . . . ..           525
         500  Jefferson County, Kentucky, Hospital Revenue 6.20%, 10/1/04 . . . . . . . . . . . . . . . . . ..           528
         635  Jefferson County, Kentucky, School District Financial 4.70%, 1/1/01 . . . . . . . . . . . . . ..           623
         500  Kenton County, Kentucky, Airport Board Revenue 6.10%, 3/1/04  . . . . . . . . . . . . . . . . ..           522
         400  Kenton County, Kentucky, Airport Board Revenue 6.20%, 3/1/05  . . . . . . . . . . . . . . . . ..           418
         500  Kenton County, Kentucky, Airport Board Revenue 5.75%, 3/1/08  . . . . . . . . . . . . . . . . ..           500
         500  Kenton County, Kentucky, Airport Board Revenue 5.75%, 7/1/99  . . . . . . . . . . . . . . . . ..           497
         750  Kenton County, Kentucky, School District Financial 4.50%, 7/1/07  . . . . . . . . . . . . . . ..           738
         325  Kenton County, Kentucky, School District Financial 5.25%, 7/1/99  . . . . . . . . . . . . . . ..           312
         500  Kentucky Higher Education Student Loan 6.50%, 6/1/02  . . . . . . . . . . . . . . . . . . . . ..           521
         500  Kentucky Higher Education Student Loan 4.70%, 6/1/00  . . . . . . . . . . . . . . . . . . . . ..           493
         400  Kentucky, Housing Corp., Housing Revenue 5.85%, 7/1/00  . . . . . . . . . . . . . . . . . . . ..           407
         275  Kentucky, Housing Corp., Housing Revenue 6.20%, 7/1/03  . . . . . . . . . . . . . . . . . . . ..           285
         500  Kentucky, Housing Corp., Housing Revenue 5.10%, 1/1/02  . . . . . . . . . . . . . . . . . . . ..           505
         500  Kentucky, Housing Corp., Housing Revenue 5.60%, 1/1/07  . . . . . . . . . . . . . . . . . . . ..           508
         500  Kentucky, Housing Corp., Housing Revenue 5.50%, 1/1/06  . . . . . . . . . . . . . . . . . . . ..           508
       1,450  Kentucky, Housing Corp., Housing Revenue 5.05%, 7/1/06  . . . . . . . . . . . . . . . . . . . ..         1,428
         500  Kentucky, Infrastructure Authority 6.50%, 6/1/05  . . . . . . . . . . . . . . . . . . . . . . ..           535
         250  Kentucky, Infrastructure Authority 6.10%, 6/1/02  . . . . . . . . . . . . . . . . . . . . . . ..           265
         390  Kentucky, Infrastructure Authority 5.60%, 6/1/13  . . . . . . . . . . . . . . . . . . . . . . ..           368
         200  Kentucky, Infrastructure Authority 4.50%, 2/1/01  . . . . . . . . . . . . . . . . . . . . . . ..           193
         205  Kentucky, Infrastructure Authority 4.60%, 2/1/02  . . . . . . . . . . . . . . . . . . . . . . ..           196
       1,000  Kentucky State Properties & Building Commission 5.10%, 9/1/00 . . . . . . . . . . . . . . . . ..         1,010
         750  Kentucky State, Turnpike Authority, Economic Development 5.70%, 1/1/03  . . . . . . . . . . . ..           778
         750  Kentucky State, Turnpike Authority, Economic Development 5.50%, 7/1/08  . . . . . . . . . . . ..           745
         500  Kentucky State, Turnpike Authority, Recovery 6.63%, 7/1/08  . . . . . . . . . . . . . . . . . ..           561
         250  Kentucky State, Turnpike Authority, Toll Road 5.80%, 7/1/99 . . . . . . . . . . . . . . . . . ..           259
         500  Kentucky State, University Revenue 6.25%, 5/1/02  . . . . . . . . . . . . . . . . . . . . . . ..           537
       1,000  Kentucky State Turnpike 5.63%,  7/1/10  . . . . . . . . . . . . . . . . . . . . . . . . . . . ..           989
         500  Kentucky State Turnpike 5.75%, 7/1/11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..           498
         500  Lexington, Fayette Urban County, Government 6.35%, 7/1/07 . . . . . . . . . . . . . . . . . . ..           533
         200  Louisville & Jefferson County, Kentucky 4.80%, 5/15/98  . . . . . . . . . . . . . . . . . . . ..           201
         500  Louisville & Jefferson County, Kentucky 5.00%, 5/15/06  . . . . . . . . . . . . . . . . . . . ..           486
         200  Louisville, Kentucky, Public Properties Corp. 6.40%, 12/01/07 . . . . . . . . . . . . . . . . ..           210
         310  Louisville, Kentucky, Water Revenue 6.38%, 11/1/97  . . . . . . . . . . . . . . . . . . . . . ..           323
         500  Louisville, Kentucky, Water Works Board, Water 5.40%, 11/15/04  . . . . . . . . . . . . . . . ..           507
         500  Louisville, Kentucky, Water Works Board, Water 5.63%, 11/15/07  . . . . . . . . . . . . . . . ..           503
       1,040  Louisville, Kentucky, Water Works Board, Water 5.75%, 11/15/09  . . . . . . . . . . . . . . . ..         1,039
         200  Morehead State University, Kentucky University Revenue 6.30%, 11/1/08 . . . . . . . . . . . . ..           209
         500  Muhlenberg County, Kentucky, School District 5.85%, 8/1/10  . . . . . . . . . . . . . . . . . ..           494
         250  Murray State University, Kentucky University Revenues 5.60%, 5/1/07 . . . . . . . . . . . . . ..           248
         530  Northern Kentucky University, Revenue 6.10%, 5/1/06 . . . . . . . . . . . . . . . . . . . . . ..           562



Continued

44

THE ONE GROUP FAMILY OF MUTUAL FUNDS
KENTUCKY MUNICIPAL BOND FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS, CONTINUED                       JUNE 30, 1995
(Amounts in Thousands)



 PRINCIPAL                                                 SECURITY                                                  MARKET
   AMOUNT                                                 DESCRIPTION                                                VALUE
   ------                                                 -----------                                                -----
   $     500  Northern Kentucky University, Revenue 4.70%, 5/1/05 . . . . . . . . . . . . . . . . . . . . . ..       $   464
         600  Perry County, Kentucky, School District Financial 6.25%, 7/1/09 . . . . . . . . . . . . . . . ..           620
         250  Richmond, Kentucky, Water, Gas & Sewer Revenue 6.50%, 6/1/99  . . . . . . . . . . . . . . . . ..           267
         100  Shelby County, Kentucky, School District Financial 6.25%, 9/1/03  . . . . . . . . . . . . . . ..           108
         500  Shelby County, Kentucky, School District Financial 6.50%, 9/1/05  . . . . . . . . . . . . . . ..           542
         500  University of Kentucky, University Revenues 5.75%, 5/1/97 . . . . . . . . . . . . . . . . . . ..           510
         500  University of Kentucky, University Revenues 6.25%, 5/1/07 . . . . . . . . . . . . . . . . . . ..           527
         500  University of Kentucky, University Revenues 4.15%, 5/1/04 . . . . . . . . . . . . . . . . . . ..           449
         500  University of Louisville, Kentucky Revenues 5.40%, 5/1/07 . . . . . . . . . . . . . . . . . . ..           488
         500  University of Louisville, Kentucky Revenues 5.40%, 5/1/08 . . . . . . . . . . . . . . . . . . ..           485
         500  University of Louisville, Kentucky Revenues 5.40%, 5/1/09 . . . . . . . . . . . . . . . . . . ..           483
         310  Western Kentucky University, Revenue 5.85%, 5/1/96  . . . . . . . . . . . . . . . . . . . . . ..           314
         985  Western Kentucky University, Revenue 5.00%, 5/1/09  . . . . . . . . . . . . . . . . . . . . . ..           910
         950  Winchester Kentucky, Utilities Revenue 5.30%, 7/1/09  . . . . . . . . . . . . . . . . . . . . ..           903
       2,000  Kentucky, St. Elizabeth Medical 6.00%, 11/1/10  . . . . . . . . . . . . . . . . . . . . . . . ..         2,015
       2,000  Kentucky State, Property & Building Commission 6.00%, 2/1/10  . . . . . . . . . . . . . . . . ..         2,120
                                                                                                                     -------
                                                                                                                      38,081
                                                                                                                     -------
Tennessee (5.2%):
       1,000  McCracken City Hospital 6.20%, 11/1/05  . . . . . . . . . . . . . . . . . . . . . . . . . . . ..         1,065
       1,000  McCracken City Hospital 6.40%, 11/1/07  . . . . . . . . . . . . . . . . . . . . . . . . . . . ..         1,069
                                                                                                                     -------
                                                                                                                       2,134
                                                                                                                     -------
  Total Municipal Bonds                                                                                               40,215
                                                                                                                     -------
INVESTMENT COMPANIES (1.8%):
SHARES
------
         739  The One Group Municipal Money Market Fund, Class A  . . . . . . . . . . . . . . . . . . . . . ..           739
                                                                                                                     -------
  Total Investment Companies                                                                                             739
                                                                                                                     -------
  Total (Cost--$41,155)(a)                                                                                           $40,954
                                                                                                                     -------
                                                                                                                     -------


________________

Percentages indicated are based on net assets of $41,417.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized depreciation of securities as follows:


     Unrealized appreciation . . . . . . . . . . . . . . . . . .          $238
     Unrealized depreciation . . . . . . . . . . . . . . . . . .          (439)
                                                                         -----
     Net unrealized depreciation . . . . . . . . . . . . . . . .         $(201)
                                                                        ------
                                                                        ------


See notes to financial statements.

                                                                              45

THE ONE GROUP FAMILY OF MUTUAL FUNDS
OHIO MUNICIPAL BOND FUND
--------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



 PRINCIPAL                                                SECURITY                                                   MARKET
   AMOUNT                                                DESCRIPTION                                                 VALUE
   ------                                                -----------                                                 ------
MUNICIPAL BONDS (93.6%):
Massachusetts (1.1%):
  $    1,000  Massachusetts, GO, 6.75%, 8/1/09, Callable 8/1/01 @ 102 . . . . . . . . . . . . . . . . . . . .       $  1,071
                                                                                                                    --------
Missouri (1.1%):
       1,000  Missouri State Health and Educational Facilities Authority, GO, 6.40%, 6/1/10 . . . . . . . . .          1,072
                                                                                                                    --------
Ohio (90.3%):
       2,000  Bexley, Ohio, City School District, 6.50%, 12/1/16  . . . . . . . . . . . . . . . . . . . . . .          2,220
       1,000  Butler County, Middletown Regional Hospital, 6.75%, 11/15/10  . . . . . . . . . . . . . . . . .          1,070
       1,000  Cincinnati, University of Cincinnati, Series I1, 7.10%, 6/1/10  . . . . . . . . . . . . . . . .          1,109
       1,000  Cincinnati, University of Cincinnati, Series R2, 6.25%, 6/1/09  . . . . . . . . . . . . . . . .          1,038
       2,775  Clermont City, Waterworks, 6.63%, 12/1/15 . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,108
       1,000  Cleveland Waterworks Revenue, 5.50%, 1/1/13 . . . . . . . . . . . . . . . . . . . . . . . . . .            968
         985  Cleveland Airport, 6.00%, 1/1/14, Callable 1/1/04 @ 102   . . . . . . . . . . . . . . . . . . .            992
       1,850  Cleveland Waterworks Revenue, 6.25%, 1/1/06 AMBAC . . . . . . . . . . . . . . . . . . . . . . .          1,963
       1,000  Cleveland, Ohio, 7/15/89, 6.88%, 7/1/09 . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,103
       2,800  Cleveland Waterworks Revenue, Series F-92B, 6.50%, 1/1/11 . . . . . . . . . . . . . . . . . . .          2,937
       2,500  Cleveland Public Power System, 6.40%, 11/15/06, Callable 11/15/04 @ 102 . . . . . . . . . . . .          2,684
       1,000  Cleveland, Ohio, 6.38%, 7/1/12, Callable 7/1/02 @ 102 . . . . . . . . . . . . . . . . . . . . .          1,031
       3,600  Columbus, Ohio Water System, 6.38%, 11/1/10 . . . . . . . . . . . . . . . . . . . . . . . . . .          3,740
       1,285  Columbus, Ohio Waterworks, 6.00%, 5/1/11 Callable 5/1/03 @ 102  . . . . . . . . . . . . . . . .          1,306
       2,250  Columbus, Ohio Waterworks, GO, 6.00%, 5/1/12  . . . . . . . . . . . . . . . . . . . . . . . . .          2,287
       1,225  Columbus, Ohio, Municipal Airport, 6.20%, 4/15/04 . . . . . . . . . . . . . . . . . . . . . . .          1,292
       1,000  Columbus, Ohio Sewer Improvement Bonds, GO, 6.75%, 9/15/06  . . . . . . . . . . . . . . . . . .          1,144
       1,500  Cuyahoga County, Ohio, Public Improvements, 6.70%, 10/1/99  . . . . . . . . . . . . . . . . . .          1,648
       1,000  Delaware County, Ohio, GO, 5.60%, 12/1/10, Callable 12/1/05 @ 101 . . . . . . . . . . . . . . .            973
       1,000  Delaware County, Ohio, Library District, 7.25%, 11/1/10 . . . . . . . . . . . . . . . . . . . .          1,148
       1,000  Fairfield County, Ohio, Lancaster-Fairfield Community Hospital, 7.10%, 6/15/21  . . . . . . . .          1,139
       1,000  Franklin County, Ohio, Hospital Revenue, Children's Hospital Project, Series A,
              6.60%, 11/1/11  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,044
       1,000  Franklin County, Ohio, Hospital Revenue, Riverside Hospital, Series B, 7.60%, 5/15/20 . . . . .          1,145
       1,000  Franklin County, Ohio, Hospital Revenue, Children's Hospital Project, Series A,
              6.50%, 5/1/07 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,066
       1,000  Greene County Water Systems, 6.85%, 12/1/11, Callable 12/1/01 @ 102 . . . . . . . . . . . . . .          1,069
       1,265  Hamilton County Hospital, 6.63%, 1/1/06, Callable 1/1/01 @ 100  . . . . . . . . . . . . . . . .          1,338
       1,500  Hamilton County Hospital, 6.25%, 1/1/12, Callable 1/1/03 @ 102  . . . . . . . . . . . . . . . .          1,483
       1,500  Hamilton County, Ohio, Building Improvements & Refunding Museum Center, 6.50%, 12/1/09  . . . .          1,573
       1,000  Hamilton County, Ohio, Sewer System Improvement, Series A, 6.30%, 12/1/01 . . . . . . . . . . .          1,084
       1,500  Hamilton County, Ohio, Electric System Revenue, 6.13%, 12/15/08, Callable 10/15/02 @ 102  . . .          1,560
       1,000  Hamilton County, Ohio Water System Revenue, 6.40%, 10/15/07 . . . . . . . . . . . . . . . . . .          1,065
       1,000  Kent State University, Ohio, 6.45%, 5/1/12  . . . . . . . . . . . . . . . . . . . . . . . . . .          1,045
       2,000  Lakewood, Ohio, Sanitation Sewer System, 6.40%, 12/1/11 . . . . . . . . . . . . . . . . . . . .          2,093
       2,000  Montgomery County, Ohio, Sisters of Charity, 6.50%, 5/15/08 . . . . . . . . . . . . . . . . . .          2,095
       1,000  North Royalton, Ohio, 7.50%, 12/1/11  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,097
       1,000  Northeast Ohio, Regional Sewer District, 6.50%, 11/15/08  . . . . . . . . . . . . . . . . . . .          1,052
       1,250  Ohio Housing Agency, 6.20%, 9/1/14, Callable 3/1/05 @ 102 . . . . . . . . . . . . . . . . . . .          1,258
       1,000  Ohio State Water Development Pollution Control, 5.50%, 12/1/09, Callable 6/1/05 @ 101 . . . . .            975
       1,000  Ohio State Liquor Profits, 6.85%, 9/1/00  . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,095
       1,165  Ohio State Building Authority, 6.50%, 9/1/09, Callable 9/1/04 @ 102 . . . . . . . . . . . . . .          1,242
       1,000  Ohio State Building Authority, 6.50%, 10/1/01 . . . . . . . . . . . . . . . . . . . . . . . . .          1,081
       2,000  Ohio State Building Authority, Adult Correctional Building, Series A, 6.13%, 10/1/09  . . . . .          2,060
       1,000  Ohio State Building Authority, Local Jails, Series A, 7.35%, 4/1/09 . . . . . . . . . . . . . .          1,131
       2,000  Ohio State Building Authority, State Facilities, Series A, 6.38%, 6/1/07  . . . . . . . . . . .          2,102


Continued

46

THE ONE GROUP FAMILY OF MUTUAL FUNDS
OHIO MUNICIPAL BOND FUND
-------------------------------------------------------------------------------
SCHEDULE OF PORTFOLIO INVESTMENTS                                  JUNE 30, 1995
(Amounts in Thousands)



 PRINCIPAL                                                SECURITY                                                   MARKET
   AMOUNT                                                DESCRIPTION                                                 VALUE
   ------                                                -----------                                                 ------
MUNICIPAL BONDS, CONTINUED:
   $   1,000  Ottawa County, Ohio, 7.00%, 9/1/11, Callable 9/1/01 @ 102 . . . . . . . . . . . . . . . . . . .        $ 1,080
       1,000  Pickerington, Ohio, Local School Districts, 7.00%, 12/1/13  . . . . . . . . . . . . . . . . . .          1,129
       2,220  Rocky River, Ohio, 6.90%, 12/1/11, Callable 12/1/00 @ 102 . . . . . . . . . . . . . . . . . . .          2,375
       1,000  Saint Mary's, Ohio, Electric System Mortgage, 7.15%, 12/1/10  . . . . . . . . . . . . . . . . .          1,094
       1,000  Sandusky County, Ohio, City School District, 7.30%, 12/1/10 . . . . . . . . . . . . . . . . . .          1,076
       1,000  Shaker Heights, Ohio, 7.10%, 12/15/10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,149
       1,000  Springfield, Ohio, 6.88%, 9/1/06, Callable 9/1/01 @ 102 . . . . . . . . . . . . . . . . . . . .          1,089
       1,750  Toledo, Ohio, GO, 6.10%, 12/1/14  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,778
       1,000  Toledo, Ohio, Sewer System, 7.38%, 11/15/10 . . . . . . . . . . . . . . . . . . . . . . . . . .          1,086
       1,000  Tuscarawas Valley, Ohio, 6.60%, 12/1/15, Callable 12/1/05 @ 102 . . . . . . . . . . . . . . . .          1,052
       1,000  University of Cincinnati, 7.00%, 6/1/11, Callable 6/1/01 @ 102  . . . . . . . . . . . . . . . .          1,080
       1,000  University of Cincinnati, 6.75%, 12/1/09, Callable 12/1/01 @ 102  . . . . . . . . . . . . . . .          1,079
       1,000  Westerville, Ohio, Minerva Park and Blendon Joint Township, 6.80%, 9/15/06  . . . . . . . . . .          1,094
       2,750  Westerville, Ohio, Minerva Park and Blendon Joint Township, 7.00%, 9/15/12  . . . . . . . . . .          2,991
       1,000  Worthington, Ohio, City School District, 7.45%, 12/1/12 . . . . . . . . . . . . . . . . . . . .          1,132
                                                                                                                     -------
                                                                                                                      85,937
                                                                                                                     -------
Washington (1.1%):
       1,000  Washington State, Non-Callable, 6.25%, 2/1/11 . . . . . . . . . . . . . . . . . . . . . . . . .          1,045
                                                                                                                     -------
  Total Municipal Bonds                                                                                               89,125
                                                                                                                     -------
INVESTMENT COMPANIES (5.5%):
SHARES
------
         325  Fidelity Tax-Free Money Market Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            325
       4,931  The One Group Ohio Municipal Money Market Fund, Class A . . . . . . . . . . . . . . . . . . . .          4,931
                                                                                                                     -------
  Total Investment Companies                                                                                           5,256
                                                                                                                     -------
  Total (Cost--$90,584)(a)                                                                                           $94,381
                                                                                                                     -------
                                                                                                                     -------

_________

Percentages indicated are based on net assets of $95,208.

(a) Represents cost for federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:



   Unrealized appreciation . . . . . . . . . . . . . . . . . . .       $3,952
   Unrealized depreciation . . . . . . . . . . . . . . . . . . .         (155)
                                                                       ------
   Net unrealized appreciation . . . . . . . . . . . . . . . . .       $3,797
                                                                       ------
                                                                       ------


AMBAC--American Municipal Bond Assurance Corp.
GO--General Obligation

See notes to financial statements.

                                                                              47

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1995



                                                                              (Amounts in Thousands except per share amounts)
                                                                                     LIMITED
                                                                       GOVERNMENT  VOLATILITY  INTERMEDIATE GOVERNMENT    INCOME
                                                                           ARM        BOND         BOND        BOND        BOND
                                                                          FUND        FUND         FUND        FUND        FUND
                                                                       ----------  ----------  ------------ ----------   --------
ASSETS:
Investments, at value . . . . . . . . . . . . . . . . . . . . . . .       $54,500   $409,960     $187,862    $371,122    $447,471
Repurchase agreements . . . . . . . . . . . . . . . . . . . . . . .         1,061     15,252        6,785      16,852      35,061
                                                                          -------   --------     --------    --------    --------
                                                                           55,561    425,212      194,647     387,974     482,532
Interest receivable . . . . . . . . . . . . . . . . . . . . . . . .           308      5,461        2,422       3,676       6,987
Receivable from brokers for investments sold  . . . . . . . . . . .            88                                          12,506
Receivable for capital shares issued  . . . . . . . . . . . . . . .            63      1,469          432       1,484       1,471
Receivable from advisor . . . . . . . . . . . . . . . . . . . . . .            24        111           59           6          99
Net variation margin on open futures contracts  . . . . . . . . . .            37
Deferred organization costs . . . . . . . . . . . . . . . . . . . .            13          3            1           9
Prepaid expenses and other assets . . . . . . . . . . . . . . . . .            23          2            1          35         181
                                                                          -------   --------     --------    --------    --------
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . .        56,117    432,258      197,562     393,184     503,776
                                                                          -------   --------     --------    --------    --------
LIABILITIES:
Dividends payable . . . . . . . . . . . . . . . . . . . . . . . . .           177      1,318          714       1,191       1,536
Payable to brokers for investments purchased  . . . . . . . . . . .                    3,346                               16,748
Payable for capital shares redeemed . . . . . . . . . . . . . . . .            23        364           72         898       2,224
Cash overdraft  . . . . . . . . . . . . . . . . . . . . . . . . . .            29        741          165         425          19
Accrued expenses and other payables:
     Investment advisory fees   . . . . . . . . . . . . . . . . . .            26        209           95         143         239
     Administration fees  . . . . . . . . . . . . . . . . . . . . .             8         58           27          53          67
     12b-1 fees (Class A)   . . . . . . . . . . . . . . . . . . . .             1          3            1           2           1
     12b-1 fees (Class B)   . . . . . . . . . . . . . . . . . . . .             0          2            0           2           1
     Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            12         49           65           1         134
                                                                          -------   --------     --------    --------    --------
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . .           276      6,090        1,139       2,715      20,969
                                                                          -------   --------     --------    --------    --------
NET ASSETS:
Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        60,089    427,533      199,171     396,664     511,098
Undistributed (distribution in excess of) net investment income . .          (236)      (122)         116        (302)        357
Accumulated undistributed net realized losses from investment
  transactions  . . . . . . . . . . . . . . . . . . . . . . . . . .        (3,358)    (7,604)      (5,812)    (13,541)    (53,133)
Net unrealized appreciation (depreciation) from investments . . . .          (654)     6,361        2,948       7,648      24,485
                                                                          -------   --------     --------    --------    --------
NET ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $55,841   $426,168     $196,423    $390,469    $482,807
                                                                          =======   ========     ========    ========    ========
Net assets
     Fiduciary  . . . . . . . . . . . . . . . . . . . . . . . . . .       $51,050   $410,746     $191,216    $379,826    $474,124
     Class A  . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,631     12,516        4,941       8,130       6,796
     Class B  . . . . . . . . . . . . . . . . . . . . . . . . . . .           160      2,906          266       2,513       1,887
                                                                          -------   --------     --------    --------    --------
          Total   . . . . . . . . . . . . . . . . . . . . . . . . .       $55,841   $426,168     $196,423    $390,469    $482,807
                                                                          =======   ========     ========    ========    ========
Outstanding units of beneficial interest (shares)
     Fiduciary  . . . . . . . . . . . . . . . . . . . . . . . . . .         5,188     38,999       19,095      38,720      49,683
     Class A  . . . . . . . . . . . . . . . . . . . . . . . . . . .           471      1,189          492         828         713
     Class B  . . . . . . . . . . . . . . . . . . . . . . . . . . .            16        274           27         256         196
                                                                          -------   --------     --------    --------    --------
          Total   . . . . . . . . . . . . . . . . . . . . . . . . .         5,675     40,462       19,614      39,804      50,592
                                                                          =======   ========     ========    ========    ========
Net asset value
     Fiduciary--offering and redemption price per share   . . . . .       $  9.84   $  10.53     $  10.01    $   9.81    $   9.54
                                                                          =======   ========     ========    ========    ========
     Class A--redemption price per share  . . . . . . . . . . . . .       $  9.83   $  10.52     $  10.04    $   9.81    $   9.54
                                                                          =======   ========     ========    ========    ========
     Class B--offering price per share (a)  . . . . . . . . . . . .       $  9.84   $  10.60     $  10.01    $   9.81    $   9.62
                                                                          =======   ========     ========    ========    ========
Maximum Sales Charge (Class A)  . . . . . . . . . . . . . . . . . .          4.50%      4.50%        4.50%       4.50%       4.50%
Maximum Offering Price (100%/(100%--Maximum Sales Charge) of
  net asset value adjusted to nearest cent) per share (Class A) . .       $ 10.29   $  11.02     $  10.51    $  10.27    $   9.99
                                                                          =======   ========     ========    ========    ========
Investments, at Cost  . . . . . . . . . . . . . . . . . . . . . . .       $56,256   $418,851     $191,699    $380,326    $458,047
                                                                          =======   ========     ========    ========    ========

__________

(a) Redemption price per Class B share varies based on length of time shares are held.


See notes to financial statements.

48

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-------------------------------------------------------------------------------
STATEMENTS OF ASSETS AND LIABILITIES                               JUNE 30, 1995


                                                                                       (Amounts in Thousands
                                                                                     except per share amounts)
                                                                  INTERMEDIATE                         KENTUCKY          OHIO
                                                                    TAX-FREE         TAX-FREE         MUNICIPAL        MUNICIPAL
                                                                      BOND             BOND              BOND            BOND
                                                                      FUND             FUND              FUND            FUND
                                                                  ------------       --------         ---------        ---------
ASSETS:
Investments, at value . . . . . . . . . . . . . . . . . . . . .      $207,008         $202,865          $40,954          $94,381
Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           202                                 2
Interest and dividends receivable . . . . . . . . . . . . . . .         3,782            3,366              630            1,145
Receivable from brokers for investments sold  . . . . . . . . .         8,912
Receivable for capital shares issued  . . . . . . . . . . . . .         1,023              617               16              160
Receivable from advisor . . . . . . . . . . . . . . . . . . . .            63               31               12               25
Deferred organization costs . . . . . . . . . . . . . . . . . .             1                9                                 6
Prepaid expenses and other assets . . . . . . . . . . . . . . .             1               92                                29
                                                                     --------         --------          -------          -------
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . .       220,992          206,980           41,614           95,746
                                                                     --------         --------          -------         -------
LIABILITIES:
Dividends payable . . . . . . . . . . . . . . . . . . . . . . .           806              858              134              336
Payable to brokers for investments purchased  . . . . . . . . .         2,073
Payable for capital shares redeemed . . . . . . . . . . . . . .             7               90                                51
Cash overdraft  . . . . . . . . . . . . . . . . . . . . . . . .                            217                                87
Accrued expenses and other payables:
     Investment advisory fees   . . . . . . . . . . . . . . . .           107               75               20               46
     Administration fees  . . . . . . . . . . . . . . . . . . .            30               28                6               13
     12b-1 fees (Class A)   . . . . . . . . . . . . . . . . . .             1                2                2                2
     12b-1 fees (Class B)   . . . . . . . . . . . . . . . . . .             1                6                                 2
     Other  . . . . . . . . . . . . . . . . . . . . . . . . . .             8                                35                1
                                                                     --------         --------          -------          -------
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . .         3,033            1,276              197              538
                                                                     --------         --------          -------          -------
NET ASSETS:
Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .       215,408          212,148           43,397           95,116
Undistributed net investment income . . . . . . . . . . . . . .            11               19                                 8
Accumulated undistributed net realized losses
  from investment transactions  . . . . . . . . . . . . . . . .          (534)          (5,574)          (1,779)          (3,713)
Net unrealized appreciation (depreciation) from investments . .         3,074             (889)            (201)           3,797
                                                                     --------         --------          -------          -------
NET ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . .      $217,959         $205,704          $41,417          $95,208
                                                                     ========         ========          =======          =======
Net assets
     Fiduciary  . . . . . . . . . . . . . . . . . . . . . . . .      $211,229         $185,916          $32,520          $79,993
     Class A  . . . . . . . . . . . . . . . . . . . . . . . . .         5,614           11,462            8,818           12,006
     Class B  . . . . . . . . . . . . . . . . . . . . . . . . .         1,116            8,326               79            3,209
                                                                     --------         --------          -------          -------
          Total   . . . . . . . . . . . . . . . . . . . . . . .      $217,959         $205,704          $41,417          $95,208
                                                                     ========         ========          =======          =======
Outstanding units of beneficial interest (shares)
     Fiduciary  . . . . . . . . . . . . . . . . . . . . . . . .        19,861           19,189            3,277            7,512
     Class A  . . . . . . . . . . . . . . . . . . . . . . . . .           528            1,179              888            1,124
     Class B  . . . . . . . . . . . . . . . . . . . . . . . . .           105              859                8              298
                                                                     ========         ========          =======          =======
          Total   . . . . . . . . . . . . . . . . . . . . . . .        20,494           21,227            4,173            8,934
                                                                     ========         ========          =======          =======
Net asset value
     Fiduciary--offering and redemption price per share   . . .      $  10.64         $   9.69          $  9.92          $ 10.65
                                                                     ========         ========          =======          =======
     Class A--redemption price per share  . . . . . . . . . . .      $  10.63         $   9.72          $  9.93          $ 10.68
                                                                     ========         ========          =======          =======
     Class B--offering price per share (a)  . . . . . . . . . .      $  10.65         $   9.69          $  9.87          $ 10.75
                                                                     ========         ========          =======          =======
Maximum Sales Charge (Class A)  . . . . . . . . . . . . . . . .          4.50%            4.50%           4.50%             4.50%
Maximum Offering Price (100%/(100%--Maximum Sales Charge)
  of net asset value adjusted to nearest cent)
  per share (Class A) . . . . . . . . . . . . . . . . . . . . .      $  11.13         $  10.18          $ 10.40          $ 11.18
                                                                     ========         ========          =======          =======
Investments, at Cost  . . . . . . . . . . . . . . . . . . . . .      $203,934         $203,754          $41,155          $90,584
                                                                     ========         ========          =======          =======

_____________

(a) Redemption price per Class B share varies based on length of time shares are held.

See notes to financial statements.

                                                                              49

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS                        FOR THE YEAR ENDED JUNE 30, 1995


                                                                                   (Amounts in Thousands)
                                                        GOVERNMENT   LIMITED VOLATILITY   INTERMEDIATE     GOVERNMENT     INCOME
                                                           ARM              BOND              BOND            BOND         BOND
                                                           FUND             FUND              FUND            FUND         FUND
                                                        ---------    ------------------   ------------     ----------     ------
INVESTMENT INCOME:
Interest income . . . . . . . . . . . . . . . . . . .      $5,104             $26,927         $10,292        $21,138      $37,375
                                                           ------             -------         -------        -------      -------
TOTAL INCOME  . . . . . . . . . . . . . . . . . . . .       5,104              26,927          10,292         21,138       37,375
                                                           ------             -------         -------        -------      -------
EXPENSES:
Investment advisory fees  . . . . . . . . . . . . . .         486               2,548             837          1,291        2,979
Administration fees . . . . . . . . . . . . . . . . .         149                 716             235            483          837
12b-1 fees (Class A)  . . . . . . . . . . . . . . . .          42                  47               7             14           18
12b-1 fees (Class B)  . . . . . . . . . . . . . . . .           1                  24                             13           12
12b-1 fees (Service)  . . . . . . . . . . . . . . . .                               1                                           2
Custodian and accounting fees . . . . . . . . . . . .          25                  77              66             65           96
Legal and audit fees  . . . . . . . . . . . . . . . .          27                  54              52             42           70
Organization costs  . . . . . . . . . . . . . . . . .           3                  14               1              3
Trustees' fees and expenses . . . . . . . . . . . . .           3                   8               7              6           10
Transfer agent fees . . . . . . . . . . . . . . . . .          40                  93              49             71           97
Registration and filing fees  . . . . . . . . . . . .          24                  44              79             84           59
Printing costs  . . . . . . . . . . . . . . . . . . .          17                  31              32             36           55
Other . . . . . . . . . . . . . . . . . . . . . . . .         118                  36              17             22           60
                                                           ------             -------         -------        -------      -------
Total expenses before waivers/reimbursements  . . . .         935               3,693           1,382          2,130        4,295
Less waivers/reimbursements . . . . . . . . . . . . .        (369)             (1,415)           (599)           (59)      (1,331)
                                                           ------             -------         -------        -------      -------
NET EXPENSES  . . . . . . . . . . . . . . . . . . . .         566               2,278             783          2,071        2,964
                                                           ------             -------         -------        -------      -------
Net Investment Income . . . . . . . . . . . . . . . .       4,538              24,649           9,509         19,067       34,411
                                                           ------             -------         -------        -------      -------
REALIZED/UNREALIZED GAINS FROM INVESTMENTS:
Net realized losses from investment
  transactions  . . . . . . . . . . . . . . . . . . .      (2,023)             (7,605)         (4,330)        (7,094)     (53,134)
Net change in unrealized appreciation from
  investments . . . . . . . . . . . . . . . . . . . .       1,410              14,800           7,307         16,133       68,445
                                                           ------             -------         -------        -------      -------
Net realized/unrealized gains (losses) from
  investments . . . . . . . . . . . . . . . . . . . .        (613)              7,195           2,977          9,039       15,311
                                                           ------             -------         -------        -------      -------
Change in net assets resulting from operations  . . .      $3,925             $31,844         $12,486        $28,106      $49,722
                                                           ======             =======         =======        =======      =======

See notes to financial statements.

50

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
STATEMENTS OF OPERATIONS


                                                                                    (Amounts in Thousands)
                                                          INTERMEDIATE       TAX-FREE                                OHIO MUNCIPAL
                                                          TAX-FREE BOND         BOND           KENTUCKY MUNCIPAL           BOND
                                                               FUND             FUND               BOND FUND               FUND
                                                          -------------      ---------     ----------------------    -------------
                                                               YEAR             YEAR         PERIOD       PERIOD           YEAR
                                                              ENDED            ENDED         ENDED         ENDED          ENDED
                                                             JUNE 30,         JUNE 30,      JUNE 30,    JANUARY 19,      JUNE 30,
                                                               1995             1995        1995(a)      1995(b)           1995
                                                          -------------      ---------      --------   ----------    -------------
INVESTMENT INCOME:
Interest income . . . . . . . . . . . . . . . . . . . .         $11,299        $11,882       $1,007        $2,876       $ 5,920
Dividend income . . . . . . . . . . . . . . . . . . . .              89             91           13
                                                                -------        -------       ------       -------       -------
TOTAL INCOME  . . . . . . . . . . . . . . . . . . . . .          11,388         11,973        1,020         2,876         5,920
                                                                -------        -------       ------       -------       -------
EXPENSES:
Investment advisory fees  . . . . . . . . . . . . . . .           1,198            819          112           272           602
Administration fees . . . . . . . . . . . . . . . . . .             337            307           32            78           171
12b-1 fees (Class A)  . . . . . . . . . . . . . . . . .              18             36           14                          45
12b-1 fees (Class B)  . . . . . . . . . . . . . . . . .               8             67                                       26
Custodian and accounting fees . . . . . . . . . . . . .              53             52            7            85            21
Legal and audit fees  . . . . . . . . . . . . . . . . .              33             25           13            31            18
Organization costs  . . . . . . . . . . . . . . . . . .               5              3                                        5
Trustees' fees and expenses . . . . . . . . . . . . . .               6              5            1             4             4
Transfer agent fees . . . . . . . . . . . . . . . . . .              54             51            6            40            48
Registration and filing fees  . . . . . . . . . . . . .              36             55            5            40            23
Printing costs  . . . . . . . . . . . . . . . . . . . .              23             25            1             8            21
Other . . . . . . . . . . . . . . . . . . . . . . . . .              12              5            8             9             8
                                                                -------        -------       ------       -------       -------
Total expenses before waivers/reimbursements  . . . . .           1,783          1,450          199           567           992
Less waivers/reimbursements . . . . . . . . . . . . . .            (705)          (342)         (65)           (9)         (354)
                                                                -------        -------       ------       -------       -------
NET EXPENSES  . . . . . . . . . . . . . . . . . . . . .           1,078          1,108          134           558           638
                                                                -------        -------       ------       -------       -------
Net Investment Income . . . . . . . . . . . . . . . . .          10,310         10,865          886         2,318         5,282
                                                                -------        -------       ------       -------       -------
REALIZED/UNREALIZED GAINS (LOSSES) FROM
INVESTMENTS:
Net realized gains (losses) from investment
  transactions  . . . . . . . . . . . . . . . . . . . .           1,387         (3,212)        (447)       (1,331)       (3,290)
Net change in unrealized appreciation (depreciation)
  from investments  . . . . . . . . . . . . . . . . . .           1,623          3,441        2,403        (4,798)        3,601
                                                                -------        -------       ------       -------       -------
Net realized/unrealized gains (losses) from
  investments . . . . . . . . . . . . . . . . . . . . .           3,010            229        1,956        (6,129)          311
                                                                -------        -------       ------       -------       -------
Change in net assets resulting from operations  . . . .         $13,320        $11,094       $2,842       $(3,811)      $ 5,593
                                                                =======        =======       ======       =======       =======

__________

(a) For the period from January 20, 1995 (date merged) to June 30, 1995.
(b) For the period from February 1, 1994 to January 19, 1995. Audited by other auditors.

See notes to financial statements.

                                                                              51

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS



                                                                                   (Amounts in Thousands)
                                                           GOVERNMENT                     LIMITED             INTERMEDIATE
                                                            ARM FUND                  VOLATILITY FUND           BOND FUND
                                                     ----------------------      ----------------------    -------------------
                                                       YEAR           YEAR          YEAR          YEAR       YEAR        YEAR
                                                      ENDED          ENDED         ENDED          ENDED     ENDED        ENDED
                                                     JUNE 30,       JUNE 30,      JUNE 30,      JUNE 30,    JUNE 30,    JUNE 30,
                                                       1995           1994          1995          1994       1995        1994
                                                     --------      --------      ---------      --------   --------    --------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income  . . . . . . . . . . . .  $   4,538     $   7,719     $  24,649      $  22,966   $ 9,509     $  4,128
     Net realized gains (losses) from
       investment transactions  . . . . . . . . . .     (2,023)       (1,333)       (7,605)         1,112    (4,330)         114
     Net change in unrealized appreciation
      (depreciation) from investments . . . . . . .      1,410        (2,124)       14,800        (21,743)    7,307       (5,861)
                                                     ---------     ---------     ---------      ---------  --------     --------
Change in net assets resulting from operations  . .      3,925         4,262        31,844          2,335    12,486       (1,619)
                                                     ---------     ---------     ---------      ---------  --------     --------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
     From net investment income   . . . . . . . . .     (3,574)       (7,330)      (23,512)       (22,114)   (9,373)      (4,074)
     In excess of net investment income   . . . . .       (222)         (370)         (107)          (258)
     From net realized gains from investment
       transactions   . . . . . . . . . . . . . . .                                                (3,186)                  (110)
     In excess of net realized gains from
       investment transactions  . . . . . . . . . .                      (48)
                                                                                                                            (515)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
     From net investment income   . . . . . . . . .       (554)         (430)         (732)          (866)     (136)
     In excess of net investment income   . . . . .        (12)          (37)          (16)           (21)
     From net realized gains from investment
       transactions   . . . . . . . . . . . . . . .                                                   (61)
     In excess of net realized gains from
       investment transactions  . . . . . . . . . .                       (3)                         (65)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
     From net investment income   . . . . . . . . .         (5)                       (121)           (17)       (1)
    (1)
     In excess of net investment income   . . . . .                                                    (1)
     From net realized gains from investment
       transactions . . . . . . . . . . . . . . . .                                                    (3)
DISTRIBUTIONS TO SERVICE SHAREHOLDERS:
     From net investment income   . . . . . . . . .                                     (3)
                                                     ---------     ---------     ---------      ---------  --------     --------
Change in net assets from shareholder
  distributions . . . . . . . . . . . . . . . . . .     (4,367)       (8,218)      (24,491)       (26,592)   (9,510)      (4,699)
                                                     ---------     ---------     ---------      ---------  --------     --------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued  . . . . . . . . .     35,084       277,604       157,468        231,080   126,318       91,042
     Proceeds from shares issued in connection
       with acquisition   . . . . . . . . . . . . .                                                          39,916
     Dividends reinvested   . . . . . . . . . . . .      1,806         4,985         8,292         12,026     2,748        3,185
     Cost of shares redeemed  . . . . . . . . . . .   (139,268)     (277,491)     (211,545)      (167,788)  (74,018)     (33,678)
                                                     ---------     ---------     ---------      ---------  --------     --------
Change in net assets from share transactions  . . .   (102,378)        5,098       (45,785)        75,318    94,964       60,549
                                                     ---------     ---------     ---------      ---------  --------     --------
Change in net assets  . . . . . . . . . . . . . . .   (102,820)        1,142       (38,432)        51,061    97,940       54,231
NET ASSETS:
     Beginning of period  . . . . . . . . . . . . .    158,661       157,519       464,600        413,539    98,483       44,252
                                                     ---------     ---------     ---------      ---------  --------     --------
     End of period  . . . . . . . . . . . . . . . .  $  55,841     $ 158,661     $ 426,168      $ 464,600  $196,423     $ 98,483
                                                     =========     =========     =========      =========  ========     ========
SHARE TRANSACTIONS:
     Issued   . . . . . . . . . . . . . . . . . . .      3,568        27,779        15,271         22,219    12,678        8,975
     Issued in connection with acquisition  . . . .                                                           4,204
     Reinvested   . . . . . . . . . . . . . . . . .        183           500           803          1,126       282          311
     Redeemed   . . . . . . . . . . . . . . . . . .    (14,185)      (27,871)      (20,592)       (16,425)   (7,677)      (3,370)
                                                     =========     =========     =========      =========  ========     ========
Change in shares  . . . . . . . . . . . . . . . . .    (10,434)          408        (4,518)         6,920     9,487        5,916
                                                     =========     =========     =========      =========  ========     ========
Undistributed (distributions in excess of) net
  investment income included in net assets:
      End of period . . . . . . . . . . . . . . . .  $    (236)    $    (407)    $    (122)     $    (280)  $   116     $    117
                                                     =========     =========     =========      =========  ========     ========


See notes to financial statements.

52

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS



                                                                                   (Amounts in Thousands)
                                                            GOVERNMENT                       INCOME            INTERMEDIATE TAX-
                                                             BOND FUND                      BOND FUND           FREE BOND FUND
                                                      ----------------------        -----------------------   ------------------
                                                        YEAR           YEAR           YEAR            YEAR      YEAR       YEAR
                                                       ENDED           ENDED          ENDED          ENDED      ENDED      ENDED
                                                      JUNE 30,       JUNE 30,       JUNE 30,        JUNE 30,  JUNE 30,   JUNE 30,
                                                        1995           1994           1995            1994      1995       1994
                                                      -------        -------        -------         -------   -------    -------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income  . . . . . . . . . . . .  $  19,067        $  7,246     $  34,411       $  29,584  $ 10,310   $  8,948
     Net realized gains (losses) from investment
       transactions . . . . . . . . . . . . . . . .     (7,094)         (5,368)      (53,134)         21,041     1,387       (921)
     Net change in unrealized appreciation
      (depreciation) from investments   . . . . . .     16,133          (8,621)       68,445         (65,174)    1,623     (8,701)
                                                     ---------        --------     ---------       ---------  --------   --------
Change in net assets resulting from operations  . .     28,106          (6,743)       49,722         (14,549)   13,320       (674)
                                                     ---------        --------     ---------       ---------  --------   --------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
     From net investment income   . . . . . . . . .    (18,433)         (7,169)      (33,925)        (29,231)   (9,992)    (8,904)
     In excess of net investment income   . . . . .       (300)           (305)          (61)                                 (12)
     From net realized gains from investment
       transactions   . . . . . . . . . . . . . . .                                                  (25,188)                (117)
     In excess of net realized gains from
       investment transactions  . . . . . . . . . .                       (219)       (2,306)                              (1,862)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
     From net investment income   . . . . . . . . .       (247)            (70)         (338)           (339)     (237)      (276)
     In excess of net investment income   . . . . .         (4)             (3)          (11)                      (11)       (12)
     From net realized gains from investment
       transactions   . . . . . . . . . . . . . . .                                                     (293)
     In excess of net realized gains from
       investment transactions  . . . . . . . . . .                         (2)          (24)                                 (71)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
     From net investment income   . . . . . . . . .        (76)             (8)          (73)             (4)      (35)        (6)
     In excess of net realized gains from
       investment transactions  . . . . . . . . . .                                       (5)             (3)                  (5)
DISTRIBUTIONS TO SERVICE SHAREHOLDERS:
     From net investment income   . . . . . . . . .                                      (11)             (1)
     In excess of net realized gains from
       investment transactions  . . . . . . . . . .                                       (1)
                                                     ---------        --------     ---------       ---------  --------   --------
Change in net assets from shareholder
  distributions . . . . . . . . . . . . . . . . . .    (19,060)         (7,776)      (36,755)        (55,059)  (10,275)   (11,265)
                                                     ---------        --------     ---------       ---------  --------   --------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued  . . . . . . . . .    175,681         215,599       147,583         282,007    76,973     82,075
     Proceeds from shares issued in connection
       with acquisition   . . . . . . . . . . . . .     96,760
     Dividends reinvested   . . . . . . . . . . . .      7,435           3,267        17,360          29,656     1,337      2,283
     Cost of shares redeemed  . . . . . . . . . . .   (110,491)        (45,301)     (261,301)       (166,212)  (52,112)   (55,672)
                                                     ---------        --------     ---------       ---------  --------   --------
Change in net assets from share transactions  . . .    169,385         173,565       (96,358)        145,451    26,198     28,686
                                                     ---------        --------     ---------       ---------  --------   --------
Change in net assets  . . . . . . . . . . . . . . .    178,431         159,046       (83,391)         75,843    29,243     16,747
NET ASSETS:
     Beginning of period  . . . . . . . . . . . . .    212,038          52,992       566,198         490,355   188,716    171,969
                                                     ---------        --------     ---------       ---------  --------   --------
     End of period  . . . . . . . . . . . . . . . .  $ 390,469        $212,038     $ 482,807       $ 566,198  $217,959   $188,716
                                                     =========        ========     =========       =========  ========   ========
SHARE TRANSACTIONS:
     Issued   . . . . . . . . . . . . . . . . . . .     17,640          21,771        16,030          27,809     7,387      7,387
     Issued in connection with acquisition  . . . .     10,564
     Reinvested   . . . . . . . . . . . . . . . . .        789             334         1,893           3,250       128        207
     Redeemed   . . . . . . . . . . . . . . . . . .    (11,871)         (4,642)      (28,705)        (16,706)   (5,012)    (5,033)
                                                     =========        ========     =========       =========  ========   ========
Change in shares  . . . . . . . . . . . . . . . . .     17,122          17,463       (10,782)         14,353     2,503      2,561
                                                     =========        ========     =========       =========  ========   ========
Undistributed (distributions in excess of)
  net investment income included in net assets:
      End of period . . . . . . . . . . . . . . . .  $    (302)       $   (309)    $     (71)      $     (63) $     11   $    (24)
                                                     =========        ========     =========       =========  ========   ========

See notes to financial statements.

                                                                              53

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-------------------------------------------------------------------------------
STATEMENTS OF CHANGES IN NET ASSETS


                                                                                    (Amounts in Thousands)
                                                                    TAX-FREE
                                                                    BOND FUND              KENTUCKY MUNICIPAL BOND FUND
                                                              -------------------    --------------------------------------
                                                                 YEAR       YEAR        PERIOD       PERIOD       PERIOD
                                                                 ENDED      ENDED       ENDED         ENDED       ENDED
                                                               JUNE 30,   JUNE 30,     JUNE 30,    JANUARY 19,  JANUARY 31,
                                                                 1995       1994       1995 (a)    1995 (b)(d)  1994 (c)(d)
                                                              --------    -------      -------     ----------   -----------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income  . . . . . . . . . . . . . . . .   $ 10,865    $  6,633     $    886     $  2,318     $  1,806
     Net realized gains (losses) from investment
       transactions . . . . . . . . . . . . . . . . . . . .     (3,212)     (2,122)        (447)      (1,331)          (1)
     Net change in unrealized appreciation
       (depreciation) from investments  . . . . . . . . . .      3,441      (4,463)       2,403       (4,798)       2,194
                                                              --------    --------     --------     --------     --------
Change in net assets resulting from operations  . . . . . .     11,094          48        2,842       (3,811)       3,999
                                                              --------    --------     --------     --------     --------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
     From net investment income   . . . . . . . . . . . . .     (9,899)     (6,155)        (704)      (2,409)      (1,715)
     In excess of net investment income   . . . . . . . . .                    (11)
     In excess of net realized gains from investment
       transactions  . . . . . . . . . . . . . . . . . . . .                  (344)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
     From net investment income   . . . . . . . . . . . . .       (593)       (441)        (182)
     In excess of net investment income   . . . . . . . . .
     In excess of net realized gains from investment
       transactions  . . . . . . . . . . . . . . . . . . . .                   (25)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
     From net investment income   . . . . . . . . . . . . .       (343)        (42)
     In excess of net investment income   . . . . . . . . .
     In excess of net realized gains from investment
       transactions  . . . . . . . . . . . . . . . . . . . .                    (2)
                                                              --------    --------     --------     --------     --------
Change in net assets from shareholder distributions . . . .    (10,835)     (7,020)        (886)      (2,409)      (1,715)
                                                              --------    --------     --------     --------     --------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued  . . . . . . . . . . . . .     92,292     158,490       13,688       12,790       71,308
     Dividends reinvested   . . . . . . . . . . . . . . . .      1,490       1,301          117          340          152
     Cost of shares redeemed  . . . . . . . . . . . . . . .    (56,680)    (29,359)     (16,297)     (29,620)      (9,081)
                                                              --------    --------     --------     --------     --------
Change in net assets from share transactions  . . . . . . .     37,102     130,432       (2,492)     (16,490)      62,379
                                                              --------    --------     --------     --------     --------
Change in net assets  . . . . . . . . . . . . . . . . . . .     37,361     123,460         (536)     (22,710)      64,663
NET ASSETS:
     Beginning of period  . . . . . . . . . . . . . . . . .    168,343      44,883       41,953       64,663
                                                              --------    --------     --------     --------     --------
     End of period  . . . . . . . . . . . . . . . . . . . .   $205,704    $168,343     $ 41,417     $ 41,953     $ 64,663
                                                              ========    ========     ========     ========     ========
SHARE TRANSACTIONS:
     Issued   . . . . . . . . . . . . . . . . . . . . . . .      9,619      15,823        1,341        1,300        7,061
     Reinvested   . . . . . . . . . . . . . . . . . . . . .        155         131           12           35           15
     Redeemed   . . . . . . . . . . . . . . . . . . . . . .     (5,967)     (2,973)      (1,602)      (3,103)        (886)
                                                              ========    ========     ========     ========     ========
Change in shares  . . . . . . . . . . . . . . . . . . . . .      3,807      12,981         (249)      (1,768)       6,190
                                                              ========    ========     ========     ========     ========
Undistributed (distributions in excess of) net
  investment income included in net assets:
     End of period  . . . . . . . . . . . . . . . . . . . .   $     19    $    (11)    $            $            $     91
                                                              ========    ========     ========     ========     ========

                                                               (Amounts in Thousands)
                                                                  OHIO MUNICIPAL
                                                                      BOND FUND
                                                               ---------------------
                                                                 YEAR          YEAR
                                                                 ENDED         ENDED
                                                                JUNE 30,      JUNE 30,
                                                                 1995          1994
                                                               --------      --------
FROM INVESTMENT ACTIVITIES:
OPERATIONS:
     Net investment income  . . . . . . . . . . . . . . . .   $  5,282     $  5,084
     Net realized gains (losses) from investment
       transactions  . . . . . . . . . . . . . . . . . . .      (3,290)        (337)
     Net change in unrealized appreciation
       (depreciation from investments . . . . . . . . . . .      3,601       (5,278)
                                                              --------     --------
Change in net assets resulting from operations  . . . . . .      5,593         (531)
                                                              --------     --------
DISTRIBUTIONS TO FIDUCIARY SHAREHOLDERS:
     From net investment income   . . . . . . . . . . . . .     (4,520)      (4,378)
     In excess of net investment income   . . . . . . . . .
     In excess of net realized gains from investment
       transactions  . . . . . . . . . . . . . . . . . . .                     (170)
DISTRIBUTIONS TO CLASS A SHAREHOLDERS:
     From net investment income   . . . . . . . . . . . . .       (627)        (722)
     In excess of net investment income   . . . . . . . . .        (22)         (22)
     In excess of net realized gains from investment
       transactions  . . . . . . . . . . . . . . . . . . .                      (28)
DISTRIBUTIONS TO CLASS B SHAREHOLDERS:
     From net investment income   . . . . . . . . . . . . .       (112)         (17)
     In excess of net investment income   . . . . . . . . .         (1)          (1)
     In excess of net realized gains from investment
       transactions   . . . . . . . . . . . . . . . . . . .                      (1)
                                                              --------     --------
Change in net assets from shareholder distributions . . . .     (5,282)      (5,339)
                                                              --------     --------
CAPITAL TRANSACTIONS:
     Proceeds from shares issued  . . . . . . . . . . . . .     12,266       45,878
     Dividends reinvested   . . . . . . . . . . . . . . . .        870          942
     Cost of shares redeemed  . . . . . . . . . . . . . . .    (28,426)     (18,647)
                                                              --------     --------
Change in net assets from share transactions  . . . . . . .    (15,290)      28,173
                                                              --------     --------
Change in net assets  . . . . . . . . . . . . . . . . . . .    (14,979)      22,303
NET ASSETS:
     Beginning of period  . . . . . . . . . . . . . . . . .    110,187       87,884
                                                              --------     --------
     End of period  . . . . . . . . . . . . . . . . . . . .   $ 95,208     $110,187
                                                              ========     ========
SHARE TRANSACTIONS:
     Issued   . . . . . . . . . . . . . . . . . . . . . . .      1,160        4,108
     Reinvested   . . . . . . . . . . . . . . . . . . . . .         82           86
     Redeemed   . . . . . . . . . . . . . . . . . . . . . .     (2,717)      (1,691)
                                                              ========     ========
Change in shares  . . . . . . . . . . . . . . . . . . . . .     (1,475)       2,503
                                                              ========     ========
Undistributed (distributions in excess of) net
  investment income included in net assets:
     End of period  . . . . . . . . . . . . . . . . . . . .   $      8     $      8
                                                              ========     ========


_______________

(a) For the period from January 20, 1995 (date merged) to June 30, 1995.

(b) For the period from February 1, 1994 to January 19, 1995.

(c) For the period from March 12, 1993 (date of initial public investment) to January 31, 1994.

(d) Audited by other auditors. Prior to January 20, 1995, the Kentucky Municipal Bond Fund Shares were unclassified.

See notes to financial statements.

54

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS                                     JUNE 30, 1995


1.      ORGANIZATION:

        The One Group (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified, open-end investment company established as a Massachusetts business trust. The Trust is registered to offer five classes of shares: Fiduciary, Class A, Class B, Institutional, and Service. The Trust currently offers twenty-four funds. The accompanying financial statements and financial highlights are those of the Government ARM Fund, the Limited Volatility Bond Fund, the Intermediate Bond Fund, the Government Bond Fund, the Income Bond Fund, the Intermediate Tax-Free Bond Fund, the Tax-Free Bond Fund, the Kentucky Municipal Bond Fund, and the Ohio Municipal Bond Fund (individually, a "Fund"; collectively, the "Funds") only. During the year ended June 30, 1995, The One Group Short-Term Global Bond Fund ceased operations.

2.      SIGNIFICANT ACCOUNTING POLICIES:

        The following is a summary of significant accounting policies in conformity with generally accepted accounting principles consistently followed by the Trust in the preparation of its financial statements.


            SECURITY VALUATION

            Corporate debt securities and debt securities of U.S. issuers (other than short-term investments maturing in 60 days or less), including municipal securities, are valued on the basis of valuations provided by dealers or by an independent pricing service approved by the Board of Trustees. Short-term investments maturing in 60 days or less are valued at amortized cost, which approximates market value. Investments for which there are no such quotations or valuations are valued at fair value as determined in good faith by the investment advisor under the direction of the Board of Trustees. Futures contracts are valued at the settlement price established each day by the board of trade or an exchange on which they are traded. Options traded on an exchange are valued using the last sale price or, in the absence of a sale, the last offering price. Options traded over-the-counter are valued using dealer-supplied valuations.

            REPURCHASE AGREEMENTS

            Each Fund may invest in repurchase agreements with institutions that the Fund's investment advisor has determined are creditworthy. Each repurchase agreement is recorded at cost. The Fund requires that the securities purchased in a repurchase transaction be transferred to the custodian in a manner sufficient to enable the Fund to obtain those securities in the event of a counterparty default. The seller, under the repurchase agreement, is required to maintain the value of the securities held at not less than the repurchase price, including accrued interest.

            WRITTEN OPTIONS

            The Funds may write covered call or put options for which premiums received are recorded as liabilities and are subsequently adjusted to the current value of the options written. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options which are exercised or are closed are offset against the proceeds received or amount paid on the transaction to determine realized gain or loss.

            FUTURES CONTRACTS

            The Funds may enter into futures contracts for the delayed delivery of securities at a fixed price at some future date or the change in the value of a specified financial index over a predetermined time period. Cash or



Continued

                                                                              55

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


            securities are deposited with brokers in order to maintain a position. Subsequent payments made or received by the fund based on the daily change in the market value of the position are recorded as unrealized gain or loss until the contract is closed out, at which time the gain or loss is realized.

            INDEXED SECURITIES

            The Funds may invest in indexed securities whose value is linked either directly or inversely to changes in foreign currencies, interest rates, commodities, indices or other reference instruments. Indexed securities may be more volatile than the referenced instrument itself, but any loss is limited to the amount of the original investment.

            MORTGAGE ROLLS

            The Funds may enter into mortgage "dollar rolls" in which the Fund sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the mortgage-backed securities. The Fund is compensated by fee income, for the difference between the current sales price and the lower forward price for the future purchase.

            SECURITY TRANSACTIONS AND RELATED INCOME

            Security transactions are accounted for on a trade date basis. Net realized gains or losses on sales of securities are determined on the specific identification cost method. Interest income and expenses are recognized on the accrual basis. Interest income, including any discount or premium, is accrued as earned using the effective interest method.

            EXPENSES

            Expenses directly attributable to a Fund are charged directly to that Fund, while the expenses which are attributable to more than one fund of the Trust are allocated among the respective Funds. Each class of shares bears its pro-rata portion of expenses attributable to its series, except that each class separately bears expenses related specifically to that class such as distribution fees.

            DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

            Dividends from net investment income are declared daily and paid monthly for each Fund. Net realized capital gains, if any, are distributed at least annually. Dividends are declared separately for each class. No class has preferential dividend rights; differences in per share dividend rates are generally due to differences in separate class expenses.

            Net investment income and net capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are due primarily to differing treatments for mortgage-backed securities, expiring capital loss carryforwards, and deferrals of certain losses.

            ORGANIZATION COSTS

            Costs incurred by the Trust in connection with its organization, including the fees and expenses of registering and qualifying its shares for distribution have been deferred and are being amortized using the straight-line method over a period of five years beginning with the commencement of each Fund's operations. All such costs have been allocated among the funds of the Trust pro-rata, based on the relative net assets of each fund. In the event that any of the initial shares are redeemed during such period by any holder thereof, the related


Continued

56

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995



            fund will be reimbursed by such holder for any unamortized organization costs in the proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption.

            FEDERAL INCOME TAXES

            The Trust treats each Fund as a separate entity for Federal income tax purposes. Each Fund intends to qualify or to continue to qualify as a regulated investment company by complying with the provisions available to certain investment companies as defined in applicable sections of the Internal Revenue Code, and to make distributions of net investment income and net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

            RECLASSIFICATIONS:

            Certain reclassifications have been made to the 1994 financial statements and financial highlights in order to conform to the 1995 presentation.

3.      SHARES OF BENEFICIAL INTEREST:

        The Trust is authorized to issue an unlimited number of shares of beneficial interest, with no par value which may, without shareholder approval, be divided into an unlimited number of series of such shares and any series may be classified or reclassified into one or more classes. Currently, shares of the Trust are registered to be offered through thirty series and five classes: Fiduciary, Class A, Class B, Institutional and Service. The Service Shares commenced offering on January 17, 1994 when they were designated as "Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. During the year ended June 30, 1995, Service Shares transferred to Class A Shares, and as of June 30, 1995, there were no shareholders in the Service Class. Shareholders are entitled to one vote for each full share held and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees has determined that the matter to be voted on affects only the interest of shareholders of a particular class or series. The following is a summary of transactions in Fund shares for the fiscal years ending June 30, 1995 and 1994:



Continued

                                                                              57

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


                                            (Amounts in Thousands)

                                                       GOVERNMENT ARM        LIMITED VOLATILITY BOND    INTERMEDIATE BOND
                                                            FUND                      FUND                    FUND
                                                   ----------------------    ----------------------   ---------------------
                                                     YEAR         YEAR          YEAR        YEAR         YEAR       YEAR
                                                     ENDED        ENDED        ENDED        ENDED        ENDED      ENDED
                                                    JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,    JUNE 30,
                                                     1995         1994          1995        1994         1995        1994
                                                   ---------    ---------    ---------    ---------    ---------   --------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
  Proceeds from shares issued  . . . . . . . . .   $  34,868    $ 259,931    $ 152,849    $ 220,728    $ 125,119   $ 91,042
  Proceeds from shares issued in
   connection with acquisition   . . . . . . . .                                                          35,113
  Dividends reinvested   . . . . . . . . . . . .       1,732        4,833        7,661       11,169        2,663      3,185
  Shares redeemed  . . . . . . . . . . . . . . .    (124,793)    (275,937)    (204,209)    (158,990)     (73,001)   (33,678)
                                                   ---------    ---------    ---------    ---------    ---------   --------
  Change in net assets from Fiduciary
   share transactions  . . . . . . . . . . . . .   $ (88,193)   $ (11,173)   $ (43,699)   $  72,907    $  89,894   $ 60,549
                                                   =========    =========    =========    =========    =========   ========

CLASS A SHARES:
     Proceeds from shares issued . . . . . . . .   $      70    $  17,658    $   3,343    $   8,316    $     934
     Proceeds from shares issued in
      connection with acquisition  . . . . . . .                                                           4,803
     Dividends reinvested  . . . . . . . . . . .          70          152          518          836           84
     Shares redeemed . . . . . . . . . . . . . .     (14,471)      (1,554)      (6,811)      (8,761)      (1,016)
                                                   ---------    ---------    ---------    ---------    ---------   --------
     Change in net assets from
      Class A share transactions . . . . . . . .    $(14,331)   $  16,256    $  (2,950)   $     391    $   4,805
                                                    ========    =========    =========    =========    =========   ========


CLASS B SHARES:
     Proceeds from shares issued . . . . . . . .    $    146    $      15    $   1,164    $   2,020    $     265
     Dividends reinvested  . . . . . . . . . . .           4                       110           21            1
     Shares redeemed . . . . . . . . . . . . . .          (4)                     (391)         (37)          (1)
                                                   ---------    ---------    ---------    ---------    ---------   --------
     Change in net assets from
      Class B share transactions . . . . . . . .    $    146           15    $     883    $   2,004    $     265
                                                   =========    =========    =========    =========    =========   ========


SERVICE SHARES:
     Proceeds from shares issued . . . . . . . .                             $     112    $      16
     Dividends reinvested  . . . . . . . . . . .                                     3
     Shares redeemed . . . . . . . . . . . . . .                                  (134)
                                                   ---------    ---------    ---------    ---------    ---------   --------
     Change in net assets from
      Service share transactions . . . . . . . .                             $     (19)   $      16
                                                   =========    =========    =========    =========    =========   ========

SHARE TRANSACTIONS:
FIDUCIARY SHARES:
     Issued  . . . . . . . . . . . . . . . . . .       3,545       26,011       14,826       21,244       12,567      8,975
     Issued in connection with acquisition . . .                                                           3,700
     Reinvested  . . . . . . . . . . . . . . . .         176          485          742        1,046          274        311
     Redeemed  . . . . . . . . . . . . . . . . .     (12,706)     (27,715)     (19,884)     (15,589)      (7,573)    (3,370)
                                                   ---------    ---------    ---------    ---------    ---------   --------
     Change in Fiduciary Shares  . . . . . . . .      (8,985)      (1,219)      (4,316)       6,701        8,968      5,916
                                                   =========    =========    =========    =========    =========   ========

CLASS A SHARES:
     Issued  . . . . . . . . . . . . . . . . . .           8        1,767          323          783           84
     Issued in connection with acquisition . . .                                                             504
     Reinvested  . . . . . . . . . . . . . . . .           7           15           50           78            8
     Redeemed  . . . . . . . . . . . . . . . . .      (1,479)        (156)        (658)        (834)        (104)
                                                   ---------    ---------    ---------    ---------    ---------   --------
     Change in Class A Shares  . . . . . . . . .      (1,464)       1,626         (285)          27          492
                                                   =========    =========    =========    =========    =========   ========


CLASS B SHARES:
     Issued  . . . . . . . . . . . . . . . . . .          15            1          111          191           27
     Reinvested  . . . . . . . . . . . . . . . .                                    11            2
     Redeemed  . . . . . . . . . . . . . . . . .                                   (38)          (2)
                                                   ---------    ---------    ---------    ---------    ---------   --------
     Change in Class B Shares  . . . . . . . . .          15            1           84          191           27
                                                   =========    =========    =========    =========    =========   ========


SERVICE SHARES:
     Issued  . . . . . . . . . . . . . . . . . .                                    11            1
     Reinvested  . . . . . . . . . . . . . . . .
     Redeemed  . . . . . . . . . . . . . . . . .                                   (12)
                                                   ---------    ---------    ---------    ---------    ---------   --------
     Change in Service Shares  . . . . . . . . .                                    (1)           1
                                                   =========    =========    =========    =========    =========   ========


Continued

58

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995




                                          (Amounts in Thousands)

                                                                                                         INTERMEDIATE TAX-
                                                     GOVERNMENT BOND FUND        INCOME BOND FUND          FREE BOND FUND
                                                    ----------------------    ----------------------   --------------------
                                                      YEAR         YEAR         YEAR         YEAR        YEAR       YEAR
                                                      ENDED        ENDED        ENDED        ENDED       ENDED      ENDED
                                                     JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,    JUNE 30,    JUNE 30,
                                                      1995         1994          1995        1994         1995       1994
                                                    ---------    ---------    ---------    ---------    --------   --------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
     Proceeds from shares issued  . . . . . . . .   $ 170,196    $ 213,545    $ 142,061    $ 279,907    $ 74,654   $ 78,806
     Proceeds from shares issued in
      connection with acquisition   . . . . . . .      92,808
     Dividends reinvested   . . . . . . . . . . .       7,203        3,207       17,045       29,164       1,137      2,020
     Shares redeemed  . . . . . . . . . . . . . .    (108,841)     (44,860)    (257,754)    (163,478)    (50,142)   (53,168)
                                                    ---------    ---------    ---------    ---------    --------   --------
     Change in net assets from
      Fiduciary share transactions  . . . . . . .   $ 161,366    $ 171,892    $ (98,648)   $ 145,593    $ 25,649   $ 27,658
                                                    =========    =========    =========    =========    ========   ========


CLASS A SHARES:
     Proceeds from shares issued  . . . . . . . .   $   3,603    $   1,320    $   3,989    $   1,263    $  1,577   $  2,657
     Proceeds from shares issued in
      connection with acquisition   . . . . . . .       3,952
     Dividends reinvested   . . . . . . . . . . .         178           54          260          484         176        258
     Shares redeemed  . . . . . . . . . . . . . .      (1,509)        (389)      (2,993)      (2,695)     (1,755)    (2,457)
                                                    ---------    ---------    ---------    ---------    --------   --------
     Change in net assets from
      Class A share transactions  . . . . . . . .   $   6,224    $     985    $   1,256    $    (948)   $     (2)   $   458
                                                    =========    =========    =========    =========    ========   ========


CLASS B SHARES:
     Proceeds from shares issued  . . . . . . . .   $   1,870         $734    $   1,213    $     778    $    742    $   612
     Dividends reinvested   . . . . . . . . . . .          54            6           43            7          24          5
     Shares redeemed  . . . . . . . . . . . . . .        (129)         (52)        (151)         (39)       (215)       (47)
                                                    ---------    ---------    ---------    ---------    --------   --------
     Change in net assets from
      Class B share transactions  . . . . . . . .   $   1,795         $688    $   1,105    $     746    $    551    $   570
                                                    =========    =========    =========    =========    ========   ========


SERVICE SHARES:
     Proceeds from shares issued  . . . . . . . .   $      12                 $     320    $      59
     Dividends reinvested   . . . . . . . . . . .                                    12            1
     Shares redeemed  . . . . . . . . . . . . . .         (12)                     (403)
                                                    ---------    ---------    ---------    ---------    --------   --------
     Change in net assets from
      Service share transactions  . . . . . . . .   $       0                 $     (71)   $      60
                                                    =========    =========    =========    =========    ========   ========
SHARE TRANSACTIONS:
FIDUCIARY SHARES:
     Issued   . . . . . . . . . . . . . . . . . .      17,086       21,565       15,438       27,595       7,168      7,094
     Issued in connection with acquisition  . . .      10,133
     Reinvested   . . . . . . . . . . . . . . . .         764          328        1,859        3,200         109        183
     Redeemed   . . . . . . . . . . . . . . . . .     (11,695)      (4,598)     (28,323)     (16,429)     (4,824)    (4,806)
                                                    ---------    ---------    ---------    ---------    --------   --------
     Change in Fiduciary Shares   . . . . . . . .      16,288       17,295      (11,026)      14,366       2,453      2,471
                                                    =========    =========    =========    =========    ========   ========


CLASS A SHARES:
     Issued   . . . . . . . . . . . . . . . . . .         359          131          427          127         148        238
     Issued in connection with acquisition  . . .         431
     Reinvested   . . . . . . . . . . . . . . . .          19            5           28           49          17         23
     Redeemed   . . . . . . . . . . . . . . . . .        (161)         (38)        (323)        (273)       (167)      (223)
                                                    ---------    ---------    ---------    ---------     -------   --------
     Change in Class A Shares   . . . . . . . . .         648           98          132          (97)         (2)        38
                                                    =========    =========    =========    =========    ========   ========


CLASS B SHARES:
     Issued   . . . . . . . . . . . . . . . . . .         194           75          130           81          71         55
     Reinvested   . . . . . . . . . . . . . . . .           6            1            5            1           2          1
     Redeemed   . . . . . . . . . . . . . . . . .         (14)          (6)         (17)          (4)        (21)        (4)
                                                    ---------    ---------    ---------    ---------    --------   --------
     Change in Class B Shares   . . . . . . . . .         186           70          118           78          52         52
                                                    =========    =========    =========    =========    ========   ========


SERVICE SHARES:
     Issued   . . . . . . . . . . . . . . . . . .           1                        35            6
     Reinvested   . . . . . . . . . . . . . . . .                                     1
     Redeemed   . . . . . . . . . . . . . . . . .          (1)                      (42)
                                                     --------    ---------    ---------    ---------    --------   --------

     Change in Service Shares   . . . . . . . . .           0                        (6)           6
                                                    =========    =========    =========    =========    ========   ========

Continued
                                                                              59
                                    B-241

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995

                                           (Amounts in Thousands)

                                                                                                              OHIO MUNICIPAL
                                              TAX-FREE BOND FUND         KENTUCKY MUNICIPAL BOND FUND            BOND FUND
                                             ---------------------    -----------------------------------  --------------------
                                               YEAR         YEAR      PERIOD      PERIOD       PERIOD        YEAR        YEAR
                                              ENDED        ENDED       ENDED       ENDED        ENDED       ENDED       ENDED
                                             JUNE 30,     JUNE 30,    JUNE 30,   JANUARY 19,  JANUARY 31,   JUNE 30,    JUNE 30,
                                               1995         1994      1995(a)    1995(b)(d)   1994(c)(d)     1995        1994
                                             --------    ---------    --------   -----------  -----------  --------    --------
CAPITAL TRANSACTIONS:
FIDUCIARY SHARES:
     Proceeds from shares issued  . . . .    $ 84,681    $ 145,401    $  2,966    $ 12,790      $ 71,308    $ 9,413    $ 35,922
     Dividends reinvested   . . . . . . .         805          890           6         340           152        298         314
     Shares redeemed  . . . . . . . . . .     (52,518)     (27,883)    (14,827)    (29,620)       (9,081)   (23,281)    (12,702)
                                             --------    ---------    --------    --------      --------   --------    --------
     Change in net assets from
      Fiduciary share transactions  . . .    $ 32,968    $ 118,408    $(11,855)   $(16,490)     $ 62,379   $(13,570)   $ 23,534
                                             ========    =========    ========    ========      ========   ========    ========
CLASS A SHARES:
     Proceeds from shares issued  . . . .    $  2,951    $   8,112    $ 10,642                              $ 1,338    $  7,830
     Dividends reinvested   . . . . . . .         470          384         111                                  486         612
     Shares redeemed  . . . . . . . . . .      (2,721)      (1,396)     (1,470)                              (4,694)     (5,885)
                                             --------    ---------    --------    --------      --------   --------    --------
     Change in net assets from
      Class A share transactions  . . . .    $    700    $   7,100    $  9,283                              $(2,870)   $  2,557
                                             ========    =========    ========    ========      ========   ========    ========

CLASS B SHARES:
     Proceeds from shares issued  . . . .    $  4,660    $   4,977    $     80                              $ 1,515    $  2,126
     Dividends reinvested   . . . . . . .         215           27                                               86          16
     Shares redeemed  . . . . . . . . . .      (1,441)         (80)                                            (451)        (60)
                                             --------    ---------    --------    --------      --------   --------    --------
     Change in net assets from
      Class B share transactions  . . . .    $  3,434    $   4,924    $     80                              $ 1,150    $  2,082
                                             ========    =========    ========    ========      ========   ========    ========

SHARE TRANSACTIONS:
FIDUCIARY SHARES:
     Issued   . . . . . . . . . . . . . .       8,830       14,505         307       1,300         7,061        892       3,213
     Reinvested   . . . . . . . . . . . .          84           89           1          35            15         28          28
     Redeemed   . . . . . . . . . . . . .      (5,532)      (2,821)     (1,453)     (3,103)         (886)    (2,223)     (1,155)
                                             --------    ---------    --------    --------      --------   --------    --------
     Change in Fiduciary Shares   . . . .       3,382       11,773      (1,145)     (1,768)        6,190     (1,303)      2,086
                                             ========    =========    ========    ========      ========   ========    ========
CLASS A SHARES:
     Issued   . . . . . . . . . . . . . .         304          809       1,026                                  126         700
     Reinvested   . . . . . . . . . . . .          49           39          11                                   46          56
     Redeemed   . . . . . . . . . . . . .        (283)        (144)       (149)                                (451)       (530)
                                             --------    ---------    --------    --------      --------   --------    --------
     Change in Class A Shares   . . . . .          70          704         888                                 (279)        226
                                             ========    =========    ========    ========      ========   ========    ========
CLASS B SHARES:
     Issued   . . . . . . . . . . . . . .         485          509           8                                  142         195
     Reinvested   . . . . . . . . . . . .          22            3                                                8           2
     Redeemed   . . . . . . . . . . . . .        (152)          (8)                                             (43)         (6)
                                             --------    ---------    --------    --------      --------   --------    --------
     Change in Class B Shares   . . . . .         355          504           8                                  107         191
                                             ========    =========    ========    ========      ========   ========    ========


-------

(a)  For the period from January 20, 1995 (date merged) to June 30, 1995.
(b)  For the period from February 1, 1994 to January 19, 1995
(c) For the period from March 12, 1993 (date of initial public investment) to January 31, 1994.
(d) Audited by other auditors. Prior to January 20, 1995, the Kentucky Municipal Bond Fund shares were unclassified.

Continued

60
                                    B-242

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


4.      INVESTMENT ADVISORY, ADMINISTRATIVE, AND DISTRIBUTION AGREEMENTS:

        The Trust and Banc One Investment Advisors Corporation (the "Advisor") are parties to an investment advisory agreement under which the Advisor is entitled to receive an annual fee, computed daily and paid monthly, equal to the following percentages of the Funds' average daily net assets: 0.60% of the Income Bond, the Intermediate Bond, Limited Volatility Bond, Ohio Municipal Bond, Kentucky Municipal Bond, and Intermediate Tax-Free Bond Funds; 0.55% of the Government ARM Fund, and 0.45% of the Government Bond and Tax-Free Bond Funds.

        The Trust and 440 Financial Group of Worcester ("440 Financial") are parties to an administrative agreement under which 440 Financial (the "Administrator") provides services for a fee that is computed daily and payable monthly, at an annual rate of 0.20% on the first $1.5 billion of the combined average net assets of the Funds and other funds offered by the Trust; 0.18% on the next $0.5 billion of the combined average net assets, and 0.16% on the combined average net assets over $2 billion. Effective April 1, 1995, The Shareholder Services Group, Inc, d/b/a 440 Financial became the Administrator to the Trust. Also effective April 1, 1995, the Advisor became the Sub-Administrator pursuant to an agreement between the Administrator and the Advisor. The Advisor assumed many of the administrative duties, for which it receives a fee paid by the Administrator.

        The Trust has adopted a distribution and shareholder services plan (the "Plan") on behalf of the Class A, Class B and Service Class shares pursuant to Rule 12b-1 under the 1940 Act. 440 Financial Distributors, Inc. (the Distributor) acts as the distributor of the Trust's shares. The Distributor receives an annual fee for its services of 0.35%, 1.00%, and 0.75% of the average daily net assets of the Class A, Class B, and Service Class shares, respectively. These fees are used by the Distributor to pay banks, including affiliates of the Advisor, other institutions and broker/dealers, or to reimburse the Distributor for expenses incurred for providing distribution or shareholder assistance. The Distributor has voluntarily agreed to limit its fees for the Class A Shares to an annual rate of 0.25% of the average daily net assets of the Class A Shares of each Fund.

        Certain officers of the Trust are also officers of the Administrator and/or Distributor. Such officers receive no compensation from the Funds for serving in their respective roles.

        The Advisor, Administrator, and Distributor voluntarily agreed to waive a portion of their fees and to reimburse the Funds for certain expenses so that total expenses of each Fund would not exceed certain annual expense limitations. For the year ended June 30, 1995, fees in the following amounts were waived or reimbursed to the Funds:


                                                    (AMOUNTS IN THOUSANDS)
                                                            LIMITED
                                                           VOLATILITY
                                             GOVERNMENT       FUND        INTERMEDIATE
                                              ARM FUND        BOND          BOND FUND
                                             ----------    ----------     ------------
INVESTMENT ADVISORY FEES:
Waivers/reimbursements  . . . . . . . . . .     $285         $1,393            $597
ADMINISTRATION FEES:
Waivers/reimbursements  . . . . . . . . . .       72              2
12B-1 FEES (CLASS A):
Waivers/reimbursements  . . . . . . . . . .       12             14               2
12B-1 FEES (CLASS B):
Waivers/reimbursements  . . . . . . . . . .                       6


Continued

                                                                              61

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           June 30, 1995



                                                                              INTERMEDIATE
                                                 GOVERNMENT    INCOME BOND    TAX-FREE BOND
                                                 BOND FUND         FUND           FUND
                                                 ----------    -----------    -------------
INVESTMENT ADVISORY FEES:
Waivers/reimbursements  . . . . . . . . . .          $39          $1,317          $699
ADMINISTRATION FEES:
Waivers/reimbursements  . . . . . . . . . .           15               7
12B-1 FEES (CLASS A):
Waivers/reimbursements  . . . . . . . . . .            4               5             5
12B-1 FEES (CLASS B):
Waivers/reimbursements  . . . . . . . . . .            1               2             1


                                                               KENTUCKY        KENTUCKY            OHIO
                                                  TAX-FREE     MUNICIPAL       MUNICIPAL         MUNICIPAL
                                                  BOND FUND    BOND FUND (a)   BOND FUND (b)     BOND FUND
                                                  ---------    -------------   -------------     ---------
Investment Advisory Fees:
Waivers/reimbursements  . . . . . . . . . .          $246          $59            $ 9               $307
Administration Fees:
Waivers/reimbursements  . . . . . . . . . .            79            2                                32
12b-1 Fees (Class A):
Waivers/reimbursements  . . . . . . . . . .            10            4                                13
12b-1 Fees (Class B):
Waivers/reimbursements  . . . . . . . . . .             7                                              2


-------

(a) For the period January 20, 1995 (date merged) through June 30, 1995.

(b) For the period February 1, 1994 through January 19, 1995.

5.      SECURITIES TRANSACTIONS:

        The cost of security purchases and the proceeds from the sale of securities (excluding short-term securities and purchased options) during the year ended June 30, 1995 were as follows: (amounts in thousands)


                                                          U.S. GOVERNMENT
                                                            SECURITIES               OTHER SECURITIES
                                                      ---------------------       ---------------------
                                                      PURCHASES       SALES       PURCHASES       SALES
                                                      ---------       -----       ---------       -----
Government ARM Fund . . . . . . . . . . . . . .        $  2,483     $ 86,025       $      0     $ 11,314
Limited Volatility Bond Fund  . . . . . . . . .         220,678      262,031         87,639       78,969
Intermediate Bond Fund  . . . . . . . . . . . .         150,552       89,390         74,061       43,297
Government Bond Fund  . . . . . . . . . . . . .         425,725      277,655         31,748       18,117
Income Bond Fund  . . . . . . . . . . . . . . .         575,280      647,586        657,119      686,737
Intermediate Tax-Free Bond Fund . . . . . . . . . . . . . . . . . . . . . .         405,664      388,097
Tax-Free Bond Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         150,088      119,675
Kentucky Municipal Bond Fund (January 20, 1995 through June 30, 1995) . . .           8,203       10,888
Kentucky Municipal Bond Fund (February 1, 1994 through January 19, 1995)  .           5,221       15,894
Ohio Municipal Bond Fund  . . . . . . . . . . . . . . . . . . . . . . . . .          75,774       91,286

Continued

62

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


6.      FINANCIAL INSTRUMENTS:

        Investing in financial instruments such as written options, futures, structured notes and indexed securities involves risk in excess of the amounts reflected in the Statements of Assets and Liabilities. The face or contract amounts reflect the extent of the involvement the funds have in the particular class of instrument. Risks associated with these instruments include an imperfect correlation between the movements in the price of the instruments and the price of the underlying securities and interest rates, an illiquid secondary market for the instruments or inability of counterparties to perform under the terms of the contract. The Funds enter into these contracts primarily as a means to hedge against adverse fluctuations in securities.

7.      FEDERAL TAX INFORMATION:

        At June 30, 1995 the following Funds have capital loss carryforwards which are available to offset future gains, if any:


                                                                                    CAPITAL LOSS
                                                                                 CARRYFORWARD (000)      EXPIRES
                                                                                 ------------------      -------
            Government ARM Fund . . . . . . . . . . . . . . . . . . . . . .           $ 2,283              2003
            Limited Volatility Bond Fund  . . . . . . . . . . . . . . . . .             2,420              2003
            Intermediate Bond Fund  . . . . . . . . . . . . . . . . . . . .             1,321              2003
                                                                                          845              2002
                                                                                          222              2001
            Government Bond Fund  . . . . . . . . . . . . . . . . . . . . .            10,380              2003
                                                                                          733              2002
                                                                                          307              2001
            Income Bond Fund  . . . . . . . . . . . . . . . . . . . . . . .            52,042              2003
            Intermediate Tax-Free Bond Fund . . . . . . . . . . . . . . . .               534              2003
            Tax-Free Bond Fund  . . . . . . . . . . . . . . . . . . . . . .             3,799              2003
            Kentucky Municipal Bond Fund  . . . . . . . . . . . . . . . . .             1,331              2002
                                                                                            1              2001
            Ohio Municipal Bond Fund  . . . . . . . . . . . . . . . . . . .             2,319              2003


        Under current tax law, capital losses realized after October 31 may be deferred and treated as occurring on the first day of the following fiscal year. The following deferred losses will be treated as arising on the first day of the fiscal year ended June 30, 1996.


                                                                                               POST-OCTOBER
                                                                                           CAPITAL LOSSES (000)
                                                                                           --------------------
            Government ARM Fund . . . . . . . . . . . . . . . . . . . . . . . . . .              $1,064
            Limited Volatility Fund . . . . . . . . . . . . . . . . . . . . . . . .               5,185
            Intermediate Bond Fund  . . . . . . . . . . . . . . . . . . . . . . . .               3,424
            Government Bond Fund  . . . . . . . . . . . . . . . . . . . . . . . . .               2,121
            Income Bond Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . .               1,093
            Intermediate Tax-Free Bond Fund . . . . . . . . . . . . . . . . . . . .                none
            Tax-Free Bond Fund  . . . . . . . . . . . . . . . . . . . . . . . . . .               1,750
            Kentucky Municipal Bond Fund  . . . . . . . . . . . . . . . . . . . . .                 447
            Ohio Municipal Bond Fund  . . . . . . . . . . . . . . . . . . . . . . .               1,394



Continued





                                                                              63

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                           JUNE 30, 1995


        The Income Bond Fund distributed approximately $4,206,000 as a long-term capital gain dividend for the purposes of the dividends-paid deduction for the fiscal year ended June 30, 1995. Of the dividends paid from net investment income by the Intermediate Tax-Free Bond Fund, the Tax-Free Bond Fund, the Kentucky Municipal Bond Fund, and the Ohio Municipal Bond Fund for the fiscal year ended June 30, 1995, 100% constituted exempt interest dividends for regular federal income tax purposes.

8.      CONCENTRATION OF CREDIT RISK:

        The Ohio and Kentucky Municipal Bond Funds invest primarily in debt obligations issued by the respective States and their political subdivisions, agencies and public authorities to obtain funds for various public purposes. The Funds are more susceptible to economic and political factors adversely affecting issuers of the States' specific municipal securities than are municipal bond funds that are not concentrated in these issuers to the same extent.

9.      REORGANIZATION:

        On October 7, 1994, the Board of Trustees approved an agreement and plan of reorganization for the acquisition of the Trademark Funds by the Trust. Under the agreement and plan of reorganization, all assets and liabilities of the Trademark Government Income Fund, the Trademark Short-Intermediate Government Fund and the Trademark Kentucky Municipal Bond Fund (the "Acquired Funds") were acquired by the Government Bond Fund, the Intermediate Bond Fund, and the Kentucky Municipal Bond Fund, respectively (the "Acquiring Funds"), in exchange for shares of the each Acquiring Fund. The reorganization, which qualified as a tax-free exchange for federal income tax purposes, was completed following approval by the shareholders of the Acquired Funds. The following is a summary of Shares Outstanding, Net Assets, Unrealized Depreciation and Net Asset Value per share immediately before and after the reorganization (amounts in thousands except net asset value):



Continued





64

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS, CONTINUED                          JUNE 30, 1995

                                                                                                           AFTER
                                                                   BEFORE REORGANIZATION                 REORGANIZATION
                                                      ---------------------------------------------      --------------
                                                       TRADEMARK SHORT-INTERMEDIATE     INTERMEDIATE       INTERMEDIATE
                                                            GOVERNMENT FUND             BOND FUND          BOND FUND
                                                      ----------------------------     ------------      --------------
Shares:                                                          *4,378                    14,387             18,592
Net Assets:                                                    *$39,916                  $136,529           $176,445
Net Asset Value:
  Fiduciary   . . . . . . . . . . . . . . . . .                *$  9.12                  $   9.49           $   9.49
  Class A   . . . . . . . . . . . . . . . . . .                                          $   9.52           $   9.52
Unrealized Depreciation:  . . . . . . . . . . .                 $(3,636)                 $ (5,186)          $ (8,822)



                                                          TRADEMARK GOVERNMENT         GOVERNMENT         GOVERNMENT
                                                              INCOME FUND              BOND FUND           BOND FUND
                                                          --------------------         ---------          ----------
Shares:                                                          *10,770                 25,385              35,949
Net Assets:                                                    *$ 96,760               $232,446            $329,206
Net Asset Value:
  Fiduciary   . . . . . . . . . . . . . . . . .                *$   8.98               $   9.16            $   9.16
  Class A   . . . . . . . . . . . . . . . . . .                                        $   9.16            $   9.16
Unrealized Depreciation:  . . . . . . . . . . .                 $(10,216)              $ (7,028)           $(17,244)


                                                              TRADEMARK                    KENTUCKY          KENTUCKY
                                                          KENTUCKY MUNICIPAL               MUNICIPAL         MUNICIPAL
                                                               BOND FUND                   BOND FUND         BOND FUND
                                                          ------------------               ---------         ---------
Shares:                                                         *4,422                                          4,422
Net Assets:
  Fiduciary   . . . . . . . . . . . . . . . . .               *$41,953                                        $41,953
Net Asset Value:
  Fiduciary   . . . . . . . . . . . . . . . . .                *$ 9.49                                        $  9.49
Unrealized Depreciation . . . . . . . . . . . .                $(2,604)                                       $(2,604)

-------------------------

* Before the reorganization, the Acquired Funds offered only one class of shares.

Additionally, the Government Bond Fund and the Intermediate Bond Fund had capital loss carryforwards from the Acquired Funds of approximately $1,040,000 and $971,000, respectively.


Continued


                                                                             65

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS


                                                                                    GOVERNMENT ARM FUND
                                                                ---------------------------------------------------------------
                                                                                     YEAR ENDED JUNE 30,
                                                                ---------------------------------------------------------------
                                                                            1995                           1994
                                                                ---------------------------- ---------------------------------
                                                                FIDUCIARY  CLASS A   CLASS B  FIDUCIARY  CLASS A   CLASS B (a)
                                                                ---------  -------   -------  ---------  -------   -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . . . $  9.85    $  9.84   $ 9.86   $  10.03    $10.03   $   9.98
                                                                -------    -------   ------   --------   -------   --------
Investment Activities
  Net investment income . . . . . . . . . . . . . . . . . . . .    0.55       0.52     0.47       0.36      0.36       0.12
  Net realized and unrealized gains (losses) from
    investments . . . . . . . . . . . . . . . . . . . . . . . .   (0.05)     (0.06)   (0.04)     (0.15)    (0.17)     (0.11)

                                                                -------    -------   ------   --------   -------   --------
Total from Investment Activities  . . . . . . . . . . . . . . .    0.50       0.46     0.43       0.21      0.19       0.01
                                                                -------    -------   ------   --------   -------   --------
Distributions
  Net investment income . . . . . . . . . . . . . . . . . . . .   (0.48)     (0.46)   (0.45)     (0.37)    (0.34)     (0.12)
  In excess of net investment income  . . . . . . . . . . . . .   (0.03)     (0.01)              (0.02)    (0.04)     (0.01)
                                                                -------    -------   ------   --------   -------   --------
Total Distributions . . . . . . . . . . . . . . . . . . . . . .   (0.51)     (0.47)   (0.45)     (0.39)    (0.38)     (0.13)
                                                                -------    -------   ------   --------   -------   --------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . . . $  9.84    $  9.83   $ 9.84   $   9.85    $ 9.84   $   9.86
                                                                =======    =======   ======   ========   =======   ========
Total Return (Excludes Sales Charge). . . . . . . . . . . . . .    5.14%      4.84%    4.77%      2.16%     1.95%     (0.09)%(e)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) . . . . . . . . . . . . . . $51,050    $ 4,631   $  160   $139,593   $19,053   $     15
  Ratio of expenses to average net assets   . . . . . . . . . .    0.61%      0.86%    1.31%      0.65%     0.89%      1.41%(d)
  Ratio of net investment income to average net assets  . . . .    5.18%      4.88%    4.91%      3.70%     3.54%      3.49%(d)
  Ratio of expenses to average net assets *   . . . . . . . . .    1.01%      1.36%    1.96%      0.81%     1.14%      1.83%(d)
  Ratio of net investment income to average net assets *  . . .    4.78%      4.38%    4.26%      3.54%     3.29%      3.07%(d)
  Portfolio Turnover  . . . . . . . . . . . . . . . . . . . . .    2.91%      2.91%    2.91%    242.20%   242.20%    242.20%

                                                                    GOVERNMENT ARM FUND
                                                               ----------------------------
                                                                    YEAR ENDED JUNE 30,
                                                                            1993
                                                               ----------------------------
                                                               FIDUCIARY (b)    CLASS A (c)
                                                               -------------    -----------
NET ASSET VALUE,
BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . . . . $  10.00        $  10.00
                                                               ---------        --------
Investment Activities
  Net investment income . . . . . . . . . . . . . . . . . . . .     0.17            0.14

  Net realized and unrealized gains (losses) from investments       0.03            0.03
                                                               ---------        --------
Total from Investment Activities. . . . . . . . . . . . . . . .     0.20            0.17
                                                               ---------        --------
Distributions
  Net investment income . . . . . . . . . . . . . . . . . . . .    (0.17)          (0.14)
  In excess of net investment income  . . . . . . . . . . . . .
                                                               ---------        --------
Total Distributions . . . . . . . . . . . . . . . . . . . . . .    (0.17)          (0.14)
                                                               ---------        --------
NET ASSET VALUE,
END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . $  10.03        $  10.03
                                                               =========        ========
Total Return (Excludes Sales Charge). . . . . . . . . . . . . .     4.93%(d)        4.78%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) . . . . . . . . . . . . . . $154,413        $  3,106
  Ratio of expenses to average net assets   . . . . . . . . . .     0.58%(d)        0.81%(d)
  Ratio of net investment income to average net assets  . . . .     4.71%(d)        4.47%(d)
  Ratio of expenses to average net assets *   . . . . . . . . .     1.03%(d)        1.34%(d)
  Ratio of net investment income to average net assets *  . . .     4.26%(d)        3.95%(d)
  Portfolio Turnover. . . . . . . . . . . . . . . . . . . . . .   109.96%         109.96%

-------------------------

* During the period the investment advisory, 12b-1, and administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Class B Shares commenced offering on January 14, 1994.
(b) The Fund commenced operations on February 2, 1993.
(c) Class A Shares commenced offering on March 10, 1993.
(d) Annualized.
(e) Not Annualized.



See notes to financial statements.


66

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS


                                                                                            LIMITED VOLATILITY BOND FUND
                                                                                   ----------------------------------------------
                                                                                                 YEAR ENDED JUNE 30,
                                                                                   ----------------------------------------------
                                                                                                         1995
                                                                                   ----------------------------------------------
                                                                                   FIDUCIARY    CLASS A   CLASS B    SERVICE (b)
                                                                                   ---------    -------   -------    -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  10.33     $ 10.32   $10.40     $10.38
                                                                                    --------     -------   ------     ------
Investment Activities
  Net investment income   . . . . . . . . . . . . . . . . . . . . . . . . . . .         0.60        0.56     0.53       0.51
  Net realized and unrealized gains (losses) from investments . . . . . . . . .         0.19        0.21     0.19       0.19
                                                                                    --------     -------   ------     ------
Total from Investment Activities  . . . . . . . . . . . . . . . . . . . . . . .         0.79        0.77     0.72       0.70
                                                                                    --------     -------   ------     ------
Distributions
  Net investment income   . . . . . . . . . . . . . . . . . . . . . . . . . . .        (0.59)      (0.56)   (0.52)     (0.49)
  In excess of net investment income  . . . . . . . . . . . . . . . . . . . . .                    (0.01)
  Net realized gains  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  In excess of net realized gains   . . . . . . . . . . . . . . . . . . . . . .
                                                                                    --------     -------   ------     ------
Total Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (0.59)      (0.57)   (0.52)     (0.49)
                                                                                    --------      ------   ------     ------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  10.53     $ 10.52   $10.60     $10.59
                                                                                    ========     =======   ======     ======
Total Return (Excludes Sales Charge)  . . . . . . . . . . . . . . . . . . . . .         7.96%       7.67%    7.18%           (b)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)   . . . . . . . . . . . . . . . . . . . . .     $410,746     $12,516   $2,906
  Ratio of expenses to average net assets   . . . . . . . . . . . . . . . . . .         0.52%       0.77%    1.28%      1.32%(e)
  Ratio of net investment income to average net assets  . . . . . . . . . . . .         5.82%       5.57%    5.10%      5.55%(e)
  Ratio of expenses to average net assets *   . . . . . . . . . . . . . . . . .         0.85%       1.20%    1.86%      1.68%(e)
  Ratio of net investment income to average net assets *  . . . . . . . . . . .         5.49%       5.14%    4.52%      5.20%(c)
  Portfolio Turnover  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        76.43%      76.43%   76.43%     76.43%

                                                                                             LIMITED VOLATILITY BOND FUND
                                                                                  -----------------------------------------------
                                                                                                  YEAR ENDED JUNE 30,
                                                                                  -----------------------------------------------
                                                                                                        1994
                                                                                  -----------------------------------------------
                                                                                  FIDUCIARY   CLASS A   CLASS B (a)   RETIREMENT
                                                                                  ---------   -------   -----------   -----------
NET ASSET VALUE,
BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  10.87    $ 10.87   $10.78        $10.78
                                                                                   --------    -------   ------        ------
Investment Activities
  Net investment income   . . . . . . . . . . . . . . . . . . . . . . . . . . .        0.54       0.52     0.17          0.10
  Net realized and unrealized gains (losses) from investments   . . . . . . . .       (0.45)     (0.46)   (0.37)        (0.38)
                                                                                   --------    -------   ------        ------
Total from Investment Activities  . . . . . . . . . . . . . . . . . . . . . . .        0.09       0.06    (0.20)        (0.28)
                                                                                   --------    -------   ------        ------
Distributions
  Net investment income   . . . . . . . . . . . . . . . . . . . . . . . . . . .       (0.55)     (0.51)   (0.15)        (0.08)
  In excess of net investment income  . . . . . . . . . . . . . . . . . . . . .       (0.02)     (0.04)                 (0.04)
  Net realized gains  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (0.06)     (0.06)
  In excess of net realized gains   . . . . . . . . . . . . . . . . . . . . . .                           (0.03)
                                                                                   --------    -------   ------        ------
Total Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (0.63)     (0.61)   (0.18)        (0.12)
                                                                                   --------    -------   ------        ------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10.33    $ 10.32   $10.40        $10.38
                                                                                   ========    =======   ======        ======
Total Return (Excludes Sales Charge)  . . . . . . . . . . . . . . . . . . . . .        0.79%      0.49%   (1.81)%(f)    (2.59)%(f)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)   . . . . . . . . . . . . . . . . . . . . .    $447,394    $15,216   $1,974        $   16
  Ratio of expenses to average net assets   . . . . . . . . . . . . . . . . . .        0.50%      0.75%    1.26%(e)      1.26%(e)
  Ratio of net investment income to average net assets  . . . . . . . . . . . .        5.10%      4.92%    4.39%(e)      4.37%(c)
  Ratio of expenses to average net assets *   . . . . . . . . . . . . . . . . .        0.85%      1.20%    1.86%(e)      1.60%(e)
  Ratio of net investment income to average net assets *  . . . . . . . . . . .        4.75%      4.47%    3.79%(e)      4.03%(e)
  Portfolio Turnover  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       30.61%     30.61%   30.61%        30.61%


                                                                                        LIMITED VOLATILITY BOND FUND
                                                                     ------------------------------------------------------------
                                                                                             YEAR ENDED JUNE 30,
                                                                     ------------------------------------------------------------
                                                                              1993                  1992               1991
                                                                     ------------------  -----------------------   -------------
                                                                     FIDUCIARY  CLASS A   FIDUCIARY   CLASS A (c)  FIDUCIARY (d)
                                                                     ---------  -------   ---------  -----------   -------------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . . . . . . . $  10.72   $ 10.72   $  10.26    $  10.61     $  10.00
                                                                      --------   -------   --------    --------     --------
Investment Activities
  Net investment income   . . . . . . . . . . . . . . . . . . . . . .     0.61      0.59       0.70        0.24         0.58
  Net realized and unrealized gains (losses) from investments . . . .     0.25      0.24       0.47        0.13         0.25
                                                                      --------   -------   --------    --------     --------
Total from Investment Activities  . . . . . . . . . . . . . . . . . .     0.86      0.83       1.17        0.37         0.83
                                                                      --------   -------   --------    --------     --------
Distributions
  Net investment income   . . . . . . . . . . . . . . . . . . . . . .    (0.62)    (0.59)     (0.70)     (0.26)        (0.57)
  In excess of net investment income  . . . . . . . . . . . . . . . .
  Net realized gains  . . . . . . . . . . . . . . . . . . . . . . . .    (0.09)    (0.09)     (0.01)
  In excess of net realized gains   . . . . . . . . . . . . . . . . .
                                                                      --------   -------   --------    --------     --------
Total Distributions . . . . . . . . . . . . . . . . . . . . . . . . .    (0.71)    (0.68)     (0.71)     (0.26)        (0.57)
                                                                      --------   -------   --------    --------     --------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . . $  10.87   $ 10.87   $  10.72    $  10.72     $  10.26
                                                                      ========   =======   ========    ========     ========
Total Return (Excludes Sales Charge)  . . . . . . . . . . . . . . . .     8.27%     8.04%     11.75%      9.84%(e)      9.76%(e)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)   . . . . . . . . . . . . . . . . $397,820   $15,719   $301,907    $   161      $154,991
  Ratio of expenses to average net assets   . . . . . . . . . . . . .     0.56%     0.76%      0.52%      0.99%(e)      0.32%(e)
  Ratio of net investment income to average net assets  . . . . . . .     5.70%     5.35%      6.63%      5.95%(c)      7.49%(e)
  Ratio of expenses to average net assets *   . . . . . . . . . . . .     0.90%     1.27%      1.04%      1.29%(e)      0.92%(e)
  Ratio of net investment income to average net assets *  . . . . . .     5.36%     4.84%      6.11%      5.65%(e)      6.89%(e)
  Portfolio Turnover  . . . . . . . . . . . . . . . . . . . . . . . .    40.28%    40.28%     43.87%     43.87%        24.69%

-------------------------

* During the period the investment advisory, 12b-1, and administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Class B Shares commenced offering on January 14, 1994.
(b) The Service Class Shares commenced offering on January 17, 1994 when they were designated as"Retirement" Shares. On April 4, 1995, the name of the Retirement Shares was changed to "Service" Shares. As of June 1, 1995, Service Shares transferred to Class A Shares; and as of June 30, 1995, there were no shareholders in the Service Class. The return for the period from July 1, 1994 to June 1, 1995 for the Service Shares was 6.90%.
(c) Class A Shares commenced offering on February 18, 1992.
(d) The Fund commenced operations on September 4, 1990.
(e) Annualized.
(f) Not Annualized.


See notes to financial statements.


                                                                             67

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS


                                                                             INTERMEDIATE BOND FUND
                                        ------------------------------------------------------------------------------------------
                                                                               YEAR ENDED JUNE 30,
                                        ------------------------------------------------------------------------------------------
                                                             1995                          1994         1993           1992
                                        ---------------------------------------------   --------- -------------  ----------------
                                         FIDUCIARY       CLASS A (e)      CLASS B (e)   FIDUCIARY  FIDUCIARY (d)  FIDUCIARY (a)(d)
                                         ---------      -----------       -----------   ---------  -------------  ----------------
NET ASSET VALUE,
  BEGINNING OF PERIOD   . . . . . . . .  $   9.72         $  9.45          $  9.45      $ 10.51      $ 10.09         $ 10.00
                                         --------        --------          -------      -------      -------         -------
Investment Activities
  Net investment income   . . . . . . .      0.66            0.37             0.23         0.60         0.63            0.22
  Net realized and unrealized gains
   (losses) from investments  . . . . .      0.29            0.59             0.56        (0.67)        0.42            0.08
                                         --------        --------          -------      -------      -------         -------
Total from Investment Activities  . . .      0.95            0.96             0.79        (0.07)        1.05            0.30
                                         --------        --------          -------      -------      -------         -------
Distributions
  Net investment income   . . . . . . .     (0.66)          (0.37)           (0.23)       (0.60)       (0.63)          (0.21)
  Net realized gains  . . . . . . . . .                                                   (0.02)
  In excess of net realized gains   . .                                                   (0.10)
                                         --------        --------          -------      -------      -------         -------
Total Distributions . . . . . . . . . .     (0.66)          (0.37)           (0.23)       (0.72)       (0.63)          (0.21)
                                         --------        --------          -------      -------      -------         -------
NET ASSET VALUE, END OF PERIOD  . . . .  $  10.01         $ 10.04          $ 10.01        $9.72      $ 10.51         $ 10.09
                                         ========        ========          =======      =======      =======         =======
Total Return (Excludes Sales Charge)  .     10.15%          10.29%(b)         8.22%(b)    (0.74)%       10.67%          3.00%(c)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)   .  $191,216         $ 4,941          $   266      $98,483      $44,252         $23,457
  Ratio of expenses to average net
    assets  . . . . . . . . . . . . . .      0.56%           0.83%(b)         1.51%(b)     0.32%        0.39%          0.36%(b)
  Ratio of net investment income to
    average net assets  . . . . . . . .      6.88%           6.64%(b)         6.15%(b)     6.04%        6.14%          6.99%(b)
  Ratio of expenses to average net
    assets *  . . . . . . . . . . . . .      0.99%           1.66%(b)         2.34%(b)     0.87%        1.17%          1.33%(b)
  Ratio of net investment income to
    average net assets *  . . . . . . .      6.45%           5.81%(b)         5.31%(b)     5.49%        5.36%          6.02%(b)
  Portfolio Turnover  . . . . . . . . .     99.71%          99.71%           99.71%       85.62%       21.51%         11.74%


------------

* During the period the investment advisory, 12b-1, and administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  The Fund commenced operations on February 28, 1992.

(b)  Annualized.

(c)  Not Annualized.

(d)  Audited by other auditors.

(e)  Class A and Class B Shares commenced operations November 30, 1994.



See notes to financial statements.

68

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS


                                                                        GOVERNMENT BOND FUND
                                                -----------------------------------------------------------------------------
                                                                         YEAR ENDED JUNE 30,
                                                -----------------------------------------------------------------------------
                                                                       1995                                    1994
                                                ---------------------------------------------------   ----------------------
                                                 FIDUCIARY    CLASS A       CLASS B     SERVICE(f)    FIDUCIARY     CLASS A
                                                 ---------    -------       -------     -----------   ---------     -------
NET ASSET VALUE,
  BEGINNING OF PERIOD   . . . . . . . . . . .     $   9.35      $ 9.35       $  9.35       $ 9.32      $  10.15      $ 10.17
                                                  --------     -------       -------       ------     ---------      -------
Investment Activities
  Net investment income   . . . . . . . . . .         0.62        0.61          0.55         0.44          0.51         0.48
  Net realized and unrealized gains (losses)
     from investments   . . . . . . . . . . .         0.46        0.45          0.46         0.46         (0.77)       (0.79)
                                                  --------     -------       -------       ------     ---------      -------
Total from Investment Activities  . . . . . .         1.08        1.06          1.01         0.90         (0.26)       (0.31)
                                                  --------     -------       -------       ------     ---------      -------
Distributions
  Net investment income   . . . . . . . . . .        (0.61)      (0.59)        (0.55)       (0.44)        (0.50)       (0.47)
  In excess of net investment income  . . . .        (0.01)      (0.01)                                   (0.02)       (0.02)
  In excess of net realized gains   . . . . .                                                             (0.02)       (0.02)
                                                  --------     -------       -------       ------     ---------      -------
Total Distributions . . . . . . . . . . . . .        (0.62)      (0.60)        (0.55)       (0.44)        (0.54)       (0.51)
                                                  --------     -------       -------       ------     ---------      -------
NET ASSET VALUE,
END OF PERIOD . . . . . . . . . . . . . . . .     $   9.81      $ 9.81          9.81         9.78      $   9.35      $  9.35
                                                  ========     =======       =======       ======     =========      =======
Total Return (Excludes Sales Charge)  . . . .        12.04%      11.84%        11.20%             (f)     (2.73)%      (3.16)%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)   . . . .     $379,826      $8,130       $ 2,513                   $209,692      $ 1,690
  Ratio of expenses to average net
    assets  . . . . . . . . . . . . . . . . .         0.71%       0.97%         1.62%        1.64%(d)      0.68%        0.92%
  Ratio of net investment income to
    average net assets  . . . . . . . . . . .         6.65%       6.46%         5.76%        6.65%(d)      5.13%        4.84%
  Ratio of expenses to average net
    assets *  . . . . . . . . . . . . . . . .         0.73%       1.09%         1.74%        1.66%(d)      0.71%        1.05%
  Ratio of net investment income to
    average net assets *  . . . . . . . . . .         6.63%       6.34%         5.64%        6.62%(d)      5.10%        4.71%
  Portfolio Turnover  . . . . . . . . . . . .       106.14%     106.14%       106.14%      106.14%       377.78%      377.78%


                                                          GOVERNMENT BOND FUND
                                                -----------------------------------------
                                                            YEAR ENDED JUNE 30,
                                                -----------------------------------------
                                                    1994                 1993
                                                 -----------  ---------------------------
                                                  CLASS B(a)   FIDUCIARY(b)    CLASS A(c)
                                                 -----------  -------------   -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD   . . . . . . . . . . .      $ 10.04       $ 10.00       $ 10.22
                                                   -------       -------       -------
Investment Activities
  Net investment income   . . . . . . . . . .         0.18          0.20          0.17
  Net realized and unrealized gains (losses)
     from investments   . . . . . . . . . . .        (0.69)         0.15         (0.05)
                                                   -------       -------       -------
Total from Investment Activities  . . . . . .        (0.51)         0.35          0.12
                                                   -------       -------       -------
Distributions
  Net investment income   . . . . . . . . . .        (0.16)        (0.20)        (0.17)
  In excess of net investment income  . . . .        (0.02)
  In excess of net realized gains   . . . . .
                                                   -------       -------       -------
Total Distributions . . . . . . . . . . . . .        (0.18)        (0.20)        (0.17)
                                                   -------       -------       -------
NET ASSET VALUE,
END OF PERIOD . . . . . . . . . . . . . . . .      $  9.35       $ 10.15       $ 10.17
                                                   =======       =======       =======
Total Return (Excludes Sales Charge)  . . . .        (4.99)%(e)     9.03%(d)      5.35%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)   . . . .      $   656       $52,152       $   840
  Ratio of expenses to average net
    assets  . . . . . . . . . . . . . . . . .         1.52%(d)      0.69%(d)      0.95%(d)
  Ratio of net investment income to
    average net assets  . . . . . . . . . . .         4.60%(d)      5.43%(d)      5.56%(d)
  Ratio of expenses to average net
    assets *  . . . . . . . . . . . . . . . .         1.63%(d)      1.05%(d)      1.44%(d)
  Ratio of net investment income to
    average net assets *  . . . . . . . . . .         4.49%(d)      5.07%(d)      5.07%(d)
  Portfolio Turnover  . . . . . . . . . . . .       377.78%       139.24%       139.24%

-------------

* During the period the investment advisory, 12b-1, and administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  Class B Shares commenced offering on January 14, 1994.

(b)  The Fund commenced operations on February 8, 1993.

(c)  Class A Shares commenced offering on March 5, 1993.

(d)  Annualized.

(e)  Not Annualized.

(f) The Service Class Shares commenced offering on July 15, 1994 when they were designated as "Retirement" shares. On April 4, 1995, the name of the Retirement shares was changed to "Service" shares. As of June 1, 1995, Service Shares transferred to Class A shares, and as of June 30, 1995, there were no shareholders in the Service Class. The return for the period from July 15, 1994 to June 1, 1995 for the Service Shares was 9.59%.


See notes to financial statements.

                                                                             69

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS



                                                                           INCOME BOND FUND
                                              --------------------------------------------------------------
                                                                          YEAR ENDED JUNE 30,
                                              --------------------------------------------------------------
                                                                     1995                             1994
                                              --------------------------------------------------   ---------
                                               FIDUCIARY    CLASS A      CLASS B     SERVICE (b)   FIDUCIARY
                                               ---------    -------      -------     -----------   ---------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . . . . . .  $   9.23     $ 9.22      $  9.29        9.05       $  10.43
                                               ---------   -------      -------    --------       --------
  Investment Activities
  Net investment income   . . . . . . . . . .      0.64       0.61         0.56        0.49           0.54
  Net realized and unrealized gains
   (losses) from investments  . . . . . . . .      0.35       0.36         0.38        0.40          (0.74)
                                               ---------   -------      -------    --------       --------
Total from Investment Activities  . . . . . .      0.99       0.97         0.94        0.89          (0.20)
                                               ---------   -------      -------    --------       --------
Distributions
  Net investment income   . . . . . . . . . .     (0.64)     (0.60)       (0.57)      (0.51)         (0.57)
  In excess of net investment income  . . . .                (0.01)
  In excess of net realized gains   . . . . .     (0.04)     (0.04)       (0.04)      (0.04)         (0.43)
                                               ---------   -------      -------    --------       --------
Total Distributions . . . . . . . . . . . . .     (0.68)     (0.65)       (0.61)      (0.55)         (1.00)
                                               ---------   -------      -------    --------       --------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . . . . . .  $   9.54     $ 9.54      $  9.62    $   9.39       $   9.23
                                               =========   =======      =======    ========       ========
Total Return (Excludes Sales Charge)  . . . .     11.29%     10.90%      10.63%             (b)      (2.54)%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)   . . . .  $474,124     $6,796      $ 1,887                   $560,071
  Ratio of expenses to average net assets   .      0.59%      1.01%        1.49%       1.24%(d)       0.53%
  Ratio of net investment income to
    average net assets  . . . . . . . . . . .      6.94%      6.57%        6.16%       5.85%(d)       5.35%
  Ratio of expenses to average net assets *        0.86%      1.38%        1.86%       1.53%(d)       0.85%
  Ratio of net investment income to
    average net assets *  . . . . . . . . . .      6.67%      6.20%        5.80%       5.57%(d)       5.03%
  Portfolio Turnover  . . . . . . . . . . . .    262.25%    262.25%      262.25%     262.25%        131.04%


                                                          INCOME BOND FUND
                                              -----------------------------------------
                                                         YEAR ENDED JUNE 30,
                                              -----------------------------------------
                                                               1994
                                              -----------------------------------------
                                                CLASS A     CLASS B (a)       RETIREMENT
                                                -------    -----------       ----------
NET ASSET VALUE,
BEGINNING OF PERIOD . . . . . . . . . . . . .  $  10.43     $   9.97          $   9.97
                                               --------    ---------          --------
  Investment Activities
  Net investment income   . . . . . . . . . .      0.52         0.17              0.12
  Net realized and unrealized gains
   (losses) from investments  . . . . . . . .     (0.75)       (0.70)            (0.94)
                                               --------    ---------          --------
Total from Investment Activities  . . . . . .     (0.23)       (0.53)            (0.82)
                                               --------    ---------          --------
Distributions
  Net investment income   . . . . . . . . . .     (0.55)       (0.15)            (0.10)
  In excess of net investment income  . . . .
  In excess of net realized gains   . . . . .     (0.43)
                                               --------    ---------          --------
Total Distributions . . . . . . . . . . . . .     (0.98)       (0.15)            (0.10)
                                               --------    ---------          --------
NET ASSET VALUE,
END OF PERIOD . . . . . . . . . . . . . . . .  $   9.22     $   9.29          $   9.05
                                               ========    =========          ========
Total Return (Excludes Sales Charge)  . . . .     (2.33)%      (5.29)%(e)        (8.24)%(e)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)   . . . .  $  5,347     $    723          $     57
  Ratio of expenses to average net assets   .      0.78%        1.45%(d)          1.30%(d)
  Ratio of net investment income to
    average net assets  . . . . . . . . . . .      5.25%        5.20%(d)          5.28%(d)
  Ratio of expenses to average net assets *        1.20%        1.84%(d)          1.59%(d)
  Ratio of net investment income to
    average net assets *  . . . . . . . . . .      4.83%        4.81%(d)          4.99%(d)
  Portfolio Turnover  . . . . . . . . . . . .    131.04%      131.04%           131.04%



                                                                                INCOME BOND FUND
                                                  --------------------------------------------------------------------------------
                                                                              YEAR ENDED JUNE 30,
                                                  --------------------------------------------------------------------------------
                                                             1993                             1992                       1991
                                                  ------------------------        -----------------------------         ---------
                                                   FIDUCIARY       CLASS A         FIDUCIARY         CLASS A(c)         FIDUCIARY
                                                   ---------       -------         ---------        -----------         ---------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . . . . . . .    $  10.18       $ 10.16          $   9.59          $   10.06          $   9.49
                                                   --------       -------          --------          ---------          --------
Investment Activities
  Net investment income   . . . . . . . . . . .        0.66          0.63              0.71               0.26              0.79
  Net realized and unrealized gains (losses)
    from investments  . . . . . . . . . . . . .        0.38          0.41              0.59               0.11              0.06
                                                   --------       -------          --------          ---------          --------
Total from Investment Activities  . . . . . . .        1.04          1.04              1.30               0.37              0.85
                                                   --------       -------          --------          ---------          --------
Distributions
  Net investment income   . . . . . . . . . . .       (0.66)        (0.64)            (0.71)             (0.27)            (0.75)
  Net realized gains  . . . . . . . . . . . . .       (0.13)        (0.13)
                                                   --------       -------          --------          ---------          --------
Total Distributions . . . . . . . . . . . . . .       (0.79)        (0.77)            (0.71)             (0.27)            (0.75)
                                                   --------       -------          --------          ---------          --------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . . . . . . .    $  10.43       $ 10.43          $  10.18          $   10.16          $   9.59
                                                   ========       =======          ========          =========          ========
Total Return (Excludes Sales Charge)  . . . . .       10.62%        10.58%            13.85%            10.16%(d)           9.20%
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000)   . . . . .    $483,291       $ 7,064          $376,898          $     188          $269,856
  Ratio of expenses to average net assets   . .        0.56%         0.77%             0.49%             0.97%(d)           0.29%
  Ratio of net investment income to average
    net assets  . . . . . . . . . . . . . . . .        6.44%         6.12%             7.18%             6.58%(d)           7.88%
  Ratio of expenses to average net assets *   .        0.90%         1.26%             1.04%             1.27%(d)           0.89%
  Ratio of net investment income to average
    net assets *  . . . . . . . . . . . . . . .        6.10%         5.63%             6.63%             6.28%(d)           7.28%
  Portfolio Turnover  . . . . . . . . . . . . .      143.52%       143.52%            32.50%             32.50%            39.63%


____________

* During the period the investment advisory, 12b-1, and administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a)  Class B shares commenced offering on January 14, 1994.

(b) The Service Class shares commenced offering on January 17, 1994 when they were designated as "Retirement" shares. On April 4, 1995, the name of the Retirement shares was changed to "Service" shares. As of June 1, 1995, Service shares transferred to Class A shares, and as of June 30, 1995, there were no shareholders in the Service Class. The return for the period from July 1, 1994 to June 1, 1995 for the Service Shares was 9.93%.

(c)  Class A commenced offering on February 18, 1992.

(d)  Annualized.

(e)  Not Annualized.


See notes to financial statements.

70

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS



                                                        INTERMEDIATE TAX-FREE BOND FUND
                                      --------------------------------------------------------------------
                                                              YEAR ENDED JUNE 30,
                                      --------------------------------------------------------------------
                                                    1995                              1994
                                      -----------------------------   -----------------------------------
                                       FIDUCIARY   CLASS A  CLASS B    FIDUCIARY    CLASS A    CLASS B (a)
                                       ---------   -------  -------    ---------    -------    -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . .   $  10.49   $ 10.48   $10.50    $  11.15     $ 11.14    $ 11.18
                                        --------   -------  -------    --------     -------    -------
Investment Activities
  Net investment income   . . . . . .       0.54      0.51     0.46        0.52        0.50       0.17
  Net realized and unrealized gains
     (losses) from investments  . . .       0.15      0.15     0.14       (0.52)      (0.52)     (0.67)
                                        --------   -------  -------    --------     -------    -------
Total from Investment Activities  . .       0.69      0.66     0.60        0.00       (0.02)     (0.50)
                                        --------   -------  -------    --------     -------    -------
Distributions
  Net investment income   . . . . . .      (0.54)    (0.49)   (0.45)      (0.53)      (0.52)     (0.17)
  In excess of net investment
     income   . . . . . . . . . . . .                (0.02)               (0.01)      (0.01)
  Net realized gains  . . . . . . . .                                     (0.01)
  In excess of net realized gains . .                                     (0.11)      (0.11)     (0.01)
                                        --------   -------  -------    --------     -------    -------
Total Distributions . . . . . . . . .      (0.54)    (0.51)   (0.45)      (0.66)      (0.64)     (0.18)
                                        --------   -------  -------    --------     -------    -------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . .   $  10.64   $ 10.63   $10.65    $  10.49     $ 10.48    $ 10.50
                                        ========   =======  =======    ========     =======    =======
Total Return (Excludes Sales Charge).       6.75%     6.49%    5.89%      (0.11)%     (0.33)%    (4.48%)(e)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) .   $211,229   $ 5,614   $1,116    $182,611     $ 5,556    $   549
  Ratio of expenses to average net
     assets   . . . . . . . . . . . .       0.53%     0.78%    1.43%       0.48%       0.73%      1.40%(d)
  Ratio of net investment income to
     average net assets   . . . . . .       5.17%     4.91%    4.29%       4.78%       4.57%      4.08%(d)
  Ratio of expenses to average net
     assets *   . . . . . . . . . . .       0.88%     1.23%    1.88%       0.84%       1.19%      1.85%(d)
  Ratio of net investment income to
     average net assets * . . . . . .       4.82%     4.46%    3.84%       4.42%       4.11%      3.63%(d)
  Portfolio Turnover  . . . . . . . .     199.76%   199.76%  199.76%     105.98%     105.98%    105.98%


                                                        INTERMEDIATE TAX-FREE BOND FUND
                                      ----------------------------------------------------------------
                                                              YEAR ENDED JUNE 30,
                                      ----------------------------------------------------------------
                                                1993                   1992                  1991
                                       --------------------   ---------     -----------  -------------
                                       FIDUCIARY    CLASS A   FIDUCIARY     CLASS A (b)  FIDUCIARY (c)
                                       ---------    -------   ---------     -----------  -------------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . .    $10.69      $10.69    $ 10.28       $10.57         $10.00
                                         ------      ------   --------       ------         ------
Investment Activities
  Net investment income   . . . . . .      0.53        0.55       0.55         0.15           0.49
  Net realized and unrealized gains
     (losses) from investments  . . .      0.49        0.44       0.42         0.18           0.27
                                         ------      ------   --------       ------         ------
Total from Investment Activities  . .      1.02        0.99       0.97         0.33           0.76
                                         ------      ------   --------       ------         ------
Distributions
  Net investment income   . . . . . .     (0.52)      (0.50)     (0.55)       (0.21)         (0.48)
  In excess of net investment
     income   . . . . . . . . . . . .
  Net realized gains  . . . . . . . .     (0.04)      (0.04)     (0.01)
  In excess of net realized gains . .
                                         ------      ------   --------       ------         ------
Total Distributions . . . . . . . . .     (0.56)      (0.54)     (0.56)       (0.21)         (0.48)
                                         ------      ------   --------       ------         ------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . .    $11.15      $11.14    $ 10.69       $10.69        $ 10.28
                                         ======      ======   ========       ======        =======
Total Return (Excludes Sales Charge).      9.79%       9.47%      9.54%        8.68%(d)       9.49%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) .  $166,489      $5,480   $142,672       $    5        $82,192
  Ratio of expenses to average net
     assets   . . . . . . . . . . . .      0.54%       0.71%       .55%        1.02%(d)        .30%(d)
  Ratio of net investment income to
     average net assets   . . . . . .      4.93%       4.77%      5.28%        4.91%(d)       6.04%(d)
  Ratio of expenses to average net
     assets *   . . . . . . . . . . .      0.94%       1.27%      1.07%        1.32%(d)       0.90%(d)
  Ratio of net investment income to
     average net assets * . . . . . .      4.53%       4.21%      4.77%        4.61%(d)       5.44%(d)
  Portfolio Turnover  . . . . . . . .     31.99%      31.99%     11.50%       11.50%         35.15%

--------

* During the period the investment advisory, 12b-1, and administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Class B Shares commenced offering on January 14, 1994.

(b) Class A Shares commenced offering on February 18, 1992.

(c) The Fund commenced operations on September 4, 1990.

(d) Annualized.

(e) Not Annualized.


See notes to financial statements.

                                                                             71

THE ONE GROUP FAMILY OF MUTUAL FUNDS
--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS


                                                                                   TAX-FREE BOND FUND
                                                            --------------------------------------------------------------
                                                                                   YEAR ENDED JUNE 30,
                                                            --------------------------------------------------------------
                                                                         1995                          1994
                                                            ---------------------------- --------------------------------
                                                            FIDUCIARY  CLASS A   CLASS B  FIDUCIARY  CLASS A  CLASS B (a)
                                                            ---------  -------   -------  ---------  -------  -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . .  $  9.66   $  9.67    $9.62     $10.11   $ 10.12  $ 10.10
                                                            --------   -------    -----     ------   -------  -------
Investment Activities
  Net investment income   . . . . . . . . . . . . . . . . .     0.57      0.55     0.49       0.56      0.55     0.24
  Net realized and unrealized gains (losses) from
     investments  . . . . . . . . . . . . . . . . . . . . .     0.03      0.05     0.07      (0.42)    (0.43)   (0.48)
                                                            --------   -------    -----     ------   -------  -------
Total from Investment Activities  . . . . . . . . . . . . .     0.60      0.60     0.56       0.14      0.12    (0.24)
                                                            --------   -------    -----     ------   -------  -------
Distributions
  Net investment income   . . . . . . . . . . . . . . . . .    (0.57)    (0.55)   (0.49)     (0.56)    (0.54)   (0.24)
  In excess of net realized gains . . . . . . . . . . . . .                                  (0.03)    (0.03)
                                                            --------   -------    -----     ------   -------  -------
Total Distributions . . . . . . . . . . . . . . . . . . . .    (0.57)    (0.55)   (0.49)     (0.59)    (0.57)   (0.24)
                                                            --------   -------    -----     ------   -------  -------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . . . . . . . . . . . . .  $  9.69   $  9.72    $9.69      $9.66     $9.67  $  9.62
                                                            ========   =======    =====      =====     =====  =======
Total Return (Excludes Sales Charge). . . . . . . . . . . .     6.46%     6.21%    5.58%      1.36%     1.34%   (1.98)%(e)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) . . . . . . . . . . . . $185,916   $11,462   $8,326   $152,763   $10,725  $ 4,855
  Ratio of expenses to average net assets   . . . . . . . .     0.56%     0.81%    1.46%      0.54%     0.79%    1.41%(d)
  Ratio of net investment income to average net assets  . .     6.02%     5.76%    5.14%      5.61%     5.44%    4.95%(d)
  Ratio of expenses to average net assets *   . . . . . . .     0.74%     1.09%    1.74%      0.71%     1.06%    1.62%(d)
  Ratio of net investment income to average net assets *  .     5.84%     5.48%    4.86%      5.44%     5.17%    4.74%(d)
  Portfolio Turnover  . . . . . . . . . . . . . . . . . . .    66.02%    66.02%   66.02%    101.48%   101.48%  101.48%


                                                                TAX-FREE BOND FUND
                                                            --------------------------
                                                                YEAR ENDED JUNE 30,
                                                            --------------------------
                                                                       1993
                                                            --------------------------
                                                            FIDUCIARY (b)  CLASS A (c)
                                                            -------------  -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . . . . . . . . . . . . .   $10.00        $10.06
                                                             -------        ------
Investment Activities
  Net investment income   . . . . . . . . . . . . . . . . .     0.19          0.19
  Net realized and unrealized gains (losses) from
     investments  . . . . . . . . . . . . . . . . . . . . .     0.11          0.05
                                                             -------        ------
Total from Investment Activities  . . . . . . . . . . . . .     0.30          0.24
                                                             -------        ------
Distributions
  Net investment income   . . . . . . . . . . . . . . . . .    (0.19)        (0.18)
  In excess of net realized gains . . . . . . . . . . . . .
                                                             -------        ------
Total Distributions . . . . . . . . . . . . . . . . . . . .    (0.19)        (0.18)
                                                             -------        ------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . . . . . . . . . . . . .   $10.11        $10.12
                                                             =======        ======
Total Return (Excludes Sales Charge). . . . . . . . . . . .     5.18%(d)      6.86%(d)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) . . . . . . . . . . . .  $40,777        $4,106
  Ratio of expenses to average net assets   . . . . . . . .     0.54%(d)      0.80%(d)
  Ratio of net investment income to average net assets  . .     5.66%(d)      5.71%(d)
  Ratio of expenses to average net assets *   . . . . . . .     1.01%(d)      1.36%(d)
  Ratio of net investment income to average net assets *  .     5.19%(d)      5.15%(d)
  Portfolio Turnover  . . . . . . . . . . . . . . . . . . .    66.12%        66.12%

-------------
* During the period the investment advisory, 12b-1, and administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Class B Shares commenced offering on January 14, 1994.

(b) The Fund commenced operations on February 9, 1993.

(c) Class A Shares commenced offering on February 23, 1993.

(d) Annualized.

(e) Not Annualized.


See notes to financial statements.

72

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-----------------------------------------------------------------
FINANCIAL HIGHLIGHTS


                                                           KENTUCKY MUNICIPAL BOND FUND
                                         --------------------------------------------------------------------
                                                                     MARCH 16,
                                         JANUARY 20, 1995 TO          1995 TO     FEBRUARY 1,      MARCH 12,
                                           JUNE 30, 1995(a)        JUNE 30, 1995   1994, TO        1993, TO
                                         --------------------      -------------  JANUARY 19,     JANUARY 31,
                                         FIDUCIARY    CLASS A        CLASS B(f)     1995(d)        1994(d)(e)
                                         ---------    -------      ------------- -----------     ------------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . . . . . .    $  9.49       $ 9.49        $ 9.75         $ 10.45       $ 10.00
                                         -------       ------        ------         -------       -------
Investment Activities
  Net investment income   . . . . . .       0.20         0.19          0.14            0.41          0.36
  Net realized and unrealized gains
     (losses) from investments  . . .       0.43         0.44          0.12           (0.95)         0.43
                                          -------      ------        ------         -------       -------
Total from Investment Activities  . .       0.63         0.63          0.26           (0.54)         0.79
                                          -------      ------        ------         -------       -------
Distributions
  Net investment income   . . . . . .      (0.20)       (0.19)        (0.14)          (0.42)        (0.34)
                                          -------      ------        ------         -------       -------
Total Distributions . . . . . . . . .      (0.20)       (0.19)        (0.14)          (0.42)        (0.34)
                                          -------      ------        ------         -------       -------
NET ASSET VALUE,
  END OF PERIOD . . . . . . . . . . .    $  9.92       $ 9.93        $ 9.87         $  9.49       $ 10.45
                                         =======       ======        ======         =======       =======
Total Return (Excludes Sales Charge).       6.56%(b)     5.66%(b)      2.63%(b)       -5.17%(b)      8.05%(b)

RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of period (000) .    $32,520       $8,818        $   79         $41,953       $64,663
  Ratio of expenses to average net
      assets  . . . . . . . . . . . .       0.65%(c)     0.90%(c)      1.58%(c)        1.03%(c)      0.70%(c)
  Ratio of net investment income to
      average net assets  . . . . . .       4.70%(c)     4.44%(c)      3.89%(c)        4.27%(c)      4.19%(c)
  Ratio of expenses to average net
      assets *  . . . . . . . . . . .       0.97%(c)     1.33%(c)      2.21%(c)        1.05%(c)      0.91%(c)
  Ratio of net investment income to
      average net assets *  . . . . .       4.38%(c)     4.01%(c)      3.25%(c)        4.25%(c)      3.98%(c)
  Portfolio Turnover  . . . . . . . .      19.75%       19.75%        19.75%          10.00%         5.00%

-------------

* During the period the investment advisory, 12b-1, and administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.

(a) Period from date merged.

(b) Not Annualized.

(c) Annualized.

(d) Audited by other auditors.

(e) Period from initial public investment.

(f) Class B Shares commenced offering on March 16, 1995.


See notes to financial statements.

                                                                             73

THE ONE GROUP FAMILY OF MUTUAL FUNDS
-----------------------------------------------------------------
FINANCIAL HIGHLIGHTS

                                                         OHIO MUNICIPAL BOND FUND
                                --------------------------------------------------------------------------
                                                            YEAR ENDED JUNE 30,
                                --------------------------------------------------------------------------
                                               1995                                  1994
                                -------------------------------      ------------------------------------
                                FIDUCIARY   CLASS A    CLASS B       FIDUCIARY     CLASS A    CLASS B (a)
                                ---------   -------    -------       ---------     -------    -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . .   $ 10.58     $10.61     $10.68        $ 11.11       $ 11.13     $11.31
                                -------    -------     ------        -------       -------     ------
Investment Activities
  Net investment income . . .      0.55       0.53       0.43           0.51          0.50       0.17
  Net realized and unrealized
     gains (losses) from
     investments  . . . . . .      0.07       0.07       0.07          (0.50)        (0.48)     (0.62)
                                -------    -------     ------        -------       -------      -----
Total from Investment
  Activities  . . . . . . . .      0.62       0.60       0.50           0.01          0.02      (0.45)
                                -------    -------     ------        -------       -------      -----
Distributions
  Net investment income . . .     (0.55)     (0.51)     (0.43)         (0.52)        (0.50)     (0.17)
  In excess of net investment
     income   . . . . . . . .                (0.02)                                  (0.02)     (0.01)
  In excess of net realized
     gains  . . . . . . . . .                                          (0.02)        (0.02)
                                -------     -------    ------        -------       -------     ------
Total Distributions . . . . .     (0.55)     (0.53)     (0.43)         (0.54)        (0.54)     (0.18)
                                -------     -------    ------        -------       -------     ------
NET ASSET VALUE,
  END OF PERIOD . . . . . . .   $ 10.65     $10.68     $10.75        $ 10.58       $ 10.61     $10.68
                                =======    =======     ======        =======       =======     ======
Total Return (Excludes
  Sales Charge) . . . . . . .      6.07%      5.79%      5.17%          0.07%        (0.05)%    (4.02)%(e)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
     period (000)   . . . . .   $79,993    $12,006     $3,209        $93,261       $14,883     $2,043
  Ratio of expenses to
     average net assets . . .      0.58%      0.82%      1.48%          0.53%         0.78%      1.28%(d)
  Ratio of net investment
     income to average net
     assets   . . . . . . . .      5.29%      5.01%      4.40%          4.76%         4.63%      4.23%(d)
  Ratio of expenses to average
     net assets * . . . . . .      0.91%      1.25%      1.91%          0.86%         1.21%      1.68%(d)
  Ratio of net investment income
     to average net assets *.      4.96%      4.58%      3.97%          4.43%         4.20%      3.83%(d)
  Portfolio Turnover  . . . .     77.69%     77.69%     77.69%         16.77%        16.77%     16.77%


                                             OHIO MUNICIPAL BOND FUND
                                -------------------------------------------------
                                                YEAR ENDED JUNE 30,
                                -------------------------------------------------
                                        1993                      1992
                                --------------------   --------------------------
                                FIDUCIARY    CLASS A   FIDUCIARY (b)  CLASS A (c)
                                ---------    -------   -------------  -----------
NET ASSET VALUE,
  BEGINNING OF PERIOD . . . .   $ 10.48      $ 10.48    $ 10.00       $10.29
                                -------      -------    -------       ------
Investment Activities
  Net investment income . . .      0.54         0.52       0.56         0.20
  Net realized and unrealized
     gains (losses) from
     investments  . . . . . .      0.62         0.64       0.47         0.21
                                -------      -------    -------       ------
Total from Investment
     Activities   . . . . . .      1.16         1.16       1.03         0.41
                                -------      -------    -------       ------
Distributions
  Net investment income . . .     (0.53)       (0.51)     (0.55)       (0.22)
  In excess of net investment
    income  . . . . . . . . .
  In excess of net realized
    gains   . . . . . . . . .
                                -------       -------   -------       ------

Total Distributions . . . . .     (0.53)      (0.51)     (0.55)        (0.22)
                                -------      -------    -------       ------
NET ASSET VALUE,
  END OF PERIOD . . . . . . .   $ 11.11     $ 11.13     $10.48        $10.48
                                =======     =======     =======       ======
Total Return (Excludes Sales
  Charge) . . . . . . . . . .     11.43%      11.40%     10.64%(d)     10.85%(d)
RATIOS/SUPPLEMENTARY DATA:
  Net Assets at end of
    period (000)  . . . . . .   $74,792     $13,092     $45,199       $   41
  Ratio of expenses to average
    net assets  . . . . . . .      0.55%       0.77%       0.63%(d)     1.01%(d)
  Ratio of net investment
    income to average net
    assets  . . . . . . . . .      5.14%       4.85%       5.61%(d)     5.16%(d)
  Ratio of expenses to average
    net assets *  . . . . . .      0.94%       1.25%       1.21%(d)     1.40%(d)
  Ratio of net investment
    income to average net
    assets *  . . . . . . . .      4.75%       4.37%       5.03%(d)     4.77%(d)
  Portfolio Turnover  . . . .     26.67%      26.67%       9.78%        9.78%

-----------------------

* During the period the investment advisory, 12b-1, and administration fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratios would have been as indicated.
(a) Class B Shares commenced offering on January 14, 1994.
(b) The Fund commenced operations on July 2, 1991.
(c) Class A Shares commenced offering on February 18, 1992.
(d) Annualized.
(e) Not Annualized.


See notes to financial statements.

REPORT OF INDEPENDENT ACCOUNTANTS
-----------------------------------------------------------------
THE ONE GROUP FAMILY OF MUTUAL FUNDS                JUNE 30, 1995



To the Shareholders and Board of
  Trustees of The One Group:

We have audited the accompanying statements of assets and liabilities of the Government ARM Fund, the Limited Volatility Bond Fund, the Intermediate Bond Fund, the Government Bond Fund, the Income Bond Fund, the Intermediate Tax-Free Bond Fund, the Tax-Free Bond Fund, the Kentucky Municipal Bond Fund, and the Ohio Municipal Bond Fund (nine series of The One Group), including the schedule of portfolio investments, as of June 30, 1995, and the related statements of operations, the statements of changes in net assets and financial highlights for each of the periods indicated herein. These financial statements and financial highlights are the responsibility of The One Group's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the year ended June 30, 1993 and for the period from February 28, 1992 (commencement of operations) to June 30, 1992 for the Intermediate Bond Fund were audited by other auditors whose report dated August 25, 1993 expressed an unqualified opinion on the financial highlights. The statement of operations for the period from February 1, 1994 to January 19, 1995 and the statement of changes in net assets and the financial highlights for the period from February 1, 1994 to January 19, 1995 and the period from March 12, 1993 (commencement of operations) to January 31, 1994 for the Kentucky Municipal Bond Fund were audited by other auditors whose report dated April 6, 1995 expressed an unqualified opinion on these statements and the financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Government ARM Fund, the Limited Volatility Bond Fund, the Intermediate Bond Fund, the Government Bond Fund, the Income Bond Fund, the Intermediate Tax-Free Bond Fund, the Tax-Free Bond Fund, the Kentucky Municipal Bond Fund, and the Ohio Municipal Bond Fund of The One Group as of June 30, 1995, the results of their operations, the changes in their net assets, and the financial highlights for each of the periods indicated herein, in conformity with generally accepted accounting principles.

                                                      Coopers & Lybrand L.L.P.
Boston, Massachusetts
August 18, 1995

                                    APPENDIX

The nationally recognized statistical rating organizations (individually, an "NRSRO") that may be utilized by the Advisers or the Sub-Advisers with regard to portfolio investments for the Funds include Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P"), Duff & Phelps, Inc. ("Duff"), Fitch Investors Service, Inc. ("Fitch"), IBCA Limited and its affiliate, IBCA Inc. (collectively, "IBCA"), and Thomson BankWatch, Inc. ("Thomson"). Set forth below is a description of the relevant ratings of each such NRSRO. The NRSROs that may be utilized by the Advisers or the Sub-Advisers and the description of each NRSRO's ratings is as of the date of this Statement of Additional Information, and may subsequently change.

Long-Term Debt Ratings (may be assigned, for example, to corporate and municipal bonds)

Description of the four highest long-term debt ratings by Moody's (Moody's applies numerical modifiers (1, 2, and 3) in each rating category to indicate the security's ranking within the category):

         Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities.

         A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

         Baa Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.


Description of the four highest long-term debt ratings by S&P (S&P may apply a plus (+) or minus (-) to a particular rating classification to show relative standing within that classification):

         AAA Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

         AA Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

         A Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

         BBB Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Description of the three highest long-term debt ratings by Duff:

         AAA Highest credit quality. The risk factors are negligible being only slightly more than for risk-free U.S. Treasury debt.

         AA+     High credit quality Protection factors are strong.

         AA Risk is modest but may vary slightly from time to time because of economic conditions.

         A+ Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

Description of the three highest long-term debt ratings by Fitch (plus or minus signs are used with a rating symbol to indicate the relative position of the credit within the rating category):

         AAA Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

         AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issues is generally rated "[-]+."

         A Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

IBCA's description of its three highest long-term debt ratings:

         AAA Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly.

         AA Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic, or financial conditions may increase investment risk albeit not very significantly.

         A Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

Short-Term Debt Ratings (may be assigned, for example, to commercial paper, master demand notes, bank instruments, and letters of credit)

Moody's description of its three highest short-term debt ratings:

         Prime-1 Issuers rated Prime-1 (or supporting institutions) have a superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by many of the following characteristics:

                           -Leading market positions in well-established
                            industries.

                           -High rates of return on funds employed.

                            -Conservative capitalization structures with moderate reliance on debt and ample asset protection.

                            -Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

                            -Well-established access to a range of financial markets and assured sources of alternate liquidity.

         Prime-2 Issuers rated Prime-2 (or supporting institutions) have a strong capacity for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         Prime-3 Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

S&P's description of its three highest short-term debt ratings:

         A-1 This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus sign (+).

         A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

         A-3 Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

Duff's description of its three highest short-term debt ratings (Duff incorporates gradations of "1+" (one plus) and "1-" (one minus) to assist investors in recognizing quality differences within the highest rating category):

       Duff 1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

       Duff 1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

       Duff 1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

       Duff 2 Good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

       Duff 3 Satisfactory liquidity and other protection factors qualify issue as to investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.




Fitch's description of its three highest short-term debt ratings:

       F-1+ Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

       F-1 Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

       F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1 ratings.

       F-3 Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

IBCA's description of its three highest short-term debt ratings:

       A+ Obligations supported by the highest capacity for timely repayment.

       A1 Obligations supported by a very strong capacity for timely repayment.

       A2 Obligations supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

Short-Term Loan/Municipal Note Ratings

Moody's description of its two highest short-term loan/municipal note ratings:

MIG-1/VMIG-1          This designation denotes best quality. There is present
                      strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG-2/VMIG-2          This designation denotes high quality. Margins of
                      protection are ample although not so large as in the preceding group.

S&P's description of its two highest municipal note ratings:

        SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

        SP-2          Satisfactory capacity to pay principal and interest.

Short-Term Debt Ratings

Thomson BankWatch, Inc. ("TBW") ratings are based upon a qualitative and quantitative analysis of all segments of the organization including, where applicable, holding company and operating subsidiaries.

BankWatch(TM) Ratings do not constitute a recommendation to buy or sell securities of any of these companies. Further, BankWatch does not suggest specific investment criteria for individual clients.

The TBW Short-Term Ratings apply to commercial paper, other senior short-term obligations and deposit obligations of the entities to which the rating has been assigned.

The TBW Short-Term Ratings apply only to unsecured instruments that have a maturity of one year or less.

The TBW Short-Term Ratings specifically assess the likelihood of an untimely payment of principal or interest.

          TBW-1 The highest category; indicates a very high degree of likelihood that principal and interest will be paid on a timely basis.

          TBW-2 The second highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

          TBW-3 The lowest investment grade category; indicates that while more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

          TBW-4 The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

*As of June 30, 1995, the Fund had not commenced operations.

                               PARAGON PORTFOLIO
                                4900 Sears Tower
                            Chicago, Illinois 60606

                            ------------------------

             STATEMENT OF ADDITIONAL INFORMATION -- MARCH 30, 1995
                           CLASS A AND CLASS B SHARES
                             ---------------------

    Paragon Portfolio (the "Trust") is an open-end, management investment company (a mutual fund) consisting of eleven portfolios, including the following funds included in this Statement of Additional Information (the "Funds"):

    Paragon Treasury Money Market Fund;
    Paragon Short-Term Government Fund;
    Paragon Intermediate-Term Bond Fund;
    Paragon Louisiana Tax-Free Fund;
    Paragon Value Growth Fund;
    Paragon Value Equity Income Fund;
    Paragon Gulf South Growth Fund.

    Paragon  Gulf  South  Growth  Fund  is  a  non-diversified  portfolio;   the
portfolios of the other Funds are diversified.

    Premier Investment Advisors, L.L.C. ("Premier") serves as the investment adviser to Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund, Paragon Louisiana Tax-Free Fund, Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South Growth Fund and as subadviser to Paragon Treasury Money Market Fund. Goldman Sachs Asset Management ("GSAM"), a separate operating division of Goldman, Sachs & Co. ("Goldman Sachs"), serves as the investment adviser to Paragon Treasury Money Market Fund. Premier and GSAM are sometimes each referred to as an "Adviser" or jointly as the "Advisers". Goldman Sachs serves as the Trust's distributor and transfer agent.

    This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of Paragon Portfolio dated March 30, 1995, as amended and supplemented from time to time, a copy of which may be obtained without charge by calling toll-free at 800-525-7907 or by writing Goldman Sachs, 4900 Sears Tower, Chicago, Illinois 60606.

                               TABLE OF CONTENTS

                                                                                                        PAGE IN
                                                                                                      STATEMENT OF
                                                                                                       ADDITIONAL
                                                                                                      INFORMATION
                                                                                                      ------------
Investment Policies and Practices of the Funds......................................................      B-3
Investment Restrictions.............................................................................      B-13
Management..........................................................................................      B-16
The Advisers, Administrator, Distributor and Transfer Agent.........................................      B-18
Class B Distribution Plan...........................................................................      B-21
Portfolio Transactions..............................................................................      B-22
Net Asset Value.....................................................................................      B-25
Shareholder Investment Account......................................................................      B-26
Redemptions.........................................................................................      B-26
Calculation of Performance Quotations...............................................................      B-26
Tax Information.....................................................................................      B-33
Organization and Capitalization.....................................................................      B-37
Shareholder and Trustee Liability...................................................................      B-38
Custodian...........................................................................................      B-38
Independent Accountants.............................................................................      B-39
Financial Statements................................................................................      B-39
Appendix............................................................................................       40

                 INVESTMENT POLICIES AND PRACTICES OF THE FUNDS

    The following discussion elaborates on the description of each Fund's investment policies and practices contained in the Prospectus:

CORPORATE DEBT SECURITIES

    Included in the corporate debt securities in which certain Funds may invest are preferred, preference and convertible stocks. Preference stocks are stocks that have many characteristics of preferred stocks, but are typically junior to an existing class of preferred stocks.

    When and if available, corporate debt securities may be purchased at a discount from face value.

U.S. GOVERNMENT SECURITIES

    A  Fund  may  also  invest  in  separately  traded  principal  and  interest components of securities issued or guaranteed by the U.S. Treasury. The principal and interest components of selected securities are traded independently under the Separate Trading of Registered Interest and Principal of Securities program ("STRIPS"). Under the STRIPS program, the principal and interest components are individually numbered and separately issued by the U.S. Treasury at the request of depository financial institutions, which then trade the component parts independently.

CUSTODIAL RECEIPTS

    A Fund, other than Paragon Treasury Money Market Fund, may also acquire securities which, although not considered U.S. Government securities for certain purposes, are issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities and instrumentalities in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds. Such notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including "Treasury Receipts," "Treasury Investment Growth Receipts" ("TIGRs"), and "Certificates of Accrual on Treasury Securities" ("CATS").

FOREIGN SECURITIES

    Paragon Intermediate-Term Bond Fund may invest in securities of foreign issuers denominated in U.S. dollars. Paragon Value Growth Fund and Paragon Value Equity Fund may invest in securities of foreign issuers in the form of American Depository Receipts ("ADRs"). Investment in foreign issuers involves certain special considerations, including those set forth below, which are not typically associated with investment in U.S. issuers. Since foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a domestic company. Volume and liquidity in most foreign bond markets are less than in the United States and, at times, volatility of price can be greater than in the United States.

    There is generally less government supervision and regulation of securities exchanges, brokers and listed companies in foreign countries than in the United States. Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk on some transactions of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments which could affect a Fund's investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. A Fund will limit its equity investments in "passive foreign investment companies," which could in certain circumstances subject the Fund to disadvantageous U.S. tax treatment on such investments.

    ADRs are receipts issued by a U.S. bank or trust company which evidence ownership of underlying securities of foreign corporations. ADRs are traded on domestic exchanges or in the U.S. over-the-counter market and, are in registered form. To the extent that a Fund acquires ADRs through banks which do not have a contractual relationship with the issuer of the underlying security to issue and service such ADRs, there may be an increased possibility that the Fund would not become aware of and be able to respond in a timely manner to corporate actions such as stock splits or rights offerings involving the foreign issuer. In addition, the lack of information may result in inefficiencies in the valuation of such instruments.

MORTGAGE-RELATED SECURITIES

    MORTGAGE PASS-THROUGH SECURITIES. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities generally provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale, refinancing or foreclosure of the underlying residential property, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgages in the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether the mortgagor actually makes the payment.

    The principal governmental guarantor of mortgage-related securities is the Government National Mortgage Association ("GNMA"). GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of FHA-insured or VA-guaranteed mortgages.

    Government-related guarantors (i.e., whose guarantees are not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional residential mortgages (i.e., mortgages not insured or guaranteed by any governmental agency) from a list of approved seller/servicers which include state and federally-chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment by FNMA of principal and interest but are not backed by the full faith and credit of the U.S. Government.

    FHLMC is a corporate instrumentality of the U.S. Government and was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. FHLMC issues Participation Certificates ("PCs") which represent interests in conventional mortgages from FHLMC's national portfolio. FHLMC guarantees timely payment of interest, ultimate collection of principal and, in some cases, timely collection of principal, but FHLMC PCs are not backed by the full faith and credit of the U.S. Government.

    Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may also be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of mortgage loans in these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets a Fund's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Mortgage-related securities without insurance or guarantees may be purchased by a Fund if the Adviser, after an examination of the loan experience and practices of the originator/servicers and poolers, determines that the securities meet the Fund's quality standards. Although the market for such securities is becoming increasingly liquid, mortgage-related securities issued by certain private organizations may not be readily marketable. A Fund will not purchase mortgage-related securities or any other assets which in the Adviser's opinion are illiquid if, as a result, more than 15% of the value of a Fund's net assets will be illiquid.

    COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS). A CMO is a hybrid security, having characteristics of both a mortgage-backed bond and a mortgage pass-through security. As with a bond, interest and prepaid principal on CMOs are paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans or private mortgage pass-through securities but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and the income streams on such securities. CMOs are only the obligation of their issuers, and in the event of default there is no assurance that the collateral, which is typically the issuer's only asset, will be sufficient to pay principal and interest.

    CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. Many CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Under a common structure, monthly payments of principal received from the pool of underlying mortgages, including prepayments, are first returned to investors holding the shortest maturity class. Investors holding the longer maturity class receive principal only after the first class has been retired. An investor is partially protected against an earlier than desired return of principal because of the sequential payments.

    In a typical CMO transaction, a corporation ("issuer") issues multiple series, (e.g., A, B, C, Z) of CMO bonds ("Bonds"). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates ("Collateral"). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. Other types of CMO structures may provide for principal payments to two or more classes concurrently on a proportionate or disproportionate basis. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

    FHLMC COLLATERALIZED MORTGAGE OBLIGATIONS. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC pass-through securities, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC's mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of the FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payments of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC's minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the "pass-through" nature of all principal payments received on the collateral pool in excess of FHLMC's minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

    If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC's minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds. Criteria for the mortgage loans in the pool backing the CMOs are identical to those of FHLMC pass-through securities. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

    REAL ESTATE MORTGAGE INVESTMENT CONDUITS. A CMO vehicle that qualifies as a "real estate mortgage investment conduit" ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code") invests in certain mortgages principally secured by interests in real property and other permitted investments. Investors may purchase beneficial interests in REMICs, which are known as "regular" interests or "residual" interests. Such beneficial interests in REMICs may offer a higher yield than U.S. Government securities, but they may also be subject to greater price fluctuations and credit risk. In addition, interests in REMICs typically will be issued in a variety of classes or series, which may have different maturities and may be retired in sequence. Under the Code, CMOs created after 1991 will generally be required to qualify as REMICs in order for the issuing entity to avoid being subject to federal income tax as a "taxable mortgage pool."

    Some REMIC interests are not government securities and are not supported in any way by any governmental agency or instrumentality. In the event of a default by an issuer of the assets of such a REMIC, there is no assurance that the assets of the REMIC will be sufficient to pay principal and interest. It is possible that there will be limited opportunities for trading REMIC interests in the over-the-counter market, the depth and liquidity of which will vary from issue to issue and from time to time. Due to possible unfavorable tax consequences, no Fund will purchase residual interests in REMICs under present tax law.

    OTHER MORTGAGE-RELATED SECURITIES. The Advisers expect that governmental, government-related or private entities may create mortgage loan pools and other mortgage-related securities offering mortgage pass-through and mortgage-collateralized investments in addition to those described above. The mortgages underlying these securities may include alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term fixed rate mortgages. As new types of mortgage-related securities are developed and offered to investors, the Advisers will, consistent with a Fund's investment objectives, policies and quality standards and, subject to the review and approval of the Trust's Board of Trustees, consider making investments in such new types of mortgage-related securities.

    OTHER ASSET-BACKED SECURITIES. A Fund may invest in asset-backed securities. Such securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, a Fund's ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time.

    Credit card receivables are generally unsecured and the debtors on such receivables are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set-off certain amounts owed on the credit cards, thereby reducing the balance due. Automobile receivables generally are secured, but by automobiles rather than residential real property. Most issuers of automobile receivables permit the loan servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the asset-backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in the underlying automobiles. Therefore, there is the possibility that, in some cases, recoveries on repossessed collateral may not be available to support payments on these securities.

    Consistent with each Fund's investment objectives and policies and, subject to the review and approval of the Trust's Board of Trustees, the Funds also may invest in other types of asset-backed securities.

MUNICIPAL OBLIGATIONS

    Municipal Bonds are issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies and instrumentalities and the District of Columbia. Paragon Louisiana Tax-Free Fund will invest primarily in Louisiana Municipal Bonds. The two principal classifications of Municipal Bonds are "General Obligation" and "Revenue Bonds."

    General Obligation Bonds are used to fund a wide range of public projects including the construction or improvement of schools, highways and roads, water and sewer systems and a variety of other public purposes. The basic security of General Obligation Bonds is the issuer's pledge of its faith, credit, and taxing power for the payment of principal and interest. The taxes that can be levied for the payment of debt service may be limited or unlimited as to rate or amount or special assessments.

    Revenue Bonds have also been issued to fund a wide variety of capital projects including: electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. The principal security for a Revenue Bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source.

    Although the principal security behind Revenue Bonds varies widely, many provide additional security in the form of a debt service reserve fund. Payments from such fund may be used to make principal and interest payments on the issuer's obligations. Lease rental revenue bonds issued by a state or local authority for capital projects are secured by annual lease rental payments from the state or locality to the authority sufficient to cover debt service on the authority's obligations. Housing finance authority issues have a wide range of security including partially or fully insured, rent subsidized and/or collateralized mortgages, and/or the net revenues from housing or other public projects. In addition to a debt service reserve fund, some authorities provide further security in the form of a state's ability (without obligation) to make up deficiencies in the debt service reserve fund.

    In addition to General Obligation and Revenue Bonds, there are a variety of hybrid and special types of municipal obligations. There are also numerous differences in the security of Municipal Bonds both within and between the two principal classifications described above.

    For the purpose of a Fund's investment restrictions, the identification of the "issuer" of Municipal Bonds which are not General Obligation Bonds is made by Premier on the basis of the characteristics of the Municipal Bond, the most significant of which is the source of funds for the payment of principal of, and interest on such bonds. Although applicable tax law is not entirely clear under all circumstances, each Fund intends to take the position that it is the tax owner of a municipal obligation acquired subject to a put option or standby commitment or acquired or held with certain other types of put rights.

    An entire issue of Municipal Bonds may be purchased by one or a small number of institutional investors such as a Fund. Thus, the issue may not be said to be publicly offered. Unlike some securities which are not publicly offered, Municipal Bonds which are not publicly offered may be readily marketable. A secondary market exists for Municipal Bonds which were not publicly offered initially.

LOUISIANA

    Louisiana's general obligation bonds are currently rated Baa1 by Moody's Investors Service, Inc. ("Moody's") and A by Standard and Poor's Ratings Group ("S&P"). S&P upgraded Louisiana from BBB+ in December 1990. Both S&P and Moody's affirmed their ratings for the State in March, 1995.

Louisiana's ratings reflect an ongoing recovery process from the severe financial problems which developed after oil prices declined in the mid-to-late 1980s. Also, both rating agencies have commended the State for enacting constitutional reforms in the fall of 1993 that curb borrowing and require that non-recurring revenues be applied to debt reduction. However, Louisiana remains one of the weakest states in terms of its credit fundamentals. While ratings of individual cities, parishes, agencies and special districts vary, most Louisiana issuers have been affected to some degree by Louisiana's economy.

    Through the oil boom of the late 1970s and early 1980s, Louisiana's labor force and employment grew steadily, as did its financial position. By June 30, 1981, the General Fund had run several years of operating surpluses, bringing the ending fund balance to $839.5 million, a sizeable 16% of operating expenditures. When the oil industry weakened, economic growth slowed and operating deficits occurred, Louisiana's undesignated General Fund deficit reached $512 million in fiscal 1988 (ended June 30) and the fund balance was a negative $377 million.

    To address its deficits, Louisiana created the Louisiana Recovery District in 1988, which sold $979 million revenue bonds secured by (i) the revenues derived from the Recovery District's 1% statewide sales and use tax, and (ii)
all funds and accounts held under the Recovery District's general bond resolution and all investment earnings on such funds and accounts. As of December 31, 1994, the principal amount of all these bonds (including bonds issued to defease certain portions of the original bond issue) was $486,795 million. Article VI, Section 30.1 of the State Constitution, effective November 3, 1994, prohibits the Recovery District from issuing additional bonds except to refund bonds at a lower effective interest rate. All bonds of the Recovery District shall be retired no later than the end of the fiscal year 1998-1999.

    During the period from fiscal year 1987-1988 through fiscal year 1993-1994, Louisiana experienced operating budget deficits in three of the seven fiscal years. The operating deficit problem was exacerbated by the highly dependent nature of Louisiana's budget on mineral revenues and the dramatic fluctuations in oil prices over the last decade.

    Louisiana began fiscal year 1988-1989 with a balance of $271 million in the General Fund and ended the year with an operating surplus which, when combined with prior year adjustments of $384 million, provided the state with an ended balance in the General Fund of $655 million. Fiscal year ended 1989-1990 ended with a small operating surplus of $47 million which, when added to the $655 million balance from the prior fiscal year, resulted in an accumulated surplus of $702 million as of June 30, 1990.

    In fiscal year 1990-1991, Louisiana ended the fiscal year with an accumulated surplus in the General Fund of $417.98 million. In fiscal year
1991-1992, state operations resulted in a $487 million deficit which, after adjustment, resulted in an undesignated fund balance deficit of $83 million. This shortfall was eliminated by utilizing a set aside against the total balance available for appropriations.

    Louisiana ended fiscal year 1992-1993 with a positive undesignated balance in its General Fund of $101 million. At the end of fiscal year 1993-1994, there was an operating surplus of $129 million which, after including the prior year's fund balance and reserve changes, resulted in a positive undesignated unreserved General Fund balance of $212.9 million.

    It should be noted that the General Fund could be impacted by certain pending Medicaid issues. Currently, Louisiana is eligible to receive up to $1.217 billion in Medicaid disproportionate share payments for hospitals. In the past, Louisiana has used a portion of the amounts paid to the public hospitals in the State to return to the Medicaid program to help finance this health care.

    The 1993 amendments to the federal disproportionate share law severely restrict the State's ability to continue to help finance health care in this manner. It is estimated that a total of approximately $940 million in disproportionate share funding will be paid out in State fiscal year 1995, compared to the total capped amount available to Louisiana of $1.271 billion. Thus, the 1993 amendments reduced Louisiana's disproportionate share fund by over $300 million. In fiscal year 1996, the estimated loss of disproportionate share funding is over $270 million.

    On December 31, 1994, Louisiana submitted a proposed "Section 1115 Waiver" to the federal government to significantly change its Medicaid program to allow more flexibility and to address the potential financing problem. Preliminary meetings with Health and Human Services indicate that the federal government is interested in developing a joint solution to Louisiana's health care funding crisis and is working with the State on the waiver. The waiver proposal provides for a phase-in of a managed care program with emphasis on primary and preventive services through a capitated payment system which should provide for more stability and controlled growth in the Medicaid program. The State has received a letter from U.S. Secretary of Health and Human Services, Donna Shalala, advising that they hope to reach a final agreement within 120 days.

    The Health Care Financing Administration ("HCFA") has recently notified Louisiana that it has questions concerning the provider fee legislation enacted in 1993. If HCFA disallows the provider fee, there could be a negative $112 million effect as of June 30, 1994. The State is expected to aggressively object to any disallowance by HCFA.

    Economically, Louisiana will continue to be affected by world energy markets. Approximately 15% of the nation's crude oil and approximately 28% of its natural gas are produced in Louisiana. In the past the state has estimated that up to 25% of its economy is directly or indirectly related to energy. This is despite the fact that only 5.5% of employment is in oil and gas extraction, chemicals and allied products and petroleum refining. Oil and oil related jobs also tend to be at relatively high wages, magnifying their economic effect. Similarly, although severance taxes and royalties accounted for almost 4.3% of operating revenues for fiscal year 1993-1994, compared with almost 25% ten years ago, energy related activity affects individual and corporate taxes, which together with sales taxes account for 21.3% of general revenues. Unemployment declined in Louisiana from 12% in 1987 to 6.2% in 1990. This was due in part to increased employment but also to out-migration of population and a decline in labor force. Louisiana's jobless rate has since risen to 7.4% as of December 31, 1994. The comparable national unemployment rate was 6.8%. In addition to oil and gas, major contributors to Louisiana's economy include chemical production, shipping, agriculture and tourism.

    Louisiana's debt burden is well above that of other states, while wealth and income indicators are below the national average. In 1993, for example, the most recent year for which data is available, Louisiana's per capita personal income was 80% of the United States average. According to Moody's, Louisiana's state-level tax supported debt is the sixth highest in the nation as a percentage of property value, sixth highest as a percentage of personal income and eighth highest on a per-capita basis.

    Municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon municipalities to levy taxes. There is also the possibility that as a result of litigation or other conditions the power or ability of any one or more issuers to pay when due principal or interest on its or their municipal obligations may be materially affected.

REPURCHASE AGREEMENTS

    Each Fund may enter into repurchase agreements with selected broker-dealers, banks or other financial institutions. In addition, each Fund may enter into repurchase agreements with any foreign bank whose creditworthiness has been determined by the relevant Adviser to be at least equal to that of issuers of commercial paper rated within the two highest grades assigned by Moody's or S&P.

    A repurchase agreement is an arrangement under which the purchaser (i.e., the Fund) purchases a U.S. Government or other high quality short-term debt obligation (the "Obligation") and the seller agrees, at the time of sale, to repurchase the Obligation at a specified time and price.

    Custody of the Obligation will be maintained by the Trust's custodian or subcustodian. The repurchase price may be higher than the purchase price, the difference being income to the Fund, or the purchase and repurchase prices may be the same, with interest at a stated rate due to the Fund together with the repurchase price on repurchase. In either case, the income to the Fund is unrelated to the interest rate on the Obligation subject to the repurchase agreement.

    Repurchase agreements pose certain risks for all entities, including the Funds, that utilize them. Such risks are not unique to the Funds but are inherent in repurchase agreements. The Funds seek to minimize such risks by, among others, the means indicated below, but because of the inherent legal uncertainties involved in repurchase agreements, such risks cannot be eliminated.

    For purposes of the Investment Company Act of 1940 (the "Investment Company Act") and for federal income tax purposes, a repurchase agreement is deemed to be a loan from the Fund to the seller of the Obligation. It is not clear whether for other purposes a court would consider the Obligation purchased by the Fund subject to a repurchase agreement as being owned by the Fund or as being collateral for a loan by the Fund to the seller.

    If, in the event of bankruptcy or insolvency proceedings against the seller of the Obligation, a court holds that the Fund does not have a perfected security interest in the Obligation, the Fund may be required to return the Obligation to the seller's estate and be treated as an unsecured creditor of the seller. As an unsecured creditor, a Fund would be at risk of losing some or all of the principal and income involved in the transaction. To minimize this risk, the Funds utilize custodians and subcustodians that the Adviser believes follow customary securities industry practice with respect to repurchase agreements, and the Adviser analyzes the creditworthiness of the obligor, in this case the seller of the Obligation. But because of the legal uncertainties, this risk, like others associated with repurchase agreements, cannot be eliminated.

    Also, in the event of commencement of bankruptcy or insolvency proceedings with respect to the seller of the Obligation before repurchase of the Obligation under a repurchase agreement, the Fund may encounter delay and incur costs before being able to sell the security. Such a delay may involve loss of interest or decline in price of the Obligation.

    Apart from risks associated with bankruptcy or insolvency proceedings, there is also the risk that the seller may fail to repurchase the security. However, if the market value of the Obligation subject to the repurchase agreement becomes less than the repurchase price (including accrued interest), the Fund will direct the seller of the Obligation to deliver additional securities so that the market value of all securities subject to the repurchase agreement equals or exceeds the repurchase price.

    Certain repurchase agreements which have a stated maturity of more than seven days can be liquidated before the nominal fixed term on seven days or less notice. These repurchase agreements will be treated by the Funds as liquid investments for purposes of the Trust's limitation on investment in illiquid securities.

    In addition, Paragon Treasury Money Market Fund, together with other registered investment companies having advisory agreements with GSAM or its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

CASH EQUIVALENTS

    Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations, and finance companies. The commercial paper purchased by the Funds consists of direct obligations of domestic or foreign issuers. Bank obligations in which the Funds may invest include certificates of deposit, bankers' acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return.

    Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits.

SPECIAL RISKS ASSOCIATED WITH OPTIONS ON SECURITIES

    There is no assurance that a liquid secondary market on an exchange will exist for any particular option, or at any particular time. For some options no secondary market on an exchange may exist. In such event, it might not be possible to effect closing transactions in particular options, with the result that a Fund would have to exercise options it has purchased in order to realize any profit and may incur transaction costs upon the purchase or sale of underlying securities. If a Fund is unable to effect a closing purchase transaction with respect to covered options it has written, it will not be able to sell the underlying security or dispose of assets held in a segregated account until the option expires or is exercised.

    Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms. There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain of the facilities of the Options Clearing Corporation inadequate, and thereby result in the institution by an exchange of special procedures which may interfere with the timely execution of customers' orders.

    The amount of the premiums which a Fund may pay or receive may be adversely affected as new or existing institutions, including other investment companies, engage in or increase their option purchasing and writing activities.

FORWARD COMMITMENTS AND WHEN-ISSUED SECURITIES

    Each Fund may purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis. These transactions involve a commitment by the Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued purchases and forward commitment transactions are negotiated directly with the other party. Such commitments are not traded on exchanges, but may be traded over-the-counter.

    When-issued purchases and forward commitment transactions enable a Fund to lock in what is believed to be an attractive price or yield on a particular security for a period of time, regardless of future changes in interest rates. For instance, in periods of rising interest rates and falling prices, the Fund might sell securities it owns on a forward commitment basis to limit its exposure to falling prices. In periods of falling interest rates and rising prices, the Fund might sell securities it owns and purchase the same or a similar security on a when-issued or forward commitment basis, thereby obtaining the benefit of currently higher yield.

    The value of securities purchased on a when-issued or forward commitment basis and any subsequent fluctuations in their value are reflected in the computation of a Fund's net asset value starting on the date of the agreement to purchase the securities. A Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When a Fund makes a forward commitment to sell securities that it owns, the proceeds to be received upon settlement are included in the Fund's assets. Fluctuations in the market value of the underlying securities are not reflected in the Fund's net asset value as long as the commitment to sell remains in effect. Settlement of when-issued purchases and forward commitment transactions generally takes place within two months after the date of the transaction, but the Fund may agree to a longer settlement period.

    A Fund will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, a Fund may dispose of or negotiate a commitment after entering into it. A Fund also may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. The Fund may realize a capital gain or loss in connection with these transactions.

    When a Fund purchases securities on a when-issued or forward commitment basis, the Trust's custodian will maintain in a segregated account liquid high grade debt securities having a value (determined daily) at least equal to the amount of the Fund's purchase commitments. These procedures are designed to ensure that the Fund will maintain sufficient assets at all times to cover its obligations under when-issued and forward commitment purchases.

LENDING OF PORTFOLIO SECURITIES

    Each Fund may seek to increase its income by lending portfolio securities. Under present regulatory policies, such loans may be made to institutions, such as broker-dealers, and would be required to be secured continuously by collateral in cash, cash equivalents or high quality debt securities maintained on a current basis at an amount at least equal to the market value of the securities loaned. Cash collateral will be invested in cash equivalents and other debt securities. A Fund would have the right to call a loan and obtain the securities loaned at any time on five days' notice.

    For the duration of a loan, the Fund would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and would also receive compensation from investment of the collateral. The Fund would not, however, have the right to vote any securities having voting rights during the existence of the loan, but the Fund would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment.

    As with other extensions of credit there are risks of delay in recovering or even loss of rights in the collateral should the borrower of the securities fail financially. However, the loans would be made only to firms deemed by the relevant Adviser to be of good standing, and when, in the judgment of the Adviser, the consideration which can be earned currently from securities loans of this type justifies the attendant risk. If an Adviser determines to make securities loans, it is intended that the value of the securities loaned would not exceed 33 1/3% of the value of the total assets of the lending Fund.

SPECIAL RESTRICTIONS ON INVESTMENTS BY PARAGON TREASURY MONEY MARKET FUND

    Paragon Treasury Money Market Fund seeks to maintain a stable net asset value of $1.00 per share. To facilitate this goal, the Fund's portfolio securities are valued by the amortized cost method as permitted by a rule of the Securities and Exchange Commission ("SEC"). The SEC rule requires that all portfolio securities have at the time of purchase a maximum remaining maturity of thirteen months and that the Fund maintain a dollar-weighted average portfolio maturity of not more than ninety (90) days. Investments by the Fund must present minimal credit risk and be rated within one of the two highest rating categories for short-term debt obligations by at least two nationally recognized statistical rating organizations ("NRSROs") assigning a rating to the security or issuer, or if only one NRSRO has assigned a rating, by that NRSRO. Purchases of securities which are unrated or rated by only one NRSRO must be approved or ratified by the Trustees. Securities which are rated (or that have been issued by an issuer that is rated with respect to a class of short-term debt obligations, or any security within that class, comparable in priority and quality with such securities) in the highest short-term rating category by a least two NRSROs are designated "First Tier Securities." Securities rated in the top two short-term rating categories by at least two NRSROs, but which are not rated in the highest short-term rating category by two or more NRSROs, are designated "Second Tier Securities." Securities which are unrated may be purchased only if they are deemed to be of comparable quality to First Tier or Second Tier rated securities. NRSROs include S&P, Moody's, Fitch Investors Service, Inc., Duff and Phelps, Inc., IBCA Limited and its affiliate IBCA Inc., and Thomson BankWatch, Inc. Immediately after the acquisition of any put, not more than 5% of the Fund's total assets may be invested in securities issued by or subject to puts from the same institution.

                            INVESTMENT RESTRICTIONS

    The following restrictions may not be changed with respect to any Fund without the approval of the majority of outstanding voting securities of that Fund (which, under the Investment Company Act and the rules thereunder and as used in the Prospectus and this Statement of Additional Information, means the lesser of (1) 67% of the shares of that Fund present at a meeting if the holders of more than 50% of the outstanding shares of that Fund are present in person or by proxy, or (2) more than 50% of the outstanding shares of that Fund). Investment restrictions that involve a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after, and is caused by, an acquisition or encumbrance of securities or assets of, or borrowings by or on behalf of, a Fund, with the exception of borrowings permitted by Investment Restriction (3).

    The Trust may not, on behalf of any Fund:

        (1)  with respect to 75%  (50% in the case  of Paragon Gulf South Growth
    Fund) of a Fund's total assets taken at market value, invest more than 5% of the value of the total assets of that Fund in the securities of any one issuer, except U.S. Government securities;

        (2)  with respect to 75%  (50% in the case  of Paragon Gulf South Growth
    Fund) of a Fund's total assets taken at market value, purchase the securities of any issuer if such purchase would cause more than 10% of the voting securities of such issuer to be held by that Fund;

        (3) borrow money, except from banks on a temporary basis for extraordinary or emergency purposes, provided that a Fund is required to maintain asset coverage of 300% for all borrowings and that no purchases of securities will be made if such borrowings exceed 5% of the value of the Fund's assets. This restriction does not apply to cash collateral received as a result of portfolio securities lending;

        (4) pledge, mortgage or hypothecate its assets, except that, to secure permitted borrowings, it may pledge securities having a market value at the time of pledge not exceeding 15% of the cost of a Fund's total assets and except in connection with permitted transactions in options, futures contracts and options on futures contracts;

        (5) act as underwriter of the securities issued by others, except to the extent that the purchase of securities in accordance with a Fund's investment objective and policies directly from the issuer thereof and the later disposition thereof may be deemed to be underwriting;

        (6) purchase securities if such purchase would cause more than 25% in the aggregate of the market value of the total assets of a Fund to be invested in the securities of one or more issuers having their principal business activities in the same industry, other than U.S. Government securities (for the purposes of this restriction, telephone companies are considered to be a separate industry from gas or electric utilities, and wholly-owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents);

        (7)  issue  senior  securities,   except  as  appropriate  to   evidence
    indebtedness that a Fund is permitted to incur and except for shares of existing or additional series of the Trust;

        (8) purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodities contracts (except futures contracts, including but not limited to contracts for the future delivery of securities or currency and futures contracts based on securities indexes or related options thereon), the Trust reserving the freedom to hold and to sell real estate acquired for any Fund as a result of the ownership of securities. Foreign currency, forward foreign currency exchange contracts and options on currency are not deemed to be prohibited commodities or commodities contracts for the purpose of this restriction; or

        (9) make loans to other persons, except loans of portfolio securities and except to the extent that the purchase of debt obligations and entry into repurchase agreements in accordance with such Fund's investment objectives and policies may be deemed to be loans.

In addition to the investment restrictions mentioned above, the Trustees of the Trust have voluntarily adopted the following policies and restrictions which are observed in the conduct of the affairs of the Funds. These represent intentions of the Trustees based upon current circumstances. They differ from fundamental investment policies in that they may be changed or amended by action of the Trustees without prior notice to or approval of shareholders. Accordingly, the Trust may not, on behalf of any Fund:

        (a) purchase securities of any issuer with a record of less than three years' continuous operation, including predecessors, except U.S. Government securities, securities of such issuers which are rated by at least one NRSRO, municipal obligations, and obligations issued or guaranteed by any foreign government or its agencies or instrumentalities, if such purchase would cause the investments of a Fund in all such issuers to exceed 5% of the value of the total assets of that Fund;

        (b) purchase from or sell portfolio securities of a Fund to any of the officers or Trustees of the Trust, its adviser(s), its principal underwriter or the members, officers or directors of its adviser(s) or principal underwriter;

        (c) invest in other companies for the purpose of exercising control or management;

        (d) purchase warrants of any issuer, except on a limited basis if, as a result of such purchases by a Fund, no more than 2% of the value of its total assets would be invested in warrants which are not listed on the New York Stock Exchange or the American Stock Exchange and no more than 5% of the value of the total assets of a Fund would be invested in warrants, whether or not so listed, such warrants in each case to be valued at the lesser of cost or market, but assigning no value to warrants acquired by a Fund in units with or attached to debt securities;

        (e) knowingly purchase or retain securities of an issuer any of whose officers, partners, directors, trustees or securities holders is an officer or Trustee of the Trust or a member, officer or director of an investment adviser of the Trust if one or more of such individuals owns beneficially more than one-half of one percent (1/2 of 1%) of the securities (taken at market value) of such issuer and such individuals owning more than one half of one percent (1/2 of 1%) of such securities together own beneficially more than 5% of such securities;

        (f) purchase securities on margin or make short sales, except in connection with arbitrage transactions or unless, by virtue of its ownership of other securities, a Fund has the right to obtain securities equivalent in kind and amount to the securities sold and, if the right is conditional, the sale is made upon the same conditions, except that a Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities and in connection with transactions involving forward foreign currency exchange contracts;

        (g) invest in repurchase agreements maturing in more than seven days and securities which are not readily marketable if, as a result thereof, more than 15% (10% in the case of Paragon Treasury Money Market Fund) of the net assets of a Fund (taken at market value) would be invested in such investments; or

        (h) purchase puts, calls, straddles, spreads and any combination thereof if the value of the Fund's aggregate investment in such securities exceeds 5% of its total assets.

    "Value" for the purposes of all investment restrictions shall mean the value used in determining a Fund's net asset value. "U.S. Government securities" shall mean securities issued or guaranteed by the U.S. Government or any of its agencies, authorities or instrumentalities.

                                   MANAGEMENT

    Information pertaining to the Trustees and officers of the Trust is set forth below. Trustees and officers deemed to be "interested persons" of the Trust for purposes of the Investment Company Act are indicated by an asterisk.

                                       POSITIONS
         NAME AND ADDRESS             WITH COMPANY            PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
-----------------------------------  --------------  -------------------------------------------------------------
Paul C. Nagel, Jr.                   Trustee         Retired (since January 1976); Director and Chairman of the
 19223 Riverside Dr                  Age 72           Finance and Audit Committees, Great Atlantic & Pacific Tea
 Tequesta, FL 33469                                   Co., Inc.; Director, United Conveyor Corporation

Ernest E. Howard III                 Trustee         President and Chief Executive Officer (since May 1993);
 FM Properties, Inc.                 Age 51           Senior Vice-President & Chief Investment Officer of
 1615 Poydras Street                                  Freeport-McMoRan Inc. (since 1984).
 Orleans, LA 70112

Bruce C. Gottwald, Jr.               Trustee         Chairman and CEO, First Colony Corporation (since 1992);
 First Colony Corp.                  Age 37           Director, Vice President (since 1992) and Treasurer of Ethyl
 West Tower, Ste. 1350                                Corporation (from 1989-1991) President of First Colony
 Riverfront Plaza                                     (since 1991); Assistant Treasurer, Ethyl Corporation (1988)
 Richmond, VA 23219

*Paul Klug                           President       Vice President, Goldman Sachs; Director of Proprietary Mutual
  One New York Plaza                 Age 43           Funds of GSAM (since February 1994); Chief Operating
  New York, NY 10004                                  Officer, Vista Capital Management, Chase Manhattan Bank
                                                      (from January 1990 to February 1994); Vice President, JP
                                                      Morgan (February 1984 to January 1990).

*Marcia L. Beck                      Vice President  Director, Institutional Funds Group of GSAM (since September,
  One New York Plaza                 Age 39           1992); Vice President and Senior Portfolio Manager (from
  New York, NY 10004                                  June 1988 to Present)

*Nancy L. Mucker                     Vice President  Vice President, Goldman Sachs; Co-manager, Shareholder
  4900 Sears Tower                   Age 45           Services of GSAM.
  Chicago, IL 60606

*John W. Mosior                      Vice President  Vice President, Goldman Sachs; Co-manager, Shareholder
  4900 Sears Tower                   Age 56           Services of GSAM.
  Chicago, IL 60606

*Pauline Taylor                      Vice President  Vice President, Goldman Sachs since June, 1992; Consultant
  4900 Sears Tower                   Age 48           since 1989 and Senior Vice President, Fidelity Investments
  Chicago, IL 60606                                   prior to 1989.

*Scott M. Gilman                     Treasurer       Director, Mutual Funds Administration (since April, 1994);
  One New York Plaza                 Age 35           Assistant Treasurer of Goldman Sachs Funds Management, Inc.
  New York, NY 10004                                  (since March 1993); Vice President Goldman Sachs (since
                                                      March 1990); Assistant Treasurer of the Trust (from April
                                                      1990 until October 1991); formerly Manager, Arthur Andersen
                                                      LLP.

                                       POSITIONS
         NAME AND ADDRESS             WITH COMPANY            PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
-----------------------------------  --------------  -------------------------------------------------------------
*Michael J. Richman                  Secretary       Associate General Counsel, GSAM (since February 1994); Vice
 85 Broad Street                     Age 34           President and Assistant General Counsel, Goldman Sachs
 New York, NY 10004                                   (since June 1992); Counsel to the Funds Group, GSAM (since
                                                      June 1992); formerly partner of Hale and Dorr.

*Howard B. Surloff                   Assistant       Vice President and Counsel, Goldman Sachs since November 1993
  85 Broad Street                    Secretary        and May 1993, respectively; Assistant Counsel to the Funds
  New York, NY 10004                 Age 29           Group, GSAM since November 1993. Formerly, Associate,
                                                      Shereff, Friedman, Hoffman & Goodman.

Kaysie Uniacke                       Assistant       Vice President and Portfolio Manager, GSAM (since 1988).
 One New York Plaza                  Secretary
 New York, NY 10004                  Age 34

Elizabeth Alexander                  Assistant       Funds Trading Assistant, GSAM (since 1993). Formerly,
 One New York Plaza                  Secretary        Compliance Analyst, Prudential Insurance (1991-1993).
 New York, NY 10004                  Age 25

Steven Hartstein                     Assistant       Legal Products Analyst, Goldman Sachs since June 1993; Funds
 85 Broad Street                     Secretary        Compliance Officer, Citibank Global Asset Management (August
 New York, NY 10004                  Age 31           1991 to June 1993); Legal Assistant, Brown & Wood (prior
                                                      thereto).

Gail Shanley                         Assistant       Legal Products Analyst, Goldman Sachs since June 1994.
 85 Broad Street                     Secretary        Formerly Blue Sky Legal Assistant at Smith Barney Shearson.
 New York, NY 10004                  Age 26

    As of February 17, 1995 the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of the Trust. Each interested Trustee and officer holds comparable positions with certain other investment companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser and/or distributor.

    The following table sets forth certain information with respect to the compensation of each Trustee of the Trust for the one-year period ended November 30, 1994:

                                                           PENSION OR
                                                            AGGREGATE                               TOTAL
                                                          COMPENSATION    RETIREMENT BENEFITS   COMPENSATION
                                                            FROM THE     ACCRUED AS OF PART OF    FROM THE
NAME OF TRUSTEES                                              TRUST        TRUST'S EXPENSES        TRUST)
--------------------------------------------------------  -------------  ---------------------  -------------
Paul C. Nagel, Jr.......................................   $    10,750         $       0         $    10,750
Ernest E. Howard, III...................................   $    10,750         $       0         $    10,750
Bruce C. Gottwald, Jr...................................   $    10,750         $       0         $    10,750

          THE ADVISERS, ADMINISTRATOR, DISTRIBUTOR AND TRANSFER AGENT

THE ADVISERS

    Premier serves as the investment adviser to Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund, Paragon Louisiana Tax-Free Fund, Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South Growth Fund and as subadviser to Paragon Treasury Money Market Fund. GSAM, a separate operating division of Goldman Sachs, serves as the investment adviser to Paragon Treasury Money Market Fund. The Advisers are responsible for the management of each Fund's assets in accordance with such Fund's investment objectives and policies. In fulfilling their day-to-day responsibilities, the investment personnel of each Adviser are committed to the pursuit of excellence.

    Under each of the separate Investment Advisory Agreements between the relevant Adviser and the Trust on behalf of each Fund, the Adviser, subject to the supervision of the Trustees of the Trust and in conformity with the stated policies of each Fund, acts as investment adviser and directs the investments of the Fund.

    Premier and GSAM are entitled to receive investment advisory fees from each Fund for which they act as adviser equal to an annual rate, as a percentage of the Fund's average daily net assets, as follows:

Paragon Treasury Money Market Fund...........................................        .20%
Paragon Short-Term Government Fund...........................................        .50%
Paragon Intermediate-Term Bond Fund..........................................        .50%
Paragon Louisiana Tax-Free Fund..............................................        .50%
Paragon Value Growth Fund....................................................        .65%
Paragon Value Equity Income Fund.............................................        .65%
Paragon Gulf South Growth Fund...............................................        .65%

    Premier has advised the Trust that, with respect to Paragon Louisiana Tax-Free Fund, it has voluntarily elected to reduce its advisory fee from .50% to .40% of the Fund's average daily net assets until further notice.

    Pursuant to the Subadvisory Agreement among Paragon Treasury Money Market Fund, GSAM and Premier, Premier will review on a quarterly basis the portfolio and investment strategy of Paragon Treasury Money Market Fund and will consult with GSAM as needed regarding that Fund's investments. As compensation, GSAM will pay to Premier quarterly a subadvisory fee equal, on an annual basis, to
 .10% of that Fund's average daily net assets. The Fund pays only the .20% advisory fee to GSAM and is not responsible for the payment of the .10% subadvisory fee to Premier.

    Premier became the Funds' investment adviser or subadviser on December 31, 1993, as the result of the transfer to it of each Fund's Investment Advisory or Subadvisory Agreement with Premier Investment Advisors, Inc. ("PIA Inc."), the Funds' previous investment adviser or subadviser. The transfer resulted in no actual change of control of the Funds' investment adviser or subadviser since both Premier and PIA Inc. are under the control of Premier Bancorp, Inc. All employees, services and resources previously utilized by PIA Inc. in managing the Funds' investments will continue to be available through Premier.

    For the fiscal years ended November 30, 1994, November 30, 1993 and November 30, 1992 the amount of the advisory fees accrued by each Fund then in existence was as follows:

                                                                 1994           1993           1992
                                                             -------------  -------------  -------------
Paragon Treasury
 Money Market Fund.........................................  $     564,345  $     605,590  $     634,544
Paragon Short-Term
 Government Fund...........................................        802,652        750,847        482,720
Paragon Intermediate-Term
 Bond Fund.................................................      1,615,908      1,607,655      1,266,900
Paragon Louisiana
 Tax-Free Fund.............................................        808,333        668,762        339,266
Paragon Value
 Growth Fund...............................................      1,154,672      1,010,838        753,419
Paragon Value
 Equity Income Fund........................................        683,343        611,678        471,150
Paragon Gulf
 South Growth Fund.........................................        523,002        432,924        286,268

    For the fiscal years ended November 30, 1994, November 30, 1993 and November 30, 1992 with respect to Paragon Treasury Money Market Fund, the amount of the subadvisory fee payable by GSAM to Premier was $282,173, $302,795 and $317,272, respectively. As set forth above, Premier agreed to reduce the level of advisory fees payable by Paragon Louisiana Tax-Free Fund. For the periods ended November 30, 1994, November 30, 1993 and November 30, 1992, had the full amount of such fee been imposed, $1,010,416, $850,733 and $563,518 would have been accrued by that Fund, respectively.

    The Investment Advisory Agreements and the Subadvisory Agreement entered into on behalf of each of the Funds were each most recently approved by the Trustees, including the "non-interested" Trustees, on February 2, 1995, by the shareholders of each Fund (other than Paragon Gulf South Growth Fund) on April 19, 1991 and by the shareholders of Paragon Gulf South Growth Fund on October 30, 1992. The Investment Advisory Agreements and the Subadvisory Agreement will remain in effect until April 30, 1996 and will continue in effect thereafter only if such continuance is specifically approved at least annually by the Trustees or by a vote of a majority of the outstanding voting securities of the particular Fund (as defined in the Investment Company Act) and, in either case, by a majority of the "non-interested" Trustees.

THE ADMINISTRATOR

    GSAM administers the Trust's business affairs, and, in connection therewith, furnishes each Fund with office facilities and is responsible for clerical, recordkeeping and bookkeeping services, to the extent not provided pursuant to the Trust's Custodian and Transfer Agency Agreements, and for the financial and accounting records required to be maintained by each Fund, other than those maintained pursuant to the Trust's Custodian and Transfer Agency Agreements.

    For its services under the Administration Agreement GSAM receives a monthly administration fee at the annual rate of .15% of the average daily net assets of each Fund. GSAM has advised the Trust that, with respect to Paragon Louisiana Tax-Free Fund, it has voluntarily elected to reduce its administration fee from .15% to .10% of the Fund's average daily net assets until further notice. For the fiscal years ended November 30, 1994, November 30, 1993 and November 30, 1992 the amount of the administration fees paid by each Fund then in existence was as follows:

                                                                      1994         1993         1992
                                                                   -----------  -----------  -----------
Paragon Treasury
 Money Market Fund...............................................  $   423,259  $   454,195  $   475,143
Paragon Short-Term
 Government Fund.................................................      240,815      225,254      144,816
Paragon Intermediate-Term
 Bond Fund.......................................................      484,772      482,296      380,070
Paragon Louisiana
 Tax-Free Fund...................................................      202,083      170,115      113,089
Paragon Value
 Growth Fund.....................................................      266,463      233,270      173,866
Paragon Value
 Equity Income Fund..............................................      157,695      141,156      108,727
Paragon Gulf
 South Growth Fund...............................................      120,693       99,905       66,062

    As set forth above, GSAM agreed to reduce the level of administration fees payable by Paragon Louisiana Tax-Free Fund, had the full amount of such fees been imposed, $303,125, $225,220 and $169,152 would have been accrued for the fiscal years ended November 30, 1994, November 30, 1993 and November 30, 1992, respectively.

THE DISTRIBUTOR

    Goldman Sachs acts as distributor of each Fund's shares. The Distribution Agreement between Goldman Sachs and the Trust was most recently approved by the Trustees on February 2, 1995.

    Goldman Sachs is one of the largest international investment banking firms in the United States. Founded in 1869, Goldman Sachs is a leader in developing strategies and in many fields of investing and financing, participating in financial markets worldwide and serving individuals, institutions, corporations and governments. In 1981, Goldman Sachs was registered with the SEC as an investment adviser. As of January 31, 1995, GSAM, together with its advisory affiliates, acted as investment adviser, administrator or distributor for approximately $48.7 billion in assets.

    The Distributor may reallow up to 100% of the sales load that is imposed on shares of certain of the Funds to authorized dealers. The staff of the SEC takes the position that dealers who receive 90% or more of the sales load may be deemed underwriters for purposes of assessing liability under the Securities Act of 1933, as amended. Goldman Sachs received a portion of the sales load imposed on the Class A shares and has advised the Trust that it retained approximately $185,000, $227,000 and $103,000 during the fiscal years ended November 30, 1992, November 30, 1993 and November 30, 1994 respectively. Goldman Sachs recovered distribution expenses with respect to the Class B shares through the receipt of contingent deferred sales charges imposed for redemptions of Class B Shares. Goldman Sachs has advised the Trust that it retained approximately $700 in contingent deferred sales charges imposed for redemptions of Class B shares during the period ended November 30, 1994.

    Banking laws and regulations currently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any bank or non-bank affiliate thereof from sponsoring, organizing, controlling or distributing the shares of a registered open-end investment company continuously engaged in the issuance of its shares, but such banking laws and regulations do not prohibit such a holding company or affiliate or banks generally from acting as investment adviser to such an investment company or from purchasing shares of such a company as agent for and upon the order of customers. Premier believes that it may perform the services contemplated by its agreements with the Trust without violation of such banking laws or regulations, which are applicable to it. It should be noted, however, that future changes in either Federal or state statutes and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future judicial or administrative decisions or interpretations of current and future statutes and regulations, could prevent Premier from continuing to perform such services for the Trust.

    Should future legislative, judicial or administrative action prohibit or restrict the activities of Premier in connection with the provision of services on behalf of the Trust, the Trust might be required to alter materially or discontinue its arrangements with Premier and change its method of operations. It is not anticipated, however, that any change in the Trust's method of operations would affect the net asset value per share of any Fund or result in a financial loss to any shareholder. Moreover, if current restrictions preventing a bank from legally sponsoring, organizing, controlling or distributing shares of an open-end investment company were relaxed, the Trust expects that Premier would consider the possibility of offering to perform some or all of the services now provided by Goldman Sachs. It is not possible, of course, to predict whether or in what form such restrictions might be relaxed or the terms upon which Premier might offer to provide services for consideration by the Trustees.

THE TRANSFER AGENT

    Goldman Sachs serves as the Trust's transfer agent. Goldman Sachs provides customary transfer agency services to the Funds, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, payment of dividends and distributions and related functions. For these services, Goldman Sachs is entitled to an annual fee with respect to each Fund equal to $19,200 per year plus $5.00 per account for daily dividend funds and $7.00 per account for non-daily dividend funds, together with out-of-pocket expenses (including those out-of-pocket expenses payable to servicing agents). For the fiscal years ended November 30, 1992, 1993 and 1994 the Fund incurred $369,350, $516,577 and
$570,964, respectively, in transfer agency fees.

                           CLASS B DISTRIBUTION PLAN

    As described in the Prospectus, the Trust has adopted on behalf of each Fund, a distribution plan (the "Class B Plan") pursuant to Rule 12b-1 under the Investment Company Act with respect to Class B shares. See "Class B Distribution Plan" in the Prospectus.

    The Class B Plan was approved most recently on February 2, 1995 on behalf of each Fund by a majority vote of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and have no direct or indirect financial interest in the Class B Plan (the "non-interested Trustees"), cast in person at a meeting called for the purpose of approving the Class B Plan. The Class B Plan was approved by the sole initial share holder of the Class B shares of each Fund on August 23, 1994.

    With respect to each Fund, the compensation payable under the Class B Plan is equal to 0.75% per annum of the average daily net assets attributable to Class B shares of that Fund. For the period ended November 30, 1994, the Trust paid to Goldman Sachs distribution fees of $976. The fees received by Goldman Sachs under Class B Plan and contingent deferred sales charge on Class B shares may be sold by Goldman Sachs as distributor to entities which provide financing for payments to Authorized Dealers in respect of sales of Class B shares. To the extent such fee is not paid to such dealers, Goldman Sachs may retain such fee as compensation for its services and expenses of distributing the Funds' Class B shares. If such fee exceeds its expenses, Goldman Sachs may realize a profit from these arrangements.

    The Class B Plan is a compensation plan which provides for the payment of a specified distribution fee without regard to the distribution expenses actually incurred by Goldman Sachs. If the Class B Plan were terminated by the Trust's Board of Trustees and no successor plan were adopted, the Funds would cease to make distribution payments to Goldman Sachs and Goldman Sachs would be unable to recover the amount of any of its unreimbursed distribution expenditures.

    Under the Class B Plan, Goldman Sachs, as distributor of the Funds' shares, will provide to the Board of Trustees for its review, and the Board will review at least quarterly, a written report of the services provided and amounts expended by Goldman Sachs under the Class B Plan and the purposes for which such services were performed and expenditures were made.

    The Class B Plan will remain in effect with respect to each Fund from year to year, provided such continuance is approved annually by a majority vote of the Board of Trustees, including a majority of the non-interested Trustees. The Class B Plan may not be amended to increase materially the amount to be spent for the services described therein as to any Fund without approval of a majority of the outstanding Class B shares of that Fund. All material amendments of the Class B Plan must also be approved by the Board of Trustees of the Trust in the manner described above. With respect to any Fund, the Class B Plan may be terminated at any time without payment of any penalty by a vote of the majority of the non-interested Trustees or by vote of a majority of the outstanding voting securities of the Class B shares of that Fund. So long as the Class B Plan is in effect, the selection and nomination of non-interested Trustees shall be committed to the discretion of the non-interested Trustees. The Trustees have determined that in their judgment there is a reasonable likelihood that the Class B Plan will benefit each Fund and its Class B shareholders.

                             PORTFOLIO TRANSACTIONS

    Purchases and sales of securities on a securities exchange are effected by brokers, and the Funds pay a brokerage commission for this service. In transactions on stock exchanges in the United States, these commissions are negotiated, whereas on many foreign stock exchanges the commissions are fixed. In the over-the-counter market, securities are normally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the securities usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

    The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. Each Adviser attempts to achieve this result by selecting broker-dealers to execute portfolio transactions on behalf of each Fund and its other clients on the basis of the broker-dealers' professional capability, the value and quality of their brokerage services and the level of their brokerage commissions. Consistent with the foregoing primary considerations, the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and such other policies as the Trustees may determine, the Advisers may consider sales of shares of the Funds as a factor in the selection of broker-dealers to execute the Funds' portfolio transactions.

    Goldman Sachs and Premier Securities Corporation may act as a broker for the Funds. In order for Goldman Sachs and Premier Securities Corporation to effect any portfolio transactions for the Funds, the commissions, fees or other remuneration received by Goldman Sachs and Premier Securities Corporation must be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. This standard would allow Goldman Sachs and Premier Securities Corporation to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arms-length transaction. The Trustees of the Trust regularly review the commissions paid by the Funds to Goldman Sachs and Premier Securities Corporation. Except as described below, the Funds will not deal with Goldman Sachs or Premier Securities Corporation in any portfolio transaction in which Goldman Sachs or Premier Securities Corporation acts as principal. Under an exemptive order issued by the SEC, Paragon Treasury Money Market Fund is permitted to purchase certain taxable money market securities in principal transactions directly from Goldman Sachs and to enter into fully collateralized repurchase agreements with Goldman Sachs. The ability of the Fund and Goldman

Sachs to engage in these transactions is subject to their compliance with various conditions imposed by the SEC and described in written procedures adopted by the Trustees. The Trust may apply in the future for an exemption authorizing principal transactions with Goldman Sachs in fixed-income securities. There can be no assurance that such exemptions will be granted.

    Under each Investment Advisory Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act"), an Adviser may cause a Fund to pay to a broker (except Goldman Sachs or Premier Securities Corporation), which provides brokerage and research services to the Adviser, a commission for effecting a securities transaction for a Fund which exceeds the amount other brokers would have charged for the transaction, if such Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker viewed in terms of either a particular transaction or the Adviser's overall responsibilities to the Funds or to its other clients. The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or of purchasers or sellers of securities, furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts, and effecting securities transactions and performing functions incidental thereto such as clearance and settlement.

    Although commissions paid on every transaction will, in the judgment of the relevant Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to brokers (except Goldman Sachs or Premier Securities Corporation) who were selected to execute transactions on behalf of the Funds and such Adviser's other clients in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto such as clearance and settlement. Research provided by brokers is used for the benefit of all of each Adviser's clients and not solely or necessarily for the benefit of the Funds. Each Adviser's investment management personnel attempt to evaluate the quality of research provided by brokers. Results of this effort are sometimes used by an Adviser as a consideration in the selection of brokers to execute portfolio transactions.

    In certain instances there may be securities which are suitable for a Fund's portfolio as well as for that of another Fund or one or more of the relevant Adviser's other clients. Investment decisions for each Fund and for an Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security in a particular transaction as far as a Fund is concerned. The Trust believes that over time its ability to participate in volume transactions will produce better executions for the Funds.

    The investment advisory fee that the Funds pay to each Adviser will not be reduced as a consequence of such Adviser's receipt of brokerage and research services. To the extent a Fund's portfolio transactions are used to obtain such services, the brokerage commissions paid by the Fund will exceed those that might otherwise be paid by an amount which cannot be presently determined. Such services would be useful and of value to the Advisers in serving both the Funds and other clients and, conversely, such services obtained by the placement of brokerage business of other clients would be useful to the Advisers in carrying out their obligations to the Funds.

    During the fiscal year ended November 30, 1994, the Trust bought securities, including repurchase agreements, issued by the following ten entities which transacted the largest amount of principal business with the Trust during that period. Those entities were Bear Stearns Companies, Inc., First Boston Corp., Merrill Lynch & Co., Inc. Lehman Government Securities, Morgan Stanley Inc., Morgan Guarantee Trust Co., Daiwa Securities America, Inc., Citicorp, Kidder Peabody and Co., State Street Bank and Trust Company and Swiss Bank.

    At November 30, 1994 the Paragon Treasury Money Market Fund held repurchase agreements with the following regular brokers or dealers (in the following amounts):

Merrill Lynch Government Securities...................................  $48,947,060
Bear Stearns Companies................................................   44,360,000
First Boston Corporation..............................................   38,347,000
Morgan Stanley & Company..............................................   36,937,000
Lehman Government Securities..........................................   30,000,000
J.P. Morgan Securities, Inc...........................................   29,327,500
Daiwa Securities American, Inc........................................   23,622,500
Bankers Trust Securities Corp.........................................   17,180,000
Smith Barney, Inc.....................................................    8,590,000

    At November 30, 1994, Paragon Intermediate-Term Bond Fund and Paragon Value Equity Fund Income Fund held securities with the following regular brokers or dealers (in the following amounts):

                                                                        INTERMEDIATE-TERM  VALUE EQUITY
BROKER/DEALER                                                               BOND FUND       INCOME FUND
----------------------------------------------------------------------  -----------------  -------------
Bear Stearns Companies, Inc...........................................   $     4,837,750   $     656,250
Merrill Lynch & Co., Inc..............................................         3,944,250       1,140,000
Morgan Stanley Group, Inc.............................................         2,052,060       1,606,250

    For the fiscal years ended November 30, 1994, November 30, 1993 and November 30, 1992, each of the following Funds paid brokerage commissions as follows:

                                                                                                   TOTAL
                                                             TOTAL                               BROKERAGE
                                                           BROKERAGE                            COMMISSIONS
                                             TOTAL        COMMISSIONS                             PAID TO
                                           BROKERAGE        PAID TO        TOTAL AMOUNT OF      BROKERS WHO
                                          COMMISSIONS     AFFILIATED    TRANSACTIONS ON WHICH     PROVIDED
                                              PAID          PERSONS        COMMISSIONS PAID       RESEARCH
                                          ------------   -------------  ----------------------  ------------
Fiscal Year Ended November 30, 1994:
Paragon Value Growth Fund+..............    $232,059     $-0-(0%)*      $151,349,263              $171,479
Paragon Value Equity Income Fund+.......    $117,597     $-0-(0%)*      $ 72,375,548              $ 93,822
Paragon Gulf South Growth Fund++........    $ 60,992     $-0-(0%)*      $ 25,726,579              $ 34,135

Fiscal Year Ended November 30, 1993:
Paragon Value Growth Fund+..............    $274,709     $-0-(0%)*      $217,306,660               N/A
Paragon Value Equity Income Fund+.......    $147,011     $-0-(0%)*      $101,092,286               N/A
Paragon Gulf South Growth Fund++........    $ 69,248     $-0-(0%)*      $228,740,832               N/A

Fiscal Year Ended November 30, 1992:
Paragon Value Growth Fund+..............    $174,539     $-0-(0%)*      $113,593,929  (0%)*        N/A
Paragon Value Equity Income Fund+.......    $106,161     $1,330(1.3%)*  $ 59,262,357  (1.2%)**     N/A
Paragon Gulf South Growth Fund++........    $ 36,826     $-0-(0%)*      $ 37,702,670  (0%)**       N/A

------------------------
 *  Percent of total commissions paid.
** Percent of total amount of transactions involving the payment of commissions effected through affiliated persons.
 +  Commenced operations December 29, 1989.
++  Commenced operations July 1, 1991.

                                NET ASSET VALUE

    The net asset value per share of each class of each Fund is determined by the Trust's custodian as of the close of regular trading on the New York Stock Exchange (normally 3:00 p.m. Louisiana time, 4:00 p.m. New York time) on each Business Day. A Business Day means any day on which the New York Stock Exchange is open except, in the case of Paragon Treasury Money Market Fund, for days on which Chicago, Boston or New York banks are closed for local holidays. Holidays include: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, in the case of Paragon Treasury Money Market Fund, also Martin Luther King, Jr. Day, Columbus Day and Veteran's Day.

    Portfolio  securities of each Fund (other than Paragon Treasury Money Market
Fund) are valued as follows: (a) stocks which are traded on any U.S. stock exchange or the Nasdaq National Market ("NASDAQ") are valued at the last sale price on the principal exchange on which they are traded or NASDAQ (if NASDAQ is the principal market for such securities) on the valuation day or, if no sale occurs, at the mean between the closing bid and closing asked price; (b) over-the-counter stocks not quoted on NASDAQ are valued at the last sale price on the valuation day or, if no sale occurs, at the mean between the last bid and asked price; (c) securities listed or traded on foreign exchanges (including foreign exchanges whose operations are similar to the U.S. over-the-counter market) are valued at the last sale price on the exchange where they are principally traded on the valuation day or, if no sale occurs, at the official bid price (both the last sale price and the official bid price are determined as of the close of the London Foreign Exchange); (d) debt securities are valued at prices supplied by a pricing agent selected by the Trustees, which prices reflect broker/dealer-supplied valuations and electronic data processing techniques, if those prices are deemed by the relevant Adviser to be representative of market values at the close of business of the New York Stock Exchange; (e) options contracts are valued at the last sale price on the market where any such options contract is principally traded; and (f) all other securities and other assets, including debt securities, for which prices are supplied by a pricing agent but are not deemed by the relevant Adviser to be representative of market values, but excluding money market instruments with a remaining maturity of sixty days or less and including restricted securities and securities for which no market quotation is available, are valued at fair value under procedures established by the Trustees or the Valuation Committee, if any, although the actual calculation may be done by others. Money market instruments held by the Funds with a remaining maturity of sixty days or less will be valued by the amortized cost method. Portfolio securities traded on more than one United States national securities exchange or foreign securities exchange are valued at the last sale price on each Business Day at the close of the exchange representing the principal market for such securities.

    Portfolio securities of Paragon Treasury Money Market Fund are valued at their amortized cost, which does not take into account unrealized securities gains or losses in an effort to maintain a constant net asset value of $1.00 per share, which the Board of Trustees has determined to be in the best interest of Paragon Treasury Money Market Fund and its shareholders. During periods of declining interest rates, the quoted yield on shares of Paragon Treasury Money Market Fund may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by Paragon Treasury Money Market Fund resulted in a lower aggregate portfolio value on a particular day, a prospective investor in Paragon Treasury Money Market Fund would be able to obtain a somewhat higher yield, if he or she purchased shares of Paragon Treasury Money Market Fund on that day, than would result from investment in a fund utilizing solely market values, and existing investors in Paragon Treasury Money Market Fund would receive less investment income. The converse would apply in a period of rising interest rates.

    Trading in securities on European and Far Eastern securities exchanges and over-the-counter markets is normally completed well before the close of business on each Business Day. In addition, European or Far Eastern securities trading generally or in a particular country or countries may not take place on all Business Days. Furthermore, trading takes place in Japanese markets on certain

Saturdays and in various foreign markets on days which are not Business Days and days on which the Funds' net asset values are not calculated. Such calculation does not take place contemporaneously with the determination of the prices of the majority of the portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and the close of the New York Stock Exchange will not be reflected in the Funds' calculation of net asset values unless the relevant Adviser deems that the particular event would materially affect net asset value, in which case an adjustment will be made.

    The net asset value per share of each class of a Fund is computed by taking the value of all of that Fund's assets attributable to a class, less that Fund's liabilities attributable to a class, and dividing it by the number of outstanding shares of that class.

    The proceeds received by each Fund for each issue or sale of its shares, and all net investment income, realized and unrealized gain and proceeds thereof, subject only to the rights of creditors, will be specifically allocated to such Fund and constitute the underlying assets of that Fund. The underlying assets of each Fund will be segregated on the books of account, and will be charged with the liabilities in respect to such Fund and with a share of the general liabilities of the Trust. Expenses with respect to the Funds are to be allocated in proportion to the net asset values of the respective Funds except where allocations of direct expenses can otherwise be fairly made.

                         SHAREHOLDER INVESTMENT ACCOUNT

    A Shareholder Investment Account is established for each investor in the Funds, under which a record of the shares of each Fund held is maintained by Goldman Sachs as transfer agent. Whenever a transaction takes place in the Shareholder Investment Account, other than transactions relating to Paragon Treasury Money Market Fund, the shareholder will be mailed a statement showing the transaction and the status of the Account.

                                  REDEMPTIONS

    The Trust may suspend the right of redemption of shares of either class of any Fund and may postpone payment for any period: (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted, (ii) when the SEC determines that a state of emergency exists which may make payment or transfer not reasonably practicable, (iii) as the SEC may by order permit for the protection of the shareholders of the Trust or (iv) at any other time when the Trust may, under applicable laws and regulations, suspend payment on the redemption of its shares.

REDEMPTIONS IN KIND

    The Trust agrees to redeem shares of each Fund solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Fund during any 90-day period for any one shareholder. The Trust reserves the right to pay redemptions exceeding $250,000 or 1% of the net asset value of the redeeming Fund, either totally or partially, by a distribution in kind of securities (instead of cash) from the applicable Fund's portfolio. The securities distributed in kind would be valued for this purpose using the same method employed in calculating the Fund's net asset value per share. If a shareholder receives a distribution in kind, the shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

                     CALCULATION OF PERFORMANCE QUOTATIONS

    The average annual total return of each class of each Fund is determined for a particular period by calculating the actual dollar amount of the investment return on a $1,000 investment. Total return for a period of one year is equal to the actual return of the Fund during that period. This calculation assumes a complete redemption of the investment. It also assumes that all dividends and distributions are reinvested at net asset value on the reinvestment dates during the period. In addition, for Class A shares of a Fund (except Paragon Treasury Money Market Fund), the calculation assumes the deduction of the maximum initial sales charge of 4.5%; for Class B shares the calculation reflects the deduction of any applicable contingent deferred sales charge ("CDSC") imposed on a redemption of shares held for the applicable period.

    Year-by-year total return and cumulative total return for a specified period are each derived by calculating the percentage rate required to make a $1,000 investment made at the maximum public offering price, with all distributions reinvested, at the beginning of such period equal to the actual total value of such investment at the end of such period. The following table indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of $1,000 in Class A shares of each Fund, except Paragon Treasury Money Market Fund, for the periods indicated (Class B shares are a new class of shares and no historical performance data exists):

                           VALUE OF $1,000 INVESTMENT
                                 (TOTAL RETURN)
                                 CLASS A SHARES

                                                                                   ENDING REDEEMABLE
                                                       INVESTMENT   INVESTMENT    VALUE OF INVESTMENT
                                                          DATE         DATE          AT PERIOD END
                                                       ----------   ----------   ----------------------
Paragon Short-Term         -Assumes 4.5% sales charge    12/1/93     11/30/94           $ 956.18
Government Fund            -Assumes no sales charge        one year ended               1,001.24

Paragon Short-Term         -Assumes 4.5% sales charge   12/29/89*    11/30/94          $1,285.38
Government Fund            -Assumes no sales charge                                     1,345.86


                                                                                     AVERAGE ANNUAL
                                                                                      TOTAL RETURN
                                                                                 ----------------------
Paragon Short-Term         -Assumes 4.5% sales charge    12/1/93     11/30/94           (4.38)%
Government Fund            -Assumes no sales charge        one year ended                0.12 %

Paragon Short-Term         -Assumes 4.5% sales charge   12/29/89*    11/30/94            5.23 %
Government Fund            -Assumes no sales charge                                      6.22 %

                                                                                       CUMULATIVE
                                                                                      TOTAL RETURN
                                                                                 ----------------------
Paragon Short-Term         -Assumes 4.5% sales charge    12/1/93     11/30/94           (4.38)%
Government Fund            -Assumes no sales charge        one year ended                0.12 %

Paragon Short-Term         -Assumes 4.5% sales charge   12/29/89*    11/30/94           28.54 %
Government Fund            -Assumes no slaes charge                                     34.59 %

                                                                                   ENDING REDEEMABLE
                                                                                  VALUE OF INVESTMENT
                                                                                     AT PERIOD END
                                                                                 ----------------------
Paragon Intermediate-Term  -Assumes 4.5% sales charge    12/1/93     11/30/94           $ 909.40
Bond Fund                  -Assumes no sales charge        one year ended                 952.25

Paragon Intermediate-Term  -Assumes 4.5% sales charge   12/29/89*    11/30/94           1,317.56
Bond Fund                  -Assumes no sales charge                                     1,379.64

                                                                                     AVERAGE ANNUAL
                                                                                      TOTAL RETURN
                                                                                 ----------------------
Paragon Intermediate-Term  -Assumes 4.5% sales charge    12/1/93     11/30/94           (9.06)%
Bond Fund                  -Assumes no sales charge        one year ended               (4.77)%

Paragon Intermediate-Term  -Assumes 4.5% sales charge   12/29/89*    11/30/94            5.76 %
Bond Fund                  -Assumes no sales charge                                      6.75 %

                                                       INVESTMENT   INVESTMENT         CUMULATIVE
                                                          DATE         DATE           TOTAL RETURN
                                                       ----------   ----------   ----------------------
Paragon Intermediate-Term  -Assumes 4.5% sales charge    12/1/93     11/30/94           (9.06)%
Bond Fund                  -Assumes no sales charge        one year ended               (4.77)%

Paragon Term-Intermediate  -Assumes 4.5% sales charge   12/29/89*    11/30/94           31.76 %
Bond Fund                  -Assumes no sales charge                                     37.96 %

                                                                                   ENDING REDEEMABLE
                                                                                  VALUE OF INVESTMENT
                                                                                     AT PERIOD END
                                                                                 ----------------------
                                                                                              WITHOUT
                                                                                  WITH FEE      FEE
                                                                                 REDUCTIONS  REDUCTIONS
                                                                                 ----------  ----------
Paragon Louisiana Tax      -Assumes 4.5% sales charge    12/1/93     11/30/94    $   926.60  $   910.15
Free Fund                  -Assumes no sales charge                                  970.26      948.80
                                                           one year ended

Paragon Louisiana Tax      -Assumes 4.5% sales charge   12/29/89*    11/30/94    $ 1,286.67  $ 1,277.20
Free Fund                  -Assumes no sales charge                                1,347.27    1,337.38

                                                                                     AVERAGE ANNUAL
                                                                                      TOTAL RETURN
                                                                                 ----------------------
                                                                                              WITHOUT
                                                                                  WITH FEE      FEE
                                                                                 REDUCTIONS  REDUCTIONS
                                                                                 ----------  ----------
Paragon Louisiana Tax      -Assumes 4.5% sales charge    12/1/93     11/30/94         (7.34)%      (8.98)%
Free Fund                  -Assumes no sales charge                                   (2.97)%      (5.12)%
                                                           one year ended

Paragon Louisiana Tax      -Assumes 4.5% sales charge   12/29/89*    11/30/94          5.25%       5.09%
Free Fund                  -Assumes no sales charge                                    6.24%       6.08%

                                                                                       CUMULATIVE
                                                                                      TOTAL RETURN
                                                                                 ----------------------
                                                                                              WITHOUT
                                                                                  WITH FEE      FEE
                                                                                 REDUCTIONS  REDUCTIONS
                                                                                 ----------  ----------
Paragon Louisiana Tax      -Assumes 4.5% sales charge    12/1/93     11/30/94         (7.34)%      (8.98)%
Free Fund                  -Assumes no sales charge        one year ended             (2.97)%      (5.12)%

Paragon Louisiana Tax      -Assumes 4.5% sales charge   12/29/89*    11/30/94         28.67%      27.72%
Free Fund                  -Assumes no sales charge                                   34.73%      33.74%

                                                                                   ENDING REDEEMABLE
                                                                                  VALUE OF INVESTMENT
                                                                                     AT PERIOD END
                                                                                 ----------------------
Paragon Value Growth       -Assumes 4.5% sales charge    12/1/93     11/30/94           $913.79
Fund                       -Assumes no sales charge        one year ended                956.85

                                                                                              WITHOUT
                                                                                  WITH FEE      FEE
                                                                                 REDUCTIONS  REDUCTIONS
                                                                                 ----------  ----------
Paragon Value Growth       -Assumes 4.5% sales charge   12/29/89*    11/30/94    $ 1,556.64  $ 1,555.78
Fund                       -Assumes no sales charge                                1,629.98    1,629.01

                                                                                     AVERAGE ANNUAL
                                                                                      TOTAL RETURN
                                                                                 ----------------------
Paragon Value Growth       -Assumes 4.5% sales charge    12/1/93     11/30/94           (8.62)%
Fund                       -Assumes no sales charge        one year ended               (4.32)%

                                                                                              WITHOUT
                                                                                  WITH FEE      FEE
                                                                                 REDUCTIONS  REDUCTIONS
                                                                                 ----------  ----------
Paragon Value Growth       -Assumes 4.5% sales charge   12/29/89*    11/30/94         9.40%       9.39%
Fund                       -Assumes no sales charge                                  10.43%      10.41%

                                                       INVESTMENT   INVESTMENT         CUMULATIVE
                                                          DATE         DATE           TOTAL RETURN
                                                       ----------   ----------   ----------------------
Paragon Value Growth       -Assumes 4.5% sales charge    12/1/93     11/30/94           (8.62)%
Fund                       -Assumes no sales charge        one year ended               (4.32)%

                                                                                              WITHOUT
                                                                                  WITH FEE      FEE
                                                                                 REDUCTIONS  REDUCTIONS
                                                                                 ----------  ----------
Paragon Value Growth       -Assumes 4.5% sales charge   12/29/89*    11/30/94        55.66%      55.58%
Fund                       -Assumes no sales charge                                  63.00%      62.90%

                                                                                   ENDING REDEEMABLE
                                                                                  VALUE OF INVESTMENT
                                                                                     AT PERIOD END
                                                                                 ----------------------
Paragon Value Equity       -Assumes 4.5% sales charge    12/1/93     11/30/94           $938.85
Income Fund                -Assumes no sales charge        one year ended                983.09

                                                                                              WITHOUT
                                                                                  WITH FEE      FEE
                                                                                 REDUCTIONS  REDUCTIONS
                                                                                 ----------  ----------
Paragon Value Equity       -Assumes 4.5% sales charge   12/29/89*    11/30/94    $ 1,376.44  $ 1,375.65
Income Fund                -Assumes no sales charge                                1,441.25    1,440.43

                                                                                     AVERAGE ANNUAL
                                                                                      TOTAL RETURN
                                                                                 ----------------------
Paragon Value Equity       -Assumes 4.5% sales charge    12/1/93     11/30/94           (6.12)%
Income Fund                -Assumes no sales charge        one year ended               (1.69)%

                                                                                              WITHOUT
                                                                                  WITH FEE      FEE
                                                                                 REDUCTIONS  REDUCTIONS
                                                                                 ----------  ----------
Paragon Value Equity       -Assumes 4.5% sales charge   12/29/89*    11/30/94         6.70%       6.69%
Income Fund                -Assumes no sales charge                                   7.70%       7.69%

                                                                                       CUMULATIVE
                                                                                      TOTAL RETURN
                                                                                 ----------------------
Paragon Value Equity       -Assumes 4.5% sales charge    12/1/93     11/30/94           (6.12)%
Income Fund                -Assumes no sales charge        one year ended               (1.69)%

                                                                                              WITHOUT
                                                                                  WITH FEE      FEE
                                                                                 REDUCTIONS  REDUCTIONS
                                                                                 ----------  ----------
Paragon Value Equity       -Assumes 4.5% sales charge   12/29/89*    11/30/94        37.64%      37.56%
Income Fund                -Assumes no sales charge                                  44.13%      44.04%

                                                                                   ENDING REDEEMABLE
                                                                                  VALUE OF INVESTMENT
                                                                                     AT PERIOD END
                                                                                 ----------------------
Paragon Gulf South         -Assumes 4.5% sales charge   12/31/93     11/30/94           $ 891.40
Growth Fund                -Assumes no sales charge        one year ended                 933.40

Paragon Gulf South         -Assumes 4.5% sales charge     7/1/91*    11/30/94           1,452.23
Growth Fund                -Assumes no sales charge                                     1,520.69

                                                                                     AVERAGE ANNUAL
                                                                                      TOTAL RETURN
                                                                                 ----------------------
Paragon Gulf South         -Assumes 4.5% sales charge   12/31/93     11/30/94           (10.86)%
Growth Fund                -Assumes no sales charge        one year ended                (6.66)%

Paragon Gulf South         -Assumes 4.5% sales charge     7/1/91*    11/30/94            11.52%
Growth Fund                -Assumes no sales charge                                      13.03%

                                                       INVESTMENT   INVESTMENT         CUMULATIVE
                                                          DATE         DATE           TOTAL RETURN
                                                       ----------   ----------   ----------------------
Paragon Gulf South         -Assumes 4.5% sales charge   12/31/93     11/30/94           (10.86)%
Growth Fund                -Assumes no sales charge                                      (6.66)%

Paragon Gulf South         -Assumes 4.5% sales charge     7/1/91*    11/30/94            45.22%
Growth Fund                -Assumes no sales charge                                      57.02%

------------------------
*Commencement of investment operations.

    The above table should not be considered a representation of future performance.

                           VALUE OF $1,000 INVESTMENT
                                 (TOTAL RETURN)
                                 CLASS B SHARES

                                                                                    ENDING REDEEMABLE
                                                       INVESTMENT   INVESTMENT     VALUE OF INVESTMENT
                                                          DATE         DATE           AT PERIOD END
                                                       ----------   ----------   -----------------------
Paragon Short-Term         -Assumes no Contingent       10/19/94*    11/30/94            $996.09
Government Fund            Deferred Sales Charge
                           ("CDSC")
                           -Assumes CDSC                                                  946.59


                                                                                       CUMULATIVE
                                                                                      TOTAL RETURN
                                                                                 -----------------------
Paragon Short-Term         -Assumes no CDSC                                              (0.39)%
Government Fund            -Assumes CDSC                                                 (5.35)%

                                                                                    ENDING REDEEMABLE
                                                                                   VALUE OF INVESTMENT
                                                                                      AT PERIOD END
                                                                                 -----------------------
Paragon Intermediate-Term  -Assumes no CDSC              9/28/94*    11/30/94            $992.38
Bond Fund                  -Assumes CDSC                                                  943.02

                                                                                       CUMULATIVE
                                                                                      TOTAL RETURN
                                                                                 -----------------------
Paragon Intermediate       -Assumes no CDSC                                              (0.76)%
Term Bond Fund             -Assumes CDSC                                                 (5.70)%

                                                                                    ENDING REDEEMABLE
                                                                                   VALUE OF INVESTMENT
                                                                                      AT PERIOD END
                                                                                 -----------------------
                                                                                    WITH       WITHOUT
                                                       INVESTMENT   INVESTMENT      FEE          FEE
                                                          DATE         DATE      REDUCTIONS   REDUCTIONS
                                                       ----------   ----------   ----------   ----------
Paragon Louisiana Tax      -Assumes no CDSC              9/16/94*    11/30/94       $970.58      $970.28
Free Fund                  -Assumes CDSC                                             922.22       921.90

                                                                                       CUMULATIVE
                                                                                      TOTAL RETURN
                                                                                 -----------------------
                                                                                    WITH       WITHOUT
                                                                                    FEE          FEE
                                                                                 REDUCTIONS   REDUCTIONS
                                                                                 ----------   ----------
Paragon Louisiana Tax      -Assumes no CDSC                                       (2.94)%      (2.97)%
Free Fund                  -Assumes CDSC                                          (7.78)%      (7.81)%

                                                                                    ENDING REDEEMABLE
                                                                                   VALUE OF INVESTMENT
                                                                                      AT PERIOD END
                                                                                 -----------------------
Paragon Value Growth       -Assumes no CDSC               9/9/94*    11/30/94            $916.92
Fund                       -Assumes no sales charge                                       871.16

                                                       INVESTMENT   INVESTMENT         CUMULATIVE
                                                          DATE         DATE           TOTAL RETURN
                                                       ----------   ----------   -----------------------
Paragon Value Growth       -Assumes no CDSC                                              (8.31)%
Fund                       -Assumes CDSC                                                (12.88)%

                                                                                    ENDING REDEEMABLE
                                                                                   VALUE OF INVESTMENT
                                                                                      AT PERIOD END
                                                                                 -----------------------
Paragon Value Equity       -Assumes no CDSC              10/3/94*    11/30/94            $965.96
Income Fund                -Assumes CDSC                                                  917.77

                                                                                       CUMULATIVE
                                                                                      TOTAL RETURN
                                                                                 -----------------------
Paragon Value Equity       -Assumes no CDSC                                              (3.40)%
Income Fund                -Assumes CDSC                                                 (8.22)%

                                                                                    ENDING REDEEMABLE
                                                                                   VALUE OF INVESTMENT
                                                                                      AT PERIOD END
                                                                                 -----------------------
Paragon Gulf South         -Assumes no CDSC              9/12/94*    11/30/94            $909.21
Growth Fund                -Assumes CDSC                                                  863.76

                                                                                       CUMULATIVE
                                                                                      TOTAL RETURN
                                                                                 -----------------------
Paragon Gulf South         -Assumes no CDSC                                              (9.08)%
Growth Fund                -Assumes CDSC                                                (13.62)%

------------------------
*Commencement of investment operations.

    The above table should not be considered a representation of future performance.

    The Funds may from time to time quote or otherwise use total return information and/or yield information in advertisements, shareholder reports or sales literature. Average annual total return values and yields are computed pursuant to formulas specified by the SEC.

    Performance data quoted will represent historical performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than original cost.

    The yield of each class of each Fund, other than Paragon Treasury Money Market Fund, is computed by dividing its net investment income earned attributable to a class during a recent thirty-day period by the product of the average daily number of shares outstanding and entitled to receive dividends during the period and maximum offering price per share of that class on the last day of the period. The results are compounded on a bond equivalent (semi-annual) basis and then annualized. Net investment income per share of a class is equal to the Fund's dividends and interest earned attributable to a class during the period, reduced by accrued expenses attributable to that class for the period. For the thirty-day period ended November 30, 1994, the yield of the Class A shares and Class B shares of each of the following Funds was:

FUND
---------------------------------------------------------------------------     30 DAY         30 DAY
                                                                             PERIOD ENDED   PERIOD ENDED
                                                                             NOVEMBER 30,   NOVEMBER 30,
                                                                                 1994           1994
                                                                             -------------  -------------
                                                                                CLASS A        CLASS B
Paragon Short-Term Government Fund.........................................        5.73%          5.24%
Paragon Intermediate-Term Bond Fund........................................        7.02%          6.60%
Paragon Louisiana Tax-Free Fund............................................        5.25%          4.75%

    Had there been no waiver of fees, the yield of the Class A shares and Class B shares of Paragon Louisiana Tax-Free Fund would have been 5.10% and 4.60%, respectively, for the thirty-day period ended November 30, 1994.

    Paragon Louisiana Tax-Free Fund may also publish its tax-equivalent yield, which is the net annualized taxable yield needed to produce a specified tax-exempt yield at a given tax rate based on a specified thirty-day period assuming semiannual compounding of income. Tax-equivalent yield is calculated by dividing that portion of the Fund's yield which is tax-exempt by one minus a stated income tax rate and adding that quotient to the remaining portion, if any, of the yield of the Fund which is not tax-exempt. Assuming a Federal income tax rate of 39.6% and a Louisiana tax rate of 6% for the thirty day period ended November 30, 1994, the tax equivalent yield for the Class A shares and Class B shares of Paragon Louisiana Tax-Free Fund was 9.24% and 8.36%, respectively. Had there been no waiver of fees, the tax equivalent yield of Class A shares and Class B shares of Paragon Louisiana Tax-Free Fund would have been 8.98% and 8.09%, respectively for the thirty day period ended November 30, 1994. For the fiscal year ended November 30, 1994, approximately 99.43% of the Fund's income was exempt from Louisiana income tax. As a result, the tax equivalent yield actually realized by shareholders was lower than that stated above.

    From time to time, quotations of Paragon Treasury Money Market Fund's "yield" and "effective yield" may be included in advertisements and communications to shareholders. These performance figures are calculated in the following manner:

    A. Yield -- the net annualized yield based on a specified 7-calendar day period calculated at simple interest rates. Yield is calculated by determining the net change, exclusive of capital changes, in the value of a hypothetical preexisting account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return. The yield is annualized by multiplying the base period return by 365/7. The yield figure is stated to the nearest hundredth of one percent. The yield of Paragon Treasury Money Market Fund for the seven-day period ended November 30, 1994 was 5.15%.

    B. Effective Yield -- the net annualized yield for a specified 7-calendar day period assuming a reinvestment of dividends (compounding). Effective yield is calculated by the same method as yield except that the base return is compounded by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula: Effective Yield = [(Base Period Return+1) (365/7)] -
       1. The effective yield of Paragon Treasury Money Market Fund for the seven-day period ended November 30, 1994, was 5.29%.

    As described above, yield and effective yield are based on historical earnings and are not intended to indicate future performance. Yield and effective yield will vary based on changes in market conditions and the level of expenses.

    The Funds may from time to time advertise comparative performance and/or its past performance as measured by various independent sources, including, but not limited to, BARRON'S, THE WALL STREET JOURNAL, WEISENBERGER INVESTMENT COMPANIES SERVICE, BUSINESS WEEK, CHANGING TIMES, FINANCIAL WORLD, FORBES, FORTUNE and MONEY. In addition, the Funds may from time to time advertise their performance relative to certain indices and benchmark investments, including: (a) the Lipper Analytical Services, Inc. Mutual Fund Performance Analysis, Fixed Income Analysis and Mutual Fund Indices (which measure total return and average current yield for the mutual fund industry and rank mutual fund performance); (b) the CDA Mutual Fund Report published by CDA Investment Technologies, Inc. (which analyzes price, risk and various measures of return for the mutual fund industry); (c) the Consumer Price Index published by the U.S. Bureau of Labor Statistics (which measures changes in the price of goods and services); (d) Stocks, Bonds, Bills and Inflation published by Ibbotson Associates (which provides historical performance figures for stocks, government securities and inflation); and (e) historical investment data supplied by the research departments of Goldman

Sachs, Smith Barney Shearson Inc., First Boston Corporation, Morgan Stanley, Salomon Brothers, Merrill Lynch, Donaldson Lufkin and Jenrette or other providers of such data. The composition of the investments in such indices and the characteristics of such benchmark investments are not identical to, and in some cases are very different from, those of each Fund's portfolio. These indices and averages are generally unmanaged and the items included in the calculations of such indices and averages may not be identical to the formulas used by a Fund to calculate its performance figures.

    From time to time, advertisements or information may include a discussion of certain attributes or benefits to be derived by an investment in a Fund. Such advertisements or information may include symbols, headlines or other material which highlight or summarize the information discussed in more detail in the communication.

    The Trust may from time to time summarize the substance of discussions contained in shareholder reports in advertisements and publish the Advisers' views as to markets, the rationale for a Fund's investments and discussions of a Fund's current asset allocation.

    Each Fund's performance data will be based on historical results and will not be intended to indicate future performance. The total return of a class of a Fund will vary based on market conditions, portfolio and class expenses, portfolio investments and other factors. The performance of Class A and Class B shares will be calculated separately, and, because each class is subject to different expenses, the performance with respect to the classes of a Fund for the same period may differ. The value of shares of each Fund, other than Paragon Treasury Money Market Fund, will fluctuate and an investor's shares may be worth more or less than their original cost upon redemption. The Trust may also, at its discretion, from time to time make a list of each Fund's holdings available to investors upon request.

                                TAX INFORMATION

    Each Fund has qualified and elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and intends to continue to qualify for such treatment for each taxable year. Such qualification does not involve supervision of management or investment practices or policies by any governmental agency or bureau.

    In order to qualify as a regulated investment company, each Fund must, among other things, (a) derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock or securities, or other income (such as gains from options, futures or forward contracts) derived with respect to its business of investing in such stock or securities; (b) derive less than 30% of its annual gross income from the sale or other disposition of stock or securities or options and futures contracts held less than three months; and (c) diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund's total (gross) assets is represented by cash and cash items (including receivables), U.S. Government securities, securities of other regulated investment companies and other securities limited, in respect of any one issuer, to an amount not greater in value than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's total assets is invested in the securities (other than U.S. Government securities and securities of other regulated investment companies) of any one issuer or two or more issuers controlled by the Fund and engaged in the same, similar or related trades or business.

    Each Fund, as a regulated investment company, will not be subject to Federal income tax on any of its net investment income and net realized capital gains that are distributed to shareholders with respect to any taxable year, provided that the Fund distributes, in compliance with the Code's timing requirements, at least 90% of its investment company taxable income (all of its taxable income other than its "net capital gain", I.E., the excess of net long-term capital gain over net short-term capital loss, after reduction by deductible expenses) for such year and at least 90% of the excess of the tax-exempt interest it receives, if any, over certain disallowed deductions. If a Fund retains any investment company taxable income or net capital gain, it will be subject to Federal income tax at regular corporate rates on the retained amount. In order to avoid a nondeductible 4% Federal excise tax, each Fund must distribute (or be deemed to have distributed) by December 31 of each calendar year at least 98% of its ordinary income for such year, at least 98% of the excess of its capital gains over its capital losses (computed, by election, on the basis of the one-year period ending on November 30 of such year), and all ordinary income and the excess of capital gains over capital losses for the previous year that were not distributed in such year and on which the Fund paid no Federal income tax.

    Distributions of net investment income (including interest income from municipal obligations, except those purchased by Paragon Louisiana Tax-Free Fund, and income from securities loans, repurchase agreements and a portion of the discount on certain stripped tax-exempt obligations and their coupons) and the excess of net short-term capital gain over net long-term capital loss will be treated as ordinary income in the hands of shareholders. For Funds other than Paragon Value Equity Income Fund, Paragon Value Growth Fund and Paragon Gulf South Growth Fund, such distributions are unlikely to qualify for the corporate dividends-received deduction. In the case of Paragon Value Equity Income Fund, Paragon Value Growth Fund and Paragon Gulf South Growth Fund, a portion of such distributions may qualify for the corporate dividends-received deduction, subject to the limits applicable to such deduction. Amounts eligible for the deduction may still be taken into account in determining liability for the Federal alternative minimum tax and result in adjustments in the tax basis of Fund shares under certain circumstances. Distributions of a Fund's net capital gain, as defined above, are taxable to shareholders as long-term capital gain, regardless of the length of time the shares of a Fund have been held by such shareholders and will not qualify for the corporate dividends-received deduction. Net realized capital gains for a taxable year are computed by taking into account any capital loss carryforward of a Fund. At November 30, 1994, the following Funds had approximately the following amounts of capital loss carryforward for U.S. Federal tax purposes:

                                                                                          YEARS OF
FUND                                                                      AMOUNT         EXPIRATION
---------------------------------------------------------------------  -------------  -----------------
Short-Term Government................................................  $     948,000    2000 to 2002
Intermediate-Term Bond...............................................      4,254,000        2002
Louisiana Tax-Free...................................................        403,000        2002

    These amounts are available to be carried forward to offset future capital gains of the corresponding funds to the extent permitted by applicable laws or regulations.

    Distributions of Paragon Louisiana Tax-Free Fund from the tax-exempt interest it receives will generally be exempt from Federal income tax, provided that the Fund qualifies as a regulated investment company and at least 50% of the value of the Fund's total assets at the close of each quarter of its taxable year consists of tax-exempt obligations. The portions of such distributions, if any, derived from interest on certain private activity bonds may constitute tax preference items and may give rise to, or increase liability under, the alternative minimum tax for particular shareholders. In addition, all tax-exempt distributions of the Fund may be includable in "adjusted current earnings" in determining the corporate alternative minimum tax. Distributions from accrued market discount income from certain bonds acquired at a market discount will not be tax-exempt, even if the bonds acquired at a market discount pay interest that is tax-exempt. Interest on indebtedness incurred directly or indirectly to purchase or carry shares of the Fund will not be deductible to the extent attributable to its tax-exempt distributions. The availability of tax-exempt obligations and the value of the Fund's portfolio may be affected by restrictive tax legislation enacted in recent years.

    Distributions of investment company taxable income and net capital gain will be taxable as described above, whether received in shares or in cash. Shareholders electing to receive distributions in the form of additional shares will have a cost basis in the shares so received equal to the amount of cash they would have received had they elected to receive cash.

    Because Paragon Treasury Money Market Fund declares daily dividends that include realized short-term capital gains, it is possible that a portion of such dividends could constitute a return of capital to shareholders for tax purposes (rather than a "dividend") if capital losses were to reduce such Fund's actual net realized short-term capital gain for its taxable year below the dollar amount actually distributed.

    Initial sales charges paid upon a purchase of Class A shares of a Fund will not be includable in the shareholder's tax basis in computing gain or loss on a redemption or exchange of such shares within ninety days after their purchase if the exchange is for Class A shares of another Paragon Fund, or the redemption is followed by a reinvestment in shares of the same or another Paragon Fund, without the payment of sales charges as a result of a reinvestment or exchange privilege.

    Any loss realized upon a redemption or exchange of shares of a Fund with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any distribution of net long term capital gains with respect to such shares. A loss realized upon a redemption or exchange of shares of a Fund within a 61-day period beginning 30 days before and ending 30 days after a purchase of shares of the same Fund (whether by reinvestment of distributions or otherwise) may be disallowed under "wash sale" rules in whole or in part. Any loss realized upon a redemption or exchange of shares of Paragon Louisiana Tax-Free Fund with a tax holding period of six months or less will be disallowed to the extent of any exempt-interest dividends received with respect to such shares.

    Paragon Intermediate-Term Bond Fund, Paragon Value Growth Fund and Paragon Value Equity Income Fund may be subject to foreign taxes with respect to investments in certain securities of foreign entities. These taxes may be reduced under the terms of applicable U.S. income tax treaties, and the Funds intend to satisfy any procedural requirements to qualify for benefits under these treaties. If more than 50% of the value of its total assets at the close of a taxable year is comprised of stock or securities of foreign corporations, a Fund may make an election under Code Section 853 to permit its shareholders to claim a credit or deduction on their Federal income tax returns for their pro rata portion of qualified taxes paid by such Fund in foreign countries. In the event such an election is made, shareholders will be required to include their pro rata share of such taxes in gross income (in addition to the dividends they actually receive) and will be entitled to claim a foreign tax credit or deduction with respect to such taxes, subject to certain limitations under the Code. Shareholders who are precluded from taking such credits or deductions will nevertheless be taxable on their pro rata share of the foreign taxes included in their gross income, unless they are otherwise exempt from Federal income tax.

    If Paragon Value Growth Fund or Paragon Value Equity Income Fund acquires stock in certain non-U.S. corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), that Fund could be subject to Federal income tax and additional interest charges on "excess distributions" received from such companies or gain from the sale of stock in such companies, even if all income or gain actually received by the Fund is timely distributed to its shareholders. The Fund would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election would require the applicable Fund to recognize taxable income or gain without the concurrent receipt of cash. Each of these Funds may limit and/or manage its holdings in passive foreign investment companies to minimize its tax liability or maximize its return from these investments.

    Foreign exchange gains and losses related by a Fund in connection with certain transactions, if any, involving foreign currency-denominated debt securities, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount, timing and character of distributions to shareholders.

    A Fund's transactions in options and forward contracts will give rise to taxable income, gain or loss and will be subject to special tax rules, the effect of which may be to accelerate income to a Fund, defer Fund losses, cause adjustments in the holding periods of Fund securities, convert capital gains and losses into ordinary income and losses, convert long-term capital gains into short-term capital gains and convert short-term capital losses into long- term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders.

    For example, the tax treatment of certain listed non-equity options written or purchased by a Fund (including options on debt securities, options on futures contracts and options on securities indices) will be governed by Section 1256 of the Code. Absent a tax election for "mixed straddles" (see below), each such position held by a Fund on the last business day of each taxable year of a Fund will be marked to market (i.e., treated as if it were closed out), and all resulting gain or loss will be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, with subsequent adjustments made to any gain or loss realized upon an actual disposition of such positions.

    When a Fund holds an option or contract governed by Section 1256 which substantially diminishes a Fund's risk of loss with respect to another position of the Fund not governed by Section 1256 (as might occur in some hedging transactions), this combination of positions could be a "mixed straddle" which is generally subject to certain straddle rules of Section 1092 of the Code in addition to being subject in part to Section 1256. A Fund may make certain tax elections for its "mixed straddles" which could alter certain effects of Section 1256 or Section 1092.

    A Fund's activities involving options and forward contracts may be limited by the requirement for qualification as a regulated investment company that less than 30% of the Fund's annual gross income be derived from the disposition of investments held less than three months.

    A Fund's investments in zero coupon bonds, deferred interest bonds or bonds that provide for payment of interest in kind are subject to special tax rules that will affect the amount, timing and character of distributions to shareholders by causing the Fund to recognize income prior to the receipt of cash payments. For example, with respect to zero coupon bonds and deferred interest bonds, a Fund will be required to accrue as income each year a portion of the discount (or deemed discount) at which the securities were issued and to distribute such income each year in order to maintain its qualification as a regulated investment company and to avoid Federal income and excise taxes. A Fund may also elect to accrue market discount on a current basis and be required to distribute any such accrued discount. Mark to market rules applicable to certain positions governed by Section 1256 of the Code (as described above) may also require the recognition of gain without concurrent receipt of cash. In order to generate cash to satisfy the distribution requirements applicable to such income or gain, a Fund may have to dispose of portfolio securities which it would otherwise have continued to hold.

    Each Fund will be required to report to the Internal Revenue Service all distributions (other than tax-exempt distributions) as well as gross proceeds from the redemption or exchange of Fund shares (other than shares of Paragon Treasury Money Market Fund) except in the case of certain exempt shareholders. Under the backup withholding provisions of Code Section 3406, all such reportable distributions and proceeds may be subject to backup withholding of Federal income tax at the rate of 31% in the case of nonexempt shareholders who fail to furnish the Fund with their correct taxpayer identification number and with certain required certifications or if the Internal Revenue Service or a broker notifies a Fund that the number furnished by the shareholder is incorrect or that the shareholder is subject to backup withholding as a result of failure to report interest or dividend income. The Funds may refuse to accept an application that does not contain any required taxpayer identification number or certification that the number provided is correct. If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in shares, will be reduced by the amounts required to be withheld. Investors may wish to consult their tax advisors about the applicability of the backup withholding provisions.

    All distributions (including tax-exempt distributions), whether received in shares or cash, as well as redemptions and exchanges (except, generally, redemptions and exchanges of shares of Paragon Treasury Money Market Fund), must be reported by each shareholder on the shareholder's Federal income tax return. Each Fund will inform shareholders of the federal income tax status of its distributions after the end of each calendar year, including, in the case of Paragon Louisiana Tax-Free

Fund, the amounts that qualify as exempt-interest dividends and any portions of such amounts that constitute tax preference items under the federal alternative minimum tax. Shareholders who have not held shares of this Fund for its full taxable year may have designated as tax-exempt or as a tax preference item a percentage of their distributions which is not exactly equal to a proportionate share of the amount of tax-exempt interest or tax preference income earned during the period of their investment in such Fund. Each shareholder should consult his or her own tax adviser to determine the tax consequences of an investment in a Fund in the shareholder's own state and locality.

    Different tax treatment, including penalties on certain excess contributions and deferrals, certain pre-retirement and post-retirement distributions, and certain prohibited transactions is accorded to accounts maintained as qualified retirement plans. Shareholders should consult their tax advisers for more information.

    Assuming that each Fund qualifies as a regulated investment company for federal income tax purposes, each Fund, as a series of a Massachusetts business trust, will not be subject to any income tax in Massachusetts. The Funds are also not subject to Massachusetts corporate excise or franchise tax.

    The foregoing discussion relates solely to U.S. Federal income tax law as it applies to U.S. persons (i.e., U.S. citizens and residents and U.S. domestic corporations, partnerships, trusts and estates) subject to taxation under such laws. Each shareholder who is not a U.S. person should consult his or her tax adviser regarding the U.S. and non-U.S. tax consequences of ownership of shares if a Fund, including the possibility that such a shareholder may be subject to a U.S. withholding tax at a rate of 30% (or at a lower rate under an applicable U.S. income tax treaty) on certain distributions or to backup withholding on certain payments if a current IRS Form W-8 or acceptable substitute is not on file with the Funds. The discussion does not address special tax rules applicable to certain classes of investors, such as financial institutions, insurance companies, and tax-exempt entities.

    This discussion of the tax treatment of the Fund and its shareholders is based on the tax laws in effect as of the date of this Statement of Additional Information.

                        ORGANIZATION AND CAPITALIZATION

    The Trust is a Massachusetts business trust established under the laws of the Commonwealth of Massachusetts by a Declaration of Trust dated October 2, 1989.

    Goldman Sachs purchased shares of the Funds, except Paragon Gulf South Growth Fund, at an aggregate purchase price of $100,000 in order to provide the initial capital of the Funds. Should Goldman Sachs redeem any of such shares during the five year period beginning at the date of commencement of operation of the Funds, Goldman Sachs will bear the cost of an amount equal to the then unamortized portion of the organization expenses, multiplied by the ratio that the redeemed shares bear to the number of the initial shares outstanding.

    The authorized capital of the Trust consists of an unlimited number of shares of beneficial interest. The Trustees have authority under the Declaration of Trust to create and classify shares of beneficial interest in separate series ("Funds") without further action by shareholders.

    The Declaration of Trust further authorizes the Trustees to classify or reclassify any series of the shares into one or more classes. Pursuant thereto, the Trustees have authorized the issuance of two classes of shares of each Fund designated as Class A shares and Class B shares. Each share of a class of each Fund represents an equal proportionate interest in the assets of that Fund allocable to that class. Upon liquidation of a Fund, shareholders of each class of that Fund are entitled to share PRO RATA in that Fund's net assets allocable to such class available for distribution to shareholders. The Trust reserves the right to create and issue additional series or classes of shares, in which case the shares of each class of a series would participate equally in the earnings,dividends and assets allocable to that class of the particular series.

    Shares entitle their holder to one vote per share; however, separate votes will be taken by each Fund on matters affecting an individual Fund. Shares are freely transferable and have no preemptive, subscription or conversion rights. All shares issued and outstanding are fully paid and non-assessable. The shares of the Funds have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees if they choose to do so, and, in such event, the holders of the remaining less than 50% of the shares voting for the election of Trustees will not be able to elect any person or persons to the Board of Trustees.

    As of February 17, 1995, the only holder of record of 5% or more of the outstanding shares of beneficial interest of Paragon Treasury Money Market Fund, Paragon Short-Term Government Fund, Paragon Intermediate-Term Bond Fund, Paragon Louisiana Tax-Free Fund, Paragon Value Growth Fund, Paragon Value Equity Income Fund and Paragon Gulf South Growth Fund was Labanc & Co. -- Premier Bank, N.A. Trustee, 451 Florida Street, Baton Rouge, Louisiana 70821 (98%, 92%, 90%, 67%, 81%, 95% and 78%, respectively). The Funds believe that such person was the beneficial owner (as defined by applicable rules of the SEC) of certain shares of beneficial interest of the Funds.

                       SHAREHOLDER AND TRUSTEE LIABILITY

    The Trust is an entity of the type commonly known as a "Massachusetts business trust", which is the form in which many mutual funds are organized. Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. The Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust. Notice of such disclaimer will normally be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification by the relevant Fund for any loss suffered by a shareholder as a result of an obligation of the Fund. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which a Fund is unable to meet its obligations. The Trustees believe that, in view of the above, the risk of personal liability of shareholders is not material.

    The Declaration of Trust provides that the Trustees of the Trust shall not be liable for any action taken by them in good faith, and that they shall be fully protected in relying in good faith upon the records of the Trust and upon reports made to the Trust by persons selected in good faith by the Trustees as qualified to make such reports. The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. The Declaration of Trust provides that the Trust will indemnify Trustees and officers of the Trust against liabilities and expenses reasonably incurred in connection with litigation in which they may be involved because of their positions with the Trust, unless it is determined in the manner provided in the Declaration of Trust that they have not acted in good faith in the reasonable belief that in the case of conduct in his or her official capacity with the Trust, that the conduct was in the best interests of the Trust, and in all other cases, that the conduct was at least not opposed to the best interests of the Trust (and in the case of any criminal proceeding, he or she had no reasonable cause to believe that the conduct was unlawful). However, nothing in the Declaration of Trust or the By-Laws protects or indemnifies a Trustees or officer against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                   CUSTODIAN

    State Street Bank and Trust Company has been retained to act as custodian of the Trust's assets and, in that capacity, maintains the accounting records and calculates the daily net asset value per share of the Funds. Its mailing address is P.O. Box 1713, Boston, MA 02105. The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60603, serves as subcustodian of the Trust.

                            INDEPENDENT ACCOUNTANTS

    Price Waterhouse LLP has been selected as independent accountants of the Trust. In addition to audit services, Price Waterhouse LLP prepares the Trust's Federal and state tax returns and provides consultation and assistance on accounting, internal control and related matters.

                              FINANCIAL STATEMENTS

    The financial statements and related report of Price Waterhouse LLP, independent public accountants, contained in the 1994 Annual Report are hereby incorporated by reference and attached hereto. A copy of the Annual Report may be obtained without charge by writing to Goldman Sachs at 4900 Sears Tower, Chicago, Illinois 60606, or by calling Goldman Sachs at (800) 525-7907.

PARAGON PORTFOLIO

TRUSTEES
Paul C. Nagel, Jr., Chairman
David J. Fermo
Bruce C. Gottwald, Jr.
Ernest E. Howard III

OFFICERS
Marcia L. Beck
President

Stephen H. Hopkins
Vice President

John W. Mosior
Vice President

Nancy L. Mucker
Vice President

Pauline Taylor
Vice President

Scott M. Gilman
Treasurer

Michael J. Richman
Secretary

Howard B. Surloff
Assistant Secretary

    This Annual Report is authorized for distribution to prospective investors only when preceded or accompanied by a Paragon Portfolio Prospectus which contains facts concerning Paragon Portfolio's objectives and policies, management, expenses and other information.

                               PARAGON PORTFOLIO
                             LETTER TO SHAREHOLDERS

Fellow Shareholders:

    Fiscal 1994 was quite a disappointment for both stock and bond investors. The bond market, as represented by the Lehman Brothers Aggregate Bond Index, sustained a total return of -3.07%, well below the long-term average for intermediate-term government bonds of 5.2%. An extraordinarily large increase in interest rates caused bond prices to decline across all maturities. The rise in rates was so severe in the intermediate-term maturity range that the five-year government bonds sustained a total return of -5.1%, the worst annual return ever recorded for this security.

    1994 was also a difficult year for stock investors, though this is masked by the flattish returns exhibited by the popular market indices. The Standard & Poor's 500 Index experienced a disappointing total return of 1.04% for the year, underperforming the Dow Jones Industrial Average, which rose 4.41%. The NASDAQ Composite Index declined .54% during the 12-month period, while the Russell 2000 Index, a popular indicator of smaller capitalization stock performance, declined 1.11% for the period. Though these indices reflect a year that was well below average, the severity of decline in many stocks is not shown by these returns. A startling fact is that during calendar year 1994, 40% of the stocks listed on the New York Stock Exchange declined in value by at least 40%.

    1994 was a year that favored large-capitalization stocks over small and, to a small extent, growth stocks over value stocks. The difference between the latter two groups was not nearly as dramatic as in the previous fiscal year. In 1993, value stocks achieved returns over 14% higher than growth stocks, while in 1994, growth stocks outperformed value stocks by approximately 2.3%.

    With this recap of the markets in 1994, let us next focus on the outlook for the economy and the financial markets. Finally, we will discuss how each of the Paragon mutual funds fared during the year.

    On November 15, the Federal Reserve surprised investors by raising the federal funds rate and the discount rate by 75 basis points each. These are the rates at which commercial banks borrow from one another and the Federal Reserve, respectively. The increases were 25 basis points more than expected, and the discount rate increase was the largest in 14 years. The Fed's decision was based on the prospects for accelerating inflation in a strong economy.

    The latest move raises our level of concern regarding the economic impact of current Fed policy. Some signs of a slowing pace of growth are evident, including a slowing pace of equipment spending in the second half of 1994 and no growth in housing investment in early 1994. In addition, unit labor costs are barely rising, and wholesale inflation is only about 1% annually. The Fed is anxious to calm the jittery bond market, but it risks pushing economic growth below 2% in 1995 or even causing a recession.

    We forecast a growth slowdown in 1995, but conflicting reports of this slowdown will cause the Fed to err on the side of caution and continue to raise short-term interest rates. We project that the federal funds rate will rise to the 6% to 6.5% range in the second half of 1995, even with inflation showing little sign of acceleration. (See chart below.)

                                     [C/RC]

    In the near term, several factors should keep stock prices near the bottom end of the 14 to 18 times earnings range (the S&P 500 Index is now 14.7 times earnings). Rising short-term rates will prove to be increasingly competitive with stock returns. Stock mutual fund cash flows have been slowing, which limits the market's near-term upside potential. Finally, earnings momentum, which has supported the market in 1994, will decelerate in 1995 due to slowing economic growth. The mid-term elections provided some substantive reasons for investors to have a positive long-term outlook

                               PARAGON PORTFOLIO
                     LETTER TO SHAREHOLDERS -- (CONTINUED)

for the capital markets. The chances of a capital gains tax cut have risen substantially as has the possibility for new incentives for savings and investment. Additionally, a possible line-item veto and a balanced budget mandate provide a case for a positive market outlook. We view the current situation as a pullback within an ongoing bull market and, therefore, we are confident in the current investment strategies we have selected for the Paragon Portfolio.

PARAGON SHORT-TERM GOVERNMENT FUND

    For the year ended November 30, 1994, the Class A Shares of the fund sustained a return of .12%, based on net asset value (NAV), compared with the Lipper Short U.S. Government Fund Average of -1.51%. We attribute this above-average performance to changes made in the fund early in 1994. Class B Shares recorded a total return of -.39%, based on NAV, since their inception on October 19, 1994 through November 30, 1994.

    We anticipated, in accordance with market sentiment, that the Federal Reserve was going to raise short-term interest rates in order to offset the fear of rising inflation. Consequently, we decided to sell about one-third of the fund's securities and to replace them with floating rate instruments. Initially, this caused a reduction in the income distribution, but in the long run was beneficial in protecting the overall net asset value of the fund. The floating rate securities were indexed to the prime rate and to LIBOR. The coupons on these securities increased throughout the year as the Fed continued to push rates higher.

    We believe that the Federal Reserve is still considering additional rate hikes and, therefore, plan to continue holding these floating rate securities. When it appears that the market has regained a more stable posture, we will swap these securities for fixed coupon securities at these higher levels. This is expected to provide additional income to the fund in the future.

PARAGON INTERMEDIATE-TERM BOND FUND

    For  the  year ended  November  30, 1994,  the Class  A  Shares of  the fund sustained a return of -4.77%, based on NAV, compared with the Lipper Intermediate U.S. Government Fund Average of -3.65%. Class B Shares recorded a total return of -.76%, based on NAV, since their inception on September 28, 1994 through November 30, 1994.

    The intermediate sector of the bond market suffered significant losses in 1994 due to the market's reaction to the interest rate increases of the Federal Reserve. Even though short rates were expected to rise, no one anticipated the drastic effect this would have on the intermediate and long end of the bond market. Some changes were made mid-year in an attempt to reduce the losses while maintaining a high level of income. The asset mix remained consistent, with approximately 75% of the securities being Treasury and agency issues. The corporate sector has a heavy weighting in financial paper that outperformed the utility sector but underperformed the industrials.

    The distribution yield for the fund finished the year approximately 100 basis points higher than the average distribution yield for intermediate fixed income funds tracked by Lipper Analytical Services, Inc. In maintaining this higher level of income, some net asset value was sacrificed, resulting in the below average total return this year. Because of the seven-year average life of this fund, a longer term approach was taken, which we trust will be beneficial, once interest rates stabilize.

PARAGON LOUISIANA TAX-FREE FUND

    For the fiscal year ended November 30, 1994, the Class A Shares of the fund sustained a total return of -2.97%, based on NAV. This compares to an average return of -6.63% for other Louisiana tax-free funds calculated by Lipper Analytical Services, Inc. This placed the fund number one for the year in total return, which is over 2% greater than the nearest competitor. Lipper Intermediate Municipal Debt Fund Average sustained a -3.3% return. Class B Shares recorded a total return of -2.94%, based on NAV, since their inception on September 16, 1994 through November 30, 1994.

                               PARAGON PORTFOLIO
                     LETTER TO SHAREHOLDERS -- (CONTINUED)

    This above-average return was due to several factors that have remained constant over the past several years: the first is our commitment to the intermediate sector of the market. The intermediate municipal sector did not sustain as high a level of losses as did the taxable market. The long end of the municipal market took the brunt of the increase in interest rates.

    The second factor was the overall market presence of the fund and the confidence that shareholders had in remaining in the fund. The redemptions in this fund were minuscule compared with the huge redemptions of the national funds. This fact allowed selective purchasing of Louisiana paper when large blocks of bonds appeared, especially during the latter part of the year. Sales were made out of attractive retail pieces, which remained in demand, thus freeing up money to buy the underpriced institutional blocks. This not only increased total return, but also allowed us to buy higher coupon securities that will increase income.

PARAGON VALUE GROWTH FUND

    During the fiscal year ended November 30, 1994, the Class A Shares of the fund sustained a total return of -4.32%, based on NAV, compared with the S&P 500 return of 1.04% and the Lipper Growth & Income Fund Index return of 1.09%. Class B Shares recorded a total return of -8.31%, based on NAV, since their inception on September 9, 1994 through November 30, 1994.

    The fund manager executed a number of small changes in the fund during the second half of 1994. Positions were established in W.W. Grainger, Inc. and Avnet, Inc. (Avnet debentures convertible into common stock), two firms involved in the electronic component distribution industry. These purchases boosted the fund's technology weighting to slightly over 12% by year-end. Other industrial-related stocks purchased were Allied Signal, Inc., Corning Delaware LP (convertible preferred shares) and Johnson Controls, Inc. The increased exposure to the production segment of the economy is expected to enhance the fund's performance over the next few years. The fund also gained exposure to the oil refiners through the purchase of Ashland Oil Co. (convertible preferred shares) and Sun Co., Inc. We believe the refining group will experience a resurgence in earnings after years of lackluster performance.

    Significant sales during the period included holdings in Bombay Company, a very successful furniture retailer whose growth has slowed in 1994, and Torchmark, an insurance company whose New York Stock Exchange record of consecutive annual earnings increases will be broken this year.

    Though the fund's long-term record of growth remains strong, as shown in the accompanying graph, 1994 was a disappointing year. We can identify several reasons for the subpar results:

    1. The sudden decline in specialty retail stocks, i.e., Bombay Company and Consolidated Stores Corp. in mid-1994, which are significant fund holdings.

    2. A severe correction in regional airline stocks in which the fund maintains small positions. The severity of the decline did negatively affect the fund's net asset value.

    3. The rise in interest rates that depressed prices of the fund's small convertible security holdings.

    4. The decline in certain holdings that were subject to profit taking by investors in a jittery market environment, due to their previous strong price performance. Included in this group were LDDS Communications, Inc., Dow Chemical, Co., and Du Pont. These stocks are significant fund holdings; therefore, they affected the fund to a greater extent than the general market. It is important to point out that the fundamental outlook for these companies is sound, and we continue to hold them for their promising capital gain potential.

                               PARAGON PORTFOLIO
                     LETTER TO SHAREHOLDERS -- (CONTINUED)

PARAGON VALUE EQUITY INCOME FUND

    For the year ended November 30, 1994, the Class A Shares of the fund sustained a return of -1.69%, based on NAV, compared with the S&P 500 return of 1.04% and the S&P Barra Value Index return of -0.17%. The Lipper Equity Income Fund Index achieved a return of -.01% for the 12-month period. Class B Shares recorded a total return of -3.40%, based on NAV, since their inception on October 3, 1994 through November 30, 1994. Since our last report to shareholders on May 31, 1994, a number of small changes were made to the fund. First, in an effort to reduce the fund's interest rate sensitivity in a rising rate environment, all holdings of PECO Energy and British Telecommunications were sold, thereby reducing the utilities sector weighting by approximately 3% from May to November. We reduced the fund's weighting in financial stocks by approximately 6% for the six-month period ended November 30, 1994. We saw better opportunities in other market sectors such as natural resources, capital equipment and technology. Several issues were sold, including MBNA Corp, Banc One 3.5% convertible preferreds, Torchmark and Federal National Mortgage Association (partially sold).

    In the basic materials and natural resources sector, we added Du Pont and Birmingham Steel Corp., which are excellent values based on their current and near-term earnings. This sector now represents approximately 9% of the fund assets, up from around 5% in May. In the capital equipment and services sector, we took partial profits in General Electric, but added Deere & Company and Johnson Controls, Inc. This sector should be overweighted, in our opinion, since it contains many companies that make productivity-improving equipment that is in great demand in today's economy.

    Despite selling our shares in Shoney's, Inc. and trimming our Philip Morris position, we raised the weighting in the consumer noncyclical sector by 3% to approximately 12%. New purchases included Conagra, Inc. and Johnson & Johnson. This sector performed well late in 1994 as investors returned to defensive stocks when worries mounted that the economy might slow in 1995.

    We have been searching for attractive issues within the technology sector because we believe this group has the characteristics of a market leader. However, finding stocks of sufficient value to meet our purchase criteria has been difficult. In the second half of 1994, we purchased office equipment manufacturer Xerox Corp. and personal computer manufacturer Compaq Computer Corp. We also initiated a position in a security whose price is based on the performance of the common stock of Cisco Systems, Inc., a leading company in the personal computer networking industry. The fund is now close to a 9% weighting in technology issues.

    There   were  a   number  of   factors  that   contributed  to   the  fund's
underperformance in 1994 versus the market:

    1.  The underperformance of value stocks in general.

    2. The above-average interest sensitivity of the fund due to its holdings of higher yielding convertible securities and its above-average dividend yield. This could be to the fund's advantage later in 1995, should rates decline.

    3. The fall in cyclical stocks in November, which impacted the fund's holdings to a greater degree than the market. We are confident that these stocks will regain their leadership in 1995, once the Federal Reserve stops raising short-term interest rates.

    4. The fund's small exposure to consumer noncyclical and health care stocks, which performed relatively well during the year.

                               PARAGON PORTFOLIO
                     LETTER TO SHAREHOLDERS -- (CONTINUED)

    Several actions had a beneficial effect on fund performance: (1) We reduced the financial stockholdings by 8% during 1994. The rise in interest rates caused these issues to perform poorly as a group. (2) We reduced the holdings in electric utilities during the year, a sector that underperformed relative to other industry groups during 1994.

PARAGON GULF SOUTH GROWTH FUND

    During the fiscal year ended November 30, 1994, the Class A Shares of the fund sustained a total return of -6.66%, based on NAV, while the S&P 500 Index achieved a 1.04% total return. Class B Shares recorded a total return of -9.08, based on NAV, since their inception on September 12, 1994 through November 30, 1994. The comparable mutual fund index is the Lipper Small Company Growth Fund Index, which achieved a total return of 1.46% for the period. The fund's performance in 1994 has allowed the Lipper Small Company Growth Index to gain a small performance lead over the fund. This information is shown in the accompanying graph.

    Several factors contributed to the results in 1994:

    1. There was a general decline in small-capitalization stocks, as evidenced by negative total returns in several small-capitalization indices. This was discussed in the introductory paragraphs of this report.

    2. The fund has traditionally maintained a high exposure to southeastern growth retailing and restaurant companies, such as Bombay Company, Autozone Inc., Office Depot Inc., Heilig Meyers Co., and Cracker Barrel Old Country Store. Stocks such as these have contributed to the fund's long-term success; however, they were out of favor in the stock market of 1994 as investors began to question the sustainability of high earnings growth rates in a rising interest rate environment.

    3. Several of the fund's core holdings experienced considerable price weakness due to profit taking in a jittery stock market environment. This occurred despite no interruption of strong results in the company's financial performance. In this category are companies such as LDDS Communications, Inc., Heilig Meyers Co., Office Depot Inc. and Tech Data Corporation.

    4. Despite the weak market environment, a number of the fund's holdings experienced price gains. They were:

                                         PRICE
                                     APPRECIATION*
                                   -----------------
Coastal Healthcare Group.........              8%
Communications Central, Inc......             32%
First Financial Management
 Corp............................              7%
Medaphis, Corp...................             33%
Miller Industries, Inc...........             12%

------------------------
* For the period from the latter of November 30, 1993 or the purchase date, to November 30, 1994.

    We remain very positive about the potential for success with the fund's security holdings. In the slowing economy expected in 1995, many of the companies in which the fund invests should continue exhibiting strong earnings growth. Companies such as Autozone, Inc., LDDS Communications, Inc. and Heilig Meyer Co. are good examples. Their securities are expected to return to favor in the market environment we expect. Another positive influence on the fund could be the general performance of

                               PARAGON PORTFOLIO
                     LETTER TO SHAREHOLDERS -- (CONTINUED)

smaller capitalization stocks relative to larger capitalization stocks. We believe that in 1991 a multiyear cycle of small-capitalization stock outperformance began. Historically, such cycles tend to last for approximately seven years. Therefore, the next few years could be a period of superior returns for smaller capitalization stocks such as those held in the Paragon Gulf South Growth Fund.

    In conclusion, we appreciate your support and look forward to helping you meet your investment objectives.

Donald E. Allred
President and Chief Investment Officer
Premier Investment Advisors, L.L.C.
January 16, 1995

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                       PARAGON TREASURY MONEY MARKET FUND
                               NOVEMBER 30, 1994

                                                                            INTEREST     MATURITY       AMORTIZED
                                                         PRINCIPAL AMOUNT     RATE         DATE           COST
                                                         ----------------  -----------  ----------  -----------------
U.S. TREASURY OBLIGATIONS -- 6.7%
United States Treasury Bills...........................  $      5,000,000       4.71%     02/02/95  $      4,958,831
                                                                5,000,000       4.81      02/09/95         4,953,285
                                                                5,000,000       4.96      02/16/95         4,946,955
                                                                5,000,000       4.87      03/02/95         4,938,512
                                                                                                    -----------------
    Total U.S. Treasury Obligations....................                                                   19,797,583
                                                                                                    -----------------
REPURCHASE AGREEMENTS -- 93.6%
Bear, Stearns and Co., dated 11/03/94, repurchase price
 $10,127,264 (U.S. Treasury Note: $10,265,000, 7.25%,
 11/15/96).............................................        10,000,000       5.39      01/26/95        10,000,000
C.S. First Boston Corp., dated 10/18/94, repurchase
 price $10,134,167 (U.S. Treasury Notes: $ 10,480,000,
 5.50%-7.88%, 04/30/96 -- 08/15/01)....................        10,000,000       5.25      01/17/95        10,000,000
J.P. Morgan Securities, dated 10/14/94, repurchase
 price $10,131,250 (U.S. Treasury Note: $9,870,000,
 7.88%, 07/15/96)......................................        10,000,000       5.25      01/11/95        10,000,000
Lehman Government Securities, Inc., dated 10/18/94,
 repurchase price $10,134,167 (U.S. Treasury Notes:
 $10,780,000, 5.75%-7.88%, 02/29/96 -- 08/15/01).......        10,000,000       5.25      01/17/95        10,000,000
Lehman Government Securities, Inc., dated 10/27/94,
 repurchase price $20,237,000 (U.S. Treasury Notes:
 $185,000, 6.88%, 04/30/97; $21,620,000, 5.25%,
 07/31/97).............................................        20,000,000       5.40      01/13/95        20,000,000
Merrill Lynch Government Securities, Inc., dated
 10/13/94, repurchase price $10,127,806 (U.S. Treasury
 Note: $10,610,000, 4.38%, 08/15/96)...................        10,000,000       5.35      01/06/95        10,000,000
Joint Repurchase Agreement Account.....................       207,300,000       5.72      12/01/94       207,300,000
                                                                                                    -----------------
    Total Repurchase Agreements........................                                                  277,300,000
                                                                                                    -----------------
    Total Investments..................................                                             $    297,097,583*
                                                                                                    -----------------
                                                                                                    -----------------

------------------------
*The cost stated also represents aggregate cost for federal income tax purposes.

    The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                       PARAGON SHORT-TERM GOVERNMENT FUND
                               NOVEMBER 30, 1994

                                                             PRINCIPAL      INTEREST     MATURITY
                                                               AMOUNT         RATE         DATE          VALUE
                                                           --------------  -----------  ----------  ----------------
U.S. TREASURY OBLIGATIONS -- 37.5%
United States Treasury Notes.............................  $    7,000,000       5.13%     11/15/95  $      6,887,300
                                                                5,500,000       6.25      01/31/97         5,369,430
                                                                6,000,000       6.88      04/30/97         5,914,140
                                                                3,000,000       6.38      06/30/97         2,919,150
                                                               10,000,000       5.75      10/31/97         9,508,300
                                                                3,000,000       7.38      11/15/97         2,978,370
                                                                6,000,000       6.00      11/30/97         5,734,560
                                                                5,000,000       5.13      03/31/98         4,624,400
                                                                1,500,000       5.13      04/30/98         1,384,575
                                                                9,000,000       5.13      06/30/98         8,270,190
                                                                                                    ----------------
    Total U.S. Treasury Obligations
     (cost $56,692,621)..................................                                                 53,590,415
                                                                                                    ----------------
U.S. GOVERNMENT AGENCY OBLIGATIONS -- 59.0%
Federal Farm Credit Bank.................................       1,735,000       5.31      05/26/98         1,599,826
Federal Home Loan Bank...................................       3,500,000       8.40      01/25/95         3,513,055
                                                                2,000,000       6.45      03/27/95         2,002,140
                                                                2,100,000       5.38      11/27/95         2,072,007
                                                                2,000,000       6.85      02/25/97         1,969,380
                                                                4,000,000       6.60      04/13/99         3,790,040
                                                                5,000,000       7.14      05/20/99         4,829,150
Federal National Mortgage Assn...........................      25,000,000       5.12*     01/26/96        24,937,500
                                                               15,000,000       6.04*     03/07/96        14,906,100
                                                                5,000,000       8.45      10/21/96         5,088,550
                                                                1,500,000       7.05      03/10/97         1,478,835
                                                                3,000,000       7.00      04/10/97         2,951,280
                                                                3,000,000       5.35      10/10/97         2,815,290
                                                                2,000,000       5.30      03/11/98         1,845,080
                                                                4,000,000       5.35      04/01/98         3,705,640
                                                                1,000,000       6.81      04/23/99           952,080
Student Loan Marketing Assn..............................       6,000,000       6.47*     07/23/97         5,985,000
                                                                                                    ----------------
    Total U.S. Government Agency Obligations
     (cost $86,013,466)..................................                                                 84,440,953
                                                                                                    ----------------
REPURCHASE AGREEMENTS -- 3.3%
State Street Bank & Trust Company,
 dated 11/30/94, repurchase price $4,710,674
(U.S. Treasury Note:
 $5,005,000, 4.25%, 05/15/96)............................       4,710,000       5.15%     12/01/94         4,710,000
                                                                                                    ----------------
    Total Repurchase Agreements
     (cost $4,710,000)...................................                                                  4,710,000
                                                                                                    ----------------
    Total Investments
     (cost $147,416,087**)...............................                                           $    142,741,368
                                                                                                    ----------------
                                                                                                    ----------------

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                 PARAGON SHORT-TERM GOVERNMENT FUND (CONTINUED)
                               NOVEMBER 30, 1994

                                                             PRINCIPAL      INTEREST     MATURITY
                                                               AMOUNT         RATE         DATE          VALUE
                                                           --------------  -----------  ----------  ----------------
Federal Income Tax Information:
Gross unrealized gain for investments in which value
 exceeds cost............................................                                           $          2,409
Gross unrealized loss for investments in which cost
 exceeds value...........................................                                                 (4,677,128)
                                                                                                    ----------------
    Net unrealized loss..................................                                           $     (4,674,719)
                                                                                                    ----------------
                                                                                                    ----------------

------------------------
 * Variable rate security. Coupon rate disclosed is that which is in effect at November 30, 1994.

** The cost stated also represents aggregate cost for federal income tax purposes.

    The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                      PARAGON INTERMEDIATE-TERM BOND FUND
                               NOVEMBER 30, 1994

                                                             PRINCIPAL      INTEREST     MATURITY
                                                               AMOUNT         RATE         DATE          VALUE
                                                           --------------  -----------  ----------  ----------------
U.S. GOVERNMENT AND AGENCY OBLIGATIONS -- 55.7%
U.S. TREASURY OBLIGATIONS -- 24.5%
United States Treasury Bonds.............................  $    6,000,000       8.38%     08/15/00  $      6,059,700
                                                                8,000,000       8.25      05/15/05         8,113,120
                                                               10,000,000       8.38      08/15/08        10,186,000
United States Treasury Notes.............................       4,000,000       8.38      04/15/95         4,032,880
                                                                  500,000       9.25      01/15/96           511,595
                                                                4,000,000       8.88      02/15/96         4,078,520
                                                                5,000,000       6.00      12/31/97         4,774,100
                                                               10,000,000       9.00      05/15/98        10,375,000
                                                                1,000,000       8.88      11/15/98         1,036,260
                                                                3,400,000       8.88      02/15/99         3,533,450
                                                                4,000,000       9.13      05/15/99         4,201,120
                                                                2,600,000       6.38      07/15/99         2,460,406
                                                                3,000,000       5.50      04/15/00         2,702,070
                                                               12,000,000       6.25      02/15/03        10,824,840
                                                                                                    ----------------
                                                                                                          72,889,061
                                                                                                    ----------------
U.S. GOVERNMENT AGENCY OBLIGATIONS -- 31.2%
Federal Farm Credit Bank.................................       2,000,000       7.95      04/01/02         1,935,880
Federal Home Loan Bank...................................       2,000,000       9.25      11/25/98         2,086,540
                                                                2,000,000       9.30      11/25/99         2,091,700
                                                                3,000,000       8.60      06/25/99         3,062,550
                                                                5,000,000       6.27      01/14/04         4,326,800
Federal Home Loan Mortgage Corp..........................       1,000,000       7.14      05/01/97           984,760
                                                                2,000,000       6.44      01/28/00         1,873,040
                                                               10,000,000       6.44      03/10/03         8,866,300
                                                                3,000,000       7.88      04/28/04         2,867,730
                                                                5,000,000       7.89      05/12/04         4,782,350
                                                                5,000,000       7.50      10/25/04         4,732,000
                                                                2,017,800       7.00      01/15/08         1,785,289
                                                                7,000,000       7.00      11/15/20         6,257,860
Federal National Mortgage Assn...........................       1,000,000       9.35      02/12/96         1,026,120
                                                                2,000,000       9.20      06/10/97         2,075,900
                                                                2,000,000       8.80      07/25/97         2,058,680
                                                                2,000,000       7.64      05/06/99         1,964,340
                                                                4,000,000       8.70      06/10/99         4,114,600
                                                                3,000,000       8.90      06/12/00         3,105,420
                                                                3,000,000       8.70      06/11/01         3,044,040
                                                                2,000,000       7.90      04/10/02         1,932,500
                                                                2,000,000       6.80      10/23/02         1,817,400
                                                                3,000,000       6.20      11/12/03         2,598,540
                                                                5,200,000       7.60      04/14/04         4,884,932

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                PARAGON INTERMEDIATE-TERM BOND FUND (CONTINUED)
                               NOVEMBER 30, 1994

                                                             PRINCIPAL      INTEREST     MATURITY
                                                               AMOUNT         RATE         DATE          VALUE
                                                           --------------  -----------  ----------  ----------------
                                                           $   10,000,000       7.52%     04/23/04  $      9,366,800
                                                                2,820,000       8.05      05/20/04         2,720,764
                                                                1,173,817       7.75      10/01/22         1,118,929
Student Loan Marketing Assn..............................       2,000,000       8.27      12/15/99         2,015,300
                                                                2,500,000       5.65      12/01/00         2,210,150
                                                                1,000,000       6.53      05/22/02           998,540
                                                                                                    ----------------
                                                                                                          92,705,754
                                                                                                    ----------------
    Total U.S. Government and Agency Obligations (cost
     $167,545,391).......................................                                           $    165,594,815
                                                                                                    ----------------
COLLATERALIZED MORTGAGE OBLIGATIONS -- 18.2%
Federal National Mortgage Assn.
 REMIC Trust 1992-135, Class L...........................       3,225,000       7.50      09/25/07         2,984,415
Federal National Mortgage Assn.
 REMIC Trust 1992-202, Class M...........................       2,360,000       7.50      11/25/07         2,182,339
Federal National Mortgage Assn.
 REMIC Trust 1992-205, Class K...........................       5,584,000       6.50      05/25/21         4,763,487
Federal National Mortgage Assn.
 REMIC Trust 1993-56, Class PT...........................       6,901,000       6.60      02/25/21         6,012,565
Federal National Mortgage Assn.
 REMIC Trust 1993-87, Class H............................       3,597,000       6.50      10/25/21         3,106,045
Federal National Mortgage Assn.
 REMIC Trust 1993-110, Class H...........................       5,000,000       6.50      05/25/23         4,295,500
Federal National Mortgage Assn.
 REMIC Trust 1993-175, Class PG..........................       7,875,000       6.50      09/25/08         6,675,480
Federal National Mortgage Assn.
 REMIC Trust 1993-183, Class H...........................       5,000,000       6.50      03/25/22         4,305,550
Federal National Mortgage Assn.
 REMIC Trust 1993-225, Class VG..........................       3,595,500       6.35      08/25/13         3,052,867
GS Trust 8 Series C, Class 6.............................      10,000,000       8.50      02/20/21         9,475,200
Government National Mortgage Assn.
 REMIC Trust 1994-1, Class PE............................       5,000,000       7.50      04/16/23         4,623,850
Vendee Mortgage Trust Series 1994-1, Class 2I............       3,000,000       6.50      12/15/06         2,591,910
                                                                                                    ----------------
    Total Collateralized Mortgage
     (cost $56,317,529)..................................                                           $     54,069,208
                                                                                                    ----------------

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                PARAGON INTERMEDIATE-TERM BOND FUND (CONTINUED)
                               NOVEMBER 30, 1994

                                                             PRINCIPAL      INTEREST     MATURITY
                                                               AMOUNT         RATE         DATE          VALUE
                                                           --------------  -----------  ----------  ----------------
CORPORATE OBLIGATIONS -- 22.1%
BASIC MATERIALS & NATURAL RESOURCES -- 0.9%
Monsanto Co..............................................  $    3,000,000       6.00%     07/01/00  $      2,712,780
                                                                                                    ----------------
CONSUMER CYCLICAL -- 2.3%
Dayton Hudson Corp.......................................       1,250,000       7.25      09/01/04         1,142,250
Dillards Department Stores, Inc..........................       2,000,000       8.75      06/15/98         2,043,840
Wal-Mart Stores..........................................       4,000,000       7.50      05/15/04         3,778,080
                                                                                                    ----------------
                                                                                                           6,964,170
                                                                                                    ----------------
CONSUMER NONCYCLICAL -- 2.2%
Baxter International Inc.................................       2,000,000       7.25      02/15/08         1,768,280
Coca Cola Enterprises Inc................................       2,000,000       7.00      11/15/99         1,905,720
Philip Morris Co., Inc...................................       1,000,000       9.00      01/01/01         1,020,710
                                                                2,000,000       7.13      08/15/02         1,822,760
                                                                                                    ----------------
                                                                                                           6,517,470
                                                                                                    ----------------
FINANCIAL -- 15.2%
AmSouth Bancorporation...................................       1,900,000       9.38      05/01/99         1,957,722
Aon Corp.................................................       2,000,000       6.70      06/15/03         1,779,520
Banc One Corp............................................       1,000,000       8.74      09/15/03         1,000,900
Bear Stearns Companies, Inc..............................       5,000,000       8.25      02/01/02         4,837,750
Boatmen's Bancshares, Inc................................       5,000,000       7.63      10/01/04         4,602,500
Capital Holding Corp.....................................       2,000,000       8.90      10/20/99         2,055,580
                                                                1,000,000       8.98      09/23/03         1,022,860
                                                                2,850,000       7.82      06/23/04         2,699,892
Comerica Inc.............................................       2,990,000       7.25      10/15/02         2,764,554
Ford Motor Credit Corp...................................       2,000,000       9.38      12/15/97         2,065,900
General Electric Capital Corp............................       2,000,000       8.65*     05/01/18         2,034,280
Harris Bancorp. Inc......................................       1,000,000       9.38      06/01/01         1,046,470
International Lease Finance Corp.........................       3,000,000       6.50      08/15/99         2,801,160
Merrill Lynch & Co., Inc.................................       3,000,000       8.00      02/01/02         2,915,910
                                                                1,000,000       8.23      04/30/02         1,028,340
Morgan Stanley Group Inc.................................       2,000,000       9.38      06/15/01         2,052,060
NationsBank Corp.........................................       3,000,000       9.50      06/01/04         3,143,250
Sovran Financial Corp....................................       1,500,000       9.25      06/15/06         1,546,635
SunTrust Banks, Inc......................................       2,000,000       8.88      02/01/98         2,051,420
Wachovia Corp............................................       2,000,000       6.38      04/15/03         1,743,040
                                                                                                    ----------------
                                                                                                          45,149,743
                                                                                                    ----------------
TECHNOLOGY -- 0.6%
Motorola Inc.............................................       2,000,000       6.50      03/01/08         1,684,660
                                                                                                    ----------------
UTILITIES -- 0.9%
Alltel Corp..............................................       3,000,000       7.25      04/01/04         2,772,060
                                                                                                    ----------------
    Total Corporate Obligations
     (cost $79,389,903)..................................                                                 65,800,883
                                                                                                    ----------------
    Total Debt Obligations
     (cost $303,252,823).................................                                           $    285,464,906
                                                                                                    ----------------

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                PARAGON INTERMEDIATE-TERM BOND FUND (CONTINUED)
                               NOVEMBER 30, 1994

                                                               PRINCIPAL     INTEREST     MATURITY
                                                                AMOUNT         RATE         DATE          VALUE
                                                             -------------  -----------  ----------  ----------------
REPURCHASE AGREEMENTS -- 2.4%
State Street Bank & Trust Company, dated 11/30/94,
 repurchase price $7,196,029 (U.S. Treasury Note:
 $7,645,000, 4.25%, 05/15/96)..............................  $   7,195,000       5.15%     12/01/94  $      7,195,000
      Total Repurchase Agreements (cost $7,195,000)........                                          $      7,195,000
                                                                                                     ----------------
      Total Investments (cost $310,447,823**)..............                                          $    292,659,906
                                                                                                     ----------------
                                                                                                     ----------------
Federal Income Tax Information:
Gross unrealized gain for investments in which value
 exceeds cost..............................................                                          $      1,505,139
Gross unrealized loss for investments in which cost exceeds
 value.....................................................                                               (19,293,056)
                                                                                                     ----------------
      Net unrealized loss..................................                                          $    (17,787,917)
                                                                                                     ----------------
                                                                                                     ----------------

------------------------

* Variable rate security. Coupon rate disclosed is that which is in effect at November 30, 1994.

**   The cost  stated also  represents  aggregate cost  for federal  income  tax purposes.

    The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                        PARAGON LOUISIANA TAX-FREE FUND
                               NOVEMBER 30, 1994

                                                               PRINCIPAL     INTEREST     MATURITY
                                                                AMOUNT         RATE         DATE          VALUE
                                                             -------------  -----------  ----------  ----------------
LOUISIANA MUNICIPAL BOND OBLIGATIONS -- 96.8%
GENERAL OBLIGATIONS -- 30.6%
Caddo Parish (MBIA)........................................  $     200,000       7.10%     02/01/00  $        208,422
                                                                   550,000       7.20      02/01/01           573,105
                                                                   300,000       7.20      02/01/02           311,487
Caddo Parish School District (MBIA)........................      2,415,000       5.00      03/01/03         2,218,177
Calcasieu Parish School District (BIG).....................        500,000       7.10      02/01/01           518,265
                                                                   500,000       7.20      02/01/02           527,320
De Soto Parish School District.............................        120,000       8.00      08/01/05           130,566
                                                                 1,070,000       5.30      10/01/05           942,691
                                                                 1,245,000       5.60      10/01/06         1,094,953
Iberia Parish School District (MBIA).......................      1,030,000       5.50      04/01/01         1,002,159
                                                                 1,100,000       5.60      04/01/02         1,066,956
Iberville Consolidated School District (FSA)...............      1,620,000       5.75      10/01/03         1,570,039
Jefferson Parish (FGIC)....................................        500,000       7.10      09/01/97           521,660
                                                                   500,000       7.40      09/01/99           521,555
                                                                   250,000       7.70      09/01/02           261,365
Jefferson Parish Construction Waterworks District #2.......        400,000       7.25      01/15/00           400,500
LA State...................................................      6,160,000       7.00      08/01/02         6,435,106
LA State (FSA).............................................      2,750,000       7.10      09/01/03         2,919,978
LA State (MBIA)............................................      2,900,000       5.25      08/01/03         2,719,417
                                                                 1,565,000       5.60      08/01/07         1,440,723
LA State Refunding Series A................................        675,000       7.00      08/01/03           705,146
LA State Series A..........................................      1,000,000       5.30      08/01/04           929,340
                                                                 1,650,000       5.80      05/01/05         1,577,433
LA State University & Agriculture Auxiliary................      1,000,000       5.30      07/01/03           934,530
Lafourche Parish Water District #3.........................        650,000       5.63      01/01/01           628,264
Lincoln Parish School District (MBIA)......................        500,000       6.20      03/01/03           499,455
                                                                 1,465,000       6.40      03/01/05         1,458,979
Monroe Parish School District (MBIA).......................      1,220,000       8.00      03/01/01         1,347,453
                                                                 1,300,000       7.00      03/01/02         1,370,408
                                                                 1,390,000       7.00      03/01/03         1,464,532
Morehouse Parish Industrial International Paper Company
 Project...................................................        305,000       6.00      06/01/12           263,261
Ouchita Parish School District.............................        300,000       7.60      02/01/95           301,101
Ouchita Parish West School District Refunding Series A
 (FSA).....................................................      2,000,000       6.50      03/01/03         2,036,860
                                                                 1,000,000       6.60      03/01/04         1,013,850
                                                                 2,695,000       6.65      03/01/05         2,723,621
                                                                 1,655,000       6.70      03/01/06         1,667,280
Plaquemines Parish (AMBAC).................................      1,440,000       6.40      08/01/04         1,443,830
                                                                   525,000       6.00      08/01/08           492,429
Rapides Parish School District #11 (FGIC)..................        670,000       6.90      02/01/01           694,026
                                                                 1,475,000       6.95      02/01/02         1,524,531

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                  PARAGON LOUISIANA TAX-FREE FUND (CONTINUED)
                               NOVEMBER 30, 1994

                                                               PRINCIPAL     INTEREST     MATURITY
                                                                AMOUNT         RATE         DATE          VALUE
                                                             -------------  -----------  ----------  ----------------
LOUISIANA MUNICIPAL BOND OBLIGATIONS (CONTINUED)
GENERAL OBLIGATIONS (Continued)
Rapides Parish School District #62 (MBIA)..................  $     500,000       7.25%     04/01/00  $        525,635
Shreveport.................................................        880,000       4.25      12/01/03           747,868
                                                                   930,000       4.25      02/01/04           773,304
                                                                   480,000       5.90      02/01/07           452,501
Shreveport (AMBAC).........................................        480,000       6.20      03/01/02           480,706
                                                                   500,000       6.70      02/01/03           510,235
St. Charles School District #1 (AMBAC).....................      1,000,000       6.25      03/01/04           995,990
                                                                 2,350,000       6.45      03/01/06         2,321,659
St. John Baptist Parish School District #1.................        870,000       6.25      03/01/05           848,467
                                                                   605,000       4.90      03/01/06           504,467
                                                                   695,000       5.20      03/01/09           579,936
St. John Baptist School District...........................        500,000       5.10      03/01/08           424,510
St. Landry Parish School District #1 (MBIA)................      1,000,000       8.00      05/01/98         1,072,640
                                                                   750,000       6.10      05/01/07           715,417
St. Tammany Parish Refunding (FGIC)........................        300,000       7.40      03/01/98           315,549
Vermilion Parish Hospital (MBIA)...........................        555,000       6.35      05/01/00           567,726
                                                                                                     ----------------
      Total General Obligations............................                                                60,297,383
                                                                                                     ----------------
HEALTH CARE REVENUE -- 14.1%
Jefferson Parish Hospital Service District #2 (MBIA).......      1,000,000       5.10      07/01/01           951,480
                                                                 1,540,000       5.50      07/01/08         1,383,859
LA Public Facilities Authority Alton Ochsner Medical
 Foundation 92-A (MBIA)....................................      2,280,000       6.30      05/15/04         2,286,658
LA Public Facilities Authority General Health (MBIA).......      3,070,000       5.55      11/01/04         2,900,382
LA Public Facilities Authority Health and Education Series
 B.........................................................      3,155,000       7.30*     12/01/15         3,202,609
LA Public Facilities Authority Health and Education
 (Sumitomo Bank-LOC).......................................      1,445,000       7.30*     12/01/15         1,496,789
LA Public Facilities Authority Lafayette Medical Center
 (FSA).....................................................      1,000,000       6.05      10/01/04           982,690
LA Public Facilities Authority Our Lady of Lake Hospital
 (MBIA)....................................................        500,000       5.70      12/01/04           480,245
LA Public Facilities Authority St. Francis Medical Center
 (FSA).....................................................      1,385,000       4.80      07/01/04         1,227,387
                                                                   870,000       4.90      07/01/05           768,532
LA Public Facilities Authority Woman's Hospital (FGIC).....        500,000       7.20      10/01/97           522,505
                                                                   730,000       5.40      10/01/05           676,418
                                                                 1,235,000       6.85      10/01/05         1,180,882
                                                                 1,715,000       5.50      10/01/06         1,582,053

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                  PARAGON LOUISIANA TAX-FREE FUND (CONTINUED)
                               NOVEMBER 30, 1994

                                                               PRINCIPAL     INTEREST     MATURITY
                                                                AMOUNT         RATE         DATE          VALUE
                                                             -------------  -----------  ----------  ----------------
LOUISIANA MUNICIPAL BOND OBLIGATIONS (CONTINUED)
HEALTH CARE REVENUE (Continued)
LA Public Facilities Mary Bird Perkins Cancer Center.......  $   1,135,000       5.50%     01/01/04  $      1,070,021
Lafourche Parish Hospital District #3......................        525,000       5.50      10/01/04           459,218
Ouachita Parish Glenwood Hospital..........................      2,525,000       7.50      07/01/06         2,636,832
St. Tammany Hospital District #1 (FGIC)....................      1,815,000       6.30      07/01/07         1,716,881
St. Tammany Hospital District #2...........................      1,055,000       5.80      10/01/05         1,001,532
Terrebonne Parish Hospital Service #1 (BIG)................      1,285,000       7.40      04/01/03         1,364,927
                                                                                                     ----------------
      Total Health Care Revenue............................                                                27,891,900
                                                                                                     ----------------
HIGHER EDUCATION -- 4.7%
LA Public Facilities Authority Loyola University...........        500,000       9.00      10/01/95           517,255
                                                                   300,000       7.50      05/15/00           320,898
                                                                   500,000       7.20      10/01/00           534,870
                                                                 1,960,000       6.60      04/01/05         1,965,664
LA Public Facilities Authority Tulane University...........      2,940,000       6.25      07/15/06         2,868,470
                                                                 1,000,000       6.40      11/15/07           982,780
LA Public Facilities Authority Tulane University Series
 B.........................................................        700,000       7.00      08/15/97           725,837
                                                                   200,000       7.20      08/15/98           209,830
LA Public Facilities Authority Tulane University Series
 C.........................................................        750,000       7.00      08/15/97           777,683
                                                                   300,000       7.20      08/15/98           314,745
                                                                                                     ----------------
      Total Higher Education...............................                                                 9,218,032
                                                                                                     ----------------
SALES TAX REVENUE -- 41.0%
Alexandria Public Improvements (FGIC)......................      1,710,000       5.50      05/01/01         1,677,065
Alexandria Public Improvements (MBIA)......................        300,000       7.35      08/01/97           314,235
Baton Rouge Public Improvements (AMBAC)....................        700,000       6.85      08/01/00           738,514
                                                                   800,000       6.90      08/01/01           845,928
Baton Rouge Public Improvements (FSA)......................      2,950,000       6.00      08/01/04         2,899,437
                                                                 1,000,000       6.00      08/01/06           960,600
                                                                 2,100,000       6.00      08/01/08         1,972,341
                                                                   765,000       6.38      08/01/09           724,593
Bossier City Public Improvements (AMBAC)...................        805,000       6.20      11/01/07           789,930
Bossier City Public Improvements (FGIC)....................        400,000       6.88      11/01/06           415,172
                                                                   400,000       6.88      11/01/07           415,172
East Baton Rouge Parish (FGIC).............................      2,490,000       4.65      02/01/04         2,141,674
East Baton Rouge Parish (MBIA).............................        500,000       7.10      02/01/99           523,930
                                                                   500,000       7.10      02/01/00           527,375
East Baton Rouge Parish Public Improvements................      1,000,000       8.00      02/01/02         1,112,910
                                                                 1,085,000       5.15      02/01/05           933,089
                                                                 1,145,000       5.15      02/01/06           966,506

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                  PARAGON LOUISIANA TAX-FREE FUND (CONTINUED)
                               NOVEMBER 30, 1994

                                                               PRINCIPAL     INTEREST     MATURITY
                                                                AMOUNT         RATE         DATE          VALUE
                                                             -------------  -----------  ----------  ----------------
LOUISIANA MUNICIPAL BOND OBLIGATIONS (CONTINUED)
SALES TAX REVENUE (Continued)
East Baton Rouge Parish Series A...........................  $     800,000       4.90%     10/01/05  $        688,920
General Baton Parking Authority............................      1,390,000       6.38      07/01/03         1,390,570
Greater Lafourche Port Fourchon Development................      1,220,000       5.00      09/01/04         1,044,344
Iberville Parish (MBIA)....................................        300,000       6.20      09/01/98           306,828
Jefferson Parish (AMBAC)...................................      1,650,000       6.50      11/01/06         1,652,327
Jefferson Parish District A (FGIC).........................      4,000,000       6.75      12/01/06         4,056,440
Jefferson Parish District B (FGIC).........................      1,910,000       6.75      12/01/06         1,936,950
Jefferson Parish School Board..............................      1,000,000       4.45      02/01/00           928,360
Jefferson Parish School Board (MBIA).......................      1,000,000       5.95      02/01/01         1,005,300
                                                                 2,500,000       6.05      02/01/02         2,515,350
                                                                 1,270,000       6.15      02/01/03         1,278,801
                                                                 4,280,000       6.25      02/01/08         4,176,852
Kenner LA (FGIC)...........................................      1,375,000       5.50      06/01/01         1,346,152
LA Public Facilities Authority Special Assessment
 (Escrowed)................................................        110,000       7.38      06/01/09           112,763
LA Public Facilities Authority Special Assessment (FSA)....      1,295,000       4.60      10/01/02         1,170,175
LA State Correctional Facilities Corporate Lease (FSA).....      1,050,000       5.60      12/15/03         1,005,627
LA State Energy Power Rodemacher Unit No. 2................      2,600,000       6.75      01/01/08         2,641,782
LA State Gas & Fuels.......................................        750,000       7.20      11/15/99           785,738
                                                                   500,000       7.25      11/15/04           519,395
LA State Offshore Terminal Authority.......................      1,500,000       5.85      09/01/00         1,474,605
                                                                 2,400,000       6.00      09/01/01         2,354,688
                                                                   500,000       6.10      09/01/02           489,650
LA State Recovery District Tax.............................      1,910,000       5.70      07/01/98         1,903,220
Lafayette Parish Public Improvements (FGIC)................      1,000,000       7.80      03/01/01         1,071,010
                                                                   605,000       7.00      05/01/01           641,972
                                                                   315,000       7.13      05/01/02           335,283
                                                                   505,000       4.90      03/01/03           458,833
                                                                   580,000       5.00      03/01/05           514,124
                                                                 1,250,000       5.30      03/01/06         1,137,463
                                                                 1,120,000       4.75      05/01/06           948,730
                                                                   540,000       5.50      03/01/07           493,322
Lafayette Parish Public Power Authority....................        730,000       6.80      11/01/00           769,048
                                                                 4,000,000       7.13      11/01/07         4,229,640
Lafayette Parish Public Power Authority (AMBAC)............      1,000,000       5.10      11/01/07           860,370
Lafayette Parish Public Power Authority (BIG)..............        500,000       7.25      11/01/12           527,115
Lafayette Parish School District...........................        500,000       7.20      04/01/99           518,415
                                                                 1,500,000       7.35      04/01/01         1,554,375
                                                                 1,075,000       4.88      04/01/04           955,009
                                                                 1,130,000       4.88      04/01/05           986,716

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                  PARAGON LOUISIANA TAX-FREE FUND (CONTINUED)
                               NOVEMBER 30, 1994

                                                               PRINCIPAL     INTEREST     MATURITY
                                                                AMOUNT         RATE         DATE          VALUE
                                                             -------------  -----------  ----------  ----------------
LOUISIANA MUNICIPAL BOND OBLIGATIONS (CONTINUED)
SALES TAX REVENUE (Continued)
Plaquemines Parish.........................................  $     420,000       6.70%     12/01/08  $        399,911
                                                                   410,000       6.70      12/01/09           391,083
Plaquemines Parish School Board............................        605,000       6.65      03/01/05           584,254
Rapides Parish School District Construction................        700,000       7.65      03/01/96           718,207
St. Charles Parish Public Improvements.....................        750,000       6.60      11/01/07           729,660
St. Charles Parish Public Improvements (FGIC)..............        600,000       6.80      12/01/98           602,268
St. Tammany Parish (FGIC)..................................      1,000,000       6.50      12/01/02         1,021,850
                                                                   750,000       6.50      12/01/05           759,030
St. Tammany Parish District #3 Series A (FGIC).............      1,000,000       6.50      12/01/03         1,021,850
St. Tammany Parish School District #12 (FGIC)..............        550,000       6.50      03/01/01           563,547
                                                                   400,000       6.50      03/01/04           402,612
St. Tammany Parish School District (FGIC)..................        620,000       6.70      04/01/98           644,490
                                                                   870,000       5.75      04/01/03           839,846
                                                                   750,000       5.75      04/01/06           697,582
Sulphur Public Improvements (FGIC).........................        470,000       5.55      04/01/03           453,588
Sulphur Public Improvements (MBIA).........................        150,000       6.00      03/01/00           151,365
                                                                   615,000       6.00      03/01/01           620,596
Tangipahoa Parish School District #1.......................      1,435,000       6.15      12/01/07         1,384,129
                                                                                                     ----------------
      Total Sales Tax Revenue..............................                                                80,730,601
                                                                                                     ----------------
UTILITY REVENUE -- 2.8%
Houma (FGIC)...............................................      1,560,000       6.13      01/01/07         1,523,543
Shreveport Water & Sewer (FGIC)............................        930,000       7.75      12/01/02         1,028,385
                                                                   500,000       6.25      12/01/03           502,775
Terrebone Parish Waterworks................................      1,190,000       5.70      11/01/06         1,110,377
Ville Platte Parish........................................      1,555,000       5.50      05/01/09         1,343,442
                                                                                                     ----------------
      Total Utility Revenue................................                                                 5,508,522
                                                                                                     ----------------
MISCELLANEOUS LOUISIANA MUNICIPAL
 BONDS -- 3.6%
Bastrop Pollution Control Industrial Development Bond
 (International Paper).....................................      1,000,000       6.90      03/01/07           989,220
Caddo Parish Industrial Development Revenue Bond (Wal-Mart
 Stores)...................................................        420,000       5.95      11/01/07           389,252
De Soto Parish Pollution Control...........................      1,000,000       5.05      12/01/02           911,190
East Baton Rouge Mortgage Finance Authority................      1,390,000       5.45      10/01/03         1,390,000
Iberia Home Mortgage Loan Association......................      1,620,000       7.38      01/01/11         1,657,892
LA Public Facilities Authority Multi-Housing Linlake
 Village...................................................        600,000       5.25      06/01/07           567,420
LA Public Facilities Authority Shreveport Single Family
 Mortgage..................................................      1,082,576       8.45      12/01/12         1,110,875
                                                                                                     ----------------

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                  PARAGON LOUISIANA TAX-FREE FUND (CONTINUED)
                               NOVEMBER 30, 1994

                                                               PRINCIPAL     INTEREST     MATURITY
                                                                AMOUNT         RATE         DATE          VALUE
                                                             -------------  -----------  ----------  ----------------
LOUISIANA MUNICIPAL BOND OBLIGATIONS (CONTINUED)
MISCELLANEOUS LOUISIANA MUNICIPAL
 BONDS (Continued)
      Total Miscellaneous Louisiana Municipal Bonds........                                          $      7,015,849
                                                                                                     ----------------
      Total Louisiana Municipal Bond Obligations (cost
       $198,825,031).......................................                                               190,662,287
                                                                                                     ----------------
SHORT-TERM OBLIGATIONS -- 1.1%
Irvine Ranch Control Authority Water District Tax..........        700,000       3.55%*    12/01/94           700,000
                                                                   500,000       3.55*     12/01/94           500,000
LA State Recovery District Tax.............................      1,000,000       2.40*     12/01/94         1,000,000
                                                                                                     ----------------
      Total Short-Term Obligations (cost $2,200,000).......                                          $      2,200,000
                                                                                                     ----------------
                                                                                                     ----------------
      Total Investments (cost $201,025,031**)..............                                          $    192,862,287
                                                                                                     ----------------
                                                                                                     ----------------
Federal Income Tax Information:
Gross unrealized gain for investments in which value
 exceeds cost..............................................                                          $      1,043,102
Gross unrealized loss for investments in which cost exceeds
 value.....................................................                                                (9,242,820)
                                                                                                     ----------------
  Net unrealized loss......................................                                          $     (8,199,718)
                                                                                                     ----------------
                                                                                                     ----------------

* Variable rate securities. Coupon rate disclosed is that which is in effect at November 30, 1994.

**  The aggregate cost for federal income tax purposes is $201,062,005.

AMBAC         --      Insured by American Municipal Bond Assurance Corporation.
BIG           --      Insured by Bond Investors Guaranty Insurance Company.
FGIC          --      Insured by Financial Guaranty Insurance Corporation.
FSA           --      Insured by Financial Security Assurance, Inc.
LOC           --      Letter of Credit.
MBIA          --      Insured by Municipal Bond Investors Assurance Corporation.

    The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                           PARAGON VALUE GROWTH FUND
                               NOVEMBER 30, 1994

 SHARES                                         DESCRIPTION                                            VALUE
---------  -------------------------------------------------------------------------------------  ----------------
COMMON STOCKS -- 87.9%
           BASIC MATERIALS & NATURAL RESOURCES -- 9.6%
   80,000  Dow Chemical Co......................................................................  $      5,120,000
   75,000  Du Pont (E.I.) de Nemours & Co.......................................................         4,040,625
   60,000  International Paper Co...............................................................         4,290,000
   60,000  Nucor Corp...........................................................................         3,270,000
                                                                                                  ----------------
                                                                                                        16,720,625
                                                                                                  ----------------
           CAPITAL EQUIPMENT AND SERVICES -- 6.9%
  100,000  Allied Signal, Inc...................................................................         3,262,500
  115,000  General Electric Co..................................................................         5,290,000
   70,000  Johnson Controls, Inc................................................................         3,395,000
                                                                                                  ----------------
                                                                                                        11,947,500
                                                                                                  ----------------
           CONSUMER CYCLICAL -- 18.5%
  100,000  Carnival Corp........................................................................         4,325,000
  120,000  Chrysler Corp........................................................................         5,805,000
  200,000  Consolidated Stores Corp.*...........................................................         3,500,000
  165,000  Home Depot, Inc......................................................................         7,631,250
   80,000  Minnesota Mining & Manufacturing Co..................................................         4,100,000
  150,000  Office Depot Inc.*...................................................................         3,562,500
  140,000  Wal-Mart Stores......................................................................         3,237,500
                                                                                                  ----------------
                                                                                                        32,161,250
                                                                                                  ----------------
           CONSUMER NONCYCLICAL -- 9.4%
  150,000  Healthcare Compare Corp.*............................................................         4,443,750
   70,000  Healthsource, Inc.*..................................................................         2,511,250
  120,000  Heilig Meyers Co.....................................................................         3,150,000
  130,000  United Healthcare Corp...............................................................         6,175,000
                                                                                                  ----------------
                                                                                                        16,280,000
                                                                                                  ----------------
           ENERGY -- 7.5%
   75,000  Mobil Corp...........................................................................         6,393,750
   80,000  Sun Co., Inc.........................................................................         2,330,000
   70,000  Texaco, Inc..........................................................................         4,348,750
                                                                                                  ----------------
                                                                                                        13,072,500
                                                                                                  ----------------
           FINANCE -- 9.1%
   81,000  CCB Financial Corp...................................................................         3,118,500
   90,000  Coral Gables Fedcorp, Inc.*..........................................................         1,530,000
   50,000  Federal National Mortgage Assn.......................................................         3,556,250
  100,000  First Tennessee National Corp........................................................         4,275,000
  120,000  NWNL Companies, Inc..................................................................         3,315,000
                                                                                                  ----------------
                                                                                                        15,794,750
                                                                                                  ----------------

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                     PARAGON VALUE GROWTH FUND (CONTINUED)
                               NOVEMBER 30, 1994

 SHARES                                         DESCRIPTION                                            VALUE
---------  -------------------------------------------------------------------------------------  ----------------
COMMON STOCKS (CONTINUED) -- 87.9%
           TECHNOLOGY --- 11.1%
   60,000  AMP, Inc.............................................................................  $      4,335,000
   60,000  Grainger (W.W.), Inc.................................................................         3,112,500
  110,000  Intel Corp...........................................................................         6,943,750
   65,000  Texas Instruments, Inc...............................................................         4,907,500
                                                                                                  ----------------
                                                                                                        19,298,750
                                                                                                  ----------------
           TRANSPORTATION -- 2.4%
  150,000  Atlantic Southeast Airlines, Inc.....................................................         2,287,500
  130,000  Skywest, Inc.........................................................................         1,852,500
                                                                                                  ----------------
                                                                                                         4,140,000
                                                                                                  ----------------
           UTILITIES -- 13.4%
  120,000  AT&T Corp............................................................................         5,895,000
   90,000  BellSouth Corp.......................................................................         4,668,750
  150,000  Enron Corp...........................................................................         4,050,000
  250,000  LDDS Communications, Inc.*...........................................................         5,031,250
  150,000  Peco Energy Co.......................................................................         3,618,750
                                                                                                  ----------------
                                                                                                        23,263,750
                                                                                                  ----------------
                 Total Common Stocks (cost $129,177,365)........................................       152,679,125
                                                                                                  ----------------
           PREFERRED STOCKS -- 5.6%
   40,000  Ashland Oil Co., Convertible Preferred, 3.13%........................................         2,260,000
   75,000  Corning Delaware LP Convertible Preferred, 6.00%.....................................         3,543,750
   45,000  Ford Motor Co., Convertible Preferred, 4.20%.........................................         3,965,625
                                                                                                  ----------------
                 Total Preferred Stocks (cost $10,295,695)......................................         9,769,375
                                                                                                  ----------------

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                     PARAGON VALUE GROWTH FUND (CONTINUED)
                               NOVEMBER 30, 1994

                                     PRINCIPAL   INTEREST   MATURITY
                                       AMOUNT      RATE       DATE       VALUE
                                     ----------  --------   --------  ------------
CORPORATE OBLIGATIONS -- 4.7%
Avnet, Inc.........................  $1,800,000    6.00%    04/15/12  $  1,818,000
Michaels Stores, Inc...............   2,500,000    4.75     01/15/03     2,881,250
Sports & Recreation Inc............   3,250,000    4.25     11/01/00     3,477,500
                                                                      ------------
    Total Corporate Obligations
     (cost $8,040,210).............                                      8,176,750
                                                                      ------------
REPURCHASE AGREEMENTS -- 1.6%
State Street Bank & Trust Co.,
 dated 11/30/94, repurchase price
 $2,830,405 (U.S. Treasury Note:
 $3,010,000, 4.25%, 05/15/96)......   2,830,000    5.15     12/01/94     2,830,000
                                                                      ------------
    Total Repurchase Agreements
     (cost $2,830,000).............                                      2,830,000
                                                                      ------------
    Total Investments (cost
     $150,343,270**)...............                                   $173,455,250
                                                                      ------------
                                                                      ------------

Federal Income Tax Information:
Gross unrealized gain for investments in which value exceeds cost.........................................................  $29,646,930
Gross unrealized loss for investments in which cost exceeds
 value........................................................   (6,534,950)
                                                                -----------
Net unrealized gain...........................................  $23,111,980
                                                                -----------
                                                                -----------

------------------------
 * Non-income producing security.

** The cost stated also represents aggregate cost for federal income tax purposes.

    The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                        PARAGON VALUE EQUITY INCOME FUND
                               NOVEMBER 30, 1994

 SHARES                                          DESCRIPTION                                            VALUE
---------  ---------------------------------------------------------------------------------------  --------------
COMMON STOCKS -- 78.5%
           BASIC MATERIALS & NATURAL RESOURCES -- 8.9%
60,000     Birmingham Steel Corp..................................................................  $    1,275,000
24,000     Dow Chemical Co........................................................................       1,536,000
53,000     Du Pont (E.I.) de Nemours & Co.........................................................       2,855,375
25,000     International Paper Co.................................................................       1,787,500
25,000     Monsanto Co............................................................................       1,800,000
                                                                                                    --------------
                                                                                                         9,253,875
                                                                                                    --------------
           CAPITAL EQUIPMENT AND SERVICES -- 9.8%
20,000     Deere & Co.............................................................................       1,285,000
40,000     General Electric Co....................................................................       1,840,000
21,000     Johnson Controls, Inc..................................................................       1,018,500
68,600     Martin Marietta Corp...................................................................       2,975,525
48,600     Raytheon Co............................................................................       3,055,725
                                                                                                    --------------
                                                                                                        10,174,750
                                                                                                    --------------
           CONSUMER CYCLICAL -- 14.1%
32,000     Centex Corp............................................................................         652,000
90,000     Consolidated Stores Corp.*.............................................................       1,575,000
70,000     Fleetwood Enterprises..................................................................       1,373,750
33,000     General Motors Corp....................................................................       1,258,125
22,000     ITT Corp...............................................................................       1,751,750
60,600     J C Penney, Inc........................................................................       2,787,600
46,000     Reebok International Ltd...............................................................       1,765,250
20,000     Sears Roebuck & Co.....................................................................         945,000
35,000     V.F. Corp..............................................................................       1,697,500
16,000     Whirlpool Corp.........................................................................         798,000
                                                                                                    --------------
                                                                                                        14,603,975
                                                                                                    --------------
           CONSUMER NONCYCLICAL -- 11.9%
45,000     Conagra, Inc...........................................................................       1,389,375
63,000     IBP Inc................................................................................       2,118,375
24,000     Johnson & Johnson......................................................................       1,281,000
50,000     Phillip Morris Companies, Inc..........................................................       2,987,500
40,000     Premark International, Inc.............................................................       1,820,000
36,000     Schering Plough Corp...................................................................       2,695,500
                                                                                                    --------------
                                                                                                        12,291,750
                                                                                                    --------------
           ENERGY -- 8.9%
24,000     Chevron Corp...........................................................................       1,047,000
44,000     Mobil Corp.............................................................................       3,751,000
15,000     Royal Dutch Petroleum Co. ADR..........................................................       1,629,375
20,000     Tenneco, Inc...........................................................................         777,500

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                  PARAGON VALUE EQUITY INCOME FUND (CONTINUED)
                               NOVEMBER 30, 1994

 SHARES                                          DESCRIPTION                                            VALUE
---------  ---------------------------------------------------------------------------------------  --------------
COMMON STOCKS (CONTINUED) -- 78.5%
32,000     Texaco, Inc............................................................................  $    1,988,000
                                                                                                    --------------
                                                                                                         9,192,875
                                                                                                    --------------
           FINANCE -- 8.5%
42,000     Bear Stearns Companies, Inc............................................................         656,250
40,000     Boatmen's Bancshares, Inc..............................................................       1,115,000
19,100     Federal National Mortgage Assn.........................................................       1,358,488
60,000     First Tennessee National Corp..........................................................       2,565,000
30,000     Merrill Lynch and Co., Inc.............................................................       1,140,000
71,000     NWNL Companies, Inc....................................................................       1,961,375
                                                                                                    --------------
                                                                                                         8,796,113
                                                                                                    --------------
           TECHNOLOGY -- 8.2%
50,000     Avnet, Inc.............................................................................       1,793,750
23,000     Compaq Computer Corp...................................................................         899,875
20,000     Intel Corp.............................................................................       1,262,500
50,000     Morgan Stanley Group, Inc.
            (Cisco Systems, Inc.-PERQS)...........................................................       1,606,250
18,700     Texas Instruments Inc..................................................................       1,411,850
15,000     Xerox Corp.............................................................................       1,473,750
                                                                                                    --------------
                                                                                                         8,447,975
                                                                                                    --------------
           TRANSPORTATION -- 2.8%
40,000     Atlantic Southeast Airlines, Inc.......................................................         610,000
25,000     British Airways ADR....................................................................       1,503,125
40,000     Consolidated Freightways, Inc..........................................................         775,000
                                                                                                    --------------
                                                                                                         2,888,125
                                                                                                    --------------
           UTILITIES -- 5.4%
37,000     BellSouth Corp.........................................................................       1,919,375
45,000     Entergy Corp...........................................................................       1,012,500
97,000     Niagra Mohawk Power Corp...............................................................       1,345,875
42,000     Sprint Corp............................................................................       1,254,750
                                                                                                    --------------
                                                                                                         5,532,500
                                                                                                    --------------
                 Total Common Stocks
                  (cost $76,189,436)..............................................................      81,181,938
                                                                                                    --------------

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                        PARAGON VALUE EQUITY INCOME FUND
                               NOVEMBER 30, 1994

 SHARES                                          DESCRIPTION                                            VALUE
---------  ---------------------------------------------------------------------------------------  --------------
PREFERRED STOCKS -- 8.0%
15,000     Burlington Northern Inc., Convertible Preferred, 6.25%.................................  $      838,125
20,000     Citicorp, Convertible Preferred, 5.38%.................................................       2,300,000
35,600     Ford Motor Co., Convertible Preferred, 4.20%...........................................       3,137,250
35,500     General Motors Corp., Convertible Preferred, 3.25%.....................................       1,979,125
                                                                                                    --------------
                 Total Preferred Stocks
                  (cost $8,312,936)...............................................................       8,254,500
                                                                                                    --------------

                                                               PRINCIPAL     INTEREST     MATURITY
                                                                AMOUNT         RATE         DATE
                                                             -------------  -----------  ----------
CORPORATE OBLIGATIONS -- 6.7%
Avnet, Inc.................................................  $   1,050,000        6.00%    04/15/12         1,060,500
Healthsouth Rehabilitation.................................      1,000,000        5.00     04/01/01         1,072,500
Hechinger Co...............................................      2,000,000        5.50     04/01/12         1,385,000
Pennzoil Co................................................      2,250,000        6.50     01/15/03         2,477,812
Vencor Inc.................................................        800,000        6.00     10/01/02           889,000
                                                                                                     ----------------
      Total Corporate Obligations (cost $7,076,708)................................................         6,884,812
                                                                                                     ----------------
REPURCHASE AGREEMENTS -- 7.2%
State Street Bank & Trust Company, dated 11/30/94,
 repurchase price $7,446,065 (U.S. Treasury Note:
 $7,910,000, 4.25%, 05/15/96)..............................  $   7,445,000        5.15%    12/01/94         7,445,000
                                                                                                     ----------------
      Total Repurchase Agreements (cost $7,445,000)................................................         7,445,000
                                                                                                     ----------------
      Total Investments (cost $99,024,080**).......................................................  $    103,766,250
                                                                                                     ----------------
                                                                                                     ----------------

Federal Income Tax Information:
Gross unrealized gain for investments in which value exceeds cost.........................................................  $10,243,279
Gross unrealized loss for investments in which cost exceeds
 value........................................................   (5,501,109)
                                                                -----------
Net unrealized gain...........................................  $ 4,742,170
                                                                -----------
                                                                -----------

------------------------
 *  Non-income producing security.

** The cost stated also represents aggregate cost for federal income tax purposes.

ADR -- American Depository Receipt.

PERQS -- Performance Equity-Linked Quarterly-Pay Security.

    The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                         PARAGON GULF SOUTH GROWTH FUND
                               NOVEMBER 30, 1994

 SHARES                                         DESCRIPTION                                            VALUE
---------  --------------------------------------------------------------------------------------  --------------
           COMMON STOCKS -- 85.1%
           BASIC MATERIALS & NATURAL RESOURCES -- 10.2%
  100,000  Albemarle Corp........................................................................  $    1,350,000
   80,000  Clayton Homes Inc.....................................................................       1,380,000
   40,000  Georgia Gulf Corp.*...................................................................       1,420,000
   65,000  Image Industries, Inc.*...............................................................         739,375
   50,000  Nucor Corp............................................................................       2,725,000
   65,000  Shaw Group Inc.*......................................................................         296,563
                                                                                                   --------------
                                                                                                        7,910,938
                                                                                                   --------------
           CAPITAL EQUIPMENT AND SERVICES -- 1.5%
   75,000  Union Switch & Signal, Inc.*..........................................................       1,143,750
                                                                                                   --------------
           CONSUMER CYCLICAL -- 15.7%
  100,000  Autozone Inc.*........................................................................       2,562,500
  100,000  Heilig Meyers Co......................................................................       2,625,000
  135,000  Office Depot Inc.*....................................................................       3,206,250
  100,000  River Oaks Furniture, Inc.*...........................................................       1,450,000
  105,000  Sports & Recreation Inc.*.............................................................       2,388,750
                                                                                                   --------------
                                                                                                       12,232,500
                                                                                                   --------------
           CONSUMER NONCYCLICAL -- 11.8%
   52,000  Coastal Healthcare Group*.............................................................       1,638,000
  150,000  Coventry Corp.*.......................................................................       3,750,000
   75,000  Cracker Barrel Old Country Store......................................................       1,415,625
   20,000  HealthWise of America, Inc.*..........................................................         642,500
   50,000  Isolyser Company, Inc.*...............................................................         850,000
   80,000  Wall Street Deli Inc.*................................................................         880,000
                                                                                                   --------------
                                                                                                        9,176,125
                                                                                                   --------------
           ENERGY -- 6.4%
  100,000  American Oilfield Divers, Inc.*.......................................................         662,500
   45,000  Global Industries Inc.*...............................................................         967,500
  100,000  Input/Output Inc.*....................................................................       1,937,500
   75,000  Landmark Graphics Corp.*..............................................................       1,406,250
                                                                                                   --------------
                                                                                                        4,973,750
                                                                                                   --------------

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                   PARAGON GULF SOUTH GROWTH FUND (CONTINUED)
                               NOVEMBER 30, 1994

 SHARES                                         DESCRIPTION                                            VALUE
---------  --------------------------------------------------------------------------------------  --------------
           COMMON STOCKS (CONTINUED) -- 85.1%
           FINANCE -- 21.1%
  125,000  Coral Gables Fedcorp, Inc.*...........................................................  $    2,125,000
   55,000  First Financial Management Corp.*.....................................................       3,238,125
  100,000  Leader Financial Corp.*...............................................................       2,062,500
  100,000  Medaphis Corp.*.......................................................................       3,925,000
   91,250  Regional Acceptance Corp.*............................................................         958,125
   85,000  Stewart Enterprises, Inc..............................................................       2,018,750
   70,000  United Companies Financial............................................................       2,117,500
                                                                                                   --------------
                                                                                                       16,445,000
                                                                                                   --------------
           TECHNOLOGY -- 7.9%
  125,000  Dallas Semiconductor Corp.*...........................................................       1,765,625
  100,000  SCI Systems Inc.*.....................................................................       1,850,000
  150,000  Tech Data Corp.*......................................................................       2,550,000
                                                                                                   --------------
                                                                                                        6,165,625
                                                                                                   --------------
           TRANSPORTATION -- 3.7%
  120,000  Atlantic Southeast Airlines Inc.......................................................       1,830,000
   75,000  Miller Industries, Inc.*..............................................................       1,087,500
                                                                                                   --------------
                                                                                                        2,917,500
                                                                                                   --------------

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENT OF INVESTMENTS
                   PARAGON GULF SOUTH GROWTH FUND (CONTINUED)
                               NOVEMBER 30, 1994

 SHARES                                         DESCRIPTION                                            VALUE
---------  --------------------------------------------------------------------------------------  --------------
           COMMON STOCKS (CONTINUED) -- 85.1%
           UTILITIES -- 6.8%
  100,000  Communications Central, Inc.*.........................................................  $    1,625,000
  180,000  LDDS Communications, Inc.*............................................................       3,622,500
                                                                                                   --------------
                                                                                                        5,247,500
                                                                                                   --------------
                 Total Common Stocks (cost $54,445,711)..........................................      66,212,688
                                                                                                   --------------

                                                                PRINCIPAL     INTEREST     MATURITY
                                                                 AMOUNT         RATE         DATE
                                                              -------------  -----------  ----------
CORPORATE OBLIGATIONS -- 3.5%
Michaels Stores Inc.........................................  $   1,500,000       4.75%     01/15/03       1,728,750
Mobile Telecommunications Technology Corp...................        550,000       6.75      05/15/02         997,562
                                                                                                      --------------
  Total Corporate Obligations (cost $2,101,437).............                                               2,726,312
                                                                                                      --------------
REPURCHASE AGREEMENTS -- 10.7%
State Street Bank & Trust Company, dated 11/30/94,
 repurchase price $8,341,193 (U.S. Treasury Note:...........  $   8,860,000       4.25%     05/15/96
                                                                  8,340,000       5.15      12/01/94       8,340,000
                                                                                                      --------------
  Total Repurchase Agreements (cost $8,340,000).............                                               8,340,000
                                                                                                      --------------
  Total Investments (cost $64,887,148**)....................                                          $   77,279,000
                                                                                                      --------------
                                                                                                      --------------

Federal income tax information:
Gross unrealized gain for investments in which value exceeds cost.........................................................  $16,327,452
Gross unrealized loss for investments in which cost exceeds
 value........................................................   (3,935,600)
                                                                -----------
Net unrealized gain...........................................  $12,391,852
                                                                -----------
                                                                -----------

------------------------
 * Non-income producing security.

** The cost stated also represents aggregate cost for federal income tax purposes.

    The percentage shown for each investment category reflects the value of investments in that category as a percentage of total net assets.

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                      STATEMENTS OF ASSETS AND LIABILITIES
                               NOVEMBER 30, 1994

                                                    SHORT-TERM    INTERMEDIATE-     LOUISIANA         VALUE        VALUE EQUITY
                                  TREASURY MONEY    GOVERNMENT      TERM BOND        TAX-FREE         GROWTH          INCOME
                                   MARKET FUND         FUND            FUND            FUND            FUND            FUND
                                  --------------  --------------  --------------  --------------  --------------  --------------
ASSETS:
Investments in securities, at
 value (identified cost
 $297,097,583; $147,416,087;
 $310,447,823; $201,025,031;
 $150,343,270; $99,024,080 and
 $64,887,148, respectively).....  $  297,097,583  $  142,741,368  $  292,659,906  $  192,862,287  $  173,455,250  $  103,766,250
Cash............................          76,938           3,931           3,191       1,287,506           5,281           5,213
Receivables:
  Investment securities sold....        --              --             2,049,600         130,000        --              --
  Interest......................         451,030       1,252,104       4,707,355       3,520,718          70,576          99,032
  Dividends.....................        --              --              --              --               532,900         312,813
  Fund shares sold..............        --                24,883          65,814         109,947         106,129           3,324
  Deferred organization
   expenses, net................           1,566             945           1,756             581             518             850
  Other.........................          17,845             956             907             924           2,287             626
                                  --------------  --------------  --------------  --------------  --------------  --------------
    Total assets................     297,644,962     144,024,187     299,488,529     197,911,963     174,172,941     104,188,108
                                  --------------  --------------  --------------  --------------  --------------  --------------
LIABILITIES:
Payables:
  Investment securities
   purchased....................        --              --              --              --              --               355,746
  Fund shares redeemed..........        --               228,125         190,580           8,920          44,338          24,850
  Dividends and distributions...       1,126,998         640,110       1,633,867         701,665         315,830         290,275
  Advisory fees.................          46,449          59,176         122,517          65,418          95,362          56,471
  Administrative fees...........          34,837          17,755          36,755          16,834          22,002          13,032
  Transfer agent fees...........           9,319          20,132          28,034          27,397          41,649          13,526
  Accrued expenses and other
   liabilities..................          62,414          60,371         104,141          67,879          43,907          39,130
                                  --------------  --------------  --------------  --------------  --------------  --------------
    Total liabilities...........       1,280,017       1,025,669       2,115,894         888,113         563,088         793,030
                                  --------------  --------------  --------------  --------------  --------------  --------------
NET ASSETS:
Paid-in capital.................     296,364,625     148,621,639     319,179,737     205,625,756     144,967,163      95,318,294
Accumulated undistributed
 (distributions in excess of)
 net investment income..........             320        --               279,975        --                (3,277)         11,021
Accumulated net realized gain
 (loss) on investment
 transactions...................        --              (948,402)     (4,299,160)       (439,162)      5,533,987       3,323,593
Net unrealized gain (loss) on
 investments....................        --            (4,674,719)    (17,787,917)     (8,162,744)     23,111,980       4,742,170
                                  --------------  --------------  --------------  --------------  --------------  --------------
    Net assets..................  $  296,364,945  $  142,998,518  $  297,372,635  $  197,023,850  $  173,609,853  $  103,395,078
                                  --------------  --------------  --------------  --------------  --------------  --------------
                                  --------------  --------------  --------------  --------------  --------------  --------------
Shares of beneficial interest
 outstanding ($0.01 par value),
 unlimited number of shares
 authorized: Class A Shares.....     296,364,625      14,506,736      31,144,093      19,663,887      12,619,309       8,947,363
                                  --------------  --------------  --------------  --------------  --------------  --------------
                                  --------------  --------------  --------------  --------------  --------------  --------------

                                   GULF SOUTH
                                     GROWTH
                                      FUND
                                  -------------
ASSETS:
Investments in securities, at
 value (identified cost
 $297,097,583; $147,416,087;
 $310,447,823; $201,025,031;
 $150,343,270; $99,024,080 and
 $64,887,148, respectively).....  $  77,279,000
Cash............................          5,663
Receivables:
  Investment securities sold....      2,398,215
  Interest......................         29,760
  Dividends.....................         12,350
  Fund shares sold..............        156,858
  Deferred organization
   expenses, net................          8,897
  Other.........................             75
                                  -------------
    Total assets................     79,890,818
                                  -------------
LIABILITIES:
Payables:
  Investment securities
   purchased....................      1,994,128
  Fund shares redeemed..........         27,403
  Dividends and distributions...       --
  Advisory fees.................         42,704
  Administrative fees...........          9,855
  Transfer agent fees...........         18,310
  Accrued expenses and other
   liabilities..................         27,429
                                  -------------
    Total liabilities...........      2,119,829
                                  -------------
NET ASSETS:
Paid-in capital.................     63,961,183
Accumulated undistributed
 (distributions in excess of)
 net investment income..........       --
Accumulated net realized gain
 (loss) on investment
 transactions...................      1,417,954
Net unrealized gain (loss) on
 investments....................     12,391,852
                                  -------------
    Net assets..................  $  77,770,989
                                  -------------
                                  -------------
Shares of beneficial interest
 outstanding ($0.01 par value),
 unlimited number of shares
 authorized: Class A Shares.....      5,275,190
                                  -------------
                                  -------------

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                STATEMENTS OF ASSETS AND LIABILITIES (CONTINUED)
                               NOVEMBER 30, 1994

                                                    SHORT-TERM    INTERMEDIATE-     LOUISIANA         VALUE        VALUE EQUITY
                                  TREASURY MONEY    GOVERNMENT      TERM BOND        TAX-FREE         GROWTH          INCOME
                                   MARKET FUND         FUND            FUND            FUND            FUND            FUND
                                  --------------  --------------  --------------  --------------  --------------  --------------
Class B Shares..................        --                 4,171          26,178          20,378          30,118           2,661
                                  --------------  --------------  --------------  --------------  --------------  --------------
                                  --------------  --------------  --------------  --------------  --------------  --------------
Class A Shares
Net asset value and redemption
 price per share (net
 assets/shares outstanding).....           $1.00           $9.85           $9.54          $10.01          $13.73          $11.55
Maximum public offering price
 per share (NAV per share --
 1.0471, where applicable)......           $1.00          $10.31           $9.99          $10.48          $14.38          $12.09
                                  --------------  --------------  --------------  --------------  --------------  --------------
                                  --------------  --------------  --------------  --------------  --------------  --------------
Class B Shares
Net asset value and offering
 price per share (net assets/
 shares outstanding)............        --                 $9.85           $9.56          $10.01          $13.70          $11.56
                                  --------------  --------------  --------------  --------------  --------------  --------------
                                  --------------  --------------  --------------  --------------  --------------  --------------
Redemption price per share (NAV
 per share -- 0.950, where
 applicable)....................        --        $         9.36  $         9.08  $         9.51  $        13.02  $        10.98
                                  --------------  --------------  --------------  --------------  --------------  --------------
                                  --------------  --------------  --------------  --------------  --------------  --------------

                                   GULF SOUTH
                                     GROWTH
                                      FUND
                                  -------------
Class B Shares..................         15,758
                                  -------------
                                  -------------
Class A Shares
Net asset value and redemption
 price per share (net
 assets/shares outstanding).....         $14.70
Maximum public offering price
 per share (NAV per share --
 1.0471, where applicable)......         $15.39
                                  -------------
                                  -------------
Class B Shares
Net asset value and offering
 price per share (net assets/
 shares outstanding)............         $14.66
                                  -------------
                                  -------------
Redemption price per share (NAV
 per share -- 0.950, where
 applicable)....................  $       13.93
                                  -------------
                                  -------------

   The accompanying notes are an integral part of these financial statements.

                               PARAGON PORTFOLIO
                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED NOVEMBER 30, 1994

                                   TREASURY       SHORT-TERM
                                 MONEY MARKET     GOVERNMENT
                                     FUND            FUND
                                --------------  --------------
INVESTMENT INCOME:
  Interest....................  $   11,365,910  $    9,083,800
  Dividends (b)...............        --              --
  Other.......................        --                   199
                                --------------  --------------
      Total income............      11,365,910       9,083,999
                                --------------  --------------
EXPENSES:
  Advisory fees...............         564,345         802,652
  Administration fees.........         423,259         240,815
  Transfer agent fees.........          42,061          60,391
  Custodian fees..............          84,201          63,251
  Professional fees...........          41,049          26,682
  Trustee fees................           6,449           4,194
  Registration fees...........           4,612          17,888
  Amortization of deferred
   organization expenses......          17,137           7,910
  Other.......................          18,402          12,236
                                --------------  --------------
      Total expenses..........       1,201,515       1,236,019
  Class B Share distribution
   fees.......................        --                    31
                                --------------  --------------
      Total expenses and Class
       B Share distribution
       fees...................       1,201,515       1,236,050
                                --------------  --------------
  Net investment income
   (loss).....................      10,164,395       7,847,949
                                --------------  --------------
REALIZED AND UNREALIZED GAIN
 (LOSS) ON INVESTMENTS:
  Net realized gain (loss) on
   investment transactions....           4,992        (442,989)
  Net change in unrealized
   gain (loss) on
   investments................        --            (7,178,320)
                                --------------  --------------
  Net realized and unrealized
   gain (loss) on
   investments................           4,992      (7,621,309)
                                --------------  --------------
  Net increase (decrease) in
   net assets resulting from
   operations.................  $   10,169,387  $      226,640
                                --------------  --------------
                                --------------  --------------

------------------------
(a) The Investment Advisor and Administrator waived fees of $202,083 and $101,042, respectively, during the year ended November 30, 1994.
(b) For the Value Growth Fund and the Value Equity Income Fund, amounts are net of $2,900 and $23,392, respectively, in foreign withholding taxes.

   The accompanying notes are an integral part of these financial statements.

                                 INTERMEDIATE-      LOUISIANA          VALUE        VALUE EQUITY     GULF SOUTH
                                   TERM BOND        TAX-FREE          GROWTH           INCOME          GROWTH
                                     FUND           FUND (a)           FUND             FUND            FUND
                                ---------------  ---------------  ---------------  --------------  --------------
INVESTMENT INCOME:
  Interest....................  $    23,638,233  $    11,342,593  $       590,316  $      719,758  $      326,724
  Dividends (b)...............        --               --               3,492,327       2,881,519         174,148
  Other.......................              447              219              209             739              77
                                ---------------  ---------------  ---------------  --------------  --------------
      Total income............       23,638,680       11,342,812        4,082,852       3,602,016         500,949
                                ---------------  ---------------  ---------------  --------------  --------------
EXPENSES:
  Advisory fees...............        1,615,908          808,333        1,154,672         683,343         523,002
  Administration fees.........          484,772          202,083          266,463         157,695         120,693
  Transfer agent fees.........           93,780           90,450          150,091          47,610          86,581
  Custodian fees..............          116,899          105,749           63,251          43,749          37,500
  Professional fees...........           53,364           30,787           26,682          14,367          12,315
  Trustee fees................            8,385            4,837            4,194           2,259           1,935
  Registration fees...........           35,685           21,056           17,674          12,113          10,516
  Amortization of deferred
   organization expenses......           14,208            4,499            4,215           7,741           5,628
  Other.......................           27,415           40,658           15,125           8,170           6,961
                                ---------------  ---------------  ---------------  --------------  --------------
      Total expenses..........        2,450,416        1,308,452        1,702,367         977,047         805,131
  Class B Share distribution
   fees.......................              136              261              369              20             159
                                ---------------  ---------------  ---------------  --------------  --------------
      Total expenses and Class
       B Share distribution
       fees...................        2,450,552        1,308,713        1,702,736         977,067         805,290
                                ---------------  ---------------  ---------------  --------------  --------------
  Net investment income
   (loss).....................       21,188,128       10,034,099        2,380,116       2,624,949        (304,341)
                                ---------------  ---------------  ---------------  --------------  --------------
REALIZED AND UNREALIZED GAIN
 (LOSS) ON INVESTMENTS:
  Net realized gain (loss) on
   investment transactions....       (4,254,181)        (403,188)       5,533,531       3,338,407       1,417,789
  Net change in unrealized
   gain (loss) on
   investments................      (32,996,842)     (15,995,358)     (15,998,469)     (7,781,546)     (6,751,273)
                                ---------------  ---------------  ---------------  --------------  --------------
  Net realized and unrealized
   gain (loss) on
   investments................      (37,251,023)     (16,398,546)     (10,464,938)     (4,443,139)     (5,333,484)
                                ---------------  ---------------  ---------------  --------------  --------------
  Net increase (decrease) in
   net assets resulting from
   operations.................  $   (16,062,895) $    (6,364,447) $    (8,084,822) $   (1,818,190) $   (5,637,825)
                                ---------------  ---------------  ---------------  --------------  --------------
                                ---------------  ---------------  ---------------  --------------  --------------

                               PARAGON PORTFOLIO
                      STATEMENTS OF CHANGES IN NET ASSETS
                      FOR THE YEAR ENDED NOVEMBER 30, 1994

                                    TREASURY         SHORT-TERM
                                  MONEY MARKET       GOVERNMENT
                                      FUND              FUND
                                ----------------  ----------------
INCREASE (DECREASE) IN NET
 ASSETS:
  OPERATIONS:
    Net investment income
     (loss)...................  $     10,164,395  $      7,847,949
    Net realized gain (loss)
     on investment
     transactions.............             4,992          (442,989)
    Net change in unrealized
     gain (loss) on
     investments..............         --               (7,178,320)
                                ----------------  ----------------
    Increase (decrease) in net
     assets resulting from
     operations...............        10,169,387           226,640
                                ----------------  ----------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income
  Class A Shares..............       (10,162,326)       (7,847,743)
  Class B Shares..............         --                     (206)
  In excess of net investment
   income
   Class A Shares.............         --                --
  From net realized gains
  Class A Shares..............           (23,225)        --
  In excess of net realized
   gains
  Class A Shares..............         --                --
                                ----------------  ----------------
      Total distributions to
       shareholders...........       (10,185,551)       (7,847,949)
                                ----------------  ----------------
TRUST SHARE TRANSACTIONS:
  Net proceeds from the sale
   of shares..................       984,598,161        37,944,427
  Reinvestment of dividends
   and distributions..........           180,411           392,469
  Cost of shares redeemed.....      (984,527,520)      (57,707,000)
                                ----------------  ----------------
  Net increase (decrease) in
   net assets from Trust share
   transactions...............           251,052       (19,370,104)
                                ----------------  ----------------
      Total increase
       (decrease).............           234,888       (26,991,413)
                                ----------------  ----------------
NET ASSETS:
  Beginning of year...........       296,130,057       169,989,931
                                ----------------  ----------------
  End of year.................  $    296,364,945  $    142,998,518
                                ----------------  ----------------
                                ----------------  ----------------
ACCUMULATED UNDISTRIBUTED
 (DISTRIBUTIONS IN EXCESS OF)
 NET INVESTMENT INCOME........  $            320  $      --
                                ----------------  ----------------
                                ----------------  ----------------
SUMMARY OF SHARE TRANSACTIONS:
  Class A Shares
  Sold........................       984,598,161         3,731,929
  Issued on reinvestment of
   dividends and
   distributions..............           180,411            38,942
  Redeemed....................      (984,527,520)       (5,709,112)
                                ----------------  ----------------
                                         251,052        (1,938,241)
                                ----------------  ----------------
  Class B Shares
  Sold........................         --                    4,150
  Issued on reinvestment of
   dividends and
   distributions..............         --                       21
  Redeemed....................         --                --
                                ----------------  ----------------
                                       --                    4,171
                                ----------------  ----------------
  Net increase (decrease) in
   shares outstanding.........           251,052        (1,934,070)
                                ----------------  ----------------
                                ----------------  ----------------

   The accompanying notes are an integral part of these financial statements.

                                 INTERMEDIATE-       LOUISIANA           VALUE          VALUE EQUITY      GULF SOUTH
                                   TERM BOND          TAX-FREE           GROWTH            INCOME           GROWTH
                                      FUND              FUND              FUND              FUND             FUND
                                ----------------  ----------------  ----------------  ----------------  --------------
INCREASE (DECREASE) IN NET
 ASSETS:
  OPERATIONS:
    Net investment income
     (loss)...................  $     21,188,128  $     10,034,099  $      2,380,116  $      2,624,949  $     (304,341)
    Net realized gain (loss)
     on investment
     transactions.............        (4,254,181)         (403,188)        5,533,531         3,338,407       1,417,789
    Net change in unrealized
     gain (loss) on
     investments..............       (32,996,842)      (15,995,358)      (15,998,469)       (7,781,546)     (6,751,273)
                                ----------------  ----------------  ----------------  ----------------  --------------
    Increase (decrease) in net
     assets resulting from
     operations...............       (16,062,895)       (6,364,447)       (8,084,822)       (1,818,190)     (5,637,825)
                                ----------------  ----------------  ----------------  ----------------  --------------
DISTRIBUTIONS TO SHAREHOLDERS:
  From net investment income
  Class A Shares..............       (21,186,974)      (10,032,553)       (2,546,306)       (2,973,890)       --
  Class B Shares..............            (1,154)           (1,546)             (752)              (78)       --
  In excess of net investment
   income
   Class A Shares.............         --                --                   (3,277)        --               --
  From net realized gains
  Class A Shares..............        (4,432,431)       (2,114,555)       (8,389,918)       (5,318,242)       (649,788)
  In excess of net realized
   gains
  Class A Shares..............           (44,979)          (35,974)        --                --               --
                                ----------------  ----------------  ----------------  ----------------  --------------
      Total distributions to
       shareholders...........       (25,665,538)      (12,184,628)      (10,940,253)       (8,292,210)       (649,788)
                                ----------------  ----------------  ----------------  ----------------  --------------
TRUST SHARE TRANSACTIONS:
  Net proceeds from the sale
   of shares..................        54,826,753        44,951,435        36,323,019        20,175,920      18,519,488
  Reinvestment of dividends
   and distributions..........         1,726,372         2,652,558         1,878,153           337,716         119,773
  Cost of shares redeemed.....       (58,987,271)      (28,564,772)      (16,706,771)       (9,806,704)     (9,562,871)
                                ----------------  ----------------  ----------------  ----------------  --------------
  Net increase (decrease) in
   net assets from Trust share
   transactions...............        (2,434,146)       19,039,221        21,494,401        10,706,932       9,076,390
                                ----------------  ----------------  ----------------  ----------------  --------------
      Total increase
       (decrease).............       (44,162,579)          490,146         2,469,326           596,532       2,788,777
                                ----------------  ----------------  ----------------  ----------------  --------------
NET ASSETS:
  Beginning of year...........       341,535,214       196,533,704       171,140,527       102,798,546      74,982,212
                                ----------------  ----------------  ----------------  ----------------  --------------
  End of year.................  $    297,372,635  $    197,023,850  $    173,609,853  $    103,395,078  $   77,770,989
                                ----------------  ----------------  ----------------  ----------------  --------------
                                ----------------  ----------------  ----------------  ----------------  --------------
ACCUMULATED UNDISTRIBUTED
 (DISTRIBUTIONS IN EXCESS OF)
 NET INVESTMENT INCOME........  $        279,975  $      --         $         (3,277) $         11,021  $     --
                                ----------------  ----------------  ----------------  ----------------  --------------
                                ----------------  ----------------  ----------------  ----------------  --------------
SUMMARY OF SHARE TRANSACTIONS:
  Class A Shares
  Sold........................         5,310,502         4,228,003         2,439,323         1,661,828       1,146,632
  Issued on reinvestment of
   dividends and
   distributions..............           169,665           250,440           128,595            27,823           7,377
  Redeemed....................        (5,844,772)       (2,741,741)       (1,142,802)         (812,422)       (600,948)
                                ----------------  ----------------  ----------------  ----------------  --------------
                                        (364,605)        1,736,702         1,425,116           877,229         553,061
                                ----------------  ----------------  ----------------  ----------------  --------------
  Class B Shares
  Sold........................            26,061            22,736            30,070             2,653          15,758
  Issued on reinvestment of
   dividends and
   distributions..............               117               117                55                 8        --
  Redeemed....................         --                   (2,475)               (7)        --               --
                                ----------------  ----------------  ----------------  ----------------  --------------
                                          26,178            20,378            30,118             2,661          15,758
                                ----------------  ----------------  ----------------  ----------------  --------------
  Net increase (decrease) in
   shares outstanding.........          (338,427)        1,757,080         1,455,234           879,890         568,819
                                ----------------  ----------------  ----------------  ----------------  --------------
                                ----------------  ----------------  ----------------  ----------------  --------------

                               PARAGON PORTFOLIO
                      STATEMENTS OF CHANGES IN NET ASSETS
                      FOR THE YEAR ENDED NOVEMBER 30, 1993

                                     TREASURY          SHORT-TERM
                                   MONEY MARKET        GOVERNMENT
                                       FUND               FUND
                                ------------------  ----------------
INCREASE (DECREASE) IN NET
 ASSETS:
  OPERATIONS:
    Net investment income
     (loss)...................  $        8,321,905  $      8,032,268
    Net realized gain (loss)
     on investment
     transactions.............             165,940          (165,169)
    Net change in unrealized
     gain on investments......          --                   286,791
                                ------------------  ----------------
      Increase in net assets
       resulting from
       operations.............           8,487,845         8,153,890
                                ------------------  ----------------
DISTRIBUTIONS TO CLASS A
 SHAREHOLDERS FROM:
  Net investment income.......          (8,321,905)       (8,032,268)
  Net realized gains..........            (155,392)        --
                                ------------------  ----------------
                                        (8,477,297)       (8,032,268)
                                ------------------  ----------------
TRUST SHARE TRANSACTIONS:
  Net proceeds from the sale
   of shares..................         981,860,748        80,223,518
  Reinvestment of dividends
   and distributions..........             111,460           464,240
  Cost of shares redeemed.....      (1,019,855,775)      (34,347,598)
                                ------------------  ----------------
  Net increase (decrease) in
   net assets from Trust share
   transactions...............         (37,883,567)       46,340,160
                                ------------------  ----------------
  Total increase (decrease)...         (37,873,019)       46,461,782
NET ASSETS:
  Beginning of year...........         334,003,076       123,528,149
                                ------------------  ----------------
  End of year.................  $      296,130,057  $    169,989,931
                                ------------------  ----------------
                                ------------------  ----------------
UNDISTRIBUTED NET INVESTMENT
 INCOME.......................  $       --          $      --
                                ------------------  ----------------
                                ------------------  ----------------
SUMMARY OF CLASS A SHARE
 TRANSACTIONS:
  Sold........................         981,860,748         7,703,885
  Issued on reinvestment of
   dividends and
   distributions..............             111,460            44,617
  Redeemed....................      (1,019,855,775)       (3,299,207)
                                ------------------  ----------------
  Net increase (decrease) in
   Class A shares
   outstanding................         (37,883,567)        4,449,295
                                ------------------  ----------------
                                ------------------  ----------------

   The accompanying notes are an integral part of these financial statements.

                                 INTERMEDIATE-       LOUISIANA           VALUE          VALUE EQUITY      GULF SOUTH
                                   TERM BOND          TAX-FREE           GROWTH            INCOME           GROWTH
                                      FUND              FUND              FUND              FUND             FUND
                                ----------------  ----------------  ----------------  ----------------  --------------
INCREASE (DECREASE) IN NET
 ASSETS:
  OPERATIONS:
    Net investment income
     (loss)...................  $     20,883,114  $      8,630,870  $      1,874,748  $      2,161,115  $     (136,663)
    Net realized gain (loss)
     on investment
     transactions.............         4,414,902         2,150,543         8,389,918         5,318,243         649,788
    Net change in unrealized
     gain on investments......         5,268,498         4,124,459         4,052,264         1,603,220       5,397,856
                                ----------------  ----------------  ----------------  ----------------  --------------
      Increase in net assets
       resulting from
       operations.............        30,566,514        14,905,872        14,316,930         9,082,578       5,910,981
                                ----------------  ----------------  ----------------  ----------------  --------------
DISTRIBUTIONS TO CLASS A
 SHAREHOLDERS FROM:
  Net investment income.......       (20,603,139)       (8,630,870)       (1,967,883)       (2,091,296)        (18,284)
  Net realized gains..........        (1,572,467)       (1,029,264)       (3,124,703)       (2,708,331)     (1,384,432)
                                ----------------  ----------------  ----------------  ----------------  --------------
                                     (22,175,606)       (9,660,134)       (5,092,586)       (4,799,627)     (1,402,716)
                                ----------------  ----------------  ----------------  ----------------  --------------
TRUST SHARE TRANSACTIONS:
  Net proceeds from the sale
   of shares..................        75,454,959        63,182,593        37,887,681        21,321,478      23,676,487
  Reinvestment of dividends
   and distributions..........         1,120,503         1,892,166           655,744           109,824         154,042
  Cost of shares redeemed.....       (29,115,348)       (9,478,982)      (10,240,850)       (6,052,115)     (9,075,578)
                                ----------------  ----------------  ----------------  ----------------  --------------
  Net increase (decrease) in
   net assets from Trust share
   transactions...............        47,460,114        55,595,777        28,302,575        15,379,187      14,754,951
                                ----------------  ----------------  ----------------  ----------------  --------------
  Total increase (decrease)...        55,851,022        60,841,515        37,526,919        19,662,138      19,263,216
NET ASSETS:
  Beginning of year...........       285,684,192       135,692,189       133,613,608        83,136,408      55,718,996
                                ----------------  ----------------  ----------------  ----------------  --------------
  End of year.................  $    341,535,214  $    196,533,704  $    171,140,527  $    102,798,546  $   74,982,212
                                ----------------  ----------------  ----------------  ----------------  --------------
                                ----------------  ----------------  ----------------  ----------------  --------------
UNDISTRIBUTED NET INVESTMENT
 INCOME.......................  $        279,975  $      --         $        166,942  $        360,040  $     --
                                ----------------  ----------------  ----------------  ----------------  --------------
                                ----------------  ----------------  ----------------  ----------------  --------------
SUMMARY OF CLASS A SHARE
 TRANSACTIONS:
  Sold........................         6,953,681         5,815,176         2,544,235         1,737,842       1,572,226
  Issued on reinvestment of
   dividends and
   distributions..............           103,162           174,284            44,608             8,994          10,189
  Redeemed....................        (2,676,286)         (873,400)         (683,557)         (488,391)       (601,278)
                                ----------------  ----------------  ----------------  ----------------  --------------
  Net increase (decrease) in
   Class A shares
   outstanding................         4,380,557         5,116,060         1,905,286         1,258,445         981,137
                                ----------------  ----------------  ----------------  ----------------  --------------
                                ----------------  ----------------  ----------------  ----------------  --------------

                               PARAGON PORTFOLIO
                           TREASURY MONEY MARKET FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                      INCOME FROM INVESTMENT OPERATIONS
                                                  -----------------------------------------
                                      NET ASSET                NET REALIZED       TOTAL
                                      VALUE AT        NET         GAIN ON      INCOME FROM
                                      BEGINNING   INVESTMENT    INVESTMENT     INVESTMENT
                                      OF PERIOD     INCOME     TRANSACTIONS    OPERATIONS
                                     -----------  -----------  -------------  -------------
For the Years Ended November 30,
  1994 Class A Shares..............   $    1.00    $    0.04     $  --          $    0.04
  1993 Class A Shares..............        1.00         0.03        --               0.03
  1992 Class A Shares..............        1.00         0.04        --               0.04
  1991 Class A Shares..............        1.00         0.06        --               0.06
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............        1.00         0.07        --               0.07

------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period.
(b)  Annualized.

   The accompanying notes are an integral part of these financial statements.

                                         DISTRIBUTIONS TO SHAREHOLDERS FROM
                                     -------------------------------------------
                                                       NET            TOTAL        NET ASSET                     RATIO OF
                                         NET        REALIZED      DISTRIBUTIONS      VALUE                     NET EXPENSES
                                     INVESTMENT      GAIN ON           TO           AT END         TOTAL        TO AVERAGE
                                       INCOME      INVESTMENTS    SHAREHOLDERS     OF PERIOD    RETURN (a)      NET ASSETS
                                     -----------  -------------  ---------------  -----------  -------------  ---------------
For the Years Ended November 30,
  1994 Class A Shares..............   $   (0.04)    $  --           $   (0.04)     $    1.00         3.68%           0.43%
  1993 Class A Shares..............       (0.03)       --               (0.03)          1.00         2.84            0.45
  1992 Class A Shares..............       (0.04)       --               (0.04)          1.00         3.71            0.46
  1991 Class A Shares..............       (0.06)       --               (0.06)          1.00         6.00            0.50
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............       (0.07)       --               (0.07)          1.00         7.91(b)         0.46(b)


                                         RATIO OF
                                      NET INVESTMENT    NET ASSETS
                                          INCOME          AT END
                                        TO AVERAGE       OF PERIOD
                                        NET ASSETS        (000'S)
                                     -----------------  -----------
For the Years Ended November 30,
  1994 Class A Shares..............          3.60%      $   296,365
  1993 Class A Shares..............          2.76           296,130
  1992 Class A Shares..............          3.43           334,003
  1991 Class A Shares..............          5.67           300,539
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............          7.73(b)        236,504

                               PARAGON PORTFOLIO
                           SHORT-TERM GOVERNMENT FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                        INCOME FROM INVESTMENT OPERATIONS
                                                  ---------------------------------------------
                                                                NET REALIZED
                                      NET ASSET                AND UNREALIZED        TOTAL
                                      VALUE AT        NET        GAIN (LOSS)     INCOME (LOSS)
                                      BEGINNING   INVESTMENT    ON INVESTMENT   FROM INVESTMENT
                                      OF PERIOD     INCOME      TRANSACTIONS      OPERATIONS
                                     -----------  -----------  ---------------  ---------------
For the Years Ended November 30,
  1994 Class A Shares..............   $   10.34    $    0.50      $   (0.49)       $    0.01
  1994 Class B Shares (c)..........        9.95         0.05          (0.10)           (0.05)
  1993 Class A Shares..............       10.30         0.56           0.04             0.60
  1992 Class A Shares..............       10.35         0.67          (0.03)            0.64
  1991 Class A Shares..............       10.04         0.74           0.31             1.05
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............       10.00         0.69           0.04             0.73

------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B Shares were taken into account.
(b)  Annualized.
(c)  Class B Share activity commenced on October 19, 1994.

   The accompanying notes are an integral part of these financial statements.

                                         DISTRIBUTIONS TO SHAREHOLDERS FROM
                                     -------------------------------------------
                                                       NET            TOTAL        NET ASSET                    RATIO OF
                                         NET        REALIZED      DISTRIBUTIONS      VALUE                    NET EXPENSES
                                     INVESTMENT      GAIN ON           TO           AT END        TOTAL        TO AVERAGE
                                       INCOME      INVESTMENTS    SHAREHOLDERS     OF PERIOD    RETURN (a)     NET ASSETS
                                     -----------  -------------  ---------------  -----------  ------------  ---------------
For the Years Ended November 30,
  1994 Class A Shares..............   $   (0.50)    $  --           $   (0.50)     $    9.85         0.12%          0.77%
  1994 Class B Shares (c)..........       (0.05)       --               (0.05)          9.85        (0.39)          1.53(b)
  1993 Class A Shares..............       (0.56)       --               (0.56)         10.34         5.91           0.78
  1992 Class A Shares..............       (0.67)       --               (0.69)         10.30         6.29           0.81
  1991 Class A Shares..............       (0.74)       --               (0.74)         10.35        10.90           0.84
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............       (0.69)       --               (0.69)         10.04         7.67           0.84(b)


                                         RATIO OF
                                      NET INVESTMENT                   NET ASSETS
                                          INCOME          PORTFOLIO      AT END
                                        TO AVERAGE        TURNOVER      OF PERIOD
                                        NET ASSETS          RATE         (000'S)
                                     -----------------  -------------  -----------
For the Years Ended November 30,
  1994 Class A Shares..............          4.89%              40%    $   142,958
  1994 Class B Shares (c)..........          4.92(b)            40              41
  1993 Class A Shares..............          5.35               44         169,990
  1992 Class A Shares..............          6.44               22         123,528
  1991 Class A Shares..............          7.34               15          76,921
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............          7.60(b)            33          87,096

                               PARAGON PORTFOLIO
                          INTERMEDIATE-TERM BOND FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                        INCOME FROM INVESTMENT OPERATIONS
                                                  ---------------------------------------------
                                                                NET REALIZED
                                      NET ASSET                AND UNREALIZED        TOTAL
                                      VALUE AT        NET        GAIN (LOSS)     INCOME (LOSS)
                                      BEGINNING   INVESTMENT    ON INVESTMENT   FROM INVESTMENT
                                      OF PERIOD     INCOME      TRANSACTIONS      OPERATIONS
                                     -----------  -----------  ---------------  ---------------
For the Years Ended November 30,
  1994 Class A Shares..............   $   10.84    $    0.66      $   (1.16)       $   (0.50)
  1994 Class B Shares (c)..........        9.74         0.10          (0.18)           (0.08)
  1993 Class A Shares..............       10.53         0.71           0.36             1.07
  1992 Class A Shares..............       10.41         0.76           0.12             0.88
  1991 Class A Shares..............        9.91         0.77           0.50             1.27
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............       10.00         0.71          (0.09)            0.62

------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B shares were taken into account.
(b)  Annualized.
(c)  Class B Share activity commenced on September 28, 1994.

   The accompanying notes are an integral part of these financial statements.

                                        DISTRIBUTIONS TO SHAREHOLDERS FROM
                                     -----------------------------------------
                                                      NET           TOTAL        NET ASSET                    RATIO OF
                                         NET       REALIZED     DISTRIBUTIONS      VALUE                    NET EXPENSES
                                     INVESTMENT     GAIN ON          TO           AT END        TOTAL        TO AVERAGE
                                       INCOME     INVESTMENTS   SHAREHOLDERS     OF PERIOD    RETURN (a)     NET ASSETS
                                     -----------  -----------  ---------------  -----------  ------------  ---------------
For the Years Ended November 30,
  1994 Class A Shares..............   $   (0.66)   $   (0.14)     $   (0.80)     $    9.54        (4.77)%         0.76%
  1994 Class B Shares (c)..........       (0.10)      --              (0.10)          9.56        (0.76)          1.52(b)
  1993 Class A Shares..............       (0.70)       (0.06)         (0.76)         10.84        10.32           0.74
  1992 Class A Shares..............       (0.76)      --              (0.76)         10.53         8.71           0.78
  1991 Class A Shares..............       (0.77)      --              (0.77)         10.41        13.34           0.78
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............       (0.71)      --              (0.71)          9.91         6.59           0.80(b)


                                         RATIO OF
                                      NET INVESTMENT                   NET ASSETS
                                          INCOME          PORTFOLIO      AT END
                                        TO AVERAGE        TURNOVER      OF PERIOD
                                        NET ASSETS          RATE         (000'S)
                                     -----------------  -------------  -----------
For the Years Ended November 30,
  1994 Class A Shares..............          6.56%              38%    $   297,123
  1994 Class B Shares (c)..........          6.38(b)            38             250
  1993 Class A Shares..............          6.46               38         341,535
  1992 Class A Shares..............          7.17               24         285,684
  1991 Class A Shares..............          7.69               15         221,916
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............          7.91(b)            14         165,464

                               PARAGON PORTFOLIO
                            LOUISIANA TAX-FREE FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                          INCOME FROM INVESTMENT OPERATIONS
                                                  -------------------------------------------------
                                                                  NET REALIZED
                                      NET ASSET                  AND UNREALIZED         TOTAL
                                      VALUE AT         NET         GAIN (LOSS)      INCOME (LOSS)
                                      BEGINNING    INVESTMENT     ON INVESTMENT    FROM INVESTMENT
                                      OF PERIOD      INCOME       TRANSACTIONS       OPERATIONS
                                     -----------  -------------  ---------------  -----------------
For the Years Ended November 30,
  1994 Class A Shares..............   $   10.96     $    0.52       $   (0.84)        $   (0.32)
  1994 Class B Shares (c)..........       10.41          0.09           (0.40)            (0.31)
  1993 Class A Shares..............       10.59          0.55            0.45              1.00
  1992 Class A Shares..............       10.38          0.59            0.28              0.87
  1991 Class A Shares..............       10.15          0.60            0.23              0.83
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............       10.00          0.57            0.15              0.72

------------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B Shares were taken into account.
(b)  Annualized.
(c)  Class B Share activity commenced on September 16, 1994.

   The accompanying notes are an integral part of these financial statements.

                                         DISTRIBUTIONS TO SHAREHOLDERS FROM
                                     -------------------------------------------
                                                      NET                          NET ASSET                  RATIO OF
                                        NET        REALIZED          TOTAL           VALUE                  NET EXPENSES
                                     INVESTMENT     GAIN ON     DISTRIBUTIONS TO    AT END       TOTAL       TO AVERAGE
                                       INCOME     INVESTMENTS     SHAREHOLDERS     OF PERIOD   RETURN (a)    NET ASSETS
                                     ----------   -----------   ----------------   ---------   ----------   ------------
For the Years Ended November 30,
  1994 Class A Shares..............    $(0.52)      $(0.11)          $(0.63)        $10.01       (2.97)%       0.65%
  1994 Class B Shares (c)..........     (0.09)       --               (0.09)         10.01       (2.94)        1.41(b)
  1993 Class A Shares..............     (0.55)       (0.08)           (0.63)         10.96        9.65         0.62
  1992 Class A Shares..............     (0.59)       (0.07)           (0.66)         10.59        8.64         0.58
  1991 Class A Shares..............     (0.60)       --               (0.60)         10.38        8.45         0.61
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............     (0.57)       --               (0.57)         10.15        7.48         0.64(b)


                                        RATIO OF                                                RATIO OF
                                     NET INVESTMENT               NET ASSETS    RATIO OF     NET INVESTMENT
                                         INCOME       PORTFOLIO     AT END     EXPENSES TO     INCOME TO
                                       TO AVERAGE     TURNOVER    OF PERIOD    AVERAGE NET    AVERAGE NET
                                       NET ASSETS       RATE       (000'S)       ASSETS          ASSETS
                                     --------------   ---------   ----------   -----------   --------------
For the Years Ended November 30,
  1994 Class A Shares..............      4.97%           24%       $196,820       0.80%          4.82%
  1994 Class B Shares (c)..........      4.45(b)         24             204       1.56(b)        4.30(b)
  1993 Class A Shares..............      5.07            25         196,534       0.78           4.91
  1992 Class A Shares..............      5.70            32         135,692       0.83           5.45
  1991 Class A Shares..............      5.86            35          88,503       0.86           5.61
For the Period December 29, 1989
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............      6.20(b)          5          59,375       0.86(b)        5.98(b)

                               PARAGON PORTFOLIO
                            VALUE EQUITY INCOME FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                        INCOME FROM INVESTMENT OPERATIONS
                                                  ---------------------------------------------
                                                                NET REALIZED
                                      NET ASSET                AND UNREALIZED        TOTAL
                                      VALUE AT        NET        GAIN (LOSS)     INCOME (LOSS)
                                      BEGINNING   INVESTMENT    ON INVESTMENT   FROM INVESTMENT
                                      OF PERIOD     INCOME      TRANSACTIONS      OPERATIONS
                                     -----------  -----------  ---------------  ---------------
For the Years Ended November 30,
  1994 Class A Shares..............   $   12.74    $    0.30      $   (0.54)       $   (0.24)
  1994 Class B Shares (d)..........       12.01         0.04          (0.45)           (0.41)
  1993 Class A Shares..............       12.20         0.28           0.93             1.21
  1992 Class A Shares..............       10.42         0.27           1.76             2.03
  1991 Class A Shares..............        9.00         0.29           1.45             1.74
For the Period December 28, 1994
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............       10.00         0.31          (1.04)           (0.73)

------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B Shares were taken into account.
(b)  Annualized.
(c) Had the Administrator not voluntarily waived a portion of the administration fee, the expense ratio and the ratio of net investment income to average net assets for the year ended November 30, 1991 would have been 1.01% and 3.47% for Class A Shares.
(d)  Class B Share activity commenced on October 3, 1994.

   The accompanying notes are an integral part of these financial statements.

                                        DISTRIBUTIONS TO SHAREHOLDERS FROM
                                     -----------------------------------------
                                                      NET           TOTAL        NET ASSET                    RATIO OF
                                         NET       REALIZED     DISTRIBUTIONS      VALUE                    NET EXPENSES
                                     INVESTMENT     GAIN ON          TO           AT END        TOTAL        TO AVERAGE
                                       INCOME     INVESTMENTS   SHAREHOLDERS     OF PERIOD    RETURN (a)     NET ASSETS
                                     -----------  -----------  ---------------  -----------  ------------  ---------------
For the Years Ended November 30,
  1994 Class A Shares..............   $   (0.34)   $   (0.61)     $   (0.95)     $   11.55        (1.69)%         0.93%
  1994 Class B Shares (d)..........       (0.04)      --              (0.04)         11.56        (3.40)          1.67(b)
  1993 Class A Shares..............       (0.28)       (0.39)         (0.67)         12.74        10.24           0.93
  1992 Class A Shares..............       (0.25)      --              (0.25)         12.20        19.65           0.98
  1991 Class A Shares..............       (0.32)      --              (0.32)         10.42        20.03           0.95(c)
For the Period December 28, 1994
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............       (0.27)      --              (0.27)          9.00        (7.40)          0.99(b)


                                         RATIO OF
                                      NET INVESTMENT                   NET ASSETS
                                          INCOME          PORTFOLIO      AT END
                                        TO AVERAGE        TURNOVER      OF PERIOD
                                        NET ASSETS          RATE         (000'S)
                                     -----------------  -------------  -----------
For the Years Ended November 30,
  1994 Class A Shares..............          2.50%              49%    $   103,364
  1994 Class B Shares (d)..........          1.71(b)            49              31
  1993 Class A Shares..............          2.30               51         102,799
  1992 Class A Shares..............          2.38               36          83,136
  1991 Class A Shares..............          3.53(c)            50          59,854
For the Period December 28, 1994
 (commencement of operations)
 through November 30,
  1990 Class A Shares..............          3.62(b)            56          72,783

                               PARAGON PORTFOLIO
                             GULF SOUTH GROWTH FUND
                              FINANCIAL HIGHLIGHTS
          SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                        INCOME FROM INVESTMENT OPERATIONS
                                                  ---------------------------------------------
                                                                NET REALIZED
                                      NET ASSET       NET      AND UNREALIZED        TOTAL
                                      VALUE AT    INVESTMENT     GAIN (LOSS)     INCOME (LOSS)
                                      BEGINNING     INCOME      ON INVESTMENT   FROM INVESTMENT
                                      OF PERIOD     (LOSS)      TRANSACTIONS      OPERATIONS
                                     -----------  -----------  ---------------  ---------------
For the Years Ending November 30,
  1994 Class A Shares..............   $   15.88    $   (0.06)     $   (0.99)       $   (1.05)
  1994 Class B Shares (c)..........       16.10        (0.01)         (1.43)           (1.44)
  1993 Class A Shares..............       14.89        (0.03)          1.38             1.35
  1992 Class A Shares..............       11.59         0.02           3.29             3.31
For the Period July 1, 1991
 (commencement of operations)
 through November 30,
  1991 Class A Shares..............       10.00         0.02           1.59             1.61

------------------------
(a) Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales charges. Total return would be reduced if a sales charge for Class A Shares or a contingent deferred sales charge for Class B shares were taken into account.
(b)  Annualized.
(c)  Class B Share activity commenced on September 12, 1994.

   The accompanying notes are an integral part of these financial statements.

                                        DISTRIBUTIONS TO SHAREHOLDERS FROM
                                     -----------------------------------------
                                                      NET           TOTAL        NET ASSET                    RATIO OF
                                         NET       REALIZED     DISTRIBUTIONS      VALUE                    NET EXPENSES
                                     INVESTMENT     GAIN ON          TO           AT END        TOTAL        TO AVERAGE
                                       INCOME     INVESTMENTS   SHAREHOLDERS     OF PERIOD    RETURN (a)     NET ASSETS
                                     -----------  -----------  ---------------  -----------  ------------  ---------------
For the Years Ending November 30,
  1994 Class A Shares..............   $  --        $   (0.13)     $   (0.13)     $   14.70        (6.66)%         1.00%
  1994 Class B Shares (c)..........      --           --             --              14.66        (9.08)          1.75(b)
  1993 Class A Shares..............       (0.01)       (0.35)         (0.36)         15.88         9.10           1.01
  1992 Class A Shares..............       (0.01)      --              (0.01)         14.89        28.59           1.00
For the Period July 1, 1991
 (commencement of operations)
 through November 30,
  1991 Class A Shares..............       (0.02)      --              (0.02)         11.59        16.12           1.05(b)


                                         RATIO OF                        NET
                                      NET INVESTMENT                   ASSETS
                                          INCOME         PORTFOLIO     AT END
                                        TO AVERAGE       TURNOVER     OF PERIOD
                                        NET ASSETS         RATE        (000'S)
                                     ----------------  -------------  ---------
For the Years Ending November 30,
  1994 Class A Shares..............        (0.38)%             51%    $  77,540
  1994 Class B Shares (c)..........        (0.90)(b)           51           231
  1993 Class A Shares..............        (0.21)              59        74,982
  1992 Class A Shares..............         0.15               42        55,719
For the Period July 1, 1991
 (commencement of operations)
 through November 30,
  1991 Class A Shares..............         0.31(b)            12        34,546

PARAGON PORTFOLIO
4900 Sears Tower
Chicago, Illinois 60606

INVESTMENT ADVISERS
Premier Investment Advisors, L.L.C.
451 Florida Street
Baton Rouge, Louisiana 70801

Goldman Sachs Asset Management
One New York Plaza
New York, New York 10004

DISTRIBUTOR AND ADMINISTRATOR
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

CUSTODIAN
State Street Bank & Trust Company
225 Franklin Street
Boston, Massachusetts 02110

TRANSFER AGENT
Goldman, Sachs & Co.
4900 Sears Tower
Chicago, Illinois 60606

INDEPENDENT ACCOUNTANTS
Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036

LEGAL COUNSEL
Hale and Dorr
60 State Street
Boston, Massachusetts 02109

PARAGON PORTFOLIO                                                       PA-ANN94

ANNUAL REPORT
NOVEMBER 30, 1994

                                    APPENDIX
                       DESCRIPTION OF SECURITIES RATINGS*

MOODY'S INVESTORS SERVICE, INC.

    Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

    Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than with Aaa securities.

    A: Bonds which are rated A possess many favorable investment attributes and may be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

    Baa: Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

    UNRATED: Where no rating has been assigned or where a rating has been suspended or withdrawn, it may be for reasons unrelated to the quality of the issue.

    Should no rating be assigned, the reason may be one of the following:

    1.  An application for rating was not received or accepted;

    2. The issue or issuer belongs to a group of securities or companies that are not rated as a matter of policy;

    3.  There is a lack of essential data pertaining to the issue or issuer; or

    4. The issue was privately placed, in which case the rating is not published in Moody's publications. Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.

    Moody's applies numerical modifiers, 1, 2, and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

    Moody's ratings for state and municipal and other short-term obligations will be designated Moody's Investment Grade ("MIG"). This distinction is in recognition of the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower are uppermost in importance in short-term borrowing, while various factors of the first importance in long-term borrowing risk are of lesser importance in the short run. Symbols used will be as follows:

    MIG-1 -- Notes bearing this designation are of the best quality enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

    MIG-2 -- Notes bearing this designation are of high quality, with margins of protection ample although no so large as the preceding group.

    MIG-3 -- Notes bearing this designation are of favorable quality with all security elements accounted for, but lacking the undeniable strength of the preceding grades. Market access for refinancing, in particular, is likely to be less well established.

    A short-term rating may also be assigned on an issue having a demand feature. Such ratings will be designated as VMIG to reflect such characteristics as payment upon periodic demand rather than fixed maturity dates and payment relying on external liquidity. Additionally, investors should be alert to the fact that the source of payment may be limited to the external liquidity with no or limited legal recourse to the issuer in the event the demand is not met VMIG-1, VMIG-2 and VMIG-3 ratings carry the same definitions as MIG-1, MIG-2 and MIG-3, respectively.

STANDARD & POOR'S RATINGS GROUP**

    AAA:    Bonds rated  AAA  are highest  grade  debt obligations.  This rating indicates an extremely strong capacity to pay principal and interest.

    AA: Bonds rated AA also qualify as high-quality obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

    A:   Bonds  rated A have  a strong  capacity to pay  principal and interest, although they are more susceptible to the adverse effects of changes in circumstances and economic conditions.

    BBB: Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than in higher rated categories.

    PLUS (+) OR MINUS (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

    UNRATED: Indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

    Municipal notes issued since July 29, 1984 are rated "SP-1", "SP-2", and "SP-3". The designation SP-1 indicates a very strong capacity to pay principal and interest. A "+" is added to those issues determined to possess overwhelming safe characteristics. An SP-2 designation indicates a satisfactory capacity to pay principal and interest while an SP-3 designation indicates speculative capacity to pay principal and interest.

                    DESCRIPTION OF COMMERCIAL PAPER RATINGS

MOODY'S INVESTORS SERVICE, INC.

    P-1: Moody's Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. The designation "Prime-1" or "P-1" indicates the highest quality repayment capacity of the rated issue.

STANDARD & POOR'S RATINGS GROUP

    A-1: Standard & Poor's Commercial Paper ratings are current assessments of the likelihood of timely payment of debts having an original maturity of no more than 365 days. The A-1 designation indicates the degree of safety regarding timely payment is very strong.

------------------------
 * The ratings indicated herein are believed to be the most recent ratings available at the date of this Additional Statement for the securities listed. Ratings are generally given to the securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which will be given to these securities on the date of the Funds' fiscal year end.

** Rates all governmental bodies having $1,000,000 or more of debt outstanding, unless adequate information is not available.

                                      A-2